UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

SCHEDULE 14A
(Rule 14a-101)

___________________

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SeqLL Inc.
(Name of Registrant as Specified in its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check in the appropriate box):

☐	No fee required.
☐	Fee paid previously with preliminary materials.
☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SeqLL Inc.
3 Federal Street
Billerica, MA 01821

June ___, 2023

PROPOSED MERGER TRANSACTION — YOUR VOTE IS VERY IMPORTANT

Dear Stockholders:

The board of directors of SeqLL Inc. (“SeqLL”) has unanimously adopted and approved an Agreement and Plan of Reorganization (the “Merger Agreement”) pursuant to which SeqLL will acquire all of the issued and outstanding membership interests of Lyneer Investments LLC, a Delaware limited liability company (“Lyneer”), through merger transactions, in which (a) Lyneer will merge with Atlantic Merger LLC, a Delaware limited liability company (“Atlantic Merger Sub”) and a wholly-owned subsidiary of Atlantic Acquisition Corp., a Delaware corporation (“Atlantic”), with Lyneer surviving as a 58.45%-owned subsidiary of Atlantic, a 37.40%-owned subsidiary of IDC Technologies Inc, a California corporation (“IDC”), and a 4.15%-owned subsidiary of Lyneer Management Holdings LLC, a Delaware limited liability company (“Lyneer Management,” and together with IDC, the “Lyneer Members” and the Lyneer Members, together with Atlantic, the “Sellers”), and subsequently (b) Lyneer Merger LLC, a Delaware limited liability company and a wholly-owned subsidiary of SeqLL (“SeqLL Merger Sub”), will merge with and into Lyneer, with Lyneer surviving as SeqLL’s wholly-owned direct subsidiary, and SeqLL will make a cash payment to the Lyneer Members in the aggregate amount of $60,000,000 and issue to the Sellers an aggregate of 159,866,898 shares of its common stock in exchange for all of the issued and outstanding membership interests of Lyneer (collectively, the “Merger”). If the issuance of the common stock of SeqLL pursuant to the Merger Agreement is approved by SeqLL’s stockholders and the Merger is completed, Atlantic will be entitled to receive 90,422,454 shares of SeqLL common stock and the Lyneer Members will be entitled to receive an aggregate of 69,444,444 shares of SeqLL common stock as of the effective time of the Merger (the “Effective Time”) (subject to adjustment), which will result in the issuance by SeqLL of an aggregate of 159,866,898 shares of SeqLL common stock, or approximately 95.2% of the outstanding shares of common stock of SeqLL after giving effect to the Merger but without giving effect to any shares of SeqLL common stock to be issued after the date hereof and prior to the completion of the Merger to finance the cash portion of the Merger consideration. As a result, the issuance of SeqLL common stock in the Merger will effect a change of control of SeqLL, as defined in the Nasdaq Stock Market LLC Listing Rule 5635(b).

Pursuant to the Merger Agreement, prior to the closing of the Merger, SeqLL will declare a cash dividend payable to stockholders of record (the “SeqLL Record Holders”) as of the close of business on the fifth business day preceding the date of the closing (the “SeqLL Record Date”) in an amount equal to the amount of SeqLL’s estimated cash and cash equivalents as of the closing date of the Merger, less any amounts withheld for taxes and certain other obligations as of such date. In addition, if the value of the number of outstanding shares of SeqLL common stock on the SeqLL Record Date, based upon the price per share at which the SeqLL common stock is sold (the “Offering Price”) in a proposed public offering or private placement of approximately $75 million of SeqLL common stock to be consummated on or about the closing date of the Merger (the “Capital Raise”), is less than $12 million, then SeqLL will issue to the SeqLL Record Holders as of the SeqLL Record Date as a stock dividend an aggregate number of shares of SeqLL common stock that, when added to such value of the outstanding shares of SeqLL common stock on the SeqLL Record Date, will equal approximately $12 million. Finally, promptly following the closing of the Merger, SeqLL intends to sell to SeqLL Omics, Inc., a newly-formed entity owned primarily by certain of the employees of SeqLL, including the current Chairman of the Board and Chief Executive Officer of SeqLL, the business operations of SeqLL as it exists immediately prior to the closing of the Merger pursuant to the terms of an asset purchase agreement that was entered into concurrently with the Merger Agreement (the “Asset Purchase Agreement”).

SeqLL is sending you the accompanying proxy statement to notify you of a special meeting of stockholders being held to vote on:

(i)     the approval of the issuance of the common stock of SeqLL in the Merger and the change of control of SeqLL that will be effected as a result of such issuance (collectively, the “Merger Proposal”);

(ii)    the approval of the nominees of Atlantic and IDC to the board of directors of SeqLL effective upon the consummation of the Merger and following the increase in the size of our board of directors from four members to seven members (the “Board of Directors Proposal”);

(iii)   the authorization of an amendment to the Amended and Restated Certificate of Incorporation of SeqLL (the “Charter”) to effect a reverse stock split of the SeqLL common stock on a one new common share for up to 30 shares of old common stock basis, at the discretion of the board of directors in connection with the consummation of the Merger (the “Reverse Stock Split Proposal”);

(iv)   the authorization of an amendment to the Charter to change the name of SeqLL following consummation of the Merger to “Atlantic International Corp.” (the “Name Change Proposal”);

(v)    the authorization of an amendment to the Charter to increase the authorized shares of SeqLL common stock from 80,000,000 shares to 300,000,000 shares (the “Authorized Share Proposal”);

(vi)   the approval of the Atlantic International Corp. 2023 Equity Incentive Plan, which will become effective upon consummation of the Merger (the “Equity Plan Proposal”);

(vii)  the approval of the Asset Purchase Agreement and the transactions contemplated thereby (the “Asset Sale Proposal”);

(viii) a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are an insufficient number of votes at the time of such adjournment to approve the other proposals to be voted on at the special meeting (the “Adjournment Proprosal”); and

(ix)   such other related matters and business as may properly come before the special meeting or any adjournments or postponements thereof.

and to ask you to vote at the special meeting in favor of the approval of such proposals.

SeqLL is a Delaware corporation incorporated under the Delaware General Corporation Law and its common stock and warrants trade on the Nasdaq Capital Market under the symbols “SQL” and “SQLLW,” respectively.

For a discussion of risk factors that you should consider in evaluating the Merger Proposal and the other proposals on which you are being asked to vote, see “Risk Factors” beginning on page 17 of the enclosed proxy statement. The market price of SeqLL’s common stock will continue to fluctuate following the date of the stockholder vote on the Merger Proposal and the other proposals on which you are being asked to vote at the special meeting. Consequently, at the time of the stockholder vote, the value of the Merger consideration will not yet be determined. Based on the range of closing prices of SeqLL’s common stock on Nasdaq during the period from May 26, 2023, the last trading day before public announcement of the execution of the Merger Agreement, through June [    ], 2023, the last full trading day before the date of the attached proxy statement, the Merger consideration, including the cash consideration and the shares of SeqLL common stock to be issued to the Sellers in the Merger, represented a value ranging from a low of approximately $[          ] to a high of approximately $[          ].

The affirmative vote of a majority of the votes cast by SeqLL stockholders present, in person or by proxy, at the special meeting is required to approve the Merger Proposal, Board of Directors Proposal and the Equity Plan Proposal and the effectiveness of such proposals is conditioned upon the approval of each of the other proposals, except for the Asset Sale Proposal and the Adjournment Proposal.

The affirmative vote of the registered holders of a majority of the outstanding shares of SeqLL common stock is required to approve the Reverse Stock Split Proposal, the Name Change Proposal and the Authorized Share Proposal. The effectiveness of the Reverse Stock Split Proposal, the Name Change Proposal and the Authorized Share Proposal is conditioned upon the approval of each of the other proposals in the attached proxy statement, except for the Asset Sale Proposal and the Adjournment Proposal.

The affirmative vote of a majority of the votes cast by disinterested SeqLL stockholders present at the special meeting in person or by proxy is required to approve the Asset Sale Proposal. For purposes of voting on the Asset Sale Proposal, the votes of stockholders that would receive, or would be eligible to receive, a material benefit under the Asset Purchase Agreement, including Daniel Jones, SeqLL’s Chairman and Chief Executive Officer, will be excluded. The effectiveness of the Asset Sale Proposal is conditioned upon the approval of each of the other proposals in the attached proxy statement, except for the Adjournment Proposal.

In connection with the execution and delivery of the Merger Agreement, Daniel Jones, the Chairman of the Board and Chief Executive Officer of SeqLL, one other member of the SeqLL board of directors, William C. St. Laurent, one of the founders of SeqLL, and certain members of Mr. St. Laurent’s family (the “Major Stockholders”) entered into a voting agreement (the “Voting Agreement”), a copy of which is attached as Annex D to this proxy statement. Pursuant to the Voting Agreement, the Major Stockholders agreed to vote their shares in favor of each of the proposals described in the accompanying proxy statement other than the Asset Sale Proposal, a proposal with respect to which Mr. Jones is an interested party and, as a result, on which he will abstain from voting. The Major Stockholders own shares of SeqLL common stock that together represent sufficient voting power to approve each of the proposals to be considered at the special meeting (other than the Asset Sale Proposal on which Mr. Jones will abstain from voting). As a result, the approval of each such proposal by the required stockholders is assured.

The special meeting will be held at on June [    ], 2023 at [          ] Eastern Time at the offices of SeqLL Inc., 3 Federal Street, Third Floor, Billerica, MA 01821. Notice of the special meeting and the related proxy statement are enclosed.

The board of directors unanimously recommends that you vote “FOR” the approval of the Merger Proposal, “FOR” the approval of the Board of Directors Proposal, “FOR” the approval of the Reverse Stock Split Proposal, “FOR” the approval of the Name Change Proposal, “FOR” the approval of the Authorized Share Proposal, “FOR” the approval of the Equity Plan Proposal and, if required, “FOR” the approval of the Adjournment Proposal. The board of directors (with Daniel Jones recusing himself) also unanimously recommends that you vote “FOR” the approval of the Asset Sale Proposal.

Whether or not you plan to attend the special meeting, please complete, sign, date, and return the enclosed proxy card as soon as possible to ensure your representation at the special meeting. SeqLL has provided a postage-paid envelope for your convenience. If you plan to attend the special meeting and prefer to vote in person, you may still do so even if you have already returned your proxy card.

If you are a stockholder of record (that is, if your stock is registered with SeqLL in your own name), then you may vote by: (i) signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope; (ii) voting online by following the procedures provided on the proxy card; or (iii) attending the special meeting and voting in person.

If your shares are registered in the name of a broker, bank, dealer or other nominee, then you are the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. You are also invited to attend the special meeting; however, as you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

Thank you in advance for your cooperation and continued support.

Sincerely,
/s/ Daniel Jones
CHIEF EXECUTIVE OFFICER

The accompanying proxy statement is dated June [    ], 2023 and is first being mailed to stockholders on or about June [    ], 2023.

SeqLL Inc.
3 Federal Street
Billerica, MA 01821

___________________

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
JUNE ___, 2023

___________________

To the Stockholders of SeqLL Inc.:

A special meeting of the stockholders of SeqLL Inc. (“SeqLL”), will be held at the offices of SeqLL Inc., 3 Federal Street, Third Floor, Billerica, MA 01821, at [      ] Eastern Time on June [    ], 2023 for the following purposes:

(1)    to consider and vote upon the proposal to approve (i) the issuance of shares of common stock of SeqLL in a transaction pursuant to which SeqLL will acquire all of the issued and outstanding membership interests of Lyneer Investments LLC, a Delaware limited liability company (“Lyneer”), through merger transactions in which (a) Lyneer will merge with Atlantic Merger LLC, a Delaware limited liability company (“Atlantic Merger Sub”) and a wholly-owned subsidiary of Atlantic Acquisition Corp., a Delaware corporation (“Atlantic”), with Lyneer surviving as a 58.45%-owned subsidiary of Atlantic, a 37.40%-owned subsidiary of IDC Technologies Inc., a California corporation (“IDC”), and a 4.15%- owned subsidiary of Lyneer Management Holdings LLC, a Delaware limited liability company (“Lyneer Management,” and together with IDC, the “Lyneer Members” and the Lyneer Members, together with Atlantic, the “Sellers”), and subsequently (b) Lyneer Merger LLC, a Delaware limited liability company and a wholly-owned subsidiary of SeqLL (“SeqLL Merger Sub”), will merge with and into Lyneer, with Lyneer surviving as SeqLL’s wholly-owned direct subsidiary, and SeqLL will make a cash payment to the Lyneer Members in the aggregate amount of $60,000,000 and issue to the Sellers an aggregate of 159,866,898 shares of its common stock in exchange for all of the issued and outstanding membership interests of Lyneer (collectively, the “Merger”) and (ii) the change of control of SeqLL that will be effected as a result of such issuance and related matters (collectively, the “Merger Proposal”), each pursuant to an Agreement and Plan of Reorganization, as amended (the “Merger Agreement”), as more fully described in the attached proxy statement (a copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement) and in particular, under the heading “Proposal I — Merger Proposal” in the accompanying proxy statement;

(2)    to consider and vote upon the proposal to approve the nominees of Atlantic and IDC to the board of directors of SeqLL effective upon the consummation of the Merger, the details of which are contained under the heading “Proposal II — Board of Directors Proposal” in the accompanying proxy statement;

(3)    to consider and vote upon the proposal to authorize, in connection with the consummation of the Merger, an amendment to the Amended and Restated Certificate of Incorporation of SeqLL (the “Charter”) to effect a reverse stock split of the outstanding common stock on a one new share of common stock for up to 30 old shares of common stock basis, at the discretion of the board of directors in connection with the consummation of the Merger, the details of which are contained under the heading “Proposal III — Reverse Stock Split Proposal” in the accompanying proxy statement;

(4)    to consider and vote upon the proposal to authorize, in connection with the consummation of the Merger, an amendment of the Charter to change the name of SeqLL to “Atlantic International Corp.,” the details of which are contained under the heading “Proposal IV — Name Change Proposal” in the accompanying proxy statement;

(5)    to consider and vote upon a proposed amendment to the Charter to increase the authorized shares of SeqLL common stock from 80,000,000 shares to 300,000,000 shares, the details of which are contained under the heading “Proposal V — Authorized Share Proposal” in the accompanying proxy statement;

(6)    to consider and vote upon the proposal to approve the Atlantic International Corp. 2023 Incentive Equity Plan that will become effective upon consummation of the Merger, the details of which are contained under the heading “Proposal VI — Equity Plan Proposal” in the accompanying proxy statement;

(7)    to consider and vote upon the proposal to approve the asset purchase agreement between SeqLL and SeqLL Omics, Inc. (the “Asset Purchase Agreement”) and the transactions contemplated thereby, the details of which are contained under the heading “Proposal VII — Asset Sale Proposal” in the accompanying proxy statement; and

(8)    to consider and vote upon a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are an insufficient number of votes at the time of such adjournment to approve the other proposals to be voted on at the special meeting, the details of which are contained under the heading “Proposal VIII — Adjournment Proposal” in the accompanying proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS (OTHER THAN THE ASSET SALE PROPOSAL) TO BE VOTED ON AT THE SPECIAL MEETING. THE BOARD OF DIRECTORS (WITH DANIEL JONES RECUSING HIMSELF) ALSO RECOMMENDS THAT YOU VOTE “FOR” THE ASSET SALE PROPOSAL.

The affirmative vote of a majority of the votes cast by SeqLL stockholders present, in person or by proxy, at the special meeting is required to approve the Merger Proposal, the Board of Directors Proposal and the Equity Plan Proposal and the effectiveness of such proposals is conditioned upon the approval of each of the other proposals, except for the Asset Sale Proposal and the Adjournment Proposal.

The affirmative vote of a majority of the outstanding shares of SeqLL common stock is required to approve the Reverse Stock Split Proposal, the Name Change Proposal and the Authorized Share Proposal. The effectiveness of the Reverse Stock Split Proposal, the Name Change Proposal and the Authorized Share Proposal is conditioned upon the approval of each of the other proposals, except for the Asset Sale Proposal and the Adjournment Proposal.

The affirmative vote of not less than a majority of the votes cast by disinterested SeqLL stockholders present at the special meeting in person or by proxy, which excludes from voting on the approval stockholders that would receive, or would be eligible to receive, a material benefit under the Asset Purchase Agreement, including Daniel Jones, SeqLL’s Chairman and Chief Executive Officer, is required to approve the Asset Sale Proposal. The effectiveness of the Asset Sale Proposal is conditioned upon the approval of each of the other proposals, except for the Adjournment Proposal.

In connection with the execution and delivery of the Merger Agreement, Daniel Jones, the Chairman of the Board and Chief Executive Officer of SeqLL, one other member of the SeqLL board of directors, William C. St. Laurent, one of the founders of SeqLL, and certain members of Mr. St. Laurent’s family (the “Major Stockholders”) entered into a voting agreement (the “Voting Agreement”), a copy of which is attached as Annex D to this proxy statement. Pursuant to the Voting Agreement, the Major Stockholders agreed to vote their shares in favor of each of the proposals described in this proxy statement other than the Asset Sale Proposal, a proposal with respect to which Mr. Jones is an interested party and, as a result, on which he will abstain from voting. The Major Stockholders own shares of SeqLL common stock that together represent sufficient voting power to approve each of the proposals to be considered at the special meeting (other than the Asset Sale Proposal, as to which Mr. Jones will abstain from voting). As a result, the approval of each of the proposals, other than the Asset Sale Proposal, is assured.

SeqLL’s shares of common stock are listed on the Nasdaq Capital Market and SeqLL is subject to the Nasdaq Stock Market LLC (“Nasdaq”) listing standards set forth in its Listing Rules. Although SeqLL is not required to obtain stockholder approval under Delaware law in connection with the Merger, it is required under Nasdaq Listing Rule 5635(a)(1) and Nasdaq Listing Rule 5635(b) to seek stockholder approval of the proposed issuance of shares of common stock at the consummation of the Merger.

Nasdaq Listing Rule 5635(a)(1) requires stockholder approval prior to the issuance of securities “in connection with” the acquisition of the stock or assets of another company, where due to the present or potential issuance of shares of common stock (or securities convertible into or exercisable for common shares), other than a public offering for cash, the common shares to be issued (a) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance or (b) is or will be in excess of 20% of the outstanding shares of common stock prior to the issuance. In addition, Listing Rule 5635(b) requires stockholder approval prior to the issuance of securities when such issuance or potential issuance will result in a change of control of a company. Nasdaq may deem a change of control to occur when, as a result of an issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position of the issuer. The total shares proposed to be issued to Atlantic and the Lyneer Members in the Merger will equal approximately 95.2% of SeqLL’s outstanding common stock at the consummation of the Merger without giving effect to any shares of SeqLL common stock to be issued in connection with the Capital Raise.

In addition, under Nasdaq Listing Rule 5635(d), prior stockholder approval is required for the issuance, other than in a public offering, of securities convertible into common shares at a price less than the greater of book or market value of the common shares if the securities are convertible into 20% or more of a company’s common shares. Because the shares of SeqLL common stock will be issued in exchange for all of the membership interests of Lyneer, the deemed issuance price of the common stock may be less than the greater of the book or market value of SeqLL’s common shares immediately before the consummation of the Merger. If the Merger Proposal is approved and the Merger is completed, the issuance of shares of SeqLL common stock will exceed 20% of the shares of SeqLL common stock currently outstanding. Because the issuance price may be below the greater of the book or market value of SeqLL’s common stock immediately prior to the consummation of the Merger, the Nasdaq Listing Rules may require that SeqLL obtain stockholder approval of the issuance of shares of its common stock at the consummation of the Merger. Therefore, SeqLL is requesting stockholder approval for the issuance of common stock under the Nasdaq Listing Rules.

All stockholders are cordially invited to attend the special meeting in person. Whether or not you expect to attend the special meeting, please complete, sign, date and return the enclosed proxy card as soon as possible to ensure your representation at the special meeting. A postage-paid return envelope is enclosed for your convenience. You may vote by: (i) signing your proxy card and mailing it in the enclosed envelope; (ii) voting over the internet by following the procedures provided on the proxy card; or (iii) attending the special meeting and voting in person. Even if you have given your proxy, you may still vote in person if you attend the special meeting. Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to vote at the special meeting, then you must obtain from the record holder a proxy issued in your name.

SeqLL’s board of directors has fixed the close of business on May 26, 2023 as the record date for determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. The list of stockholders entitled to vote at the special meeting will be available for inspection at SeqLL’s principal executive offices, beginning on the earlier of ten days prior to the date of the special meeting or two business days after the date this notice is provided to stockholders and continuing through the special meeting, and any adjournments thereof. The list will also be available for inspection at the special meeting.

Please review the proxy statement accompanying this notice for more complete information regarding the Merger, the Merger Agreement and the other matters to be considered at the special meeting. Please read the accompanying proxy statement and its annexes carefully and in their entirety.

[ ], 2023	BY ORDER OF THE BOARD OF DIRECTORS

Daniel Jones, Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE [ ], 2023.

i

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following are some questions that you, as a stockholder of SeqLL, may have regarding the special meeting and the matters to be considered at the special meeting, as well as brief answers to those questions. You are urged to carefully read this proxy statement and its annexes in their entirety because this section may not provide all of the information that is important to you with respect to the matters to be considered at the special meeting. Additional important information is contained in the annexes to this proxy statement. See “Where You Can Find More Information.”

Q:     Why am I receiving this proxy statement?

A:     SeqLL has entered into the Merger Agreement with Atlantic Merger Sub, SeqLL Merger Sub, Lyneer and the Sellers pursuant to which Atlantic Merger Sub will initially be merged into Lyneer and SeqLL Merger Sub will then be merged into Lyneer, with Lyneer continuing as the surviving entity and as a wholly-owned subsidiary of SeqLL, and SeqLL will pay $60 million in cash and issue shares of its common stock in exchange for all of the issued and outstanding membership interests of Lyneer (the “Merger”). A copy of the Merger Agreement is attached to this proxy statement as Annex A. In connection with the consummation of the Merger, (i) SeqLL will sell its existing assets, other than cash and cash equivalents, to SeqLL Omics, Inc., a newly-formed corporation owned by certain current employees and management of SeqLL, including the current Chairman of the Board and Chief Executive Officer of SeqLL, for nominal consideration, (ii) SeqLL will distribute all of its cash and cash equivalents, less certain amounts withheld for taxes and the payment of certain other obligations of SeqLL (the “Cash Distribution”), to the stockholders of SeqLL as of a record date prior to the pricing of the Capital Raise to be determined by SeqLL (the “SeqLL Record Date”), and (iii) if the value of the outstanding SeqLL common stock as of the SeqLL Record Date is less than $12 million, additional shares of SeqLL common stock will be distributed to the holders of such shares of SeqLL common stock on the SeqLL Record Date, so that such holders will have held SeqLL common stock valued at approximately $12 million as of such date (the “Stock Distribution”).

SeqLL is holding a special meeting of stockholders in order to obtain the stockholder approval necessary to approve the Merger and certain matters related thereto. SeqLL’s common stock is listed on the Nasdaq Capital Market and SeqLL is subject to the Nasdaq’s listing standards as set forth in its Listing Rules. Although SeqLL is not required to obtain stockholder approval under Delaware law in connection with the Merger, it is required under Nasdaq Listing Rule 5635(a)(1) and Listing Rule 5635(b) to seek stockholder approval of the issuance of common stock in connection with the Merger. At the special meeting, stockholders will be asked to approve the issuance of common stock to the stockholders of Atlantic and the Lyneer Members in connection with the Merger as contemplated by the Merger Agreement and the change of control of SeqLL that will be effected as a result of such issuance (the Merger Proposal) and certain related matters. In addition, in connection with the consummation of the Merger, SeqLL stockholders will be asked to approve an amendment to the Charter to give effect to the Authorized Share Proposal, the Reverse Stock Split Proposal and the Name Change Proposal and to approve the Board of Directors Proposal and the Equity Plan Proposal.

You are receiving this proxy statement because you have been identified as a stockholder of SeqLL as of the close of business on the record date for the determination of stockholders entitled to notice of the special meeting. This proxy statement contains important information about the Merger Proposal and the related proposals and the special meeting of stockholders. You should read this proxy statement and the information contained in this proxy statement, including its annexes, carefully.

SeqLL encourages you to vote as soon as possible. The enclosed voting materials allow you to vote your shares without attending the special meeting. For more specific information on how to vote, please see the questions and answers below.

Q:     What will happen in the Merger?

A:     If stockholder approval as described in this proxy statement is obtained and all other conditions to the Merger have been satisfied (or, to the extent legally permissible, waived), Atlantic Merger Sub will initially be merged into Lyneer and SeqLL Merger Sub will then be merged into Lyneer, with Lyneer continuing as the surviving entity and as a wholly-owned subsidiary of SeqLL. In connection with such mergers, SeqLL will pay to the Lyneer Members an aggregate of $60 million in cash and issue to the Sellers shares of SeqLL common stock in exchange for all of the issued and outstanding membership interests of Lyneer. Upon the completion of the

Merger, the Sellers will become stockholders of SeqLL, the separate corporate existence of each of Atlantic Merger Sub and SeqLL Merger Sub will cease and Lyneer will continue as the surviving entity in the Merger and will be a wholly-owned subsidiary of SeqLL. In addition, if stockholder approval as described in this proxy statement is obtained and all other conditions to the Merger have been satisfied, (i) the size of the SeqLL board of directors will be increased to seven, (ii) an amendment to the Charter to effect a reverse stock split of the outstanding shares of SeqLL common stock on a one share of common stock for up to 30 old shares of common stock basis will be authorized, (iii) an amendment to the Charter to change the name of SeqLL following consummation of the Merger to “Atlantic International Corp.” will be authorized, (iv) an amendment to the Charter to increase the authorized shares of SeqLL common stock from 80,000,000 shares to 300,000,000 shares will be authorized, (v) the Atlantic International Corp. 2023 Incentive Equity Plan will be approved, effective upon the consummation of the Merger, (vi) the change of control of SeqLL that will be effected as a result of the issuance of SeqLL common stock in the Merger will be authorized and (vii) the sale of SeqLL’s current business operations to SeqLL Omics, Inc. pursuant to the Asset Purchase Agreement will be authorized.

Q:     Why is SeqLL proposing to complete the Merger?

A      SeqLL’s board of directors considered a number of factors in approving the Merger Agreement. Among them, the board of directors considered the relative financial conditions, results of operations and prospects for growth of SeqLL, on the one hand, and of Atlantic and Lyneer, on the other hand, and their respective operational and liquidity challenges and competitive strengths, the skill set of Atlantic’s and Lyneer’s management teams, Atlantic’s access to additional equity capital, and the ability of Atlantic’s management to execute Atlantic’s business plan. See “Proposal I: The Merger Proposal — Reasons for the Merger.”

Q:     What is the value of the Merger consideration?

A:     The Merger consideration consists of $60,000,000 in cash and 159,866,898 shares of SeqLL common stock, which number of shares was determined based on an assumed valuation of Atlantic and Lyneer in the Capital Raise of $138,125,000. However, SeqLL intends to finance the $60 million cash portion of the Merger consideration through the Capital Raise. If the pre-money valuation of Atlantic and Lyneer in the Capital Raise is less than $138,125,000, the number of shares issued in the Merger to the Sellers will be reduced. The SeqLL common shares are traded on the Nasdaq Capital Market. Because SeqLL will issue a fixed number of shares of common stock in exchange for the Lyneer membership interests, the value of the Merger consideration that Atlantic and the Lyneer Members will receive will depend on the price per share of SeqLL common stock at the time the Merger is completed. That price will not be known at the time of the special meeting and may be less or more than the current price or the price at the time of the special meeting. Based on the closing price per share of the SeqLL common stock on the Nasdaq Capital Market of $[            ] on June [    ], 2023, which may be more or less than the price at the closing of the Merger, the aggregate Merger consideration to be received by the Sellers, consisting of $60 million of cash and 159,866,898 shares of SeqLL common stock, is $[            ].

Q:     Do persons involved in the Merger have interests that may conflict with mine as a SeqLL stockholder?

A:     Yes. When considering the recommendations of the board of directors, you should be aware that certain SeqLL directors and executive officers may have interests in the Merger that are different from, or are in addition to, yours. These interests include:

•        Daniel Jones, the Chairman and Chief Executive Officer of SeqLL, is the founder and the majority stockholder of SeqLL Omics, Inc. (“SeqLL Omics”), a recently-formed corporation that entered into the Asset Purchase Agreement with SeqLL to acquire substantially all of the assets, and certain of the liabilities, of SeqLL’s current business operations for nominal consideration following the closing of the Merger, subject to approval of the Asset Sale Proposal;

•        The fact that the current directors and executive officers of SeqLL currently own in the aggregate 2,477,094 outstanding shares of SeqLL common stock, or 17.8% of the outstanding shares of SeqLL common stock, which will entitle them to 17.8% of the Cash Distribution and 17.8% of the Stock Distribution, if made;

•        SeqLL’s nomination of a member to the post-merger company’s board of directors, being David Pfeffer;

•        the continuation of options and other potential benefits as a result of the Merger; and

•        the continued indemnification and directors’ and officers’ insurance coverage of current SeqLL directors and officers following the Merger.

For additional information, see “Proposal I: The Merger Proposal — Interests of Directors, Executive Officers and Major Shareholders in the Merger.”

Q:     Are there any conditions to the closing of the Merger?

A:     Yes. SeqLL, Atlantic and Lyneer are not required to complete the Merger unless a number of conditions are satisfied (or, to the extent permitted by applicable law, waived). These conditions include, but are not limited to, the approval of the Merger Proposal, the Board of Directors Proposal, the Reverse Stock Split Proposal, the Name Change Proposal and the Equity Plan Proposal by SeqLL’s stockholders. For a complete summary of the conditions that must be satisfied (or, to the extent permitted by applicable law, waived) prior to completion of the Merger, see “The Merger Agreement — Conditions to Completion of the Merger” and the full text of the Merger Agreement, which is attached to this proxy statement as Annex A.

Q:     Is the Merger expected to be taxable to SeqLL stockholders?

A:     No. The Merger will not be taxable to the SeqLL stockholders. However, the Cash Distribution to be effected promptly following consummation of the Merger may be taxable to the SeqLL stockholders that receive such distribution. See “Proposal I: The Merger Proposal.”

Q:     When is the Merger expected to be completed?

A:     As of the date of this proxy statement, the parties expect that the Merger will be completed in the third quarter of 2023. However, completion of the Merger is subject to the satisfaction or waiver of the conditions to completion of the Merger, which are summarized below. There can be no assurances as to when, or if, the Merger will occur. If the Merger is not completed on or before July 31, 2023, any of SeqLL, Atlantic or Lyneer may terminate the Merger Agreement for any reason or no reason. See “The Merger Agreement — Conditions to Completion of the Merger” and “The Merger Agreement — Termination of the Merger Agreement.”

Q:     How will SeqLL be managed after the closing of the Merger?

A:     SeqLL’s board of directors currently consists of four members, and on closing of the Merger, the number of directors will be increased to seven, with only one of SeqLL’s existing directors continuing on the SeqLL board of directors. In addition, effective upon the closing of the Merger, all of the existing executive officers of SeqLL will resign and the new SeqLL board of directors will appoint certain executive officers of Atlantic as the executive officers of SeqLL. See “Directors and Officers — Directors and Officers Following the Merger” for more information.

Q:     What happens if the Merger is not completed?

A:     If the Merger Proposal is not approved by the stockholders or if the Merger is not completed for any other reason, SeqLL will remain a public company and its common stock will continue to be listed and traded on the Nasdaq Capital Market (assuming SeqLL meets all of Nasdaq’s continued listing standards). In addition, SeqLL’s management expects that the business will be operated in the same manner as it is currently being operated.

Q:     Are any of the proposals conditioned on one another?

A:     The closing of the Merger is conditioned on the approval of each of the proposals presented at the special meeting, except for the Asset Sale Proposal and the Adjournment Proposal. In addition, each of the other proposals (except for the Asset Sale Proposal and the Adjournment Proposal), is conditioned on the approval of all other proposals at the special meeting. It is important to note that in the event that any proposal, other than the Asset Sale Proposal and the Adjournment Proposal, is not approved, then SeqLL cannot consummate the Merger. If the Merger Proposal and the related proposals are approved and the Asset Sale Proposal is not approved, the SeqLL board will continue to wind down the current business operations of SeqLL and will seek other alternatives for disposing of SeqLL’s currently-existing assets.

Q:     Am I entitled to exercise dissenters’ or similar rights under Delaware law as a result of the Merger?

A:     Under Delaware law, SeqLL stockholders will not be entitled to appraisal or dissenters’ rights in connection with the Merger.

Q:     Will the Sellers be able to trade the shares of SeqLL common stock that they receive pursuant to the Merger?

A:     Not immediately. The offer and sale of the shares of SeqLL common stock issued in connection with the Merger will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). As a result, all shares of SeqLL common stock that the Sellers receive in the Merger will be “restricted securities,” as defined in Rule 144 under the Securities Act, and the Sellers may not resell such securities for a period of six months after issuance unless such shares are registered for resale under the Securities Act or an exemption from such registration is available.

Q:     What other proposals are being presented at the special meeting?

A:     Stockholders will be asked to vote on the following proposals:

(i)     to approve the issuance of the common shares in the Merger and the change of control of SeqLL that will be effected as a result of such issuance;

(ii)    to approve the nominees of Atlantic and the Lyneer Members to the SeqLL board of directors effective upon the consummation of the Merger and following the increase in the size of the SeqLL board from four members to seven members;

(iii)   to authorize an amendment to the Charter to effect a reverse stock split of the SeqLL common stock on a one new share of common stock for up to 30 old shares of common stock basis, at the discretion of the board of directors in connection with the consummation of the Merger;

(iv)   to authorize an amendment to the Charter to change the name of SeqLL to “Atlantic International Corp.”;

(v)    to approve an amendment to the Charter to increase the authorized shares of SeqLL common stock from 80,000,000 shares to 300,000,000, the details of which are contained under the heading Proposal V — Authorized Share Proposal” in the accompanying proxy statement;

(vi)   to approve the Atlantic International Corp. 2023 Incentive Equity Plan;

(vii)  to approve the Asset Purchase Agreement and transactions contemplated thereby; and

(viii) to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposals required to effect the consummation of the Merger.

SeqLL is not aware of any other business to be acted upon at the special meeting. If, however, other matters are properly brought before the special meeting, your proxies will have discretion to vote or act on those matters according to their best judgment and they intend to vote the shares as the SeqLL board of directors may recommend.

Q:     When and where is the special meeting?

A:     The special meeting will be held at the offices of SeqLL Inc., 3 Federal Street, Third Floor, Billerica, MA 01821 at [            ] Eastern Time, on June [      ], 2023.

Q:     How does the board of directors recommend that I vote?

A:     SeqLL’s board of directors unanimously recommends that you vote your shares “FOR” each of the proposals to be voted on at the special meeting.

Q:     Who is entitled to vote at the special meeting?

A:     All stockholders of record as of the close of business on May 26, 2023, the record date for the determination of stockholders entitled to vote at the special meeting, are entitled to vote at the special meeting. On that date, 13,886,379 shares of SeqLL common stock were issued and outstanding. However, with respect to the Asset

Sale Proposal, shares held by stockholders that would receive, or would be expected to receive, a material benefit under the Asset Purchase Agreement, including Daniel Jones, SeqLL’s Chairman of the Board and Chief Executive Officer, would not be entitled to vote. On the record date, 13,886,379 shares of SeqLL common stock were issued and outstanding and entitled to vote on the Asset Sale Proposal.

Q:     How many votes do I have?

A:     You are entitled to one vote for each share of common stock of SeqLL that you owned as of the close of business on the record date.

Q:     What vote is required to approve each proposal?

A:     Assuming that a quorum is present, approval of the Merger Proposal, the Board of Directors Proposal and the Equity Plan Proposal each require the affirmative vote of a majority of the votes cast by SeqLL stockholders present at the special meeting in person or by proxy and the effectiveness of such proposals is conditioned upon the approval of each of the other proposals discussed in this proxy statement, other than the Asset Sale Proposal and the Adjournment Proposal.

The Reverse Stock Split Proposal, the Name Change Proposal and the Authorized Stock Proposal must be approved by the affirmative vote of holders of a majority of the outstanding SeqLL common stock in order to become effective, and the effectiveness of the Reverse Stock Split Proposal, the Name Change Proposal and the Authorized Stock Proposal is conditioned upon the approval of each of the other proposals discussed in this proxy statement, other than the Asset Sale Proposal and the Adjournment Proposal.

Assuming that a quorum is present, approval of the Asset Sale Proposal requires the affirmative vote of a majority of the votes cast by disinterested SeqLL stockholders present at the special meeting in person or by proxy, which excludes from voting on the approval stockholders that would receive, or would be eligible to receive, a material benefit under the Asset Purchase Agreement, including Daniel Jones, SeqLL’s Chairman and Chief Executive Officer, and the effectiveness of such proposal is conditioned upon the approval of each of the other proposals discussed in this proxy statement, other than the Adjournment Proposal.

Approval of the Adjournment Proposal requires, whether a quorum is present or not, the affirmative vote of a majority of the shares present in person or represented by proxy at the special meeting casting votes, excluding abstentions and broker non-votes. The Bylaws of SeqLL and the Delaware General Corporation Law also authorize the chairman of the meeting to adjourn the special meeting. With respect the Adjournment Proposal, if you do not submit a proxy or voting instructions or do not vote in person at the meeting, your shares will not be counted in determining the outcome of the proposal. If you “ABSTAIN” from voting on the Adjournment Proposal, your shares will not be deemed to have been cast and will not have an effect on the vote to approve the Adjournment Proposal.

Q:     How will the Company’s directors, executive officers and significant stockholders vote their shares at the  special meeting?

Pursuant to the Voting Agreement, the Major Stockholders controlling the right to vote approximately 50.3% of the total voting power of SeqLL have agreed to cause all of their shares of SeqLL common stock entitled to vote at any meeting of SeqLL stockholders to be present at the special meeting and to vote all such shares in favor of the Merger Proposal, the Board of Directors Proposal, the Equity Plan Proposal, the Reverse Stock Split Proposal, the Name Change Proposal, the Authorized Share Proposal and the Adjournment Proposal. Pursuant to the Voting Agreement, the Major Stockholders have appointed Daniel Jones as their proxy and attorney-in-fact to vote their shares in favor of the Merger Proposal, the Board of Directors Proposal, the Equity Plan Proposal, the Reverse Stock Split Proposal, the Name Change Proposal, the Authorized Share Proposal and the Adjournment Proposal. In his capacity as proxy for the Major Stockholders, Daniel Jones intends to vote in favor of each of these proposals. As a result, the approval of each such proposal is assured. An affirmative vote of the shares of SeqLL common stock that are governed by the Voting Agreement would be sufficient to approve each of these proposals. SeqLL believes that each of its directors will also vote in favor of such proposals. Daniel Jones in his individual capacity and in his capacity as proxy for the Major Stockholders will not vote with respect to the Asset Sale Proposal. SeqLL does not know how any other stockholders intend to vote their shares at the special meeting.

Q:     Can I attend the special meeting? What do I need for admission?

A:     You are entitled to attend the special meeting if you were a stockholder of record or a beneficial owner of SeqLL common stock as of the close of business on May 26, 2023 or you hold a valid legal proxy for the special meeting. If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your being admitted to the special meeting. If you are a beneficial owner of SeqLL common stock, you will need to provide proof of beneficial ownership on the record date in order to be admitted to the special meeting, such as a brokerage account statement showing that you owned common stock of SeqLL as of the record date, a voting instruction form provided by your bank, broker or other nominee, or other similar evidence of ownership as of the record date, including a valid legal proxy from your bank, broker or other nominee. You should also be prepared to present photo identification for admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the special meeting.

Q:     How can I vote my shares in person at the special meeting?

A:     All stockholders, including stockholders of record and stockholders who hold their shares through banks, brokers or other nominees, as of the close of business on the record date are invited to attend the special meeting and vote their shares in person in the manner discussed below.

If your shares are registered directly in your name with SeqLL’s transfer agent, you are considered the stockholder of record with respect to those shares. If you are a stockholder of record as of the close of business on the record date for the determination of stockholders entitled to vote at the special meeting, you have the right to vote your shares in person at the special meeting.

If you choose to do so, you can vote at the special meeting using the written ballot that will be provided at the special meeting or you can complete, sign and date the enclosed proxy card you received with this proxy statement and submit it at the special meeting.

If your shares are held in a stock brokerage account or by a bank, broker or other nominee (that is, in “street name”) rather than directly in your own name with SeqLL’s transfer agent, you are considered a beneficial owner of your shares and this proxy statement is being forwarded to you by your bank, broker or other nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. As the beneficial owner, you may vote your shares in person at the special meeting only if you obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares at the special meeting.

Even if you plan to attend the special meeting, it is recommended that you submit your proxy or voting instructions in advance of the special meeting as described below so that your vote will be counted if you later decide not to attend the special meeting.

Q:     How can I vote my shares without attending the special meeting?

A:     Whether you are a stockholder of record or a beneficial owner, you may direct how your shares are voted without attending the special meeting. If you are a stockholder of record, you may submit a proxy to authorize how your shares are voted at the special meeting. Your proxy can be submitted by mail by completing, signing, and dating the proxy card you received with this proxy statement and then mailing it in the enclosed prepaid envelope. Stockholders of record may also submit a proxy over the Internet or by telephone by following the instructions provided on the proxy card you received with this proxy statement or may vote via facsimile by faxing the proxy card to the fax number provided on your proxy card. If you are a beneficial owner, you must submit voting instructions to your bank, broker or other nominee in order to authorize how your shares are voted at the special meeting. Please follow the instructions provided by your bank, broker or other nominee.

Submitting a proxy or voting instructions will not affect your right to vote in person should you decide to attend the special meeting, although beneficial owners must obtain a “legal proxy” from the bank, broker or other nominee that holds their shares giving them the right to vote the shares at the special meeting in order to vote in person at the special meeting.

Q:     What does it mean if I received more than one set of proxy materials?

A:     If you received more than one set of proxy materials, it means that you hold shares in more than one account. For example, you may own your shares in various forms, including jointly with your spouse, as trustee of a trust, or as custodian for a minor. To ensure that all of your shares are voted, please provide a proxy or voting instructions for each account for which you received proxy materials.

Q:     How will my shares be voted if I do not provide specific voting instructions in the proxy or voting instruction form I submit?

A      If you submit a proxy or voting instructions but do not indicate your specific voting instructions on one or more of the proposals to be presented at the special meeting, your shares will be voted as recommended by SeqLL’s board of directors on those proposals if using the form of proxy included with the proxy materials and as the proxyholders may determine with respect to any other matter properly presented for a vote at the special meeting.

Q:     What is the deadline for voting my shares?

A:     If you are a stockholder of record, your proxy must be received by 5:00 p.m. on June [    ], 2023 in order for your shares to be voted at the special meeting. If you are a beneficial owner, please read the voting instructions provided by your bank, broker or other nominee for information on the deadline for voting your shares.

Q:     What is a quorum?

A:     The presence at the special meeting, in person or by proxy, of the holders of not less than 50% of the outstanding shares entitled to vote at the special meeting constitutes a quorum for the purposes of the special meeting. Abstentions are counted as present for the purpose of determining whether a quorum is present.

Q:     How will abstentions be counted?

A:     Abstentions will not be considered as votes cast. Accordingly, abstentions will have no impact upon the any of the proposals to be voted upon.

Q:     Why is my vote important?

A:     If you do not submit a proxy or voting instruction form or vote in person at the special meeting, it may be more difficult for SeqLL to obtain the necessary quorum to hold the special meeting. If you do not submit a proxy or voting instructions or do not vote in person at the special meeting, your shares will not be counted in determining the outcome of any of the proposals at the special meeting.

Q:     If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me if I do not submit voting instructions?

A:     No. It is not expected that your broker, bank or other nominee will have discretion to vote your shares on any of the matters listed in the notice of special meeting, except in accordance with your specific instructions. Therefore, if you hold your shares in “street name” through a brokerage account and do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee should not vote your common shares on any of the proposals at the special meeting. Please note, however, that if you properly submit voting instructions to your broker, bank or other nominee but do not indicate how you want your shares to be voted, your shares will be voted as recommended by SeqLL’s board of directors on those proposals and as the proxyholders may determine with respect to any other matter properly presented for a vote at the special meeting.

Q:     May I change my vote after I have submitted my proxy or voting instructions?

A:     Yes. If you are a stockholder of record, once you have submitted your proxy by mail, fax or telephone or via the Internet, you may revoke it at any time before it is voted at the special meeting. You may revoke your proxy in any one of three ways:

•        you may grant another proxy marked with a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

•        you may notify SeqLL’s Corporate Secretary in writing that you wish to revoke your proxy before it is voted at the special meeting; or

•        you may vote in person at the special meeting.

Attendance at the special meeting in and of itself, without voting in person at the meeting, will not cause your previously granted proxy to be revoked.

Please note that if you hold your shares in “street name” through a broker, bank or other nominee and you have instructed your broker, bank or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead, you must follow the instructions received from your broker, bank or other nominee to change your vote.

Q:     What happens if I transfer my shares of SeqLL after the record date?

A:     If you transfer your shares after the record date but before the date of the special meeting, you will retain your right to vote at the special meeting (so long as such shares remain outstanding on the date of the special meeting).

Q:     What do I need to do now?

A:     You are urged to read this proxy statement carefully, including its annexes and the documents referred to in this proxy statement, and then mail your completed, dated and signed proxy card or voting instruction form in the enclosed prepaid return envelope as soon as possible, or submit your proxy or voting instruction via the Internet, by telephone or by fax in accordance with the instructions included with this proxy statement and the enclosed proxy card or voting instruction form, so that your shares can be voted at the special meeting.

Q:     Who is paying for this proxy solicitation?

A:     SeqLL will pay the costs of printing and mailing this proxy statement to stockholders and all other costs incurred in connection with the solicitation of proxies for the special meeting. In addition to the mailed proxy materials, SeqLL’s directors, officers and other employees may also solicit proxies or votes in person, in writing, by telephone, e-mail or other means of communication. Directors, officers and other employees will not be paid any additional compensation for soliciting proxies. SeqLL will also reimburse banks, brokers, nominees and other record holders for their reasonable expenses in forwarding proxy materials to beneficial owners of shares.

Q:     Where can I find more information about SeqLL, Atlantic and Lyneer?

A:     More information about SeqLL, Atlantic and Lyneer is available from various sources described under “Where You Can Find More Information.” Additional information about SeqLL may be obtained from its Internet website at www.seqll.com and at the U.S. Securities and Exchange Commission (the “SEC”) website at http://www.sec.gov, and additional information about Atlantic may be obtained from its Internet website at www.atlantic-international.com and about Lyneer may be obtained from its Internet website at www.lyneer.com. SeqLL, Atlantic and Lyneer have included their respective website addresses in this proxy statement only as inactive textual references and do not intend them to be an active link to their respective websites. The contents of these websites, and information accessible through them, are not part of this proxy statement.

Q:     Who can help answer my questions?

A:     If you have any questions or need further assistance in voting your shares, or if you need additional copies of this proxy statement or the proxy card, please contact Investor Relations at SeqLL Inc., 3 Federal Street, Billerica, MA 01821, (781) 460-6016.

SUMMARY

This summary highlights selected information from this proxy statement. It may not contain all of the information that is important to you. You are urged to carefully read the entire proxy statement, including the annexes and the other documents referred to in this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the Merger Proposal, the Merger Agreement, and the other matters being considered at the special meeting. For additional information, see “Where You Can Find More Information” on page 164. Each item in this summary refers to the page of this proxy statement on which that subject is discussed in more detail. Capitalized terms used in this section and not defined herein shall have the meanings ascribed to them in the Merger Agreement.

The Companies (See Page 57)

SeqLL Inc.

SeqLL is a commercial-stage life sciences instrumentation and research services company engaged in the development of scientific assets and novel intellectual property across multiple “omics” fields. It intends to leverage its expertise with True Single Molecule Sequencing (“tSMS”) technology to enable researchers and clinicians to contribute major advancements to scientific research and development by accelerating one’s understanding of the molecular mechanisms of disease and fundamental biological processes. SeqLL believes its proprietary sequencing technology platform has critical advantages over existing Next Generation Sequencing (“NGS”) technologies, particularly for emerging applications in the research and development of biomarker discovery, epigenetics, nucleotide chemistry, forensics, and cell-free nucleic acid analysis. Its mission is to empower researchers with improved genetic tools that enable scientists and physicians to better understand the molecular mechanisms of disease and the underlying biological systems. This knowledge is essential to the continued development of new breakthroughs in genomic medicine that address the critical concerns involved with today’s precision medicine.

SeqLL’s single molecule technology enables researchers to identify and synthesize DNA or RNA strands, irrespective of abundance, in a biological sample and is capable of analyzing billions of molecules in parallel, which positions SeqLL as both competitive and complementary with other NGS platforms. SeqLL believes its technology advantage is a simplified method of quantifying DNA and RNA molecules at single molecule resolution because its platform does not require the routine PCR amplification and ligation steps required during library preparation by most NGS systems, thereby avoiding systematic bias and consequential additional costs. SeqLL’s current sequencing platform offers advantages, such as the ability in certain samples to reveal previously-unknown molecular profiles, by directly detecting single molecules with little to no manipulation of the original sample. Its tSMS platform then generates data that is highly-accurate and creates reproducible molecular profiles, often providing researchers with new insights into the biology being researched. As supported by multiple peer-reviewed research publications, SeqLL’s tSMS technology platform has assisted medical researchers in uncovering potentially significant DNA and RNA biomarkers for the early detection of diseases.

Under the Merger Agreement, it is expected that SeqLL will sell its current business and operations, exclusive of SeqLL’s cash and cash equivalents (which will be distributed after the closing of the Merger to the stockholders of SeqLL as of the close of business on the SeqLL Record Date), to SeqLL Omics, Inc., a newly-formed entity formed by certain existing employees and management of SeqLL, for nominal consideration concurrently with or shortly following the closing of the Merger.

SeqLL’s common stock is listed for trading on the Nasdaq Capital Market under the symbol “SQL” and its warrants are listed for trading on the Nasdaq Capital Market under the symbol “SQLLW.” Its principal executive office is located at 3 Federal Street, Billerica, MA 01821, telephone: (781) 460-6016.

See “Information About SeqLL” and “Management Discussion and Analysis of Financial Condition and Results of Operations for SeqLL” for important business and financial information regarding SeqLL.

SeqLL Merger LLC

SeqLL Merger Sub was formed in the State of Delaware on April 26, 2023 and is a wholly-owned subsidiary of SeqLL. SeqLL Merger Sub was formed solely for the purpose of completing the Merger. SeqLL Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the Merger Agreement and the Merger.

SeqLL Merger Sub is a privately-held limited liability company and its securities do not trade on any marketplace.

Atlantic Acquisition Corp.

Atlantic was formed in Delaware on October 6, 2022 as a special purpose vehicle to acquire control of one or more reporting public companies (a “Pubco”). On December 6, 2022, Atlantic signed a non-binding letter of intent with IDC Technologies, Inc. (“IDC”) to acquire 100% of the equity interests of IDC’s operating subsidiary, Lyneer, through its parent entities in a reverse merger with a Pubco. Atlantic has had no commercial operations other than raising funds in a private placement, organizational activities and negotiating with several entities for the acquisition of control of a Pubco. On February 2, 2023, Atlantic entered into a letter of intent with SeqLL to effect a reverse merger transaction among Atlantic, Atlantic Merger Sub and SeqLL Merger Sub.

The management team of Atlantic, the biographies of whom are set forth herein under the heading “Directors and Executive Officers following the Merger,” has over 150 combined years of specific corporate management and investment banking experience. Atlantic’s management has developed long-standing relationships in the institutional investment arena to raise capital for publicly-listed entities to expand and up-list to a national securities exchange. This has, in turn, created liquidity and significantly higher valuations for these previous companies. Upon the closing of the Merger, the management team of Atlantic will become the management team of SeqLL.

Atlantic Merger LLC

Atlantic Merger Sub was formed in the State of Delaware on April 6, 2023 and is a wholly-owned subsidiary of Atlantic. Atlantic Merger Sub was formed solely for the purpose of completing the Merger. Atlantic  Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the Merger Agreement and the Merger.

Atlantic Merger Sub is a privately-held limited liability company and its securities do not trade on any marketplace.

Lyneer Investments LLC

Lyneer is a national strategic staffing firm servicing the commercial, professional, finance, direct placement, and managed service provider (MSP) verticals. The firm was formed under the principles of honesty, integrity and becoming the preferred outside employer of choice. Lyneer was founded in 1995 and has grown from a regional operation to a national staffing firm with offices and geographic reach across the nation.

Today, Lyneer’s management, based on their knowledge of the industry, believes that Lyneer is one of the most prominent and leading staffing firms in the ever-evolving staffing industry. Lyneer has over 100 total locations and approximately 300 internal employees. Its management also believes Lyneer is an industry leader in permanent, temporary and temp-to-perm placement services in a wide variety of areas, including, but not limited to, accounting & finance, administrative & clerical, hospitality, IT, legal, light industrial and medical fields.  Its deep expertise and extensive experience have helped world-class companies revolutionize their operations, resulting in greater efficiency and streamlined processes. Its comprehensive suite of solutions covers all aspects of workforce management, from recruitment and hiring to time-and-attendance tracking, scheduling, performance management, and predictive analytics. Lyneer takes a personalized approach to each client, working closely with them to understand their unique needs and to develop a tailored roadmap for success. In addition, Lyneer offers a comprehensive range of recruiting services, including temporary and permanent staffing, within the light industrial, administrative, and financial sectors. Its services are designed to meet each client’s specific needs, including payroll services, vendor management services (VMS) and managed service provider (MSP) solutions. Its extensive network of offices and onsite operations provide local support for its clients, while its national presence gives Lyneer the resources to tackle even the most complex staffing needs. With a focus on integrity, transparency and customer service and a commitment to results, over a 25-year period, Lyneer has earned a reputation as one of the premier workforce solutions partners in the United States.

See “Information About Lyneer” and “Management Discussion and Analysis of Financial Condition and Results of Operations for Lyneer” for important business and financial information regarding Lyneer.

The Merger (See Pages 64 and 75)

The Merger Agreement provides for the merger of Atlantic Merger Sub with and into Lyneer, with Lyneer continuing as the surviving entity (the “Atlantic Merger”), and then the merger of SeqLL Merger Sub with and into Lyneer, with Lyneer continuing as the surviving corporation and a wholly-owned subsidiary of SeqLL (the “SeqLL Merger”).

The Merger will be completed and become effective at such time as the certificate of merger for the Atlantic Merger and the certificate of merger for the SeqLL Merger are filed with the Secretary of State of the State of Delaware (or at such time as agreed to among SeqLL, Atlantic and Lyneer and specified in such certificates of merger in accordance with applicable law). Unless another date and time are agreed to by SeqLL, Atlantic and Lyneer, completion of the Merger will occur no earlier than the second business day following the day on which the last of the conditions described under “— Conditions to Completion of the Merger” is satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of such conditions).

As of the date of this proxy statement, the parties expect that the Merger will be completed in the third quarter of 2023. However, completion of the Merger is subject to the satisfaction or waiver of the conditions to completion of the Merger, which are summarized below. There can be no assurances as to when, or if, the Merger will occur. If the Merger is not completed on or before July 31, 2023, any of SeqLL, Atlantic or Lyneer may terminate the Merger Agreement for any reason or no reason. See “— Conditions to Completion of the Merger” and “— Termination of the Merger Agreement.”

A copy of the Merger Agreement is attached as Annex A to this proxy statement. You should read the Merger Agreement carefully because it is the legal document that governs the Merger.

Special Meeting of Stockholders (See Page 60)

Meeting.    The special meeting will be held at [            ], Eastern Time, on June [      ], 2023 at the offices of SeqLL Inc., 3 Federal Street, Third Floor, Billerica, MA 01821 (unless it is adjourned or postponed to a later date). At the special meeting, stockholders will be asked to consider and vote on the Merger Proposal, each of the other five proposals set forth herein and, at the election of the chairman of the special meeting, the Adjournment Proposal. Under the Charter, the business to be conducted at the special meeting will be limited to the proposals set forth in the notice to stockholders provided with this proxy statement.

Record Date; Voting Power.    The record date for the special meeting is May 26, 2023. Only stockholders of record at the close of business on May 26, 2023 will be entitled to receive notice of, and to vote at, the special meeting or any adjournments or postponements thereof. As of the close of business on the record date of May 26, 2023, there were 13,886,379 shares of common stock outstanding and entitled to vote at the special meeting. Each holder of SeqLL common stock is entitled to one vote for each share owned as of the record date. On the record date, the directors, executive officers, and their affiliates collectively held an aggregate of 2,477,094 shares of common stock, or 17.8% of the total outstanding shares of common stock, and it is expected that such persons will vote FOR each of the proposals described in this proxy statement, except that Daniel Jones, SeqLL’s Chairman and Chief Executive Officer, as an interested stockholder in the Asset Sale Proposal, will abstain from voting on the Asset Sale Proposal.

Quorum.    A quorum of stockholders is required to carry on the business of the special meeting. SeqLL’s bylaws provide that the presence at the special meeting, in person or by proxy, of the holders of not less than 50% of the outstanding shares entitled to vote at the special meeting constitutes a quorum for the purposes of the special meeting. Any abstentions will be counted in determining whether a quorum is present at the special meeting. In the event that a quorum is not represented in person or by proxy at the special meeting, the holders of common shares present in person or represented by proxy at the special meeting and entitled to vote thereat, or the chairman of the special meeting, may adjourn the meeting until a quorum is represented in person or by proxy, without notice other than announcement at the meeting. If the adjournment is for more than 30 days, or if after adjournment a new record date is set, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

Required Vote.    The affirmative vote of a majority of the votes cast by SeqLL stockholders present at the special meeting in person or by proxy, is required to approve the Merger Proposal, the Board of Directors Proposal and the Equity Plan Proposal and the effectiveness of such proposals is conditioned upon the approval of each of the other proposals discussed in this proxy statement, except for the Asset Sale Proposal and the Adjournment Proposal.

The affirmative vote of a majority of the outstanding shares of SeqLL common stock is required to approve the Reverse Stock Split Proposal, the Name Change Proposal and the Authorized Share Proposal. The effectiveness of the Reverse Stock Split Proposal, the Name Change Proposal and the Authorized Share Proposal is conditioned upon the approval of each of the other proposals discussed in this proxy statement, except for the Asset Share Proposal and the Adjournment Proposal.

The affirmative vote of not less than a majority of the votes cast by disinterested SeqLL stockholders present at the special meeting in person or by proxy, which excludes stockholders that would receive, or would be eligible to receive, a material benefit under the Asset Purchase Agreement, including Daniel Jones, SeqLL’s Chairman and Chief Executive Officer, is required to approve the Asset Sale Proposal, and the effectiveness of such proposal is conditioned upon the approval of each of the other proposals discussed in this proxy statement, other than the Adjournment Proposal.

The approval of the Adjournment Proposal requires (i) if a quorum exists, that the number of shares voted in favor of Adjournment Proposal are greater than those voted against, or (ii) in the absence of a quorum, the affirmative vote of the holders of a majority of the common shares represented at the special meeting or the decision of the chairman of the meeting to adjourn the special meeting. If you abstain from voting, either in person or by proxy, or do not instruct your broker or other nominee how to vote your shares, your votes will not be deemed to have been cast and will therefore not have an effect on the outcome of the vote on the Adjournment Proposal.

Voting by Directors, Executive Officers and Major Stockholders.    Pursuant to the Voting Agreement, the SeqLL directors and certain other stockholders controlling the right to vote approximately 50.3% of the total voting power of SeqLL have agreed to cause all of their shares of SeqLL common stock entitled to vote at the special meeting and to vote all such shares in favor of the Merger Proposal, the Board of Directors Proposal, the Equity Plan Proposal, the Reverse Stock Split Proposal, the Name Change Proposal, the Authorized Share Proposal and the Adjournment Proposal. Pursuant to the Voting Agreement, such stockholders have appointed Daniel Jones as their proxy and attorney-in-fact to vote their shares in favor of the Merger Proposal, the Board of Directors Proposal, the Equity Plan Proposal, the Reverse Stock Split Proposal, the Name Change Proposal, the Authorized Share Proposal and the Adjournment Proposal. In his capacity as proxy for the Major Stockholders, Daniel Jones intends to vote in favor of each of these proposals. As a result, the approval of each such proposal is assured. Daniel Jones will not have the authority to vote any shares in favor of the Asset Sale Proposal.

Ownership of SeqLL Common Stock After the Merger (See Pages 65 and 162)

Based on the number of shares of common stock of SeqLL outstanding as of the date of this proxy statement and the number of shares of SeqLL common stock to be issued to the Sellers in the Merger, immediately following the completion of Merger, the Sellers are expected to own approximately 92.0% of SeqLL’s outstanding shares of common stock and SeqLL stockholders immediately prior to the Merger are expected to own approximately 8.0% of SeqLL’s outstanding common stock (in each case on a fully-diluted basis but excluding shares reserved under equity plans and excluding any shares of SeqLL common stock issued in the Capital Raise undertaken to finance the cash portion of the Merger consideration).

Interests of Directors and Executive Officers in the Merger (See Page 73)

Certain SeqLL directors and executive officers may have interests in the Merger that are different from, or are in addition to, yours. These interests include:

•        Daniel Jones, the Chairman and Chief Executive Officer of SeqLL, is the founder and the majority stockholder of SeqLL Omics, a recently-formed corporation that entered into the Asset Purchase Agreement with SeqLL to acquire substantially all of the assets, and certain of the liabilities, of SeqLL’s current business operations for nominal consideration following the closing of the Merger, subject to approval of the Asset Sale Proposal;

•        The fact that the current directors and executive officers currently own in the aggregate 2,477,094 outstanding shares of SeqLL common stock, or 17.8% of the outstanding shares of SeqLL common stock, which will entitle them to 17.8% of the Cash Dividend and 17.8% of the Share Distribution, if made;

•        SeqLL’s nomination of one member to the post-merger company’s board of directors, being David Pfeffer;

•        the continuation of options and other potential benefits as a result of the Merger; and

•        the continued indemnification and directors’ and officers’ insurance coverage of current SeqLL directors and officers following the Merger.

No Dissenters’ Rights Available to Stockholders (See Page 74)

Under Delaware law, SeqLL stockholders will not be entitled to appraisal or dissenters’ rights in connection with the Merger.

Conditions to Completion of the Merger (See Page 76)

Mutual Conditions to Completion

The obligation of each of SeqLL, SeqLL Merger Sub, Atlantic, Atlantic Merger Sub and Lyneer to complete the Merger is subject to the fulfillment (or waiver, to the extent permissible under applicable law) of the following conditions, among others:

•        Receipt of all required stockholder approvals;

•        Receipt of all required governmental approvals

•        The continued effectiveness of the registration statement;

•        Proxy statement;

•        No injunctions;

•        Approval of the Nasdaq Listing Application submitted in connection with the Merger and approval of SeqLL’s common stock for continued listing on Nasdaq;

•        Completion of the Capital Raise with gross proceeds of not less than $75 million;

•        Approval of the required proposals by the stockholders of SeqLL at the special meeting of SeqLL stockholders;

•        Compliance by the parties with all material terms, covenants and conditions of the Merger Agreement; and

•        No pending or threatened material third party litigation.

Additional Conditions to Completion for the Benefit of Lyneer

In addition, the obligation of Lyneer to complete the Merger is subject to the satisfaction (or waiver, to the extent permitted by applicable law) of the following conditions; among others:

•        Shares of SeqLL common stock continue to be listed on Nasdaq in compliance with Nasdaq rules and regulations;

•        Truth and accuracy of representations and warranties of SeqLL and Atlantic;

•        Performance of obligations of SeqLL and Atlantic;

•        No SeqLL or Atlantic Material Adverse Effect;

•        SeqLL and Atlantic receipt of third-party consents; and

•        Lyneer receipt of SeqLL and Atlantic officers’ certificates.

Additional Conditions to Completion for the Benefit of Atlantic and Atlantic Merger Sub

In addition, the obligation of Atlantic and Atlantic Merger Sub to complete the Merger is subject to the satisfaction (or waiver, to the extent permitted by applicable law) of the following conditions, among others:

•        Truth and accuracy of representations and warranties of SeqLL and Lyneer;

•        Performance of obligations of SeqLL and Lyneer;

•        No SeqLL or Lyneer Material Adverse Effect;

•        SeqLL and Lyneer receipt of third-party consents;

•        Resignation of SeqLL and Lyneer directors and SeqLL and Lyneer subsidiary directors; and

•        Atlantic receipt of SeqLL and Lyneer officers’ certificates.

Additional Conditions to Completion for the Benefit of SeqLL and SeqLL Merger Sub

In addition, the obligation of SeqLL and SeqLL Merger Sub to complete the Merger is subject to the satisfaction (or waiver, to the extent permitted by applicable law) of the following conditions:

•        Truth and accuracy of representations and warranties of Atlantic and Lyneer;

•        Performance of obligations of Atlantic and Lyneer;

•        No Atlantic or Lyneer Material Adverse Effect;

•        Atlantic and Lyneer receipt of third-party consents;

•        Resignation of Atlantic and Lyneer subsidiary directors; and

•        SeqLL receipt of Atlantic and Lyneer officers’ certificates.

Regulatory Approvals (See Page 74)

The consummation of the Merger is not subject to any regulatory or governmental approvals or filings, other than (i) the filing of certificates of merger for the Atlantic Merger and the Lyneer Merger with the Secretary of State of the State of Delaware and (ii) any required notice or other filings under applicable federal and state securities laws.

No Solicitation of Competing Transactions (See Page 84)

Subject to certain exceptions, each of SeqLL, Atlantic and Lyneer have agreed not to (i) solicit, seek or initiate or knowingly take any action to facilitate or encourage any offers, inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal (as defined in the Merger Agreement); (ii) enter into, continue or otherwise participate or engage in any discussions or negotiations regarding any Acquisition Proposal, or furnish to any person any non-public information or afford any person other than SeqLL, Atlantic or Lyneer, as applicable, access to such party’s property, books or records (except pursuant to a request by a governmental entity) in connection with any offers, inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal; (iii) take any action to make the provisions of any takeover statute inapplicable to any transactions contemplated by an Acquisition Proposal; or (iv) publicly propose to do any of the foregoing described in clauses (i) through (iii).

Termination of the Merger Agreement (See Page 88)

The Merger Agreement may be terminated by any of SeqLL, Atlantic or Lyneer as a result of any breach by any other party of or failure by any other party to perform any representation, warranty, covenant or agreement set forth in the Merger Agreement; provided that prior to any such termination, the terminating party shall have provided the breaching party 30 days’ prior written notice of such breach of or failure to perform the Merger Agreement, and the breaching party shall have failed to cure such breach or failure to perform during such 30-day period. The Merger Agreement may be terminated at any time on or after July 31, 2023 and prior to the completion of the Merger, whether before or after stockholders or any of SeqLL, Atlantic or Lyneer shall have approved the Merger, by any of SeqLL, Atlantic or Lyneer, for any reason whatsoever or no reason, by notification to the other party in writing of such termination.

If the Merger Agreement is validly terminated, the Merger Agreement will terminate (except that the (i) confidentiality, (ii) effect of termination, (iii) fees and expenses and (iv) miscellaneous sections of the Merger Agreement shall survive such termination), and there will be no other liability on the part of either party to the other except as described under “Fees and Expenses.”

Fees and Expenses (See Page 89)

Except as set forth below, all fees and expenses incurred by SeqLL, Atlantic or Lyneer in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated. Atlantic has agreed to pay $50,000 of SeqLL’s expenses with respect to the preparation, printing, filing and mailing of this proxy statement (including any related preliminary materials) and any amendments or supplements thereto, as well as all of SeqLL’s expenses incurred for the preparation and filing of the registration statement to be filed in connection with the Capital Raise and certain transfer taxes.

Material U.S. Federal Income Tax Considerations of the Merger (See Page 74)

It is intended that, for U.S. federal income tax purposes, the Merger will be treated as transaction that qualifies for nonrecognition treatment under Section 351 of the Code. However, no assurance can be provided that the Internal Revenue Service will agree with such characterization of the Merger.

If the Merger qualifies for such intended tax treatment, IDC and Lyneer Management generally will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of their interests in Lyneer for SeqLL common stock in the Merger and Atlantic will generally not recognize any gain or loss for U.S. federal income tax purposes on the exchange of certain of Atlantic’s intangible assets for SeqLL common stock in the Merger. However IDC and Lyneer Management may recognize taxable gain for U.S. federal income tax purposes on any cash received in the Merger. Furthermore, Atlantic will recognize taxable income to the extent of SeqLL common stock it receives as compensation for services.

The discussion of material U.S. federal income tax considerations of the Merger contained in this proxy statement is intended to provide only a general summary and is not a complete analysis or description of all potential U.S. federal income tax considerations of the Merger. The discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address the effects of any non-U.S., state or local tax laws. Atlantic, IDC, and Lyneer management should consult their tax advisors to determine the tax consequences of the Merger to them.

Anticipated Accounting Treatment (See Page 75)

The Merger will be treated by SeqLL as a “reverse merger” under the acquisition method of accounting for business combinations in accordance with accounting principles generally accepted in the United States. For accounting purposes, Lyneer is considered to be acquiring SeqLL in the Merger.

Summary of Risk Factors

Below is a summary of the principal risks related to the proposals discussed in this proxy statement, the Merger and Atlantic’s and Lyneer’s business and industry. You should carefully read this proxy statement and especially consider the factors discussed more fully in “Risk Factors” in connection with your consideration of the Merger, before deciding whether to vote for approval of each of the proposals discussed in this proxy statement. The principal risks related to the proposals in this proxy statement, the Merger and SeqLL and Lyneer’s business and industry that may affect your investment following the Merger include:

•        Failure to complete the Capital Raise and, in turn, the Merger could negatively impact SeqLL’s business, financial condition, results of operations or stock price.

•        SeqLL, Atlantic and Lyneer have incurred and expect to continue to incur substantial transaction-related costs in connection with the Merger.

•        Following the consummation of the Merger, Atlantic’s and Lyneer’s existing stockholders will control SeqLL, and their interests may conflict with yours in the future.

•        Nasdaq may not continue to list SeqLL’s securities on its exchange, and if they do continue to be listed, SeqLL may be unable to satisfy Nasdaq listing requirements in the future, which could limit investors’ ability to effect transactions in its securities and subject it to additional trading restrictions.

•        The expected benefits of the Merger may not be realized.

•        A market for SeqLL’s securities may not be sustained, which would adversely affect the liquidity and price of its securities.

•        Uncertainties associated with the Merger may cause a loss of Atlantic and Lyneer management personnel and other key employees that could adversely affect the future business and operations of Atlantic and Lyneer following the Merger.

•        If SeqLL’s performance following the Merger does not meet market expectations, the price of its securities may decline.

•        SeqLL stockholders will experience immediate dilution due to the issuance of SeqLL common stock upon the closing of the Merger.

•        Directors and officers have discretion in agreeing to changes or waivers to the terms of the Merger Agreement and transactions contemplated thereby, which may result in a conflict of interest when determining whether such changes or waivers are appropriate and in SeqLL’s public stockholders’ best interest.

•        SeqLL may be subject to securities litigation, which is expensive and could divert management attention.

•        Lyneer faces risks associated with litigation and claims.

RISK FACTORS

In addition to the other information included in this proxy statement, including the matters addressed in the section “Cautionary Statement Concerning Forward-Looking Information,” you should carefully consider the following risks before deciding how to vote on the proposals presented at the special meeting. The risk factors related to the Merger Proposal present the material risks directly related to the Merger and the integration of the three companies to the extent presently known. Also included are the material risks associated with each of the businesses of SeqLL, Atlantic and Lyneer presently known, because these risks will also affect SeqLL following the closing of the Merger. The risks below also include forward-looking statements, and actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Concerning Forward-Looking Information” beginning on page 31. The risks and uncertainties described in this proxy statement are not the only ones that SeqLL, Atlantic and Lyneer face. Additional risks and uncertainties not presently known to SeqLL, Atlantic or Lyneer or that SeqLL, Atlantic or Lyneer currently consider immaterial may also impair Atlantic’s or Lyneer’s business operations or the business operations of SeqLL after the Merger. If any of the risks actually occur, the business and financial results of both companies could be harmed or the trading price of SeqLL’s common stock could decline. You should also read and consider the other information in this proxy statement, including the annexes. See “Where You Can Find More Information.”

Risks Related to the Merger Proposal

The Merger is subject to a number of conditions.

The Merger Agreement contains a number of conditions that must be fulfilled (or waived by the parties) to complete the Merger. These include, among other customary conditions, conditions relating to the approval of the Merger Proposal by SeqLL’s stockholders and of the Merger by Lyneer’s stockholders. The required satisfaction (or waiver) of these conditions could delay the completion of the Merger for a significant period of time or prevent it from occurring. Any delay in completing the Merger could cause SeqLL not to realize some or all of the benefits that the parties expect SeqLL to achieve. Further, there can be no assurance that the conditions to the closing of the Merger will be satisfied or waived or that the Merger will be completed.

Failure to complete the Merger could negatively impact SeqLL’s business, financial condition, results of operations or stock price.

Completion of the Merger is conditioned upon the satisfaction of certain closing conditions, including the approval of each of the proposals discussed in this proxy statement, other than the Adjournment Proposal, by SeqLL stockholders. The required conditions to closing may not be satisfied in a timely manner, if at all, or, if permissible, waived. If the Merger is not consummated for these or any other reason, SeqLL’s ongoing business may be adversely affected and will be subject to a number of risks and consequences, including the following:

•        SeqLL will be required to pay the substantial fees and expenses that it incurred related to the Merger, such as legal, accounting, printing and fees and expenses of other professionals retained in connection with the Merger, even if the Merger is not completed and, except in certain circumstances, SeqLL may not be able to recover such fees and expenses from Atlantic or Lyneer;

•        under the Merger Agreement, SeqLL is subject to certain restrictions on the conduct of its business prior to completing the Merger that could adversely affect its ability to realize certain of its business strategies, including its ability to enter into additional acquisitions or other strategic transactions while the Merger is pending;

•        matters relating to the Merger may require substantial commitments of time and resources by SeqLL’s management that could otherwise have been devoted to other opportunities that may have been beneficial to SeqLL;

•        the market price of the SeqLL common stock may decline to the extent that the current market price reflects a market assumption that the Merger will be completed;

•        SeqLL may experience negative reactions to the termination of the Merger from customers, clients, business partners, lenders and employees; and

•        SeqLL would not realize any of the anticipated benefits of having completed the Merger.

In addition, any delay in the consummation of the Merger, or any uncertainty about the consummation of the Merger, may adversely affect SeqLL’s future business, growth, revenue, liquidity and results of operations.

Neither Atlantic nor Lyneer is a publicly-traded company, making it difficult to determine the fair market value of those companies.

The outstanding capital stock of Atlantic and equity interests of Lyneer are privately held and are not currently traded on any public market, which makes it difficult to determine the fair market value of Atlantic and Lyneer. There can be no assurance that the Merger consideration to be paid to the Sellers will not be more than the aggregate value of Atlantic and Lyneer.

SeqLL, Atlantic and Lyneer have incurred and expect to continue to incur substantial transaction-related costs in connection with the Merger.

SeqLL, Atlantic and Lyneer have incurred, and expect to continue to incur, a number of non-recurring transaction-related costs associated with completing the Merger. These fees and costs have been, and will continue to be, substantial. Non-recurring transaction costs include, but are not limited to, fees paid to legal, financial and accounting advisors, filing fees and printing costs. Additional unanticipated costs may be incurred, which may be higher than expected and could have a material adverse effect on the new business’s financial condition and operating results.

The fairness opinion obtained by SeqLL from its independent financial advisor will not reflect subsequent changes.

In connection with the proposed Merger, McKim & Company LLC, the independent financial advisor to the board of directors of SeqLL, delivered to the board of directors an opinion dated May 22, 2023 to the effect that as of that date, and based upon and subject to the various considerations set forth in the opinion, the Merger consideration to be paid by SeqLL pursuant to the Merger Agreement was fair, from a financial point of view, to SeqLL. The opinion does not reflect changes that may occur or that have occurred after the date of the opinion, including changes to the operations and prospects of SeqLL, Atlantic or Lyneer, changes in the market prices of the common stock of SeqLL, changes in general market or economic conditions, or regulatory or other factors. Any such changes, or changes of other factors on which the opinion is based, may materially alter or affect the relative values of SeqLL, Atlantic and Lyneer and the value of the Merger consideration payable to the Sellers.

SeqLL’s ability to use its federal net operating loss carryforwards and certain other tax attributes following the Merger may be limited.

As of March 31, 2023, SeqLL had federal net operating loss carryforwards of approximately $20.2 million. The available net operating loss carryforwards, if not utilized by SeqLL to offset taxable income in subsequent taxable periods, will begin to expire in 2034, except for certain net operating losses which can be carried forward indefinitely. Under the Code and the Treasury Regulations promulgated thereunder, certain ownership changes could limit a corporation’s ability to utilize its net operating loss carryforwards and other tax attributes to offset its federal taxable income in subsequent taxable periods.

An “ownership change” (generally a 50% change in equity ownership over a three-year period) under Section 382 of the Code could limit SeqLL’s ability to utilize its net operating loss carryforwards to offset, post-change, its U.S. federal taxable income. Section 382 of the Code imposes an annual limitation on the amount of post-ownership change federal taxable income a corporation may offset with pre-ownership change net operating loss carryforwards. SeqLL believes that the Merger may cause an ownership change of SeqLL that could limit SeqLL’s ability to utilize its pre-Merger net operating loss carryforwards, and as a result, increase SeqLL’s federal income tax liability in subsequent taxable periods.

Risks Relating to the Merger

SeqLL may not realize the expected benefits of the Merger.

While the existing business of SeqLL is expected to be sold concurrently with the Merger, to be successful after the Merger, SeqLL will need to combine and integrate the assets of Atlantic and the operations of Lyneer. Integration will require substantial management attention and resources and could detract attention and resources from the day-to-day business of SeqLL. SeqLL could encounter difficulties in the integration process, such as:

•        the inability to successfully combine Lyneer’s business and Atlantic’s assets in a manner that permits SeqLL to achieve, on a timely basis, or at all, the anticipated benefits of the Merger;

•        complexities associated with managing the combined businesses, including difficulty addressing possible differences in corporate cultures and management philosophies in a seamless manner that minimizes any adverse impact on customers, clients, employees, lenders, and other constituencies;

•        the loss of key employees, customers, suppliers, vendors and partners;

•        insufficient capital and liquidity to achieve the business plan;

•        the inability of the combined company to meet its cost expectations

•        performance shortfalls as a result of the diversion of management’s attention caused by completing the Merger; and

•        potential unknown liabilities and unforeseen increased expenses or delays associated with the Merger.

If SeqLL cannot integrate Lyneer’s business successfully with the management and assets of Atlantic, as well as its own limited operations, SeqLL may fail to realize the expected benefits of the Merger. In addition, there is no assurance that all of the goals and anticipated benefits of the Merger will be achievable, particularly as the achievement of the benefits are in many important respects subject to factors that none of SeqLL, Atlantic nor Lyneer’s controls. These factors include such things as the reactions of third parties with whom contracts are entered into and with which business is undertaken and the reactions of investors and analysts.

In addition, SeqLL, Atlantic and Lyneer have operated and, until the completion of the Merger, will continue to operate independently. It is possible that the integration process could result in diversion of the attention of each company’s management that could adversely affect each company’s ability to maintain any outside business relationships and SeqLL’s ability to achieve the anticipated benefits of the Merger, or could reduce each company’s operating results or otherwise adversely affect SeqLL business and financial results following the Merger.

A market for SeqLL’s securities may not be sustained, which would adversely affect the liquidity and price of its securities.

Following the Merger, the price of SeqLL’s securities may fluctuate significantly due to the market’s reaction to the Merger and general market and economic conditions. An active trading market for SeqLL’s securities following the Merger may not be sustained.

Future results following the Merger may differ materially from the unaudited pro forma financial information included in this proxy statement.

The unaudited pro forma financial information contained in this proxy statement is presented for purposes of presenting the historical consolidated financial statements of SeqLL with the historical financial statements of Lyneer and Atlantic, as adjusted to give effect to the Merger, and is not necessarily indicative of the financial condition or results of operations of the business following the Merger. The assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition and results of operations following the Merger. Any change in SeqLL’s financial condition or results of operations may cause significant variations in the price of its common shares. See “Unaudited Pro Forma Condensed Combined Financial Statements” for more information.

SeqLL may not realize anticipated growth opportunities.

SeqLL expects that it will realize growth opportunities and other financial and operating benefits as a result of the Merger; however, it cannot predict with certainty if or when these growth opportunities and benefits will occur, or the extent to which they actually will be achieved.

Following the consummation of the Merger, Atlantic’s and Lyneer’s existing stockholders will control SeqLL, and their interests may conflict with yours in the future.

Immediately following the closing of the Merger, Atlantic’s and Lyneer’s existing stockholders will own a majority of the outstanding shares of SeqLL common stock. Each share of SeqLL common stock initially entitles its holders to one vote on all matters presented to stockholders generally. Accordingly, those owners, if voting in the same manner, will be able to control the election and removal of the majority of directors of SeqLL and thereby determine corporate and management policies, including potential mergers or acquisitions, payment of dividends, asset sales, amendment of the articles and by-laws and other significant corporate transactions of SeqLL for so long as they retain significant ownership. This concentration of ownership may delay or deter possible changes in control of SeqLL, which may reduce the value of an investment in the SeqLL common shares. So long as Atlantic’s and Lyneer’s existing stockholders continue to own a significant amount of the combined voting power, even if such amount is less than 50%, they will continue to be able to strongly influence or effectively control decisions of SeqLL.

Nasdaq may not continue to list SeqLL’s securities on its exchange, and if they do continue to be listed, SeqLL may be unable to satisfy Nasdaq listing requirements in the future, which could limit investors’ ability to effect transactions in its securities and subject it to additional trading restrictions.

As a result of the proposed Merger, SeqLL intends to re-apply for listing of its shares and warrants on the Nasdaq Capital Market. While SeqLL will apply to have its shares and warrants listed on Nasdaq upon consummation of the Merger, it must meet Nasdaq’s initial listing requirements. SeqLL may be unable to meet those requirements. Even if its securities are listed on Nasdaq following the Merger, SeqLL may be unable to maintain the listing of its securities in the future.

If SeqLL fails to meet the initial listing requirements and Nasdaq does not list the securities of SeqLL on its exchange, or if SeqLL is delisted, there could be significant material adverse consequences to SeqLL, including:

•        a limited availability of market quotations for SeqLL securities;

•        a limited amount of news and analyst coverage for SeqLL; and

•        a decreased ability to obtain capital or pursue acquisitions by issuing additional equity or convertible securities.

The Merger will result in changes to SeqLL’s board of directors and management that may affect the strategy and operations of the combined company as compared to that of Atlantic and Lyneer as they currently exist.

If the Merger is completed, the composition of SeqLL’s board of directors and management team will change. Upon completion of the Merger, the SeqLL board of directors will be comprised of six members with a seventh director who is expected to have industry experience to be appointed by the board of directors following the closing of the Merger. SeqLL’s board of directors currently consists of four members, and effective on closing of the Merger, all but one of the members of the SeqLL board of directors, David Pfeffer, are anticipated to resign and additional board members designated by Atlantic and Lyneer will be appointed to the SeqLL board of directors.

There is no assurance that the newly-constituted board of directors and new management of SeqLL will function effectively as a team or be able to execute SeqLL’s new business plan and operations to maximize profitability, and that there will not be any adverse effect on SeqLL’s business as a result.

Uncertainties associated with the Merger may cause a loss of Atlantic and Lyneer management personnel and other key employees that could adversely affect the future business and operations of SeqLL following the Merger.

Upon consummation of the Merger, the combined company will be dependent on the experience and industry knowledge of Atlantic and Lyneer officers and other key employees to execute its business plans. SeqLL’s success after the Merger will depend in part upon its ability to retain key management personnel and other key employees of both Atlantic and Lyneer as well as upon the ability of SeqLL’s new management to execute operationally after the Merger. Lyneer’s and, to a lesser extent, Atlantic’s current and prospective employees may experience uncertainty about their roles within SeqLL following the Merger or other concerns regarding its operations following the Merger, any of which may have an adverse effect on SeqLL’s ability to attract or retain key management and other key personnel. Accordingly, no assurance can be given that each of Lyneer and Atlantic will be able to attract or retain key management personnel and other key employees until the Merger is consummated or following the Merger to the same extent that Lyneer and Atlantic have previously been able to attract or retain such employees.

SeqLL will continue to incur substantial costs and obligations as a result of being a public company.

As a publicly-traded company, SeqLL will continue to incur significant legal, accounting and other expenses that neither Atlantic nor Lyneer was required to incur in the recent past. In addition, laws, regulations and standards relating to corporate governance and public disclosure for public companies, including the rules and regulations of the SEC and Nasdaq, have increased the costs and the time that must be devoted to compliance matters. SeqLL expects that the amount of time and requirements to comply with these rules and regulations will continue to increase and that the legal and financial costs that the combined company will incur will increase compared to the costs that SeqLL previously incurred and could lead to a diversion of management time and attention from revenue-generating activities.

Following the Merger, SeqLL may issue additional shares or other equity securities without your approval, which would dilute your ownership interest in SeqLL and may depress the market price of its common shares.

SeqLL may issue additional shares or other equity securities in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or grants without stockholder approval in a number of circumstances.

The issuance of additional shares or other equity securities could have one or more of the following effects:

•        SeqLL’s existing stockholders’ proportionate ownership interest will decrease;

•        the amount of cash available per share, including for payment of dividends in the future, may decrease;

•        the relative voting strength of each previously outstanding share may be diminished; and

•        the market price of SeqLL shares may decline.

If SeqLL’s performance following the Merger does not meet market expectations, the price of its securities may decline.

If SeqLL’s performance following the Merger does not meet market expectations, the price of SeqLL common shares may decline. The market value of SeqLL common stock at the time of the Merger may vary significantly from the price of its common stock on the date the Merger Agreement was executed, the date of this proxy statement, or the date on which its stockholders vote on the Merger. Because the number of shares of SeqLL common stock issued as consideration in the Merger will not be adjusted to reflect any changes in the market price of its common stock, the value of SeqLL common stock issued in the Merger may be higher or lower than the values of its shares on earlier dates.

In addition, following the Merger, fluctuations in the price of SeqLL common stock could contribute to the loss of all or part of your investment. Prior to the Merger, there has not been a public market for the equity interests of Atlantic or Lyneer, and there has been no trading in the equity securities of either company. Accordingly, the valuation ascribed to the equity securities of SeqLL, Atlantic and Lyneer in the Merger may not be indicative of the price that will prevail in the trading market following the Merger. If an active market for the shares of SeqLL common stock continues, the trading price of its shares following the Merger could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond its control. Any of the factors listed below could have a material adverse effect on your investment in SeqLL common stock and its common stock may trade at prices significantly below the price you paid for them.

Factors affecting the trading price of SeqLL common stock following the Merger may include:

•        actual or anticipated fluctuations in SeqLL’s financial results or the financial results of companies perceived to be similar to it;

•        changes in the market’s expectations about its operating results;

•        success of competitors;

•        its operating results failing to meet market expectations in a particular period;

•        changes in financial estimates and recommendations by securities analysts concerning SeqLL or the staffing industry and market in general;

•        operating and share price performance of other companies that investors deem comparable to SeqLL;

•        its ability to market new and enhanced products on a timely basis;

•        changes in laws and regulations affecting its business;

•        commencement of, or involvement in, litigation involving SeqLL;

•        changes in its capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of its shares available for public sale;

•        any significant change in its board or management;

•        sales of substantial amounts of shares by its directors, executive officers or significant stockholders or the perception that such sales could occur; and

•        general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may depress the market price of SeqLL common stock irrespective of its operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of SeqLL’s securities, may not be predictable. A loss of investor confidence in the market for technology, bitcoin mining or sustainability-related stocks or the stocks of other companies that investors perceive to be similar to SeqLL could depress its share price regardless of its business, prospects, financial conditions or results of operations. A decline in the market price of SeqLL common stock also could adversely affect its ability to issue additional securities and its ability to obtain additional financing in the future.

The market price of SeqLL’s common stock may be affected by factors different from those affecting Atlantic’s common stock or Lyneer’s equity securities prior to consummation of the Merger.

SeqLL’s historical business differs from that of Atlantic’s and Lyneer’s. Accordingly, the results of operations of the combined company and the market price of SeqLL’s common stock may be affected by factors different from those that previously affected the independent results of operations and the market price of the common stock of Atlantic and the equity securities of Lyneer.

SeqLL stockholders will experience immediate dilution due to the issuance of SeqLL common stock upon the closing of the Merger.

If SeqLL stockholders approve the Merger Proposal and the other proposals described herein and the parties consummate the Merger, SeqLL is expected to issue an aggregate of 159,866,898 shares of SeqLL common stock upon the closing of the Merger. It is anticipated that, upon completion of the Merger, (i) SeqLL’s existing stockholders, including its executive officers and independent directors, will own approximately 8.0% of the outstanding shares of SeqLL common stock and (ii) the Sellers will own approximately 92.0% of the outstanding shares of SeqLL common stock, in each case without giving effect to the shares of SeqLL common stock to be issued in the Capital Raise to be completed prior to the closing of the Merger. The expected number of shares of SeqLL common stock to be issued by SeqLL is subject to adjustment in accordance with the terms of the Merger Agreement.

Directors and officers have discretion in agreeing to changes or waivers to the terms of the Merger Agreement and the related transactions contemplated thereby, which may result in a conflict of interest when determining whether such changes or waivers are appropriate and in SeqLL’s public stockholders’ best interest.

In the period leading up to the closing of the Merger, events may occur that, pursuant to the Merger Agreement, would require SeqLL to agree to amend the Merger Agreement, to consent to certain actions taken by Atlantic or Lyneer or to waive rights to which SeqLL is entitled to under the Merger Agreement. These events could arise because of changes in Atlantic’s or Lyneer’s business, a request by Atlantic or Lyneer to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on Atlantic’s or Lyneer’s business and would entitle SeqLL to terminate the Merger Agreement. In any of such circumstances, it would be at SeqLL’s discretion, acting through its board of directors, to consent to such a request or action or waive such rights. The existence of the financial and personal interests of the directors described elsewhere in these risk factors may result in a conflict of interest on the part of one or more of the directors between what he or she may believe is best for the public stockholders and what he or she may believe is best for him or herself in determining whether or not to take the requested action or waive its rights. As of the date of this proxy statement, SeqLL does not believe there will be any requests, actions or waivers that its directors and officers would be likely to make after stockholder approval of the Merger Proposal has been obtained. While certain changes could be made without further stockholder approval, SeqLL will circulate a new or amended proxy statement and resolicit its stockholders if changes to the terms of the Merger and other related transactions that would have a material impact on its stockholders are required prior to the vote on the Merger Proposal.

While SeqLL expects that it will sell substantially all of the current operations, including all of its operating assets and most of its liabilities, to SeqLL Omics pursuant to the Asset Purchase Agreement upon the closing of the Merger, there may be certain liabilities that cannot be transferred.

Pursuant to the Asset Purchase Agreement, SeqLL will transfer all of its current operating assets and liabilities, other than its liabilities under an outstanding promissory note in the principal amount of $1,350,000, and its office lease obligations after one year to SeqLL Omics upon the closing of the Merger. However, if it is unable to transfer certain liabilities, such as certain tax liabilities, SeqLL will remain obligated for such liabilities. Depending on the timing of any such claim and the amount of such claim, the Asset Purchase Agreement may not provide adequate remedies for such claims and SeqLL may remain obligated for such liabilities.

Actions taken by SeqLL’s officers and directors to increase the likelihood of approval of the Merger Proposal and the other proposals presented in this proxy statement could have a depressive effect on the price of SeqLL common stock.

At any time prior to the special meeting, during a period when they are not then aware of any material non-public information regarding SeqLL or its securities, SeqLL’s directors, officers and their respective affiliates may enter into agreements to purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Merger Proposal, or enter into transactions with such investors and others to provide them with incentives to acquire common shares or vote their shares in favor of the Merger Proposal. As of the date of this proxy statement, no such arrangement has been made with an existing investor. While the exact nature of any other incentive arrangements that may be entered into in the future has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares owned by such persons for nominal value. The purpose of such purchases and other transactions would be to increase the likelihood that the Merger Proposal is approved. Entering into any such arrangements may have a depressive effect on the price of SeqLL’s common stock. For example, if as a result of these arrangements an investor or holder purchases shares for nominal value, the investor or holder may be more likely to sell such shares immediately following the closing of the Merger for a price below market value.

The ability of SeqLL, Atlantic and Lyneer to successfully effect the Merger and successfully operate the business thereafter will depend largely upon the efforts of certain key personnel, including the key personnel of Atlantic and Lyneer, all of whom SeqLL expects to stay with SeqLL following the Merger. The loss of such key personnel following the Merger could adversely affect the operations and profitability of SeqLL’s business.

The ability of SeqLL, Atlantic and Lyneer to recognize certain benefits of the Merger and successfully operate SeqLL’s business following the Merger will depend upon the efforts of certain key personnel of Atlantic and Lyneer. Although SeqLL, Atlantic and Lyneer expect all of such key personnel to remain with SeqLL following the Merger, the unexpected loss of key personnel may adversely affect the operations and profitability of SeqLL and would require SeqLL to recruit a new leadership team. In addition, SeqLL’s future success depends in part on its ability to identify and retain key personnel to succeed senior management in an expedient matter. Furthermore, while SeqLL has closely scrutinized the skills, abilities and qualifications of the key Atlantic and Lyneer personnel that will be employed by SeqLL, SeqLL’s assessment may not prove to be correct. If such personnel do not possess the skills, qualifications or abilities SeqLL expects or those necessary to manage a public company, the operations and profitability of SeqLL’s business may be negatively impacted.

Following the Merger, SeqLL’s ability to meet expectations and projections in any research or reports published by securities or industry analysts, or a lack of coverage by securities or industry analysts, could result in a depressed market price and limited liquidity for its common stock.

The trading market for SeqLL common stock will be influenced by the research and reports that industry or securities analysts may publish about it, its business, its market, or its competitors. If no securities or industry analysts commence coverage of SeqLL, its share price would likely be less than that which would be obtained if it had such coverage and the liquidity, or trading volume of its shares may be limited, making it more difficult for a stockholder to sell shares at an acceptable price or amount. If any analysts do cover SeqLL, their projections may vary widely and may not accurately predict the results it actually achieves. SeqLL’s share price may decline if its actual results do not match the projections of research analysts covering it. Similarly, if one or more of the analysts who write reports on SeqLL downgrades its shares or publishes inaccurate or unfavorable research about its business, its share price could decline. If one or more of these analysts ceases coverage of SeqLL or fails to publish reports on it regularly, its share price or trading volume could decline.

Subsequent to the consummation of the Merger, SeqLL may be required to take write-downs or write-offs, restructuring and impairment or other charges, including goodwill, that could have a significant negative effect on its financial condition, results of operations and share price, which could cause you to lose some or all of your investment.

Although SeqLL has conducted a due diligence examination of Atlantic and Lyneer and their respective subsidiaries, SeqLL cannot assure you that this examination revealed all material issues that may be present in the business of those companies, or that factors outside of SeqLL’s, Atlantic’s and Lyneer’s control will not later arise. As a result, SeqLL may be forced to later write down or write off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if SeqLL’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with its preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on SeqLL’s liquidity, the fact that it may report charges of this nature could contribute to negative market perceptions about SeqLL or its securities. In addition, charges of this nature may cause SeqLL to be unable to obtain future financing on favorable terms or at all.

SeqLL may be subject to securities litigation, which is expensive and could divert management attention.

Following the Merger, SeqLL’s share price may be volatile and, in the past, companies that have experienced volatility in the market price of their shares have been subject to securities class action litigation. SeqLL may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on its business, financial condition, results of operations and prospects. Any adverse determination in litigation could also subject SeqLL to significant liabilities.

Atlantic’s and Lyneer’s operations may be restricted during the pendency of the Merger pursuant to terms of the Merger Agreement.

Prior to the consummation of the Merger, each of Atlantic and Lyneer is subject to customary interim operating covenants relating to carrying on its business in the ordinary course of business and is also subject to customary restrictions on actions that may be taken during such period without the consent of SeqLL. As a result, each of Atlantic and Lyneer may be unable, during the pendency of the Merger, to make certain acquisitions and capital expenditures, borrow money and otherwise pursue other actions, even if such actions would prove beneficial.

Risks Related to Atlantic’s Business.

Atlantic’s lack of operating history.

Atlantic was formed in Delaware on October 6, 2022 as a special purpose vehicle (SPV) to acquire control of one or more reporting public companies. Atlantic has had no commercial operations other than raising funds in a private placement, organizational activities and negotiating with several entities for the acquisition of control of a public company and funding the transaction.

Therefore, Atlantic’s operations are subject to all of the risks inherent in the establishment of a new business, including the absence of an operating history.

Development stage company and lack of financial information.

Atlantic was recently formed and has been engaged in organization activities, a private financing, the negotiations for merger of Lyneer and SeqLL and negotiations for the Capital Raise. As a result, there are no financial statements of Atlantic. The risks involving Atlantic’s business include the problems, expenses, difficulties and delays that could not be anticipated when Atlantic was formed.

Atlantic must avoid any conflicts of interest post-merger.

Following the Merger, the management of Atlantic will become the executive management of SeqLL. They will be required under corporate law to direct substantially all of their business time to that of SeqLL, exclusive of any transaction that may not be a corporate opportunity for SeqLL. Therefore, the current management of Atlantic will be required, under their employment agreements with SeqLL, to direct substantially all of their business time to the affairs of SeqLL, and Atlantic is not expected to have significant revenues, if any, in the near future.

Risks of Atlantic’s Roll-Up Strategy

Atlantic’s proposed roll-up strategy, which, following the Merger will become the roll-up strategy and a growth strategy of SeqLL, assumes, in part, that following the Merger SeqLL will be able to convince smaller firms that they can increase their profitability and market share through an affiliation with SeqLL and the use of SeqLL’s infrastructure, systems and programs The strategy will be to purchase, or merge with, smaller businesses in the staffing industry, thus decreasing certain operating inefficiencies and increasing economics of sale. Should these assumptions be incorrect, Atlantic’s strategy is unlikely to succeed. SeqLL will depend upon the abilities of people who own the businesses SeqLL acquires, or on the managers they employ. In addition, SeqLL must be able to attract and retain qualified personnel at all levels of operations and maintain the same levels of quality control over its services as it currently offers its clients. Unless SeqLL is able to manage such expanded operations in a manner consistent with Lyneer’s present practice, Lyneer’s operations may be adversely affected. Although Atlantic’s senior management has extensive experience in managing acquired operations, there can be no assurance that any acquired operations will be profitable. Thus, there can be no assurance that Atlantic (or, following the Merger, SeqLL) will be successful in its roll-up strategy, that such strategy will result in increased profits, or that following the Merger SeqLL can obtain, on affordable terms, any additional financing that might be necessary to effect its growth strategy.

Atlantic’s strategy of growing SeqLL through acquisitions may impact its business in unexpected ways.

Atlantic’s growth strategy for SeqLL following the Merger involves acquisitions that will help SeqLL expand its service offerings and diversify its geographic footprint. Atlantic expects that, following the Merger, SeqLL will continuously evaluate acquisition opportunities, but there can be no assurance that SeqLL will be able to identify acquisition targets that complement its strategy and are available at valuation levels accretive to its business. Even if SeqLL is successful in acquiring additional entities, its acquisitions may subject its business to risks that may impact its results of operations, including:

•        inability to integrate acquired companies effectively and realize anticipated synergies and benefits from the acquisitions;

•        diversion of management’s attention to the integration of the acquired businesses at the expense of delivering results for the legacy business;

•        inability to appropriately scale critical resources to support the business of the expanded enterprise and other unforeseen challenges of operating the acquired business as part of Lyneer’s operations;

•        inability to retain key employees of the acquired businesses and/or inability of such key employees to be effective as part of Lyneer’s operations;

•        impact of liabilities of the acquired businesses undiscovered or underestimated as part of the acquisition due diligence;

•        failure to realize anticipated growth opportunities from a combined business, because existing and potential may be unwilling to consolidate their business with a single supplier or to stay with the acquirer post acquisition;

•        impacts of cash on hand and debt incurred to finance acquisitions, thus reducing liquidity for other significant strategic objectives; and

•        internal controls over financial reportings, disclosure controls and procedures, corruption prevention policies, human resources and other key policies and practices of the acquired companies may be inadequate or ineffective.

•        As a public company, SeqLL is required to continue to comply with the rules and regulations of the SEC and Nasdaq in order to maintain its Nasdaq listing and, as a substantially larger company, it will require increased marketing, compliance, accounting and legal costs.

•        Notwithstanding the fact that any future acquisitions may or may not continue to operate as independent entities in their particular markets, keeping their own brand identity and management teams, SeqLL will, in all likelihood, require its lender’s approval under existing loan covenants.

Risks Related to Lyneer’s Business

Lyneer operates in an intensely competitive and rapidly changing business environment, and there is a substantial risk that its services could become obsolete or uncompetitive.

The markets for Lyneer’s services are highly competitive. Lyneer’s markets are characterized by pressures to provide high levels of service, incorporate new capabilities and technologies, accelerate job completion schedules and reduce prices. Furthermore, Lyneer faces competition from a number of sources, including other executive search firms and professional search, staffing and consulting firms. Several of Lyneer competitors have greater financial and marketing resources than Lyneer does. New and current competitors are aided by technology, and the market has low barriers to entry and similarly such technologies have allowed employers to find workers without the help of traditional agencies. Specifically, the increased use of the internet may attract technology-oriented companies to the professional staffing industry. Free social networking sites such as LinkedIn and Facebook are also becoming a common way for recruiters and employees to connect without the assistance of a staffing company.

Lyneer’s future success will depend largely upon its ability to anticipate and keep pace with those developments and advances. Current or future competitors could develop alternative capabilities and technologies that are more effective, easier to use or more economical than our services. In addition, Lyneer believes that, with continuing development and increased availability of information technology, the industries in which Lyneer competes may attract new competitors. If Lyneer’s capabilities and technologies become obsolete or uncompetitive, its related sales and revenue would decrease. Due to competition, Lyneer may experience reduced margins on its services, loss of market share, and loss of customers. If Lyneer is not able to compete effectively with current or future competitors as a result of these and other factors, Lyneer’s business, financial condition and results of operations could be materially adversely affected.

Lyneer faces risks associated with litigation and claims.

Lyneer and certain of its subsidiaries are defendants in several lawsuits that could cause them to incur substantial liabilities. Lyneer and certain of its subsidiaries are also defendants in several actual or asserted class and representative action lawsuits brought by or on behalf of their current and former employees alleging violations of federal and state law with respect to certain wage and hour related matters, among other claims. The various claims made in one or more of such lawsuits include, among other things, the misclassification of certain employees as exempt employees under applicable law, failure to comply with wage statement requirements, failure to compensate certain employees for time spent performing activities related to the interviewing process, and other related wage and hour violations. Such suits seek, as applicable, unspecified amounts for unpaid overtime compensation, penalties, and other damages, as well as attorneys’ fees. It is not possible to predict the outcome of these lawsuits. However, these lawsuits may consume substantial amounts of Lyneer’s financial and managerial resources and might result in adverse publicity, regardless of the ultimate outcome of the lawsuits. In addition, Lyneer may become subject to similar lawsuits in the same or other jurisdictions, or to various other claims, disputes, and legal or regulatory proceedings that arise in the ordinary course of business. An unfavorable outcome with respect to these lawsuits and any future lawsuits or regulatory proceedings could, individually or in the aggregate, cause Lyneer to incur substantial liabilities or impact its operations in such a way that may have a material adverse effect upon Lyneer’s business, financial condition or results of operations. Furthermore, any future lawsuits, claims, disputes, or legal or regulatory proceedings may also consume substantial amounts of Lyneer’s financial and managerial resources and might result in adverse publicity, regardless of the ultimate outcome. In addition, an unfavorable outcome in one or more of these cases could cause Lyneer to change its compensation plans for its employees, which could have a material adverse effect upon Lyneer’s business.

Lyneer’s revenue can vary because its customers can terminate their relationship with them at any time with limited or no penalty.

Lyneer focuses on providing mid-level professional and light industrial personnel on a temporary assignment-by-assignment basis, which customers can generally terminate at any time or reduce their level of use when compared with prior periods. To avoid large placement agency fees, large companies may use in-house personnel staff, current employee referrals, or human resources consulting companies to find and hire new personnel. Because placement agencies typically charge a fee based on a percentage of the first year’s salary of a new worker, companies with many jobs to fill have a large financial incentive to avoid agencies.

Lyneer’s business is also significantly affected by its customers’ hiring needs and their views of their future prospects. Lyneer’s customers may, on very short notice, terminate, reduce or postpone their recruiting assignments with Lyneer and, therefore, affect demand for its services. As a result, a significant number of Lyneer’s customers can terminate their agreements at any time, making Lyneer particularly vulnerable to a significant decrease in revenue within a short period of time that could be difficult to quickly replace. This could have a material adverse effect on Lyneer’s business, financial condition and results of operations.

Most of Lyneer’s contracts do not obligate its customers to utilize a significant amount of Lyneer’s staffing services and may be cancelled on limited notice, so Lyneer’s revenue is not guaranteed. Substantially all of Lyneer’s revenue is derived from multi-year contracts that are terminable for convenience. Under Lyneer’s multi-year agreements, Lyneer contracts to provide customers with staffing services through work or service orders at the customers’ request.

Under these agreements, Lyneer’s customers often have little or no obligation to request Lyneer’s staffing services. In addition, most of Lyneer’s contracts are cancellable on limited notice, even if Lyneer is not in default under the contract. Lyneer may hire employees permanently to meet anticipated demand for services under these agreements that may ultimately be delayed or cancelled. Lyneer could face a significant decline in revenues and its business, financial condition or results of operations could be materially adversely affected if:

•        Lyneer sees a significant decline in the staffing services requested under its service agreements; or

•        Lyneer’s customers cancel or defer a significant number of staffing requests; or Lyneer’s existing customer agreements expire or lapse and it cannot replace them with similar agreements.

Lyneer has customer concentration

Lyneer has one client that represented approximately 17% of Lyneer’s 2022 revenues. If this client were to terminate its relationship with Lyneer, Lyneer could face a material decrease in revenues if it is unable to replace the client’s lost revenues. This, in turn, would be expected to have a material adverse effect on Lyneer’s business and financial condition.

Lyneer could be harmed by improper disclosure or loss of sensitive or confidential company, employee, associate or customer data, including personal data.

In connection with the operation of its business, Lyneer stores, processes and transmits a large amount of data, including personnel and payment information, about its employees, customers, associates and candidates, a portion of which is confidential and/or personally sensitive. In doing so, Lyneer relies on its own technology and systems, and those of third-party vendors it uses for a variety of processes. Lyneer and its third-party vendors have established policies and procedures to help protect the security and privacy of this information. Unauthorized disclosure or loss of sensitive or confidential data may occur through a variety of methods. These include, but are not limited to, systems failure, employee negligence, fraud or misappropriation, or unauthorized access to or through our information systems, whether by Lyneer’s employees or third parties, including a cyberattack by computer programmers, hackers, members of organized crime and/or state-sponsored organizations, who may develop and deploy viruses, worms or other malicious software programs.

Such unauthorized disclosure, loss or breach could harm Lyneer’s reputation and subject it to government sanctions and liability under its contracts and laws that protect sensitive or personal data and confidential information, resulting in increased costs or loss of revenues. It is possible that security controls over sensitive or confidential data and other practices that Lyneer and its third-party vendors follow may not prevent the improper access to, disclosure of, or loss of such information. Further, data privacy is subject to frequently changing rules and regulations, which sometimes conflict among the various jurisdictions in which Lyneer provides services. Any failure or perceived failure to successfully manage the collection, use, disclosure, or security of personal information or other privacy related matters, or any failure to comply with changing regulatory requirements in this area, could result in legal liability or impairment to Lyneer’s reputation in the marketplace.

Lyneer has been and may be exposed to employment-related claims and losses, including class action lawsuits that could have a material adverse effect on its business.

Lyneer employs people internally and in the workplaces of other businesses. Many of these individuals have access to customer information systems and confidential information. The risks of these activities include possible claims relating to:

•        discrimination and harassment;

•        wrongful termination or denial of employment;

•        violations of employment rights related to employment screening or privacy issues;

•        classification of temporary workers;

•        assignment of illegal aliens;

•        violations of wage and hour requirements;

•        retroactive entitlement to temporary worker benefits;

•        errors and omissions by Lyneer’s temporary workers;

•        misuse of customer proprietary information;

•        misappropriation of funds;

•        damage to customer facilities due to negligence of temporary workers; and

•        criminal activity.

Lyneer may incur fines and other losses or negative publicity with respect to these problems. In addition, these claims may give rise to litigation, which could be time-consuming and expensive. New employment and labor laws and regulations may be proposed or adopted that may increase the potential exposure of employers to employment-related claims and litigation. There can be no assurance that the corporate policies Lyneer has in place to help reduce its exposure to these risks will be effective or that Lyneer will not experience losses as a result of these risks. There can also be no assurance that the insurance policies Lyneer has purchased to insure against certain risks will be adequate or that insurance coverage will remain available on reasonable terms or be sufficient in amount or scope of coverage.

Long-term contracts do not comprise a significant portion of Lyneer’s revenue.

Because long-term contracts are not a significant part of Lyneer’s staffing services business, future results cannot be reliably predicted by considering past trends or extrapolating past results. Additionally, Lyneer’s clients will frequently enter nonexclusive arrangements with several firms, which the client is generally able to terminate on short notice and without penalty. The nature of these arrangements further exacerbates the difficulty in predicting Lyneer’s future results.

Lyneer may be unable to find sufficient candidates for its talent solutions business.

Lyneer’s talent solutions services business consists of the placement of individuals seeking employment. There can be no assurance that candidates for employment will continue to seek employment through Lyneer. Candidates generally seek contract or permanent positions through multiple sources, including Lyneer and its competitors. Before the COVID-19 pandemic, unemployment in the U.S. was at historic lows and during the second half of 2021, as the economy recovered, competition for workers in a number of industries became intense. When unemployment levels are low, finding sufficient eligible candidates to meet employers’ demands is more challenging. Although unemployment has risen in some areas in which Lyneer operates, talent shortages have persisted in a number of disciplines and jurisdictions. Any shortage of candidates could materially adversely affect Lyneer’s business or financial condition.

Lyneer’s growth of operations could strain its resources and cause its business to suffer.

While Lyneer plans to continue growing its business organically through expansion, sales efforts, and strategic acquisitions, while maintaining tight controls on its expenses and overhead, lean overhead functions combined with focused growth may place a strain on its management systems, infrastructure and resources, resulting in internal control failures, missed opportunities, and staff attrition that could have a negative impact on its business and results of operations.

Lyneer is dependent on its management personnel and employees, and a failure to attract and retain such personnel could harm its business.

Lyneer is engaged in the services business. As such, its success or failure is highly dependent upon the performance of its management personnel and employees, rather than upon tangible assets (of which Lyneer has few). There can be no assurance that Lyneer will be able to attract and retain the personnel that are essential to its success.

Lyneer’s debt instruments contain covenants that could limit its financing options and liquidity position, which would limit its ability to grow its business.

Covenants in Lyneer’s debt instruments impose operating and financial restrictions on Lyneer. These restrictions prohibit or limit its ability to, among other things:

•        pay cash dividends to its stockholders, subject to certain limited exceptions;

•        redeem or repurchase its common stock or other equity;

•        incur additional indebtedness;

•        permit liens on assets;

•        make certain investments (including through the acquisition of stock, shares, partnership or limited liability company interests, any loan, advance or capital contribution);

•        sell, lease, license, lend or otherwise convey an interest in a material portion of our assets; and

•        sell or otherwise issue shares of its common stock or other capital stock subject to certain limited exceptions.

Lyneer’s failure to comply with the restrictions in its debt instruments could result in events of default, which, if not cured or waived, could result in Lyneer being required to repay these borrowings before their due date. The holders of Lyneer’s debt may require fees and expenses to be paid or other changes to terms in connection with waivers or amendments. If Lyneer is forced to refinance these borrowings on less favorable terms, Lyneer’s results of operations and financial condition could be adversely affected by increased costs and rates. In addition, these restrictions may limit its ability to obtain additional financing, withstand downturns in its business or take advantage of business opportunities.

Lyneer’s expansion and acquisition strategy may not be executed effectively

Lyneer’s plan for strategic growth is dependent upon finding suitable acquisition targets and executing upon the transactions in a viable manner. Lyneer has not reached any definitive agreement with any acquisition targets, and Lyneer cannot assure you that it will consummate any acquisition on favorable terms or at all.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents to which SeqLL, Atlantic and Lyneer refer herein contain forward-looking statements that involve risks, uncertainties, and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction, or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates,” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual results could differ materially from those contained in such statements. Such forward-looking statements include but are not limited to statements and information regarding:

•        the expectation that the Merger will be completed;

•        the expected benefits and synergies of the Merger;

•        the expected financial condition, results of operations, earnings outlook and prospects of SeqLL, Atlantic, Lyneer and the combined company, including any projections of sales, earnings, revenue, margins or other financial items;

•        the ability of the new management team after the Merger to execute SeqLL’s business plan;

•        expectations regarding the market for SeqLL’s post-merger products, services and industry growth;

•        SeqLL’s, Atlantic’s and Lyneer’s business strategies and goals;

•        any statements regarding the plans, strategies and objectives of management for future operations;

•        any statements regarding future economic conditions or performance;

•        all assumptions, expectations, predictions, intentions or beliefs about future events;

•        changes in applicable laws, regulations or permits affecting SeqLL, Atlantic or Lyneer operations or the industries in which each operates; and

•        general economic and geopolitical conditions.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in this proxy statement. These important factors also include those set forth under the section entitled “Risk Factors.”

Readers are cautioned that any forward-looking statement speaks only as of the date of this proxy statement, and it should not be assumed that the statements remain accurate as of any future date. None of SeqLL, Atlantic or Lyneer undertakes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law. SeqLL cautions further that, as it is not possible to predict or identify all relevant factors that may impact forward-looking statements, the foregoing list should not be considered a complete statement of all potential risks and uncertainties.

Readers should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent forward-looking statements that may be issued by SeqLL, Atlantic or Lyneer or persons acting on behalf of any party.

LYNEER MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of Lyneer’s financial condition and results of operations in conjunction with its financial statements and related notes included elsewhere in this proxy statement. This discussion and analysis and other parts of this proxy contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Lyneer’s historical financial information may not be indicative of Lyneer’s future performance. Unless otherwise noted or the context otherwise requires, for purposes of this discussion only, all references in this discussion to the “Company,” we,” “us,” or “our” refer to Lyneer and its subsidiaries.

Company Overview

Lyneer, through its subsidiaries, specializes in the placement of temporary and temporary-to-permanent labor across various industries within the United States of America (“USA”). The Company primarily places individuals in accounting and finance, administrative and clerical, information technology, legal, light industrial, and medical roles. The Company is also a leading provider of productivity consulting and workforce management solutions. The Company is headquartered in Lawrenceville, New Jersey and has more than one hundred locations in the USA.

On August 31, 2021 (the “Acquisition Date”), IDC obtained a controlling financial interest in Lyneer by acquiring 90% of Lyneer’s outstanding equity (the “Transaction”) pursuant to a membership interest purchase agreement. The Transaction represented a change of control with respect to Lyneer. Lyneer applied pushdown accounting as of the Acquisition Date. As a result of the application of pushdown accounting, the separately issued financial statements of the Company reflect IDC’s basis in the assets and liabilities of the Company as of the Acquisition Date.

The consolidated statement of operations, changes in mezzanine capital and members’ capital (deficit) and cash flows for the period from January 1, 2021 through August 30, 2021 (the “2021 Predecessor Period”) reflect the pre-Transaction activity of the Company. The consolidated statement of operations, changes in mezzanine capital and members’ capital (deficit) and cash flows for the period August 31, 2021 through December 31, 2021 (the “2021 Successor Period”) and January 1, 2022 through December 31, 2022 (the “2022 Successor Period”) reflect the post-Transaction activity of the Company. Collectively, the 2022 Successor Period and the 2021 Successor Period are referred to as the “Successor Periods.” Due to the application of pushdown accounting; the Successor Periods are not comparable to the 2021 Predecessor Period.

Results of Operations

The following discussion summarizes the key factors our management team believes are necessary for an understanding of our financial statements.

Comparison of the Three Months Ended March 31, 2023 and 2022:

Certain related party and non-related party financial statement line-item amounts have been aggregated for purposes of analysis below, which is consistent with management’s evaluation of business results.

Service Revenue, Net

Service revenue, net of discounts, for the three months ended March 31, 2023 and 2022 consisted of the following:

	Three Months Ended March 31,
	2023	2022
Temporary placement services	$97,063,302	$105,270,145
Permanent placement and other services	964,820	1,655,237
Total revenues	$98,028,122	$106,925,383

Our service revenue, net for the three months ended March 31, 2023 and 2022 were $98,028,122 and $106,925,383, respectively, a decrease of $8,897,261 or 8.3%. This decrease is predominately due to the lower revenues from our temporary placement services business, which decreased $8,206,843 or 7.8% in the first three months ended March 31, 2023 versus the same period in 2022 due primarily to general economic pressures and lower temporary job demand. Permanent placement and other services decreased 41.7% or $690,417 due to lower permanent job demand and a lack of qualified workers who are seeking permanent placement employment.

Total Cost of Revenue and Gross Profit

Gross profit reflects the difference between realized service revenue, net and cost of revenues for providing temporary and permanent placement solutions. Total cost of revenue consists primarily of fixed and variable directs costs, including payroll, payroll taxes and employee benefit costs. Total cost of revenue and gross profit for the three months ended March 31, 2023 and 2022 consisted of the following:

	Three Months Ended March 31,
	2023	2022
Service Revenue, Net	$98,028,122	$106,925,383
Total Cost of Revenue	86,281,564	94,459,523
Gross Profit	$11,746,558	$12,465,860

Total cost of revenue for the three months ended March 31, 2023 and 2022 was $86,281,564 and $94,459,523, respectively — a decrease of $8,177,959 or 8.7%. The decrease in total cost of revenue was due primarily to lower total service revenue, net driven primarily by lower temporary placement services revenue, which decreased $8,206,843 or 7.8%. It also reflects higher costs for direct wages and related payroll costs for the three months ended March 31, 2023 and 2022.

Gross profit for the three months ended March 31, 2023 and 2022 was $11,746,558 and $12,465,860, respectively, or a decrease of $719,302 or 5.8%. As a percentage of total service revenue, net, gross profit was 12.0% and 11.7% for the three months ended March 31, 2023 and 2022, respectively, which is relatively consistent on a year-over-year basis.

Total Operating Expenses

Total operating expenses for the three months ended March 31, 2023 and 2022 consisted of the following:

	Three Months Ended March 31,
	2023	2022
Operating Expenses:
Selling, General and Administrative	$10,142,006	$10,007,055
Change in fair value of contingent consideration liabilities	(100,000)	205,651
Depreciation and amortization	1,263,819	1,258,842
Total Operating Expenses	$11,305,825	$11,471,548

The changes in each financial statement line item for the respective periods are described below.

Selling, General and Administrative Costs

Selling, general and administrative expenses for the three months ended March 31, 2023 and 2022 were $10,142,006 and $10,007,055, respectively, an increase of $134,951, or 1.3% with higher transaction costs offset partially by cost cutting measures, including personnel layoffs. As a percentage of service revenue, net, selling, general and administrative costs were 10.3% in the three months ended March 31, 2023 versus 9.4% in the three months ended March 31, 2022. The increase in selling, general and administrative costs as a percentage of service revenue, net was due primarily to higher transactions costs and lower service revenue, net in the three months ended March 31, 2023 compared to the three months ended March 31, 2022.

Changes in Fair Value of Contingent Consideration Liabilities

Changes in the fair value of the Company’s contingent consideration liabilities for the three months ended March 31, 2023 and 2022 were ($100,000) and $205,651, respectively, a decrease of $305,651. The changes in the fair value in the three months ended March 31, 2023 and 2022 are attributed to the changes in fair value of the liability balance which is required to be remeasured at the end of each reporting period.

Depreciation and Amortization

Depreciation and amortization expense for the three months ended March 31, 2023 and 2022 were $1,263,819 and $1,258,842, respectively, an increase of $4,977 or 0.4%, which is essentially the same on a year-over year basis.

Interest Expense and Income Tax

Interest expense and the provision for income taxes for the three months ended March 31, 2023 and 2022 consisted of the following:

	Three Months Ended March 31,
	2023	2022
Income From Operations	$440,733	$994,312
Interest expense	3,690,089	1,513,197
Net Loss Before Taxes	(3,249,356)	(518,885)
Income Tax Benefit	921,073	86,139
Net Loss	$(2,328,283)	$(432,746)

Interest Expense

Interest expense for the three months ended March 31, 2023 was $3,690,089 compared to $1,513,197 in the three months ended March 31, 2022. The increase of $2,176,892 or 143.9% in the first three months ended March 31, 2023 compared to the three months ended March 31, 2022 is attributed primarily to significantly higher interest rates on the revolving credit facility on a year-over-year basis.

Income Tax Benefit

Income tax benefit for the three months ended March 31, 2023 and 2022 was $921,073 and $86,139, respectively — an increase of $834,934, driven primarily by the increase in net loss before taxes of $3,249,356 for the three months ended March 2023 compared to $518,885 in the three months ended March 31, 2022 or an increase in the net loss before taxes of $2,730,471.

Comparison of the Years Ended December 31, 2022 and 2021:

The Results of Operations discussion below is presented based on the year ended December 31, 2022 compared to the aggregation of the Successor Period of August 31, 2021 through December 31, 2021 and the Predecessor Period of January 1, 2021 through August 30, 2021 (individually, the “2021 Periods”, and collectively, the “Combined 2021 Period”). Certain related party and non-related party financial statement line-item amounts have been aggregated for purposes of analysis below, which is consistent with management’s evaluation of business results.

Service Revenue, Net

Service revenue, net of discounts, for the year ended December 31, 2022 and the 2021 Periods consisted of the following:

	(Successor) Year Ended December 31, 2022	(Successor) August 31, 2021 to December 31, 2021	(Predecessor) January 31, 2021 to August 31, 2021
Temporary placement services	$434,301,937	$161,507,915	$258,385,599
Permanent placement and other services	7,242,180	1,607,988	3,529,599
Total Service Revenue, Net	$441,544,117	$163,115,903	$261,915,198

Our service revenue, net for the fiscal year ended December 31, 2022 and the Combined 2021 Period were $441,544,117 and $425,031,101, respectively, an increase of approximately $16,513,016 or 3.9%. This increase is predominately due to the higher revenues from our Temporary placement services business which increased 3.4% in 2022 versus 2021. Permanent placement and other services increased 41.0% due to the continuing labor shortage of workers in the career fields that the Company supports.

Total Cost of Revenue and Gross Profit

Gross profit reflects the difference between realized service revenues and cost of revenues for providing temporary and permanent placement solutions. Cost of revenues primarily consists of fixed and variable directs costs, including payroll, payroll taxes and employee benefit costs. Total cost of revenue and gross profit for the year ended December 31, 2022 and the Combined 2021 Period consisted of the following:

	(Successor) Year Ended December 31, 2022	(Successor) August 31, 2021 to December 31, 2021	(Predecessor) January 31, 2021 to August 31, 2021
Service Revenue, Net	$441,544,117	$163,115,903	$261,915,198
Total Cost of Revenue	387,338,567	143,261,242	227,361,772
Gross Profit	$54,205,550	$19,854,661	$34,553,426

Total cost of revenue for the year ended December 31, 2022 and the Combined 2021 Period were $387,338,567 and $370,623,014, respectively, an increase of $16,715,553 or 4.5%. The increase in total cost of revenue was due primarily to higher total service revenue, net driven primarily by higher temporary placement services revenue, which increased 3.4%, as discussed above. It also reflects higher costs for direct wages and related payroll costs for the year ended December 31, 2022 versus the Combined 2021 Period.

Gross profit for the years ended December 31, 2022 and the Combined 2021 Period was $54,205,550 and $54,408,087, respectively, or a decrease of $202,537 or 0.4%. As a percentage of total service revenue, net, gross profit was 12.3% and 12.8% for each period, respectively, which is relatively consistent on a year-over-year basis.

Total Operating Expenses

Total operating expenses for the year ended December 31, 2022 and the Combined 2021 Period consisted of the following:

	(Successor) Year Ended December 31, 2022	(Successor) August 31, 2021 to December 31, 2021	(Predecessor) January 31, 2021 to August 31, 2021
Operating Expenses:
Selling, General and Administrative	$42,266,498	$15,393,225	$26,786,935
Goodwill Impairment	—	38,799,883	—
Change in fair value of contingent consideration liabilities	894,133	5,000,000	—
Depreciation and amortization	5,065,511	1,687,331	2,471,027
Total Operating Expenses	$48,226,142	$60,880,439	$29,257,962

The changes in each financial statement line item for the respective periods are described below.

Total Selling, General and Administrative Expenses

Total selling, general and administrative expenses for the year ended December 31, 2022 and the Combined 2021 Period were $42,266,498 and $42,180,160, respectively, an increase of $86,338, or 0.2%, which was essentially flat on a year-over-year basis. As a percentage of service revenue, net, selling, general and administrative expenses were 9.6% in the year ended December 31, 2022 versus 9.9% in the Combined 2021 Period, a decrease of 0.3% as the Company has focused on minimizing these costs and limiting their growth throughout the year ended December 31, 2022.

Goodwill impairment

On December 31, 2021, the Company completed its goodwill impairment testing and recognized a full impairment charge of $38,799,883 as the test determined that the carrying value of the Company’s reporting unit was in excess of its fair value. The impairment was primarily due to a change in the Company’s forecasted financial projections and market conditions.

Change in Fair Value of Contingent Consideration Liabilities

Changes in the fair value of the Company’s contingent consideration liabilities for the years ended December 31, 2022 and the Combined 2021 Period were $894,133 and $5,000,000, respectively, a decrease of $4,105,867, or 82.1%. The change period over period was attributed to the change in fair value of the liability balance, which is required to be remeasured each reporting period.

Depreciation and Amortization

Depreciation and amortization expense for the year ended December 31, 2022 and the Combined 2021 Period were $5,065,511 and $4,158,358, respectively, an increase of $907,153, or 21.8%, which was driven primarily by higher amortization expense of the acquired intangible assets of customer relationships and trade name acquired in the Transaction.

Interest Expense and Income Tax Expense (Benefit)

Interest expense and the provision for income taxes for the year ended December 31, 2022 and the 2021 Periods consisted of the following:

	(Successor) Year Ended December 31, 2022	(Successor) August 31, 2021 to December 31, 2021	(Predecessor) January 31, 2021 to August 31, 2021
Income (Loss) from Operations	$5,979,408	$(41,025,778)	$5,295,464
Interest Expense	10,008,896	1,974,868	1,758,959
Net Income (Loss) before Taxes	(4,029,488)	(43,000,646)	3,536,505
Income Tax Expense (Benefit)	(808,430)	330,392	1,003,765
Net (Loss) Income	$(3,221,058)	$(43,331,038)	$2,532,740

Interest Expense

Interest expense for the year ended December 31, 2022 was $10,008,896 compared to $3,733,827 in the Combined 2021 Period. The increase of $6,275,069 or 168.1% in fiscal year 2022 was attributed to the recognition of interest for a full year on debt facilities assumed by the Company as of August 31, 2021.

Income Tax Expense (Benefit)

Income tax expense (benefit) for the year ended December 31, 2022 and the Combined 2021 Period were $(808,430) and $1,334,157, respectively, a decrease of $2,142,587, which was primarily driven by changes in taxable income in each respective period.

Adjusted Earnings Before Interest, Tax, Depreciation, and Amortization (“Adjusted EBITDA”)

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income (loss) or net income (loss) as a measure of operating performance or cash flows or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to GAAP.

Adjusted EBITDA is defined as net income (loss) as reported in accordance with GAAP, adjusted to add back interest expense, income tax expense, depreciation and amortization, impairments of goodwill, contingent consideration fair value adjustments, restructuring costs, acquisition and integration costs, and other non-recurring costs, as these charges and expenses are not considered a part of Lyneer’s core business operations and are not necessarily an indicator of ongoing, future company performance.

Adjusted EBITDA is one of the primary metrics used by management to evaluate the financial performance of our business. We present Adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe it is helpful in highlighting trends in our operating results, because it excludes, among other things, certain results of decisions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure and capital investments.

Adjusted EBITDA should be viewed as a supplement to and not a substitute for net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with GAAP. Since Adjusted EBITDA is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar titles used by other companies. The company has presented the components that reconcile net loss, the most directly comparable GAAP financial measure, to adjusting operating income (loss).

Adjusted EBITDA is measured by taking net income as reported in accordance with GAAP, excluding interest expense, taxes, depreciation and intangible amortization, goodwill impairment charges, change in fair value of contingent consideration liabilities, severance and salary reductions for staff positions eliminated and not replaced and transaction costs booked through our consolidated statements of operations. The following is a reconciliation of net income in accordance with GAAP to adjusted EBITDA for the year ended December 31, 2022, the Combined 2021 Period, and the three-month periods ended March 31, 2023 and 2022:

The following is a reconciliation of net loss to EBITDA and Adjusted EBITDA:

	Year ended December 31, 2022	Combined 2021 Period	Change	Three Months Ended March 31,		Change
				2023	2022
Net (Loss) Income	$(3,221,058)	$(40,798,298)	$37,577,240	$(2,328,283)	$(432,746)	$(1,895,537)
Interest Expense	10,008,896	3,733,827	6,275,069	3,690,089	1,513,197	2,176,892
Income Tax Expense (Benefit)	(808,430)	1,334,157	(2,142,587)	(921,073)	(86,139)	(834,934)
Depeciation and Amortization	5,065,511	4,158,358	907,153	1,263,819	1,258,842	4,977
Earnings before interest, taxes, depreciation and amortization	$11,044,919	$(31,571,956)	$42,616,875	$1,704,552	$2,253,154	$(548,602)
Non-recurring adjustments from operations
Goodwill Impairment(1)	$—	$38,799,883	$(38,799,883)	$—	$—	$—
Change in Fair Value of Contingent Consideration Liabilities(2)	894,133	5,000,000	(4,105,867)	(100,000)	205,651	(305,651)
Salary Reductions & Severance for Staff Not Replaced(3)	2,755,943	—	2,755,943	535,425	—	535,425
Litigation Costs(4)	748,077	—	748,077	—	—	—
Transaction Costs(5)	—	—	—	652,794	—	—
Total non-recurring adjustments from operations	4,398,153	43,799,883	(39,401,730)	1,088,219	205,651	229,774
Adjusted EBITDA	$15,443,072	$12,227,927	$2,467,068	$2,792,771	$2,458,805	$333,966

____________

(1)      Adjustment to account for the goodwill impairment for the year ended December 31, 2021 based on a change in financial projections.

(2)      The fair value of contingent consideration is determined by gross profit projections which fluctuate based on market conditions.

(3)      Adjustment to account for reductions in force completed by the Company during the year ended December 31, 2022 and the three months ended March 31, 2023.

(4)      Adjustment to account for litigation costs accrued associated with a settlement which will be reimbursed by a related party after the settlement is paid in 2024.

(5)      Legal, accounting, and advisory costs incurred in relation to the Merger transaction.

The Company has determined that all of the above non-recurring adjustments from operations are infrequent. The Company cannot anticipate future litigation costs or costs associated with settlements. Payroll reduction and severance-related costs will only be contemplated in the future as additional cost saving measures are required. Future transaction costs will depend on the Company executing additional transactions, which cannot be anticipated or estimated. The other costs identified are eliminated upon the consummation of the Merger.

Adjusted EBITDA was $4,634,917 for the three months ending March 31, 2023 compared to Adjusted EBITDA for the three months ending March 2022 of $2,631,083. The increase of $2,003,834 or 76.2% was attributed primarily to the elimination of one-time transaction costs and salary and severance costs for employees who were terminated and not replaced in the first three months of 2023, which was offset partially by the decrease in service revenue, net and related gross profit, which decreased 8.3% and 5.8%, respectively, for the three months ended March 31, 2023 versus the three months ended March 31, 2022.

Adjusted EBITDA was $15,443,072, for the year ending December 31, 2022 compared to Adjusted EBITDA for the Combined 2021 Period of $12,227,927. The increase of $3,215,145 or 26.3% was driven primarily by the elimination of salary and severance costs for employees who were terminated and not replaced in the fourth quarter of 2022 and the first quarter of 2023, which was offset partially by higher interest expense and a lower favorable impact from the change in contingent consideration liabilities for the year ended December 31, 2022 versus the Combined 2021 Period.

Liquidity & Capital Resources

Our working capital requirements are primarily driven by personnel payments and client accounts receivable receipts. As receipts from client partners lag payments to personnel, working capital requirements increase substantially in periods of growth.

Our primary sources of liquidity are cash generated from operations and borrowings under our revolving credit agreement (the “Revolver” and prior to the Merger). Our primary uses of cash are payments to engagement personnel, corporate personnel, related payroll costs and liabilities, operating expenses, capital expenditures, cash interest, cash taxes, and contingent consideration and debt payments. We believe that the cash generated from operations, together with the borrowing availability under our Revolver, will be sufficient to meet our normal working capital needs for at least the next twelve months, including investments made, and expenses incurred, in connection with opening new markets throughout the next year. Our ability to continue to fund these items may be affected by general economic, competitive and other factors, many of which are outside of our control. If our future cash flow from operations and other capital resources are insufficient to fund our liquidity needs, we may be forced to obtain additional debt or equity capital or refinance all or a portion of our debt.

While we believe that we have sufficient liquidity and capital resources to meet our current operating requirements and expansion plans, we may elect to pursue additional growth opportunities within the next year that could require additional debt or equity financing. If we are unable to secure additional financing at favorable terms in order to pursue such additional growth opportunities, our ability to pursue such opportunities could be materially adversely affected.

We had the following cash flows for the three months ended March 31, 2023 and 2022 and the periods ended December 31, 2022 and 2021:

	Year Ended December 31, 2022	Combined 2021 Period	Three Months Ended March 31,
			2023	2022
Net Cash Provided By (Used In) Operating Activities	$10,933,264	$5,291,150	$9,439,928	$17,763,200
Net Cash Used In Investing Activities	(121,821)	(1,105,647)	(22,065)	(25,339)
Net Cash Provided By (Used In) Financing Activities	(9,449,176)	(6,003,491)	(10,198,677)	(16,497,842)
Net Increase (Decrease) In Cash and Cash Equivalents	$1,362,267	$(1,817,988)	$(780,814)	$1,240,019

Operating Activities

Cash provided by operating activities consists of net income (loss) adjusted for non-cash items, including depreciation and amortization, payment-in-kind interest, changes in the fair value of the contingent consideration liability, and the effect of working capital changes. The primary drivers of cash inflows and outflows are billed and unbilled accounts receivable and accrued payroll and expenses.

Cash flows provided by operating activities for the three months ended March 31, 2023 were $9,439,928 and consisted of primarily a decrease in accounts receivable of $18,532,166, which was offset partially by a decrease in the amount due to related parties of $4,481,577 and an increase in prepaid expenses and other current assets of $2,772,169.

Cash flows provided by operating activities for the three months ended March 31, 2022 were $17,763,200 and consisted primarily of a decrease in accounts receivable of $15,052,525 and an increase in the amount due to related parties of $2,535,572 and an increase in accounts payable of $1,090,856.

Cash flows provided from operating activities for the year ended December 31, 2022 were $10,933,264 and consisted of primarily a decrease in accounts receivable of $5,685,826, an increase in amounts due to related parties of $2,152,836, deposits received from related parties of $1,976,668, a decrease in prepaid expenses, other current assets and income taxes of $1,305,324 and an increase in accrued expenses and other current liabilities of $970,351, which was offset partially by an increase in other assets of $1,636,042 and a decrease in accounts payable of $1,616,223.

Cash flows provided from operating activities for the Combined 2021 Period were $5,291,150 and consisted primarily of an increase the fair value of contingent consideration of $5,000,000, an increase in the amount due to related parties of $3,059,061 and an increase in accounts payable of $1,217,782, which was offset partially by an increase in accounts receivable of $3,032,319 and an increase in unbilled accounts receivable of $2,187,769.

Investing Activities

Cash flows used in investing activities consists primarily of purchases of property and equipment and cash paid for businesses acquired.

Cash flows used in investing activities for the three months ended March 31, 2023 and March 31, 2022 were $22,065 and $25,339, respectively, and consisted entirely of purchases of property and equipment.

Cash flows used in investing activities for the year ended December 31, 2022 and the Combined 2021 Period were $121,821 and $1,105,647, respectively, and consisted entirely of purchases of property and equipment for the year ended December 31, 2022 and of purchases of property and equipment of $225,647 and cash outflows for a business acquisition, net of cash acquired, of $880,000 for the Combined 2021 Period.

Financing Activities

Cash flows from financing activities consisted principally of borrowings and payments under our debt arrangements of our Revolver, Term Loan, Seller Notes and Earnout Notes (each as described below).

Cash flows used in financing activities for the three months ended March 31, 2023 were $10,198,678, which consisted of net repayments on the Revolver.

Cash flows used by financing activities for the three months ended March 31, 2022 were $16,497,842 and consisted primarily of net repayments on the Revolver of $12,701,120, a payment on behalf of IDC for transactions costs, which was considered a deemed distribution, of $2,221,722 and a repayment of related-party and seller notes of $1,575,000.

Cash flows used in financing activities for the year ended December 31, 2022 were $9,449,176 which consisted primarily of net repayments on the Revolver of $2,502,454, payments of seller notes of $4,221,000, and a payment on behalf of IDC for transactions costs, which was considered a deemed distribution, of $2,221,722.

Cash flows used in financing activities for the Combined 2021 Period were $6,003,491 and consisted primarily of the payment of seller notes of $2,646,000, the payment of related-party notes of $2,504,000 and the payment of Term Notes of $1,125,000.

Revolver

The Company maintains a revolving credit facility as a co-borrower with its parent company, IDC, with an available borrowing capacity of up to $125,000,000. The facility was partially used to finance the acquisition of Lyneer Investments by IDC in August 2021, with additional borrowing capacity available under the Revolver to finance the Company’s working capital. All of the Company’s cash collections and disbursements are currently linked with bank accounts associated with the Lender and funded using the Revolver. These borrowings are determined by the Company’s availability based on a formula of billed and unbilled accounts receivable as defined in the loan agreement. The Revolver matures on August 31, 2025, at which time all outstanding balances are due and payable. There are no scheduled principal payments on the Revolver prior to its maturity date. The Company may prepay amounts owed under the Revolver at any time prior to its maturity date without penalty.

As of March 31, 2023 and December 31, 2022, the balance on the Revolver was $66,060,944 and $76,259,621, respectively. Total available borrowing capacity on the Revolver as of March 31, 2023 was $18,316,513.

Borrowings under the Revolver are classified as SOFR Revolving Credit Loans, SOFR FILO Loans, Base Rate Revolving Credit Loans, Base Rate FILO Loans or Swing-Line Loans (each as defined in the Revolver). Applicable margins for each loan type are as follows:

Average Availability	SOFR Revolving Credit Loans	Base Rate Revolving Credit Loans	SOFR FILO Loans	Base Rate FILO Loans
Greater than $83,333,333.33	1.75%	7.50%	2.75%	1.75%
Greater than $41,666,666.66 but less than or equal to $83,333,333.33	2.00%	1.00%	3.00%	2.00%
Less than $41,666,666.66	2.25%	1.25%	3.25%	2.25%

Swing Line Loans on the Revolver bear interest at a rate equal to the Base Rate (as defined) plus the applicable margin.

The Revolver was amended on May 5, 2023 to increase the applicable margin thresholds for various products.

Term Note

On August 31, 2021, the Company and IDC as co-borrowers entered into a Term Note in the amount of $30,300,000. The proceeds of this loan were primarily used to finance the acquisition of Lyneer by IDC in August 2021. The Term Note matures on February 28, 2026 at which time all outstanding balances are due and payable. There are no scheduled principal payments on the Term Note prior to its maturity date. The Term Note is subordinated to the Revolver and bears a stated interest rate of 14% per annum. As per the loan documents, the borrowers may elect to pay a portion of interest either in cash or in kind (“PIK Interest”).

As of March 31, 2023 and December 31, 2022, the Company has recognized liability balances on the Term Note of $32,195,113, and $31,875,297, respectively.

The Term Note was amended on May 5, 2023 to revise the stated interest rate, which may vary between 14% and 16% per annum, with the cash portion of the stated rate varying from 10% to 11% per annum, and the PIK portion varying from 4% to 5% per annum, based on specified financial ratios and similar metrics.

Seller Notes

As part of the purchase price consideration for the Transaction, the Company and IDC as co-borrowers issued various Seller Notes to former owners totaling $15,750,000. Payments on the Seller Notes are due in quarterly installments of $1,575,000, and $3,150,000 is due at their amended maturity date of April 30, 2024, and bear interest at an amended fixed rate of 11.25% per annum. The Seller Notes represent unsecured borrowings and are subordinated to the Revolver and to the Term Note.

The Company has recognized Seller Note liability balances of $7,875,000 at March 31, 2023 and December 31, 2022.

Earnout Notes

As contingent consideration milestones are met in connection with the Transaction Agreement, the Company can elect to pay the obligation in cash or issue notes payable. To date, the Company and IDC as co-borrowers have issued nine notes payable with an aggregate value of $13,494,133. Payments on each of the Earnout Notes are due in quarterly installments through their amended maturity date of January 31, 2025 and each note bears an amended stated interest rate of 11.25% per annum. The Earnout Notes are subordinated to the Revolver and Term Note and represent unsecured borrowings.

The Earnout Note liability was $13,494,133 at March 31, 2023 and December 31, 2022.

2023 Amendment to Seller and Earnout Notes

The Company did not make the Seller Note and Earnout Note principal and interest payments due on January 31, 2023, March 31, 2023 and April 30, 2023, respectively. On May 14, 2023, the Company signed an amendment, dated May 11, 2023, to defer the missed Seller Note and Earnout Note payments until their amended maturity dates of April 30, 2024 and January 31, 2025, respectively. The amendment changed the interest rate of the Seller Note and the Earnout Notes to 11.25% per annum from 6.25% per annum for all remaining payments.

Interest Expense

Total interest expense is comprised of a cash and non-cash component as described in the debt arrangements described above.

For the three-month periods ended March 31, 2023 and March 31, 2022, total interest expense totaled $3,690,089 and $1,513,197, respectively. Total cash paid for interest for the three-month periods ended March 31, 2023 and 2022 totaled $2,876,608 and $1,137,603, respectively, with the remaining portion of the interest expense as non-cash due to the PIK interest and change in values of the accrued interest liability and amortization of deferred financing costs.

For the year ended December 31, 2022 and the Combined 2021 Period, total interest expense totaled $10,008,896 and $3,733,827, respectively. Total cash paid for interest for the three-month periods ended March 31, 2023 and 2022 totaled $4,859,526 and $3,216,087, respectively, with the remaining portion of the interest expense as non-cash due to the PIK interest and change in values of the accrued interest liability and amortization of deferred financing costs.

Assessment of Liquidity Position

We have assessed our liquidity position as of March 31, 2023 and December 31, 2022. As of March 31, 2023 and December 31, 2022, the total committed resources available to the Company were as follows:

	March 31, 2023	December 31, 2022
Cash and Cash Equivalents	$935,347	$1,716,161
Committed Liquidity Resources Available:
Short-term Revolving Credit Facility	18,316,513	12,002,753
Total Committed Resources Available	$19,251,860	$13,718,914

The Company believes that its current cash on hand, borrowing availability under the Revolver, anticipated cash from operations and proceeds from the Merger are sufficient liquidity resources to conduct planned operations for one year from the issuance of its consolidated financial statements.

Related Party Transactions

Transactions with Lyneer Management Holdings LLC (“LMH”)

LMH is owned by two officers of the Company, specifically its Chief Financial Officer, James Radvany, and its Chief Executive Officer, Todd McNulty, each of whom owns 44.5% of LMH. As part of the purchase price consideration for the Transaction, the Company and IDC as co-borrowers entered into Seller Notes payable to these former shareholders of the Company. Additionally, on November 15, 2022, the Company issued Earnout Notes with total balances of $5,127,218.

Interest incurred on the Seller Notes to LMH totaled $0 and $31,500 for the periods ended March 31, 2023 and 2022, respectively, and are included in “interest expense” on the accompanying condensed consolidated statement of operations for the periods ended March 31, 2023 and 2022.

The balance of Earnout Notes due to LMH was $5,127,218 (of which $1,922,707 was classified as current) as of both March 31, 2023 and December 31, 2022.

Transactions with IDC

The Company and IDC are co-borrowers and jointly and severally liable for principal and interest payments under the Revolver, the Term Note, The Seller Notes, and the Earnout Notes. In the case of certain of those obligations, IDC generally makes certain interest and principal payments to the lenders and collects reimbursement from the Company. When interest or principal payments of that nature are made by IDC, the Company recognizes interest expense and a payable to IDC, which is removed from the Company’s balance sheet upon remittance of the funds to IDC.

The Company and IDC file consolidated income tax returns in certain states. In connection with this arrangement, the Company has recorded a liability payable to IDC for taxes payable by IDC, which represent taxes attributable to the Company’s operations included on consolidated state and local income tax returns filed by IDC. These amounts are determined by determining the Company’s taxable income multiplied by the applicable tax rate. This amount totaled $402,814 for each of the periods ended March 31, 2023 and December 31, 2022, respectively.

Total amounts payable to IDC amounted to $1,143,899 and $6,649,760 on March 31, 2023 and December 31, 2022, respectively, and are included in “due to related parties” on the accompanying unaudited condensed consolidated balance sheets. There are no formalized repayment terms.

Advance to Officer

The Company advanced $400,000 to the Chief Executive Officer of the Company in 2022. The advance is repayable only upon receipt by such officer of funds that will be owed to him by LMH upon LMH’s receipt of payment under the Earnout Notes. The advance does not bear interest. This advance is recorded in “due from related parties” on the Company’s condensed consolidated balance sheets as of March 31, 2023 and December 31, 2022.

Off Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements and do not have any holdings in variable interest entities.

Critical Accounting Policies and Estimates

Management’s Discussion and Analysis of Financial Condition and Results of Operations for Lyneer discusses our financial statements, which have been prepared in accordance with GAAP. The preparation of these consolidated financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosures of contingent assets and liabilities. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, allowance for doubtful accounts and property and equipment valuation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions.

Management believes the following critical accounting policies, among others, affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

Revenue Recognition

The Company derives its revenues from two service lines: temporary placement services and permanent placement and other services. Revenues are recognized when promised goods or services are delivered to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC Topic 606 — “Revenue From Contracts with Customers” (“ASC 606”), the Company performs the following five steps: (i) it identifies the contracts with a customer; (ii) it identifies the performance obligations in the contract; (iii) it determines the transaction price; (iv) it allocates the transaction price to the performance obligations in the contract; and (v) it recognizes revenue when (or as) the Company satisfies a performance obligation.

Temporary Placement Services Revenue. Temporary placement services revenue from contracts with customers are recognized in the amount which the Company has a right to invoice when the services are rendered by the Company’s engagement professionals. The Company invoices its customers for temporary placement services concurrently with each periodic payroll that coincides with the services provided. Revenues that have been recognized but not invoiced for temporary staffing customers are included in unbilled accounts receivable on the Company’s consolidated balance sheets and represent a contract asset under ASC 606.

Most engagement professionals placed on assignment by the Company are the Company’s legal employees while they are working on assignments. The Company pays all related costs of employment, including workers’ compensation insurance, state and federal unemployment taxes, social security, and certain fringe benefits. The Company assumes the risk of acceptability of its employees to its customers.

The Company records temporary placement services revenue on a gross basis as a principal, rather than on a net basis as an agent in the presentation of revenues and expenses. The Company has concluded that gross reporting is appropriate because the Company (i) has the risk of identifying and hiring qualified employees, (ii) has the discretion to select the employees and establish their price and duties, and (iii) bears the risk for services that are not fully paid for by customers.

Permanent Placement and Other Services Revenue

Permanent placement and other services revenue from contracts with customers are primarily recognized when employment candidates accept offers of permanent employment and begin work for the Company’s customers. Certain of the Company’s permanent placement contracts contain a thirty-day guarantee period. The Company has a substantial history of estimating the financial impact of permanent placement candidates who do not remain with its clients through the thirty-day guarantee period. In the event that a candidate voluntarily leaves or is terminated for cause prior to the completion of thirty days of employment, the Company will provide a replacement candidate at no additional cost, as long as the placement fee is paid within thirty days of the candidate’s start date. When required, the Company defers the recognition of revenue until a replacement candidate is found and hired, and any associated collected amount is recorded as a contract liability. Fees to clients are generally calculated as a percentage of the new employee’s annual compensation. No fees for permanent placement talent solutions services are charged to employment candidates, regardless of whether the candidate is placed.

Contract liabilities are recorded when cash payments are received or due in advance of performance and are reflected in accounts payable and accrued expenses on the accompanying consolidated balance sheets.

Business Combinations

Total consideration transferred for acquisitions is allocated to the tangible and intangible assets acquired and liabilities assumed, if any, based on their fair values at the dates of acquisition. This purchase price allocation process requires management to make significant estimates and assumptions with respect to intangible assets and other fair value adjustments with respect to certain assets acquired and liabilities assumed. The fair value of identifiable intangible assets is based on detailed valuations that use information and assumptions determined by management. Any excess of purchase price over the fair value of the net tangible and intangible assets acquired is allocated to goodwill. While we use our best estimates and assumptions to accurately value assets acquired and liabilities assumed at the acquisition date as well as any contingent consideration, where applicable, our estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, we record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to our consolidated statements of comprehensive income.

For business combinations that require additional assets or equity securities to be transferred to the selling parties in the event certain future events occur or conditions are met (contingent consideration), the Company recognizes the acquisition-date fair value of contingent consideration as part of the consideration transferred in exchange for the business combination. Contingent consideration meeting the criteria to be classified as equity in the consolidated balance sheets is not remeasured, and its subsequent settlement is recorded within equity. Contingent consideration classified as a liability is remeasured to fair value at each reporting date until the contingency is resolved, with any changes in fair value recognized in the Company’s consolidated statements of operations. All contingent consideration issued in connection with the Transaction was liability-classified.

Goodwill

Goodwill represents the difference between the purchase price, fair value non-controlling interest retained, and fair value of any previously held equity interest in the target over fair value of the identifiable net assets acquired in a business combination. Goodwill is not amortized but reviewed for impairment. In accordance with ASC Topic 350 — Intangibles-Goodwill and Other (“ASC 350”), goodwill is tested for impairment annually, at the reporting unit level and between annual tests if events and circumstances indicate it is more likely than not that the fair value of a reporting unit is less than its carrying value. The Company’s annual impairment test date is December 31 or whenever events or changes in circumstances indicate that an impairment may exist. Events that could indicate impairment include, but are not limited to, current economic and market conditions, including a significant adverse change in legal factors, business climate, operational performance of the business or key personnel, and an adverse action or assessment by a regulator.

In performing the quantitative impairment test, the Company utilizes the single step approach prescribed under ASC 350. This requires a comparison of the carrying value of the reporting unit to its estimated fair value and to the extent the carrying value exceeds the fair value, a charge is recorded up to the amount of goodwill in the reporting unit. The Company has one reporting unit, as defined in GAAP for segment reporting and goodwill testing.

Fair value estimates used in the quantitative impairment test are calculated using a combination of the income, market and cost approaches. The income approach is based on the present value of future cash flows of each reporting unit, while the market approach is based on certain multiples of selected guideline public companies or selected guideline transactions. The approaches incorporate a number of market participant assumptions including future growth rates, discount rates, income tax rates and market activity in assessing fair value and are reporting unit specific. If the carrying amount exceeds the reporting unit’s fair value, we recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. We recognize any impairment loss in operating income.

At December 31, 2021, the Company completed its goodwill impairment testing and recorded an impairment charge of $38,799,883 as the test determined that the carrying value of the Company’s reporting unit was in excess of the fair value. The recognized impairment reduced the goodwill balance to $0 as of December 31, 2021. The impairment was primarily due to a change in the Company’s forecasted financial projections and market conditions.

Intangible Assets

The Company’s identifiable intangible assets as of December 31, 2022 and 2021 consisted of the Company’s customer relationships and tradenames and were initially recognized as a result of the Transaction and represent definite lived intangible assets. The Company does not currently have any indefinite lived intangible assets. The Company’s intangible assets are amortized using the straight-line method over their estimated useful lives.

In accordance with the accounting standard for the impairment or disposal of long-lived assets under ASC 360, the Company’s long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that carrying amounts may not be recoverable (i.e., information indicates that an impairment might exist).

For long-lived assets to be held and used, the Company recognizes an impairment loss only if the carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and fair value. For the year ended December 31, 2022 and the Combined 2021 Period, no impairments were recognized on the Company’s intangible assets.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company assesses the likelihood that deferred tax assets will be realized in accordance with the provisions of ASC Topic 740 — “Income Taxes” (“ASC 740”). ASC 740 requires that a valuation allowance be established when it is “more likely than not” that all, or a portion of, deferred tax assets will not be realized. The assessment considers all available positive or negative evidence, including the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies.

Contingent Consideration Liability

Contingent consideration liability represents the change in fair value of the contingent consideration obligation included in current and noncurrent contingent consideration on the consolidated balance sheet, which is remeasured as of the end of each reporting period with changes recognized in earnings.

The contingent consideration earn-outs each include a base earn-out of $6,125,000 ($12,250,000 in total) if a certain level of revenues less gross wages is achieved by the Company. Additional payments are due subject to a formula for performance beyond that level, with no maximum. The contingent consideration valuation was determined using a Monte Carlo simulation, with key inputs being the standard deviation applied to the Company’s revenues, revenue multiple and discount rate.

Adjustments to the fair value of the contingent consideration obligation for the year ended December 31, 2022 and the Combined 2021 Period were charges of $894,133 and $5,000,000, respectively.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of March 31, 2023 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 and the three-month period ended March 31, 2023, give effect to the proposed Merger of SeqLL Purchaser Sub, Atlantic Merger Sub and Lyneer, representing a reverse recapitalization with Lyneer being the continuing entity for accounting purposes. The unaudited pro forma condensed combined financial information give effect to the Merger and related transactions, including divestiture of SeqLL’s pre-existing assets and liabilities, a $75 million Capital Raise by SeqLL, the settlement of certain Lyneer debt obligations, the effect of a reverse stock split, and the effect of recording incremental transaction costs, including distribution of shares to Atlantic for certain intangible assets and advisory services rendered. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X under the Securities Act, as amended by the final rule, SEC Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma combined financial information set forth below has been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Merger been completed on the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined balance sheet as of March 31, 2023 gives effect to the Merger as if it took place on December 31, 2022. The unaudited pro forma condensed combined statements of operations for the periods presented give effect to the Merger as if it took place on January 1, 2022.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2023

	Lyneer (Historical)	SeqLL, Inc. (Historical)	SeqLL, Inc Asset Sale (Note 1)	Adjusted SeqLL, Inc.	Atlantic (Historical)	Note	(2) Recapitalization	Note	(3) Offering	Note	(4) Debt Settlement	Total Adjustments	Pro Forma As Adjusted
Assets
Current assets
Cash and cash equivalents	$935,347	$5,043,851	(5,043,851)	$—	$—		$—	3a	$67,500,000	4	(60,000,000)	$7,500,000	$8,435,347
Marketable securities	—	1,531,574	(1,531,574)	—	—		—		—		—	—	—
Accounts receivable, net	42,472,884	2,723	(2,723)	—	—		—		—		—	—	42,472,884
Unbilled accounts receivable	7,119,868	—	—	—	—		—		—		—	—	7,119,868
Deposits, current	8,000,000	—	—										8,000,000
Prepaid expenses and other current assets	3,703,630	120,900	(120,900)	—	—		—		—		—	—	3,703,630
Total current assets	62,231,729	6,699,048	(6,699,048)	—	—		—		67,500,000		(60,000,000)	7,500,000	69,731,729
Noncurrent assets
Property and equipment, net	560,448	561,750	(561,750)	—	—		—		—		—	—	560,448
Intangible assets, net	39,783,889	—	—	—	—		—		—		—	—	39,783,889
Right-of-use assets	4,144,667	1,097,392	(1,097,392)	—	—		—		—		—	—	4,144,667
Other assets	4,612,772	111,098	(111,098)	—	—	5	31,200,000		—		—	31,200,000	35,812,772
Total noncurrent assets	49,101,776	1,770,240	(1,770,240)	—	—		31,200,000		—		—	31,200,000	80,301,776
Total assets	$111,333,505	$8,469,288	$(8,469,288)	$—	$—		$31,200,000		$67,500,000		$(60,000,000)	$38,700,000	$150,033,505
Liabilities, mezzanine capital, stockholders equity and members’ defecit
Current liabilities
Accounts payable	$577,119	$886,122	(886,122)	$—	$—		$—		$—		$—	$—	$577,119
Accrued expenses and other current liabilities	9,206,649	448,491	(448,491)	—	—		—		—		(875,000)	(875,000)	8,331,649
Due to related parties	1,656,693	—	—	—	—		—		—	4	—	—	1,656,693
Current operating lease liability	1,885,351	137,478	—	137,478	—		—		—		—	—	2,022,829
Notes payable, current portion	9,785,300	—	—	—	—		—		—	4	(9,785,300)	(9,785,300)	—
Total current liabilities	23,111,112	1,472,091	(1,334,613)	137,478	—		—		—		(10,660,300)	(10,660,300)	12,588,290
Total noncurrent liabilities
Notes payable, net of current portion	108,775,745	1,375,000	—	1,375,000	—		—		—	4	(73,775,745)	(73,775,745)	36,375,000
Noncurrent operating lease liability	2,299,635	1,396,345	(1,396,345)	—	—		—		—		—	—	2,299,635
Other liabilities	6,125,000	—	—	—	—		—		—	4	(6,125,000)	(6,125,000)	—
Total noncurrent liabilities	117,200,380	2,771,345	(1,396,345)	1,375,000	—		—		—		(79,900,745)	(79,900,745)	38,674,635
Total liabilities	140,311,491	4,243,436	(2,730,958)	1,512,478	—		—		—		(90,561,045)	(90,561,045)	51,262,924
Commitments and contingencies
Mezzanine Capital
Redeemable Units	10,289,688	—	—	—	—	2a	(10,289,688)		—		—	(10,289,688)	—
Stockholders equity (defecit)			—	—								—
Members’ Deficit	(39,267,674)	—	—	—	—	2a	39,267,674		—		—	39,267,674	—

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2023 — (Continued)

	Lyneer (Historical)	SeqLL, Inc. (Historical)	SeqLL, Inc Asset Sale (Note 1)	Adjusted SeqLL, Inc.	Atlantic (Historical)	Note	(2) Recapitalization	Note	(3) Offering	Note	(4) Debt Settlement	Total Adjustments	Pro Forma As Adjusted
Preferred stock, $0.00001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding	—	—	—	—	—	2b	—		—		—	—	—
Common stock, $0.00001 par value; 80,000,000 shares authorized; 8,400,000 shares issued and outstanding	—	139	—	139	—	2b	(134)	3a	29		23	(52)	87
			—					3a	30
Additional paid-in capital	—	24,434,824	(5,738,330)	18,696,494	—	2a	(28,977,986)	3a	67,500,000		(23)	156,437,955	175,134,449
			—			2b	(20,208,977)	3b	78,125,000		—
			—					3a	(59)	4	60,000,000
Accumulated deficit	—	(20,227,050)	—	(20,227,050)	—	2b	20,227,050	3b	(78,125,000)	4	(29,438,955)	(56,136,905)	(76,363,955)
			—			5	31,200,000
Accumulated other comprehensive income	—	17,939	—	17,939	—	2c	(17,939)		—		—	(17,939)	—
Total stockholders equity (defecit)	(39,267,674)	4,225,852	(5,738,330)	(1,512,478)	—		41,489,688		67,500,000		30,561,045	139,550,733	98,770,581
Total Liabilities, mezzanine capital and stockholders equity	111,333,505	8,469,288	(8,469,288)	—	—		31,200,000		67,500,000		(60,000,000)	38,700,000	150,033,505

See accompanying notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the year ended December 31, 2022

	Lyneer (Historical)	SeqLL, Inc. (Historical)	Atlantic (Historical)	Note	Pro Forma Adjustments	Pro Forma As Adjusted
Revenue
Service revenue, net	$441,544,117	$—	$—		$—	$441,544,117
Sales	—	1,177	$—	6	(1,177)	—
Grant revenue	—	77,482	—	6	(77,482)	—
Total revenue	441,544,117	78,659	—		(78,659)	441,544,117
Cost of revenues/sales	387,338,567	690	—	6	(690)	387,338,567
Research and development	—	1,568,266	—	6	(1,568,266)	—
Selling, general and administrative	42,266,498	2,506,851	—	6	(2,506,851)	42,266,498
Estimated executive compensation	—	—	—	7	4,425,000	4,425,000
Estimated audit, legal, insurance and management fees	—	—	—	8	1,650,000	1,650,000
Change in fair value of contingent consideration liability	894,133	—	—	9	(894,133)	—
Depreciation and amortization	5,065,511	—	—		—	5,065,511
Total operating expenses	48,226,142	4,075,117	—		1,105,750	53,407,009
Interest expense	10,008,896	90,748	—	6,10	(10,099,644)	3,162,500
				11	3,162,500
Interest and dividend income	—	(44,879)	—	6	44,879	—
Unrealized (gain)/loss on marketable equity securities	—	(54,508)	—	6	54,508	—
Realized loss on marketable equity securities	—	106,324	—	6	(106,324)	—
Stock based compensation for Advisors	—	—	—	12	78,125,000	78,125,000
Loss on extinguishment of long term debt	—	—	—	13	29,438,955	29,438,955
Total other expenses	10,008,896	97,685	—		100,619,874	110,726,455
Net loss before provision for income taxes	$(4,029,488)	$(4,094,833)	$—		$(101,803,593)	$(109,927,914)
Income tax benefit	(808,430)	—	—	14	(25,660,504)	(26,468,934)
Deferred tax benefit	—	—	—	15	(31,200,000)	(31,200,000)
Amortization of deferred tax benefit	—	—	—	16	2,080,000	2,080,000
Net loss	$(3,221,058)	$(4,094,833)	$—		$(44,943,089)	$(52,258,980)
Other comprehensive income
Unrealized gain on marketable debt securities	—	22,451	—	6	(22,451)	—

Weighted average number of common shares – basic and diluted	—	11,886,379	—		—	260,558,833
Net income (loss) per share – basic and diluted	—	(0.34)	—		—	(0.20)

See accompanying notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the three months ended March 31, 2023

	Lyneer (Historical)	SeqLL, Inc. (Historical)	Atlantic (Historical)	Note	Pro Forma Adjustments	Pro Forma as Adjusted
Revenue
Service revenue, net	$98,028,122	$—	$—		$—	$98,028,122
Total revenue	98,028,122	—	—		—	98,028,122
Cost of revenue	86,281,564	—	—		—	86,281,564
Operating expenses
Research and development	—	776,720	—	6	(776,720)	—
Selling, general and administrative	10,142,006	981,107	—	6,9	(881,107)	10,242,006
Estimated executive compensation	—	—	—	7	1,500,000	1,500,000
Estimated audit, legal, insurance and management fees	—	—	—	8	412,500	412,500
Change in fair value of contingent consideration liability	(100,000)	—	—		—	(100,000)
Depreciation and amortization	1,263,819	—	—		—	1,263,819
Total operating expenses	11,305,825	1,757,827	—		254,673	13,318,325
Interest expense	3,690,089	16,806	—	10	(3,690,089)	790,625
				11	790,625	—
				6	(16,806)	—
Other income (loss)	—	(56,267)	—	6	56,267	—
Stock based compensation for Advisors						—
Loss on extinguishment of convertible notes	—	—	—		—	—
Total other expenses	3,690,089	(39,461)	—		(2,860,003)	790,625
Net (loss) income before provision for income taxes	$(3,249,356)	$(1,718,366)	$—		$2,605,330	$(2,362,392)
Provision (benefit) for income taxes	(921,073)	—	—	14	306,851	(614,222)
Amortization of deferred tax benefit	—	—	—	16	520,000	520,000
Net (loss) income	$(2,328,283)	$(1,718,366)	$—		$1,778,479	$(2,268,170)
Other comprehensive income
Unrealized gain on marketable debt securities	—	(4,512)	—	6	4,512	—
Weighted average number of common shares – basic and diluted	—	12,886,379	—		—	260,558,833
Net income (loss) per share – basic and diluted	—	(0.13)	—		—	(0.01)

See accompanying notes to unaudited pro forma condensed combined financial statements

Note 1.  Basis of Pro Forma Presentation

The Merger will be accounted for as a capital transaction in substance and not as a business combination under ASC 805 for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of Lyneer, and the net assets of Lyneer will be stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined financial statements were prepared in accordance with generally accepted accounting principles in the United States and pursuant to U.S. Securities and Exchange Commission Regulation S-X Article 11 and present the pro forma financial position and results of operations of the combined companies based upon the historical information after giving effect to the Merger and adjustments described in these footnotes.

The unaudited pro forma condensed combined balance sheet is presented as if the Merger had occurred on March 31, 2023 and the pro forma condensed combined statement of operations is presented as if the Merger had occurred on January 1, 2022.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the Merger and related Transactions:

•        The amount of capital raised from the SeqLL equity offering will be $75 million, net of issuance costs;

•        A 1:30 reverse stock split will occur (see Note 5 below for effect); and

•        Employment agreements detailing stock awards to be granted post-Merger have not been finalized at this time. There has excluded any post-Merger compensation associated with any potential awards to be granted.

If actual facts differ from these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different.

The unaudited condensed combined pro forma adjustments reflecting the consummation of the Merger are based on certain estimates and assumptions. These estimates and assumptions are based on information available as of the dates of these unaudited pro forma condensed combined financial statements and may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Merger.

Note 2.  Accounting Policies

Upon consummation of the Merger, management will perform a comprehensive review of the combined entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the entities which, when conformed, could have a material impact on the financial statements of SeqLL following the Merger. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3.  Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The following pro forma adjustments are based on preliminary estimates, which may change significantly as additional information is obtained and additional analyses are performed:

1.      Reflects the sale of tangible and intangible assets, properties, and rights of SeqLL. Pursuant to the terms of the Asset Purchase Agreement, SeqLL will sell all assets and all liabilities, excluding (i) a 12-month rent liability and (ii) a $1.375 million note payable, both of which will be retained by SeqLL upon consummating the Merger.

2.      Reflects the pro forma transaction adjustments included in the unaudited pro forma condensed combined financial information related to the reverse merger and recapitalization:

(a)     Represents the redemption of the Lyneer redeemable units and members deficit, and the redemption of the legacy SeqLL shares at par value.

(b)    Adjustment to zero of SeqLL’s accumulated deficit, additional paid in capital, common and preferred stock.

(c)     Adjustment to remove SeqLL’s accumulated other comprehensive income due to distribution of all marketable securities associated with the asset sale of SeqLL.

3.      Reflects the pro forma transaction adjustments included in the unaudited pro forma condensed combined financial information related to the $75,000,000 Capital Raise:

(a)     Represents the adjustment for selling common stock totaling $75 million of SeqLL offset by transaction-related costs to the underwriters, advisors, legal and accounting.

(b)    Transfer of $78 million of common stock of SeqLL to certain individuals associated with Atlantic Merger Sub in consideration of certain intangible assets and as advisory fees for overseeing and structuring of the Merger.

4.      Reflects the pro forma transaction adjustments included in the unaudited pro forma condensed combined financial information related to the settlement (or assumption) of the Lyneer’s debt instruments outstanding at March 31, 2023:

At March 31, 2023, Lyneer had outstanding debt owed to third party lenders and IDC and other selling parties (related parties) totaling approximately $126,625,190. As part of the Merger, the debt to a third party lender for a revolving line of credit will be amended and restructured with an outstanding balance totaling approximately $35 million to be assumed by Lyneer. An additional $10 million will be available to draw down for a total limit of $45 million. This line of credit will be collateralized with the outstanding billed and unbilled accounts receivable of Lyneer.

All other remaining debt outstanding will be assumed, settled or paid off by the Sellers and Lyneer will not be liable for any other amounts.

In exchange, the Lyneer Members will receive $60 million in cash and an additional $60 million worth of stock for the complete settlement of all outstanding debt (except the amount assumed). As a result, the Company will recognize a loss on extinguishment of debt of approximately $29,438,955, representing the difference of $120,000,000 of consideration paid to consummate the Merger less $91,625,190 of debt extinguished.

The following table represents the amounts owed at March 31, 2023:

Owed to third party lenders	$98,256,057
Owed to IDC and other sellers	28,369,133
Total owed	126,625,190
Amount assumed	(35,000,000)
Total debt to be settled	91,625,190
Loss on settlement of debt	29,438,955
Total consideration transferred	$120,000,000

5.      Reflects the effect of the Code Section 754 election taken to adjust the partnership basis for the consideration transferred in Merger. An estimated effective tax rate of 26% was used to account for the tax loss/benefit, representing the estimated tax rate of SeqLL following the Merger.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of new shares outstanding, assuming the Merger occurred on January 1, 2022.

The following pro forma adjustments are based on preliminary estimates, which may change significantly as additional information is obtained and additional analyses are performed.

The pro forma transaction adjustments included in the unaudited pro forma combined statement of operations are as follows:

6.      Reflects the elimination of SeqLL’s historical operations.

7.      Reflects estimated base salary, annual bonus and transaction bonus amounts to be incurred for the executive management team.

8.      Reflects incremental costs attributed to public company filing status, including but not limited to audit, legal and insurance fees.

9.      Reflects elimination of contingent consideration expense for which amounts will be settled prior to completion of the Merger.

10.    Reflects elimination of interest expense incurred on various debt obligations that are being extinguished at the closing of the Merger.

11.    Reflects interest expense to be incurred on outstanding debt post-Merger close.

12.    Represents expense recognized for shares issued to Atlantic for advisory services performed associated with the Merger and related transactions. Shares issued to Atlantic consist of common stock with no vesting provisions.

13.    Represents loss on extinguishment of debt, calculated as the difference between consideration received by Lyneer less carrying value of debt extinguishment.

14.    An estimated effective tax rate of 26% was used to account for the tax loss/benefit, representing the estimated tax rate of SeqLL following the Merger.

15.    Reflects the effect of the Code Section 754 election taken to adjust the partnership basis for the consideration transferred in the transaction. An estimated effective tax rate of 26% was used to account for the tax loss/benefit, representing the estimated tax rate of SeqLL following the Merger. An IRC Section 382 analysis with respect to the potential limitation of tax attributes of the Merger for Lyneer and SeqLL has not yet been performed. This will be performed with the closing of the Merger.

16.    Reflects the straight-line amortization of the adjustment in partnership basis over 15 years for the consideration transferred in the transaction.

Note 5. Net Loss per Share

Net loss per share included on the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2022 and three months ended March 31, 2023 were calculated using the number of legacy SeqLL shares outstanding and the issuance of additional shares in connection with the Merger assuming the shares were outstanding since January 1, 2022.

The number of shares outstanding in connection with the Merger is an estimate based on the following factors:

i.       A 1:30 reverse stock split will occur;

ii.      Capital Raise of $75,000,000 at $13.00 per share;

iii.     Stock consideration transferred to Atlantic in the amount of $78,125,000, valued at $13.00 per share; and

iv.      Stock consideration transferred to Lyneer in the amount of $60,000,000, valued at $13.00 per share.

The estimated shares are 260,558,833 on a pre-split basis and 8,685,294 on a post-split basis after consummation of the Merger. The tables below present net loss per share in connection with the Merger before and after the reverse stock split for the year ended December 31, 2022 and three months ended March 31, 2023, respectively:

	SeqLL Historical	Lyneer Historical	Pro Forma (unaudited)	Pro Forma Split Adjusted (unaudited)
Net loss per share for the year ended December 31, 2022
Basic and diluted	$(0.34)	$—	$(0.20)	$(6.02)
Book value per share as of December 31, 2022	$0.0001	—	$0.0001	$0.0001
Net loss per share for the three months ended March 31, 2023
Basic and diluted	$(0.13)	$—	$(0.01)	$(0.26)
Book value per share as of March 31, 2023	$0.0001	—	$0.0001	$0.0001

This estimate is presented for informational purposes only and is subject to change based on the final terms of the Merger and the Capital Raise and does not take into consideration any shares issued as part of any employee stock incentive plan.

EQUIVALENT AND COMPARATIVE PER SHARE INFORMATION

The following table sets forth certain historical and pro forma per share financial information for the common stock of SeqLL. The pro forma per share information gives effect to the Merger as if the Merger had occurred on January 1, 2022. The information in the table below has been derived from and should be read in conjunction with the historical consolidated financial statements of SeqLL and Lyneer included elsewhere in this proxy statement.

The pro forma earnings per share was calculated using the methodology described under the heading “Unaudited Pro Forma Condensed Combined Financial Statements” included in this proxy statement above, and is subject to all the assumptions, adjustments and limitations described thereunder. The pro forma information set forth below, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the possible impact on the combined company that may result as a consequence of the arrangement and, accordingly, does not attempt to predict or suggest future results.

	SeqLL Historical	Lyneer Historical	Pro Forma (unaudited)
Net loss per share for the year ended December 31, 2022
Basic and diluted	$0.34	$—	$(6.02)
Book value per share as of December 31, 2022(1)	$0.0001	—	$0.0001
Net loss per share for the three months ended March 31, 2023
Basic and diluted	$(0.13)	$—	$(0.26)
Book value per share as of March 31, 2023(1)	$0.0001	$—	$0.0001

____________

(1)      Calculated as total stockholders’ equity (deficit) divided by total common stock outstanding.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

Market Information

SeqLL’s common stock is listed for trading on Nasdaq under the symbol “SQL”. On June [    ], 2023, the closing price of SeqLL’s common stock on Nasdaq was $[          ].

Atlantic and Lyneer are currently a privately-held corporations and their securities do not trade on any exchange.

The following table sets forth the closing sale price per share of the SeqLL common stock as reported on Nasdaq on May 26, 2023, the last trading day before the public announcement of the Merger, and on June [    ], 2023, the most recent trading day prior to the date of this proxy statement for which this information was available. The table also shows the implied value of the stock component of the Merger consideration as of the same two dates. This implied value was calculated by multiplying the closing sale price of a share of common stock of SeqLL on the relevant date by the total number of shares of SeqLL common stock initially issuable in the Merger.

	SeqLL common share		Implied per share value of Merger Consideration
May 26, 2023		$.5070		$81,052,518
June [ ], 2023	$	[ ]	$	[ ]

The market prices of common stock of SeqLL have fluctuated since the date of the announcement of the Merger and may continue to fluctuate from the date of this proxy statement to the date of the special meeting and the date the Merger is completed and thereafter. No assurance can be given concerning the market prices of SeqLL common stock before or after completion of Merger. The market price of SeqLL common stock (and therefore the value of the stock component of the Merger consideration) when received by the Sellers after the Merger is completed could be greater than, less than or the same as shown in the table above.

Holders

As of May 26, 2023, the registrar and transfer agent for SeqLL’s common stock reported that there were 13,886,379 shares of common stock issued and outstanding. Of these shares, 6,856,686 shares were registered to CEDE & Co., which is a nominee of Depository Trust Company.

On May 26, 2023, SeqLL had 17 holders of record of its common stock.

Dividends

SeqLL has not declared any common share dividends to date. SeqLL has no present intention of paying any cash dividends on its common stock in the foreseeable future, as it intends to use earnings, if any, to generate growth.

Neither Atlantic nor Lyneer has declared any common stock dividends to date. Atlantic has no present intention of paying any cash dividends on its common stock in the foreseeable future, as it intends to use earnings, if any, to generate growth.

The payment by SeqLL of dividends, if any, following the Merger, is within the discretion of the board of directors and will depend upon, among other things, SeqLL’s earnings, capital requirements and financial condition, as well as other relevant factors. There are no material restrictions in SeqLL’s Charter that restrict it from declaring dividends.

THE COMPANIES

SeqLL Inc.

SeqLL is a commercial-stage life sciences instrumentation and research services company engaged in the development of scientific assets and novel intellectual property across multiple “omics” fields. It intends to leverage its expertise with True Single Molecule Sequencing (“tSMS”) technology to enable researchers and clinicians to contribute major advancements to scientific research and development by accelerating one’s understanding of the molecular mechanisms of disease and fundamental biological processes. SeqLL believes its proprietary sequencing technology platform has critical advantages over existing Next Generation Sequencing (“NGS”) technologies, particularly for emerging applications in the research and development of biomarker discovery, epigenetics, nucleotide chemistry, forensics, and cell-free nucleic acid analysis. Its mission is to empower researchers with improved genetic tools that enable scientists and physicians to better understand the molecular mechanisms of disease and the underlying biological systems. This knowledge is essential to the continued development of new breakthroughs in genomic medicine that address the critical concerns involved with today’s precision medicine.

SeqLL’s single molecule technology enables researchers to identify and synthesize DNA or RNA strands, irrespective of abundance, in a biological sample and is capable of analyzing billions of molecules in parallel, which positions SeqLL as both competitive and complementary with other NGS platforms. SeqLL believes its technology advantage is a simplified method of quantifying DNA and RNA molecules at single molecule resolution because its platform does not require the routine PCR amplification and ligation steps required during library preparation by most NGS systems, thereby avoiding systematic bias and consequential additional costs. SeqLL’s current sequencing platform offers advantages, such as the ability in certain samples to reveal previously-unknown molecular profiles, by directly detecting single molecules with little to no manipulation of the original sample. Its tSMS platform then generates data that is highly-accurate and creates reproducible molecular profiles, often providing researchers with new insights into the biology being researched. As supported by multiple peer-reviewed research publications, SeqLL’s tSMS technology platform has assisted medical researchers in uncovering potentially significant DNA and RNA biomarkers for the early detection of diseases.

SeqLL’s strategy is to integrate its tSMS platform with the development of novel applications across multiple market segments, and to generate revenue through sales of partnership-specific systems and related flowcells and reagents, which SeqLL refers to as “sequencing kits,” research services and research grants. SeqLL does not offer or sell any products that are founded upon or incorporate its tSMS platform directly to healthcare professionals or consumers. To strengthen its market position, SeqLL strives to build and control intellectual property around the instruments, sequencing kits and methods that enable these applications. Integral to this strategy will be to work with existing customers in developing new instruments optimized for specific assay and chemistry performance in order to support a wide array of applications. SeqLL’s target customers are consumers of NGS products and services engaged in research activities and the development of new or improved products, such as academic and government institutions, hospitals and medical centers, pharmaceutical and biotechnology companies, and non-profit research organizations.

Under the Merger Agreement, it is expected that SeqLL will sell its current business and operations, exclusive of SeqLL’s cash and cash equivalents, to SeqLL Omics, Inc., a newly-formed entity owned by certain existing employees and management of SeqLL, for nominal consideration pursuant to the terms of the Asset Purchase Agreement, concurrently with or shortly following the closing of the Merger.

SeqLL’s common stock and warrants are listed for trading on Nasdaq under the symbols “SQL” and “SQLLW,” respectively. Its registered office is located at 3 Federal Street, Billerica, MA 01821, and its telephone number is (781) 460-6016.

See “Information About SeqLL” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations for SeqLL” for important business and financial information regarding SeqLL.

SeqLL Merger LLC

SeqLL Merger Sub was formed in the State of Delaware on April 26, 2023 and is a wholly-owned subsidiary of SeqLL. SeqLL Merger Sub was formed solely for the purpose of completing the Merger. SeqLL Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the Merger Agreement and the Merger.

SeqLL Merger Sub is a privately-held corporation and its securities do not trade on any marketplace. The principal executive offices of SeqLL Merger Sub are located at c/o SeqLL, 3 Federal Street, Billerica, MA 01821, and its telephone number is (781) 460-6016.

Atlantic Acquisition Corp.

Atlantic was formed in Delaware on October 6, 2022 as a special purpose vehicle to acquire control of a Pubco. On December 6, 2022, Atlantic signed a non-binding letter of intent with IDC to acquire 100% of the equity interests of IDC’s operating subsidiary, Lyneer, through its parent entities in a reverse merger with a Pubco. Atlantic has had no commercial operations other than raising funds in a private placement, organizational activities and negotiating with several entities for the acquisition of control of a Pubco. On February 2, 2023, Atlantic entered into a letter of intent with SeqLL to effect a reverse merger transaction among Atlantic, Atlantic Merger Sub and SeqLL Merger Sub.

The management team of Atlantic, the biographies of whom are set forth herein under the heading “Directors and Executive Officers — Directors and Executive Officers Following the Merger,” has over 150 combined years of specific corporate management and investment banking experience. Atlantic’s management has developed long-standing relationships in the institutional investment arena to raise capital for publicly-listed entities to expand and up-list to a National Securities Exchange. This has, in turn, created liquidity and significantly higher valuations for these previous companies. Upon the closing of the Merger, the management team of Atlantic will become the management team of SeqLL.

Atlantic is a privately-held corporation and its securities do not trade on any marketplace. The principal executive offices of Atlantic are located at 270 Sylvan Avenue, Suite 2230, Englewood Cliffs, New Jersey 07632, and its telephone number is (201) 889-4470.

See “Information About Atlantic” for important business information regarding Atlantic.

Atlantic Merger LLC

Atlantic Merger Sub was formed in the State of Delaware on April 6, 2023 and is a wholly-owned subsidiary of Atlantic. Atlantic Merger Sub was formed solely for the purpose of completing the Merger. Atlantic Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the Merger Agreement and the Merger.

Atlantic Merger Sub is a privately-held corporation and its securities do not trade on any marketplace. The principal executive offices of Atlantic Merger Sub are located at c/o Atlantic, 270 Sylvan Avenue, Suite 2230, Englewood Cliffs, New Jersey 07632, and its telephone number is (201) 899-4470.

Lyneer Investments, LLC

Lyneer is a national strategic staffing firm servicing the commercial, professional, finance, direct placement, and managed service provider verticals. The firm was formed under the principles of honesty, integrity and becoming the preferred outside employer of choice. Lyneer was founded in 1995 and has grown from a regional operation to a national staffing firm with offices and geographic reach across the nation.

Today, Lyneer believes it is one of the most prominent and leading staffing firms in the ever-evolving staffing industry. Lyneer has over 100 total locations and approximately 300 internal employees. It is an industry leader in permanent, temporary and temp-to-perm placement services in a wide variety of areas, including, but not limited to, accounting & finance, administrative & clerical, hospitality, IT, legal, light industrial and medical fields. Its deep expertise and extensive experience have helped world-class companies revolutionize their operations, resulting in greater efficiency and streamlined processes. Its comprehensive suite of solutions covers all aspects of workforce management, from recruitment and hiring to time-and-attendance tracking, scheduling, performance management, and predictive analytics. Lyneer takes a personalized approach to each client, working closely with them to understand their unique needs and to develop a tailored roadmap for success. In addition, Lyneer offers a comprehensive range of recruiting services, including temporary and permanent staffing, within the light industrial, administrative, and financial sectors. Its services are designed to meet each client’s unique needs, including payroll services and vendor management services (VMS)/managed service provider (MSP) solutions. Its extensive network of offices and onsite operations provide local support for its clients, while its national presence gives Lyneer the resources to tackle even the most complex staffing needs. With a focus on integrity, transparency and customer service and a commitment to results, over a 25-year period, Lyneer has earned a reputation as one of the premier workforce solutions partners in the United States.

Lyneer is a privately-held corporation and its securities do not trade on any marketplace. Lyneer Staffing Solutions, LLC is a wholly-owned subsidiary of Lyneer Holdings, Inc. that, in turn, is a wholly-owned subsidiary of Lyneer. The principal executive offices of Lyneer are located at 133 Franklin Corner Road, Lawrenceville, New Jersey 08648, and its telephone number is (609) 503-4400.

See “Information About Lyneer” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations for Lyneer” for important business and financial information regarding Lyneer.

THE SPECIAL MEETING OF STOCKHOLDERS

This section contains information about the special meeting of stockholders that has been called to approve seven proposals, including the Merger Proposal. This proxy statement is being furnished to stockholders in connection with the solicitation of proxies by the board of directors to be used at the special meeting.

Date, Time and Place

The special meeting will be held at [            ], Eastern Time, on June [    ], 2023 at the offices of SeqLL Inc., 3 Federal Street, Third Floor, Billerica, MA 01821 (unless it is adjourned or postponed to a later date).

Purpose of Special Meeting

The purpose of the special meeting is for SeqLL stockholders to consider and vote upon approval of six separate proposals, including the Merger Proposal, each of which is summarized in the notice to stockholders provided with this proxy statement. In accordance with the Delaware General Corporations Law and SeqLL’s Charter, the business to be conducted at the special meeting will be limited to such proposals.

Recommendation of the Board of Directors

The board of directors of SeqLL has (i) unanimously determined that the Merger Proposal, the Board of Directors Proposal, the Reverse Stock Split Proposal, the Name Change Proposal, the Authorized Share Proposal and the Equity Plan Proposal are advisable and in the best interests of SeqLL and its stockholders, (ii) unanimously (with Mr. Jones abstaining) determined that the Asset Sale Proposal is advisable and in the best interests of SeqLL and its stockholders, (iii) approved each of such proposals and (iv) resolved to recommend approval of each of such proposals to stockholders. The board of directors recommends that stockholders vote “FOR” the approval of the Merger Proposal, “FOR” the approval of the Board of Directors Proposal, “FOR” the approval of the Reverse Stock Split Proposal, “FOR” the approval of the Name Change Proposal, “FOR” the approval of the Authorized Share Proposal, “FOR” the approval of the Equity Plan Proposal, “FOR” the approval of the Asset Sale Proposal and “FOR” the approval of the Adjournment Proposal. For a discussion of the material factors considered by the board of directors in reaching its conclusions regarding each proposal, see the more detailed description of each proposal set forth on pages 64 to 107 of this proxy statement.

Stockholders should carefully read this proxy statement in its entirety for more detailed information concerning the proposals to be considered at the special meeting. In addition, stockholders are directed to the Merger Agreement, which is included as Annex A to this proxy statement.

Record Date; Shares Entitled to Vote

The record date for the special meeting is May 26, 2023. Only stockholders of record at the close of business on May 26, 2023 will be entitled to receive notice of, and to vote at, the special meeting or any adjournments or postponements thereof.

As of the close of business on the record date, there were 13,886,379 shares of SeqLL common stock outstanding and entitled to vote at the special meeting. Each holder of common stock is entitled to one vote for each share owned as of the record date.

A complete list of stockholders entitled to vote at the special meeting will be available for inspection at the principal place of business of SeqLL during regular business hours for a period of no less than 10 days before the special meeting and at the place of the special meeting during the meeting.

Quorum

A quorum of stockholders is required to carry on the business of the special meeting. SeqLL’s bylaws provide that the presence at the special meeting, in person or by proxy, of the holders of not less than 50% of the outstanding shares entitled to vote at the special meeting constitutes a quorum for the purposes of the special meeting. Any abstentions will be counted in determining whether a quorum is present at the special meeting. In the event that a quorum is not represented in person or by proxy at the special meeting, the holders of common stock present in person or represented by proxy at the special meeting and entitled to vote thereat, or the chairman of the special meeting, may adjourn the meeting until a quorum is represented in person or by proxy, without notice other than announcement at the meeting. If the adjournment is for more than 30 days, or if after adjournment a new record date is set, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

The proposals are not considered a routine matter with respect to shares of common stock that is represented at the special meeting, but that are held by brokers, banks or other nominees who do not have authority to vote such shares (i.e., broker non-votes). Therefore, your broker will not be permitted to vote on the proposals without instruction from you as the beneficial owner of the common stock. Broker non-votes (if any) will, however, be counted for purposes of determining whether a quorum is present at the special meeting.

Required Vote

The affirmative vote of a majority of the votes cast by SeqLL stockholders present at the special meeting is required to approve the Merger Proposal, the Board of Directors Proposal and the Equity Plan Proposal and the effectiveness of such proposals is conditioned upon the approval of each of the other proposals discussed in this proxy statement, except for the Asset Sale Proposal and the Adjournment Proposal.

The affirmative vote of a majority of the outstanding shares of SeqLL common stock is required to approve the Reverse Stock Split Proposal, the Name Change Proposal and the Authorized Share Proposal. The effectiveness of each of the Reverse Stock Split Proposal, the Name Change Proposal and the Authorized Share Proposal is conditioned upon the approval of each of the other proposals discussed in this proxy statement, except for the Asset Sale Proposal and the Adjournment Proposal.

The affirmative vote of not less than a majority of the votes cast by disinterested SeqLL stockholders present at the special meeting in person or by proxy, which excludes stockholders that would receive, or would be eligible to receive, a material benefit under the Asset Purchase Agreement, including Daniel Jones, SeqLL’s Chairman and Chief Executive Officer, is required to approve the Asset Sale Proposal. The effectiveness of the Asset Sale Proposal is conditioned upon the approval of each of the other proposals in this proxy statement, except for the Adjournment Proposal.

The approval of the Adjournment Proposal requires (i) if a quorum exists, that the number of shares voted in favor of Adjournment Proposal are greater than those voted against, or (ii) in the absence of a quorum, the affirmative vote of the holders of a majority of the common stock represented at the special meeting or the decision of the chairman of the meeting to adjourn the special meeting. If you abstain from voting, either in person or by proxy, or do not instruct your broker or other nominee how to vote your shares, your votes will not be deemed to have been cast and will therefore not have an effect on the outcome of the vote on the Adjournment Proposal.

The Merger cannot be completed unless stockholders approve the Merger Proposal and each other proposal, other than the Asset Sale Proposal and the Adjournment Proposal. Whether or not you plan to attend the special meeting in person, please complete, sign, date and return promptly the enclosed proxy card or follow the related Internet or telephone voting instructions. If you hold shares through a bank, broker or other nominee, you should follow the procedures provided by your bank, broker or other nominee.

Share Ownership by and Voting Rights of Directors and Executive Officers and Major Stockholders

At the close of business on the record date for the special meeting, SeqLL’s directors and executive officers and their affiliates beneficially owned 3,176,670 shares of SeqLL common stock (inclusive of shares issuable upon exercise of stock options within 60 days of the record date) as of the record date and have the right to vote 2,477,094 shares of SeqLL common stock at the special meeting, which represents approximately 17.8% of the SeqLL common stock entitled to vote at the special meeting. In addition, William C. St. Laurent, a co-founder of SeqLL and its former Chairman of the Board, and certain of his family members, who collectively beneficially owned 5,051,243 shares of SeqLL common stock (inclusive of shares issuable upon exercise of stock options within 60 days of the record date) as of the record date and have the right to vote an aggregate of 4,503,052 shares of SeqLL common stock at the special meeting, which represents approximately 32.5% of the SeqLL common stock entitled to vote at the special meeting.

In connection with the execution and delivery of the Merger Agreement, Daniel Jones, the Chairman of the Board and Chief Executive Officer of SeqLL, one other member of the SeqLL board of directors, Mr. St. Laurent and certain members of Mr. St. Laurent’s family entered into the Voting Agreement, a copy of which is attached as Annex D to this proxy statement. Pursuant to the Voting Agreement, such stockholders agreed to vote their shares in favor of each of the proposals described in this proxy statement other than the Asset Sale Proposal, which is a proposal with respect to which Mr. Jones is an interested party and, as a result, on which Mr. Jones will abstain from voting. Such stockholders own shares of SeqLL common stock that together represent sufficient voting power to approve each of the proposals to be considered at the special meeting (other than the Asset Sale Proposal). As a result, the approval of each of the proposals, other than the Asset Sale Proposal, is assured.

Voting of Proxies by Holders of Record

If you are entitled to vote at the special meeting and hold your shares in your own name, you can submit a proxy or vote in person by completing a ballot at the special meeting. However, SeqLL encourages you to submit a proxy before the special meeting even if you plan to attend the special meeting in order to ensure that your shares are voted. A proxy is a legal designation of another person to vote your common stock on your behalf. If you hold shares in your own name, you may submit a proxy for your shares by:

•        faxing the enclosed proxy card to the number provided on the proxy card;

•        accessing the Internet web site or calling the telephone number specified on the enclosed proxy card and follow the instructions provided to you; or

•        filling out, signing and dating the enclosed proxy card and mailing it in the prepaid envelope included with these proxy materials.

When a stockholder submits a proxy by fax, by telephone or through the Internet, his or her proxy is recorded immediately. SeqLL encourages its stockholders to submit their proxies using these methods whenever possible. If you submit a proxy through the Internet web site or by telephone, please do not return your proxy card by mail.

All shares represented by each properly executed and valid proxy received before the special meeting will be voted in accordance with the instructions given on the proxy. If a SeqLL stockholder executes a proxy card without giving instructions, the shares of common stock represented by that proxy card will be voted in accordance with the recommendations of the board of directors.

Please submit your proxy by Internet, telephone, fax or mail, whether or not you plan to attend the meeting in person.

Stockholders Sharing an Address

As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless stockholders have notified SeqLL of their desire to receive multiple copies of this proxy statement. This is known as householding.

SeqLL will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Stockholders who do not receive a separate copy of this proxy statement and who want to receive a separate copy may request to receive a separate copy of this proxy statement by writing to Investor Relations at SeqLL Inc., 3 Federal Street, Billerica, MA 01821, or by calling (781) 460-6016. SeqLL undertakes to deliver promptly a copy of this proxy statement upon the receipt of such request. Stockholders who share an address and receive multiple copies of this proxy statement may also request to receive a single copy by following the instructions above.

Revocability of Proxy; Changing Your Vote

You may revoke your proxy and/or change your vote at any time before your proxy is voted at the special meeting. If you are a stockholder of record, you can do this by:

•        sending a written notice stating that you revoke your proxy to SeqLL at SeqLL Inc., Attn: Corporate Secretary, 3 Federal Street, Billerica, MA 01821 that bears a date later than the date of the proxy and is received prior to the special meeting and states that you revoke your proxy;

•        submitting a valid, later-dated proxy by mail, fax, telephone or the Internet that is received prior to the special meeting; or

•        attending the special meeting and voting by ballot in person (your attendance at the special meeting will not, by itself, revoke any proxy that you have previously given).

If you hold your common stock in “street name” through a broker, bank or other nominee, you must follow the directions you receive from your broker, bank or other nominee in order to revoke or change your vote.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than by an announcement made at the special meeting of the time, date and place of the adjourned meeting. For the Adjournment Proposal, you may vote FOR, AGAINST or ABSTAIN. Abstentions and broker non-votes will count for the purpose of determining whether a quorum is present at the special meeting. However, broker non-votes and abstentions will not count as shares entitled to vote on the Adjournment Proposal. As a result, abstentions and broker non-votes will not have any effect on the vote to approve the Adjournment Proposal. Any signed proxies received by SeqLL for which no voting instructions are provided on such matter will be voted “FOR” the Adjournment Proposal. Any adjournment of the special meeting will allow stockholders who have already sent in their proxies to revoke them at any time prior to the special meeting as adjourned.

At any time prior to convening the special meeting, the special meeting may be postponed for any reason without the approval of the SeqLL stockholders. If postponed, SeqLL will publicly announce the new meeting date. Although it is not currently expected, SeqLL may postpone the special meeting for the purpose of soliciting additional proxies if SeqLL concludes that by the date of the special meeting it is reasonably likely that SeqLL will not have received sufficient proxies to constitute a quorum or sufficient votes for approval of the Merger Proposal. Similar to adjournments, any postponement of the special meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the special meeting, as postponed.

Shares Held in Street Name

If your SeqLL common stock is held in an account at a broker, bank or through another nominee, you must instruct the broker, bank or other nominee on how to vote your shares by following the instructions that the broker, bank or other nominee provides to you with these proxy materials. Most brokers offer the ability for stockholders to submit voting instructions by mail by completing a voting instruction card, by telephone and via the Internet.

If you do not provide voting instructions to your broker, bank or other nominee your shares will not be voted on any proposal on which your broker, bank or other nominee does not have discretionary authority to vote. This is referred to in this proxy statement and in general as a broker non-vote. Under the current stock exchange rules, brokers do not have discretionary authority to vote on the Merger Proposal or the Adjournment Proposal. Any broker non-votes would have the same effect as a vote “against” approval of the Merger Proposal and would have no effect on the Adjournment Proposal.

If you hold shares through a broker, bank or other nominee and wish to vote your shares in person at the special meeting, you must obtain a proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot when you vote at the special meeting.

Solicitation of Proxies

SeqLL will pay the cost of distributing and soliciting proxies. This proxy solicitation is being made by SeqLL on behalf of its board of directors. In addition to solicitation by use of the mail, its directors, officers and employees may also solicit proxies in person or by telephone, electronic mail, facsimile transmission or other means of communication. SeqLL will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of SeqLL common stock that the brokers and fiduciaries hold of record. In accordance with the regulations of the SEC, SeqLL will reimburse them for expenses incurred in sending proxies and proxy materials to beneficial owners of SeqLL common stock.

PROPOSAL I: THE MERGER PROPOSAL

General

This proxy statement is being provided to stockholders of SeqLL in connection with the solicitation of proxies by SeqLL’s board of directors to be voted at the special meeting and at any adjournments or postponements of the special meeting. At the special meeting, stockholders will be asked to, among other things, approve the Merger Proposal.

The Merger Agreement provides for the merger of Atlantic Merger Sub with and into Lyneer, with Lyneer surviving as a 58%-owned subsidiary of Atlantic, a 37%-owned subsidiary of IDC, and a 5%- owned subsidiary of Lyneer Management, and the subsequent merger of SeqLL Merger Sub with and into Lyneer, with Lyneer continuing as the surviving entity and a wholly-owned subsidiary of SeqLL. The Merger will not be completed unless stockholders approve each of the proposals discussed in this proxy statement, other than the Asset Sale Proposal and the Adjournment Proposal. A copy of the Merger Agreement is attached as Annex A to this proxy statement. You are urged to read the Merger Agreement in its entirety because it is the legal document that governs the Merger. For additional information about the Merger Agreement, see “The Merger Agreement.”

If the Merger is completed, in consideration of 100% of the membership interests of Lyneer, SeqLL will (i) pay to the Lyneer Members $60,000,000 in cash and (ii) issue to the Sellers an aggregate of 159,866,898 shares of common stock of SeqLL, in each case subject to any change in the outstanding shares of capital stock of SeqLL as a result of any stock split, reverse stock split, stock dividend or stock distribution, reorganization, recapitalization, reclassification, or combination, exchange or readjustment of shares having a record date occurring on or after the date of the Merger Agreement and prior to the consummation of the Merger. The 159,866,898 shares of common stock of SeqLL to be issued in connection with the Merger is based upon an assumed valuation of Lyneer of $138,125,000 at the time of the Merger. Prior to the completion of the Merger, SeqLL intends to consummate the Capital Raise, most of the proceeds of which it will use to pay the cash portion of the Merger consideration. If the pre-money valuation of SeqLL in the Capital Raise is less than $138,125,000, then (i) if the value of the number of outstanding shares of SeqLL common stock as of a date prior to the date of pricing of the Capital Raise (the “SeqLL Record Date”), based upon the Offering Price, is less than $12 million, SeqLL will issue to the SeqLL stockholders of record (the “SeqLL Record Holders”) as of the SeqLL Record Date as a stock dividend an aggregate number of shares of SeqLL common stock so that the sum of (a) the value of the SeqLL common stock, based upon the Offering Price, outstanding on the SeqLL Record Date, plus (b) the value of the SeqLL common stock, based upon the Offering Price, issued in such stock dividend, will equal $12 million, and (ii) the aggregate number of shares of SeqLL common stock issued in the Merger will be adjusted so that the value of the SeqLL common stock to be issued to the Lyneer Members in the Merger, based upon the Offering Price, is equal to $60 million and the number of shares that will be issued to Atlantic in the Merger will be reduced by the sum of the number of shares of SeqLL common stock to be issued to the SeqLL Record Holders plus the number of additional shares of SeqLL common stock to be issued to the Lyneer Members in the Merger.

The Merger Agreement provides that SeqLL will declare a cash dividend payable on or after the date of consummation of the Merger to the holders of SeqLL common stock on the SeqLL Record Date to be determined by SeqLL, in an amount equal to SeqLL’s cash and cash equivalents on hand as of the closing date of the Merger, less withholding for sales taxes, if any, payable by SeqLL and any other obligations payable by SeqLL under the Asset Purchase Agreement (described below). The Merger Agreement also contemplates that, promptly following the closing of the Merger, SeqLL will sell to SeqLL Omics, a newly-formed entity owned primarily by certain of the current employees and management of SeqLL, for nominal consideration the business operations of SeqLL immediately prior to the closing of the Merger, including substantially all of the non-cash assets of SeqLL.

SeqLL’s common stock is listed on Nasdaq and SeqLL is subject to Nasdaq’s listing standards set forth in its Listing Rules. Although SeqLL is not required to obtain stockholder approval under Delaware law in connection with the Merger, it is required under Nasdaq Listing Rule 5635(a)(1) and Nasdaq Listing Rule 5635(b) to seek stockholder approval of the proposed issuance of SeqLL common stock in connection with the Merger.

Nasdaq Listing Rule 5635(a)(1) requires stockholder approval prior to the issuance of securities “in connection with” the acquisition of the stock or assets of another company, where due to the present or potential issuance of common stock (or securities convertible into or exercisable for common stock), other than a public offering for cash, the common stock to be issued (a) constitute voting power in excess of 20% of the outstanding voting power prior to the issuance or (b) are or will be in excess of 20% of the outstanding common stock prior to the issuance. In addition, Listing Rule 5635(b) requires stockholder approval prior to the issuance of securities when such issuance or potential issuance will result in a change of control of a company. Nasdaq may deem a change of control to occur when, as a result of an issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding common stock or voting power and such ownership or voting power would be the largest ownership position of the issuer.

It is expected that, based upon an assumed valuation of Lyneer of $138,125,000 in the Capital Raise, the total shares proposed to be issued in the Merger to the Sellers will equal approximately 92.0% of the number of shares of SeqLL’s outstanding common stock at the consummation of the Merger without giving effect to any shares of SeqLL common stock to be issued in connection with the Capital Raise. SeqLL’s existing stockholders will own approximately 8.0% of the outstanding shares of SeqLL common stock.

In addition, under Nasdaq Listing Rule 5635(d), prior stockholder approval is required for the issuance, other than in a public offering, of securities convertible into common stock at a price less than the greater of book or market value of the SeqLL common stock if the securities are convertible into 20% or more of a company’s common stock. Because shares of common stock of SeqLL will be issued in exchange for all of the common equity interests of Atlantic and Lyneer, the deemed issuance price of the common stock may be less than the greater of the book or market value of SeqLL’s common stock immediately before the consummation of the Merger. If the Merger Proposal is approved, the issuance of shares of SeqLL common stock will exceed 20% of number of shares of SeqLL common stock currently outstanding. Because the issuance price may be below the greater of the book or market value of SeqLL’s common stock immediately prior to the consummation of the Merger, the Nasdaq Listing Rules may require that SeqLL obtain stockholder approval of the issuance of SeqLL common stock at the consummation of the Merger. Therefore, SeqLL is requesting stockholder approval for the issuance of its common stock in the Merger under the Nasdaq Listing Rules.

Background of the Merger

As part of SeqLL’s ongoing strategic planning process, members of the SeqLL board of directors and members of SeqLL’s senior management periodically review and assess SeqLL’s operations, financial performance and competitive position, as well as industry trends and potential strategic initiatives. In addition, members of SeqLL’s senior management meet with members of the SeqLL board of directors in the ordinary course of business to discuss strategic alternatives to enhance stockholder value, including, among other things, business combinations, acquisitions, divestitures and share repurchases. In connection with these reviews and assessments, from time to time, the SeqLL board of directors and SeqLL’s senior management enlist the assistance of financial advisors and outside legal advisors. In furtherance of its strategy, over the past several years, SeqLL has from time-to-time considered potential strategic transactions and transaction partners. In particular, at various times over the past two years, SeqLL conducted assessments of a range of potential strategic transactions that would provide value to stockholders.

Since the marked downturn in the public biotechnology markets commencing in the first quarter of 2022, SeqLL’s management and board of directors has engaged in a dialog regarding the potential to complete a transformational transaction that would redirect and refocus the business of SeqLL, which transaction could include a potential acquisition or business combination. SeqLL, like many microcap companies in the biotechnology space, was facing a number of headwinds in its product segment as it had limited financial resources to deploy in research and development, which was of particular concern in its sector, in which many of its primary competitors were well-financed. In advance of SeqLL’s January 2023 board meeting, SeqLL’s directors met informally to discuss financing, strategic, and other options that would enable SeqLL to extend its operational runway and improve shareholder value. SeqLL’s board of directors and management was seeking a transaction(s) that both aligned with the core values of SeqLL’s board of directors and management, as well as one that was gaining traction and becoming a priority for many investors, businesses and governments.

On January 25, 2023, Daniel Jones, SeqLL’s Chief Executive Officer, received an introductory e-mail from Andrew Bressman, the Managing Director of Atlantic, in which Mr. Bressman introduced the possibility of working with SeqLL on a transaction in the staffing technology sector. In conjunction with such introduction and during a subsequent telephone conference on that date with Mr. Bressman, Mr. Jones was provided with certain preliminary diligence information regarding Atlantic, and Mr. Bressman advised Mr. Jones that Atlantic had signed letter of intent to acquire a staffing company with approximately $450 million in revenue and $15 million in EBITDA. Mr. Bressman further summarized for Mr. Jones the intended roll-up acquisition strategy of Atlantic. During the initial telephone conference, Mr. Jones referred Mr. Bressman and Atlantic management to the public filings of SeqLL for initial due diligence on SeqLL. No proposal was made by Mr. Bressman during this conversation.

At Mr. Bressman’s invitation, on January 26, 2023, Mr. Jones participated in a video conference with Mr. Bressman and a senior presentative from EF Hutton, a division of Benchmark Investments, LLC (“EF Hutton”), an investment bank headquartered in New York City, to discuss further the proposed acquisition transaction and Atlantic’s objectives and financing strategy.

On January 27, 2023, Mr. Bressman provided to Mr. Jones a high-level, non-binding letter of intent relating to a potential transaction with SeqLL. Mr. Jones subsequently shared this draft document with Eric M. Hellige, Esq. of Pryor Cashman LLP, SeqLL’s corporate counsel, for review and discussion. Later on January 27, 2023, an introductory telephone conference call was established by Mr. Bressman among Mr. Jones, Mr. Hellige and Atlantic’s counsel, Elliot H. Lutzker, Esq. and Myron B. Rabij, Esq. of Davidoff Hutcher & Citron LLP (“DHC”).

Mr. Jones and Mr. Hellige discussed the draft letter of intent in several telephone conferences over the weekend of January 28 and 29, 2023, including the structure of the proposed transaction, the anticipated length of time it would take to consummate the proposed transaction, the liabilities that could be retained by SeqLL, the fact that Atlantic would not want to continue SeqLL’s current line of business following consummation of the proposed transaction and the possible methods for disposing of SeqLL’s existing business operations. Between and following such discussions, Mr. Jones and Mr. Bressman discussed terms of the proposed letter of intent. SeqLL forwarded a revised draft of the letter of intent to Atlantic and its counsel on the afternoon of January 29, 2023. Atlantic replied with further revisions on January 30, 2023, in which it agreed to absorb certain future liabilities of SeqLL’s as well as increase the value of stock that would be retained by SeqLL stockholders.

On January 30, 2023, Mr. Jones travelled to New York City to meet with Mr. Bressman, Jeffrey Jagid, the Chief Executive Officer of Atlantic, and a senior representative from EF Hutton.  During this meeting, Mr. Jones inquired about the probability of successfully financing the proposed Atlantic acquisition, the timing thereof and other matters relating to the proposed transaction between SeqLL and Atlantic.

Following the January 30, 2023 meeting, Mr. Jones reached out to the individual members of the SeqLL board of directors and advised the members of the SeqLL board of his discussions with Atlantic and the opportunity presented to SeqLL by Atlantic. Later that day, Mr. Jones forwarded a copy of the draft letter of intent to SeqLL’s directors for their review.

On February 1, 2023, a videoconference involving SeqLL’s board directors and Mr. Hellige of Pryor Cashman was arranged in order to more thoroughly review the proposed transaction and discuss the future requirements necessary to effectively move forward toward a definitive merger agreement. The group discussed the draft letter of intent proposed by Atlantic and the improved terms Mr. Jones had negotiated since the original draft letter was provided the previous week. These terms included SeqLL’s retention of $1,375,000 principal amount of affiliated debt of SeqLL following the Merger.

On February 2, 2023, SeqLL’s board of directors by unanimous written consent authorized SeqLL’s management to execute the non-binding letter of intent with Atlantic. As proposed in the letter of intent, the proposed transaction would provide $12 million of equity value to existing SeqLL stockholders post-merger, settle existing SeqLL liabilities of approximately $3 million, and return the remaining cash on SeqLL’s balance sheet as of the closing date of the Merger to existing SeqLL stockholders pro rata in the form of a cash dividend. SeqLL’s market capitalization was approximately $6 million on this date based upon a closing price per share of SeqLL’s common stock of $0.54 on that date.

On February 3, 2023, counsel to each of SeqLL and Atlantic held preliminary discussions by telephone conference, primarily regarding the structure of the proposed transactions, which discussions continued over the next two business days. On February 6, 2023, Mr. Jones met with Robert Machinist, the Chairman of the Board of Atlantic, to discuss the proposed transaction in general and also to review required next steps. The SeqLL board of directors and Mr. Hellige met later that day to review and assess the timeline details provided by Atlantic. On February 10, 2023, Mr. Bressman sent the preliminary draft of the merger agreement to Mr. Jones.

While SeqLL was considering its proposed merger with Atlantic, SeqLL’s management and board of directors continued to explore other opportunities to create stockholder value, including telephone conferences with Maxim Group LLP (“Maxim”) regarding the possibility of a public offering of SeqLL’s common stock. Early in the week of February 6, 2023, Maxim approached SeqLL about the possibility of marketing a registered direct placement of SeqLL’s common stock. The discussions between SeqLL and Maxim continued throughout the week, and during the weekend of February 11 and 12, 2023, Maxim initiated various due diligence telephone conference calls with SeqLL management and the board of directors of SeqLL met to consider a proposed public offering. On February 12,

2023, SeqLL’s board of directors by unanimous written consent authorized SeqLL’s management to execute a private placement agreement for a registered direct offering of SeqLL common stock. On February 13, 2023, SeqLL executed a private placement agreement for the sale of 2,000,000 shares of common stock for a purchase price of $0.90 per share. On February 15, 2023, SeqLL closed the registered direct offering in which it received gross proceeds of $1.8 million before deducting offering expenses.

During the week of February 20, 2023, the parties traded drafts of the merger agreement and negotiated the terms of the transaction, including the relationship between Atlantic and each of SeqLL and Lyneer, the indemnification obligations of the parties and the method of obtaining SeqLL stockholder approval of the transaction.

On February 27, 2023, SeqLL’s board of directors met for a strategic review of SeqLL’s cash position, long-term runway and future financial needs. In late February and early March 2023, SeqLL’s board of directors discussed improving SeqLL’s ability to protect SeqLL stockholders as the transaction progressed. To that end, SeqLL management proposed to Atlantic that (i) there would be a true-up at the time of the Capital Raise to ensure that the existing SeqLL stockholders would retain approximately $12 million of equity value at the time of the closing of the Merger, and (ii) a current SeqLL independent director be chosen to represent SeqLL stockholders on an ongoing basis. SeqLL believed this recommendation would also help during a future transitional period. Following discussions regarding this proposal between Mr. Jones and Mr. Bressman and ensuing internal discussion at Atlantic, Atlantic agreed to the proposal and to meeting with interested directors at a future date.

On March 14, 2023, SeqLL’s board of directors held a regular meeting of the board during which Mr. Jones and Mr. Hellige provided updates related to the proposed transaction with Atlantic, including the steps that had been taken toward reaching a definitive agreement and the subsequent regulatory and compliance undertakings to be performed by SeqLL’s board and management. Mr. Hellige provided further updates regarding his communication with counsel representing Atlantic and Lyneer and the collective effort undertaken to improve the terms of the Merger to reflect more accurately the agreed upon structure of the transaction, as well as reducing or limiting the potential downside risk to SeqLL stockholders if the transaction were not successfully consummated. At this board of directors meeting, the SeqLL directors also approved the filing of SeqLL’s Annual Report on Form 10-K for the year ended December 31, 2022. On March 17, 2023, SeqLL publicly announced its operating and financial results for the fourth quarter and year ended December 31, 2022.

On March 31, 2023, SeqLL’s board of directors met with Mr. Hellige to review the status of the proposed transaction with Atlantic. During that meeting, Mr. Hellige summarized the recent revisions and changes to the proposed merger agreement and related documentation. Mr. Jones and Mr. Hellige further presented and discussed with the directors the required future steps to successfully complete a transaction, such as the preparation and filing of this proxy statement, the filing of Current Reports on Form 8-K reporting material developments, the SEC review process and the financing requirements. Despite previous discussions around closing the SeqLL reverse merger transaction in advance of a financing event, it was determined that the closing of the Capital Raise would likely be required for Lyneer to close the Merger. As a result, the closing of the Merger would have to occur simultaneously with the closing of the Capital Raise.

On April 7, 2023, the SeqLL board of directors and Mr. Hellige held an update meeting by video conference to discuss developments relating to the proposed transaction with Atlantic. Mr. Hellige outlined for the Board the recent changes made to the draft Merger Agreement, which primarily related to matters relating to the future relationships between Atlantic and Lyneer and their affiliates, as well as an estimated timeline moving forward. The directors also discussed the advisability of obtaining a fairness opinion relating to the the proposed terms of the transaction as they relate to the pre-merger stockholders of SeqLL. It was determined that Douglas Miscoll, a member of the SeqLL board, would develop a list of investment banks and advisory firms that the board could consider in selecting a financial advisor to render a fairness opinion to the board.

On April 12, 2023, Mr. Lutzker distributed revised drafts of the Merger Agreement and a preliminary draft of the Voting Agreement. In the draft Merger Agreement, the specific numbers of shares of SeqLL common stock to be issued in the Merger were set out and revisions to the indemnification obligations of the parties were revised. Between April 12, 2023 and April 14, 2023, counsel to the respective parties held telephone conference calls to discuss open issues in the Merger Agreement.

On April 13, 2023, a representative of Pryor Cashman distributed a preliminary draft of the Asset Purchase Agreement to counsel for Atlantic and Lyneer.

On April 14, 2023, the SeqLL board of directors and Mr. Hellige met by video conference to discuss and consider, among other matters, a list of investment banks or advisors who would be available to advise the board regarding the proposed transaction within the anticipated timeframe for execution of the Merger Agreement. Later in the day on April 14, 2023 and over the April 15 and 16, 2023 weekend, Mr. Jones had several telephone conferences with Mr. James Cahill of McKim & Company LLC (“McKim”) in which he described the proposed merger transaction and answered the related questions of Mr. Cahill. On April 17, 2023, SeqLL engaged McKim as a financial advisor to the SeqLL board of directors in connection with the proposed transactions. In selecting McKim, the SeqLL board of directors considered, among other things, McKim’s expertise in providing fairness opinions to boards of directors and the fact that McKim is regularly engaged in the valuation of businesses and their securities and the provision of fairness opinions in connection with various transactions.

During the week of April 17, 2023, Mr. Jones provided to McKim current drafts of the Merger Agreement and the Asset Purchase Agreement, as well as background materials related to Atlantic and Lyneer, and Mr. Cahill was granted access to the Atlantic/ Lyneer data room. On April 21, 2023, SeqLL’s board of directors and Mr. Hellige met with Mr. Cahill to discuss the scope of the McKim engagement and Mr. Cahill’s understanding of the transactions contemplated by the draft Merger Agreement.

On April 25, 2023, Pryor Cashman received from DHC questions and comments related to the preliminary draft of the Asset Purchase Agreement. Over the next two days, Pryor Cashman responded to requests for documents related to the contracts to be transferred under the Asset Purchase Agreement.

On April 28, 2023, Mr. Cahill presented a draft of McKim’s fairness opinion to the SeqLL board of directors. Mr. Cahill advised the board that based on McKim’s evaluation, and from a financial point of view, the merger of SeqLL’s public company with Atlantic, for the consideration provided for in the draft Merger Agreement, is fair to the SeqLL common stockholders. After Mr. Cahill completed his presentation, Mr. Hellige advised the board that he had comments to the draft opinion that he would share with Mr. Cahill following the meeting.

On May 1, 2023, Mr. Jones met by video conference call with Mr. Jagid and Mr. Bressman of Atlantic, their counsel, Mr. Lutzker of DHC, and Mr. Hellige and Mr. Pachter from Pryor Cashman to discuss the composition of the current SeqLL stockholders and the possibility of obtaining majority approval for the proposed transaction in advance of submitting a proxy statement for regulatory approval. During such call, it was determined that a small group of stockholders consisting of Mr. Jones and certain family members of William C. St. Laurent, a founder of SeqLL, would have a sufficient number of shares of SeqLL common stock to ensure that all proposal to be presented at the special meeting of SeqLL stockholders would be approved. On May 8, 2023, SeqLL’s board of directors held a regular meeting for the review of SeqLL’s financial performance in the quarter ended March 31, 2023. During the meeting, Mr. Piro Sassa and Mr. Derek Thomas from Wolf & Co, SeqLL’s independent auditor, presented their financial review to the SeqLL Audit Committee. Following such discussion, Mr. Hellige proposed a follow-up meeting with the board to review the draft Merger Agreement and the draft Asset Purchase Agreement in detail.

On May 9, 2023, SeqLL announced its operating and financial results for the quarter ended March 31, 2023. Additionally, SeqLL’s board of directors and Mr. Hellige met. During such meeting, the directors discussed, among other matters, the reasons and goals for the Merger, the status of the preparation of the preliminary proxy statement for the special meeting of SeqLL stockholders, the deadlines to secure stockholder signatures for the Voting Agreement, aspects of the transition of the existing SeqLL business operations from SeqLL to SeqLL Omics and potential implications for employees, and the sale of assets to SeqLL Omics. The SeqLL board also reviewed certain provisions of the Merger Agreement and the Asset Purchase Agreement and proposed revisions were made. In addition, the board reviewed and discussed a revised draft of the McKim fairness opinion. It was also agreed that Mr. Pfeffer would review the Lyneer unaudited financial statements for the quarter ended March 31, 2023 when available to determine if the actual operating results of Lyneer were consistent with the representations made by Lyneer for its financial results for such quarter.

Between May 9, 2023 and May 25, 2023, representative of Pryor Cashman, DHC and counsel for Lyneer and IDC held a series of telephone conference calls to finalize the draft documents and to discuss the tax aspects of the Merger to the Sellers and various structures that could be employed by the parties to minimize the tax effects of the Merger on Atlantic and IDC. During such period, DHC distributed a number of drafts of the Merger Agreement that primarily addressed those issues and concerns.

On May 15, 2023, SeqLL received Lyneer’s audited financial statements for the years ended December 31, 2022 and 2021. On May 18, 2023, SeqLL received Lyneer’s unaudited financial statements for the quarter ended March 31, 2023. On May 22, 2023, McKim delivered its fairness opinion to the SeqLL board of directors.

On May 26, 2023, the SeqLL board or directors approved the Merger Agreement and the Asset Purchase Agreement by unanimous written consent. In addition, on such date, drafts of a press release by SeqLL were distributed and discussed.

On May 29, 2023, the Merger Agreement and the Asset Purchase Agreement were executed by the parties thereto and a fully-executed copy of the Voting Agreement was delivered to Atlantic.

On May 30, 2023, SeqLL issued a press release through GlobeNewswire announcing the execution and delivery of the Merger Agreement and the Asset Purchase Agreement.

Reasons for the Merger

SeqLL’s board of directors, by a unanimous written consent on May 26, 2023, determined that the Merger Agreement and the proposed Merger contemplated thereby are advisable and fair to, and in the best interests of, SeqLL’s stockholders.

In evaluating the Merger, SeqLL’s board of directors, in consultation with SeqLL’s management, outside legal counsel and financial advisor, considered numerous positive factors relating to the Merger, including:

•        challenges facing SeqLL’s current business, including headwinds in the core business and the lengthy time periods that SeqLL has experienced in negotiating its proposed joint ventures, significant capital resources required to fund its operations and to remain competitive, and increased market share among competitors;

•        SeqLL’s remaining cash balances, SeqLL’s cash burn rate and the prospects for raising significant amounts of additional capital in the financial markets and the significant dilution that the SeqLL stockholders would likely experience if significant amounts of additional capital were to be raised given the then-current market price of the SeqLL common stock;

•        the belief that other strategic alternatives available to SeqLL, such as continuing to develop its business through internal growth, were less advisable than the proposed Merger under current circumstances;

•        the terms and conditions of the Merger Agreement and related transaction documents;

•        the positive financial condition, operating results and business outlook of Atlantic and Lyneer as of the date of the Merger Agreement; and

•        the fact that SeqLL’s board of directors received and reviewed a fairness opinion from McKim & Company LLC, as financial advisor to the SeqLL board, affirming that the Merger consideration to be paid by SeqLL was fair at that time to SeqLL’s stockholders from a financial point of view.

The board of directors also considered the risks and potentially negative factors relating to the proposed Merger, including:

•        the possibility that the consummation of the Merger may be delayed or not occur at all, and the adverse impact of such event would have on SeqLL and its business;

•        the significant costs involved in connection with completing the proposed Merger, the substantial management time and effort required to complete the proposed Merger and the related disruption to operations of SeqLL;

•        the risk that the anticipated benefits of the proposed Merger may not be realized; and

•        other risks described under the section “Risk Factors” above.

SeqLL’s board of directors believed that, overall, the potential benefits of the Merger to stockholders outweighed the risks and uncertainties of the Merger. The foregoing discussion of factors considered by the board of directors is not intended to be exhaustive and is not provided in any specific order or ranking, but includes material factors considered by the SeqLL board of directors. In reaching its decision regarding the proposed Merger, the board of directors did not quantify or otherwise assign relative weights to the specific factors. Moreover, each member of the board of directors applied his or her own personal business judgment and may have given different weights to different factors. The board of directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The board of directors based its recommendation on the totality of the information presented.

McKim & Co. Fairness Opinion

SeqLL’s board of directors engaged McKim & Company LLC (“McKim”) to render an opinion as to whether the fair value of the consideration afforded to the stockholders of SeqLL in the Merger is fair to stockholders of SeqLL from a financial point of view. McKim is a financial advisory firm that regularly evaluates businesses and their securities in connection with acquisitions, corporate restructuring and financings.

Prior to McKim’s engagement as financial advisor to the SeqLL board of directors, McKim had not performed any services for SeqLL. However, the SeqLL board of directors engaged McKim as its financial advisor in connection with the Merger because it had determined that McKim has substantial experience in similar matters. On May 22, 2023, McKim rendered its written opinion to the board of directors that the Merger provides SeqLL stockholders, among other potential benefits, an opportunity to monetize their ownership of SeqLL from its existing research business to a larger staffing services model that will command a larger market capitalization, and that the Merger of SeqLL with Lyneer for the consideration provided to the SeqLL stockholders is fair to SeqLL’s stockholders from a financial point of view.

SeqLL paid a cash fee of $140,000 to McKim for its opinion dated May 22, 2023. SeqLL has obtained consent from McKim for the use of its fairness opinion in this proxy statement.

McKim’s opinion was provided to the board of directors for its assessment of the Merger and only addressed the fairness to SeqLL’s stockholders, from a financial point of view, of the consideration to be provided to the SeqLL stockholders pursuant to the Merger Agreement as of the date of the opinion and did not address any other aspects or implications of the Merger.

The summary of McKim’s opinion below is qualified in its entirety by reference to the full text of the written opinion, which is attached as Annex C to this proxy statement. This summary also describes the procedures, assumptions, qualifications and limitations, and other matters considered by McKim in preparing its opinion. However, neither McKim’s written opinion nor the summary of its opinion set forth in this proxy statement purports to be, or constitutes advice or recommendations to, any stockholder as to how such stockholder should act or vote with respect to the Merger Proposal.

McKim’s opinion was addressed to, and was intended for the use, information and benefit of, the SeqLL board of directors (solely in its capacity as such) and may not be used for any other purpose without McKim’s prior written consent. McKim’s opinion is not intended to be, and does not constitute, a recommendation to the SeqLL board of directors, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise. McKim was not requested to opine as to, and its opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the SeqLL board of directors, SeqLL, its security holders or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the consideration to be received by the SeqLL stockholders to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of SeqLL, or to any other party, except the fairness of the consideration to be received by the SeqLL stockholders in the Merger from a financial point of view, (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available for SeqLL, (v) the fairness of any portion or aspect of the Merger to any one class or group of SeqLL’s or any other party’s security holders or other constituents vis-à-vis any other class or group of SeqLL’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) the solvency, creditworthiness or fair value of SeqLL, Atlantic, Lyneer or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (vii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the

Merger, any class of such persons or any other party, relative to the Merger consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. McKim assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, McKim relied, with the consent of the SeqLL board of directors, on the assessments by SeqLL and its advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to SeqLL and the Merger or otherwise. In rendering its opinion, McKim noted that the credit, financial and stock markets have been experiencing unusual volatility and McKim expressed no opinion or view as to any potential effects of such volatility on SeqLL or the Merger. The issuance of McKim’s opinion was approved by a committee authorized to approve opinions of this nature.

In arriving at its opinion, McKim reviewed and considered such financial and other matters as it deemed relevant, including, among other things:

•        The current draft of the Merger Agreement;

•        The current draft of this proxy statement;

•        The Registration Statement on Form S-1 of SeqLL filed with the SEC in November 2022;

•        The EF Hutton financial advisory and capital raising engagement letter dated March 28, 2023 for Atlantic;

•        Draft financial statements of Lyneer and subsidiaries for the years ended December 31, 2022 and 2021;

•        The audited financial statements of Lyneer Holdings Inc. for the years ended December 31, 2020, 2019 and 2018;

•        Lyneer Holding Inc. monthly financials for 2022 and 2021;

•        Monthly operating cash flow (EBITDA) of Lyneer Staffing Solutions LLC from January 2022 through November 2022;

•        Summary of pending litigation of Lyneer Staffing Solutions;

•        CBIZ Valuation Group, LLC’s valuation of Lyneer Investments, LLC for IDC as of August 31, 2021;

•        Closing documents of IDC’s acquisition of Lyneer Investments, LLC;

•        Lyneer Holdings, Inc. material contracts;

•        Lyneer Holdings, Inc. tax returns;

•        SeqLL’s real estate and equipment leases;

•        Publicly available information regarding SeqLL; and

•        Meetings with SeqLL’s management team.

In rendering its opinion, McKim relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to McKim, discussed with or reviewed by McKim, or publicly available, and McKim did not assume any responsibility with respect to such data, material and other information. McKim relied upon and assumed, without independent verification, that there had been no change in the businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects of SeqLL and Lyneer since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to McKim that would be material to its analyses or its opinion, and that there is no information or any facts that would make any of the information reviewed by McKim incomplete or misleading. McKim further relied upon the assurance of the management of SeqLL that such management was unaware of any facts that would make the information provided to McKim incomplete or misleading in any material respect. In addition, McKim relied upon and assumed, without independent verification, that the final form of the Merger Agreement would not differ in any material respect from the draft of the Merger Agreement identified above. In addition, McKim did not make any independent evaluation or appraisal of the assets or liabilities of Atlantic or Lyneer, nor was McKim furnished with any such independent evaluations or appraisals. McKim’s opinion was necessarily based upon financial, economic, market and other conditions as they existed on, and should be evaluated as of, the date of the opinion (May 22, 2023). Although subsequent developments might affect its opinion, McKim does not have any obligation to update, revise or reaffirm its opinion.

McKim assumed that the Merger will be consummated on terms substantially similar to those set forth in the draft Merger Agreement provided to it.

McKim was not requested to, and did not, (i) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Merger, the securities, assets, businesses or operations of SeqLL, Atlantic or Lyneer or any other party, or any alternatives to the Merger, (ii) negotiate the terms of the Merger, or (iii) advise the SeqLL board of directors or any other party with respect to alternatives to the Merger. In the ordinary course of its business, prior to rendering its opinion, McKim may have actively traded the equity or debt securities of SeqLL and McKim may continue to actively trade such equity or debt securities. In addition, certain individuals who were employees of, or were affiliated with, McKim on the date of the opinion may have in the past and may on the date of the opinion have been stockholders of SeqLL.

In rendering its opinion, McKim was not provided any financial or operating projections of SeqLL, Atlantic or Lyneer or any other party.

The following is a summary of the analyses performed by McKim in connection with its opinion based on the deal between the parties as it existing at the time of the opinion. The analyses and factors described below must be considered as a whole; considering any portion of such analyses or factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying McKim’s opinion. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by McKim, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of McKim’s financial analyses.

Market Analysis

In reaching its conclusion, McKim performed a market analysis using the public valuations of a number of publicly-traded companies in the staffing solutions industry with business models comparable to the business model of Lyneer and noted that their public valuations can vary depending on their growth model and financial profile. McKim assumed that the Merger consideration payable to the Sellers will consist of $60 million in cash plus the issuance of SeqLL common stock worth approximately $138 million, for total consideration to the Sellers of approximately $198 million. In addition, the pre-merger stockholders of SeqLL will retain SeqLL common stock valued at $12 million in the Merger. Combined, the enterprise value of Lyneer and Atlantic at the closing of the Merger is expected to be approximately $210 million.

In analyzing an enterprise valuation of approximately $210 million, McKim reviewed the market capitalizations of eight public companies with businesses that are similar to Lyneer’s main staffing solutions business. McKim compared their market capitalization with their annualized revenue. The ratio of the market capitalization to the annualized revenue of these public companies would provide guidance on whether the $210 million estimated valuation with Lyneer’s 2022 revenue was comparable.

Company/Ticker Symbol	Exchange	Market Capitalization to Annualized 2022-2023 Revenue	Ratio
Heidrick & Struggles International, Inc. – HSII	Nasdaq	$498 MM/$956M M	0.52
True Blue, Inc. – TBI	NYSE	$178 MM/$1.86 billion	0.26
Kforce Inc. – KFRC	Nasdaq	$1.2 billion/$1.7 billion	0.7
Robert Half International, Inc. – RHI	NYSE	$7.7 billion/$7.2 billion	1.0
GEE Group, Inc. – JOB	NYSE	$51 MM/$164 MM	0.31
Korn Ferry – KFY	NYSE	$2.5 billion/$2.7 billion	0.9
Kelly Services, Inc. – KELYA	Nasdaq	$593 MM/$4.8 billion	0.12
BGSF, Inc. – BGSF	NYSE	$108 MM/$298 MM	0.36

Average Market Capitalization to Annualized Revenue Ratio -            .52

Lyneer’s Ratio of the $210 million valuation to its 2022 revenue of $442 million -            .48

McKim concluded that an enterprise value of $210 million for Lyneer is comparable to the average of eight public staffing companies when comparing the ratio of their market capitalization with their annualized revenue.

Valuation Analysis

In reaching its conclusion, McKim also performed a valuation analysis in which it assumed that the pre-merger SeqLL stockholders will receive a cash dividend at or about the closing of the Merger of approximately $4.5 million after all SeqLL liabilities and obligations are paid, other than those liabilities and obligations that, pursuant the terms of the Merger Agreement and the Asset Purchase Agreement, will be retained by SeqLL post-Merger. McKim noted that SeqLL’s five-day average closing common stock price as of May 19, 2023 was $0.39, which reflected a market capitalization of SeqLL of approximately $5.4 million. McKim concluded that the assumed cash dividend that will be paid to the pre-merger SeqLL stockholders in connection with the closing of the Merger would represent approximately 83% the current market capitalization of the SeqLL at such date.

In addition, McKim noted that upon the closing of the Merger, the value of the outstanding SeqLL common stock held by the pre-merger SeqLL stockholders will be $12 million based upon the price per share at which the SeqLL common stock is sold in the Capital Raise to fund the cash portion of the Merger consideration. McKim concluded that this value would represent approximately 5.7% of the total enterprise valuation of $210 million after SeqLL has raised in the Capital Raise the $60 million cash portion of the Merger consideration.

McKim noted that prior to IDC’s acquisition of Lyneer in August 2021, Lyneer’s average monthly revenue was approximately $32.75 million and its EBITDA was approximately $7.8 million. In 2022, Lyneer’s average monthly revenue increased by $4 million to approximately $37 million and its EBITDA increased to $11 million. IDC’s acquisition of Lyneer for $147.5 million in 2021 represented approximately 38% of its annualized 2021 revenue of $393 million. Lyneer’s 2022 revenue of $442 million would increase the valuation of the purchase of Lyneer to $168 million based on the same multiple.

The 2022 valuation of Lyneer based on the IDC acquisition, adjusted for Lyneer’s 2022 growth, is approximately $168 million. This adjusted 2022 valuation for Lyneer is $30 million higher than the $138 million in stock consideration in the Merger. Separately, the value of the SeqLL common stock held by SeqLL’s pre-merger stockholders will be $12 million in the Merger. On a combined basis, the total stock consideration in the Merger is $150 million. When combined with the $60 million in the cash consideration, the total enterprise valuation in the Merger is $210 million.

The enterprise valuation of $210 million does not include Lyneer’s performance for the first quarter of 2023 and does not give any guidance on future acquisitions. A valuation of $210 million for the Merger is reasonable when comparing the combined value of Lyneer with the SeqLL public company.

Conclusion

In its opinion, McKim confirmed that as of May 22, 2023, and subject to the assumptions, qualifications and limitations set forth in its opinion, the valuation of consideration to be received and retained by the then-existing SeqLL stockholders in the Merger is fair, from a financial point of view, to such SeqLL stockholders.

Interests of Directors and Executive Officers in the Merger

In considering the recommendations of the board of directors to vote for the Merger Proposal, you should be aware that certain of the current directors and executive officers of SeqLL have interests in the Merger that may be different from, or in addition to, the interests of unaffiliated stockholders generally and may create potential conflicts of interest. The board of directors was aware of each of these interests in reviewing, considering and negotiating the terms of the proposed Merger and in recommending that stockholders approve the Merger Proposal. These interests include:

•        Daniel Jones, the Chairman and Chief Executive Officer of SeqLL, is the founder and the majority stockholder of SeqLL Omics, a recently-formed corporation that entered into the Asset Purchase Agreement with SeqLL to acquire substantially all of the assets, and certain of the liabilities, of SeqLL’s current business operations for nominal consideration following the closing of the Merger, subject to approval of the Asset Sale Proposal;

•        The fact that the current directors and executive officers currently own in the aggregate 2,477,094 outstanding shares of SeqLL common stock, or 17.8% of the outstanding shares of SeqLL common stock, which will entitle them to 17.8% of the Cash Dividend and 17.8% of the Share Distribution, if made;

•        SeqLL’s nomination of one member to the post-merger company’s board of directors, being David Pfeffer;

•        the continuation of options and other potential benefits as a result of the Merger; and

•        the continued indemnification and directors’ and officers’ insurance coverage of current SeqLL directors and officers following the Merger.

Regulatory Approvals Required for the Merger

The consummation of the Merger is not subject to any regulatory or governmental approvals or filings, other than (i) the filing of two certificates of merger with the Secretary of State of the State of Delaware and (ii) any required notice or other filings under applicable federal and state securities laws.

Material Federal Income Tax Considerations of the Merger

Tax Consequences of the Merger to Current SeqLL Shareholders

The Merger is generally not expected to be taxable to the SeqLL stockholders for U.S. federal income tax purposes. However, the Cash Distribution to be effected promptly following consummation of the Merger may be taxable to the SeqLL stockholders that receive such distribution to the extent of SeqLL’s current or accumulated earnings and profits under Code Sections 301 and 316 and the Treasury Regulations thereunder. Additionally, as a result of the Asset Sale Proposal, if the fair market value of the SeqLL assets transferred to SeqLL Omics exceeds the sum of the debt assumed by SeqLL Omics and the $1,000 purchase price paid by SeqLL Omics pursuant to the Asset Purchase Agreement, such excess amount, if any, may be treated as a deemed dividend by SeqLL to Daniel Jones.

Tax Consequences of the Merger to Lyneer Holdings, Atlantic, and IDC

It is intended that, for U.S. federal income tax purposes, the Merger will be treated as transaction that qualifies for nonrecognition treatment under Section 351 of the Code. However, no assurance can be provided that the Internal Revenue Service will agree with such characterization of the Merger.

If the Merger qualifies for such intended tax treatment, IDC and Lyneer Management generally will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of their interests in Lyneer for SeqLL common stock in the Merger and Atlantic will generally not recognize any gain or loss for U.S. federal income tax purposes on the exchange of certain of Atlantic’s intangible assets for SeqLL common stock in the Merger. However IDC and Lyneer Management may recognize taxable gain for U.S. federal income tax purposes on any cash received in the Merger. Furthermore, Atlantic will recognize taxable income to the extent of SeqLL common stock it receives as compensation for services.

If the Merger does not qualify for such intended tax treatment, for U.S. federal income tax purposes, IDC and Lyneer Management may recognize taxable gain upon the exchange of their interests in Lyneer for SeqLL common stock and cash in the Merger, and Atlantic may recognize taxable gain on the exchange of certain of Atlantic’s intangible assets for SeqLL common stock in the Merger in addition to any taxable income recognized by Atlantic on its receipt of SeqLL common stock as compensation for services.

Tax Consequences of the Merger to SeqLL

The Merger is not expected to be taxable to the SeqLL for U.S. federal income tax purposes. However, as a result of the Asset Sale Proposal, if the fair market value of the SeqLL assets transferred to SeqLL Omics exceeds the sum of the debt assumed by SeqLL Omics and the $1,000 purchase price paid by SeqLL Omics pursuant to the Asset Purchase Agreement, such excess amount, if any, may trigger a taxable gain to SeqLL in the amount of such excess. Furthermore, SeqLL may also have a taxable gain in the amount of the excess, if any, of the debt assumed by SeqLL Omics plus the $1,000 purchase price paid by SeqLL Omics over SeqLL’s adjusted tax basis in its assets transferred pursuant to the Asset Purchase Agreement.

The discussion of material U.S. federal income tax considerations of the Merger contained in this proxy statement is intended to provide only a general summary and is not a complete analysis or description of all potential U.S. federal income tax considerations of the Merger. The discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address the effects of any non-U.S., state or local tax laws. The SeqLL stockholders, Atlantic, IDC, and Lyneer Management should consult their tax advisors to determine the tax consequences of the Merger to them.

Anticipated Accounting Treatment

The Merger will be treated by SeqLL as a “reverse merger” under the acquisition method of accounting for business combinations in accordance with GAAP. For accounting purposes, Lyneer is considered to be acquiring SeqLL in the Merger.

No Appraisal or Dissenters’ Rights

Under Delaware law, SeqLL stockholders will not be entitled to appraisal or dissenters’ rights in connection with the Merger.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS OF SEQLL UNANIMOUSLY DETERMINED THAT THE MERGER PROPOSAL IS ADVISABLE AND FAIR TO AND IN THE BEST INTERESTS OF STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE MERGER PROPOSAL.

Approval

Assuming that a quorum is present, the approval of the Merger Proposal requires the affirmative vote of a majority of votes cast by SeqLL stockholders present at the special meeting in person or by proxy.

THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the Merger Agreement. This summary may not contain all the information about the Merger Agreement that is important to you. This summary is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A to, and incorporated by reference into, this proxy statement. You are encouraged to read the Merger Agreement in its entirety because it is the legal document that governs the Merger.

The Merger Agreement and the summary of its terms in this proxy statement have been included to provide information about the terms and conditions of the Merger Agreement. The terms, conditions and information in the Merger Agreement are not intended to provide any public disclosure of factual information about SeqLL, Atlantic or Lyneer or any of their respective subsidiaries or affiliates. The representations, warranties, covenants and agreements contained in the Merger Agreement were made by SeqLL, Atlantic and Lyneer and their merger subsidiaries as of specific dates and were qualified and subject to certain limitations and exceptions agreed to by SeqLL, Atlantic and Lyneer and their respective merger subsidiaries in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated for the purpose of allocating contractual risk among the parties to the Merger Agreement rather than to establish matters as facts. The representations and warranties may also be subject to a contractual standard of materiality or material adverse effect that is different from what may be viewed as material by stockholders or other investors and from the materiality standard applicable to reports and documents filed with the SEC and in some cases may be qualified by disclosures made by one party to the other, which are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement.

For the foregoing reasons, the representations, warranties, covenants and agreements and any descriptions of those provisions should not be read alone as characterizations of the actual state of facts or condition of SeqLL, Atlantic or Lyneer or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this proxy statement or incorporated by reference into this proxy statement.

Structure of the Merger

The Merger Agreement provides for the Merger, in which (i) Atlantic Merger Sub will be merged with and into Lyneer, with Lyneer continuing as the surviving entity and as approximating a 58%-owned subsidiary of Atlantic, a 38%-owned subsidiary of IDC, and a 4%-owned subsidiary of Lyneer Management, and then (ii) SeqLL Merger Sub will subsequently be merged with and into Lyneer, with Lyneer continuing as the surviving entity and a wholly-owned subsidiary of SeqLL.

Upon the completion of the Merger, the number of directors that comprise the SeqLL board of directors will be increased from four to six and David Pfeffer, who is currently a member of the SeqLL board of directors, will remain a director. A seventh director, who is expected to have staffing industry experience, will be appointed to the SeqLL board of directors following the completion of the Merger. See “Directors and Executive Officers” for more information about management upon completion of the Merger.

Completion and Effectiveness of the Merger

The Merger will be completed and become effective at such time as the certificate of merger for the Lyneer Merger is filed with the Secretary of State of the State of Delaware and subsequently the certificate of merger for the SeqLL Merger is filed with the Secretary of State of the State of Delaware (or at such time as agreed to among SeqLL, Atlantic and Lyneer and specified in such certificates of merger in accordance with applicable law).

As of the date of this proxy statement, the parties expect that the Merger will be completed in the third quarter of 2023. However, completion of the Merger is subject to the satisfaction or waiver of the conditions to completion of the Merger, which are summarized below under the “Conditions to Completion of the Merger” section. There can be no assurances as to when, or if, the Merger will occur. If the Merger is not completed on or before July 31, 2023, any of SeqLL, Atlantic or Lyneer may terminate the Merger Agreement for any reason or no reason. See “Conditions to Completion of the Merger” and “Termination of the Merger Agreement.”

Merger Consideration

Upon the completion of the Merger, in consideration of 100% of the membership interests of Lyneer, SeqLL will (i) pay to the Lyneer Members $60,000,000 in cash and (ii) issue to (A) the Lyneer Members an aggregate of 69,444,444 shares of SeqLL common stock and (B) Atlantic 90,422,454 shares of SeqLL common stock, in each case subject to any change in the outstanding shares of capital stock of SeqLL as a result of any stock split, reverse stock split, stock dividend or stock distribution, reorganization, recapitalization or combination, exchange or readjustment of shares having a record date occurring on or after the date of the Merger Agreement and prior to the consummation of the Merger. The 159,866,898 shares of SeqLL common stock to be issued in connection with the Merger is based upon an assumed valuation of Lyneer of $138,125,000 at the time of the Capital Raise.

Prior to the completion of the Merger, SeqLL intends to consummate the Capital Raise, a portion of the proceeds of which will be used to pay the cash portion of the Merger consideration. If the Offering Price in the Capital Raise per share is less than $.864 (subject to adjustment for stock dividends, stock consolidations and the like prior to the closing date of the Merger), then at the time SeqLL declares a cash dividend to the SeqLL legacy stockholders pursuant to the Merger Agreement, (i) SeqLL will simultaneously declare a stock dividend of SeqLL common stock in an aggregate number of shares (subject to rounding any fractional shares up to the next whole share) so that the value of (A) the product of the number of outstanding shares of SeqLL common stock and the Offering Price, plus (B) the product of the number of shares of SeqLL common stock issued in the stock dividend and the Offering Price, equals $12,000,000, and the aggregate number of shares of SeqLL common stock issuable as the stock consideration to Atlantic will be reduced by the aggregate number of shares SeqLL common stock issuable in such stock dividend and (ii) the number of shares of SeqLL common stock issuable to the Lyneer Members as consideration will be increased by a number of shares of SeqLL common stock so that the product of the aggregate number of shares issuable to the Lyneer Members as Stock Consideration and the Offering Price equals $60,000,000, and the aggregate number of shares of SeqLL common stock issuable to Atlantic will be reduced by the aggregate number of additional shares of SeqLL common stock issuable to the Lyneer Members.

Fractional Shares

No fractional shares of SeqLL common stock will be issued to any Seller upon the completion of the Merger. Instead, SeqLL will issue an additional share of SeqLL common stock for any fractional share any Seller would be entitled to receive after aggregating all shares such Seller would be entitled to receive.

Shares Subject to Properly Exercised Appraisal Rights

The holders of SeqLL common stock are not entitled to appraisal rights in connection with the Merger under Delaware law.

Conditions to Completion of the Merger

Mutual Conditions to Completion

The obligation of each of SeqLL, Atlantic and Lyneer, and their respective subsidiaries, to complete the Merger, is subject to the fulfillment (or waiver, to the extent permissible under applicable law) of the following conditions:

•        SeqLL, Atlantic and Lyneer, and their respective subsidiaries, shall have performed and complied in all material respects with the terms, covenants and conditions of the Merger Agreement to be complied with and performed at or before the closing of the Merger;

•        SeqLL shall have obtained all required board of directors and stockholder approvals;

•        Completion of the Capital Raise;

•        No threatened or pending material litigation or order seeking damages in connection with or to restrain, prohibit, etc. the consummation of the Merger Agreement or the transactions contemplated thereby or that if successful, could have a material adverse effect on any party to the Merger Agreement; and

•        Approval of the Nasdaq listing application submitted in connection with the Merger and the continued approval of SeqLL’s common stock for listing on Nasdaq.

Additional Conditions to Completion for the Benefit of Atlantic

In addition, the obligation of Atlantic to complete the Merger is subject to the satisfaction (or waiver, to the extent permitted by applicable law) of the following conditions:

•        Truth and accuracy of representations and warranties of SeqLL and Lyneer;

•        Performance of obligations of SeqLL and Lyneer;

•        No SeqLL Material Adverse Effect or Lyneer Material Adverse Effect;

•        The receipt by SeqLL and Lyneer of all required third party consents; and

•        The receipt by Atlantic of SeqLL’s and Lyneer’s officers’ certificates.

Additional Conditions to Completion for the Benefit of Lyneer

In addition, the obligation of Lyneer to complete the Merger is subject to the satisfaction (or waiver, to the extent permitted by applicable law) of the following conditions:

•        Truth and accuracy of representations and warranties of SeqLL and Atlantic;

•        Performance of obligations of SeqLL and Atlantic;

•        No SeqLL Material Adverse Effect or Atlantic Material Adverse Effect;

•        The receipt by SeqLL and Atlantic of all required third party consents; and

•        The receipt by Lyneer of SeqLL’s and Atlantic’s officers’ certificates.

Additional Conditions to Completion for the Benefit of SeqLL

In addition, the obligation of SeqLL complete the Merger is subject to the satisfaction (or waiver, to the extent permitted by applicable law) of the following conditions:

•        Truth and accuracy of representations and warranties of Atlantic and Lyneer;

•        Performance of obligations of Atlantic and Lyneer;

•        No Atlantic Material Adverse Effect or Lyneer Material Adverse Effect;

•        The receipt by Atlantic and Lyneer of all required third party consents;

•        The resignation of Atlantic’s and Lyneer’s subsidiary directors;

•        The receipt by SeqLL of Atlantic’s and Lyneer’s officers’ certificates.

Representations and Warranties

The Merger Agreement contains a number of representations and warranties made by SeqLL, Atlantic and Lyneer and their respective merger subsidiaries that are subject in certain cases to exceptions and qualifications (including exceptions that are not material to the party making the representations and warranties and its subsidiaries, taken as a whole, and exceptions that do not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the party making the representations and warranties).

The representations and warranties in the Merger Agreement being made by SeqLL relate to, among other things:

•        organization and authority;

•        books and records;

•        enforceability;

•        broker fees;

•        capitalization;

•        SEC filings;

•        transactions with affiliates;

•        litigation;

•        compliance with law;

•        the activities of SeqLL Merger Sub;

•        internal controls, listings and financial statements;

•        liabilities;

•        taxes;

•        absence of certain changes;

•        conflicts with law and other documents; and

•        benefit plans.

The representations and warranties in the Merger Agreement being made by the Lyneer Members with respect to Lyneer relate to, among other things:

•        organization, authority;

•        third party consents; conflicts with law and other documents;

•        capitalization;

•        financial statements;

•        liabilities;

•        title to assets;

•        insurance;

•        taxes;

•        conduct of business;

•        material contracts;

•        customers and suppliers;

•        related party transactions;

•        benefit plans;

•        employees;

•        litigation;

•        compliance with laws;

•        permits;

•        environmental matters;

•        real estate;

•        intellectual property, IT and data privacy;

•        improper payments; and

•        broker fees.

The representations and warranties in the Merger Agreement being made severally by the Lyneer Members relate to, among other things:

•        organization and authority;

•        title to interests;

•        third party consents;

•        conflicts with law and other documents;

•        litigation; and

•        broker fees.

The representations and warranties in the Merger Agreement being made by Atlantic relate to, among other things:

•        equity interests;

•        investment knowledge and risk; and

•        broker fees.

The representations and warranties in the Merger Agreement being made by Atlantic with respect to Atlantic and Atlantic Merger Sub relate to, among other things:

•        organization, and authority;

•        books and records;

•        enforceability;

•        broker fees;

•        capitalization;

•        transactions with affiliates;

•        litigation;

•        compliance with laws;

•        financial statements;

•        liabilities;

•        absence of certain changes;

•        material contracts;

•        Atlantic subsidiaries;

•        third party consents;

•        conflicts with law and other documents; and

•        intellectual property.

Definition of Material Adverse Effect

Many of the representations and warranties in the Merger Agreement are qualified by “material adverse effect” or a “material adverse change” on the party making such representations and warranties.

For purposes of the Merger Agreement, a “Material Adverse Effect” or “Material Adverse Change” with respect to any entity means, any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, is materially adverse to such entity or to the condition (financial or otherwise), results of operations or prospects of such entity or its business taken as a whole; provided, however, that none of the following shall be taken into account (either alone or in combination) in determining whether there has been a Material Adverse Change or Material Adverse Effect with respect to the applicable entity: (a) the effect of any change that is generally applicable to the industry and markets in which such entity operates; (b) without limiting subparagraph (a) the effect of any change that is generally applicable to the United States economy or its securities or financing markets, or the world economy or international securities or financing markets; (c) any event, effect, change or circumstance resulting from or related to an act of God, war, natural disaster, act of terrorism or similar event affecting the United States; (d) the effect of any change in GAAP or applicable laws; (e) the failure of such entity to meet or achieve the results set forth in any projection, forecast, or budget; (f) the effect of any events or occurrences related to the announcement or consummation of the transactions contemplated pursuant to the Merger Agreement; or (g) the effect of any action taken by such entity that is required by the terms of the Merger Agreement or was otherwise taken (or not taken) with the prior written consent of or at the direct request of an authorized officer of another party to the Merger Agreement; provided, however, that any change or effect referred to in subparagraphs (a), (b), (c), or (d) of the foregoing definition may be included in the determination of whether a Material Adverse Change or Material Adverse Effect has occurred if such change or effect has a disproportionate adverse impact on such entity, relative to the other companies of similar size operating in the same industry in which such entity operates.

Conduct of Business Pending the Merger

Subject to certain exceptions provided for in the Merger Agreement, until the completion of the Merger each party to the Merger Agreement is required to act and to carry on its business in the ordinary course of business and use commercially reasonable efforts to maintain and preserve intact its business organization, assets, properties and material business relations. In addition, the parties are subject to the following restrictions:

Subject to certain exceptions provided for in the Merger Agreement, without the consent of Lyneer and Atlantic, SeqLL may not:

•        modify, amend, terminate or transfer any material contract or agreement or waive, release or assign any material rights or claims thereto or thereunder, or enter into or extend any lease with respect to real property, in each case that will not be acquired or assumed by SeqLL Omics pursuant to the Asset Purchase Agreement;

•        amend, supplement, restate or modify its governing documents, or otherwise alter its corporate structure through merger, liquidation, reorganization, restructuring or otherwise;

•        sell, transfer, pledge, dispose of or encumber any assets or properties, other than dispositions of inventory and supplies in the ordinary course of business, or pursuant to an existing contract or agreement;

•        permit the attachment of any lien or similar restriction against any of the assets or properties owned or leased by SeqLL, except certain permitted encumbrances (as set forth in the Merger Agreement) or liens that will be terminated on the closing of the Merger;

•        issue, sell, transfer, pledge, dispose of or encumber any shares of capital stock or other ownership interest of any class, or any options, warrants, convertible or exchangeable securities or other rights of any kind to acquire any shares of capital stock or any other ownership interest of SeqLL, or acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any entity or division thereof;

•        incur any indebtedness in excess of $10,000 for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any individual or entity to any individual or entity, or make any loans, advances or enter into any financial commitments;

•        commit to make any capital expenditure other than currently contemplated capital expenditures that have been disclosed to Atlantic and Lyneer or obligations for capital expenditures that will be assumed by SeqLL Omics pursuant to the Asset Purchase Agreement;

•        declare, set aside or pay a dividend on, or make any distributions (whether in cash, stock or other securities or property, or any combination thereof) with respect to any ownership interests in SeqLL, or repurchase, redeem or acquire any ownership interests in SeqLL that will not be effected by the date of the Merger other than the cash dividend as contemplated by the Merger Agreement;

•        except as permitted by the Merger Agreement, take any action that could reasonably be expected to make any of SeqLL’s representations and warranties in the Merger Agreement untrue as of the closing date of the Merger;

•        make any tax election or settle or compromise any federal, state, local or foreign tax liability, or agree to an extension of a statute of limitations with respect thereto;

•        make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any individual or entity in excess of $5,000, individually or in the aggregate, other than the reimbursement of expenses of employees in the ordinary course of business;

•        except as required pursuant to applicable law, amend, adopt or terminate any material employee plan of SeqLL;

•        enter into any settlement, conciliation or similar contract the performance of which would involve the payment by SeqLL in excess of $10,000, in the aggregate, or that imposes, or by its terms will impose, any material, non-monetary obligations on SeqLL or any of its affiliates after the closing of the Merger;

•        authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving SeqLL;

•        enter into any contract, agreement, arrangement or commitment with any broker, finder, investment banker or other individual or entity under which such individual or entity is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement exclusive of the underwriting agreement and any ancillary agreements for the Capital Raise in form and substance reasonably satisfactory to Atlantic and Lyneer;

•        make any bonus or other payment that becomes due and payable as a result of the transactions contemplated by the Merger Agreement and that is not set forth on the applicable disclosure schedule; or

•        authorize, recommend, propose, announce or enter into any agreement, contract, commitment or arrangement to do any of the foregoing.

Subject to certain exceptions provided for in the Merger Agreement, without the consent of the Atlantic, Lyneer may not:

•        enter into, amend, modify, waive any material benefit or right under or terminate any material contract, agreement, arrangement or commitment;

•        amend, supplement, restate or modify its governing documents, or otherwise alter their corporate structure through merger, liquidation, reorganization, restructuring or otherwise;

•        sell, transfer, pledge, dispose of or encumber any assets or properties, other than dispositions of inventory and supplies in the ordinary course of business, or pursuant to an existing contract or agreement;

•        sell, transfer, lease, license, mortgage, pledge, encumber, grant or otherwise dispose of any intellectual property, or amend or modify in any material respect any existing agreements with respect to any intellectual property;

•        permit the attachment of any lien or similar restriction against any of the assets or properties owned or leased by Lyneer, except permitted encumbrances (as set forth in the Merger Agreement);

•        issue, sell, transfer, pledge, dispose of or encumber any shares of capital stock or other ownership interest of any class, or any options, warrants, convertible or exchangeable securities or other rights of any kind to acquire any shares of capital stock or any other ownership interest of Lyneer, or acquire any entity or division thereof;

•        exclusive of the option to refinance the existing credit facility held by Lyneer, incur any indebtedness in excess of $50,000 for borrowed money, other than in the ordinary course of business, or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any individual or entity, or make any loans, advances or enter into any financial commitments;

•        make or commit to make any capital expenditure other than currently contemplated capital expenditures;

•        declare, set aside or pay a dividend on, or make any distributions (whether in cash, stock or other securities or property, or any combination thereof) with respect to any ownership interests in Lyneer, or repurchase, redeem or acquire any ownership interests in Lyneer;

•        make or permit to be made (i) any payment of any bonus, profit sharing, pension or similar payment or arrangement or special compensation to any employee of Lyneer, (ii) any increase in the compensation payable or to become payable to any employee of Lyneer or (iii) any modification, termination or renewal of any Lyneer benefit arrangement, or entry into any new such arrangement or plan, except as required by applicable legal requirements;

•        change any accounting policies or procedures, unless required by statutory accounting principles or GAAP;

•        make any tax election or settle or compromise any federal, state, local or foreign tax liability, or agree to an extension of a statute of limitations with respect thereto;

•        pay, discharge, satisfy or settle any litigation or waive, assign or release any rights or claims with respect thereto, other than certain settlements in the ordinary course of business;

•        except in the ordinary course of business, make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any individual or entity in excess of $50,000, individually or in the aggregate, other than the reimbursement of expenses of employees in the ordinary course of business;

•        except as required pursuant to applicable law, (A) amend, modify, adopt, enter into or terminate any material employee benefit plan, other than in the ordinary course of business, (B) materially increase the compensation or benefits payable to any current or former director, manager, officer, or employee at the level of senior vice president or above, or to any contingent worker with annual fees of $100,000 or above, other than in each case annual and merit-based raises made in the ordinary course of business, (C) take any action to accelerate any material payment or benefit payable to any current or former director, manager, officer, employee, or contingent worker, (D) waive or release any non-competition, non-solicitation, no-hire, nondisclosure or other restrictive covenant obligation of any current or former director, manager, officer, or employee at the level of senior vice president or above, or (E) terminate (other than for cause) or furlough the employment of any director, manager, officer, or employee at the level of senior vice president or above, or group of employees if such group termination would trigger the WARN Act;

•        enter into any settlement, conciliation or similar Contract the performance of which would involve the payment by Lyneer in excess of $50,000, in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on Lyneer (or SeqLL or any of its affiliates after the closing of the Merger);

•        authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving Lyneer;

•        make any Change of Control payment that is not set forth on a disclosure schedule;

•        enter into any contract, agreement, arrangement or commitment with any broker, finder, investment banker or other individual or entity under which such individual or entity is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement; or

•        authorize, recommend or enter into any agreement or arrangement to do any of the foregoing.

Subject to certain exceptions provided for in the Merger Agreement, without the consent of Lyneer and SeqLL, Atlantic may not:

•        modify, amend, terminate or transfer any material contract, agreement, arrangement or commitment to which it is a party or waive, release or assign any material rights or claims thereto or thereunder, or enter into or extend any lease with respect to real property;

•        amend, supplement, restate or modify its governing documents, or otherwise alter its corporate structure through merger, liquidation, reorganization, restructuring or otherwise;

•        sell, transfer, pledge, dispose of or encumber any assets or properties, other than dispositions of inventory and supplies in the ordinary course of business and not material in amount, either individually or in the aggregate, or pursuant to an existing contract, agreement, arrangement or commitment;

•        sell, transfer, lease, license, sublicense, mortgage, pledge, dispose of, encumber, grant or otherwise dispose of any intellectual property, or amend or modify in any material respect any existing agreements with respect to any intellectual property;

•        permit the attachment of any lien against any of its assets or properties, except permitted encumbrances (as set forth in the Merger Agreement);

•        issue, sell, transfer, pledge, dispose of or encumber any shares of capital stock or other ownership interest of any class, or any options, warrants, convertible or exchangeable securities or other rights of any kind to acquire any shares of capital stock or any other ownership interest of Lyneer, or acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any entity or division thereof;

•        incur any indebtedness in excess of $5,000 for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any individual or entity, or make any loans, advances or enter into any financial commitments;

•        make or commit to make any capital expenditure other than currently contemplated capital expenditures that have been disclosed to SeqLL and Lyneer;

•        declare, set aside or pay a dividend on, or make any distributions (whether in cash, stock or other securities or property, or any combination thereof) with respect to any ownership interests in Lyneer, or repurchase, redeem or acquire any ownership interests in Atlantic;

•        make or permit to be made (i) any payment of any bonus, profit sharing, pension or similar payment or arrangement or special compensation to any employee, (ii) any increase in the compensation payable or to become payable to any employee or (iii) any modification, termination or renewal of any benefit arrangement, or entry into any new such arrangement or plan, except as required by applicable law;

•        except as is permitted by the Merger Agreement, take any action which could reasonably be expected to make any of Atlantic’s representations and warranties in the Merger Agreement untrue as of the closing date of the Merger;

•        change any accounting policies or procedures, unless required by statutory accounting principles or GAAP;

•        make any tax election or settle or compromise any federal, state, local or foreign tax liability, or agree to an extension of a statute of limitations with respect thereto;

•        pay, discharge, satisfy or settle any litigation or waive, assign or release any rights or claims with respect thereto, other than settlements in the ordinary course of business that involve only the payment of non-material amounts of cash and no admission being made with respect to (i) any criminal wrongdoing, or (ii) the invalidity or unenforceability of, or any infringement with respect to, any intellectual property;

•        enter into, amend, modify, waive any material benefit or right under or terminate any material contract, agreement, arrangement or commitment to which it is a party;

•        make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any entity in excess of $5,000, individually or in the aggregate, other than the reimbursement of expenses of employees in the ordinary course of business;

•        except as required pursuant to applicable law, (A) amend, modify, adopt, enter into or terminate any material employee benefit plan, other than in the ordinary course of business, (B) materially increase the compensation or benefits payable to any current or former director, manager, officer, or employee at the level of senior vice president or above, or to any contingent worker with annual fees of $100,000 or above, other than in each case annual and merit-based raises made in the ordinary course of business, (C) take any action to accelerate any material payment or benefit payable to any current or former director, manager, officer, employee, or contingent worker, (D) waive or release any non-competition, non-solicitation, no-hire, nondisclosure or other restrictive covenant obligation of any current or former director, manager, officer, or employee at the level of senior vice president or above, or (E) terminate (other than for cause) or furlough the employment of any director, manager, officer, or employee at the level of senior vice president or above, or group of employees if such group termination would trigger the WARN Act;

•        enter into any settlement, conciliation or similar contract, agreement, arrangement or commitment, the performance of which would involve the payment in excess of $10,000 in the aggregate, or that imposes, or by its terms will impose, any material, non-monetary obligations on Atlantic (or any of its affiliates after the closing of the Merger);

•        authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving Atlantic;

•        enter into any contract, agreement, arrangement or commitment with any broker, finder, investment banker or other individual or entity under which such individual or entity is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement exclusive of any agreements with the underwriter of the Capital Raise; or

•        authorize, recommend, propose, announce or enter into any agreement, contract, commitment or arrangement to do any of the foregoing.

Exclusive Dealing

Subject to certain exceptions, each of Lyneer and Atlantic has agreed not to, and the ensure that their representatives do not, directly or indirectly: (i) solicit, initiate, knowingly encourage, facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to any proposal to acquire Lyneer or its assets; (ii) furnish or disclose any non-public information to any individual or entity in connection with, or that would reasonably be expected to lead to, any proposal to acquire Lyneer or its assets; (iii) enter into any contract or other arrangement or understanding regarding a proposal to acquire Lyneer; (iv) prepare or take any steps in connection with a public offering of any equity interests of Lyneer (or any affiliate or successor of Lyneer); or (v) otherwise cooperate in any way with, or assist or encourage any effort or attempt by any individual or entity to do any of the foregoing. Lyneer has agreed to (i) notify Atlantic and SeqLL promptly upon receipt of any proposal to acquire Lyneer or its assets, describing the terms and conditions of any such proposal in reasonable detail, and (ii) keep Atlantic and SeqLL fully informed on a current basis of any modifications to such proposal or information.

Subject to certain exceptions, SeqLL has agreed not to, and to ensure that its representatives do not, directly or indirectly: (i) solicit, initiate, knowingly encourage, facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to any proposal to acquire SeqLL or its equity interests; (ii) furnish or disclose any non-public information to any individual or entity in connection with, or that would reasonably be expected to lead to, any proposal to acquire SeqLL or its equity interests; (iii) enter into any contract or other arrangement or understanding regarding a proposal to acquire SeqLL or its equity interests; (iv) prepare or take any steps in connection with an offering of any securities interests of SeqLL (or any affiliate or successor of SeqLL) ; or (v) otherwise cooperate in any way with, or assist or encourage any effort or attempt by any individual or entity to do any of the foregoing. Nonetheless, SeqLL will be permitted to enter into contracts in the ordinary course of business, provided that such contracts will be transferred or assigned under the Asset Purchase Agreement. SeqLL has agreed to (A) notify Lyneer and Atlantic promptly upon obtaining any proposal to acquire SeqLL or its equity interests, and to describe the terms and conditions of any such proposal in reasonable detail and (B) keep Lyneer and Atlantic reasonably informed on a reasonably current basis of any modifications to such proposal or information.

Other Agreements

The Merger Agreement contains certain other covenants and agreements, including covenants and agreements requiring that, among other things, and subject to certain exceptions and qualifications described in the Merger Agreement:

•        Lyneer will (and the Lyneer Members will cause Lyneer to) afford SeqLL and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Lyneer to obtain all information concerning the business of Lyneer, as SeqLL may reasonably request. Lyneer will make available to SeqLL any appropriate individuals for discussion of its business, properties and personnel as SeqLL may reasonably request. SeqLL will afford Lyneer and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of SeqLL to obtain all information concerning the business of SeqLL as Lyneer may reasonably request;

•        None of the parties to the Merger Agreement or any of their respective representatives will issue any press releases or make any public announcements with respect to the Merger Agreement or the transactions contemplated thereby without the prior written consent of, prior to the closing of the Merger, Lyneer, Atlantic and SeqLL or, after the closing of the Merger, SeqLL;

•        (i) All existing rights to advancement, indemnification, limitations on liability or exculpation now existing in favor of the directors and officers of SeqLL, as provided in SeqLL’s governing documents, solely with respect to any acts, errors or omissions occurring on or prior to the closing of the Merger, shall survive the transactions contemplated by the Merger Agreement and shall continue in full force and effect for a period of six years after the Merger and (ii) SeqLL will perform and discharge all obligations to provide such advancement, indemnity, limitations on liability and exculpation during such six-year period. During such six-year period, the advancement, indemnification and liability limitation or exculpation provisions of SeqLL’s governing documents or in other applicable agreements in effect as of the closing of the Merger will not be amended, repealed or otherwise modified after the closing of the Merger in any manner that would materially and adversely affect the rights thereunder of any person with respect to any act, error or omission occurring on or prior to the closing of the Merger unless required by applicable law;

•        SeqLL shall maintain in effect for a period of six years after the Merger a director and officer liability insurance policy that will provide coverage on terms that are substantially the same as the coverage provided under SeqLL’s directors’ and officers’ liability insurance policies as of the date of the Merger Agreement, but SeqLL will not be required to pay a premium for such “tail” policy in excess of the most recent annual premium paid by SeqLL for the existing policy prior to the date of the Merger Agreement and, in such event, SeqLL will purchase the same or similar coverage as the existing policy in effect prior to the date of the Merger Agreement;

•        Lyneer and Atlantic will, subject to applicable listing rules of Nasdaq and applicable law, designate in writing to SeqLL six persons that will serve on the SeqLL board of directors immediately after the Merger, ensuring that a majority of the board is deemed independent under the Nasdaq listing requirements, and a seventh director expected to have relevant staffing industry experience will be appointed by the SeqLL board of directors after completion of the Merger;

•        SeqLL and the Lyneer Members will cooperate in connection with (i) the preparation and filing of any tax returns of Lyneer or its subsidiaries, Lyneer Holdings, Inc. and Lyneer Staffing Solutions, LLC and (ii) any audit, litigation or other proceeding with respect to taxes and tax returns of Lyneer or its subsidiaries, Lyneer Holdings, Inc. and Lyneer Staffing Solutions, LLC in each case, with respect to any pre-Merger tax period;

•        SeqLL will take any and all reasonable and necessary actions required to satisfy the requirements of the Exchange Act and other applicable laws in connection with this proxy statement and the special meeting. Each of SeqLL, Atlantic and Lyneer will make their respective directors, officers and employees, upon reasonable advance notice, available to SeqLL, Atlantic and Lyneer in connection with the drafting of the public filings with respect to the transactions contemplated by the Merger Agreement and responding in a timely manner to comments from the SEC; and

•        SeqLL, Atlantic and Lyneer will prepare and mutually agree upon, and SeqLL will file with the SEC, a registration statement on Form S-1 in order to effect the Capital Raise and will use their best efforts to have such registration statement declared effective expeditiously and, in any event, at such time as the representative of the underwriters in the Capital Raise shall agree. Atlantic and Lyneer will promptly provide SeqLL with such information concerning their companies and their stockholders, officers, directors, employees, assets, liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in such registration statement, or in any amendments or supplements thereto, which information will be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading.

The above descriptions are not intended to be exhaustive, and such descriptions are qualified in their entirety by the full text of the Merger Agreement, which is attached hereto as Annex A to this proxy statement.

Indemnification

The representations, warranties, covenants and agreements set forth in the Merger Agreement and the other documents to be executed and delivered in connection with the Merger as to the Sellers and their stockholders or members, but not SeqLL, will survive for 12 months from the closing of the Merger except for such covenants and agreements as are expressly agreed to be performed or completed after the closing of the Merger, including those to be performed by SeqLL.

SeqLL’s and Atlantic’s sole and exclusive remedies and recourse in connection with damages related to (a) breaches of representations and warranties made by Lyneer and its affiliates or the Lyneer Members and (b) any breach of any covenant or obligation of Lyneer and its affiliates in the Merger Agreement or in any ancillary document shall be through the redemption, adjustment and cancellation of up to 10% of the stock consideration issued to IDC, in whole or in part, which shall be held in escrow for up to 12 months following the closing of the Merger.

From and after the closing of the Merger, Atlantic will, severally and not jointly, indemnify and hold the Lyneer Members, SeqLL and their respective affiliates and permitted assigns harmless from and against, and pay to the applicable indemnified parties the amount of, any damages based upon, resulting from or related to (a) breach of any representation or warranty made by Atlantic in the Merger Agreement or in any ancillary document; (b) the breach of any covenant or obligation of Atlantic in the Merger Agreement or in any ancillary document; and (c) any claim or assertion for broker’s or finder’s fees or expenses arising out of the Merger Agreement or the transactions contemplated thereby by any person claiming to have been engaged by Atlantic or its affiliates.

Any claim or recovery available from SeqLL shall be limited to coverage under its existing directors and officers liability insurance policy in effect at the time of the closing of the Merger or under any subsequent insurance policy.

Termination of the Merger Agreement

Prior to the closing of the Merger, the Merger Agreement may be terminated by:

•        mutual written consent of SeqLL, Atlantic and the Lyneer Members;

•        SeqLL, if there has been a material breach of any of the representations regarding Lyneer or its subsidiaries, the Lyneer Members or Atlantic, or any material breach by Lyneer, the Lyneer Members or Atlantic of any covenant or agreement on the part of Lyneer, the Lyneer Members or Atlantic set forth in the Merger Agreement and such failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) 30 days after written notice thereof is delivered to Lyneer or Atlantic, as the case may be, by SeqLL, and (ii) July 31, 2023 (the “Termination Date”) so long as SeqLL is not then in breach of the Merger Agreement so as to prevent any of the conditions to closing the Merger set forth in the applicable sections of the Merger Agreement from being satisfied;

•        Lyneer Management or IDC, if there has been a material breach of any representation or warranty regarding SeqLL, SeqLL Merger Sub, Atlantic or Atlantic Merger Sub or any material breach by SeqLL or Atlantic of any covenant or agreement set forth in the Merger Agreement and the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) 30 days after written notice thereof is delivered to SeqLL or Atlantic by Lyneer Management or IDC, as applicable, and (ii) the Termination Date, so long as neither the Lyneer Members nor Lyneer is then in breach of the Merger Agreement so as to prevent any of the conditions to closing the Merger as set forth in the applicable sections of the Merger Agreement from being satisfied;

•        Atlantic, if there has been a material breach of any representation or warranty by SeqLL, SeqLL Merger Sub, the Lyneer Members or Lyneer or its subsidiaries or any material breach by SeqLL or Lyneer of any covenant or agreement set forth in the Merger Agreement and the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) 30 days after written notice thereof is delivered to SeqLL or Lyneer by Atlantic and (ii) the Termination Date, so long as Atlantic is not then in breach of the Merger Agreement so as to prevent any of the conditions to closing the Merger as set forth in the applicable sections of the Merger Agreement from being satisfied;

•        SeqLL, Atlantic or either Lyneer Member, if the transactions contemplated by the Merger Agreement have not been consummated on or prior to the Termination Date, provided that: (i) SeqLL may not terminate the Merger Agreement if SeqLL’s breach of any of its covenants or obligations under the Merger Agreement shall have proximately caused the failure to consummate the transactions contemplated by the Merger Agreement on or before the Termination Date, (ii) neither Lyneer Members may terminate the Merger Agreement if Lyneer Member’s breach of its covenants or obligations under the Merger Agreement shall have proximately caused the failure to consummate the transactions contemplated by the Merger Agreement on or before the Termination Date; and (iii) the right to terminate the Merger Agreement shall not be available to any party if such party’s breach of any of its covenants or obligations under the Merger Agreement shall have proximately caused the failure to consummate the transactions contemplated by the Merger Agreement on or before the Termination Date;

•        SeqLL, Atlantic or either Lyneer Member, if any governmental authority shall have issued an order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order or other action shall have become final and non-appealable;

•        SeqLL, Atlantic or either Lyneer Member, if the special meeting of SeqLL stockholders has been held (including any adjournment or postponement thereof) and has concluded, and the Merger Proposal and the other proposals contemplated by this proxy statement, other than the Asset Sale Proposal or the Adjournment Proposal, was not approved; or

•        Atlantic or either Lyneer Member, if SeqLL is in breach of Nasdaq rules and regulations or has received a notice from Nasdaq relating to the delisting or maintenance of listing of SeqLL common stock on Nasdaq and SeqLL fails to cure and maintain its listing on Nasdaq prior to the closing of the Merger.

If the Merger Agreement is validly terminated, the entire Merger Agreement will become void (and there shall be no liability or obligation on the part of the parties to the Merger Agreement and their respective representatives) with the exception the miscellaneous provisions of the Merger Agreement, each of which will survive such termination and remain valid and binding obligations of such parties and the Confidentiality Agreement dated December 1, 2022 by and between Atlantic and IDC, which will survive such termination and remain valid and binding obligations of the parties thereto in accordance with their respective terms. However, the termination of the Merger Agreement will not affect any liability on the part of any party to the Merger Agreement for the willful breach of the Merger Agreement by, or any fraud of, such party.

Fees and Expenses

Each party to the Merger Agreement will pay its fees and expenses incurred in connection with the preparation, negotiation, execution and performance of the Merger Agreement and the transactions contemplated thereby, including all fees and expenses of their respective representatives. Atlantic will pay any governmental filing fees required to be paid prior to the closing of the Merger. Atlantic will also pay up to $50,000 of SeqLL’s expenses incurred for the preparation of this proxy statement and, at the closing of the Merger, all of SeqLL’s expenses incurred for the preparation and filing of the registration statement to effect the Capital Raise and any transfer taxes.

Specific Performance

The parties to the Merger Agreement are entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to specifically enforce the terms of the Merger Agreement.

Amendments; Waivers

Lyneer may waive any inaccuracies in the representations and warranties of SeqLL or Atlantic, or waive SeqLL’s or Atlantic’s compliance with any of the agreements or conditions, set forth in the Merger Agreement. Similarly, SeqLL or Atlantic may waive any inaccuracies in the representations and warranties of Lyneer, or waive Lyneer’s compliance with any of the agreements or conditions, set forth in the Merger Agreement. Any such waiver will be valid only if set forth in a written instrument signed on behalf of such party providing such waiver. Further, the Merger Agreement may be amended only by a written agreement signed by each party to the Merger Agreement.

PROPOSAL II: BOARD OF DIRECTORS PROPOSAL

Election of Directors

The Charter and SeqLL’s bylaws provide that the total number of authorized directors constituting the board of directors of SeqLL shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the board of directors. In connection with the consummation of the Merger, the size of the board will be set at seven directors, one, David Pfeffer, who is a current director of SeqLL, and six of whom will join the board of directors upon consummation of the Merger. At the Meeting, Stockholders will be asked to vote FOR the election as directors of each of the six proposed nominees whose names are set out below in each case as of the effective date of the Merger. As of the date of this proxy statement, management does not contemplate that any of such nominees will be unable to serve as directors upon the consummation of the Merger; however, if for any reason any of the proposed nominees do not stand for election or are unable to serve as such, proxies in favor of management designees will be voted for another nominee in their discretion unless the stockholder has specified in his or her proxy that his or her shares of common stock are to be withheld from voting in the election of directors. Following the Merger, the board of directors will appoint an independent director, who is expected to have relevant staffing industry experience to fill the vacancy on the board of directors.

In accordance with the terms of the Charter and SeqLL’s bylaws, SeqLL’s board of directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following election or such director’s death, resignation or removal, whichever is earliest to occur. The current class structure is as follows: Class I, whose term currently expires at the 2025 Annual Meeting of Stockholders; Class II, whose term will expire at the 2023 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2024 Annual Meeting of Stockholders. Each nominee elected as a director will hold office until the annual meeting of stockholders in the year set forth opposite the name of such nominee in the table below or sooner if a person ceases to be a director. The following table sets forth the individuals proposed to be nominated for election as directors upon the consummation of the Merger.

Name	Principal Occupation	Age	Year Term Expires
Prateek Gattani	CEO IDC Technologies	44	2025
Robert B. Machinist	Atlantic Chairman of the Board	70	2024
Jeffrey Jagid	Atlantic Chief Executive Officer	54	2024
Jeffrey Kurtz	President, The Kamson Corp.	53	2023
David Solimine	CEO, Insurance Holdings	44	2023
David Pfeffer	CEO, Brick City Capital, LLC	63	2025

For biographical information about each proposed nominee to the SeqLL board following consummation of the Merger, see “Executive Officer and Directors — Executive Officers and Directors Following the Merger.”

Cease Trade Orders or Bankruptcies

As at the date of this proxy statement, none of the proposed directors is, or has been, within ten years before the date of this proxy statement:

(a)     a director, chief executive officer or chief financial officer of any company that, while that person was acting in that capacity:

(i)      was subject to a cease trade order (including any management cease trade order which applied to directors or executive officers of a company, whether or not the person is named in the order) or an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days (an “Order”); or

(ii)    was subject to an Order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)    a director or executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

As at the date of this proxy statement, none of the proposed directors has, within the 10 years before the date of this proxy statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

As at the date of this proxy statement, none of the proposed directors has been subject to:

(a)    any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)    any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable stockholder in deciding whether to vote for a proposed director.

Resolution to Approve the Directors

Stockholders are being asked to adopt a resolution to approve the appointed directors of SeqLL to hold office effective upon the consummation of the Merger:

“BE IT RESOLVED THAT

the following persons be elected as directors of SeqLL effective upon the consummation of the Merger and to hold office until the annual meeting of stockholders held in the year set forth opposite his or her name or until a successor is duly elected, subject to his or her earlier death, resignation or removal in accordance with the bylaws of SeqLL:

(i)     Prateek Gattani - 2025;

(ii)    Robert B. Machinist - 2024;

(iii)   Jeffrey Jagid - 2024;

(iv)   Jeffrey Kurtz - 2023;

(v)    David Solimine - 2023; and

(vi)   David Pfeffer - 2025

Recommendation of the Board of Directors

THE SEQLL BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE BOARD OF DIRECTORS PROPOSAL.

Unless otherwise directed, it is the intention of the management designees to vote proxies in the accompanying form FOR the Board of Directors Proposal, as set forth above.

Approval

The Board of Directors Proposal must be approved by a majority of all votes cast by the stockholders present at the special meeting in person or by proxy in order to be effective.

PROPOSAL III: THE REVERSE STOCK SPLIT PROPOSAL

SeqLL seeks SeqLL stockholder approval at the special meeting for a special resolution to effect a reverse stock split (the “Reverse Stock Split”) all of the issued and outstanding shares of SeqLL common stock on the basis of one post-Reverse Stock Split share of common stock for up to 30 pre-Reverse Stock Split shares of common stock, with the Reverse Stock Split to be implemented by the board of directors of SeqLL at any time prior to, or within 90 days following, the consummation of the Merger. Voting for this resolution does not automatically mean that the Reverse Stock Split will occur, rather a vote for this resolution will give the board of directors the authority, should they decide that it is in the best interest of SeqLL, to complete the Reverse Stock Split in connection with the transactions contemplated by the Merger Agreement. The following table outlines the number of shares of common stock that would exist following the Reverse Stock Split. Any reverse stock split remains subject to all required regulatory approvals. As of the date of this proxy statement, there are 13,886,379 shares of SeqLL common stock issued and outstanding. The following table outlines the number shares of SeqLL common stock that would exist following the Reverse Stock Split at various theoretical ratios:

Ratio	Number of Shares Post-Reverse Stock Split(1)
1:5	2,777,275
1:10	1,388,638
1:20	694,318
1:30	462,880

____________

(1)      Numbers are approximate and do not give effect to any additional shares to be issued in respect of fractional shares that result from the reverse stock split.

Reasons for the Reverse Stock Split

On June 21, 2022, SeqLL received a notification letter from Nasdaq notifying it that it was not in compliance with the minimum bid price requirement, which requires that the closing bid price for shares common stock listed on Nasdaq be maintained at a minimum of $1.00 and failure to maintain it for 30 consecutive business days constitutes a compliance deficiency. On December 20, 2022, SeqLL received notice from Nasdaq indicating that, while it has not regained compliance with the Bid Price Requirement, Nasdaq has determined that SeqLL is eligible for an additional 180-day period, or until June 19, 2023, to regain compliance. According to the notification from Nasdaq, the Staff’s determination was based on (i) SeqLL meeting the continued listing requirement for market value of its publicly-held shares and all other Nasdaq initial listing standards, with the exception of the minimum bid price requirement, and (ii) SeqLL’s written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If at any time during this second 180-day compliance period, the closing bid price of SeqLL’s common stock is at least $1 per share for a minimum of 10 consecutive business days, Nasdaq will provide SeqLL with written confirmation of compliance. If compliance cannot be demonstrated by June 19, 2023, Nasdaq will provide written notification that SeqLL common stock will be delisted. At that time, SeqLL can appeal Nasdaq’s determination to a Hearings Panel.

If SeqLL does not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that SeqLL’s common stock will be subject to delisting. Delisting from Nasdaq could adversely affect SeqLL’s ability to consummate a strategic transaction, such as the Merger, and raise additional financing through the public or private sale of equity securities, such as the Capital Raise, and would significantly affect the ability of investors to trade SeqLL’s securities and negatively affect the value and liquidity of its common stock. Delisting could also have other negative results, including the potential loss of confidence by employees and the loss of institutional investor interest.

In addition, according to Nasdaq rules, an issuer must, in a case such as the proposed merger, apply for initial inclusion following a transaction whereby the issuer combines with a non-Nasdaq entity, resulting in a change of control of the issuer and potentially allowing the non-Nasdaq entity to obtain a Nasdaq listing. Accordingly, the listing standards of Nasdaq will require SeqLL to have, among other things, a $4.00 per share minimum bid price for a certain number of trading days preceding the closing of the Merger. Therefore, the Reverse Stock Split may be necessary in order to consummate the Merger.

As a result, it is a condition to the closing of the Merger that the SeqLL common stock to be issued in the Merger pursuant to the Merger Agreement have been approved for listing on Nasdaq.

One of the effects of the Reverse Stock Split will be to effectively increase the proportion of authorized shares which are unissued relative to those which are issued. This could result in SeqLL’s management being able to issue more shares without further stockholder approval.

Principal Effects of the Reverse Stock Split

The Reverse Stock Split will, if effected in connection with the consummation of the Merger, not materially affect the percentage ownership in SeqLL by the SeqLL common stockholders even though such ownership will be represented by a smaller number of SeqLL common shares. The Reverse Stock Split will proportionately reduce the number of shares of SeqLL common stock held by the stockholders.

The exercise or conversion price and/or the number of shares of SeqLL common stock issuable under any outstanding convertible securities, including under outstanding options, warrants, rights and any other similar securities, will be proportionately adjusted upon the implementation of the Reverse Stock Split, in accordance with the terms of such securities, on the same basis as the reverse stock split of the SeqLL common stock.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 500 or 1,000 common shares of SeqLL, as the case may be, on a post-Reverse Stock Split basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “board lots” of even multiples of 500 or 1,000 shares as applicable. Brokerage commissions and other costs of transactions in odd lots are often higher than the costs of transactions in “round lots” of even multiples of 500 or 1,000 shares as applicable.

The Reverse Stock Split is intended to qualify as a “recapitalization” for U.S. federal income tax purposes under Section 368(a)(1)(E) of the Code. Assuming the Reverse Stock Split so qualifies, a stockholder should not recognize any gain or loss for U.S. federal income tax purposes as a result of the Reverse Stock Split, and a stockholder’s aggregate tax basis in common shares received in the Reverse Stock Split should equal the stockholder’s aggregate tax basis in the common stock exchanged in the Reverse Stock Split. In addition, each stockholder’s holding period for the common stock received in the Reverse Stock Split should include the stockholder’s holding period for the common stock exchanged in the Reverse Stock Split.

Fractional Shares

If, as a result of the Reverse Stock Split, a SeqLL stockholder would otherwise be entitled to a fraction of a post-Reverse Stock Split share of common stock in respect of the total aggregate number of pre-Reverse Stock Split shares of common stock held by such stockholder, no such fractional common share will be awarded. Instead, SeqLL will issue an additional share of common stock for any fractional shares any SeqLL stockholder would be entitled to receive after aggregating all shares such holder would be entitled to receive. Except for any change resulting from the rounding described above, the change in the number of post-Reverse Stock Split shares of common stock outstanding that would result from the Reverse Stock Split will cause no change in the stated capital attributable to the SeqLL common stock.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of SeqLL (the aggregate value of all SeqLL shares of common stock at the market price then in effect) immediately after the Reverse Stock Split will be equal to or greater than the total market capitalization immediately before the Reverse Stock Split. In addition, there can be no assurance that the per share market price of the SeqLL common stock following the Reverse Stock Split will remain higher than the per-share market price immediately before the Reverse Stock Split or equal or exceed the direct arithmetical result of the Reverse Stock Split. In addition, a decline in the market price of the SeqLL common stock after the Reverse Stock Split may result in a greater percentage decline than would occur in the absence of a Reverse Stock Split and the liquidity of the SeqLL common stock could be adversely affected. Further, there can be no assurance that, if the Reverse Stock Split is implemented, the margin terms associated with the purchase of SeqLL common stock will improve or that SeqLL will be successful in receiving increased attention from institutional investors.

Implementation, Notice of Reverse Stock Split and Letter of Transmittal

Upon determining to proceed with the Reverse Stock Split, SeqLL will file a certificate of amendment to the Charter to effect the Reverse Stock Split. Prior to the completion of the Reverse Stock Split, SeqLL will provide registered stockholders with a letter of transmittal for use in transmitting their share certificates to SeqLL’s transfer agent in order to exchange old certificates for new certificates representing the number of shares of common stock to which such stockholder is entitled as a result of the Reverse Stock Split. No delivery of new certificates to a SeqLL stockholder will be made until such stockholder has surrendered their current issued certificates. Until surrendered, each share certificate formally representing old shares of common stock of SeqLL shall be deemed for all purposes to represent the number of new shares of common stock to which the holder is entitled as a result of the Reverse Stock Split. No fractional shares will be issued in connection with the Reverse Stock Split.

The implementation of the special resolution is conditional upon SeqLL obtaining the necessary regulatory consents. The special resolution provides that the board of directors of SeqLL is authorized, in its sole discretion, to determine not to proceed with the proposed Reverse Stock Split, without further approval of the SeqLL stockholders. In particular, the board of directors may determine not to present the special resolution to the special meeting or, if the special resolution is presented to the special meeting and approved, may determine after the special meeting not to proceed with completion of the proposed Reverse Stock Split and filing the certificate of amendment.

Subject to applicable regulatory requirements, the Reverse Stock Split will be effective on the date on which a certificate of amendment to the Charter of SeqLL effecting the reverse stock split is filed and certified by the Secretary of State of the State of Delaware. If the Reverse Stock Split Proposal is approved, no further action on the part of the SeqLL stockholders will be required in order for the board of directors to implement the Reverse Stock Split.

Procedure for Non-Registered Stockholders

Non-Registered SeqLL stockholders holding their shares through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split than those that will be put in place by SeqLL for registered stockholders. If the SeqLL board of directors determines to proceed with the Reverse Stock Split and you hold shares of SeqLL common stock with such bank, broker or other nominee, and if you have questions in this regard, you are encouraged to contact your nominee to obtain instructions for processing the Reverse Stock Split.

Resolution to Approve the Reverse Stock Split

SeqLL stockholders are being asked to pass the following special resolution to authorize the SeqLL board of directors to approve and effect the Reverse Stock Split in connection with the transactions contemplated by the Merger Agreement:

“BE IT RESOLVED THAT:

1.      The board of directors be authorized, subject to approval of the applicable regulatory authorities, to take such actions as are necessary to effect a reverse stock split, at any time following the date of this resolution but prior to the consummation of the Merger, all of the issued and outstanding SeqLL common shares on the basis that up to thirty (30) pre-reverse stock split shares of common stock be consolidated into one (1) post-reverse stock split share of common stock.

2.      Notwithstanding the passing of this resolution by the SeqLL stockholders, the board of directors may, at its absolute discretion, determine when such reverse stock split will take place and may further, at its discretion, determine not to effect such reverse stock split of all of the issued and outstanding shares of common stock, in each case without requirement for further approval, ratification or confirmation by the SeqLL stockholders.

3.      Notwithstanding the foregoing, the board of directors is hereby authorized, without further approval of or notice to the SeqLL stockholders, to revoke this special resolution at any time before it is acted upon.”

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS OF SEQLL UNANIMOUSLY DETERMINED THAT THE REVERSE STOCK SPLIT PROPOSAL IS ADVISABLE AND FAIR TO AND IN THE BEST INTERESTS OF STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” the REVERSE STOCK SPLIT PROPOSAL.

Unless otherwise directed, it is the intention of the management designees to vote proxies in the accompanying form FOR the Reverse Stock Split Proposal.

Approval

The Reverse Stock Split Proposal must be approved by an affirmative vote of a majority of the outstanding shares of SeqLL common stock in order for SeqLL to effect the Reverse Stock Split.

PROPOSAL IV: NAME CHANGE PROPOSAL

General

In connection with the transactions contemplated by the Merger Agreement and the consummation of the Merger, SeqLL is proposing to change its name to “Atlantic International Corp.” or to such other name as may be determined by the SeqLL board of directors, if appropriate, and acceptable to the applicable regulatory authorities. SeqLL stockholders are being asked to consider and, if deemed appropriate, to pass a special resolution to authorize, in connection with the consummation of the Merger, an amendment to the Charter to change its name to “Atlantic International Corp.” or to such other name as may be determined by the SeqLL board of directors, if appropriate.

Notwithstanding the foregoing, as indicated in the text of the Name Change Proposal, the board of directors may, in its sole discretion, determine that SeqLL not proceed with the proposed name change.

Resolution to Approve the Name Change

SeqLL stockholders are being asked to pass the following Name Change Proposal:

BE IT RESOLVED THAT, as a special resolution:

1.      In connection with the transactions contemplated by the Merger Agreement and the consummation of the Merger, SeqLL is hereby authorized to file a certificate of amendment to amend the amended and restated certificate of incorporation of SeqLL to change the name of SeqLL to “Atlantic International Corp.” or to such other name as may be determined by the board of directors, if appropriate, and acceptable to the applicable regulatory authorities; and

3.      notwithstanding that this special resolution has been duly passed by SeqLL stockholders, the directors are hereby authorized in their sole discretion to revoke this special resolution before it is acted on without further approval of the stockholders.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS OF SEQLL UNANIMOUSLY DETERMINED THAT THE NAME CHANGE PROPOSAL IS ADVISABLE AND FAIR TO AND IN THE BEST INTERESTS OF STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NAME CHANGE PROPOSAL.

Unless otherwise directed, it is the intention of the management designees to vote proxies in the accompanying form FOR the Name Change Proposal.

Approval

The affirmative vote of at least a majority of the outstanding shares of SeqLL common stock is sufficient for the approval of the Name Change Proposal.

PROPOSAL V: AUTHORIZED SHARE PROPOSAL

Background

Article IV of the Charter currently authorizes SeqLL to issue up to 80,000,000 shares of common stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share. As of June 1, 2023, 13,886,379 shares of SeqLL common stock were issued and outstanding, with warrants outstanding and exercisable to purchase up to an aggregate of 4,388,185 shares of SeqLL common stock, options and restricted stock units outstanding to acquire up to an aggregate of 3,098,925 shares of SeqLL common stock, and approximately 401,075 shares of SeqLL common stock reserved for possible future issuance pursuant to the remaining authorized and unissued stock awards under the SeqLL Inc. 2014 Equity Incentive Plan. If the Merger Proposal is approved and the Merger is consummated, approximately 159,866,898 shares of common stock will be issued in the Merger (exclusive of shares of SeqLL common stock to be issued in the Capital Raise, the number of which is not currently known), and if the Equity Plan Proposal is adopted, a number of shares of SeqLL common stock equal to approximately 15% of the issued and outstanding shares of SeqLL common stock following the Merger will be reserved for possible future issuance pursuant to the Atlantic International Corp. 2023 Equity Incentive Plan. The approval of the Authorized Share Proposal would provide for an additional 220,000,000 authorized shares of SeqLL common stock for future issuance, including for purposes of the Merger consideration, the Capital Raise and the Atlantic International Corp. 2023 Equity Incentive Plan, which would bring the aggregate total of authorized shares of capital stock to 320,000,000, composed of 300,000,000 shares of common stock and 20,000,000 shares of preferred stock. The increase in SeqLL’s authorized capital stock will not be affected by any reverse stock split of the SeqLL common stock that may be effected upon approval of the Stock Split Proposal.

Reasons for Seeking Stockholder Approval

The proposed amendment to the Charter is to ensure that following consummation of the Merger SeqLL has a sufficient number of authorized shares of common stock for future corporate needs. The additional shares may be used for various purposes without further stockholder approval (except as required by law or Nasdaq rules). These purposes may include: (i) raising capital, if SeqLL has an appropriate opportunity, through offerings of common stock or securities that are convertible into common stock; (ii) exchanging common stock or securities that are convertible into common stock for other outstanding securities; (iii) providing equity incentives to employees, officers, directors, customers, consultants, or advisors; (iv) expanding SeqLL’s business through the acquisition of other businesses or assets; (v) stock splits, dividends, and similar transactions; (vi) debt or equity restructuring or refinancing transactions; and (vii) other corporate purposes.

Except as contemplated by the Merger and discussed in Proposal I above, the SeqLL board of directors has not proposed the increase in the number of authorized shares of common stock with the intent of preventing or discouraging any actual or threatened tender offers or takeover attempts of SeqLL and the SeqLL board of directors is not currently aware of any attempt or plan to acquire control of SeqLL. Rather, the Authorized Share Proposal has been prompted by business and financial considerations, as set out above, and it is the intended purpose of the Authorized Share Proposal to provide greater flexibility to the SeqLL board of directors in considering and planning for our potential future corporate needs.

Rights of Additional Authorized Shares

The additional authorized shares contemplated by the Authorized Share Proposal would be a part of the existing class of SeqLL’s common stock and, if issued, would have the same rights and privileges as the shares of SeqLL’s common stock presently issued and outstanding. Holders of shares of SeqLL’s common stock (solely in their capacity as holders of shares of SeqLL common stock) have no preemptive rights or rights to convert their shares of SeqLL common stock into any other securities. Accordingly, should the SeqLL board of directors elect to issue additional shares of common stock, existing holders of shares of SeqLL common stock would not have any preferential rights to purchase the shares.

Effect on Current Stockholders

Future issuance of common stock or securities convertible into common stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of SeqLL common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of SeqLL under a possible take-over scenario. Except as contemplated by the Merger and discussed in Proposal I above, the SeqLL board of directors is not aware of any attempt, or contemplated attempt, to acquire control of SeqLL. The Authorized Share Proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the SeqLL board of directors from taking any appropriate actions not inconsistent with its fiduciary duties. The Authorized Share Proposal does not affect the number of shares or rights of preferred stock authorized.

Effectiveness of the Amendment

If the Authorized Share Proposal is approved by stockholders, the Authorized Share Proposal will become effective upon the filing of a certificate of amendment to the SeqLL Charter with the Delaware Secretary of State, which SeqLL intends to do prior to, or concurrently with, the closing of the Merger. If the Authorized Share Proposal is not approved by stockholders, the Authorized Share Proposal will not be implemented, and SeqLL’s capitalization will remain as it is currently.

Resolution to Approve the Authorized Share Proposal

SeqLL stockholders are being asked to pass the following resolution:

BE IT RESOLVED THAT, as a special resolution:

1.      In connection with the transactions contemplated by the Merger Agreement and the consummation of the Merger, SeqLL is hereby authorized to file a certificate of amendment to amend the amended and restated certificate of incorporation of SeqLL to amend paragraph A of Article IV of the amended and restated certificate of incorporation to read as follows:

“A. Classes of Stock and Authorized Shares.

The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock, par value $0.00001 per share (the “Common Stock”), and Preferred Stock, par value $0.00001 per share (the “Preferred Stock”). The total number of shares which the Corporation is authorized to issue is Three Hundred Twenty Million (320,000,000) shares, of which Three Hundred Million (300,000,000) shares shall be Common Stock, and Twenty Million (20,000,000) shares shall be Preferred Stock.”

; and

2.      notwithstanding that this special resolution has been duly passed by SeqLL stockholders, the directors are hereby authorized in their sole discretion to revoke this special resolution before it is acted on without further approval of the stockholders.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS OF SEQLL UNANIMOUSLY DETERMINED THAT THE AUTHORIZED SHARE PROPOSAL IS ADVISABLE AND FAIR TO AND IN THE BEST INTERESTS OF STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AUTHORIZE SHARE PROPOSAL.

Unless otherwise directed, it is the intention of the management designees to vote proxies in the accompanying form FOR the Authorized Share Proposal.

Approval

The affirmative vote of at least a majority of the outstanding shares of SeqLL common stock is sufficient for the approval of the Authorized Share Proposal.

PROPOSAL VI: EQUITY PLAN PROPOSAL

Overview

In connection with the transactions contemplated by the Merger Agreement and the consummation of the Merger, SeqLL is proposing to approve the Atlantic International Corp. 2023 Equity Incentive Plan, which is referred to herein as the “Incentive Plan,” the form of which is attached to this proxy statement as Annex B (such proposal, the “Incentive Plan Proposal”). The Incentive Plan, if approved by the SeqLL stockholders, will allow SeqLL, upon consummation of the Merger, to provide equity awards as part of SeqLL’s compensation program, an important tool for motivating, attracting and retaining talented employees and for providing incentives that promote SeqLL’s post-merger business and increased stockholder value. Non-approval of the Incentive Plan will compel SeqLL to significantly increase the cash component of employee compensation following the closing of the Merger to continue to attract and retain key employees because SeqLL would need to replace components of compensation Lyneer previously delivered in equity awards, which would therefore reduce SeqLL’s operating cash flow.

The SeqLL board of directors intends to adopt the Incentive Plan, subject to approval by SeqLL’s stockholders and to the consummation of the Merger.

If the Incentive Plan is approved by SeqLL stockholders, then the Incentive Plan will be effective upon the consummation of the Merger and no additional stock awards will be granted under the SeqLL Equity Plan as in effect immediately prior to the consummation of the Merger.

If the Incentive Plan is not approved by SeqLL stockholders, it will not become effective and no awards will be granted thereunder.

Summary of the Incentive Plan

The following is a summary of the material features of the Incentive Plan. This summary is qualified in its entirety by the full text of the Incentive Plan, the form of which is attached as Annex B to this proxy statement.

Purpose

The purpose of the Incentive Plan is to enhance SeqLL’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to SeqLL following the Merger by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities.

Eligibility

Persons eligible to participate in the Incentive Plan will be officers, employees, non-employee directors, and consultants of SeqLL and its subsidiaries as selected from time to time by the plan administrator in its discretion. As of the date of this proxy statement, approximately 327 individuals currently employed by, or affiliated with, Atlantic or Lyneer will be eligible to participate in the Incentive Plan, which includes four officers, 313 employees who are not officers, seven non-employee directors, and three consultants.

Administration

The Incentive Plan will be administered by the compensation committee of the SeqLL board of directors, the SeqLL board of directors or such other similar committee pursuant to the terms of the Incentive Plan. The plan administrator, which initially will be the compensation committee of the SeqLL board of directors, will have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Incentive Plan. The plan administrator may delegate to one or more officers of SeqLL, the authority to grant awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Share Reserve

The number of shares of SeqLL common stock that may be issued under the Incentive Plan is equal to 15% of the aggregate number of shares of SeqLL common stock issued and outstanding immediately after the Merger. It is expected that, following the Merger, SeqLL will assume Atlantic’s obligations with respect to restricted stock units granted to and held by those members of Atlantic management and certain persons who will be key employees of SeqLL post-Merger listed under “Directors and Executive Officers Following the Merger” and “Senior Management and Consultants Following the Merger” for the purchase of an aggregate of number of shares of SeqLL common stock equal to approximately 8% of the number of shares of SeqLL common stock issued and outstanding after the Merger.

Shares underlying any awards under the Incentive Plan that are forfeited, cancelled, held back to cover the exercise price or tax withholding, satisfied without the issuance of stock or otherwise terminated (other than by exercise) will be added back to the shares available for issuance under the Incentive Plan. The payment of dividend equivalents in cash shall not count against the share reserve.

Annual Limitation on Awards to Non-Employee Directors

The Incentive Plan contains a limitation whereby the grant date value of all awards under the Incentive Plan and all other cash compensation paid by SeqLL to any non-employee director may not exceed $250,000 in any calendar year, although the SeqLL board of directors may, in its discretion, make exceptions to the limit in extraordinary circumstances.

Types of Awards

The Incentive Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, and other stock or cash based awards, or collectively, awards. Unless otherwise set forth in an individual award agreement, each award shall vest over a four-year period, with one-quarter of the award vesting on the first annual anniversary of the date of grant, with the remainder of the award vesting monthly thereafter.

Stock Options

The Incentive Plan permits the granting of both options to purchase shares of SeqLL common stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. Options granted under the Incentive Plan will be nonqualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of SeqLL and its subsidiaries. Nonqualified options may be granted to any persons eligible to receive awards under the Incentive Plan.

The exercise price of each option will be determined by the plan administrator but generally may not be less than 100% of the fair market value of the common stock of SeqLL on the date of grant or, in the case of an incentive stock option granted to a 10% stockholder, 110% of such share’s fair market value. The term of each option will be fixed by the plan administrator and may not exceed ten years from the date of grant (or five years for an incentive stock option granted to a 10% stockholder). The plan administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

Upon exercise of options, the exercise price must be paid in full either in cash, check, or, with the approval of the plan administrator, by delivery (or attestation to the ownership) of shares of SeqLL common stock that are beneficially owned by the optionee free of restrictions or were purchased in the open market. Subject to applicable law and approval of the plan administrator, the exercise price may also be made by means of a broker-assisted cashless exercise. In addition, the plan administrator may permit nonqualified options to be exercised using a “net exercise” arrangement that reduces the number of shares issued to the optionee by the largest whole number of shares with fair market value that does not exceed the aggregate exercise price.

Stock Appreciation Rights

The plan administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of SeqLL common stock, or cash, equal to the value of the appreciation in SeqLL’s stock price over the exercise price. The exercise price generally may not be less than 100% of the fair market value of common stock of SeqLL on the date of grant. The term of each stock appreciation right will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each stock appreciation right may be exercised, including the ability to accelerate the vesting of such stock appreciation rights.

Restricted Stock

The plan administrator may award restricted shares of SeqLL common stock subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with SeqLL or its subsidiaries through a specified vesting period. Unless otherwise provided in the applicable award agreement, the participant generally will have the rights and privileges of a stockholder as to such restricted shares, including without limitation the right to vote such restricted shares and the right to receive dividends, if applicable.

Restricted Stock Units and Dividend Equivalents

The plan administrator may award restricted stock units which represent the right to receive SeqLL common stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the plan administrator. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with SeqLL or its subsidiaries, the passage of time or other restrictions or conditions. The plan administrator determines the persons to whom grants of restricted stock units are made, the number of restricted stock units to be awarded, the time or times within which awards of restricted stock units may be subject to forfeiture, the vesting schedule, and rights to acceleration thereof, and all other terms and conditions of the restricted stock unit awards. The value of the restricted stock units may be paid in SeqLL common stock, cash, other securities, other property, or a combination of the foregoing, as determined by the plan administrator.

A participant holding restricted stock units will have no voting rights as SeqLL’s stockholders. Prior to settlement or forfeiture, restricted stock units awarded under the Incentive Plan may, at the plan administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends paid on one share of SeqLL common stock while each restricted stock unit is outstanding. Dividend equivalents may be converted into additional restricted stock units. Settlement of dividend equivalents may be made in the form of cash, SeqLL common stock, other securities, other property, or a combination of the foregoing. Prior to distribution, any dividend equivalents will be subject to the same conditions and restrictions as the restricted stock units to which they attach.

Other Stock or Cash Based Awards

Other stock or cash based may be granted either alone, in addition to, or in tandem with, other awards granted under the Incentive Plan and/or cash awards made outside of the Incentive Plan. The plan administrator shall have authority to determine the persons to whom and the time or times at which such awards will be made, the amount of such awards, and all other conditions, including any dividend and/or voting rights.

Changes in Capital Structure

The Incentive Plan requires the plan administrator to make appropriate adjustments to the number of shares of SeqLL common stock that are subject to the Incentive Plan, to certain limits in the Incentive Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Change in Control

Except as set forth in an award agreement issued under the Incentive Plan, in the event of a change in control (as defined in the Incentive Plan), each outstanding stock award (vested or unvested) will be treated as the plan administrator determines, which may include (i)  SeqLL’s continuation of such outstanding stock awards (if SeqLL is the surviving corporation); (ii) the assumption of such outstanding stock awards by the surviving corporation or its parent; (iii)  the substitution by the surviving corporation or its parent of new stock options or other equity awards for such stock awards; (iv) the cancellation of such stock awards in exchange for a payment to the participants equal to the excess of (A)  the fair market value of the shares subject to such stock awards as of the closing date of such corporate transaction over (B) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the stock awards (which payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); (v) provide that such award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award; or (vi) provide that the award will terminate and cannot vest, be exercised or become payable after the applicable event.

The Incentive Plan provides that a stock award may be subject to additional acceleration of vesting and exercisability upon a change in control as may be provided in the award agreement for such stock award, but in the absence of such provision, no such acceleration will occur.

Tax Withholding

Participants in the Incentive Plan are responsible for the payment of any federal, state or local taxes that SeqLL or its subsidiaries are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The plan administrator may cause any tax withholding obligation of SeqLL or its subsidiaries to be satisfied, in whole or in part, by the applicable entity withholding from shares of SeqLL common stock to be issued pursuant to an award a number of shares with an aggregate fair market value that would satisfy the withholding amount due. The plan administrator may also require any tax withholding obligation of SeqLL or its subsidiaries to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to SeqLL or its subsidiaries in an amount that would satisfy the withholding amount due.

Transferability of Awards

The Incentive Plan generally does not allow for the transfer or assignment of awards, other than by will or by the laws of descent and distribution; however, the plan administrator has the discretion to permit awards (other than incentive stock options) to be transferred by a participant.

Term

The Incentive Plan will become effective when adopted by the SeqLL board of directors and, unless terminated earlier, the Incentive Plan will continue in effect for a term of ten (10) years, after which time no awards may be granted under the Incentive Plan.

Amendment and Termination

The SeqLL board of directors and the plan administrator may each amend, suspend, or terminate the Incentive Plan and the plan administrator may amend or cancel outstanding awards, but no such action may materially and adversely affect rights under an award without the holder’s consent. Certain amendments to the Incentive Plan will require the approval of SeqLL’s stockholders. Generally, without stockholder approval, (i) no amendment or modification of the Incentive Plan may reduce the exercise price of any stock option or stock appreciation right, (ii) the plan administrator may not cancel any outstanding stock option or stock appreciation right where the fair market value of the common stock underlying such stock option or stock appreciation right is less than its exercise price and replace it with a new option or stock appreciation right, another award or cash and (iii) the plan administrator may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange.

All stock awards granted under the Incentive Plan will be subject to recoupment in accordance with any clawback policy that SeqLL is required to adopt pursuant to the listing standards of any national securities exchange or association on which SeqLL securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the SeqLL board of directors may impose such other clawback, recovery or recoupment provisions in a stock award agreement as SeqLL board of directors determines necessary or appropriate.

Form S-8 Registration Statement

Following the consummation of the Merger, when permitted by SEC rules and subject to any contractual prohibitions, SeqLL intends to file with the SEC a registration statement on Form S-8 registering the shares of SeqLL common stock issuable under the Incentive Plan.

Material United States Federal Income Tax Considerations

The following is a summary of the material U.S. federal income tax considerations related to awards and certain transactions under the Incentive Plan, based upon the current provisions of the Code and regulations promulgated thereunder. The rules governing the tax treatment of such awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not describe all federal tax consequences under the Incentive Plan, nor does it describe state, local, or foreign income tax consequences or federal employment tax consequences. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

The Incentive Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. SeqLL’s ability to realize the benefit of any tax deductions described below depends on SeqLL’s generation of taxable income as well as the requirement of reasonableness and the satisfaction of SeqLL’s tax reporting obligations.

Incentive Stock Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of SeqLL common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then generally (i) upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) neither SeqLL nor its subsidiaries will be entitled to any deduction for federal income tax purposes; provided that such incentive stock option otherwise meets all of the technical requirements of an incentive stock option. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of SeqLL common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of SeqLL common stock at exercise (or, if less, the amount realized on a sale of such shares of SeqLL common stock) over the exercise price thereof, and (ii) SeqLL or its subsidiaries will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of SeqLL common stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonqualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Nonqualified Options.    No income is generally realized by the optionee at the time a nonqualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares of SeqLL common stock on the date of exercise, and SeqLL or its subsidiaries receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of SeqLL common stock have been held. Special rules will apply where all or a portion of the exercise price of the nonqualified option is paid by tendering shares of SeqLL common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalents, and Other Stock or Cash Based.    The current federal income tax consequences of other awards authorized under the Incentive Plan generally follow certain basic patterns: (i) stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified options; (ii) nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); and (iii) restricted stock units, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. SeqLL or its subsidiaries generally should be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the participant at the time the participant recognizes such income.

The participant’s basis for the determination of gain or loss upon the subsequent disposition of SeqLL common stock acquired from a stock appreciation right, restricted stock, restricted stock unit, or other stock or cash based award will be the amount paid for such shares plus any ordinary income recognized when the shares of SeqLL common stock were originally delivered, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant.

Parachute Payments.    The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause all or a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to either SeqLL or its subsidiaries, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Section 409A.    The foregoing description assumes that Section 409A of the Code does not apply to an award under the Incentive Plan. In general, stock options and stock appreciation rights are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of the underlying stock at the time the option or stock appreciation right was granted. Restricted stock awards are not generally subject to Section 409A. Restricted stock units are subject to Section 409A unless they are settled within two-and-one-half months after the end of the later of (1) the end of SeqLL’s fiscal year in which vesting occurs or (2) the end of the calendar year in which vesting occurs. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% U.S. federal tax and premium interest in addition to the U.S. federal income tax at the participant’s usual marginal rate for ordinary income.

New Plan Benefits

No awards have been previously granted under the Incentive Plan and no awards have been granted that are contingent on stockholder approval of the Incentive Plan. The awards that are to be granted to any participant or group of participants are indeterminable at the date of this proxy statement because participation and the types of awards that may be granted under the Incentive Plan are subject to the discretion of the plan administrator. Consequently, no new plan benefits table is included in this proxy statement.

Vote Required for Approval

The approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the holders of shares of SeqLL common stock represented in person or by proxy and entitled to vote thereon. Failure to vote by proxy or to vote online at the Special Meeting or an abstention from voting will have no effect on the outcome of the vote on the Incentive Plan Proposal.

Following the consummation of the Merger, the Incentive Plan and all awards granted under it will be governed by the laws of the State of Delaware.

The Incentive Plan Proposal is conditioned on the approval of each of the other proposals.

Recommendation of the Board

THE SEQLL BOARD RECOMMENDS THAT THE SEQLL STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

PROPOSAL VII: ASSET SALE PROPOSAL

Overview

In connection with the execution and delivery of the Merger Agreement, SeqLL entered into the Asset Purchase Agreement with SeqLL Omics. SeqLL Omics was recently formed by Daniel Jones, the Chairman of the Board and Chief Executive Officer of SeqLL, and certain other SeqLL employees, for the purpose of carrying on SeqLL’s pre-Merger business after the Merger.

The Asset Purchase Agreement provides that the consummation of the Merger is a condition to the closing of the transactions contemplated by the Asset Purchase Agreement and that either party may terminate the Asset Purchase Agreement if the transactions contemplated by the Merger Agreement are not consummated by July 31, 2023.

Summary of the Asset Purchase Agreement

Subject to the terms and conditions of the Asset Purchase Agreement, SeqLL Omics has agreed to purchase from SeqLL, and SeqLL has agreed to sell to SeqLL Omics, for a purchase price of $1,000, all of SeqLL’s rights and interest in the assets and properties of SeqLL as existing immediately prior to consummation of the Merger, excluding cash and cash equivalents, including without limitation:

•        all inventory;

•        all leasehold interests in real estate;

•        all contracts with customers, vendors and suppliers and all technology license agreements;

•        all intellectual property and general intangibles;

•        all equipment and other tangible assets used in, or related to, its business operations; and

•        all accounts receivable.

In addition to keeping its cash and cash equivalents, SeqLL will not sell or transfer, and SeqLL Omics will not acquire, certain contracts unrelated to SeqLL’s pre-Merger business operations, SeqLL’s corporate records or its rights under the Merger Agreement.

Pursuant to the Asset Purchase Agreement, SeqLL Omics will assume from SeqLL, and SeqLL Omics will be obligated to pay, all obligations or liabilities of SeqLL related to its pre-Merger business operations, including those under the contracts and leases that it will purchase, other than the following:

•        obligations to pay any rent pursuant to SeqLL’s real estate lease prior to the first anniversary of the closing under the Asset Purchase Agreement;

•        all obligations of SeqLL under the Merger Agreement;

•        obligations of SeqLL that are not related to SeqLL’s current business operations and arise following the closing;

•        amounts payable under the promissory note of SeqLL in the principal amount of $1,375,000 payable to St. Laurent Investments LLC, an entity affiliated with William C. St. Laurent, one of the founders and (directly and through affiliates) a principal stockholder of SeqLL;

•        any obligations under the excluded contracts.

SeqLL will be responsible for the payment of transfer taxes, if any, related to the transfer of the assets.

Reasons for the Asset Purchase Agreement

In negotiating the Merger Agreement with Atlantic, it was a requirement of Atlantic that at the closing of the Merger SeqLL shall have disposed, or have a plan for the disposal, of its pre-Merger business operations, including all or substantially all of its assets, and for the satisfaction of all of its pre-Merger liabilities, other than those pre-Merger liabilities that are expressly to be retained by SeqLL pursuant to the Merger Agreement. It is also a condition of the

Merger that all of SeqLL’s cash and cash equivalents at the time of the Merger, after the payment of liabilities, be distributed to the pre-Merger stockholders.. As the SeqLL board of directors had determined that the Merger was in the best interests of SeqLL’s stockholders and that the post -Merger business had a greater potential for increasing stockholder value than the pre-Merger business, the board of directors agreed to this condition.

SeqLL’s board of directors, in consultation with SeqLL’s business advisors, considered the value of the pre-Merger business operations and assets and various alternatives for disposing of such operations and assets, as well as assumption of the pre-Merger liabilities. Mr. Jones offered, on behalf of himself and certain other employees of the Company, to buy the pre-Merger assets for a de minimus price and the assumption of certain pre-Merger liabilities, and continue the pre-Merger business along with the pre-Merger employees who would otherwise be terminated by SeqLL in connection with the Merger. The board, with Mr. Jones recusing himself from the deliberations, considered Mr. Jones’ proposal as well as pursuing other strategic alternatives for the pre-Merger business. The board considered, among other things, the following factors:

•        SeqLL’s previous efforts to seek strategic alternatives and the lack of interest by potential buyers who would continue the pre-Merger business;

•        the stage of development of SeqLL’s pre-Merger products and technologies and SeqLL’s very limited revenue, and the impact on the potential value of the pre-Merger assets and business;

•        the limited number of potential buyers for companies at SeqLL’s stage of development and the limited availability of capital for acquirors under current market conditions;

•        Mr. Jones’ knowledge of the pre-Merger business compared to other potential buyers who would need to do substantial due diligence, lengthening the time needed to close an alternative transaction, possibly impacting the timing of the Merger;

•        the expense of seeking alternative strategic alternatives for the pre-Merger business and assets vs. the likely price that could be obtained; and

•        Mr. Jones’ willingness to assume liabilities that would otherwise need to be borne by the SeqLL stockholders.

After evaluating the foregoing reasons and based upon their knowledge of SeqLL’s business, financial condition and prospects, and the views of SeqLL’s senior management and the fact that the disposition of SeqLL’s current business operations is a condition to the Merger, SeqLL’s board of directors, without the participation of Mr. Jones, unanimously concluded that the transactions contemplated by the Asset Purchase Agreement are in SeqLL’s best interests and in the best interests of SeqLL’s stockholders.

Necessity for Stockholder Approval

Stockholder approval of the Asset Purchase Agreement is not required pursuant to applicable Delaware law or the rules and regulations of the SEC or Nasdaq. However, the SeqLL board of directors is submitting this matter to the stockholders for approval as a matter of good corporate practice, due to the potential conflict of interest resulting the ownership interests and management roles of Daniel Jones in SeqLL Omics.

Section 144 of the Delaware General Corporation Law governs “related party transactions” or transactions in which a board member or officer of a corporation has a direct or indirect financial interest. Delaware law provides that such transactions are not void or voidable even if the interested director is present at, participates in and votes on the transaction: (i) if the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors, and the board of directors in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors may be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is approved in good faith by the vote of the stockholders. SeqLL believes that, as the Asset Purchase Agreement is with an entity that is principally owned and is controlled by Daniel Jones, SeqLL’s Chairman and Chief Executive Officer, and, as such, a “related party” under Section 144, it is prudent for SeqLL to obtain the approval of the disinterested stockholders of SeqLL.

In compliance with applicable Delaware law, on May 26, 2023, the Asset Purchase Agreement was unanimously approved by the entire SeqLL board of directors without the participation of Mr. Jones and subject to the stockholder approval solicited pursuant to this proxy statement. SeqLL believes that the Asset Purchase Agreement, if approved by SeqLL’s disinterested stockholders, will be made on terms no less favorable to SeqLL than could have been obtained from unaffiliated third parties.

Certain Tax Matters

If the fair market value of the SeqLL assets transferred to SeqLL Omics exceeds the sum of the debt assumed by SeqLL Omics and the $1,000 purchase price paid by SeqLL Omics pursuant to the Asset Purchase Agreement, such excess amount, if any, may trigger a taxable gain to SeqLL in the amount of such excess. Additionally such excess amount may be treated as a deemed dividend by SeqLL to Daniel Jones. Furthermore, SeqLL may also have a taxable gain in the amount of the excess, if any, of the debt assumed by SeqLL Omics plus the $1,000 purchase price paid by SeqLL Omics over SeqLL’s adjusted tax basis in its assets transferred pursuant to the Asset Purchase Agreement.

Required Vote

The approval of the Asset Purchase Agreement requires the affirmative vote of at least a majority of the votes cast by disinterested holders of the outstanding shares of SeqLL common stock present in person or represented by proxy at the special meeting and entitled to vote at the meeting. As the Asset Purchase Agreement is with an entity that is principally owned and is controlled by Daniel Jones, SeqLL’s Chairman and Chief Executive Officer and a related party, Mr. Jones would be deemed an “interested” stockholder with respect to this proposal and, as a result, will not vote the shares of SeqLL common stock beneficially owned by him on this proposal. In accordance with the Asset Purchase Agreement, if stockholder approval is not obtained, the transactions contemplated by the Asset Purchase Agreement will not be consummated.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS (WITHOUT THE PARTICIPATION OF MR. JONES) HAS APPROVED THE FOREGOING PROPOSAL. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ASSET SALE PROPOSAL.

PROPOSAL VIII: ADJOURNMENT OF THE SPECIAL MEETING

SeqLL may ask its stockholders to vote on a proposal to grant discretionary authority to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the adjournment to approve the Merger Proposal as set forth in this proxy statement. SeqLL does not currently intend to propose an adjournment at the special meeting if there are sufficient votes to approve the Merger Proposal. The approval of a majority of the votes cast is required to approve the adjournment of the special meeting for the purpose of soliciting additional proxies. If stockholders approve this proposal, SeqLL may adjourn the special meeting and use the additional time to solicit additional proxies, including proxies from stockholders who have previously voted against the Merger Proposal.

If SeqLL stockholders do not approve this proposal to grant discretionary authority to adjourn the special meeting:

•        SeqLL may not be able to consummate the Merger on the terms set forth in the Merger Agreement, and Atlantic and Lyneer may have the right to terminate the Merger Agreement.

•        SeqLL’s business would continue to incur significant operating losses, which would require SeqLL to seek additional capital in the form of debt or equity, which it may not be able to secure. If SeqLL is unable to secure such financing, it may need to implement additional cost reduction efforts across its operations, which could materially harm SeqLL’s business, results of operations and future prospects.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS OF SEQLL UNANIMOUSLY DETERMINED THAT THE ADJOURNMENT PROPOSAL IS ADVISABLE AND FAIR TO AND IN THE BEST INTERESTS OF STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

Unless otherwise directed, it is the intention of the management designees to vote proxies in the accompanying form FOR the Adjournment Proposal.

INFORMATION ABOUT SEQLL

Unless otherwise noted or the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to the business of SeqLL and its subsidiaries prior to the consummation of the Merger. However, it should be noted that it is contemplated in the Merger Agreement that the existing business and operations of SeqLL will be transferred and sold concurrently with the consummation of the Merger and, as a result, will not be a part of the business and operations of SeqLL and its subsidiaries, which will include Atlantic and Lyneer and the business and operations of those companies, following the consummation of the Merger. For more detail, please see “SeqLL’s Management Discussion and Analysis of Financial Condition and Results of Operations.”

Overview

We are an early commercial-stage life sciences instrumentation and research services company engaged in the development of scientific assets and novel intellectual property across multiple “omics” fields. We leverage our expertise with True Single Molecule Sequencing (tSMS) technology enabling researchers and clinicians to contribute major advancements to scientific research and development by accelerating one’s understanding of the molecular mechanisms of disease and fundamental biological processes. We believe our proprietary sequencing technology platform has critical advantages over existing NGS (Next Generation Sequencing) technologies, particularly for emerging applications in the research and development of biomarker discovery, epigenetics, nucleotide chemistry, forensics, and cell-free nucleic acid analysis. Our mission is to empower researchers with improved genetic tools that enable scientists and physicians to better understand the molecular mechanisms of disease and the underlying biological systems. This knowledge is essential to the continued development of new breakthroughs in genomic medicine that address the critical concerns involved with today’s precision medicine.

Our single molecule technology enables researchers to identify and synthesize DNA or RNA strands, irrespective of abundance, in a biological sample and is capable of analyzing billions of molecules in parallel, which positions us as both competitive and complementary with other NGS platforms. We believe our technology advantage is a simplified method of quantifying DNA and RNA molecules at single molecule resolution because our platform does not require the routine PCR amplification and library preparation and ligation steps required by most NGS systems, thereby avoiding systematic bias and consequential additional costs. Our current sequencing platform offers advantages, such as the ability of certain samples to reveal previously unknown molecular profiles by directly detecting single molecules with little to no manipulation of the original sample. Our tSMS platform then generates data that is highly accurate and creates reproducible molecular profiles, often providing researchers with new insights into the biology being researched. As supported by multiple peer-reviewed research publications, our tSMS technology platform has assisted medical researchers in uncovering potentially significant DNA and RNA biomarkers for the early detection of diseases.

Our strategy is to integrate the tSMS platform with the development of novel applications across multiple market segments, and to generate revenue through sales of partnership-specific systems and related flow cells and reagents, which we refer to as “sequencing kits”, research services and research grants. We do not offer or sell any products that are founded upon or incorporate our tSMS platform directly to healthcare professionals or consumers. To strengthen our market position, we strive to build and control intellectual property around the instruments, sequencing kits and methods that enable these applications to strengthen our market position. Integral to this strategy will be to work with existing customers in developing new instruments optimized for specific assay and chemistry performance in order to support a wide array of applications. Our target customers are consumers of NGS products and services engaged in research activities and the development of new or improved products, such as academic and government institutions, hospitals and medical centers, pharmaceutical and biotechnology companies, and non-profit research organizations.

Under our current operating model, we expect the revenue we generate from a specific customer to scale as our partnership or collaboration with such customer matures and the intellectual property founded on our tSMS platform is developed and sold by such customer. Initially, our customer-specific revenue are typically dependent on the funding of, or research grants obtained by, our partners and their ability to develop novel products. During the early stages of our partnerships or collaborations, we generally derive revenue from research services, grants, and the sale of customized instruments and sequencing kits as intellectual property is developed. Over the longer term, however, we expect to generate increasing revenues from our customers from the sale of application-specific assays or tests that are developed on our platform and for which we will receive royalties, a revenue split or other renumeration for the use of our platform or jointly-developed intellectual property.

Background on Genetic Sequencing

Genetic inheritance in living systems is conveyed through a naturally occurring information storage system known as deoxyribonucleic acid, or DNA. DNA stores information in linear chains of chemical bases known as adenine (“A”), cytosine (“C”), guanine (“G”) and thymine (“T”). Inside living cells, these chains usually exist in pairs bound together in a double helix by complementary base pairs. A “genome” is an organism’s complete set of DNA, which for humans consists of approximately three billion DNA base pairs. Ribonucleic acid, or RNA, is a molecule used by organisms to convey genetic information. A “transcriptome” is an organism’s complete set of RNA molecules at an active cellular state and includes both protein coding and noncoding RNA transcripts.

Genetic sequencing is the process of determining the order of nucleotide bases (A, C, G, or T) in a sample. This consists of three phases: sample preparation, physical sequencing and analysis. Generally, the first step of sample preparation is either to shear the target genome into multiple small fragments or, depending on the amount of sample DNA or RNA available, amplify the target region using a variety of molecular methods. In the physical sequencing phase, the individual bases in each fragment are identified in order, creating individual sequence reads. The number of individual bases identified contiguously is defined as “read length.” The sequencing throughput is generally defined as the product of the number of individual sequence reads and the average read length of the sequence reads. In the analysis phase, bioinformatics software is used to align overlapping reads, which allows the original genome to be assembled into contiguous sequence.

Studying genomes and transcriptomes helps scientists understand the inheritance of biological characteristics, developmental biology and normal and disease states of cells and organisms. Genetic variation accounts for many of the differences between individuals, such as eye color and blood group, and also affects a person’s susceptibility to certain diseases such as cancer, heart disease or diabetes. Genetic variation can also determine a person’s response to drug therapies.

A trend in healthcare is towards “personalized medicine” to enable more accurate diagnosis and treatment through better understanding of each individual patient’s disease. We believe that a greater understanding of the genome will lead to this new healthcare paradigm where diseases are understood at the molecular level, allowing patients to be diagnosed according to genetic information, in many instances earlier and more accurately, and be treated with drugs designed to work on specific molecular targets. The goal is to offer precision-personalized medicine that will identify disease earlier, reduce healthcare costs, and enable more appropriate and effective treatment for better outcomes and quality of life. To date, this has largely been done through genomic testing, which provides information about a patient’s predisposition to disease or likely response to medication, due to each individual’s unique constellation of genes. However, DNA testing is, in most cases, a static readout that does not change through a patient’s lifetime or disease course. It does not provide information about the patient’s current health status. An increasing number of researchers, however, now believe the transcriptome provides dynamic information about the current state of the body that can be used to assess health, to detect early signs of disease and to enable physicians to select the appropriate treatment, monitor response to treatment and detect unwanted side effects.

Cell-free Nucleic Acids as Disease Biomarkers:    Most of the DNA and RNA in the body are inside the cells, but a small amount of nucleic acids is also found in biological fluids such as blood, saliva and urine. This material is generally referred to as cell-free DNA (“cfDNA”) and cell-free RNA (“cfRNA”). Analysis of these free-floating molecules can lead to multiple applications such as early disease detection, drug selection and treatment monitoring. For example, large amounts of cell-free DNA material might indicate a bacterial infection or sepsis in very early stages. Cell-free DNA is typically derived from chromatin as intact nucleosomes, or histone-bound DNA, which can be analyzed in addition to solely assessing DNA. Another such example is cfRNA analysis for detection, diagnosis and monitoring of malignant diseases such as cancer. The cfRNA transcripts are differentially expressed between normal and cancerous tissues. These transcripts can be used as a reliable biomarker for cancer screening and diagnostic applications. Analysis of cfRNA can be used to measure dynamic changes in the gene expression, allow oncologists to evaluate disease status, predict outcomes from anti-tumoral therapies and monitor the disease after treatment.

Sequencing Technologies:    There are different sequencing technologies available for sequencing genetic material, each producing the sequence data in a unique format. Some of the technologies produce millions of sequence reads with a very short-read length, generally less than 300 nucleotide bases. These technologies are generally referred as short-read NGS platforms. Other technologies produce several thousand sequence reads of a very long-read length, generally more than 1,000 nucleotide bases. These technologies are generally referred as long-read NGS platforms. Both, the short- as well as long-read NGS technologies have their advantages in various settings. For de novo assembly of genomes and long RNA transcripts, the long contiguous reads from the long-read NGS technologies are preferred. Generally, short-reads can be used to further fill in gaps in the data from longer read technologies. For molecular counting application, a large number of independent reads from short-read NGS technologies are preferred. RNA quantitation typically occurs after converting extracted RNA molecules into cDNA fragments using commercially available reverse transcriptase as part of that process. This approach, within which there are a variety of methods, is loosely defined as RNA sequencing or “RNA-Seq”. Different genes are present in varying amounts in biological samples, and the success of the technique is highly dependent on the dynamic range of the detection technology.

Market Opportunity

The market for our products and services is segmented into two major categories, DNA NGS and RNA NGS, which, according to The Insight Partners, accounted for a combined addressable market opportunity of approximately $1.03 billion in 2019 that is projected to grow to $5.26 billion by 2025 at a CAGR of 31.3%.

DNA NGS market opportunity:    According to The Insight Partners DNA NGS Market Report 2019, the global DNA NGS market is projected to grow from $6.82 billion in 2019 to $22.72 billion in 2025 at a CAGR of 22.2% from 2019 to 2025. Our customers in the DNA NGS market largely consist of academic and research institutes and forensic labs. Collectively, academic and research institutes and forensic labs, pathology labs and diagnostic centers represent a projected 58.4% of the end-user market share in 2019. The versatility of the tSMS platform can be applied across our near-term target segments of drug discovery, precision medicine and other novel applications. We intend to focus our commercialization efforts on academic and research institutes and forensic labs in North America and Europe, and will eventually expand our efforts to the Asia Pacific region. North America and Europe represented 69.9% of the global market in 2019. Our targeted end users, applications and regions for DNA NGS offered an addressable market opportunity of $0.74 billion in 2019 that is projected to grow to $4.10 billion in 2025 at a CAGR of 33.0%.

RNA NGS market opportunity:    According to The Insight Partners NGS-based RNA Seq. Market Report 2019, the global RNA NGS market is projected to grow from $1.63 billion in 2019 to $4.96 billion in 2025 at a CAGR of 20.4%. We intend to leverage our simplified workflow, which reduces bias and misrepresentation caused by various enzymatic steps that other technologies utilize, to accelerate market penetration. The RNA NGS market can be segmented by products and services, end users, applications and sequencing technologies. Research and academic centers, pharmaceutical and biotech companies, pathology labs, forensic labs and diagnostic centers represented a projected 76.7% share of the end users in 2019. Our simplified and mature RNA sequencing approach will facilitate a broad application pool across diagnostics, drug discovery, precision medicine and biomarker discovery field. We will offer RNA sequencing platform and sequencing kits, sequencing services and data analysis products featuring our tSMS technology to such potential customers. Furthermore, we intend to focus on commercialization of our products in North America, Europe and Asia Pacific regions, which collectively accounted for 81.2% of the global market geographically in 2019. Our targeted end users, applications and regions for RNS NGS offered an addressable market opportunity of $0.29 billion in 2019 that is projected to grow to $1.16 billion in 2025 at a CAGR of 26.2%.

Limitations of Existing Technologies

There are multiple short-read and long-read NGS technologies available in the market that partially address the need for accurate and sensitive analysis of genetic information. These technologies can further be classified based on the resolution of the technology as single-molecule sequencing technology and amplification-based technologies. Most single-molecule sequencing technologies do not require amplification, though many of the long-read technologies still require complex sample manipulation prior to sequencing. This is especially true for sequencing of RNA molecules. Over the past two decades, researchers and clinicians have used these technologies to gain a deeper understanding of nucleic acids, to study biomarkers associated with disease, to identify molecules for new drug discovery, to create novel applications for early screening and diagnosis, and more recently to create genome-editing techniques. While researchers are making progress on various fronts by utilizing a combination of these technologies, there remains a wide gap between the needs of the research community and the capabilities of existing sequencing tools. This gap is hindering the advancement of scientific research. The inherent limitations of current technologies are summarized below:

•        Biased results:    Short-read NGS technology typically requires a large number of DNA molecules during the sequencing process. To generate enough DNA molecules, an amplification step is required during sample preparation. This amplification process can introduce errors known as amplification bias. The effect of this bias is that resulting copies are not uniformly representative of the original template DNA, causing skewed data representation in the final results.

•        Lower sensitivity:    In cases where the original template DNA contains regions of relatively high G-C content or relatively high A-T content, the amplification process tends to under-represent these regions. As a result, these regions, which may contain entire genes, can be completely missed. The non-linear nature of the amplification thus limits its ability to detect subtle changes in the genetic signature.

•        Inefficient library preparation:    Many of our competitors use systems requiring multi-step sample preparation protocols to prepare sample libraries before sequencing. This library preparation technique is inefficient, capturing only a fraction of the informative input material. The process selectively captures the molecules that are present in large quantities while losing lower frequency molecules, thus not producing a true representation of the input material. The library preparation protocol limits the minimal amount of input sample. The library preparation steps also add significant burden on the sample preparation.

•        Inadequate throughput:    Applications such as transcriptome profiling, gene expression and biomarker discovery require accurate quantification of data. The long-read single molecule technologies fall short due to the smaller number of strand throughput required to substantiate the presence or absence of a biomarker in a specific sample. The short-read amplification technology is limited due to a skewed data representation caused by the non-linear amplification bias present in the workflow.

Our Technology Solution

Our tSMS platform offers a single molecule solution for DNA and RNA sequencing by performing detection of nucleic acids without the need for complex sample manipulation. Researchers using our platform can analyze many billions of single molecules in a single experiment and still generate highly accurate and reproducible data. We believe our technology’s critical advantage over other technologies is because our platform does not require the routine library preparation steps, such as PCR amplification and ligation, necessary for use with most NGS systems, thereby avoiding systematic amplification bias. RNA sequencing on our platform detects transcripts regardless of abundance and with high accuracy in quantifying gene expression changes associated with certain disease as well as detecting subtle changes in RNA transcript levels that are undetectable with other methods.

Our single molecule platform is unique because it combines a proprietary fluorescence-based optical detection apparatus with a precision microfluidics and thermal control system to perform sequencing-by-synthesis, as illustrated in Figure 1 below.

Figure 1. tSMS Technology Workflow

Our platform typically derives sequencing information directly from the sample itself, not a copy of the sample. It does not require amplification at any stage of the process and offers simple, straightforward sample preparation protocols. The technology uses a single-stranded DNA and RNA material with lengths that range from less than 20 bases to more than 1000 bases as an input. The platform then captures the material on a glass surface and uses a patented fluorescence-based optical detection apparatus combined with a precision microfluidics system to perform a sequencing-by-synthesis reaction on the input sample.

The single molecule fluorescence signal from millions of individual strands is captured by images using a high-sensitivity camera during multiple cycles of nucleotide incorporation. Our powerful image analysis system processes these images to produce the sequence data as an output. The output data contains millions of individual unique sequences with the average read length of between 35 – 60 nucleotide bases, with a range of 20 – 100 nucleotide bases. This length is sufficient to allow unambiguous identification of the origin of each sequence.

Our system still requires isolation and preparation of DNA or RNA samples; however, our system is adaptable to most purification and preparation kits and techniques that are currently available in the market and no additional or special steps are required to prepare the samples for sequencing.

The single molecule resolution of the sequence data in association with a sub-100 nucleotide base read length positions our platform as the only short-read single molecule sequencer commercially available in the market. The amplification-based short-read technologies are already helping the scientists in the fields of research, diagnostics and therapeutics. By giving the short-read technology the power of single molecule resolution, we believe our tSMS technology offers critical advantages over existing technologies, including:

•        Minimal Sample Preparation.    Our tSMS platform offers a simple sample preparation process. The DNA strands are cut in shorter sizes, converted into single strands, and then tagged with a universal surface capture primer. By avoiding the complex multi-step library preparation method, the sample integrity is preserved, and the bias and errors in the sequence data output exhibited by other methods are avoided. The simplicity of our sample preparation workflow and its effect on the output data variance, compared to NGS data produced by an Illumina system, is illustrated in Figure 2 below. [van den Oever et. al. (Clinical Chemistry, April 2012)].

Figure 2. tSMS vs Amplification-based Technologies Workflow

•        Greater Sensitivity.    Our tSMS platform offers a high level of sensitivity as each strand is identified and synthesized irrespective of its abundance in the sample. In the existing amplification-based technologies, low expressing transcripts are typically masked due to preferences and may be missed or have their numbers minimized in the final data analysis. The simplified sample preparation along with single molecule resolution facilitates the unbiased, proportionate representation of input sample, even of the low expressing transcripts and constructs. This allows for obtaining more accurate information earlier (for potential clinical treatments or decisions to be made sooner). Figure 3 below illustrates that the tSMS platform identified low-expression transcripts missed by the standard PCR-based methodology when using Illumina. The lowest expressed quartile of transcripts was detected with our tSMS technology at a 7.10x rate compared to a leading NGS platform [Sam LT, Lipson D, Raz T, et al. A Comparison of Single Molecule and Amplification Based Sequencing of Cancer Transcriptomes. PLoS One. 2011].

Figure 3. tSMS Improves Detection of Lowest Expressed Genes

•        High Accuracy.    Our tSMS platform provides an accurate set of data and results as well as a broader range of molecules to be evaluated. The ability to count each individual molecule, combined with simplified sample preparation and greater sample sensitivity, yields an accurate quantitative representation of sample in the final data. Our technology has been demonstrated to produce robust accurate short-reads for a variety of applications.

•        Seamless Flexibility.    Our tSMS platform provides flexibility in two main aspects — throughput and applications. The tSMS platform has the ability to scale the throughput across a range of small to large projects. The programmable instrument workflow and modular design of sequencing kits provide flexibility to choose the sample coverage and read length required for the final data. The simplified sample preparation allows for analysis of any genetic material that can be attached to a glass surface.

Our Gene Sequencing Methodology

The patented tSMS technology is the essence of our tSMS platform. The gene sequencing methodology takes genetic material as input and produces sequence data as an output through sequentially processing the following five major steps.

1.      Sample preparation:    A double helix strand is cut into fragments of 100 – 200 nucleotides in length. In the case of cfDNA and cfRNA material, this step is not necessary as cell-free strands are generally short and fit the profile of the input material. The strand fragments are then denatured to a single strand, and a poly-A universal priming sequence is added to one end of each strand as shown in the following figure.

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2.      Sample loading:    The strands are hybridized in a flow cell with billions of universal Oligo T capture sites mobilized on the flow cell surface. The tSMS method typically utilizes a dT50 primer to initiate sequencing from a 3’ poly-A tail, although other capture primers may be used to increase the specificity of sample hybridization.

3.      Template registration:    Once hybridized, a “Fill & Lock” step fills up the rest of the open bases from the poly-A tail followed by the addition of fluorescently labelled nucleotides to the start of the strand. A laser illuminates the flow cell and the camera records the location of each captured sample strand. The flow cell is moved in sequential steps to allow the camera to cover its entire active area. The dye molecules are then cleaved and washed away.

4.      tSMS sequencing-by-synthesis:

a.      Synthesis:    DNA polymerase enzyme and the first of the four types of novel fluorescently labelled nucleotides are added. If the nucleotide is complementary to the next base in the template strand, the polymerase will add it to the primer strand. The nucleotides are designed to inhibit the polymerase from incorporating more than one base at a time on the same strand.

b.      Wash:    Excess polymerase and unincorporated nucleotides are then washed away. This step ensures that only the incorporated nucleotides are available for fluorescence imaging.

c.      Image:    The narrow bandwidth laser illuminates the flow cell surface to excite the fluorescently labelled nucleotides. The camera records the locations where fluorescently labelled nucleotides were added.

d.      Cleave:    The fluorescent dye molecules are then cleaved from the labelled nucleotides and washed away. This step ensures that these molecules are fluoresced only for that particular nucleotide addition cycle.

The process is repeated with each of the four types of labelled nucleotides until a desired sequence length is reached. As an example, repeating this cycle 120 times adds an average of more than 33 nucleotides to the primer strand. In sequencing, this is known as the “read length.”

5.      Data processing:    The image analysis computer analyzes the series of images from each cycle and determines the sequence of bases in the template strand. The sequence is “read” by correlating the position of a fluorescent molecule in its vertical track with the knowledge of which base was added at that cycle. The sequence data is packaged in standard sequencing data formats for further bioinformatics analysis.

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Our True Single Molecule Sequencer (tSMS)

Described above is our gene sequencing methodology using our tSMS single molecule sequencing platform. It combines a simplified operation with powerful capabilities to directly sequence original samples of RNA and DNA consisting of major components:

1.      Sequencing Kit:    The flow cells and reagents are the major components of a sequencing kit that the instrument needs at the start of every new run. The custom flow cell features 25 discrete flow channels, and each channel of the flow cell has millions of capture probes deposited on the cover glass. The sequencing samples are loaded into the flow cell channels using the sample loader. The sequencing run can sequence up to two flow cells in a single run. The reagent kit for the sequencing run consists of custom pre-packaged bottles that store proprietary tSMS chemistry reagents and wash buffers for the system. All of the flow cells and reagent kits are barcoded, so the sequencer can scan and store the barcodes as a part of the experiment setup procedure.

2.      Sample Loader:    The sample loader facilitates loading the billions of tailed single strands onto the glass surface of the standard 25 channel flow cell. A temperature-controlled chamber improves the hybridization efficiency and houses a mechanism to hold a standard flow cell used in the system. The proprietary sample loading block design helps to keep the transfer volume to near zero microliter, while the system offers precision control of loading the sample in 25 discrete channels without any cross-contamination. The input material volume for the sample loader can be as little as 20 microliters.

3.      tSMS Sequencer:    The sequencer accepts up to two flow cells for a sequencing run, allowing sequencing of up to 50 individual samples in a single run. The benchtop sequencer is a fully-automated device that combines a Total Internal Reflection Fluorescence (TIRF) microscopy technique with a high-precision, temperature-controlled microfluidics system. The microfluidics system houses the reagent kit required to perform tSMS chemistry, and uses high-precision pumps and valves to formulate the chemistry just-in-time for delivery to the flow cell chamber during each chemistry cycle. The two-flow cell design maximizes the machine utilization by performing the chemistry cycle on one flow cell while the other flow cell is going through the imaging cycle, and vice-a versa. The flow cells are mounted on a high-speed, high-accuracy multi-axis stage that moves the flow cell along the channel with nanometer grade precision. The high-power optics system consists of a narrow bandwidth laser to provide the excitation signal, while the high-fidelity imaging system uses a highly sensitive camera for capturing the single molecule signal emitted by the fluorophores. All of these subsystem operations are integrated and controlled by an on-board computer in a completely automated fashion over the course of the run. A simple touch screen based graphical user interface walks the user through an intuitive run setup. A typical run on the sequencer captures three to six million images containing information about billions of individual single molecules in the strands.

4.      Image Analysis Engine:    The image analysis engine processes the images captured by the sequencer camera, aligns them with the template image at individual position, and creates the sequence data file to be used for further bioinformatics analysis. It features a high-power CPU array with large storage capacity hard drives specifically designed for intensive image analysis and storage purposes. The image analysis engine runs parallel to the camera, processing the images as soon as the camera starts imaging the flow cell. The image analysis engine software monitors the instrument status and automatically uploads the sequence data at the end of the run at a user-configurable network location.

The instrument has a web-based interface for remote monitoring that updates the key sequencing metrics and the instrument status in real time. The database system of the instrument stores the detailed logs for both record keeping and troubleshooting purposes.

Markets for Our Technology

The initial target market for our instruments and research services has been the life sciences research and development market where we provide solutions for a variety of applications, including biomarker discovery and diagnostic assay developments. This market includes laboratories associated with universities, scientific research centers, government institutions, and biotechnology and pharmaceutical companies.

Our tSMS technology platform produces data with potential diagnostic implications, detecting biomarkers for cardiovascular diseases and various types of cancer, and offers an optimal solution for use in sequencing applications. We anticipate using these strengths to capture a portion of the growing multi-billion dollar NGS market. We strive to build and control intellectual property around the instruments, sequencing kits and methods that enable these applications to strengthen our market position. The major consumers of the NGS include academic and government institutes, hospitals and medical centers, pharmaceutical and biotechnology companies, non-profit research organizations and agrigenomics organizations.

Introductions of new technologies and products, while positive to the overall development of these markets, may result in greater competition for the limited financial resources available. There are a number of emerging markets for sequencing-based technologies that represent significant potential opportunities for us, such as but not limited to:

•        Life sciences research and development:    NGS technologies are accelerating the discovery and development of more effective new drugs. The complex nature of biological pathways, disease mechanisms and multiple drug targets requires an accurate, unbiased, and sensitive molecular counting platform. Single molecule sequencing, with its unparalleled quantitative accuracy in large-scale expression profiling could enable high-throughput screening of promising drug leads. During clinical trials, our technology could potentially be used for companion diagnostics to generate individual genetic profiles that can provide valuable information on likely response to therapy, toxicology or risk of adverse events. The tSMS platform may also enable more precise selection of patient pools and individualization of therapy.

•        Liquid biopsy:    Liquid biopsy is emerging as a simple and non-invasive alternative to the traditional tissue biopsy approach for disease screening and monitoring. A simple draw of blood contains millions of tiny fragments of cell-free DNA/RNA material with lengths on the order of 100 – 200bp, which carry informative signatures of cancer and other life-threatening diseases even in a very early stage of the disease progression. With its quantitative accuracy, simple sample preparation methodology, and its ability to accurately sequence fragmented short molecules, our single molecule sequencing offers an excellent solution for liquid biopsy.

•        Infectious disease:    Infectious diseases are disorders caused by bacteria, viruses and fungi. These organisms contain DNA and RNA that act as infectious agents to transmit disease from person to person, by insect or animal, or through food and environmental means. The detection and sequencing of the DNA and RNA from pathogens provides medically actionable information for diagnosis, treatment and monitoring of infections. Accurate sequence information could also help to predict drug resistance.

•        Clinical diagnostics:    Our amplification and ligation free sequencing method allows us to identify subtle changes in the RNA transcript levels that are undetectable with other methods presumably due to bias and loss of low-level transcripts inherent to the other technologies. The power of our tSMS technology can help to address the large unmet need for biomarker discovery to diagnose diseases such as cardiovascular diseases and cancer at very early stages. The potential of our technology for bio-marker discovery is illustrated in Figure 4 below, where tSMS RNA-seq was utilized to identify RNA-based gene expression changes associated with ADHD [McCaffrey TA, St Laurent G 3rd, Shtokalo D, et al. Biomarker Discovery in Attention Deficit Hyperactivity Disorder: RNA Sequencing of Whole Blood in Discordant Twin and Case-controlled Cohorts. BMC Med Genomics. 2020]. Further studies offer the opportunity for validating future diagnostics applications.

Figure 4. Biomarker Discovery in ADHD using tSMS RNA-seq

•        Microbiome analysis:    Microbial communities in and on the body show uniform bacterial diversity in healthy individuals. Drugs and diet can disrupt the microbial diversity, and thereby can affect disease progression and treatment efficacy. Our technology can accurately quantify the gene signature for all bacteria present and capture a real-time snapshot of the microbiome. This data can be used by physicians for disease treatment by applying methods to encourage growth of beneficial microbes and eliminate harmful microbes.

These examples of emerging markets for sequencing-based technologies represent significant potential opportunities for us. The development of these markets is subject to variability driven by ongoing changes in the competitive landscape, evolving regulatory requirements, government funding of research and development activities, and macroeconomic conditions. Given the ability of the tSMS platform to sequence nucleic acid fragments as well as to detect post-translational modifications within larger chromatin molecules, we believe our technology is uniquely positioned to produce data from molecules at both ends of the single molecule nucleic acid spectrum. This concept, and the technology leaders for each single molecule market segment, is illustrated in Figure 5 below, with our potential applications highlighted in blue font.

Figure 5. Illustrative Single Molecule Nucleic Acid Landscape

Our Business Strategy

Our mission is to empower researchers with improved genetic tools that enable scientists and physicians to better understand the molecular mechanisms of disease and the underlying biological systems. This knowledge is essential to the continued development of new approaches and breakthroughs in genomic medicine that address critical concerns relating to today’s precision medicine efforts.

Our strategy is to integrate our tSMS platform with the development of novel applications across multiple market segments, and to generate revenue through partnership-specific system and sequencing kit sales, research services and research grants. We strive to build and control intellectual property around the instruments, sequencing kits and methods that enable these applications to strengthen our market position. Integral to this strategy will be to work with existing customers in developing new instruments optimized for specific assay and chemistry performance in order to support a wide array of applications. Figure 6 below summarizes three priority areas of research and development for current and potential collaborations.

Figure 6. Three Priority Areas of Research and Development

Our target customers are consumers of NGS products and services engaged in research activities and the development of new or improved products, such as academic and government institutions, hospitals and medical centers, pharmaceutical and biotechnology companies, and non-profit research organizations.

We have generated only nominal revenues to date from our current operating model and we do not expect our revenues to scale significantly until one or more of our customers or third-party partners or collaborators has developed application-specific assays or tests for which our platform serves as a foundation. Over the longer term, we expect to generate revenues from our customers, partners and collaborators through a combination of product sales, research services and research grants. We plan to expand these revenues from recurring and prospective clients by the following key strategies:

•        Provide the scientific community with a combination of research services and instrumentation to serve markets that we believe are inadequately addressed by existing technologies.

•        Assist in the development of new classes of RNA-based diagnostics tests.

•        Collaborate with researchers to enhance pharmacogenomics and biomarker discovery.

•        Support drug developers seeking a better understanding of the side effects of their new drugs.

•        Continue to innovate and develop new aspects of our products and technology, applications and instrumentation through scientific collaborations, including grants.

•        Leverage our expertise and the broad applicability of our tSMS platform to grow into new markets through strategic collaborations, partnerships, existing data sets, and customers.

•        Maintain a strong culture and network of technical resources while continuously attracting new talent to build an industry leading single molecule solutions company.

Our Customers and Collaborators

Our customer base is focused on academic research, biomarker discovery, and molecular diagnostic product development. These customers over the years have produced scientific achievements through collaborative research efforts. The majority of our current customers are early adopters of genomics technology including tSMS. A significant portion of the funding for these developing technologies has historically come from research grants provided by government agencies and non-profit research centers. We often collaborate with customers to drive innovation in the field of genomic sciences through grant funded research activities. Our key collaborators and our current activities are highlighted below:

The Bernstein Laboratory

We have worked closely with the lab of Bradley Bernstein, M.D., Ph.D., Chair of Cancer Biology at the Dana Farber Cancer Institute and Harvard Medical School to address fundamental questions in chromatin biology and epigenetic regulation. Dr. Bernstein is also the founder and Director of the Broad Institute Epigenomics Program. Scientists from the Broad Institute have used antibody-based detection coupled with tSMS to begin decoding a dual-marking system in modified histones that signals for a gene to be activated or repressed. Early results, published in Science, suggest differentiated cells exhibit different patterns of “bivalent” markings than embryonic cells. Our collaboration encompasses technology development, single-cell RNA and DNA analysis, and the creation of novel intellectual property. In addition to completing NIH grant funded research activities, we have provided Dr. Bernstein with tSMS systems and onsite support. In 2021, we published a single-cell RNA focused technology development manuscript in the Peer-reviewed journal, Cell Report.

The Ting Laboratory

We have been a long-time research collaborator with David Ting, M.D., Assistant Professor, Medicine at Harvard Medical School and a leading member at the Dana Farber/Harvard Cancer Center in using tSMS to better understand cancer. His research is focused on the role of non-coding RNA transcription in cancer as it relates to tumorigenesis and as novel biomarkers. In this research area, the Ting Laboratory was first to discover aberrant overexpression of pericentromeric RNA repeats by RNA-seq using tSMS, which were found to play a significant role in pancreatic cancer and other epithelial cancers [Bersani, PNAS, December 2015]. This discovery resulted in new intellectual property related to pancreatic cancer biomarkers and the subsequent founding of Rome Therapeutics, an early-stage company focused on unlocking the repeatome to discover powerful new classes of medicines for cancer and autoimmune diseases. We have provided Dr. Ting with tSMS systems and onsite support, research services, and access to sample preparation methodologies.

The Jackson Laboratory for Genomic Medicine

Led by Chia-Lin Wei, Ph.D. with The Jackson Laboratory (“JAX”) and supported by a recent four-year, $2.3 million grant from the National Institute of General Medical Sciences, we are assisting in the development of new methods for chromatin interaction analysis in single nuclei, with single-molecule resolution. JAX has stated that preliminary results indicate that, once fully developed, the methods under development have the potential to exceed previous methodologies and to revolutionize the field of three-dimensional (“3D”) genome biology. Our research grant efforts, including instrument prototype and sequencing kit development, are continuing and will focus on generating genome-wide, single-molecule chromatin interaction maps in a variety of biological systems and uncovering the structural detail of multiplex chromatin loci that are currently unresolvable given standard NGS. We developed a prototype system in the second half of 2021 and utilized this system for sample testing and data generation in 2022.

Weizmann Institute of Science

In partnership with the laboratory of Efrat Shema, Ph.D., we have recently developed and applied innovative single-molecule technologies to gain a deeper understanding of chromatin regulation. We are working to establish robust single-molecule systems for genome-wide profiling of combinatorial chromatin and DNA modifications, as well as development of novel therapeutic and diagnostic tools. We published multiple manuscripts in 2022, including “H3-K27M-mutant nucleosomes interact with MLLI to shape the glioma epigenetic landscape” in Cell Reports and “Multiplexed, single-molecule, epigenetic analysis of plasma-isolated nucleosomes for cancer diagnostics” in “Nature Biotechnology. We have provided the Weizmann with access to prototype sequencing systems, sequencing kits, and sample preparation methodologies.

True Bearing Diagnostics, Inc.

We have participated in a research collaboration with Timothy McCaffrey, Ph.D. of The George Washington University’s Center of Genomic Medicine and True Bearing Diagnostics, Inc., performing tSMS on whole-blood RNA to identify transcripts associated with coronary artery disease (“CAD”). In comparison to other platforms that include NGS technologies, only our tSMS platform could consistently identify the novel mRNA signature in CAD patients. We believe this collaboration will provide the blueprint for a diagnostic test that could significantly reduce the more than one million U.S. catheterizations that are performed annually at a cost of approximately $20 billion per year. A scientific manuscript detailing biomarker discovery efforts for CAD was published in a 2021 peer reviewed journal. We have provided True Bearing Diagnostics with research services and access to sample preparation methodologies. Potential future work includes the development of a CAD-focused clinical system for regulatory clearance.

Tetracore, Inc.

Tetracore, Inc. focuses on antibody-based and nucleic acid-based detection reagents and technologies, and contracts with the U.S. Government for the development of real-time PCR diagnostic tests for biological warfare threat agents, novel nucleic acid extraction procedures, and specialized nucleic acid products. We have provided Tetracore with tSMS systems and onsite support. We are actively preparing applications for submission to the NIH, DARPA and other funding agencies regarding the use of our technology in the development and production of detection tools. These potential products, including non-NGS applications, are for clinical, animal health, and domestic preparedness testing.

Future Products

We expect to partner or collaborate with biotech and pharma companies to develop a clinical-grade tSMS sequencer for use with one or more diagnostic tests. We intend for our partners to commercialize diagnostic tests for applications for which the tSMS platform offers accurate diagnostic capability, such as non-invasive prenatal testing for early pregnancy and high-body-mass-index-mothers, liquid biopsy for oncology applications, microbiome analysis, and transcriptome-based diagnostics for cardiovascular disease, infectious disease and others. We will look to increase industry visibility and expand our reach globally for both sequencing services and instrument sales through strategic customer relationships and partnerships with larger organizations that can increase global support, supply and distribution. Through those partnerships, we plan to identify new, high-value, cutting-edge applications that are uniquely enabled by our amplification-free, direct DNA and RNA sequencing technology.

The accuracy, sensitivity and simplicity of the tSMS platform allows the technology to be applied for developing assays and instruments used for quality control of manufactured therapeutic products, including gene therapy and vaccine technologies. We plan to explore commercial-stage partnerships with therapeutics companies interested in accessing our tSMS platform.

As our partners or collaborators expand their product lines to address the diagnosis of disease, regulation by governmental authorities in the United States will become an increasingly significant factor in development, testing, production and marketing. Products developed for the diagnostics market, depending on their intended use, may be regulated as in vitro diagnostics by the FDA. Each medical device to be distributed commercially in the United States will likely require either 510(k) clearance or approval of a pre-market approval application (PMA) from the FDA prior to marketing the device for in-vitro diagnostic use. Clinical trials related to regulatory submissions may take years to complete and represent a significant expense. The 510(k) clearance pathway usually takes from three to 12 months, but can take longer. The PMA pathway is more costly, lengthy and uncertain, and can take from one to three years, or longer.

We have not sought FDA approval of our sequencers because to-date we have marketed them for research purposes and not for clinical diagnostics. Through our partners or collaborators, we will likely need to assist in pursuing regulatory approvals from the FDA when they attempt to enter the diagnostics market, which is expensive, involves a high degree of risk and there is no assurance that we will be able to develop a commercially viable product. Even if the products under development are authorized and approved by the FDA, our partners or collaborators must still meet the challenges of successful marketing, distribution and customer acceptance.

Marketing, Sales, Service and Support

Our business model is focused on offering our customers and collaborators access to our tSMS technology in order to drive comprehensive and reliable solutions that enhance acceptance, customer loyalty and confidence, revenue growth and stockholder value. We plan to focus on addressing specific markets for which there are not currently adequate solutions. This will require education and demonstration of added value by helping customers and collaborators meet program timelines, providing data that supports their programs, and implementing custom solutions to meet each customer’s specific objectives. We currently generate revenue by selling to existing customers and through collaborative, research-focused efforts that create additional sales and growth opportunities.

To achieve recurring growth for our research services revenues and drive new value creation, we are implementing the following initiatives to increase market awareness of the tSMS platform:

•        Defining our value proposition in terms of commercial value and solution to customer needs, as related to platform flexibility, speed to solution, and comprehensive quality of the genetic information provided.

•        Creating new literature that highlights our technology, instruments and capabilities. This includes brochures, white papers, application notes, case studies, and solution’s value proposition marketing material.

•        Implementing new customer facing programs including trade show participation, posters and presentations to showcase the solutions for commercial needs, and attending scientific conferences that publish the research data from the tSMS platform.

•        Expanding visibility in segment verticals with segment organization participation and by creating integrated training and education programs as a part of instrument sales and the training process.

•        Furthering research collaborations with key opinion leaders to address critical, high potential needs and publish the findings in the peer-reviewed scientific journals.

We believe this approach maximizes value to our customers and stockholders by supporting the largest possible number of customers.

Manufacturing

We have the capability to manufacture the required sequencing kits and instrumentation at our own manufacturing facility. We believe manufacturing all system components internally results in greater trade secret protection for our proprietary formulations and mechanics, a higher degree of customer satisfaction in our research business, and lower production costs. In the future, we may outsource some of the non-proprietary reagents and basic instrumentation sub-assemblies for parallel inventory production ramp-ups. Relationships to various contract manufacturing organizations have already been established and we believe several are prepared to provide these services once production demand exceeds internal capacity.

Our current manufacturing staff is comprised of a team of engineers and technicians who each has more than 10 years of experience with the tSMS product line. The manufacturing team has deep experience with the tSMS platform and has the ability to adapt to future needs on both the hardware and sequencing kits. In addition, this group has experience in FDA product clearance and working in an FDA regulated environment. The team has been involved in manufacturing commercially available tSMS instruments since its original design and subsequent production in 2008.

We are planning to establish a controlled manufacturing process and environment, and to implement standards according to the International Organization for Standardization (ISO), 5S lean manufacturing methodology, and other lean techniques. We also plan to create work cells for efficiency and material control for both sequencing kits and instrumentation. Implementation of quality assurance in manufacturing documentation and processes is one of our top priorities as we continue the path toward releasing a clinical grade tSMS sequencer that is compatible with the FDA clearance process.

We believe our current facilities are adequate and we have additional room to expand to meet our manufacturing needs for the foreseeable future.

Research and Development

Our research and development efforts focus on maintaining our advantage in single molecule sequencing. These efforts leverage our team’s involvement and continuing development of the tSMS technology for over a decade. The tSMS technology blends a number of scientific disciplines, including optics, micro-fluidics, biochemistry and molecular biology, systems engineering, and bioinformatics. Over the years, we have continuously established strong relationships with technology leaders and leading academic centers that augment and complement our internal research and development efforts.

Some of our research and development accomplishments include:

•        Production of a second generation tSMS sequencer in benchtop form-factor;

•        Optimized sample preparation, flow cell and reagent tSMS processes;

•        Innovated machine-learning methods-based image analysis algorithms;

•        Co-authored multiple publications in scientific journals; and

•        Received multiple National Institutes of Health grant awards for technology development.

We plan to continue our investment in research and development to enhance the performance and expand the application base of our current products, and to introduce additional products based on our technology. In addition, our engineering team will continue their focus on increasing instrument component and system reliability, reducing costs, and implementing additional system flexibility and versatility through the enhancement of existing products and development of new products.

Competition

Given the market opportunity, there are a significant number of competing companies offering gene sequencing equipment or sequencing kits. These include Illumina, Inc., Pacific Biosciences of California, Inc., Thermo Fisher Scientific, Inc., Singular Genomics System, Inc., Element Biosciences, Inc., Ultima Genomics, Inc., and Oxford Nanopore Technologies, Ltd. We believe we are uniquely positioned among the competition to be the only company offering high strand throughput with the power of single molecule resolution.

Our competitors have greater financial, technical, research and/or other resources than we do. These companies also have larger and more established manufacturing capabilities and marketing, sales and support functions. We expect the competition to intensify within this market. The increased competition may result in pricing pressures, which could harm our sales, profitability or market share. In order for us to successfully compete against these companies, we will need to demonstrate that our products deliver superior performance and value. We will also need to continually improve the breadth and depth of current and future products and applications.

Intellectual Property

Developing and maintaining a strong intellectual property position is an important element of our business. We maintain the intellectual property through a combination of licenses, patent protection and trade secrets.

We have sought, and will continue to seek, patent protection for our technology, for improvements to our technology, as well as for any of our other technologies for which we believe such protection will be advantageous. In 2013, as part of the Helicos bankruptcy proceedings, we entered into the following non-exclusive license agreements:

License Agreement with Helicos Biosciences Corporation.    Our tSMS technology has been in development since 2004 at Helicos Biosciences Corporation (“Helicos”), which pioneered the first generation tSMS technology resulting in its commercialization as the HeliScope Genetic Analysis System. In 2013, Daniel Jones, a former scientist at Helicos and our current Chief Executive Officer, formed our company to further the development of tSMS. We then purchased much of our physical assets from Helicos, including, among other items, sequencers, laboratory equipment, internal servers, protocols and data analysis procedures, through Helicos’ bankruptcy proceedings that began in 2012.

In 2013, we entered into, and since such date fully paid for, a non-exclusive, royalty-free license from Helicos, for the life of such patents, for over 60 patents, all but eight of which have since expired or been abandoned, covering key areas of our technology, including design, methods and chemistry. As part of the Helicos bankruptcy proceedings, Fluidigm Corporation, a U.S. public company engaged in the design, manufacture and sale of biological research equipment based on integrated fluid circuit technology, obtained the rights to this patent portfolio. The license grants to us the right to use or sell throughout the world products or processes based upon the intellectual property covered by the licensed patents in the field of contract gene sequencing, and prohibits us from sublicensing the intellectual property to any third party or to make any assignment of the license. The license may be terminated by Fluidigm in the event we sub-license or assign any of the intellectual to a third party; however, we have the right to use the patented technology in connection with any partnership or collaboration in which we have at least a 50% ownership interest. In addition, Fluidigm has a right to terminate the license in the event Daniel Jones, our Chief Executive Officer, fails to continue to work full time for us or if we fail to use reasonable care in the investigation, testing or solicitation of government approvals with respect to the intellectual property. In addition, the license will automatically terminate in the event we dissolve, cease to conduct business, file a petition for bankruptcy, assign all of our assets to a receiver or trustee or in the event we have an involuntary bankruptcy petition initiated against us that is not dismissed within 60 days. This license is provided to us on an “as is” basis only and without any representations or warranties, express or implied, regarding the intellectual property and the use thereof. In addition, Fluidigm has no obligation under the license agreement to prosecute any patent application or to maintain any rights to the intellectual property by payment of any fees to any governmental agency. While the remaining patents comprising this patent portfolio are expected to expire in 2025 through 2028, as this patent portfolio has been broadly licensed, we do not expect such expirations to have a material adverse effect upon our business operations.

Sub-License Agreement with Helicos Biosciences Corporation.    As part of the Helicos bankruptcy proceeding, Arizona Science and Technology Enterprises LLC (“AzTE”) agreed that Helicos could sub-license to us the license agreement between Helicos and AzTE with respect to 10 patents owned by AzTE for the life of such patents. All of the patents under this sublicense have since expired.

We have two pending patent applications, one filed in 2021 and the other filed in 2022. We received a Notice of Allowance regarding our previous patent application 15/754.222. In October 2022, the USPTO notified us that the related patent term adjustment was 779 days. Our issued and pending patents cover various aspects of our sequencing technology, and we expect to continue to file new patent applications to protect the improvements to our technologies.

We have registered our corporate name (SeqLL) and design logo, as well as the phrase “tSMS” and “DRS”. We protect trade secrets, know-how, copyrights, and trademarks, as well as continuing technological innovation and licensing opportunities to develop and maintain our competitive position. Our success depends in part on obtaining patent protection for our products and processes, preserving trade secrets, patents, copyrights and trademarks, operating without infringing the proprietary rights of third parties, and acquiring licenses for technology or products.

Employees

As of December 31, 2022, we had seven employees. None of our employees are represented by a collective bargaining agreement, and we have never experienced any work stoppage. We believe we have good relations with our employees.

Properties and Facilities

On February 2, 2022, we entered into a new lease agreement for approximately 15,538 square feet of corporate office and laboratory space in Billerica, Massachusetts. The lease has a term of 92 months with the rent escalating from $14,317 to $26,453 per month over the lease term.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR SEQLL

The following discussion contains SeqLL’s management’s discussion and analysis of its financial condition and results of operations and should be read together with its audited consolidated financial statements and the related notes thereto for the fiscal years ended December 31, 2022 and 2021 included elsewhere in this proxy statement. This discussion contains certain forward-looking statements that reflect plans, estimates and beliefs and involve numerous risks and uncertainties, including but not limited to those described in the “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” sections of this proxy statement. Actual results may differ materially from those contained in any forward-looking statements.

Unless otherwise noted or the context otherwise requires, all references in this section to “we,” “us” or “our” refer to SeqLL and its subsidiaries prior to the consummation of the Merger.    However, it should be noted that it is contemplated in the Merger Agreement that the existing business and operations of SeqLL will be transferred and sold concurrently with the consummation of the Merger and, as a result, will not be a part of the business and operations of SeqLL and its subsidiaries, which will include Atlantic and Lyneer and the business and operations of those companies, following the consummation of the Merger.

Overview

This overview and outlook provide a high-level discussion of our operating results and significant known trends that affect our business. We believe that an understanding of these trends is important to understanding our financial results for the periods being reported herein as well as our future financial performance. This summary is not intended to be exhaustive, nor is it intended to be a substitute for the detailed discussion and analysis provided elsewhere in this proxy statement.

About SeqLL

We are an early commercial-stage life sciences instrumentation and research services company engaged in the development of scientific assets and novel intellectual property across multiple “omics” fields. We leverage our expertise with True Single Molecule Sequencing (tSMS) technology enabling researchers and clinicians to contribute major advancements to scientific research and development.

Our customers are primarily the early adopters of genomics technology and tSMS in academic research, biomarker discovery, and molecular diagnostic product development.

We incurred net losses of $1,722,878, $937,954, $4,094,833 and $3,703,558 for the three-month periods ended March 31, 2023 and 2022 and the years ended December 31, 2022 and 2021, respectively. We had negative cash flow from operating activities of $1,122,036, $1,030,424, $3,662,568 and $1,989,877 for the three-month periods ended March 31, 2023 and 2022 and the years ended December 31, 2022 and 2021, respectively, and had an accumulated deficit of $20,227,050 as of March 31, 2023.

Results of operations may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond our control. Our business could be impacted by, among other things, downturns in the financial markets or in economic conditions, inflation, increases in interest rates, the ongoing effects of the COVID-19 pandemic, including resurgences and the emergence of new variants, and geopolitical instability, such as the military conflict in the Ukraine. We cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact our business.

Our financial results have been, and will continue to be, impacted by several significant trends, which are described below. While these trends are important to understanding and evaluating our financial results, this discussion should be read in conjunction with our consolidated financial statements and the notes thereto within the Consolidated Financial Statements section of this proxy statement.

Results of Operations

Comparison of the Three-Month Periods Ended March 31, 2023 and 2022

The following table summarizes our results of operations for the three-month periods ended March 31, 2023 and 2022:

	Three months ended March 31,
	2023	2022
Revenue
Sales	$—	$—
Grant revenue	—	47,482
Total revenue	—	47,482

Cost of sales	—	—

Gross profit	—	47,482

Operating expenses
Research and development	776,720	334,670
General and administrative	981,107	584,872
Total operating expenses	1,757,827	919,542

Operating loss	(1,757,827)	(872,060)

Other (income) and expenses
Investment income	(56,267)	—
Unrealized gain on marketable securities	—	(54,508)
Realized loss on marketable securities	—	106,324
Other income	—	(2,728)
Interest expense	16,806	16,806
Net loss	(1,718,366)	(937,954)

Other comprehensive income
Unrealized gain on marketable debt securities	17,569	—
Less: reclassification adjustment for net gains included in net loss	(22,081)	—
Net change	(4,512)	—

Total comprehensive loss	$(1,722,878)	$(937,954)

Net loss per share – basic and diluted	$(0.13)	$(0.08)

Weighted average common shares – basic and diluted	12,886,379	11,886,379

Revenues

Our revenues during the three-month period ended March 31, 2023, were $0 as compared to revenues of $47,482 during the three-month period ended March 31, 2022, representing a decrease of $47,482, or 100%. During the three-month period ended March 31, 2023, the Company had no revenues from product sales, grants or research services as compared to revenue in the same period of 2022 of $47,482 from grants, and no revenues from product sales or research services. The decrease in revenue was due to the fact that the Company does not currently have any active grants under which it is providing services.

Gross Profit

Gross profit for the three-month period ended March 31, 2023 was $0, as compared to gross profit of $47,482 for the three-month periods ended March 31, 2022, which represented a 100% decrease due to the fact that the Company did not have any revenue-generating transactions in the three-month period ended March 31, 2023.

Research and Development Expenses

Research and development expenses increased by $442,050, or 132%, from $334,670 for the three-month period ended March 31, 2022 compared to $776,720 for the three-month period ended March 31, 2023. The increase in expenses was a result of our progressive return to research and development activities to pre-COVID-19 levels. We expect these expenditures to continue increasing throughout 2023 and beyond as we increase our research and development efforts.

General and Administrative Expenses

General and administrative expenses increased by $396,235, or 68%, from $584,872 for the three-month period ended March 31, 2022 compared to $981,107 for the three-month period ended March 31, 2023. During the three-month period ended March 31, 2023, the Company performed a detailed evaluation of its inventory and determined that $165,852 of its inventory was obsolete, and as such, expensed the value of the obsolete inventory. No such expense was recognized in the three-month period ended March 31, 2022. The Company, also, as part of its implementation of ASC 326, Financial Instruments — Credit Losses, recorded approximately $78,000 of bad debt expense. Additionally, the increase was attributable to increased operating expenses related to the transition to reporting as a public company, including the addition of accounting, legal, insurance and audit related expenses. General and administrative expenditures will continue to increase to support ongoing financial reporting and compliance activities.

Interest and Other Income/Loss

We recognized $56,267 related to investment income from marketable debt securities of $48,072 and $8,195 for funds in money market accounts, respectively, during the three-month period ended March 31, 2023. The Company did not hold such investments during the three-month period ended March 31, 2022.

We recognized $51,816 in net realized and unrealized losses on the marketable equity securities during the three-month period ended March 31, 2022. We did not hold such investments during the three-month period ended March 31, 2023.

We recognized interest expense of $16,806 in the three-month periods ended March 31, 2023 and 2022, representing no change. Interest expense was identical for both periods as there were no changes to the terms of the non-convertible promissory note.

Net Loss

Overall, the net loss increased by $780,412, or 83%, to $1,718,366 as compared to $937,954 for the three-month period ended March 31, 2022, primarily due to increased operating expenses during the three-month period ended March 31, 2023.

Comparison of the Years Ended December 31, 2022 and 2021

The following table summarizes our results of operations for the years ended December 31, 2022 and 2021:

SeqLL Inc.
Consolidated Statements of Operations and Comprehensive Loss

	December 31,
	2022	2021
Revenue
Sales	$1,177	$48,021
Grant revenue	77,482	161,974
Total revenue	78,659	209,995

Cost of sales	690	57,690

Gross profit	77,969	152,305

Operating expenses
Research and development	1,568,266	530,076
General and administrative	2,506,851	2,170,857
Total operating expenses	4,075,117	2,700,933

Operating loss	(3,997,148)	(2,548,628)

Other (income) and expenses
Interest and dividend income	(44,879)	(36,463)
Other income	—	(190,193)
Unrealized (gain)/loss on marketable equity securities	(54,508)	43,078
Realized loss on marketable equity securities	106,324	—
Change in fair value of convertible notes	—	195,962
Loss on extinguishment of convertible notes	—	934,257
Interest expense	90,748	208,289
Net loss	(4,094,833)	(3,703,558)

Other comprehensive income
Unrealized gain on marketable debt securities	22,451	—

Total comprehensive loss	$(4,072,382)	$(3,703,558)

Net loss per share – basic and diluted	$(0.34)	$(0.51)

Weighted average common shares – basic and diluted	11,886,379	7,216,001

Revenues

Our revenues during the year ended December 31, 2022, were $78,659 as compared to revenues of $209,995 during the year ended December 31, 2021, representing a decrease of $131,336, or 63%. During the year ended December 31, 2022, revenue included grant revenue of $77,482 and $1,177 from product sales, and no revenues from research services as compared to the revenue during the year ended December 31, 2021 from product sales of $31,537, grants of $161,974 and $16,484 in sequencing services. The decrease in revenue was due to the reduction in research services and revenue generating activities due to our relocation to Billerica, Massachusetts. This relocation, which was finalized in September 2022, resulted in the Company temporarily not having facilities that were sufficient to perform our research services and business activities. We expect to resume normal operations in 2023.

Gross Profit

Gross profit for the year ended December 31, 2022 was $77,969, as compared to gross profit of $152,305 for the year ended December 31, 2021, which represented a decrease of $74,336, or 49%, primarily due to the fact that we had lower product and services sales in 2022 due to our relocation to Billerica, Massachusetts as well as there was a decrease in grant revenue for the year ended December 31, 2022.

Research and Development Expenses

Research and development expenses increased by $1,038,190, or 196%, from $530,076 for the year ended December 31, 2021 compared to $1,568,266 for the year ended December 31, 2022. The increase in expenses was a result of our progressive return to research and development activities to levels of pre-COVID-19 pandemic. We expect these expenditures to increase in 2023 and beyond as we increase our research and development efforts to pre-pandemic levels.

General and Administrative Expenses

General and administrative expenses increased by $335,994, or 15%, from $2,170,857 for the year ended December 31, 2021 compared to $2,506,851 for the year ended December 31, 2022. The increase was primarily attributable to increased operating expenses as a public company, including the addition of accounting, legal, insurance and audit related expenses. General and administrative expenditures will continue to increase to support ongoing financial reporting and compliance activities.

Interest and Other Income/Loss

We recognized $44,879 of interest and dividend income in the year ended December 31, 2022 as compared to $36,463 for the year ended December 31, 2021. This primarily relates to the dividend income earned on the Company’s investments in equity securities. The Company expects to see increases in interest income over the next twelve months based on the current interest rates and market conditions.

We recognized zero other income in the year ended December 31, 2022 as compared to $190,193 of other income in the year ended December 31, 2021 related to forgiveness of Paycheck Protection Program loans.

We recognized $51,816 in net realized and unrealized losses on the marketable equity securities during the year ended December 31, 2022 as compared to $43,078 for the year ended December 31, 2021.

We recognized $195,962 related to the change in fair value of our convertible notes in the year ended December 31, 2021. No such convertible notes were in existence for the year ended December 31, 2022. Additionally, we recognized a loss on extinguishment of debt totaling $934,257 in the year ended December 31, 2021 related to certain convertible notes. The loss on the extinguishment of debt represented the excess of the fair value of these convertible notes totaling $3,075,987 over their carrying value of $2,141,730 at their amendment date in the first quarter of 2021. We did not incur such losses during the year ended December 31, 2022.

We recognized interest expense of $90,748 and $208,289 in the year ended December 31, 2022 and 2021, respectively, representing a decrease of $117,541, or 56%. The decrease in interest expense was due to a decrease in our outstanding indebtedness as a result of the conversion of $2.1 million in notes to equity concurrently with the consummation of our initial public offering on August 31, 2021.

Net Loss

Overall, the net loss increased by $391,275, or 11%, to $4,094,833 as compared to $3,703,558 for the year ended December 31, 2022. This increase in net loss is primarily attributable to increased operating expenses as a public company and our progressive return to research and development activities to levels of pre-COVID-19 pandemic. This increase in operating expenses was partially offset by the decrease in the interest expense for the year ended December 31, 2022 as compared to the year ended December 31, 2021 and the loss on extinguishment of the convertible notes in the year ended December 31, 2021 in the amount of $934,257.

Liquidity and Capital Resources

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Even though we experienced negative cash flows from operations of $1,122,036 for the three-month period ended March 31,

2023, as a result of our recent common stock offerings in August 2021 and February of 2023, we had cash and cash equivalents of $5,043,851 at March 31, 2023. Therefore, we estimate that our available cash resources will be sufficient to fund our operations for at least the next year.

As of March 31, 2023, we had approximately $5.0 million in cash and cash equivalents. Cash and cash equivalents increased $2.9 million at March 31, 2023 as compared to December 31, 2022 due to the maturity of approximately $2.5 million in our marketable debt securities and our February 2023 common stock issuance that provided us approximately $1.5 million in net proceeds. These proceeds were offset by the net use of cash for operating activities for the three-month period ended March 31, 2023.

Since inception, we have funded our operations primarily through equity and debt financings, as well as from modest sales of products and research services. As of March 31, 2023, we had an accumulated deficit of $20,227,050.

On February 15, 2023, we issued 2,000,000 shares of common stock to investors at a price of $0.90 per share. The gross proceeds of the issuance was $1.8 million. We incurred offering expenses of approximately $0.3 million, which were paid with proceeds from the common stock issuance.

We believe the net proceeds from our February 2023 common stock issuance, will enable us to fund our operations for at least the next year. However, our forecast of the period of time through which our financial resources will be adequate to support our operations is a forward-looking estimate that involves risks and uncertainties, and actual results could vary materially. We have based this estimate on assumptions that may prove to be wrong, and we could use our capital resources sooner than we expect.

Our future capital requirements will depend on many factors, including:

•        our ability to successfully and further develop our technologies and create innovative products in our markets, including the costs associated with the development of our tSMS platform across multiple market segments, for which we have budgeted approximately $1.5 million in 2023 in support of our collaborative efforts in detection tools for heart disease and cancer, and chromatin mapping in genome biology;

•        scientific progress in research and development of our collaborative programs, including the costs of obtaining, maintaining and enforcing our patents and other intellectual property rights, as well as the costs associated with any product or technology that we may in-license or acquire; and

•        the terms and timing of establishing and maintaining collaborations, licenses and other similar arrangements; including the need to enter into other collaborations to enhance or complement our product and service offerings.

If the Merger is not consummated, we plan to continue seeking additional financing sources from time to time to meet our working capital requirements, make continued investment in research and development and make capital expenditures needed for us to maintain and expand our business. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, or if we expend capital on projects that are not successful, our ability to continue to support our business growth and to respond to business challenges could be significantly limited. In addition, if we raise additional funds through further issuances of equity or debt securities, our existing stockholders could experience significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock.

Cash Flows

The following table sets forth the primary sources and uses of cash and cash equivalents for each of the periods presented.

	Three Months Ended March 31,		Years Ended December 31,
	2023	2022	2022	2021
Cash proceeds provided by (used in):
Operating activities	$(1,122,036)	$(1,030,424)	$(3,662,568)	$(1,989,877)
Investing activities	2,486,112	5,874,613	1,827,965	(5,990,912)
Financing activities	1,499,250	—	—	11,995,917
Net increase in cash and cash equivalents	$2,863,326	$4,844,189	$(1,834,03)	$4,015,128

Net cash used in operating activities

Net cash used in operating activities was approximately $1.1 million and $1.0 million for the three-month periods ended March 31, 2023 and 2022, respectively. The slight increase in operating spending was a result of our progressive return to research and development activities to levels of pre-COVID-19 pandemic.

Net cash used in operating activities was approximately $3.7 million and $2.0 million for the year ended December 31, 2022 and 2021, respectively. The increase in operating spending was a result of our progressive return to research and development activities to levels of pre-COVID-19 pandemic. In addition, we experienced an increase in our general and administrative spending since we became a public company in August 2021.

We anticipate our research and development efforts and on-going general and administrative costs will generate negative cash flows from operating activities for the foreseeable future.

Net cash provided by/used in investing activities

Net cash provided by investing activities was approximately $2.5 million and $5.9 million for the three-month periods ended March 31, 2023 and 2022, respectively. The decrease was primarily attributable to the sale of our entire portfolio of marketable equity securities during the three-month period ended March 31, 2022, amounting to $5.9 million, for which we did not have such sales in the three-month period ended March 31, 2023. This was offset by a maturity of one of our marketable debt securities in the amount of $2.5 million. We did not have such instruments in the three-month period ended March 31, 2022.

Net cash provided by investing activities was approximately $1.8 million for the year ended December 31, 2022 as compared to cash used in investing activities of approximately $6.0 million for the year ended December 31, 2021. The net inflow of funds is related to the disposition of the marketable securities during the year ended December 31, 2022 as compared to the investment of the proceeds from our initial public offering, which occurred in August 2021, into marketable securities during the year ended December 31, 2021.

Net cash provided by financing activities

Net cash provided by financing activities was $1.5 million, and $0, for the three-month periods ended March 31, 2023 and 2022, respectively. We issued 2,000,000 shares of common stock to investors at a price of $0.90 per share during the three-month period ended March 31, 2023. The gross proceeds of the issuance was $1.8 million. We incurred offering costs of approximately $0.3 million, which were paid with proceeds from the common stock issuance. No such transaction occurred during the three-month period ended March 31, 2022.

Net cash provided by financing activities was $0 and approximately $12.0 million for the years ended December 31, 2022 and 2021, respectively. This decrease was primarily attributable to the proceeds raised in our initial public offering on August 31, 2021, with no equity or debt proceeds raised during the year ended December 31, 2022.

Recent Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update No. 2016-13, Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires measurement and recognition of expected credit losses for financial assets. In April 2019, the FASB issued clarification to ASU 2016-13 within ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, or ASU 2016-13. The guidance is effective for fiscal years beginning after December 15, 2022. We adopted this standard on January 1, 2023, which had no material impact on our condensed consolidated financial statements.

We do not believe that any other recently issued but not yet effective accounting pronouncements will have a material effect on the accompanying consolidated financial statements.

Critical Accounting Policies and Estimates

We prepare our financial statements and accompanying notes in conformity with GAAP, which require management to make estimates and assumptions about future events that affect reported amounts. Estimations are considered critical accounting estimates based on, among other things, its impact on the portrayal of our financial condition, results of operations, or liquidity, as well as the degree of difficulty, subjectivity, and complexity in its deployment. Critical accounting estimates address accounting matters that are inherently uncertain due to unknown future resolution of such matters. Management routinely discusses the development, selection, and disclosure of each critical accounting estimates.

Other than those noted within Note 2 to our unaudited condensed consolidated financial statements, there have been no significant changes to our critical accounting policies and estimates during the three-month period ended March 31, 2023 as compared to the information contained in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC. Reference should be made to the consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2022 for a full description of other significant accounting policies.

JOBS Act

Section 107 of the Jumpstart Our Business Startups Act of 2012 (the “JOBS ACT”) provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of new or revised accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

For as long as we remain an emerging growth company, we will, among other things:

•        be permitted to have only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure;

•        be entitled to rely on an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act;

•        be entitled to reduced disclosure obligations about executive compensation arrangements in our periodic reports, registration statements and proxy statements; and

•        be exempt from the requirements to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

We intend to continue to take advantage of some or all of the reduced regulatory and reporting requirements that are available to us so long as we qualify as an “emerging growth company.” Among other things, this means that our independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as we qualify as an emerging growth company, which may increase the risk that weaknesses or deficiencies in our internal control over financial reporting go undetected.

Likewise, so long as we qualify as an emerging growth company, we may elect not to provide certain information, including certain financial information and certain information regarding compensation of our executive officers, that we would otherwise have been required to provide in filings we make with the SEC, which may make it more difficult for investors and securities analysts to evaluate our company. As a result, investor confidence in our company and the market price of our common stock may be materially and adversely affected.

INFORMATION ABOUT ATLANTIC

Overview

Atlantic was formed in Delaware on October 6, 2022 as a special purpose vehicle to acquire control of a Pubco. On December 6, 2022, Atlantic signed a non-binding letter of intent with IDC to acquire 100% of the equity interests of IDC’s operating subsidiary, Lyneer, through its parent entities in a reverse merger with a Pubco. Atlantic has had no commercial operations other than raising funds in a private placement, organizational activities and negotiating with several entities for the acquisition of control of a Pubco. On February 2, 2023, Atlantic entered into a letter of intent with SeqLL to effect a reverse merger transaction with Atlantic.

The management team of Atlantic, the biographies of whom are set forth herein under the heading “Directors and Executive Officers Following the Merger,” has over 150 combined years of specific corporate management and investment banking experience. Atlantic’s management has developed long-standing relationships in the institutional investment arena to raise capital for publicly-listed entities to expand and up-list to a national securities exchange. This has, in turn, created liquidity and higher valuations for these previous companies.

Business Model and Acquisition Strategy

Atlantic is a high-growth U.S.-based outsourced services and workforce solutions company with management who have a more than 25-year operating record. Based on their knowledge of the industry, Atlantic’s management believes that through its mergers and acquisitions strategy, Atlantic expects to build a global staffing organization that redefines the way companies grow professional teams. Its mission is to leverage new technologies and business partnerships to create streamlined hiring processes that resolve the challenges of modern day employment economics. Accordingly, Atlantic is actively engaged in discussions and negotiations with multiple acquisition targets that complement Atlantic’s core business strategy. In addition, Atlantic’s strategic direction will be enhanced by a program that will extend Lyneer’s breadth of services to its broad national reach in a number of complementary areas. Atlantic has identified and is focusing on a number of high-demand fields, in particular, the medical, legal and financial services fields. Atlantic is in the process of investigating a number of opportunities for acquisitions of staffing companies that operate in these identified sectors.

Atlantic’s corporate acquisition strategy is premised on the seamless consolidation and integration of technology and back-office infrastructure, coupled with performance improvements and value creation. Its core thesis is designed to assist its client companies in the transformation of stagnation into growth to achieve sustainable results through their most important asset: people. Atlantic’s goal is to create a business designed to deliver to its clients targeted industry talent at speed and scale while also growing the pool of in-demand talent for this same constituency. Atlantic’s recruiters will provide specific and data-driven guidance, development, training, and access to jobs. It believes this approach is particularly applicable in several growth sectors, including legal and financial services, technology, and healthcare. The current climate of industry fragmentation and overall economic uncertainty create a moment that Atlantic believes is ripe for strategic consolidation. After the closing of the Merger, Atlantic intends to aggressively engage in this “M&A” strategy and to take advantage of the synergies and opportunities created by this congruence of events. By advantageously augmenting Lyneer’s existing significant capabilities through acquisition, Atlantic believes that it will create material margin improvement.

Atlantic currently has a robust pipeline of potential acquisition targets and is in negotiations and discussions with outsourced services and workforce solutions acquisition targets in key service verticals. Management of Atlantic believes that multiple targets in the $100 million revenue range are readily available for acquisition within a short period of time.

The first vertical on which Atlantic intends to focus represents national medical professional staffing companies. Growing at an estimated compound annual growth rate (CAGR) of over 6.9% according to a 2023 report of GlobalNewswire, this vertical addresses a national problem of chronic understaffing, coupled with a large and growing geriatric population, amplified by the extraordinary demands created by the impact of the COVID-19 pandemic. As such, Atlantic intends to acquire a temporary and permanent placement services company for healthcare professionals with a wide range of staffing services that includes temporary, temp-to-perm, and direct hire placements with an extensive network of qualified candidates including nurses, allied healthcare professionals, corporate support professionals and executives. Atlantic anticipates that the target will deliver a wide set of nurse staffing solutions to meet the dynamic nature of today’s medical provider’s needs coupled with offering a wide range of consultative and professional support services.

While actively pursuing the aforementioned vertical, Atlantic also is committed to identifying acquisition targets in the financial services sector. Atlantic will consolidate any such firm’s accountants with Lyneer’s current stable of professionals through the acquisition of a firm with a comprehensive range of accounting, consulting, business management, and tax services to individuals and businesses in the U.S. Atlantic intends to broaden its range of services serving clients at every level: from start-ups to owner-managed companies and well-established corporations.

Moreover, Atlantic has commenced implementation of a detailed acquisition strategy that it believes will rapidly accelerate the growth of the organization, thus increasing and maximizing shareholder value. Atlantic plans to pursue “cornerstone acquisitions” focusing on targets with robust profits, diverse client bases, large national/large regional coverage in contract/permanent staffing, executive search, recruitment process, and outsourcing. In order to meet its “cornerstone acquisition” criterion, a company should have over $50 million in revenue and EBITDA margins of no less than 10%. In addition, Atlantic plans to pursue “tuck-in” acquisitions with a focus on acquiring high-margin niche staffing companies that can benefit from the synergies of a larger organization with increased penetration. Under its “tuck-in” program, Atlantic intends to acquire smaller profitable companies in business segments consistent with its larger anchor organizations.

Post-Merger, Atlantic plans to integrate companies and maximize synergies and economics to improve sales and lower operating costs, while, at the same time, continuing to focus and expand on its acquisition strategy of high-margin profitable outsourced services and workforce solution providers.

Atlantic currently is in discussions and negotiations with multiple prospects and any such acquisitions are subject to the completion of due diligence and the negotiation and execution of final agreements. These prospects are representative of the types of companies and verticals that Atlantic is actively pursuing and underscore the opportunity for Atlantic to expand its footprint in lucrative markets with great demand for professionals and skilled workforce. Atlantic believes that the need for these services in these markets is becoming acute. Atlantic also believes that it is well positioned to execute on its acquisition plan. Should the proposed acquisitions be consummated, Atlantic will greatly increase its capabilities in the prime financial services and thriving healthcare support services vertical.

Atlantic has a pipeline of workforce solutions firms with which it is in advanced discussions. While these discussions have not resulted in a definitive agreement, Atlantic believes it is well positioned to execute on one or more of these opportunities in the near future. Atlantic has not reached a definitive agreement with any potential acquisition target, and as such, Atlantic cannot assure you that it will consummate any particular acquisition.

Atlantic is a privately-held corporation and its securities do not trade on any marketplace. The principal executive offices of Atlantic are located at 270 Sylvan Avenue, Suite 2230, Englewood Cliffs, New Jersey 07632, and its telephone number is (201) 899-4470.

INFORMATION ABOUT LYNEER

General

Lyneer is a national strategic staffing firm servicing the commercial, professional, finance, direct placement, and managed service provider verticals. The firm was formed under the principles of honesty, integrity and becoming the preferred outside employer of choice. Lyneer was founded in 1995 and has grown from a regional operation to a national staffing firm with offices and geographic reach across the nation.

Today, Lyneer’s management believes, based on its knowledge of the industry, that it is one of the most prominent and leading staffing firms in the ever-evolving staffing industry. Lyneer has over 100 total locations and approximately 300 internal employees. Its management also believes that Lyneer is an industry leader in permanent, temporary and temp-to-perm placement services in a wide variety of areas, including, but not limited to, accounting & finance, administrative & clerical, hospitality, IT, legal, light industrial and medical fields. Its deep expertise and extensive experience have helped world-class companies revolutionize their operations, resulting in greater efficiency and streamlined processes. Its comprehensive suite of solutions covers all aspects of workforce management, from recruitment and hiring to time-and-attendance tracking, scheduling, performance management, and predictive analytics. Lyneer takes a personalized approach to each client, working closely with them to understand their unique needs and to develop a tailored roadmap for success. In addition, Lyneer offers a comprehensive range of recruiting services, including temporary and permanent staffing, within the light industrial, administrative, and financial sectors. Its services are designed to meet each client’s specific needs, including payroll services and vendor management services/managed service provider solutions. Its extensive network of offices and onsite operations provide local support for its clients, while its national presence gives Lyneer the resources to tackle even the most complex staffing needs. With a focus on integrity, transparency and customer service and a commitment to results, over a 25-year period, management believes that Lyneer has earned a reputation as one of the premier workforce solutions partners in the United States.

National Presence
Nation-wide Support

Lyneer By the Numbers:

Employees Annually	Clients	Experience
60,000+	1,200+ (and growing)	25+ years of industry experience

At Lyneer, management understands that finding the perfect candidate starts before the job requisition even comes in. Lyneer employs the strategy of proactive recruitment to build a pipeline of pre-vetted candidates for order fulfillment. Lyneer’s client mix consists of both small- and medium-size businesses, and large national and multinational client relationships. Client relationships with small- and medium-size businesses are based on a local or regional relationship, and tend to rely less on longer-term contracts, and the competitors for this business are primarily locally-owned businesses. Comprising over 60% of our revenue base, the large national and multinational clients, on the other hand, will frequently enter into non-exclusive arrangements with several firms, with the ultimate choice among them being left to local managers. As a result, employment services firms with a large network of offices compete most effectively for this business which generally has agreed-upon pricing or mark-up on services performed.

Temporary Placement

This model offers staffing services in its most basic form while providing Lyneer’s clients with the in-depth knowledge Lyneer beings to the process and its deep breath of candidates. These engagements are usually definitive in time and generally do not exceed a year in engagement.

Lyneer invoices its clients for temporary placement services concurrently with each periodic payroll that coincides with the services provided. Most engagement professionals placed on assignment by Lyneer are actually Lyneer’s employees while they are working on assignments. Lyneer pays all related costs of employment, including workers’ compensation insurance, state and federal unemployment taxes, social security, and certain fringe benefits that are part of the costs model billed to the clients.

Direct Hire & Permanent Placement

Direct hire and permanent placement services are traditional workplace placement services through which Lyneer seeks qualified candidates to help a client grow its permanent staff. Permanent placement contracts with customers are primarily recognized when employment candidates accept offers of permanent employment and begin work for Lyneer’s customers. Certain of Lyneer’s permanent placement contracts contain a 30-day guarantee period in which the client can “test drive” the candidate in order to insure a “good fit.” In the event a candidate voluntarily leaves or is terminated for cause prior to the completion of 30 days of employment, Lyneer will provide a replacement candidate at no additional cost, as long as the placement fee is paid within 30 days of the candidate’s start date. Fees to clients are generally calculated as a percentage of the new employee’s annual compensation. No fees for permanent placement talent solutions services are charged to employment candidates, regardless of whether the candidate is placed.

Vendor Management Services and Managed Service Provider Support

Lyneer’s managed service programs have a track record of success supporting large-scale vendor management services programs.

Lyneer’s managed services programs combine advanced technology, deep functional and sector expertise, and operational excellence for knowledge-intensive processes across the client’s enterprise. Lyneer offers the services in various packages — with predictable costs, any-shore delivery, and the option to flex up or down to meet fast-changing needs.

Verticals That Lyneer Services

Lyneer’s team represents a broad range of skilled professional candidates that Lyneer can call upon to fill the needs of its clients. Lyneer’s recruiters use their years of experience, instinct and industry expertise to make sure the correct candidate is selected for the right position. Lyneer acts as a trusted consultant assisting with recruiting, screening and placing candidates and then monitoring their progress and the client’s satisfaction to ensure that the candidates perform at the highest level. In particular, Lyneer’s expertise extends in the following verticals:

Accounting & Finance:    Accountants, controllers, accounts receivables, accounts payables, accounting clerks, audit

Customer Service:    Call centers, customer service representatives, retail, marketing, product development

Hospitality:    Room attendants, bartenders, housekeepers, front end services, food attendants, service

Professional & Medical:    Legal professionals, attorneys, paralegals, lab technicians, phlebotomists

Light Industrial:    Warehouse, pick/pack, distribution, manufacturing, packaging, retail setup, retail support services, mail sort and distribution

With an expansive database that is revitalized by its clients daily, Lyneer effectively evaluates its candidates’ skills to make the right match for the client and the candidate. Lyneer acts as a consultant; Lyneer’s experienced recruiters provide resume editing, career counseling and interview preparation to make a candidate stand out.

Lyneer knows its clients’ needs and its candidates’ capabilities and therefore attempts to find solutions that work.

Lyneer’s Competitive Advantages

Lyneer’s management believes that Lyneer has the following competitive advantages (see “Atlantic Business Model and Acquisitions Strategy”):

•        Industry Leading Management — Assembled management expertise across all company disciplines and offerings consisting of established industry leaders, as well as business founders.

•        Integrated Services — An integrated business model allows our business systems enables a holistic view of our client, its data, and the organizational health. It creates a better customer experience and improves internal workflow.

•        Category Experience — Accounting & finance, administrative & clerical, hospitality, IT, legal, light industrial and medical fields.

•        Results Driven — Each of Lyneer’s staffing experts is specially trained to unite the right talent with the right position creating a mutually beneficial relationship between client and employee.

•        One Stop Comprehensive Outsourced Services and Workforce Solution Support Model — Lyneer’s extensive network of offices and onsite operations provide local support for its clients, while its national presence gives us the resources to tackle even the most complex staffing needs.

•        Client Base — Blue-chip clients with long-term relationships with Lyneer.

Market Conditions and Opportunity

Start-up costs for a outsourced services and workforce solutions company are very low. Individual offices can be profitable, but consolidation is driven mainly by the opportunity for large agencies to develop national relationships with big customers. Some agencies expand by starting new offices in promising markets, but most prefer to buy existing independent offices with proven staff and an existing customer roster.

Temporary workers have become such a large part of the workforce that staffing company employees often work at the customer’s site to recruit, train, and manage temporary employees. Lyneer has a number of onsite relationships with its customers. Staffing companies try to match the best qualified employees for the customer’s needs, but often provide additional training specific to that company, such as instruction in the use of proprietary software.

Some personnel consulting firms and human resource departments are increasingly using psychological tests to evaluate potential job candidates. Psychological or liability testing has gained popularity, in part, due to recent fraud scandals. In addition to stiffer background checks, headhunters often check the credit history of prospective employees.

Lyneer’s management believes the trends of outsourcing entire departments and dependence on temporary and leased workers will expand opportunities for outsourced services companies. Taking advantage of their expertise in assessing worker capabilities, some companies manage their clients’ entire human resource functions. Human resources outsourcing may include management of payroll, tax filings, and benefit administration services. Human resources outsourcing may also include recruitment process outsourcing, whereby an agency manages all recruitment activities for a client.

New online technology is improving staffing efficiency. For example, some online applications coordinate workflow for staffing agencies, their clients and temporary workers, and allow agencies and customers to share work order requests, submit and track candidates, approve timesheets and expenses, and run reports. Interaction between candidates and potential employers is increasingly being handled online.

Initially viewed as rivals, some Internet job-search companies and traditional employment agencies are now collaborating. While some Internet sites do not allow agencies to use their services to post jobs or look through resumes, others find that agencies are their biggest customers, earning the sites a large percentage of their revenue. Some staffing companies contract to help client employers find workers online. Additionally, data supports the growing need for services in the key verticals Lyneer has identified:

•        The U.S. Bureau of Labor Statistics anticipates approximately 6% growth yearly and about 9,600 open positions annually through 2031 as is the demand for licensed and vocational nurses.

•        The Association of American Medical Colleges estimates that the country’s rapidly-increasing demand for physicians over the next 15 years will outpace its supply, leading to a shortage of between 37,800 and 124,000 physicians by 2034, according to the report, The Complexities of Physician Supply and Demand: Projections from 2019-2034. That shortage includes shortfalls of 17,800 to 48,000 primary care physicians and 21,000 to 77,100 specialists.

•        According to the Massachusetts Medical Society, there are renewing concerns about the stability of the state’s health care workforce. More than half of the almost 600 doctors surveyed said they had already cut back on time with patients — or were likely to do so. Other jurisdictions face similar dilemmas.

•        In a 2021 report by Thomson Reuters, the use of Alternative Legal Service Providers (ALSPs) in the United States showed a high market penetration with E-Discovery being the dominant service sought by law firms. According to the report, the alternative legal service providers market is currently valued at $14 billion.

•        According to a 2022 survey from Deloitte, 82.4% of hiring managers for accounting and financial roles at public companies admit to struggling with talent retention, and 68.9% of hiring managers at private companies say the same, thus creating a need to work hard to attract and retain top talent.

Scalable Model to Fit Business Needs

Lyneer’s services can be scaled up or down to meet the needs of medium and large clients or clients with disparate locations.

Staffing & Recruitment:    A consistent team effort to support the forecasts of Lyneer’s clients and meet their staffing needs.

Program Management:    Lyneer manages its program with individual clients to meet the client’s business needs and manages and maintains such a detailed program on an ongoing basis with the client and closely monitored by staff throughout the entirety of the business relationship.

Data Management:    Lyneer implements custom database solutions for each client, which helps it track usage throughout the entirety of the business platform and other critical variables.

Continuous Improvement:    Lyneer maintains consistent lanes of open communication with clients and stakeholders. Lyneer’s continual maintenance of client relationships allows Lyneer to better understand the needs of its client partners and also increases workplace productivity.

Technology Leveraging:    Lyneer utilizes the latest technology to leverage its services. including artificial intelligence (“AI”), which is providing companies with an efficient way to reduce the time they spend on the recruitment process while still ensuring that they hire quality candidates. AI and other technologies help reduce recruitment times by leveraging automation for certain aspects of the job search process.

Other Information

Lyneer is not dependent upon a single customer or a limited number of customers. Lyneer’s workforce solutions business is generally more active in the first and fourth quarters of a calendar year when certain professional services are in greater demand. Lyneer conducts business under various federal, state, and local government contracts, and no one such contract represented more than 5.0% percent of its total service revenues in 2022.

Competition

Lyneer competes in the employment services industry by offering a broad range of services, including permanent, temporary and contract recruitment, project-based workforce solutions, assessment and selection, training, career and talent management, managed service solutions, outsourcing, consulting and professional services. Lyneer’s industry is large and fragmented, comprised of tens of thousands of firms employing millions of people and generating billions of dollars in annual revenues. In most areas, no single company has a dominant share of the employment services market. The largest publicly owned companies specializing in recruitment services are The Adecco Group and Randstad. Lyneer also competes against a variety of regional or specialized companies such as Recruit Holdings, Allegis Group, Kelly Services, Manpower, Robert Half, Kforce, PageGroup, Korn/Ferry International and Alexander Mann. It is a highly competitive industry, reflecting several trends in the global marketplace such as the increasing demand for skilled people, employers’ desire for more flexible working models and consolidation among clients and in the employment services industry itself.

Government Regulations

Lyneer’s operations are subject to regulations by various federal, state, local and independent governing bodies, including, but not limited to, (a) licensing and registration requirements and (b) regulation of the employer/employee relationship, such as worker classification regulations (e.g., exempt/non-exempt classifications), wage and hour regulations, tax withholding and reporting, immigration regulations, social security and other retirement, anti-discrimination, and employee benefits and workers’ compensation regulations. Lyneer’s operations could be impacted by legislative changes by these bodies, particularly with respect to provisions relating to payroll and benefits, tax and accounting, employment, worker classification and data privacy. Due to the complex regulatory environment that Lyneer operates in, Lyneer remains focused on compliance with governmental and professional organizations’ regulations. For more discussion of the potential impact that the regulatory environment could have on its financial results, refer to the ““Risk Factors — Risks Related to Lyneer’s Business” for further information.

Trademarks

Lyneer maintains a number of registered trademarks, trade names and service marks in the United States. Lyneer believes that many of these marks and trade names, including Lyneer Staffing Solutions, Lyneer and Lyneer International have significant value and are materially important to its business. In addition, Lyneer maintains other intangible property rights.

Employees.

Lyneer had approximately 300 full-time internal staff as of June 1, 2023. In addition, Lyneer placed over 60,000 engagement professionals and workers (which includes full time engagement professionals) on assignments with clients during 2022. The substantial majority of engagement professionals placed on assignment by Lyneer are Lyneer’s temporary employees while they are working on assignments. With respect to engagement professionals, Lyneer pays the related costs of employment, such as workers’ compensation insurance, state and federal unemployment taxes, social security, and certain fringe benefits. None of Lyneer’s employees is subject to a collective bargaining agreement or an employment agreement other than senior management or as required by applicable law. As described under “Executive Compensation — Employment and Consulting Agreements,” certain executives and key employees have executed employment and consulting agreements with Lyneer.

Lyneer is a privately-held corporation and its securities do not trade on any marketplace. Lyneer Staffing Solutions, LLC is a wholly-owned subsidiary of Lyneer Holdings, Inc. which, in turn, is a wholly-owned subsidiary of Lyneer.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations for Lyneer” for important business and financial information regarding Lyneer.

DIRECTORS AND EXECUTIVE OFFICERS

SeqLL’s Current Officers and Directors

The following table sets forth the name, age, and position of SeqLL’s executive officers and directors as of the record date for the special meeting:

Name	Age	Position(s)
Executive Officers
Daniel Jones	42	President, Chief Executive Officer and Chairman
Frances Scally	55	Chief Financial Officer and Secretary
Non-Employee Directors
Patrice M. Milos, Ph.D.	64	Director
Douglas Miscoll	62	Director
David Pfeffer	63	Director

Executive Officers

Daniel Jones is SeqLL’s Chief Executive Officer and Chairman of the Board. He was a co-founder of SeqLL in 2014, and has been its President, and a member of its board of directors since its inception. He has served as Chief Executive Officer since May 2018 and was elected Chairman of the Board in March 2021. Prior to becoming our CEO, he was President from inception to May 2018. Mr. Jones has over 15 years of biotechnology industry experience, including 12 plus years in single molecule sequencing research. Prior to founding SeqLL, Mr. Jones held various positions at Helicos Biosciences, a publicly-traded biotechnology tools company. During his career at Helicos Biosciences, his responsibilities included applications development, instrument prototyping and validation, customer support and bioinformatics analysis, as well as sales and operations. In 2008, Mr. Jones ran the first ever direct RNA sequencing experiments while at Helicos. From December 2003 to March 2007, Mr. Jones worked at U.S. Genomics in the Methods Development group and on development of its Trilogy 2020 Single Molecule Analyzer and Direct miRNA assays. From December 2002 to December 2003, Mr. Jones worked at EXACT Sciences on its ColoGuard assay, a non-invasive, now FDA-approved molecular diagnostic for colorectal cancer. Mr. Jones has authored or co-authored four publications and is named on multiple patents or patent applications. He holds a B.S. degree from Trinity College and has studied biotechnology and bioinformatics at Brandeis University and the University of Massachusetts.

SeqLL believes Mr. Jones’ experience in the pharmaceutical industry as well as his extensive understanding of our business, operations and strategy qualifies him to serve on SeqLL’s board of directors.

Frances Scally has served as SeqLL’s Chief Financial Officer and Secretary since August 2022. Ms. Scally has over 30 years’ experience in strategic accounting and financial leadership, including serving as chief financial officer, chief accounting officer and in other senior financial executive roles at both domestic and multi-national public and private companies. Since October 2021, Ms. Scally has been a Managing Director at DLA LLC, an Advisory firm, in which capacity she provides accounting advisory services. Prior to joining DLA LLC, Ms. Scally was the Chief Accounting Officer and Acting Chief Financial Officer of Aceto Holdings, L.P. from April 2019 to April 2020, as well as the Chief Accounting Officer of Aceto Corporation from March 2007 to April 2019. Aceto Corporation is an international company engaged in the development, marketing, sale and distribution of human health products, pharmaceutical ingredients and performance chemicals. Prior to joining Aceto, Ms. Scally was the Director of Financial Reporting and Compliance at Veeco Instruments Inc., a manufacturer of semiconductor process equipment, from 1998-2007. From 1989-1998, Ms. Scally was employed by Ernst & Young LLP. Ms. Scally received a bachelor’s degree in accounting from LIU Post and is a Certified Public Accountant. She is a member of New York State Society of CPAs and American Institute of Certified Public Accountants. Ms. Scally also is a Trustee and a member of the Finance Committee for St. Edward the Confessor Church and School.

Ms. Scally’s services as SeqLL’s Chief Financial Officer are being secured pursuant to the terms of SeqLL’s Master Services Agreement with DLA LLC, where Ms. Scally is an employee.

Non-Employee Directors

Patrice M. Milos, Ph.D. has served as a member of SeqLL’s board of directors since August 2021. Since September 2020, Dr. Milos has been Vice President, Scientific Operations of Proof Diagnostics, Inc., a company that is developing a low-cost, rapid diagnostic, point-of-care testing platform for the detection of COVID-19. From October 2016 to September 2020, Dr. Milos was a co-founder, President and Chief Executive Officer of Medley-Genomics Inc., a company focused on using advanced data analytics to support better diagnosis and treatment of complex diseases. From May 2013 to January 2016, Dr. Milos was President and Chief Executive Officer of Claritas Genomics Inc., a subsidiary of Boston Children’s Hospital that provided commercial next-generation pediatric molecular diagnostic testing. Additional experience included executive roles at Helicos BioSciences and Pfizer, Inc. Dr. Milos is also a member of the board of directors of 54Gene Inc., a U.S. and Nigeria-based startup that collects African genetic code for use in health research and drug development, Slater Technology Fund, a seed-stage venture investor in early-stage technology ventures, ProThera Biologics, a life-sciences company developing a fundamentally new paradigm for treating severe inflammation and RI Bio, a bioscience, biotech, health and life sciences industry network group dedicated to galvanizing collaboration among industry participants. Dr. Milos has received numerous awards and honors within the life sciences industry and has authored or co-authored over 60 biotech or life sciences publications. She earned a B.A. in biology and chemistry from The College of Saint Rose, a M.S. and Ph.D. in plant molecular genetics and biology from Rensselaer Polytechnic Institute and has completed Post-Doctoral work at Harvard University and Brown University in plant and mouse molecular genetics.

SeqLL believes Dr. Milos’ management experience and her extensive background and experience in molecular genetics and biology qualifies her to serve on SeqLL’s board of directors.

Douglas Miscoll has served as a member of SeqLL’s board of directors since October 2015. Mr. Miscoll founded Ravello Precision Partners in 2015, which operated as a hedge fund focused on genomic biology companies. Mr. Miscoll founded Ravello Partners LLC in 2010, which manages discretionary portfolios for families and small institutions and is active in the biotechnology sector. From 1999 until 2009, Mr. Miscoll was a Managing Director at Newlight Management, where he was responsible for managing all aspects of two private equity funds and a hedgefund focused on technology, media and communications companies. He originated and directed the firm’s public market investment activities. Previously, from 1994 to 1995, he was a Managing Director of Northgate Ventures, a venture capital fund focused on early stage technology companies. Mr. Miscoll was a founding member of the management team that created K-III Communications, a leveraged build-up in the publishing and information services industries sponsored by Kohlberg Kravis Roberts & Co. Mr. Miscoll received an M.B.A. from Georgetown University, a Graduate Certificate from Templeton College, Oxford University, and a B.A. from Santa Clara University.

SeqLL believes Mr. Miscoll’s executive management experience qualifies him to serve on SeqLL’s board of directors.

David Pfeffer has served as a member of SeqLL’s board of directors since September 2018 and is currently SeqLL’s Audit Committee Chairman. Mr. Pfeffer has over 30 years of experience in diverse roles in financial services; leading companies, developing and executing strategy, building businesses up from the ground floor and driving innovation to grow in today’s ultra-competitive and dynamic global economy. Mr. Pfeffer is currently CEO of Brick Citi Capital, LLC, an investment services and business advisory firm founded in 2019. Previously, he was Executive Vice President and Chief Financial Officer of Oppenheimer Funds, a global asset manager, from 2004 to 2019. He was a Management Director on the Oppenheimer Funds, Inc. board and President of Oppenheimer Funds Harbourview Asset Management. From 2009 to 2019, Mr. Pfeffer served as an Independent Director at ICI Mutual Insurance Co., including a role as Audit Committee Chairman. From 2000 to 2004, Mr. Pfeffer worked as Institutional Chief Financial Officer and Director at Citigroup Asset Management. Mr. Pfeffer was at J.P. Morgan from 1984 to 2000, where he gained significant international experience serving as Chief Financial Officer and Director of JPM Brazil for five years in São Paulo and supported JPM’s international businesses during his 16 year tenure there. Mr. Pfeffer worked as a public accountant at Ernst & Whinney from 1981 to 1984. Mr. Pfeffer is a Certified Public Accountant, a Chartered Global Management Accountant and has his FINRA Series 99 Operations Professional license. He graduated Cum Laude from the University of Delaware with a B.S. in Accounting.

SeqLL believes Mr. Pfeffer’s experience in corporate governance and capital markets qualifies him to serve on SeqLL’s board of directors.

Directors and Executive Officers Following the Merger

The following table sets forth the name and position of each person who is expected to be an executive officer or director of SeqLL immediately following consummation of the Merger.

Name	Age	Position
Prateek Gattani	44	Chairman of the Board
Robert B. Machinist	70	Vice Chairman of the Board
Jeffrey Jagid	54	Chief Executive Officer and Director
Christopher Broderick	62	Chief Operating Officer and Acting Chief Financial Officer
Michael Tenore	45	General Counsel and Secretary
Jeffrey Kurtz	53	Director
David Solimine	44	Director
David Pfeffer	63	Director

Prateek Gattani will serve as Chairman of the Board of SeqLL upon the completion of the Merger. Mr. Gattani acquired IDC, which, in turn, acquired Lyneer Staffing Solutions in August 2021. Prior to 2007, Mr. Gattani was a resource manager at e-Solutions Incorporated. IDC, founded in India in 2003, is a major information technology company. IDC currently provides business process outsourcing, IT consulting, revenue sources and software as a service (SaaS). According to Forbes India (August 2022), IDC ranks in the 95th percentile market share and had three-year growth of 488% from 2020 to 2022. IDC is headquartered in Milpitas, California and has offices throughout the world. IDC is a multinational technology company that provides the highest level of knowledge and experience to assist its customers to redesign and recreate their ventures in order to stay in the competition in the changing business environment. IDC’s ability to know the business and personal environment of its clients helps them to provide tailored services according to the areas of operation, in the fields of innovation, as well as in culture. Atlantic believes that Mr. Gattani’s business and financial experience in the staffing business, and his vision for future operations, gives him the qualifications and skills to lead SeqLL following the Merger as Chairman of the Board.

Robert B. Machinist will serve as Vice Chairman of the Board of SeqLL upon the completion of the Merger. He has served as Chairman of the Board of Atlantic since its formation in October 2022. He previously served as Chief Executive Officer and Chairman of the Board of Troika Media Group (Nasdaq: TRKA) from March 2018 until May 2022. Mr. Machinist has extensive experience both as a principal investor/operator in a broad range of businesses as well as an owner-operator of diversified investment banking operations. He has been the Vice Chairman of Pyrolyx A.G. (S26.DU), the first environmentally-friendly and sustainable method of recovering high-grade carbon black from end-of-life-tires. Most recently, he has been Chairman and an original founding Board member of CIFC Corp. (Nasdaq: CIFC), a publicly-listed credit manager with over $14.0 billion of assets under management, which was sold in December 2016. In addition, he has been Chairman, Board of Advisors of MESA, a merchant bank specializing in media and entertainment industry transactions, which was sold to Houlihan Lokey in 2016. He has also been a partner of Columbus Nova, a leading private investment fund. He runs a private family investment company whose activities include The Collectors Car Garage and a number of real estate development businesses.

Mr. Machinist previously served as managing director and head of investment banking for the Bank of New York and its Capital Markets division. Mr. Machinist was also previously president and one of the principal founders of Patricof & Co. Capital Corp. (APAX Purchasers) and its successor companies.

He is currently Vice-Chairman of the Maimonides Medical Center, serves on its Board of Directors, is Chairman of its Investment Committee and a member of its various other Board of Overseers for the Albert Einstein College of Medicine. Most recently, he has been Chairman of the American Committee for the Weizmann Institute of Science as well as a member of its Board of Directors and presently serves on its International Board of Governors and its Executive Committee. He has been a trustee and Vice Chairman of Vassar College, a member of its Executive Committee, and one of three trustees responsible for managing the College’s Endowment. He is currently a board member of Monster Digital, Inc (Nasdaq: MSDI) as well as a board member of Parachute Health, LLC.

Mr. Machinist earned a Bachelor of Arts in Philosophy and Chemistry from Vassar College in Poughkeepsie, New York. He undertook graduate work in biochemistry at the Weizmann Institute of Science in Rehovot, Israel.

Atlantic believes Mr. Machinist’s broad entrepreneurial, financial and business expertise and his experience with growth companies give him significant qualifications and skills to serve as Vice Chairman of the Board of SeqLL following the Merger.

Jeffrey Jagid will serve as Chief Executive Officer and a Director of SeqLL upon completion of the Merger. He has served as CEO of Atlantic since February 1, 2023. He is a results-producing business executive with an exceptional track record of optimizing revenue and profitability within a global organization. He has demonstrated success building and leading businesses at all stages of growth.

Prior to joining Atlantic, Mr. Jagid was Chairman of the Board of Directors of ThinkEco Inc. since 2015 and became the company’s Chief Executive Officer in 2017. Prior to joining ThinkEco, Mr. Jagid held various management positions at I.D. Systems, Inc. (Nasdaq: IDSY), including Chief Executive Officer and Chairman of the Board of Directors. Under Mr. Jagid’s leadership, I.D. Systems was named by Deloitte as one of North America’s fastest growing technology companies in 2005, 2006 and 2012. During his tenure at I.D. Systems, Mr. Jagid was named as a finalist for the Deloitte Entrepreneur of the Year award. Under Mr. Jagid’s leadership, I.D. Systems became a leading global provider of wireless IoT based technology solutions for securing, managing, and tracking high-value enterprise assets. He has been awarded 14 patents in wireless communications, mobile data, asset tracking, and connected car technology. Among his other achievements, he led the company’s initial public offering, as well as several other capital raises totaling nearly $100 million.

From 2001 to June 2014, Mr. Jagid also served on the board of directors of Coining Technologies, Inc., a privately held company in the coining, forming, drawing, and piercing of specialty metals, mass-producing close-tolerance complex parts quickly and cost-effectively.

Mr. Jagid received a Bachelor of Business Administration from Emory University in 1991 and a Juris Doctor degree from the Benjamin N. Cardozo School of Law in 1994. He is member of the Bar of the States of New York and New Jersey.

Christopher Broderick will serve as Chief Operating Officer and Acting Chief Financial Officer of SeqLL upon the completion of the Merger. He has served as Chief Operating Officer and Chief Financial Officer of Atlantic since February 1, 2023. He previously served as Chief Operating Officer and a Director of Troika Media Group (“Troika”) from March 27, 2015 until October 2016. He was re-elected Chief Operating Officer and Interim Chief Financial Officer on July 11, 2017. Prior thereto, he had served as Chief Operating Officer of Signal Point Holdings Corp. (SPHC) since October 17, 2012. He resigned from all positions with Troika in June 2022. Mr. Broderick has 30 years of experience in the telecommunications industry and is responsible for the Company’s domestic network operations of wired and wireless topologies, supporting voice, data, internet products and services. He was also the operational leader for the development and build-out of SPHC’s continued network expansion. Prior to joining SPHC Mr. Broderick served as Senior Director of Business Client Services for FairPoint Communications from 2008 to 2011. Mr. Broderick was responsible for Retail Business segment, outside sales support, billing, and SMB sales across Northern New England. Previously, Mr. Broderick served as Chief Operating Officer and Vice President of Operations at IntelliSpace and Wave2Wave from February 2000 to January 2008. Mr. Broderick was responsible for the design, implementation and day-to-day U.S. and U.K. operations of the company.

Mr. Broderick spent the majority of his career at New York Telephone, NYNEX, and Bell Atlantic where he was highly successful in the management of all facets of the telephone company’s Field Operations, Central Offices and outside plant facilities in New York City business districts. He also led sales and support “mega” call-center operations, for complex business accounts. In addition to his technical background, Mr. Broderick has an extensive education in quality process management, systems efficiency and design. He has utilized his extensive background to help build SPHC into one of the most reliable “Converged Networks” in the USA. Atlantic determined that Mr. Broderick’s 30 years of particular knowledge and experience in the telecommunications industry, and his position with SPHC, strengthens the Board’s collective qualifications, skills and experience.

Michael Tenore will serve as General Counsel and Secretary of SeqLL upon the completion of the Merger. He has served as General Counsel of Atlantic since March 2023. He was first appointed General Counsel, and Vice President of Regulatory Affairs for Troika in March 2015. In July 2017, Mr. Tenore was elected Corporate Secretary. He resigned from all positions with Troika in March 2023. Prior to joining Troika in March 2015 upon the merger with Signal Point Holdings Corp., he held various legal and regulatory positions, including General Counsel, at RNK, Inc. a regional telecommunications carrier. Mr. Tenore is a member of the adjunct staff of Suffolk University Law School and belongs to the Federal Communications Bar Association and the Association of Corporate Counsel. Mr. Tenore received his B.A. in Communications from Emerson College and his J.D. from Suffolk University Law School both degrees with Latin Honors. Mr. Tenore has been on the board of directors for youth hockey and charitable organizations for the past 10 years.

Jeffrey Kurtz will join the SeqLL board of directors upon the completion of the Merger. Since 1991, he has been the President of The Kamson Corporation, which currently owns and operates over 100 investment properties in the Northeast. Currently, he oversees extensive rehabilitation projects among over 100 projects and is presently involved in several building projects consisting of multifamily apartments, hi-rise buildings, and mixed-use properties which have retail and apartment components. In the past, Mr. Kurtz has built multifamily units for sale along with other building projects. Mr. Kurtz personally owns or is a general partner and/or manages, through the Kamson Corporation, a New Jersey corporation, 14,000+ apartments, in addition to office buildings and shopping centers. A graduate of the University of Miami, Mr. Kurtz is a member of the 1987 National Championship Football Team at the University of Miami. He continues as an active member of the university alumni. For the past 20 years, Mr. Kurtz has been on the Board of the Hope & Heroes Children’s Cancer Fund golf event and chairs this outing each year.

Atlantic believes that Mr. Kurtz’s broad entrepreneurial, financial and business expertise and his experience give him the qualifications and skills to serve as a director of SeqLL following the Merger.

David Solimine will join the SeqLL board of directors upon the completion of the Merger. Mr. Solimine is the President & Chief Executive Officer of Kore Insurance Holdings, LLC., a privately-owned high-volume insurance agency established in 2012 with offices in New Jersey and Florida. He plays an integral part in providing a competitive insurance product with the utmost level of professional service to meet client satisfaction in all aspects. Prior thereto, from 2001-2008, Mr. Solimine was a principal, as well as the President of Sales and Marketing for EMAR Group, Inc., when it was acquired by Wells Fargo Insurance Services. Thereafter, while at Wells Fargo, he remained the largest Insurance Sales Producer on the East Coast for many consecutive years. He also served as Head of Marketing for Princeton Securities from 1999-2001. Mr. Solimine holds a Bachelor of Science in Business/Economics from Brown University. He is Property and Casualty Insurance Licensed throughout the United States.

Atlantic believes that Mr. Solimine’s extensive business and financial experience in the insurance industry, in particular dealing with employment related issues, makes hm qualified to serve on the board of directors of SeqLL following the Merger.

David Pfeffer has served as a member of SeqLL’s board of directors since September 2018 and is currently SeqLL’s Audit Committee Chairman. Mr. Pfeffer has over 30 years of experience in diverse roles in financial services; leading companies, developing and executing strategy, building businesses up from the ground floor and driving innovation to grow in today’s ultra-competitive and dynamic global economy. Mr. Pfeffer is currently CEO of Brick Citi Capital, LLC, an investment services and business advisory firm founded in 2019. Previously, he was Executive Vice President and Chief Financial Officer of Oppenheimer Funds, a global asset manager, from 2004 to 2019. He was a Management Director on the Oppenheimer Funds, Inc. board and President of Oppenheimer Funds Harbourview Asset Management. From 2009 to 2019, Mr. Pfeffer served as an Independent Director at ICI Mutual Insurance Co., including a role as Audit Committee Chairman. From 2000 to 2004, Mr. Pfeffer worked as Institutional Chief Financial Officer and Director at Citigroup Asset Management. Mr. Pfeffer was at J.P. Morgan from 1984 to 2000, where he gained significant international experience serving as Chief Financial Officer and Director of JPM Brazil for five years in São Paulo and supported JPM’s international businesses during his 16 year tenure there. Mr. Pfeffer worked as a public accountant at Ernst & Whinney from 1981 to 1984. Mr. Pfeffer is a Certified Public Accountant, a Chartered Global Management Accountant and has his FINRA Series 99 Operations Professional license. He graduated Cum Laude from the University of Delaware with a B.S. in Accounting.

Atlantic believes Mr. Pfeffer’s experience in corporate governance and capital markets qualifies him to continue to serve on SeqLL’s board of directors following the Merger.

Senior Management and Consultants Following the Merger

Name	Age	Position
Todd McNulty	54	Chief Executive Officer of Lyneer Staffing Solutions LLC
James Radvany	62	Chief Financial Officer of Lyneer Staffing Solutions LLC
Allan Hartley	66	Consultant
Andrew Bressman	59	Strategic Advisor

Todd McNulty has served and will continue to serve as Chief Executive Officer of Lyneer Staffing Solutions LLC. Mr. McNulty studied Business Administration and Marketing at York College of Pennsylvania. After college in 1990, Mr. McNulty started his career as a Marketing Representative for the Players Club International at Resorts Casino in Atlantic City. In August 1992, Mr. McNulty relocated back home to Central NJ and began a 30-year staffing career. Mr. McNulty worked for Staffing Alternatives, a New Jersey four office family-owned boutique company, focusing on clerical and light industrial staffing. He led sales from 1992 to September 1997, achieving a record 5 million in new sales his first year. In October 1997, Mr. McNulty joined Jim Radvany with a plan and a mission to become the Delaware Valley’s leading staffing company. He opened multiple offices and achieved robust growth and profitability within months of office openings. Throughout the years, Mr. McNulty assumed the role of Chief Executive Officer leading the charge of Lyneer Staffing Solution’s current day to day operations and working closely with the Business Development Team in building brand strength and growth throughout the country.

James Radvany has served and will continue to serve as Chief Finance Officer of Lyneer Staffing Solutions. Mr. Radvany is a graduate of Susquehanna University. He started his career as a CPA with Coopers and Lybrand in Philadelphia in 1982 and was promoted to Manager in four years instead of the customary six-year period. Mr. Radvany joined Romac and Associates in 1986 as a Senior Recruiting Manager for accounting and finance professionals. He was consistently one of the top producers in the company’s Northeast region throughout his seven-year tenure. Mr. Radvany founded his initial staffing company in 1993 and with the addition of Todd McNulty, led Lyneer Staffing Solutions to become one of the top staffing firms in the Delaware Valley in the 1990s. Lyneer Staffing Solutions started to expand outside of the Delaware Valley in the late 1990s and grew throughout the East Coast and into the Southeast and Midwest sectors of the country. With the addition of seven West Coast branches in early 2015, the company expanded into a true national staffing company. In his role as Chief Financial Officer of Lyneer Staffing Solutions, Mr. Radvany handles all accounting, acquisitions, financing, legal and insurance issues for the company. He also works with Mr. McNulty in running the day-to-day operations of Lyneer Staffing Solutions. He has successfully negotiated a $55 million asset-based loan, integrated some smaller acquisitions, set up a very cost-effective workers compensation insurance program and oversees a 12-person accounting and legal department.

Allan Hartley will join SeqLL as a consultant upon the completion of the Merger. He brings over 40 years of experience in the staffing industry to the Company. Mr. Hartley has been employed by Next Wave Group LLC as a consultant since 2013. Next Wave is a full-service association and organization management firm. Prior to joining Next Wave, from 2017 to 2021, he was founder and former CEO of Hire Technologies, a publicly traded staffing company on the TSXV in Canada (symbol: HIRE). From 2013 to 2016, he was the founder and CEO of 360 Staffing Solutions (Nasdaq: STAF). Mr. Hartley was a founder and President of Accountabilities from 2005 to 2012, which went public on the over-the-counter market and was then sold. From 1999 to 2001, he worked with management in starting Deloitte’s Reserve Global, which went public on Nasdaq.

Andrew Bressman will serve as Strategic Advisor to SeqLL upon the completion of the Merger. He has served as Managing Director of Atlantic since its formation in October 2022. He is a 26-year veteran of emerging growth and technology companies. In addition, he is the managing member of SAB Management, LLC, which acts as a consultant to Atlantic. Mr. Bressman is passionate about emerging technologies and has had the foresight to see opportunities before the masses. Mr. Bressman was one of Wave2Wave’s original founders and served as Managing Director and Head of Business Development of Wave2Wave Communications from November 1999 until October 2012. Wave2Wave was one of the first wireless Internet Service Providers in the U.S. and Mr. Bressman was instrumental in rolling out 4G technology in 2011, before 4G became known. Mr. Bressman continued in the same positions with Signal Point Holdings Corp. (SPHC), which was the successor to Wave2Wave Communications, until its merger with Troika in June 2017. Mr. Bressman participated with Troika’s executive team in overseeing the day-to-day operations and management of that company, including locating and developing new strategic and financial opportunities; generating business and strategic relationships; and interfacing with technology partners and vendors, until his departure in July 2022. He was responsible for orchestrating the IntelliSpace, RNK, Troika and Mission acquisitions and was the driving force in the $125 million Converge Direct acquisition in 2022. Mr. Bressman was one of the main driving forces behind the Troika IPO and the Mission and Converge acquisitions. The combined entities created a global end-to-end branding, marketing, digital advertising, experiential, analytics-as-service and SaaS technology company with an extraordinary base of major brands as clients. The combined entities are generating approximately $400 million in revenues and $25 million in net income.

Family Relationships between Directors

Directors are elected until their successors are duly elected and qualified. No family relationship exists between any of the directors and executive officers. There are no arrangements or understandings with major stockholders, customers, suppliers or others pursuant to which any person referred to above was selected as a director or member of senior management.

To SeqLL’s knowledge, none of the individuals who will serve as a director or executive officer of SeqLL following the Merger has, during the past 10 years, been involved in any of the legal proceedings listed in Item 401(f) of Regulation S-K that are material to an evaluation of the ability or integrity of any director or executive officer of SeqLL.

Director Independence

The Nasdaq Marketplace Rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.

Under Rule 5605(a)(2) of the Nasdaq Marketplace Rules, a director will only qualify as an “independent director” if, in the opinion of SeqLL’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

SeqLL’s board of directors has reviewed the composition of the board of directors immediately following consummation of the Merger and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, SeqLL’s board of directors has determined that each of Prateek Gattani, Robert Machinist, Jeffrey Kurtz, David Solimine and David Pfeffer will be an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. SeqLL’s board of directors also determined that the directors who will serve SeqLL’s audit committee, its compensation committee and its nominating and corporate governance committee immediately following consummation of the Merger satisfy the independence standards for such committees established by the SEC and the Nasdaq Marketplace Rules, as applicable. In making such determinations, SeqLL’s board of directors considered the relationships that each such non-employee director has and will have with SeqLL and all other facts and circumstances SeqLL’s board of directors deemed relevant in determining independence, including the beneficial ownership of SeqLL’s capital stock by each non-employee director.

Board Committees

SeqLL’s board of directors has established three standing committees — audit, compensation, and nominating and corporate governance — each of which operates under a charter approved by SeqLL’s board of directors. Copies of each committee’s charter are posted on the Investor Relations section of SeqLL’s website, which is located at www.seqll.com. Each committee has the composition and responsibilities described below. SeqLL’s board of directors may from time to time establish other committees.

Audit Committee

Immediately following consummation of the Merger, SeqLL’s audit committee will consist of David Pfeffer, who will be the chair of the committee, and Robert Machinist and David Solimine. Atlantic has determined that each of its proposed members of the audit committee satisfies the Nasdaq Marketplace Rules and SEC independence requirements. The functions of this committee include, among other things:

•        evaluating the performance, independence and qualifications of SeqLL’s independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•        reviewing and approving the engagement of SeqLL’s independent auditors to perform audit services and any permissible non-audit services;

•        reviewing SeqLL’s annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with SeqLL’s independent auditors and management;

•        reviewing with SeqLL’s independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of SeqLL’s financial controls;

•        reviewing SeqLL’s major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

•        reviewing and evaluating on an annual basis the performance of the audit committee, including compliance of the audit committee with its charter.

SeqLL’s board of directors has determined that David Pfeffer qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations and meets the financial sophistication requirements of the Nasdaq Marketplace Rules. In making this determination, SeqLL’s board of directors has considered Mr. Pfeffer’s extensive financial experience and business background. Both SeqLL’s independent registered public accounting firm and management periodically will meet privately with our audit committee.

Compensation Committee

Immediately following consummation of the Merger, SeqLL’s compensation committee will consist of Robert Machinist, who will be the chair of the committee, and David Solimine and Jeffrey Kurtz. Atlantic has determined that each of its proposed members of its compensation committee satisfies the Nasdaq Marketplace Rules independence requirements. The functions of this committee include, among other things:

•        reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) SeqLL’s overall compensation strategy and policies;

•        reviewing and approving the compensation, the performance goals and objectives relevant to the compensation, and other terms of employment of SeqLL’s executive officers;

•        reviewing and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) the equity incentive plans, compensation plans and similar programs advisable for SeqLL, as well as modifying, amending or terminating existing plans and programs;

•        reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for SeqLL’s executive officers;

•        reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in SeqLL’s periodic reports or proxy statements to be filed with the SEC; and

•        preparing the report that the SEC requires in SeqLL’s annual proxy statement.

None of SeqLL’s proposed executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of another entity that had one or more of its executive officers serving as a member of SeqLL’s board of directors or compensation committee. None of the proposed members of SeqLL’s compensation committee has at any time been one of SeqLL’s officers or employees.

Nominating and Corporate Governance Committee

Immediately following consummation of the Merger, SeqLL’s nominating and corporate governance committee will consist of David Solimine, who is the chair of the committee, and Jeffrey Kurtz and Prateek Gattani. Atlantic has determined that each of the proposed members of this committee satisfies the Nasdaq Marketplace Rules independence requirements. The functions of this committee include, among other things:

•        identifying, reviewing and evaluating candidates to serve on SeqLL’s board of directors consistent with criteria approved by SeqLL’s board of directors;

•        evaluating director performance on SeqLL’s board of directors and applicable committees of SeqLL’s board of directors and determining whether continued service on its board of directors is appropriate;

•        evaluating, nominating and recommending individuals for membership on SeqLL’s board of directors; and

•        evaluating nominations by stockholders of candidates for election to SeqLL’s board of directors.

Code of Business Conduct and Ethics

SeqLL’s board of directors has adopted a written code of conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code and all disclosures that are required by law or Nasdaq Marketplace Rules concerning any amendments to, or waivers from, any provision of the code is posted on SeqLL’s website, which is located at www.seqll.com.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

The following table sets forth total compensation paid to SeqLL’s executive officers for the years ended December 31, 2022 and 2021. Currently, SeqLL does not have employment agreements with any of its executive officers, although SeqLL may enter into employment agreements with its officers in the future.

Name and Principal Position	Year	Salary	Bonus		Option Awards(1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Daniel Jones	2022	$225,000	$50,000	(4)	$178,179				$453,179
Chief Executive Officer	2021	106,667	150,000	(2)	—	—	—	—	$256,666
John W. Kennedy(3)	2022	115,000	—		133,634	—	—	—	248,634
Chief Financial Officer	2021	67,275	100,000		114,530	—	—	—	281,805
Frances Scally(5)	2022	78,250	—		—	—	—	—	78,250

____________

(1)      The amounts reported in the “Option Awards” column reflect the aggregate fair value of stock-based compensation awarded during the year computed in accordance with the provisions of the Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718. See Note 2 to SeqLL’s consolidated financial statements for the year ended December 31, 2022 included in this proxy statement regarding assumptions underlying the valuation of equity awards. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(2)      Of this bonus, $75,000 was deferred to, and paid in, 2022.

(3)      Mr. Kennedy resigned his position as SeqLL’s Chief Financial Officer on August 9, 2022.

(4)      The $50,000 bonus was paid in 2023.

(5)      Ms. Scally was appointed SeqLL’s Chief Financial Officer on August 8, 2022. Ms. Scally is a consultant to SeqLL and all compensation for her services is paid to DLA, LLC, a financial consulting firm with which Ms. Scally is employed.

Employment and Consulting Agreements After the Merger

Consulting Agreement with Robert Machinist

Upon the closing of the Merger, Robert Machinist will enter into a consulting agreement with SeqLL as Executive Vice Chairman of the Board. The agreement will be for a term of three years with an automatic renewal for an additional one year period unless terminated by either party upon 90 days written notice prior to the end of the consulting term. Upon the closing of the Merger, Mr. Machinist’s base salary will be $300,000 per annum, and Mr. Machinist will be entitled to a true-up payment equal to the difference between his salary of $180,000 per year under his employment agreement dated October 15, 2022 with Atlantic and $300,000 per annum. Mr. Machinist will also receive an annual bonus equal to his annual consulting fee for every calendar year his agreement is in effect. The bonus is predicated upon SeqLL receiving a minimum of $250,000,000 in revenues and adjusted EBITDA of $5,000,000. Mr. Machinist will also receive a $100,000 transaction bonus as a result of the completion of the Capital Raise. Following the closing of the Merger, Mr. Machinist will be eligible for discretionary bonuses as determined by the compensation committee of SeqLL’s board of directors.

If the consulting agreement is terminated for any reason other than for Cause (as defined) or if Mr. Machinist voluntarily terminates his consulting engagement for any reason, he is entitled to full benefits and all restricted stock, restricted stock units and warrants will immediately vest. He is entitled to 12 months of severance payments of his base salary upon termination, other than for Cause. For Cause, he is entitled to three months of severance paid in three equal monthly installments, three months of COBRA insurance and all unvested restricted stock, restricted stock units and warrants then held by Mr. Machinist shall be forfeited.

Employment Agreement with Jeffrey Jagid

Upon the closing of the Merger, Jeffrey Jagid will enter into an employment agreement with SeqLL as Chief Executive Officer. The agreement will be for a term of three years with an additional one-year extension unless terminated by either party upon 90 days written notice prior to the end of the initial term. Mr. Jagid’s base salary will be

$450,000 per annum and will increase to $500,000 per annum upon the closing of an acquisition for total consideration in excess of $20,000,000. Mr. Jagid also will be entitled to a true-up payment equal to the difference between his salary of $120,000 per year under his employment contract dated February 1, 2023 with Atlantic and $450,000 per annum. Mr. Jagid will be eligible to receive an annual bonus equal to his base salary for every year his employment agreement is in effect. The bonus will be predicated upon SeqLL recording a minimum of $250,000,000 in revenues and adjusted EBITDA of $5,000,000. Mr. Jagid will also be paid a $200,000 transaction bonus as a result of the closing of the Merger and he will be paid additional transaction bonuses in the amount of $100,000 for the closing of any subsequent acquisition that is valued in excess of $8,000,000. He is also eligible for an annual discretionary bonus to be set by the compensation committee of the SeqLL board of directors.

If SeqLL terminates the employment agreement for any reason other than Cause (as defined), all of Mr. Jagid’s then-outstanding restricted stock, restricted stock units and warrants will immediately vest, and Mr. Jagid will be entitled to (i) 12 months of severance payments of his base salary, (ii) a prorated annual bonus if SeqLL is on pace to meet the above-stated performance milestones, (iii) the right to 12 months of COBRA insurance, and (iv) reasonable outplacement services for a period of up to 90 days from termination.

Upon death or disability, Mr. Jagid, or his estate, will receive all accrued compensation and any prorated bonus, and any equity that would have vested during the 24-month period beginning on the date of death or disability will immediately vest. If Mr. Jagid is terminated for Cause, or resigns without Good Reason (as defined), he will receive accrued compensation and any vested equity.

Upon a Change of Control (as defined), all of Mr. Jagid’s non-vested equity will immediately vest in full, and he will be entitled to his full severance payments stated above if he chooses to terminate his employment with SeqLL. Mr. Jagid is subject to a one-year non-compete covenant from termination of his employment anywhere in the United States if termination is for Cause, and six months if termination is for any other reason. He is subject to a two-year non-solicitation covenant from termination if he is terminated for Cause and 12 months if he is terminated for any other reason. He will also be covered under SeqLL’s directors and officers liability insurance for up to one year from termination of his employment.

Employment Agreement with Christopher Broderick

Upon the closing of the Merger, Christopher Broderick will enter into an employment agreement with SeqLL as Chief Operating Officer and Acting Chief Financial Officer. The employment agreement will be for three years with an additional one-year extension unless terminated by either party upon 90 days’ written notice prior to the end of the initial term. Mr. Broderick’s base salary will be $300,000 per annum. He will also be entitled to a true-up payment equal to the difference between his salary of $120,000 per year under his employment agreement dated February 1, 2023 with Atlantic and $300,000 per annum. Mr. Broderick will be eligible to receive a yearly bonus equal to his annual base salary for every year his employment agreement is in effect. The bonus will be predicated upon SeqLL recording a minimum of $250,000,000 in revenues and adjusted EBITDA of $5,000,000. Mr. Broderick will also be paid a $150,000 transaction bonus as a result of the closing of the Merger and he will be paid additional transaction bonuses in the amount of $75,000 for the closing of any subsequent acquisition that is valued in excess of $8,000,000. He is also eligible for an annual discretionary bonus to be set by the compensation committee of the SeqLL board of directors.

If SeqLL terminates the employment agreement for any reason other than Cause (as defined), all of Mr. Broderick’s then-outstanding restricted stock, restricted stock units and warrants will immediately vest, and Mr. Broderick will be entitled to (i) 12 months of severance payments of his base salary, (ii) a prorated annual bonus if SeqLL is on pace to meet the above-stated performance milestones, (iii) the right to 12 months of COBRA insurance, and (iv) reasonable outplacement services for a period of up to 90 days from termination.

Upon death or disability, Mr. Broderick, or his estate, will receive all accrued compensation and any prorated bonus, and any equity that would have vested during the 24-month period beginning on the date of death or disability will immediately vest. If Mr. Broderick is terminated for Cause, or resigns without Good Reason (as defined), he will receive accrued compensation and any vested equity.

Upon a Change of Control (as defined), all of Mr. Broderick’s non-vested equity will immediately vest in full, and he will be entitled to his full severance payments stated above if he chooses to terminate his employment with SeqLL. Mr. Broderick is subject to a one-year non-compete covenant from termination of his employment anywhere in the United States if termination is for Cause, and six months if his termination is for any other reason. He is subject to a two-year non-solicitation covenant from termination if he is terminated for Cause and 12 months if he is terminated for any other reason. He will also be covered under SeqLL’s directors and officers liability insurance for up to one year from termination of employment.

Employment Agreement with Michael Tenore

Upon the closing of the Merger, Michael Tenore will enter into an employment agreement with SeqLL as General Counsel and Secretary. The employment agreement will be for three years with an additional one-year extension unless terminated by either party upon 90 days written notice prior to the end of the initial term. Mr. Tenore’s base salary will be $300,000 per annum. He will also be entitled to a true-up payment equal to the difference between his salary of $120,000 per year under his employment agreement dated April 1, 2023 with Atlantic and $300,000 per annum. Mr. Tenore will be entitled to receive an annual bonus of $100,000 for every year his employment agreement is in effect. The bonus is predicated upon SeqLL receiving a minimum of $250,000,000 in revenues and adjusted EBITDA of $5,000,000. Mr. Tenore will also be paid a $75,000 transaction bonus as a result of the closing of the Merger and he will be paid additional transaction bonuses in the amount of $75,000 for the closing of any subsequent acquisition that is valued in excess of $8,000,000. He is also eligible for an annual discretionary bonus to be set by the compensation committee of the SeqLL board of directors.

If SeqLL terminates the employment agreement for any reason other than Cause (as defined), all of Mr. Tenore’s then-outstanding restricted stock, restricted stock units and warrants will immediately vest, and Mr. Tenore will be entitled to (i) 12 months of severance payments of his base salary, (ii) a prorated annual bonus if SeqLL is on pace to meet the above-stated performance milestones, (iii) the right to 12 months of COBRA insurance, and (iv) reasonable outplacement services for a period of up to 90 days from termination.

Upon death or disability, Mr. Tenore, or his estate, will receive all accrued compensation and any prorated bonus, and any equity that would have vested during the 24-month period beginning on the date of death or disability will immediately vest. If Mr. Tenore is terminated for Cause, or resigns without Good Reason (as defined), he will receive accrued compensation and any vested equity.

Upon a Change of Control (as defined), all of Mr. Tenore’s non-vested equity will immediately vest in full and he will be entitled to his full severance payments stated above if he chooses to terminate his employment with SeqLL. Mr. Tenore is subject to a one-year non-compete covenant from termination of his employment anywhere in the United States if his termination is for Cause, and six months if termination is for any other reason. He is subject to a two-year non-solicitation covenant from termination if he is terminated for Cause and 12 months if terminated for any other reason. He will also be covered under SeqLL’s directors and officers liability insurance for up to one year from termination of employment.

Consulting Agreement with Allan Hartley

Upon the closing of the Merger, SeqLL will enter into a consulting agreement with Allan Hartley to advise SeqLL regarding corporate strategic planning, including (i) organic growth strategy, business development and recruitment structure, (ii) an M&A strategy that will also help with deal structure and integration, (iii) financial strategy, and (iv) operations and marketing for SeqLL. The consulting agreement will be for one year with an automatic renewal for an additional one-year period unless terminated by either party upon 90 days written notice prior to the end of the consulting term. Upon the closing of the Merger, Mr. Hartley’s consultant fee will be $12,500 per month plus reimbursement for expenses. He will also be paid a fee of $100,000 for the closing of any acquisition by SeqLL with a purchase price in excess of $8 million that is originated by Mr. Hartley.

Consulting Agreement with SAB Management LLC

Upon the closing of the Merger, SAB Management LLC (“SAB”) will enter into a consulting agreement with SeqLL for the services of Andrew Bressman as a strategic advisor to SeqLL. The consulting agreement will be for a term of five years with an automatic renewal for an additional two-year term unless terminated by either party upon 90 days written notice prior to the end of the consulting term. Upon the closing of the Merger, SAB’s base fee will be $600,000 per annum. SAB also will be entitled to a true-up payment equal to the difference between its fee of $240,000 per year under its consulting agreement dated October 15, 2022 with Atlantic and $600,000 per annum. SAB will be entitled to receive a yearly bonus equal to its annual consulting fee for every calendar year its consulting agreement is in effect. The bonus is predicated upon SeqLL recording a minimum of $250,000,000 in revenues and adjusted EBITDA of $5,000,000. SAB will also be paid a $450,000 transaction bonus as a result of the closing of the Merger and it will be paid additional transaction bonuses in the amount of $250,000 for the closing of any subsequent acquisition that is valued in excess of $8,000,000. SAB also will be eligible for discretionary bonuses as determined by the compensation committee of the SeqLL board of directors. If the consulting agreement is terminated for Cause (as defined), SAB personnel will be entitled to full benefits and all of its restricted stock, restricted stock units and warrants will immediately vest. SAB will be entitled to 12 months of severance payments of its base fee in two equal monthly installments and 18 months of COBRA insurance for Mr. Bressman and his family. Upon termination of the agreement for any reason other than Cause, SAB will be entitled to all compensation then due, including the annual bonus, and any restricted stock, restricted stock units and warrants will immediately vest, 36 months of severance of base salary will be paid in six equal monthly installments, and 36 months of COBRA insurance coverage will be provided for Mr. Bressman and his family.

Upon a Change of Control (as defined), SAB will have the right to receive 30 months of severance of its annual base fee in five equal monthly installments. SeqLL will also be required to pay 100% of 30 months of COBRA insurance for Andrew Bressman and his family. SAB will also be covered under the SeqLL’s directors and officers liability insurance for up to one year from termination of employment.

Employment Agreement with Todd McNulty

On August 31, 2021, Lyneer entered into an employment agreement with Todd McNulty to be its Chief Executive Officer. Upon closing of the Merger, Mr. McNulty will continue to be Chief Executive Officer of Lyneer, as a wholly-owned subsidiary of SeqLL. The employment agreement is for three years with successive one-year extensions unless terminated by either party upon 90 days’ prior written notice. Mr. McNulty’s base salary is $500,000 per annum. Upon closing of the Merger, he will be eligible for an annual discretionary bonus to be set by the compensation committee of SeqLL’s board of directors.

In case of termination without Cause (as defined), or termination by Mr. McNulty with Good Reason (as defined), or termination upon expiration date with notice of termination/non-renewal by Lyneer, Mr. McNulty is entitled to severance defined as: (i) in the event of a termination date on or prior to August 31, 2023, an amount equal to 1.5 times his annual base salary as in effect immediately prior to the termination date, and continuation of medical insurance benefits, as provided on the termination date until the end of the applicable severance term (as defined, or, at the sole discretion of Lyneer, reimburse Mr. McNulty for COBRA insurance; (ii) in the event of a termination date after August 31, 2023, an amount equal to one time his annual base salary as in effect immediately prior to the termination date, and continuation of medical insurance benefits or COBRA insurance until the end of the applicable severance term; or (iii) in the case of non-renewal of the employment agreement by Lyneer after the initial term or any renewal term and the subsequent termination of employment within three months following such non-renewal of the employment agreement by Lyneer, an amount equal to six months of his annual base salary as in effect immediately prior to the termination date, and continuation of medical insurance benefits or COBRA insurance. Mr. McNulty is subject to one-year non-compete and non-solicitation covenants from termination of his employment.

Employment Agreement with James Radvany

On August 31, 2021, Lyneer entered into an employment agreement with James Radvany to be its Chief Financial Officer. Upon closing of the Merger, Mr. Radvany will continue to be Chief Financial Officer of Lyneer, as a wholly-owned subsidiary of SeqLL. The employment agreement has a term of three years with successive one-year extensions unless terminated by either party upon 90 days’ prior written notice. Mr. Radvany’s base salary is $500,000 per annum. He is eligible for an annual discretionary bonus to be set by the compensation committee of SeqLL’s board of directors. Mr. Radvany’s employment agreement provides for the same severance provisions, non-competition and non-solicitation covenants as those of Mr. McNulty’s above.

Equity Compensation Plan Information

The following table provides information as of December 31, 2022, regarding SeqLL’s existing compensation plans under which equity securities are authorized for issuance:

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
2014 Equity Incentive Plan – Equity compensation plan approved by security holders	2,003,919	$1.88	1,496,081
Equity compensation plans not approved by security holders	—	—	—
Total	2,003,919	$1.88	1,496,081

SeqLL Inc. 2014 Equity Incentive Plan

SeqLL’s board of directors and SeqLL’s stockholders originally approved its 2014 Equity Incentive Plan (the “2014 Plan”) in April 2014. The 2014 Plan allows for the grant of equity-based awards to SeqLL’s and SeqLL’s affiliates’ officers, employees, directors and key persons. Upon the closing of the Merger, all future equity awards will be made under the 2023 Equity Incentive Plan.

Purpose.    The purpose of the 2014 Plan, as amended and restated, is to encourage and enable our and our affiliates’ officers, employees, directors and other key persons (including consultants and prospective employees) upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business to acquire a proprietary interest in SeqLL.

Eligibility.    Participants in the 2014 Plan may include full or part-time officers, employees, directors and key persons (including advisors and consultants) of SeqLL or SeqLL’s affiliates who are selected to receive awards from time to time by the administrator in its sole discretion.

Administration.    The 2014 Plan is administered by SeqLL’s compensation committee, or, if at any time SeqLL’s compensation committee is not in existence, SeqLL’s board of directors. In addition, to the extent applicable law permits, SeqLL’s board of directors may delegate any of its authority under the 2014 Plan to another committee or one or more officers, and SeqLL’s compensation committee may delegate any of its authority hereunder to a sub-committee or to one or more officers, except that no such delegation is permitted with respect to awards made to individuals who are subject to Section 16 of the Exchange Act unless the delegation is to another committee consisting entirely of “nonemployee directors” within the meaning of Rule 16b-3 of the Exchange Act. Subject to the provisions of the 2014 Plan, the administrator has the power to administer the plan, including but not limited to, the power to select the eligible officers, employees, directors, and key employees to whom awards are granted; to determine the number of shares to be covered by each award; to determine the terms and conditions of any award and to amend any outstanding award.

Authorized Shares.    As of December 31, 2022, a total of 3,500,000 shares of SeqLL’s common stock were authorized for issuance under the 2014 Plan, and at such date, stock grants of an aggregate of 2,003,919 shares had been made under the 2014 Plan, and 1,496,081 shares authorized under the 2014 Plan remained available for award purposes. All of the authorized shares may be issued pursuant to incentive stock options. The shares available for issuance may be authorized but unissued shares or shares reacquired by us and held in its treasury. The share reserve under the 2014 Plan is depleted by the maximum number of shares, if any, that may be issuable under an award as determined at the time of grant. However, awards that may only be settled in cash (determined at the time of grant) do not deplete the share reserve.

If (i) an award lapses, expires, terminates or is cancelled without the issuance of shares, (ii) it is determined during or at the conclusion of the term of an award that all or some portion of the shares with respect to which the award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iii) shares are forfeited under an award, (iv) shares are issued under any award and we subsequently reacquire them pursuant to rights reserved upon the issuance, (v) an award or a portion thereof is settled in cash, or shares are withheld by SeqLL in payment of the exercise price or withholding taxes of an award, then such shares will be recredited to the reserve and may again be used for new awards. However, shares recredited to reserve pursuant to clause (iv) in the preceding sentence may not be issued pursuant to incentive stock options.

Adjustments to Shares.    If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in SeqLL’s capital stock, the outstanding shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of SeqLL, or additional shares or new or different shares or other securities of SeqLL or other non-cash assets are distributed with respect to such shares or other securities, or, if, as a result of any merger, consolidation or sale of all or substantially all of SeqLL’s assets, the outstanding shares are converted into or exchanged for a different number or kind of securities of SeqLL or any successor entity (or a parent or subsidiary thereof), the administrator will make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the 2014 Plan; (ii) the number and kind of shares or other securities subject to any then outstanding awards under the 2014 Plan; and (iii) the exercise price for each share subject to any then outstanding stock options. The administrator also may adjust the number of shares subject to outstanding awards and the exercise price and the terms of outstanding awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the administrator that such adjustment is appropriate to avoid distortion in the operation of the 2014 Plan, subject to the limitations described in the 2014 Plan.

Effect of a Sale Event.    Unless otherwise provided in an award or other agreement, upon a “sale event,” if the successor or surviving corporation (or parent thereof) so agrees, then, without the consent of any holder of an award (or other person with rights in an award), some or all outstanding awards may be assumed, or replaced with the same type of award with similar terms and conditions, subject to adjustments described in the 2014 Plan, by the successor or surviving corporation (or parent thereof) in the sale event. A “sale event” is generally defined for this purpose as (i) any person becoming the beneficial owner of 50% or more of the combined voting power of SeqLL’s then-outstanding securities (subject to exceptions and other limitations scribed in the 2014 Plan), (ii) SeqLL’s stockholders approving a plan of complete liquidation or dissolution of SeqLL, (iii) the consummation of (a) an agreement for the sale or disposition of all or substantially all of SeqLL’s assets (other than to certain excluded persons), (b) a merger, consolidation or reorganization of our company with or involving any other corporation (subject to specified exceptions), or (iv) a change in the majority of SeqLL’s board of directors that is not approved by a supermajority of the existing board. More detailed descriptions and additional information on limitations relating to each of these sale events are in the 2014 Plan.

If, after a sale event in which the awards are assumed or replaced, the award holder experiences a termination event as a result of a termination of service without cause, due to death or disability, or as a result of a resignation for good reason, in each case within 24 months after a sale event, then the award holder’s awards will be vested in full or deemed earned in full (assuming target performance, if applicable).

To the extent the awards are not assumed or replaced in the sale event, then, (i) each option will become immediately and fully vested and, unless the administrator determines otherwise, will be canceled on the sale event in exchange for a cash payment equal to the excess of the price paid in the sale event over the exercise price of the option, and all options with an exercise price lower than the price paid in the sale event will be canceled for no consideration, (ii) restricted stock and restricted stock units (not subject to performance goals) will be vested in full and settled, along with any accompanying dividend equivalent units, and (iii) all awards subject to performance goals with outstanding performance periods will be canceled in exchange for a cash payment equal to the amount that would have been due under the award if performance had been satisfied at the better of target or the performance trend through the sale event.

Limit on Director Awards.    The maximum value of awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid during the fiscal year to the non-employee director in respect of the director’s service as a member of SeqLL’s board of directors during such year (including service as a member or chair of any committees of the board), shall not exceed $800,000 in total value for the first year of service and $400,000 for future years of service (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes).

Types of Awards.    Awards under the 2014 Plan may consist of incentive stock options, non-qualified stock options, restricted stock awards, unrestricted stock awards, restricted stock units, or any combination of those awards. Some provisions of the 2014 Plan relating to these award types are summarized below.

Stock Options.    A stock option is an award entitling the recipient to acquire shares, at such exercise price as determined by the administrator (which may not be lower than the fair market value of the underlying shares on the date of grant) and subject to such restrictions and conditions as the administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. Stock options granted under the 2014 Plan may be either non-qualified stock options or incentive stock options. Incentive stock options may be granted only to SeqLL’s employees or employees of SeqLL’s subsidiaries, and must certain requirements specified in the 2014 Plan and the Code. Stock options will become exercisable at such time or times as determined by the administrator at or after the grant date and set forth in the stock option agreement. The administrator may at any time accelerate the exercisability of all or any portion of any stock option.

Restricted Stock.    A restricted stock award is a grant (or sale, at such purchase price as determined by the administrator) of shares that are subject to such restrictions and conditions as the administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) or achievement of pre-established performance goals and objectives. The terms and conditions of each such agreement shall be determined by the administrator.

Unrestricted Stock.    The administrator may grant (or sell at par value or such higher purchase price determined by the administrator) unrestricted shares, in respect of past services, in exchange for cancellation of a compensation right, as a bonus, or any other valid consideration, or in lieu of any cash compensation due to such individual.

Restricted Stock Units and Dividend Equivalent Units.    The administrator may grant restricted stock units representing the right to receive a future payment of cash, the amount of which is determined by reference to SeqLL’s shares, shares or a combination of cash and shares. The administrator will determine all terms and conditions of an award of restricted stock units, including but not limited to the number granted, in what form they will be settled, whether performance goals must be achieved for the restricted stock units to be earned, the length of any vesting or performance period and the date of payment, and whether the grant will include dividend equivalent units. The administrator will determine all terms and conditions of an award of dividend equivalent units, including whether payment will be made in cash or shares. However, no dividend equivalent units may be paid with respect to restricted stock units that are not earned or that do not become vested.

Termination of Employment or Service.    Except as otherwise provided in any award agreement or an award holder’s employment offer letter, severance letter or services agreement, or as determined by administrator at the time of the award holder’s termination of employment or service:

•        If the termination is for cause, the award holder will forfeit all outstanding awards immediately upon termination and will not be permitted to exercise any stock options following termination.

•        If the termination is due to the award holder’s death or disability (when the award holder could not have been terminated for cause), the award holder will forfeit the unvested portion of any award, and any vested stock options will remain exercisable until the earlier of the original stock option expiration date or 12 months from the date of termination.

•        If the termination was for any reason other than cause, death or disability (when the award holder could not have been terminated for cause), the award holder will forfeit the unvested portion of any award, and any vested stock options will remain exercisable until the earlier of the original stock option expiration date or three months from the date of termination.

Term of Plan and Plan Amendments.    The 2014 Plan will continue until all shares reserved for issuance under the 2014 Plan have been issued, or, if earlier, until such time as the administrator terminates the 2014 Plan as described below. No incentive stock options may be granted after the 10 year anniversary of the date of stockholder approval of the amendment and restatement of the 2014 Plan unless the stockholders have approved an extension.

SeqLL’s board of directors may, at any time, amend, terminate or discontinue the 2014 Plan, except that SeqLL’s stockholders must approve any amendment to the extent approval is required by Section 16 of the Exchange Act, the Code, the listing requirements of any principal securities exchange or market on which SeqLL’s shares are then traded or any other applicable law. In addition, stockholders must approve any amendment to the 2014 Plan that would materially increase the number of shares reserved (except as permitted by the adjustment provisions of the 2014 Plan) or that would diminish the protections afforded by the anti-repricing provisions of the 2014 Plan.

Any termination of the 2014 Plan will not affect the authority of SeqLL’s board of directors and the administrator to administer outstanding awards or affect the rights of award holders with respect to awards previously granted to them.

Award Amendments, Cancellation and Disgorgement.    Subject to the anti-repricing and other requirements of the 2014 Plan, the administrator may modify, amend or cancel any award. However, except as otherwise provided in the 2014 Plan or an award agreement, the consent of the award holder is required to any amendment that materially diminishes the holder’s rights under the award. The 2014 Plan includes exceptions to the consent requirement for actions necessary to comply with applicable law or the listing requirements of securities exchanges, to preserve favorable accounting or tax treatment of any award for SeqLL or to the extent the administrator determines that an action does not materially and adversely affect the value of the award or is in the best interest of the affected award holder or any other person who has an interest in the award.

The administrator has full power and authority to terminate or cause an award holder to forfeit an award, and require an award holder to disgorge to SeqLL, any gains attributable to the award, if the award holder engages in any action constituting, as determined by the administrator in its discretion, cause for termination, or a breach of any award agreement or any other agreement between the award holder and SeqLL or one of its affiliates concerning noncompetition, non-solicitation, confidentiality, trade secrets, intellectual property, non-disparagement or similar obligations. In addition, any awards granted pursuant to the 2014 Plan, and any shares issued or cash paid pursuant to an award, will be subject to any recoupment or claw-back policy that is adopted by us from time to time, or any recoupment or similar requirement otherwise made applicable to us by law, regulation or listing standards.

Repricing and Backdating Prohibited.    Notwithstanding anything in the 2014 Plan to the contrary, and except for the adjustments provided for in the 2014 Plan, neither the administrator nor any other person may (i) amend the terms of outstanding stock options to reduce the exercise or grant price of such outstanding stock options; (ii) cancel outstanding stock options in exchange for stock options with an exercise or grant price that is less than the exercise or grant price of the original stock options; or (iii) cancel outstanding stock options with an exercise or grant price above the current fair market value of a share in exchange for cash or other securities. In addition, the administrator may not make a grant of a stock option with a grant date that is effective prior to the date the administrator takes action to approve the award.

Incentive Plan Awards

The following table sets forth information relating to stock option grants made to SeqLL’s executive officers during the fiscal year ended December 31, 2022.

	Date of Option Grant	# of Options	Fair Value ($)(1)
Daniel Jones	January 13, 2022	200,000	$178,179
John W. Kennedy	January 13, 2022	150,000	133,634

____________

(1)      Reflects the aggregate fair value computed in accordance with the provisions of the Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718. See Note 2 to SeqLL’s consolidated financial statements for the year ended December 31, 2022 included in this proxy statement regarding assumptions underlying the valuation of equity awards. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding equity awards to SeqLL’s executive officers as of December 31, 2022.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or Units of Stock that have not Vested
Daniel Jones	178,378	—	$2.46	9/5/2028	—	$—
Daniel Jones	200,000	200,000	1.73	1/13/2032	—	—
John W. Kennedy	135,136	—	$2.46	9/5/2028	—	—
John W. Kennedy	100,000	—	$2.52	12/6/2031	—	—
John W. Kennedy	150,000	150,000	1.73	1/13/2032	—	—

Director Compensation

General.    The following discussion describes the significant elements of the existing compensation program for members of SeqLL’s current board of directors and its committees. The compensation of SeqLL’s directors is designed to attract and retain committed and qualified directors and to align their compensation with the long-term interests of SeqLL’s stockholders. Directors who are also executive officers (each, an “Excluded Director”) will not be entitled to receive any compensation for his or her service as a director, committee member or Chair of our board of directors or of any committee of SeqLL’s board of directors.

Director Compensation Arrangements.    SeqLL’s existing non-employee director compensation program is designed to attract and retain qualified individuals to serve on SeqLL’s board of directors. SeqLL’s board of directors, on the recommendation of its compensation committee, will be responsible for reviewing and approving any changes to the directors’ compensation arrangements. In consideration for serving on SeqLL’s board of directors, each director (other than Excluded Directors) will be paid an annual retainer. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred while serving as directors.

SeqLL’s board of directors has approved the following compensation program for the non-employee members of SeqLL’s pre-Merger board of directors.

Cash Compensation.    Under such program, SeqLL will pay each non-employee director a cash fee, payable quarterly, of $4,167 per month for service on SeqLL’s pre-Merger board of directors.

Equity Awards.    Each non-employee director will receive a one-time initial stock option award for 16,216 shares of SeqLL’s common stock, which options shall vest in arrears in two equal tranches on the first and second anniversaries of service on SeqLL’s Board. Each non-employee director shall also be eligible to receive grants of stock options, each in an amount designated by the compensation committee of SeqLL’s board of directors, from any equity compensation plan approved by the compensation committee of SeqLL’s pre-Merger Board.

In addition to such compensation, SeqLL will reimburse each non-employee director for all pre-approved expenses within 30 days of receiving satisfactory written documentation setting out the expense actually incurred by such director. These include reasonable transportation and lodging costs incurred for attendance at any meeting of SeqLL’s board of directors.

The following table sets forth the director compensation SeqLL accrued in the year ended December 31, 2022 (excluding compensation to SeqLL’s executive officers set forth in the summary compensation table above).

Name	Fees Earned or Paid in Cash		Option Awards(2)	Total ($)
Douglas Miscoll	$50,000		$66,441	$116,441
David Pfeffer	60,000	(1)	66,441	126,441
Patrice M. Milos, Ph.D.	50,000		66,441	116,441
	—		—	—
Total:	$160,000		$199,322	$359,322

____________

(1)      Of the amount reported in the “Fees or Paid in Cash” column, $10,000 was deferred to and paid in 2023.

(2)      Reflects the aggregate fair value computed in accordance with the provisions of the Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718. See Note 2 to SeqLL’s consolidated financial statements for the year ended December 31, 2022 included in this proxy statement regarding assumptions underlying the valuation of equity awards. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the named director upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

TRANSACTIONS WITH RELATED PERSONS

Other than as disclosed below, as of the date of this proxy statement, there are no material arrangements, agreements and transactions since January 1, 2021, or any currently proposed transactions, in which SeqLL, Atlantic or Lyneer was or is to be a participant and in which any person who will serve as an executive officer or director of the combined company following the Merger had or will have a direct or indirect material interest (other than compensation described under “Compensation of Executive Officers and Directors”).

At December 31, 2022, SeqLL had the following outstanding payables to affiliated parties for past services:

December 31, 2022
Genomic Diagnostic Technologies	$925
St. Laurent Institute	232,418
St. Laurent Realty, Inc.	7,558
Total related party payables	$240,901

The above entities are affiliated with (i) William C. St. Laurent, a former member of SeqLL’s board of directors, (ii) relatives of Mr. St. Laurent or (iii) entities controlled by the St. Laurent family, who are controlling shareholders of SeqLL. St. Laurent Realty, Inc. and Genomic Diagnostic Technologies assisted SeqLL by previously providing corporate accounting support; St. Laurent Institute, a non-for-profit company, provided bioinformatics specialist support for certain sequencing services.

From April 29, 2019 to April 29, 2020, SeqLL issued a series of non-convertible promissory notes (the “Promissory Notes”) to St. Laurent Investments LLC amounting to $1,375,000. The Promissory Notes had a one-year term with interest accruing at 10% per annum. In October 2021, SeqLL entered into an agreement with St. Laurent Investments LLC to reduce the interest on $1,375,000 principal amount of the Promissory Notes from 10% to 5% per year starting on October 1, 2021. In June 2022, SeqLL entered into an agreement with St. Laurent Investments LLC to extend the maturity date of the $1,375,000 Promissory Note to July 31, 2024.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of SeqLL’s common stock as of May 1, 2023 by:

•        each person known by us to be a beneficial owner of more than 5% of SeqLL’s outstanding common stock;

•        each of SeqLL’s current directors;

•        each of SeqLL’s current executive officers; and

•        all current directors and executive officers of SeqLL as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after May 1, 2023. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as indicated by footnote, to SeqLL’s knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The applicable percentage ownership is based on 13,886,379 shares of common stock outstanding as of May 1, 2023.

Unless otherwise noted below, the address of the persons listed on the table is c/o SeqLL Inc., 3 Federal Street, Billerica, Massachusetts 01821.

Name and Address of Beneficial Owner	Number of Shares	Percentage
Executive Officers and Directors
Daniel Jones(1)	2,633,243	18.6%
John W. Kennedy(2)	282,010	2.0
Frances Scally	—	—
Dr. Patrice M. Milos(3)	62,027	*
Douglas Miscoll(4)	138,174	1.0
David Pfeffer(5)	61,216	*
All directors and executive officers as a group (6 persons)	3,176,670	21.8

5% Stockholders
William C. St. Laurent(6)	3,981,206	27.6
St. Laurent Investments, LLC(7)	2,054,403	14.3
Wendy St. Laurent(8)	744,243	5.4

____________

*        Represents beneficial ownership of less than 1%.

(1)      Includes (i) 2,392,365 shares of common stock and (ii) 240,878 shares of common stock issuable upon the exercise of currently exercisable stock options.

(2)      Represents shares of common stock issuable upon the exercise of currently exercisable stock options.

(3)      Includes (i) 10,000 shares of common stock and (ii) 52,027 shares of common stock issuable upon the exercise of currently exercisable stock options.

(4)      Includes (i) 54,729 shares of common stock and (ii) 83,445 shares of common stock issuable upon the exercise of currently exercisable stock options.

(5)      Includes (i) 20,000 shares of common stock and (ii) 41,216 shares of common stock issuable upon the exercise of currently exercisable stock options.

(6)      Includes (i) 16,216 shares of common stock issuable upon the exercise of currently exercisable stock options and (ii) 744,243 shares of common stock held by Mr. St. Laurent’s spouse, (iii) 2,054,403 shares of common stock beneficially owned by St. Laurent Investments LLC, (iv) 583,172 shares of common stock beneficially owned by the Georges C. St. Laurent III Descendants’ Trust and (v) 583,172 shares of common stock beneficially owned by the William C. St Laurent Descendant’s Trust. The address of Mr. St. Laurent is 120 NE 136 Avenue, Vancouver, WA 98684.

(7)      Includes (i) 1,530,583 shares of common stock, and (ii) 523,820 shares of common stock issuable upon the exercise of currently exercisable warrants. William C. St. Laurent is the managing member of St. Laurent Investments, LLC and, as a result, may be deemed to have voting and investment power with respect to the shares held by St. Laurent Investments, LLC. The address of St. Laurent Investments, LLC is 120 NE 136 Avenue, Vancouver, WA 98684.

(8)      The address of Wendy St. Laurent is 120 NE 136 Avenue, Vancouver, WA 98684.

Security Ownership of Combined Company After the Merger

The following table sets forth information regarding beneficial ownership of the voting shares of the combined company following the Merger by (i) each of the persons who will serve as directors and executive officers of the combined company, (ii) all of the persons who will serve as directors and executive officers of the combined company as a group and (iii) each person who is known by us who will beneficially own more than 5% of voting shares.

Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person listed below and the percentage ownership of such person, shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the closing of the Merger are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them. The applicable percentage ownership is based on 173,755,787 shares of common stock that are expected to be outstanding immediately following the Merger, based upon 13,886,379 shares of SeqLL common stock outstanding as of June 1, 2023 plus an additional 159,866,898 shares of SeqLL common stock to be issued in the Merger, and does not give effect to any shares of SeqLL common stock to be issued in the Capital Raise, the number of which is not presently known, or any other shares of SeqLL common stock that may be issued between the date of this proxy statement and the closing of the Merger.

Name and Address of Beneficial Owner	Number of Shares	Percentage(1)
Executive Officers and Directors
Prateek Gattani(2)	62,500,000	36.0%
Robert B. Machinist(3)	14,467,621	8.3%
Jeffrey Jagid(3)	14,467,621	8.3%
Christopher Broderick(3)	5,787,011	3.3%
Michael Tenore(3)	2,893,517	1.7%
Jeffrey Kurtz(3)	0	*
David Solimine(3)	0	*
David Pfeffer(4)	61,216	*
All directors and executive officers as a group (8 persons)	100,117,811	57.6%

5% Stockholders
SAB Management LLC (3)(5)	14,467,621	8.3%

____________

*        Represents ownership of less than one (1%) percent.

(1)      The applicable percentage is based on 173,755,787 shares of common stock to be outstanding on an assumed value of $0.864 per share. This does not give effect to the proposed Reverse Stock Split of up to 1 for 30 shares of common stock, nor the proposed Capital Raise of $75 million, which would result in the issuance of an additional 86,805,556 shares of common stock, resulting in an aggregate of 260,561,343 shares outstanding.

(2)      The address of Mr. Gattani, the Chairman of the Board, is IDC Technologies, Inc. (IDC), 920 Hillview Court, Suite 250, Milpitas, California 95035. These shares will be issued to IDC upon the completion of the Merger. Mr. Gattani holds the power to vote and dispose of these shares.

(3)      The address of this person will be c/o Atlantic International Corp., 270 Sylvan Avenue, Suite 2230, Englewood Cliffs, New Jersey 07632.

(4)      Includes (i) 20,000 shares of common stock and (ii) 41,216 shares of common stock issuable upon the exercise of currently exercisable stock options. The address of this person is c/o SeqLL Inc., 3 Federal Street, Billerica, Massachusetts 01821.

(5)      Andrew Bressman, who will serve as Strategic Advisor to the Company upon completion of the Merger, is the Managing Member of SAB Management LLC and has the power to vote and dispose of these shares.

SUBMISSION OF STOCKHOLDER PROPOSALS

Only such business will be conducted at the special meeting as will have been brought by the board of directors of SeqLL before the special meeting pursuant to the attached “Notice of Special Meeting of Stockholders.”

WHERE YOU CAN FIND MORE INFORMATION

SeqLL files annual and quarterly reports and other reports and information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including SeqLL, that file electronically with the SEC. The public can obtain any documents that SeqLL files electronically with the SEC at http://www.sec.gov. SeqLL will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the SEC.

SeqLL has supplied all information contained in this proxy statement relating to it, Atlantic has supplied all information contained in this proxy statement relating to it and Lyneer has supplied all information contained in this proxy statement relating to it.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of this proxy statement and any of the annexes incorporated by reference in this document or other information concerning the special meeting, without charge, by requesting them in writing or by telephone from SeqLL at the following address and telephone number:

SeqLL Inc.

3 Federal Street

Billerica, MA 01821

Attn: Investor Relations

Tel: (781) 460-6011

In order to receive timely delivery of the documents in advance of the special meeting, you must make your request for information no later than five business days prior to the special meeting.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. THE PARTIES HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.

THIS PROXY STATEMENT IS DATED [        ], 2023. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

FINANCIAL STATEMENTS

LYNEER INVESTMENTS LLC

SeqLL Inc.
Condensed Consolidated Balance Sheets

	March 31, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$5,043,851	$2,180,525
Marketable securities	1,531,574	4,036,014
Accounts receivable, net of allowance for doubtful accounts of $24,507 and $6,016 as of March 31, 2023 and December 31, 2022, respectively	2,723	21,214
Other receivables	—	60,000
Inventory	—	165,852
Prepaid expenses	120,900	171,859
Total current assets	6,699,048	6,635,464
Other assets
Property and equipment, net	561,750	530,108
Operating lease right-of-use asset	1,097,392	1,129,715
Other assets	111,098	118,954
Total assets	$8,469,288	$8,414,241

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$886,122	$622,436
Accrued expenses	448,491	495,462
Current portion of operating lease liability	137,478	110,114
Total current liabilities	1,472,091	1,228,012

Non-current liabilities
Operating lease liability, less current portion	1,396,345	1,444,343
Non-convertible promissory notes – long-term	1,375,000	1,375,000
Total non-current liabilities	2,771,345	2,819,343

Total liabilities	4,243,436	4,047,355

Commitments and contingencies (Note 10)

Stockholders’ equity
Preferred stock, $0.00001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.00001 par value; 80,000,000 shares authorized; 13,886,379 and 11,886,379 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	139	119
Additional paid-in capital	24,434,824	22,853,000
Accumulated deficit	(20,227,050)	(18,508,684)
Accumulated other comprehensive income	17,939	22,451
Total stockholders’ equity	4,225,852	4,366,886
Total liabilities and stockholders’ equity	$8,469,288	$8,414,241

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SeqLL Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	Three months ended March 31,
	2023	2022
Revenue
Sales	$—	$—
Grant revenue	—	47,482
Total revenue	—	47,482

Cost of sales	—	—

Gross profit	—	47,482

Operating expenses
Research and development	776,720	334,670
General and administrative	981,107	584,872
Total operating expenses	1,757,827	919,542

Operating loss	(1,757,827)	(872,060)

Other (income) and expenses
Investment income	(56,267)	—
Unrealized gain on equity marketable securities	—	(54,508)
Realized loss on equity marketable securities	—	106,324
Other income	—	(2,728)
Interest expense	16,806	16,806

Net loss	(1,718,366)	(937,954)
Other comprehensive income
Unrealized gain on marketable debt securities	17,569	—
Less: reclassification adjustment for net gains included in net loss	(22,081)	—
Net change	(4,512)	—

Total comprehensive loss	$(1,722,878)	$(937,954)

Net loss per share – basic and diluted	$(0.13)	$(0.08)

Weighted average common shares – basic and diluted	12,886,379	11,886,379

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SeqLL Inc.
Condensed Consolidated Statements of Changes in Stockholders’ Equity
For the Three Months ended March 31, 2023 and 2022
(Unaudited)

	Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance as of December 31, 2022	—	$—	11,886,379	$119	$22,853,000	$22,451	$(18,508,684)	$4,366,886
Stock-based compensation expense	—	—	—	—	82,594	—	—	82,594
Issuance of common stock, net of issuance costs of $300,750	—	—	2,000,000	20	1,499,230	—	—	1,499,250
Other comprehensive loss	—	—	—	—	—	(4,512)		(4,512)
Net loss	—	—	—	—	—	—	(1,718,366)	(1,718,366)
Balance as of March 31, 2023	—	$—	13,886,379	$139	$24,434,824	$17,939	$(20,227,050)	$4,225,852
	Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance as of December 31, 2021	—	$—	11,886,379	$119	$22,596,100	$—	$(14,413,851)	$8,182,368
Stock-based compensation expense	—	—	—	—	55,914	—	—	55,914
Net loss	—	—	—	—	—	—	(937,954)	(937,954)
Balance as of March 31, 2022	—	$—	11,886,379	$119	$22,652,014	$—	$(15,351,805)	$7,300,328

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SeqLL Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31,
	2023	2022
Cash Flows from Operating Activities
Net loss	$(1,718,366)	$(937,954)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	30,246	16,712
Write-off of obsolete inventory	165,852	—
Unrealized (gain)/loss on marketable equity securities	—	(54,508)
Realized (gain)/loss on marketable debt and equity securities	(48,072)	106,324
Provision for bad debts	78,491	—
Stock-based compensation	82,594	55,914
Non-cash lease expense	11,689	27,509
Changes in operating assets and liabilities:
Accounts receivable, net	—	1,200
Other receivables	—	(12,517)
Prepaid expenses	50,959	62,938
Inventory	—	(4,378)
Other assets	7,856	(60,762)
Accounts payable	263,686	(246,915)
Accrued expenses	(46,971)	16,013
Net cash used in operating activities	(1,122,036)	(1,030,424)

Cash Flows from Investing Activities
Purchases of lab equipment	(61,888)	(6,935)
Purchases of marketable equity securities	—	(590)
Sales of marketable equity securities	—	5,882,138
Maturity of marketable debt securities	2,548,000	—
Net cash provided by investing activities	2,486,112	5,874,613

Cash Flows from Financing Activities
Proceeds from issuance of common stock, net	1,499,250	—
Net cash provided by financing activities	1,499,250	—

Net increase in cash and cash equivalents	2,863,326	4,844,189

Cash and cash equivalents, beginning of period	2,180,525	4,015,128

Cash and cash equivalents, end of period	$5,043,851	$8,859,317

Supplemental disclosure of cash flow information and non-cash financing transactions
Right-of-use asset acquired through operating lease	$—	$1,481,646

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SeqLL Inc.
Notes to Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2023 and 2022
(Unaudited)

Note 1 — Nature of Operations and Basis of Presentation

SeqLL Inc. was incorporated as a Delaware corporation on April 3, 2014. On April 8, 2014, SeqLL Inc. acquired a 100% ownership interest in SeqLL, LLC (“Subsidiary”), a domestic limited liability company formed on March 11, 2013 in the State of Massachusetts. SeqLL Inc. is a holding company of the Subsidiary (together the “Company”, SeqLL”, “we”, “us” or “our”) and is a life sciences company focused on the development and application of innovative genetic analysis technologies and the monetization of that technology and related intellectual property. The Subsidiary owns technology to enable the analysis of large volumes of genetic material by directly sequencing single molecules of DNA or RNA. The Subsidiary’s principal office is located in Billerica, Massachusetts.

Common Stock Issuance

On February 15, 2023, the Company issued 2,000,000 shares of common stock to investors at a price of $0.90 per share. The gross proceeds of the issuance was $1,800,000. The Company incurred offering costs of $300,750.

Notice from the Nasdaq Stock Market

On June 21, 2022, SeqLL received notice from The Nasdaq Stock Market (“Nasdaq”) indicating that, because the closing bid price for its common stock has fallen below $1.00 per share for 30 consecutive business days, the Company no longer complies with the $1.00 minimum bid price requirement for continued listing. Initially, the Company had approximately 180 days to regain its compliance with the Nasdaq.

On December 20, 2022, the Company filed with, and received notice from, the Nasdaq that the Company is eligible for an additional 180-day period, in other words, until June 19, 2023, to regain its Nasdaq compliance.

The notification of noncompliance has no immediate effect on the listing or trading of the Company’s common stock or its warrants to purchase common stock under the symbols “SQL” and “SQLLW,” respectively. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days.

If the Company does not regain compliance by June 19, 2023, and it has been determined that the Company will not be able to cure the deficiency, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. The Company would have the right to appeal a determination to delist its common stock, and the common stock would remain listed on The Nasdaq Capital Market until the completion of the appeal process.

Risks and Uncertainties

The Company is subject to a number of risks similar to other companies in its industries, including rapid technological change, competition from larger pharmaceutical and biotechnology companies and dependence on key personnel.

Results of operations may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond the Company’s control. The Company’s business could be impacted by, among other things, downturns in the financial markets or in economic conditions, inflation, increases in interest rates, the ongoing effects of the COVID-19 pandemic, including resurgences and the emergence of new variants, and geopolitical instability, such as the military conflict in the Ukraine. The Company cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact the Company’s business.

Basis of Presentation

The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, SeqLL, LLC. All intercompany accounts and transactions have been eliminated in consolidation. The accompanying unaudited condensed consolidated financial statements of the Company have been

SeqLL Inc.
Notes to Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2023 and 2022
(Unaudited)

Note 1 — Nature of Operations and Basis of Presentation (cont.)

prepared on the same basis as the annual audited consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of the Company’s condensed consolidated financial position as of March 31, 2023 and its results of operations for the three-month periods ended March 31, 2023 and 2022, and changes in shareholders’ equity and cash flows for the periods presented. The results disclosed in the condensed consolidated statements of operation for the three-months ended March 31, 2023 are not necessarily indicative of the results that may be expected for the year ending December 31, 2023. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2022 filed with the Securities and Exchange Commission.

Note 2 — Significant Accounting Policies

During the three-month period ended March 31, 2023, there were no changes to the significant accounting policies in relation to what was described in the Annual Report on Form 10-K for the year ended December 31, 2022, other than the items noted in the Recently Adopted Accounting Standards section below.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Significant estimates include but are not limited to share-based compensation expense and research and development accruals. Actual results could differ from those estimates and changes in estimates may occur.

Investments in marketable securities

The Company accounts for its investments in debt securities in accordance with Accounting Standards Codification (“ASC”) 320, Investments — Debt Securities (“ASC 320”). Debt securities, which are comprised of investments in U.S. Treasury Securities, are measured at fair value, based on quoted market prices. As the Company has classified its investments in debt securities as available-for-sale, the Company recognizes all unrealized gains and losses in other comprehensive income, net of tax, and recognizes all realized gains and losses in net income/loss within the Company’s consolidated statement of operations and comprehensive loss.

The Company accounts for its investments in equity securities in accordance with ASC 321, Investments — Equity Securities (“ASC 321”). Equity securities, which are comprised of investments in mutual funds shares, are measured at fair value, based on quoted market prices, with all gains and losses reported in net income/loss within the Company’s consolidated statement of operations and comprehensive loss.

The Company may sell its debt or equity securities in response to changes in interest rates, risk/reward characteristics, liquidity needs or other factors

Accounts Receivable, net

Trade accounts receivable are recorded at the net invoice value and are not interest-bearing. Receivables are considered past due based on the contractual payment terms. The Company reserves a percentage of its trade receivable balance based on collection history and current economic trends that it expects will impact the level of credit losses over the life of the Company’s receivables. These reserves are re-evaluated on a regular basis and adjusted, as needed. Once a receivable is deemed to be uncollectible, such balance is charged against the reserve. As of March 31, 2023, the Company has recorded a reserve of $24,507 related to the potential likelihood of not collecting its receivables.

SeqLL Inc.
Notes to Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2023 and 2022
(Unaudited)

Note 2 — Significant Accounting Policies (cont.)

Inventory

Inventory consists of finished goods, work-in-process and raw materials and is valued at the lower of cost or net realizable value, determined by the first-in, first-out (“FIFO”) method. As the Company manufactures the finished goods and work-in-process materials, overhead costs are included in inventory. The Company evaluates the carrying cost of finished goods, work-in-process, and raw materials items. To the extent that such costs exceed future demand estimates and/or exhibit historical turnover at rates less than current inventory levels, the Company reduces the carrying value of the applicable inventories. Inventory consisted of the following:

	March 31, 2023	December 31, 2022
Raw materials	$—	$114,175
Work in process	—	51,677
Total inventory	$—	$165,852

In March of 2023, the Company performed a detailed evaluation of its inventory and given the lack of sales activity in prior periods, the Company has written off this inventory as of March 31, 2023.

Share-based Compensation

The Company’s share-based compensation program grant awards include stock options and restricted stock units. The fair value of stock option grants is estimated as of the date of the grant using the Black-Scholes option pricing model. The fair value of restricted stock units is based on the fair value of the Company’s common stock on the date of the grant. The fair value of the share-based awards are then expensed over the requisite service period, generally the vesting period, for each award.

The Company’s expected stock price volatility assumption is based on the volatility of comparable public companies. The expected term of a stock option granted to employees and directors (including non-employee directors) is based on the average of the contractual term (generally 10 years) and the vesting period. For non-employee options, the expected term is the contractual term. The risk-free interest rate is based on the yield of U.S. Treasury securities consistent with the life of the option. The expected dividend yield was set to zero as the Company does not pay dividends on its common stock and there was no expectation of doing so as of the respective grant dates. The Company recognizes forfeitures related to share-based awards as they occur.

The Company has periodically granted stock options and restricted stock units to non-employees for services pursuant to the Company’s stock plans at the fair market value on the respective dates of grant. Should the Company terminate any of its consulting agreements, the unvested options underlying the agreements would be cancelled. For awards granted to non-employees, compensation expense is recognized over the vesting period of the awards, which is generally the period services are rendered by such non-employees.

The assumptions used in determining the fair value of share-based awards granted in three-month period ended March 31, 2023 are as follows:

March 31, 2023
Risk-free interest rate	3.59% – 4.13%
Expected option life	6 – 6.1 years
Expected dividend yield	0%
Expected stock price volatility	57%

SeqLL Inc.
Notes to Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2023 and 2022
(Unaudited)

Note 2 — Significant Accounting Policies (cont.)

Segments

The Company operates in a single business segment that includes the design, development, and manufacturing of genetic analysis technologies.

Leases

In the first quarter of 2022, the Company adopted ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). The Company assesses its contracts at inception to determine whether the contract contains a lease, including evaluation of whether the contract conveys the right to control an explicitly or implicitly identified asset for a period of time. The Company has recognized right-of-use assets and lease liabilities that represent the net present value of future operating lease payments utilizing a discount rate corresponding to the Company’s incremental borrowing rate and amortizing over the remaining terms of the leases. The Company accounts for leases of less than 12 months as short-term leases.

Net Loss per Share

Basic net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock outstanding for the period, without consideration for potentially dilutive securities if their effect is antidilutive. Diluted net loss per share is computed by dividing the net loss by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding for the period determined using the treasury stock and if-converted methods. Dilutive common stock equivalents are comprised of restricted stock units, options outstanding under the Company’s stock option plan, and warrants. For all periods presented, there is no difference in the number of shares used to calculate basic and diluted shares outstanding as inclusion of the potentially dilutive securities would be antidilutive.

The following potential shares of common stock were not considered in the computation of diluted net loss per share as their effect would have been antidilutive:

	March 31,
	2023	2022
Restricted stock units	553,000	—
Stock options	2,545,925	2,003,919
Warrants for common stock	4,388,185	4,393,396

Recently Adopted Accounting Standards

In June 2016, the FASB issued Accounting Standards Update No. 2016-13, Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires measurement and recognition of expected credit losses for financial assets. In April 2019, the FASB issued clarification to ASU 2016-13 within ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, or ASU 2016-13. The guidance is effective for fiscal years beginning after December 15, 2022. The Company adopted this standard on January 1, 2023, which had no material impact on the Company’s condensed consolidated financial statements.

Recently Issued Accounting Standards

The Company does not believe that any recently issued but not yet effective accounting pronouncements will have a material effect on the accompanying condensed consolidated financial statements.

SeqLL Inc.
Notes to Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2023 and 2022
(Unaudited)

Note 3 — Accrued Expenses

Accrued expenses consisted of the following:

	March 31, 2023	December 31, 2022
Accrued interest	$323,627	$306,821
Accrued bonuses	36,450	135,000
Other	88,414	53,641
	$448,491	$495,462

Note 4 — Fair Value Measurements

The accounting guidance defines fair value, establishes a consistent framework for measuring fair value and requires disclosure for each major asset and liability category measured at fair value on either a recurring or non-recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1:      Observable inputs such as quoted prices in active markets.

Level 2:      Inputs, other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3:      Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The following table summarizes fair value measurements by level on March 31, 2023 of the Company’s assets measured at fair value on a recurring basis:

	Fair Value Measurements Using
	Fair Value	Level 1	Level 2	Level 3
U.S. government and agency obligations	$1,531,574	$1,531,574	—	—

The following table summarizes fair value measurements by level on December 31, 2022 of the Company’s assets measured at fair value on a recurring basis:

	Fair Value Measurements Using
	Fair Value	Level 1	Level 2	Level 3
U.S. government and agency obligations	$4,036,014	$4,036,014	—	—

There were no assets or liabilities measured at fair value on a non-recurring basis during the three months ended March 31, 2023 or 2022.

The carrying values of financial instruments such as accounts receivable, net, other receivables, accounts payable, and accrued expenses approximated fair value as of March 31, 2023 and December 31, 2022 due to their short-term maturities. The carrying value of the Company’s Non-Convertible Promissory Note approximated its fair value as of March 31, 2023 and December 31, 2022.

SeqLL Inc.
Notes to Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2023 and 2022
(Unaudited)

Note 5 — Share-based Compensation

The Company’s 2014 Equity Incentive Plan (the “2014 Plan”) permits the grant of options and restricted stock units for its common stock and shares of common stock to its employees, board members and consultants for up to 3,500,000 shares.

As of March 31, 2023, there were 401,075 shares available for future issuance under the 2014 Plan. Generally, option awards are granted with an exercise price equal to the fair value of the Company’s stock at the date of grant and vest over a period of three to four years. No option may have a term in excess of ten years from the option grant date. Certain option and share awards provide for accelerated vesting if there is a change in control (as defined by the 2014 Plan). The weighted average grant date fair value of options granted in the three-month periods ended March 31, 2023 and March 31, 2022 were $0.29 and $0.89 per share, respectively.

The stock option activity for the period ended March 31, 2023 is as follows:

	Number of Options	Weighted- Average Exercise Price per Share	Weighted Average Remaining Contractual Term (in Years)
Outstanding as of December 31, 2022	2,003,919	$1.88	7.09
Granted	542,006	$0.50	10.00
Outstanding of March 31, 2023	2,545,925	$1.59	7.48
Exercisable at March 31, 2023	1,249,110	$1.99	5.67

The restricted stock award activity for the period ended March 31, 2023 is as follows:

	Number of Shares	Weighted- Average Exercise Price per Share	Weighted Average Remaining Contractual Term (in Years)
Outstanding as of December 31, 2022	—	$—	—
Granted	553,000	$0.64	10.00
Outstanding of March 31, 2023	553,000	$0.64	9.92
Exercisable at March 31, 2023	—	$—	—

All of the restricted stock units outstanding belong to the Company’s employees, and cliff vest over a term of three years.

During the three-month periods ended March 31, 2023 and 2022, the Company recorded $82,594 and $55,914, respectively, of share-based compensation associated with vesting of stock options and restricted stock units, of which $51,520 and $38,746 were included in general and administrative expenses for the three-month periods ended March 31, 2023 and 2022, respectively, and $31,074 and $17,168 were included in research and development expenses for the three-month periods ended March 31, 2023 and 2022, respectively. As of March 31, 2023, there was approximately $793,443 and $344,089 of unrecognized compensation expense related to unvested stock options and restricted stock units, respectively, which will be recognized over a weighted average period of approximately 1.50 and 1.59 years, respectively.

SeqLL Inc.
Notes to Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2023 and 2022
(Unaudited)

Note 6 — Related Party Transactions

At March 31, 2023 and December 31, 2022, the Company had the following outstanding payables, which are included within the Company’s accounts payable above, to affiliates of its shareholders for past services:

	March 31, 2023	December 31, 2022
Genomic Diagnostic Technologies	$—	$925
St. Laurent Institute	90,362	232,418
St. Laurent Realty, Inc.	7,558	7,558
Total related party payables	$97,920	$240,901

The above entities are affiliated with (1) William C. St. Laurent, a former member of the Company’s board of directors, (2) relatives of Mr. St. Laurent or (3) entities controlled by the St. Laurent family. St. Laurent Realty, Inc. and Genomic Diagnostic Technologies assisted the Company by previously providing corporate accounting support; St. Laurent Institute, a non-for-profit company, provided bioinformatics specialist support for certain sequencing services.

Note 7 — Notes Payable

The Company entered into a series of convertible promissory notes (the “Convertible Notes”) through April 8, 2019, with certain preferred stockholders amounting to $905,000. The Convertible Notes had a one-year term and accrued interest at 10% per annum. The Convertible Notes were convertible at the lower of $3.10 per share or a 20% discount to the share price paid by the purchasers of equity securities in the Company’s next Qualified Financing, as defined in the convertible note agreements.

From April 29, 2019 to April 29, 2020, the Company entered into a series of non-convertible promissory notes (the “Promissory Notes”) with a certain preferred stockholder amounting to $1,375,000. The Promissory Notes had a one-year term with interest accruing at 10% per annum.

In November and December 2020, the Company issued senior secured convertible promissory notes to a third-party investor amounting to $200,000. These notes accrued interest at 10% per annum, were to be repaid at the earlier of December 31, 2022, or the Company’s next qualified financing of a minimum of $7.5 million (as defined in the notes agreement), and were convertible into the Company’s common stock at $3.75 per share.

On December 31, 2020, the Company issued a non-convertible promissory note to St. Laurent Investments LLC amounting to $426,020 due July 31, 2022, bearing 10% interest per annum in exchange for the accrued interest on all their notes outstanding through that date.

From January to March 2021, the Company issued senior secured convertible promissory notes to investors for total proceeds of $250,000. The Convertible Notes accrued interest at 10% per annum, matured at the earlier of December 31, 2022, or the Company’s next qualified equity offering of a minimum of $7.5 million, and were convertible at $3.75 per share.

On February 3, 2021, the preferred stockholder, and the holder of $2,910,710 in the Convertible Notes and Promissory Notes granted the Company an extension on all their notes to be repaid on or before July 31, 2022. This amendment was accounted for on a prospective basis under the troubled debt restructuring guidance.

In March 2021, the Company entered into a series of agreements with the noteholders to automatically convert $786,730 in outstanding Promissory Notes and $1,305,000 in Convertible Notes (together, “Amended Notes”), to common stock upon the closing of the IPO (“Conversion Agreements”), of which $1,552,683 was held by St. Laurent Investments, LLC, and its affiliates.

SeqLL Inc.
Notes to Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2023 and 2022
(Unaudited)

Note 7 — Notes Payable (cont.)

On August 31, 2021 ( the “IPO date”), the Amended Notes automatically converted based on their original terms into 641,895 shares of common stock.

In October 2021, the Company entered into an agreement with St. Laurent Investments LLC to reduce the interest on $1,375,000 aggregate principal amount of the Promissory Note from 10% to 5% per year starting on October 1, 2021. In June 2022, the Company entered into an agreement with St. Laurent Investments LLC to extend the maturity date of the $1,375,000 Promissory Note to July 31, 2024. The Company accounted for these transactions as modification on a prospective basis.

In October 2021, the Company repaid $270,000 of the Promissory Notes to William C. St Laurent in cash.

In connection with all the Convertible Notes and Promissory Notes issued during 2021 and 2020, the Company issued warrants to noteholders to purchase the total of 66,665 and 53,333 shares of the Company’s common stock, including 11,466 to the placement agent (see Note 8). The grant-date fair values of these warrants were immaterial.

For the three-month periods ended March 31, 2023 and 2022, interest expense was $16,806 and $16,806, respectively.

Note 8 — Common Stock Warrants

The following table summarizes information with regard to outstanding warrants to purchase common stock as of March 31, 2023, which are exercisable starting at their issuance dates. All warrants are accounted for as equity based on the US GAAP guidance applicable to the instruments indexed to an entity’s own stock.

Issuance Date	Number of Shares Issuable Upon Exercise of Outstanding Warrants	Exercise Price	Expiration Date
8/30/2018	3,088	$3.10	8/29/2023
9/30/2018	60,506	$3.10	9/29/2023
9/30/2018	486,486	$2.16	9/29/2023
10/17/2018	1,157	$3.10	10/16/2023
11/2/2018	964	$3.10	11/1/2023
11/9/2018	964	$3.10	11/8/2023
11/16/2018	964	$3.10	11/15/2023
11/29/2018	964	$3.10	11/28/2023
12/21/2018	964	$3.10	12/20/2023
12/27/2018	964	$3.10	12/26/2023
1/31/2019	1,930	$3.10	1/30/2024
2/7/2019	1,640	$3.10	2/6/2024
2/21/2019	1,640	$3.10	2/20/2024
3/20/2019	3,378	$3.10	3/18/2024
4/8/2019	1,930	$3.10	4/6/2024
11/19/2020	53,333	$4.10	6/30/2024
11/19/2020	8,533	$4.10	6/30/2024
1/8/2021	13,333	$4.10	6/30/2024
1/11/2021	26,666	$4.10	6/30/2024

SeqLL Inc.
Notes to Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2023 and 2022
(Unaudited)

Note 8 — Common Stock Warrants (cont.)

Issuance Date	Number of Shares Issuable Upon Exercise of Outstanding Warrants	Exercise Price	Expiration Date
2/13/2021	13,333	$4.10	6/30/2024
3/16/2021	10,665	$4.10	6/30/2024
3/16/2021	13,333	$4.10	6/30/2024
8/31/2021	3,519,000	$4.25	8/31/2026
8/31/2021	153,000	$4.675	8/26/2026
9/29/2021	9,450	$4.675	8/26/2026
	4,388,185

Note 9 — Marketable Securities

The cost and fair value of marketable securities, which are available-for-sale debt securities, were $1,513,635 and $1,531,574 as of March 31, 2023, respectively, resulting in a $17,939 unrealized gain.

As of March 31, 2023, the contractual maturities for all available-for-sale debt securities were less than one year.

Note 10 — Commitments and Contingencies

The Company’s office space lease in Woburn, Massachusetts (the “Woburn Lease”) for the Company’s corporate headquarters was on a month-to-month basis since November 2020 and was terminated in February 2022. The rent expense for this lease was $0 and $14,239 for the three-month periods ended March 31, 2023 and 2022, respectively.

On February 2, 2022, the Company entered into a lease agreement for approximately 15,638 square feet of its new corporate office space in Billerica, Massachusetts (the “Billerica Lease”). The Billerica Lease has a term of 92 months from its effective date and included access to certain additional office space until August 1, 2022. In addition, the Company is required to share in certain taxes and operating expenses of the Billerica Lease.

The Billerica Lease is classified as an operating lease. At the inception date of the Billerica Lease, the Company recorded a right-of-use asset of $1,481,646 in operating lease right-of-use asset, as well as a lease liability of $12,222 in current liabilities and $1,547,614 in long-term liabilities. The operating lease right-of use asset is less than that of the Company’s lease liabilities as of the lease inception date. This is due to the fact that the Company as part of the Billerica Lease was allowed certain tenant improvement allowances, which amounted to $78,190 at lease inception. This lease liability represented the net present value of future lease payments for the lease utilizing a discount rate of 5.98%, which corresponded to the Company’s incremental borrowing rate.

In August 2022, the Company received the tenant improvement allowance from the landlord, which totaled approximately $312,760. This allowance covered the leasehold improvements to the Billerica space and was accounted for as a reduction to the right-of-use asset. As of March 31, 2023, the remaining lease term was 6.5 years.

The Company recorded expense related to the Billerica Lease in the amount of $54,639 and $41,526 for the three-month periods ended March 31, 2023 and 2022, respectively.

Variable lease expenses recorded by the Company were immaterial for the three-month period ended March 31, 2023.

During the three-month periods ended March 31, 2023 and 2022, the Company made cash payments of $42,950 and $14,017, respectively, for amounts included in the measurement of lease liabilities.

SeqLL Inc.
Notes to Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2023 and 2022
(Unaudited)

Note 10 — Commitments and Contingencies (cont.)

The following table reconciles the undiscounted lease liabilities to the total lease liabilities recognized on the condensed consolidated balance sheet as of March 31, 2023:

2023 (remaining)	$154,352
2024	275,875
2025	284,151
2026	292,676
2027	301,456
Thereafter	548,578
Total undiscounted lease liabilities	$1,857,088
Less effects of discounting	(323,265)
Total lease liabilities	$1,533,823

Reported as of March 31, 2023:
Current portion of operating lease liability	$137,478
Operating lease liability, less current portion	1,396,345
Total lease liabilities	$1,533,823

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of SeqLL, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of SeqLL, Inc. (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations and comprehensive loss, stockholders’ equity (deficit) and cash flows for the years then ended, and the related notes to the consolidated financial statements and schedules (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Wolf & Company, P.C.

We have served as the Company’s auditor since 2018.

Boston, MA

March 16, 2023

SeqLL Inc.
Consolidated Balance Sheets

	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$2,180,525	$4,015,128
Marketable securities	4,036,014	5,933,364
Accounts receivable, net of allowance for doubtful accounts of $6,016	21,214	30,714
Other receivables	60,000	34,965
Inventory	165,852	224,155
Prepaid expenses	171,859	186,056
Total current assets	6,635,464	10,424,382
Other assets
Property and equipment, net	530,108	265,267
Operating lease right-of-use asset	1,129,715	—
Other assets	118,954	50,488
Total assets	$8,414,241	$10,740,137

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$622,436	$871,364
Accrued expenses	495,462	311,405
Non-convertible promissory notes – current	—	1,375,000
Current portion of operating lease liability	110,114	—
Total current liabilities	1,228,012	2,557,769

Non-current liabilities
Operating lease liability, less current portion	1,444,343	—
Non-convertible promissory notes – long-term	1,375,000	—
Total non-current liabilities	2,819,343	—

Total liabilities	4,047,355	2,557,769

Commitments and contingencies (Note 14)

Stockholders’ equity
Preferred stock, $0.00001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.00001 par value; 80,000,000 shares authorized; 11,886,379 shares issued and outstanding	119	119
Additional paid-in capital	22,853,000	22,596,100
Accumulated deficit	(18,508,684)	(14,413,851)
Accumulated other comprehensive income	22,451	—
Total stockholders’ equity	4,366,886	8,182,368
Total liabilities and stockholders’ equity	$8,414,241	$10,740,137

The accompanying notes are an integral part of these consolidated financial statements.

SeqLL Inc.
Consolidated Statements of Operations and Comprehensive Loss

	December 31,
	2022	2021
Revenue
Sales	$1,177	$48,021
Grant revenue	77,482	161,974
Total revenue	78,659	209,995

Cost of sales	690	57,690

Gross profit	77,969	152,305

Operating expenses
Research and development	1,568,266	530,076
General and administrative	2,506,851	2,170,857
Total operating expenses	4,075,117	2,700,933

Operating loss	(3,997,148)	(2,548,628)

Other (income) and expenses
Interest and dividend income	(44,879)	(36,463)
Other income	—	(190,193)
Unrealized (gain)/loss on marketable equity securities	(54,508)	43,078
Realized loss on marketable equity securities	106,324	—
Change in fair value of convertible notes	—	195,962
Loss on extinguishment of convertible notes	—	934,257
Interest expense	90,748.00	208,289

Net loss	(4,094,833)	(3,703,558)
Other comprehensive income
Unrealized gain on marketable debt securities	22,451	—

Total comprehensive loss	$(4,072,382)	$(3,703,558)

Net loss per share – basic and diluted	$(0.34)	$(0.51)

Weighted average common shares – basic and diluted	11,886,379	7,216,001

The accompanying notes are an integral part of these consolidated financial statements.

SeqLL Inc.
Consolidated Statements of Changes in Stockholders’ Equity (Deficit)
For the years ended December 31, 2022 and 2021

	Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance as of December 31, 2020	5,791,665	$58	4,864,862	$49	$6,856,020	$—	$(10,710,293)	$(3,854,166)

Conversion of preferred stock into common stock	(5,791,665)	(58)	3,130,622	31	27	—	—	—
Stock-based compensation expense	—	—	—	—	333,978	—	—	333,978
Conversion of convertible notes into common stock	—	—	641,895	6	3,222,300	—	—	3,222,306
Issuance of Units in initial public offering, net of issuance costs of $1,555,976	—	—	3,060,000	31	11,453,614	—	—	11,453,645
Issuance of common stock to underwriters in initial public offering, net of issuance costs of $71,199	—	—	189,000	2	730,161	—	—	730,163
Net loss	—	—	—	—	—	—	(3,703,558)	(3,703,558)
Balance as of December 31, 2021	—	$—	11,886,379	$119	$22,596,100	$—	$(14,413,851)	$8,182,368
Stock-based compensation expense	—	—	—	—	256,900	—	—	256,900
Other comprehensive income	—	—	—	—	—	22,451	—	22,451
Net loss	—	—	—	—	—	—	(4,094,833)	(4,094,833)
Balance as of December 31, 2022	—	$—	11,886,379	$119	$22,853,000	$22,451	$(18,508,684)	$4,366,886

The accompanying notes are an integral part of these consolidated financial statements.

SeqLL Inc.
Consolidated Statements of Cash Flows

	December 31,
	2022	2021
Cash Flows from Operating Activities
Net loss	$(4,094,833)	$(3,703,558)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	87,937	86,444
Write-off of obsolete inventory	79,011	—
Unrealized (gain)/loss on marketable securities	(54,508)	43,078
Realized loss on marketable equity securities	106,324	—
Loss on extinguishment of notes	—	934,257
Stock-based compensation	256,900	333,978
Change in fair value of convertible notes	—	195,962
Non-cash lease expense	111,984	—
Changes in operating assets and liabilities:
Accounts receivable, net	9,500	—
Other receivables	(25,035)	73,850
Prepaid expenses	14,197	(186,056)
Inventory	(20,708)	(21,144)
Other assets	(68,466)	(36,226)
Accounts payable	(248,928)	9,524
Accrued expenses	184,057	280,014
Net cash used in operating activities	(3,662,568)	(1,989,877)

Cash Flows from Investing Activities
Purchases of lab equipment	(40,020)	(14,470)
Purchases of marketable equity securities	—	(5,976,442)
Purchases of marketable debt securities	(4,014,153)	—
Sales of marketable equity securities	5,882,138	—
Net cash provided by (used in) investing activities	1,827,965	(5,990,912)

Cash Flows from Financing Activities
Proceeds from issuance of units and common stock warrants, gross	—	13,009,621
Payment for issuance costs of units and common stock warrants	—	(1,627,175)
Payment of non-convertible promissory notes	—	(270,000)
Proceeds from issuance of convertible notes	—	250,000
Proceeds from issuance of common stock to underwriters	—	801,362
Settlement of convertible notes	—	(141,891)
Proceeds from loan payable – related party	—	140,000
Payment of loan payable – related party	—	(166,000)
Net cash provided by financing activities	—	11,995,917

Net increase (decrease) in cash and cash equivalents	(1,834,603)	4,015,128

Cash and cash equivalents, beginning of period	4,015,128	—

Cash and cash equivalents, end of period	$2,180,525	$4,015,128

Supplemental disclosure of cash flow information and non-cash financing transactions
Right-of-use asset acquired through operating lease	$1,257,495	$—
Leasehold improvements financed through tenant improvement allowance	$312,758	$—
Conversion of notes at initial public offering into common stock	$—	$3,222,306
Conversion of preferred stock par value to common stock and additional paid-in capital	$—	$58
Fair value of warrants of common stock issued to underwriters	$—	$1,647,076

The accompanying notes are an integral part of these consolidated financial statements.

SeqLL Inc.
Notes to Consolidated Financial Statements
Years Ended December 31, 2022 and 2021

Note 1 — Nature of Operations and Basis of Presentation

SeqLL Inc. was incorporated as a Delaware corporation on April 3, 2014. On April 8, 2014, SeqLL Inc. acquired a 100% ownership interest in SeqLL, LLC (“Subsidiary”), a domestic limited liability company formed on March 11, 2013 in the State of Massachusetts. SeqLL Inc. is a holding company of the Subsidiary (together the “Company” or “SeqLL”) and is a life sciences company focused on the development and application of innovative genetic analysis technologies and the monetization of these technologies and related intellectual property. The Subsidiary owns technology to enable the analysis of large volumes of genetic material by directly sequencing single molecules of DNA or RNA. The Subsidiary’s principal office is located in Billerica, Massachusetts.

Initial Public Offering

On August 31, 2021, the Company completed its initial public offering (“IPO”) whereby it sold 3,060,000 units, each unit consisting of one share of the Company’s common stock and a warrant to purchase one share of common stock at an exercise price of $4.25 per share (the “Warrants”), at a price to the public of $4.25 per unit. The gross proceeds from the IPO were approximately $13 million and were offset by $3.2 million in offering costs, of which $1.6 million was paid in cash and $1.6 million was issued in warrants to Maxim Group LLC (“Underwriter”) (see Note 10). In connection with the IPO, all of the outstanding shares of the Company’s convertible preferred stock automatically converted into 3,130,622 shares of common stock (see Note 9). Additionally, the outstanding convertible notes converted into 641,895 shares of common stock (see Note 8).

Pursuant to the Underwriting Agreement, the Company granted the Underwriter a 45-day option to purchase up to 459,000 additional shares of common stock, and/or 459,000 additional Warrants, to cover over-allotments in connection with the Offering. The Underwriter partially exercised this option and purchased 459,000 Warrants on August 31, 2021, at $0.01 per Warrant. On September 29, 2021, the Company issued 189,000 shares of common stock to the underwriters at a price of $4.24 per share from the exercise of the overallotment option, raising the net proceeds of approximately $730,000, net of offering costs.

On August 31, 2021, and September 29, 2021, the Company also issued to the Underwriter warrants to purchase up to a total of 162,450 shares of common stock at an exercise price of $4.675 per share (“Underwriter Warrants”) (Note 10).

Notice from the Nasdaq Stock Market

On June 21, 2022, SeqLL received notice from The Nasdaq Stock Market (“Nasdaq”) indicating that, because the closing bid price for its common stock has fallen below $1.00 per share for 30 consecutive business days, the Company no longer complies with the $1.00 minimum bid price requirement for continued listing. Initially, the Company had approximately 180 days to regain its compliance with the Nasdaq.

On December 20, 2022, the Company filed with, and received notice from, the Nasdaq that the Company is eligible for an additional 180 day period, in other words, until June 19, 2023, to regain its Nasdaq compliance.

The notification of noncompliance has no immediate effect on the listing or trading of the Company’s common stock or its warrants to purchase common stock under the symbols “SQL” and “SQLLW,” respectively. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days.

If the Company does not regain compliance by June 19, 2023, and it has been determined that the Company will not be able to cure the deficiency, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. The Company would have the right to appeal a determination to delist its common stock, and the common stock would remain listed on The Nasdaq Capital Market until the completion of the appeal process.

SeqLL Inc.
Notes to Consolidated Financial Statements
Years Ended December 31, 2022 and 2021

Note 1 — Nature of Operations and Basis of Presentation (cont.)

Risks and Uncertainties

The Company is subject to a number of risks similar to other companies in its industries, including rapid technological change, competition from larger pharmaceutical and biotechnology companies and dependence on key personnel.

Results of operations may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond the Company’s control. The Company’s business could be impacted by, among other things, downturns in the financial markets or in economic conditions, inflation, increases in interest rates, the ongoing effects of the COVID-19 pandemic, including resurgences and the emergence of new variants, and geopolitical instability, such as the military conflict in the Ukraine. The Company cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact the Company’s business.

Basis of Presentation

The accompanying consolidated financial statements include the accounts of SeqLL Inc. and its wholly-owned subsidiary, SeqLL, LLC. All intercompany accounts and transactions have been eliminated in consolidation.

Note 2 — Significant Accounting Policies

A summary of significant accounting policies followed by the Company in the preparation of the accompanying consolidated financial statements are as follows:

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Significant estimates include but are not limited to stock-based compensation expense, fair value of warrants and loss on extinguishment of notes. Actual results could differ from those estimates and changes in estimates may occur.

Cash and Cash Equivalents

The Company considers all highly liquid securities readily convertible to cash that mature within three months or less from the original date of purchase to be cash equivalents. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. Cash and cash equivalents are held by financial institutions and are federally insured up to certain limits. At times, the Company’s cash and cash equivalents balance exceeds the federally insured limits. As of December 31, 2022, the Company has not experienced a loss on its accounts for which it exceeds federally insured deposit limits, and does not expect a loss to occur.

Accounts Receivable

In the normal course of business, the Company provides credit to its customers and performs credit evaluations of these customers. The Company periodically reviews accounts receivables for doubtful accounts on a customer-by-customer basis and established an allowance to reserve for balances that are deemed uncollectible. The allowance for doubtful accounts was $6,016 as of December 31, 2022, and 2021.

Investments in marketable securities

The Company accounts for its investments in debt securities in accordance with Accounting Standards Codification (“ASC”) 320, Investments — Debt Securities (“ASC 320”). Debt securities, which are comprised of investments in U.S. Treasury Securities, are measured at fair value, based on quoted market prices. As the Company

SeqLL Inc.
Notes to Consolidated Financial Statements
Years Ended December 31, 2022 and 2021

Note 2 — Significant Accounting Policies (cont.)

has classified its investments in debt securities as available-for-sale, the Company recognizes all unrealized gains and losses in other comprehensive income, net of tax, and recognizes all realized gains and losses in net income/loss within the Company’s consolidated statement of operations and comprehensive loss.

The Company accounts for its investments in equity securities in accordance with ASC 321, Investments — Equity Securities (“ASC 321”). Equity securities, which are comprised of investments in mutual funds shares, are measured at fair value, based on quoted market prices, with all gains and losses reported in net income/loss within the Company’s consolidated statement of operations and comprehensive loss.

The Company may sell its debt or equity securities in response to changes in interest rates, risk/reward characteristics, liquidity needs or other factors.

Inventory

Inventory consists of finished goods, work-in-process and raw materials and is valued at the lower of cost or net realizable value, determined by the first-in, first-out (“FIFO”) method. As the Company manufactures the finished goods and work-in-process materials, overhead costs are included in inventory. The Company evaluates the carrying cost of finished goods, work-in-process and raw materials items. To the extent that such costs exceed future demand estimates and /or exhibit historical turnover at rates less than current inventory levels, the Company reduces the carrying value of the applicable inventories. Inventory consisted of the following:

	December 31, 2022	December 31, 2021
Raw materials	$114,175	$91,995
Work in process	51,677	132,160
Total inventory	$165,852	$224,155

In December of 2022, the Company performed a detailed evaluation of its inventory and determined $79,011 was obsolete. As such, the Company has written off this inventory as of December 31, 2022.

Property and Equipment

Property and equipment are recorded at cost and depreciated over the estimated useful lives of the related assets using the straight-line method. Lab and office equipment are depreciated over a five-year period. Leasehold improvements are depreciated over the shorter of the useful life and the term of the lease. When assets are retired or otherwise disposed of, the cost of these assets and related accumulated depreciation or amortization are eliminated from the balance sheet and any resulting gains or losses are included in the consolidated statement of operations and comprehensive loss in the period of disposals.

Long-lived Assets

The Company assesses, on an annual basis, the recoverability of the carrying amount of long-lived assets used in continuing operations. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future net cash flow expected to be generated by the asset. A loss is recognized when expected future cash flow (undiscounted and without interest) are less than the carrying amount of the asset. The impairment loss is determined as the difference by which the carrying amount of the asset exceeds its fair value. No impairments were recognized in the years ended December 31, 2022, and 2021.

Revenue Recognition

The Company’s revenue is generated primarily from the sale of products and research services. Product revenue primarily consists of sales of genetic sequencing equipment and sequencing reagent kits. Research service revenue primarily consists of revenue generated from gene sequencing services and grants.

SeqLL Inc.
Notes to Consolidated Financial Statements
Years Ended December 31, 2022 and 2021

Note 2 — Significant Accounting Policies (cont.)

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). Under ASC 606, the Company recognizes revenue when control of its products and services is transferred to its customers in an amount that reflects the consideration the Company expects to receive from its customers in exchange for those products and services. To determine the appropriate amount of revenue to be recognized for arrangements determined to be within the scope of ASC 606, the Company performs a five-step process. This process involves identifying the contract with a customer, determining the performance obligations in the contract, determining the contract price, allocating the contract price to the distinct performance obligations in the contract, and recognizing revenue when (or as) the performance obligations have been satisfied. A performance obligation is considered distinct from other obligations in a contract when it provides a benefit to the customer either on its own or together with other resources that are readily available to the customer and is separately identified in the contract. The Company only applies the five-step process to contracts when it is probable that the entity will collect consideration it expects to be entitled to in exchange for the goods or services it transfers to the customer.

The Company evaluates contingent payments to estimate the amount which is not probable of a material reversal to include in the transaction price using the most likely amount method. Future payments that are not within the control of the Company, are not considered probable of being achieved until the contingencies are resolved.

Revenue from product sales, including customized sequencing instruments and sequencing reagent kits and off-the-shelf consumables, is recognized generally upon delivery, which is when control of the product is deemed to be transferred.

Revenue from gene sequencing services, using the tSMS platform, is recognized generally as the services are provided to the customer. The components of the sequencing process, including reagent kits and off-the-shelf consumables, sample loader and sequencer, are not distinct within the context of the gene sequencing service contract. This is because in a gene sequencing service contract the reagent kits and other components, such as off-the-shelf consumables, used in the sequencing process, become required inputs to achieve the specified gene sequencing analysis, and the components in the sequencing process are sequential in nature and highly interrelated as they work together to generate sample-specific data.

As the Company’s standard payment terms are less than one year, the Company has elected the practical expedient under ASC 606-10-32-18 to not assess whether a contract has a significant financing component. The Company has elected to exclude sales tax from revenue. The Company generally has no obligations for returns, refunds and other similar obligations and does not provide separate equipment warranties.

The Company recognized $0 and $16,484 in revenue from gene sequencing services for the years ended December 31, 2022 and 2021, respectively. The Company recognized $1,177 and $31,537 in revenue from product sales for the years ended December 31, 2022 and 2021, respectively.

Grant Revenue

The Company’s grant revenues are derived from research programs by various departments of the National Institute of Health (“NIH”).

Grants awarded to SeqLL for research and development by government entities are outside the scope of the contracts with customers and contributions guidance. This is because these granting entities are not considered to be customers and are not receiving reciprocal value for their grant support provided to the Company. These grants provide the Company with payments for certain types of expenditures in return for research and development activities over a contractually defined period.

The Company recognizes NIH grant revenue as reimbursable grant costs that are incurred up to pre-approved award limits within the budget period. The costs associated with these reimbursements are reflected as a component of research and development expense in the accompanying consolidated statements of operations and comprehensive loss. In the years ended December 31, 2022, and 2021, the Company recognized grant revenue of $77,482 and $161,974, respectively.

SeqLL Inc.
Notes to Consolidated Financial Statements
Years Ended December 31, 2022 and 2021

Note 2 — Significant Accounting Policies (cont.)

Income Taxes

The Company utilizes the liability method of accounting for income taxes as required by ASC 740, Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and the tax basis of assets and liabilities as well as net operating loss carryforwards and tax credits and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that these assets may not be realized. Currently, there is no provision for income taxes, as the Company has incurred operating losses to date, and a full valuation allowance has been provided on the net deferred tax assets.

The Company determines whether it is more likely than not that a tax position will be sustained upon examination. If it is not more likely than not that a position will be sustained, none of the benefit attributable to the position is recognized. The tax benefit to be recognized for any tax position that meets the more-likely-than-not recognition threshold is calculated as the largest amount that is more than 50% likely of being realized upon resolution of the contingency. The Company accounts for interest and penalties related to uncertain tax positions as part of its provision for income taxes.

The Company has no accruals for interest or penalties related to income tax matters. Tax years subsequent to 2019 remain open to examination by federal and state tax authorities.

Stock-based Compensation

The Company’s share-based compensation program grants awards include stock options and restricted stock awards. The fair value of stock option grants is estimated as of the date of the grant using the Black-Scholes option pricing model. The fair value of restricted stock awards is based on the fair value of the Company’s common stock on the date of the grant. The fair value of the stock-based awards are then expensed over the requisite service period, generally the vesting period, for each award.

The Company’s expected stock price volatility assumption is based on the volatility of comparable public companies. The expected term of a stock option granted to employees and directors (including non-employee directors) is based on the average of the contractual term (generally 10 years) and the vesting period. For non-employee options, the expected term is the contractual term. The risk-free interest rate is based on the yield of U.S. Treasury securities consistent with the life of the option. No dividend yield was assumed as the Company does not pay dividends on its common stock. The Company recognizes forfeitures related to stock-based awards as they occur.

The Company has periodically granted stock options and restricted stock awards to consultants for services, pursuant to the Company’s stock plans at the fair market value on the respective dates of grant. Should the Company terminate any of its consulting agreements, the unvested options underlying the agreements would be cancelled. For awards granted to consultants and non-employees, compensation expense is recognized over the vesting period of the awards, which is generally the period services are rendered by such consultants and non-employees.

The assumptions used in determining the fair value of share-based awards granted in 2022 and 2021 are as follows:

	2022	2021
Risk-free interest rate	1.64%	1.21%
Expected option life	6 – 6.1 years	5 years
Expected dividend yield	0%	0%
Expected stock price volatility	54%	52%

SeqLL Inc.
Notes to Consolidated Financial Statements
Years Ended December 31, 2022 and 2021

Note 2 — Significant Accounting Policies (cont.)

Research and Development Expenses

The Company expenses all research and development costs as incurred. Included in research and development costs are wages, stock-based compensation and benefits of employees and other operational costs related to the Company’s research and development activities, including facility-related expenses and external costs of outside contractors engaged by the Company.

Segments

The Company operates in a single business segment that includes the design, development and manufacturing of genetic analysis technologies.

Leases

In the first quarter of 2022, the Company adopted Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842) which had no impact on the Company’s financial statements upon adoption. The Company assesses its contracts at inception to determine whether the contract contains a lease, including evaluation of whether the contract conveys the right to control an explicitly or implicitly identified asset for a period of time. The Company recognizes right-of-use assets and lease liabilities that represent the net present value of future operating lease payments utilizing a discount rate corresponding to the Company’s incremental borrowing rate and amortizing over the remaining terms of the leases. The Company accounts for the leases of less than 12 months as short-term leases.

Net Loss per Share

Basic net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock outstanding for the period, without consideration for potentially dilutive securities if their effect is antidilutive. Diluted net loss per share is computed by dividing the net loss by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding for the period determined using the treasury stock and if-converted methods. Dilutive common stock equivalents are comprised of options outstanding under the Company’s stock option plan and warrants. For all periods presented, there is no difference in the number of shares used to calculate basic and diluted shares outstanding as inclusion of the potentially dilutive securities would be antidilutive.

The following potential shares of common stock were not considered in the computation of diluted net loss per share as their effect would have been antidilutive:

	December 31,
	2022	2021
Stock options	2,003,919	918,915
Warrants for common stock	4,388,185	4,393,396

Recently Issued Accounting Standards

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires measurement and recognition of expected credit losses for financial assets. In April 2019, the FASB issued clarification to ASU 2016-13 within ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, or ASU 2016-13. The guidance is effective for fiscal years beginning after December 15, 2022. The Company has adopted ASU 2016-13 effective January 1, 2023, for which, there was an immaterial impact on the Company’s financial statements and financial statement disclosures.

The Company does not believe that any other recently issued accounting pronouncements had or will have a material effect on its consolidated financial statements.

SeqLL Inc.
Notes to Consolidated Financial Statements
Years Ended December 31, 2022 and 2021

Note 3 — Property and Equipment, net

Property and equipment are recorded at historical cost and consist of the following:

	December 31, 2022	December 31, 2021
Lab equipment	$767,010	$740,963
Leasehold improvements	312,758	74,390
Office equipment	23,193	5,896
Other	—	3,325
	1,102,961	824,574
Less: accumulated depreciation	(572,853)	(559,307)
	$530,108	$265,267

Depreciation expense amounted to $87,937 and $86,444 for the years ended December 31, 2022, and 2021, respectively.

Note 4 — Accrued Expenses

Accrued expenses consist of the following:

	December 31, 2022	December 31, 2021
Accrued interest	306,821	216,073
Accrued bonuses	135,000	—
Other	53,641	95,332
	$495,462	$311,405

Note 5 — Fair Value Measurements

The accounting guidance defines fair value, establishes a consistent framework for measuring fair value and requires disclosure for each major asset and liability category measured at fair value on either a recurring or non-recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1:      Observable inputs such as quoted prices in active markets.

Level 2:      Inputs, other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3:      Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The following table summarizes fair value measurements by level on December 31, 2022 of the Company’s assets measured at fair value on a recurring basis:

	Fair Value Measurements Using
	Fair Value	Level 1	Level 2	Level 3
U.S. government and agency obligations	$4,036,014	$4,036,014	—	—

SeqLL Inc.
Notes to Consolidated Financial Statements
Years Ended December 31, 2022 and 2021

Note 5 — Fair Value Measurements (cont.)

The following table summarizes fair value measurements by level on December 31, 2021 of the Company’s assets measured at fair value on a recurring basis:

	Fair Value Measurements Using
	Fair Value	Level 1	Level 2	Level 3
Cash and cash equivalents	$60,021	$60,021	$—	$—
Mutual funds	5,933,364	5,933,364	—	—
Total financial assets	$5,993,385	$5,993,385	$—	$—

The Company determines fair value for cash equivalents and marketable securities with Level 1 inputs through the reference to the quoted market prices.

The table below presents the 2021 changes in Level 3 liabilities measured at fair value on a recurring basis (See Note 8).

Convertible Notes
Balance at December 31, 2020	$—
Issuance of Amended Notes (Note 8)	3,168,236
Change in fair value of convertible notes	195,962
Fair value of convertible notes at IPO date	(3,364,198)
Balance at December 31, 2021	$—

At the IPO date, the Amended Notes were converted into 641,895 shares of common stock (see Note 8). The interest expense of $89,239 for the period between the date of the Conversion Agreements related to the Amended Notes (see Note 8) and December 31, 2021, is included in the change in fair value of the Amended Notes.

There are no assets or liabilities measured at fair value on a non-recurring basis during the years ended December 31, 2022, and 2021.

The carrying values of financial instruments such as accounts receivable, net, other receivables, accounts payable, and accrued expenses approximated fair value as of December 31, 2022 and December 31, 2021 due to their short-term maturities. The carrying value of the Company’s Non-Convertible Promissory Note approximated its fair value as of December 31, 2022 and December 31, 2021.

Note 6 — Stock Option Plan

The Company’s 2014 Equity Incentive Plan (the “2014 Plan”) permits the grant of options for its common stock and shares of common stock to its employees, board members and consultants for up to 3,500,000 shares.

As of December 31, 2022, there were 1,496,081 shares available for future issuance under the Plan. Generally, option awards are granted with an exercise price equal to the fair value of the Company’s stock at the date of grant and vest over a period of four years. No option may have a term in excess of ten years from the option grant date. Share awards generally vest over a period of four years. Certain option and share awards provide for accelerated vesting if there is a change in control (as defined by the 2014 Plan). The weighted average grant date fair value of options granted in 2022 and 2021 were $0.89 and $1.15, respectively, per share.

SeqLL Inc.
Notes to Consolidated Financial Statements
Years Ended December 31, 2022 and 2021

Note 6 — Stock Option Plan (cont.)

The stock option activity for the year ended December 31, 2022 is as follows:

	Number of Options	Weighted- Average Exercise Price per Share	Weighted Average Remaining Contractual Term (in Years)
Outstanding as of December 31, 2021	918,919	$2.09	5.79
Granted	1,085,000	$1.71	10.00
Outstanding of December 31, 2022	2,003,919	$1.88	7.09
Exercisable at December 31, 2022	919,764	$2.09	4.79

During the years ended December 31, 2022 and 2021, the Company recorded $256,900 and $333,978 of stock-based compensation associated with granted and vested stock options, respectively. As of December 31, 2022, there was $710,812 of unrecognized compensation expense related to unvested share-based compensation awards, which will be recognized over approximately 1.5 years.

Note 7 — Related Party Transactions

At December 31, 2022 and 2021, the Company had the following outstanding payables, which are included within the Company’s accounts payable above, to affiliated parties for past services:

	December 31, 2022	December 31, 2021
Genomic Diagnostic Technologies	$925	$23,725
St. Laurent Institute	232,418	313,679
St. Laurent Realty, Inc.	7,558	27,913
Total related party payables	$240,901	$365,317

The above entities are affiliated with (1) William C. St. Laurent, a former member of the Company’s board of directors, (2) relatives of Mr. St. Laurent or (3) entities controlled by the St. Laurent family, who are controlling shareholders of the Company. St. Laurent Realty, Inc. and Genomic Diagnostic Technologies assisted the Company by previously providing corporate accounting support; St. Laurent Institute, a non-for-profit company, provided bioinformatics specialist support for certain sequencing services.

During 2021, Daniel Jones, the Company’s Chief Executive Officer, made non-interest-bearing demand loans to the Company in the amounts of $90,000 and $50,000. Both loans were repaid in full with proceeds from the IPO.

Note 8 — Notes Payable

The Company entered into a series of convertible promissory notes (the “Convertible Notes”) through April 8, 2019, with certain preferred stockholders amounting to $905,000. The Convertible Notes had a one-year term and accrued interest at 10% per annum. The Convertible Notes were convertible at the lower of $3.10 per share or a 20% discount to the share price paid by the purchasers of equity securities in the Company’s next Qualified Financing, as defined in the convertible note agreement.

From April 29, 2019, to April 29, 2020, the Company entered into a series of non-convertible promissory notes (the “Promissory Notes”) with a certain preferred stockholder amounting to $1,375,000. The Promissory Notes had a one-year term with interest accruing at 10% per annum.

SeqLL Inc.
Notes to Consolidated Financial Statements
Years Ended December 31, 2022 and 2021

Note 8 — Notes Payable (cont.)

In November and December 2020, the Company issued senior secured convertible promissory notes to a third-party investor amounting to $200,000. These notes accrued interest at 10% per annum, were to be repaid at the earlier of December 31, 2022, or the Company’s next qualified financing of a minimum of $7.5 million (as defined in the notes agreement) and were convertible at $3.75 per share.

On December 31, 2020, the Company issued a non-convertible promissory note to St. Laurent Investments LLC amounting to $426,020 due July 31, 2022, bearing 10% interest per annum in exchange for the accrued interest on all its notes of the Company outstanding through that date.

From January to March 2021, the Company issued senior secured convertible promissory notes to investors for total proceeds of $250,000. The Convertible Notes accrued interest at 10% per annum, matured at the earlier of December 31, 2022, or the Company’s next qualified equity offering of a minimum of $7.5 million, and were convertible at $3.75 per share.

On February 3, 2021, the preferred stockholder and the holder of $2,910,710 in the Convertible Notes and Promissory Notes of the Company granted the Company an extension on all its notes of the Company to be repaid on or before July 31, 2022. This amendment was accounted for on a prospective basis under the troubled debt restructuring guidance.

In March 2021, the Company entered into a series of agreements with the noteholders to automatically convert $786,730 in outstanding Promissory Notes and $1,305,000 in Convertible Notes (together, “Amended Notes”), to common stock upon the closing of the IPO (“Conversion Agreements”), of which $1,552,683 was held by St. Laurent Investments, LLC and its affiliates. Under the terms of the conversion agreements, $826,020 and $1,265,710 in Amended Notes were to be converted at the closing of the IPO based on the $3.75 and $3.10 conversion prices, respectively. Since the automatic conversion could result in a material benefit to the noteholders, this amendment was deemed substantive and was accounted for as an extinguishment of debt. Accordingly, the Company recognized a loss on extinguishment of debt totaling $934,257 in the consolidated statement of operations and comprehensive loss for the three months ended March 2021, which represented the excess of the fair value of the Amended Notes totaling $3,118,235 over their carrying value of $2,183,978. The Company elected the option to account for the Amended Notes at fair value, with the changes in fair value recognized in the statement of operations and comprehensive loss. The fair value of the Amended Notes was estimated using probability weighted expected payouts under various settlement scenarios, discounted to their present value based on the estimated effective rate of return.

On April 29, 2021, the Company entered into an agreement with a noteholder to automatically convert an additional $50,000 in outstanding Amended Notes, including any accrued interest, to common stock upon the closing of the IPO at the conversion price of $3.75 per share.

At the IPO date, the Amended Notes automatically converted based on their original terms into 641,895 shares of common stock. The fair value of the Amended Notes of $3,364,198 immediately prior to the conversion, less a $141,884 cash payment related to the accrued interest, was reclassified into the additional paid in capital on the consolidated balance sheet. The fair value of the Amended Notes at the conversion date was estimated based on the fair value of the common stock issued upon the conversion.

The Company recognized $195,962 loss due to the change in fair value of the Amended Notes between the amendment date and their conversion at the IPO date.

In October 2021, the Company entered into an agreement with St. Laurent Investments LLC to reduce the interest on $1,375,000 principal amount of the Promissory Notes from 10% to 5% per year starting on October 1, 2021. The Company accounted for this transaction as a modification on a prospective basis.

In October 2021, the Company repaid $270,000 of the Promissory Notes to William C. St Laurent in cash.

In connection with all the Convertible Notes and Promissory Notes issued during 2021 and 2020, the Company issued warrants to noteholders to purchase the total of 66,665 and 53,333 shares of the Company’s common stock, including 11,466 to the placement agent (see Note 10). The fair values of these warrants were immaterial at issuance.

SeqLL Inc.
Notes to Consolidated Financial Statements
Years Ended December 31, 2022 and 2021

Note 8 — Notes Payable (cont.)

In June 2022, the Company entered into an agreement with St. Laurent Investments LLC to extend the maturity date of the $1,375,000 Promissory Note to July 31, 2024. The Company accounted for this transaction as a modification on a prospective basis.

For the years ended December 31, 2022, and 2021, interest expense related to both convertible and non-convertible promissory notes was $90,748 and $208,289, respectively.

Note 9 — Preferred Stock

The Series A-1 Preferred Stock (“Series A-1”) and Series A-2 Preferred Stock (“Series A-2”) collectively the “Preferred Stock”, could be converted at any time at the election of the holder into common stock at an initial conversion price determined by dividing the Series A-1 original issue price of $0.59, as amended, by the Series A-1 conversion price of $0.59; and the Series A-2 original issue price of $3.10, as amended, by the Series A-2 conversion price of $3.10; both were subject to adjustment for stock splits, stock combinations and the like, and to a weighted-average adjustment for future issuances of common stock, warrants or rights to purchase common stock or securities convertible into common stock for a consideration per share that is less than the then-applicable conversion price, subject to certain exceptions listed in the Charter.

The Preferred Stock was subject to automatic conversion upon (i) the closing of an initial public offering of the common stock at a price per share equal to at least $9.25 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalization or the like) in an underwritten public offering in which the Company raised gross proceeds of at least $10 million or (ii) the consent of holders of at least a majority of the then-outstanding shares of Preferred Stock voting together as a single class.

In connection with the IPO, all of the outstanding shares of the Company’s convertible preferred stock automatically converted into 3,130,622 shares of common stock.

Note 10 — Common Stock Warrants

On March 16, 2021, the Company made a down payment to ShareIntel-Shareholder Intelligence Services, LLC for anticipated services connected to the Company’s planned offering, which was in the form of issuing 9,865 warrants to purchase common stock at $4.10 per share, with an expiration date of June 30, 2024. The warrants are exercisable starting at their issuance dates.

On August 31, 2021, the Company sold an aggregate of 3,060,000 units at a price to the public of $4.25 per unit, each unit consisting of one share of the Company’s common stock and a warrant to purchase one share of common stock at an exercise price of $4.25 per share. In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriter a 45-day option to purchase up to 459,000 additional shares of common stock, and/or 459,000 additional warrants, to cover over-allotments in connection with the Offering. The Underwriter partially exercised this option and purchased 459,000 warrants on the closing date at $0.01 per Warrant, for the total proceeds of $4,590. These warrants are exercisable at any time from the issuance date at $4.25 for common stock shares and have a five-year term. The warrants may be exercised for cash or through cashless exercise.

The Company may redeem the outstanding warrants, in whole and not in part, at $0.001 per warrant if, after thirteen months from the issuance date, (i) the daily volume weighted average price of the Common Stock for each of 10 consecutive trading days (Measurement Period) exceeds $12.75 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the issuance date), (ii) the average daily volume for such Measurement Period exceeds $1,000,000 per Trading Day and (iii) the holders of warrants are not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates.

Pursuant to the Underwriting Agreement, on August 31, 2021, and September 29, 2021, the Company also issued to the Underwriter warrants to purchase up to a total of 162,450 shares of common stock as a compensation for their services. These warrants are exercisable at any time from the issuance date at $4.675 per share of common stock

SeqLL Inc.
Notes to Consolidated Financial Statements
Years Ended December 31, 2022 and 2021

Note 10 — Common Stock Warrants (cont.)

and have a term of five years through August 26, 2026. The total fair value of the warrants granted to the Underwriter was $1,642,486 at the issuance date. The Company estimated the fair value of the warrants using the Black-Scholes option pricing model based on the following assumptions:

Risk-free interest rate	0.77% – 1.01%
Expected life	5 years
Dividend yield	0%
Volatility	67%

The following table summarizes information with regard to outstanding warrants to purchase common stock as of December 31, 2022:

Issuance Date	Number of Shares Issuable Upon Exercise of Outstanding Warrants	Exercise Price	Expiration Date
8/30/2018	3,088	$3.10	8/29/2023
9/30/2018	60,506	$3.10	9/29/2023
9/30/2018	486,486	$2.16	9/29/2023
10/17/2018	1,157	$3.10	10/16/2023
11/2/2018	964	$3.10	11/1/2023
11/9/2018	964	$3.10	11/8/2023
11/16/2018	964	$3.10	11/15/2023
11/29/2018	964	$3.10	11/28/2023
12/21/2018	964	$3.10	12/20/2023
12/27/2018	964	$3.10	12/26/2023
1/31/2019	1,930	$3.10	1/30/2024
2/7/2019	1,640	$3.10	2/6/2024
2/21/2019	1,640	$3.10	2/20/2024
3/20/2019	3,378	$3.10	3/18/2024
4/8/2019	1,930	$3.10	4/6/2024
11/19/2020	53,333	$4.10	6/30/2024
11/19/2020	8,533	$4.10	6/30/2024
1/8/2021	13,333	$4.10	6/30/2024
1/11/2021	26,666	$4.10	6/30/2024
2/13/2021	13,333	$4.10	6/30/2024
3/16/2021	10,665	$4.10	6/30/2024
3/16/2021	13,333	$4.10	6/30/2024
8/31/2021	3,519,000	$4.25	8/31/2026
8/31/2021	153,000	$4.675	8/26/2026
9/29/2021	9,450	$4.675	8/26/2026
	4,388,185

During the year ended December 31, 2022, warrants to purchase 5,211 shares of common stock with an exercise price of $3.10 expired.

SeqLL Inc.
Notes to Consolidated Financial Statements
Years Ended December 31, 2022 and 2021

Note 11 — Marketable Securities

The cost and fair value of marketable securities, which are available-for-sale debt securities, were $4,013,563 and $4,036,014 as of December 31, 2022, respectively, resulting in a $22,451 unrealized gain included in the other comprehensive income for the year ended December 31, 2022. As of December 31, 2022, the contractual maturities for all available-for-sale debt securities were less than one year.

Additionally, the Company recognized a net realized loss of $51,816 on marketable equity securities for the year ended December 31, 2022.

The cost and fair value of marketable equity securities were $5,976,442 and $5,933,364 as of December 31, 2021, respectively, resulting in $43,078 unrealized loss included in the consolidated statement of operations and comprehensive loss for the year ended December 31, 2021.

The Company’s interest and dividend income amounted to $44,879 and $36,463 for the years ended December 31, 2022, and 2021, respectively.

The Company has not recognized any impairment in its financial statements related to its marketable securities.

Note 12 — Paycheck Protection Program

On May 5, 2021, and May 7, 2020, the Company applied for and received loans for $190,100 in each year in connection with the Paycheck Protection Program (“PPP”) pursuant to the CARES Act that was signed into law on March 27, 2020.

The loans had terms of 5 years, were unsecured and were guaranteed by the Small Business Administration (“SBA”). The loans bore interest at one percent per annum. Loan payments were to be deferred for borrowers who apply for loan forgiveness until the SBA remits the borrower’s loan forgiveness amount to the lender. If a borrower did not apply for loan forgiveness, payments were to be deferred 10 months after the end of the covered period for the borrower’s loan forgiveness (between 8 and 24 weeks).

Some or all of the loans could be forgiven if at least 75% of the loans’ proceeds were used by the Company to cover payroll costs, including benefits, and if the Company maintained its employment and compensation within certain parameters during the period following the loans’ origination date and complied with other relevant conditions.

The Company elected to account for the PPP loans as an in-substance government grants by applying the guidance in International Accounting Standards 20 by analogy based on the assessment that it is probable that it will meet both (a) the eligibility criteria for a PPP loan, and (b) the loan forgiveness criteria for all or substantially all of the PPP loan. Under this guidance, the Company recorded the loans’ proceeds in other income in the consolidated statement of operations and comprehensive loss for the years in which the Company received a PPP Loan.

As of December 31, 2022, both of the PPP Loans referenced above were forgiven.

Note 13 — Income Taxes

The Tax Cuts and Jobs Act (the “TCJA”) resulted in significant changes to the treatment of research or experimental (“R&E”) expenditures under Section 174. For tax years beginning after December 31, 2021, taxpayers are required to capitalize and amortize all R&E expenditures that are paid or incurred in connection with their trade or business which represent costs in the experimental or laboratory sense. Specifically, costs for U.S. based R&E activities must be amortized over five years and costs for foreign R&E activities must be amortized over 15 years; both using a midyear convention. The Company has implemented this standard on January 1, 2022, noting that the impact on the Company’s consolidated financial statements was immaterial.

SeqLL Inc.
Notes to Consolidated Financial Statements
Years Ended December 31, 2022 and 2021

Note 13 — Income Taxes (cont.)

The Company is subject to United States federal and Massachusetts state income taxes at an approximate combined rate of 29% in 2022. During the years ended December 31, 2022 and 2021, there was no provision for income taxes as the Company incurred losses during both periods. The primary component of the Company’s deferred tax assets are its net operating loss carryforwards. At December 31, 2022, the Company has a federal and state net, operating loss carryforward of approximately $17,368,019 and $17,090,960, respectively, which begins expiring in 2034.

The Company’s 2018 and after federal net operating losses can be carried forward indefinitely.

The valuation allowance against deferred tax assets was approximately $5.5 million and $4.3 million as of December 31, 2022, and 2021, respectively. During the years ended December 31, 2022 and 2021, the valuation allowance increased by approximately $1.2 million in both years.

As of December 31, 2022, the Company did not maintain any foreign subsidiaries and did not have previously deferred foreign earnings subject to the transition tax.

The income tax benefit differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income for the years ended December 31, 2022 and 2021 due to the following:

	2022	2021
Computed “expected” tax benefit	(21.0)%	(21.0)%
Increase (decrease) in income taxes resulting from:
State taxes, net of federal benefit	(8.0)%	(8.0)%
Permanent differences	0%	0%
Increase in valuation reserve	29.0%	29.0%
	0%	0%

Note 14 — Commitments and Contingencies

Leases

The Company’s office space lease in Woburn, Massachusetts (the “Woburn Lease”) for the Company’s corporate headquarters was on a month-to-month basis since November 2020 and was terminated in February 2022. The rent expense for this lease was $14,239 and $216,860 for the years ended December 31, 2022 and 2021, respectively.

On February 2, 2022, the Company entered into a lease agreement for approximately 15,638 square feet of its new corporate office space in Billerica, Massachusetts (the “Billerica Lease”). The Billerica Lease has a term of 92 months from its effective date and included access to certain additional office space until August 1, 2022. In addition, the Company is required to share in certain taxes and operating expenses of the Billerica Lease.

The Billerica Lease is classified as an operating lease. At the inception date of the Billerica Lease, the Company recorded a right-of-use asset of $1,481,646 in operating lease right-of-use asset, as well as a lease liability of $12,222 in current liabilities and $1,547,614 in long-term liabilities. The operating lease right-of use asset is less than that of the Company’s lease liabilities as of the lease inception date. This is due to the fact that the Company as part of the Billerica Lease was allowed certain tenant improvement allowances, which amounted to $78,190 at lease inception. This lease liability represented the net present value of future lease payments for the lease utilizing a discount rate of 5.98%, which corresponded to the Company’s incremental borrowing rate.

In August 2022, the Company received the tenant improvement allowance from the landlord, which totaled approximately $312,758. This allowance covered the leasehold improvements to the Billerica space and was accounted for as a reduction to the right-of-use asset. As of December 31, 2022, the remaining lease term was 6.8 years.

The Company recorded expense related to the Billerica Lease in the amount of $200,350 year ended December 31, 2022.

SeqLL Inc.
Notes to Consolidated Financial Statements
Years Ended December 31, 2022 and 2021

Note 14 — Commitments and Contingencies (cont.)

Variable lease expenses recorded by the Company were immaterial for the year ended December 31, 2022.

During the years ended December 31, 2022, the Company made cash payments of $88,366, for amounts included in the measurement of lease liabilities.

The following table reconciles the undiscounted lease liabilities to the total lease liabilities recognized on the consolidated balance sheet as of December 31, 2022:

2023	$197,305
2024	275,875
2025	284,151
2026	292,676
2027	301,456
Thereafter	548,576
Total undiscounted lease liabilities	$1,900,039
Less effects of discounting	(345,582)
Total lease liabilities	$1,554,457

Reported as of December 31, 2022:
Current portion of operating lease liability	$110,114
Operating lease liability, less current portion	1,444,343
Total lease liabilities	$1,554,457

Note 15 — Subsequent Events

On February 13, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with institutional investors (the “Purchasers”) pursuant to which the Company agreed to sell to the Purchasers, in a registered direct offering, an aggregate of 2,000,000 shares of common stock, par value $0.00001 per share (the “Common Stock”), of the Company, at a purchase price of $0.90 per share of Common Stock (the “Offering”). On February 15, 2023, the Company closed the Offering, raising gross proceeds of $1,800,000 before deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds of the offering for working capital and general corporate purposes.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$935,347	$1,716,161
Accounts receivable, net	42,472,884	61,005,050
Unbilled accounts receivable	7,119,868	6,307,006
Prepaid expenses and other current assets	3,703,630	931,461
Deposits, current	8,000,000	8,000,000
Total current assets	62,231,729	77,959,678
Noncurrent assets
Property and equipment, net	560,448	603,869
Right-of-use assets	4,144,667	3,840,773
Intangible assets, net	39,783,889	40,982,222
Other assets	4,612,772	2,920,970
Total non-current assets	49,101,776	48,347,834
Total assets	$111,333,505	$126,307,512
Liabilities, mezzanine capital and members’ defecit
Current liabilities
Accounts payable	$577,119	$167,711
Accrued expenses and other current liabilities	9,206,649	7,473,109
Due to related parties	1,656,693	6,651,064
Current operating lease liabilities	1,885,351	1,697,310
Notes payable, current portion	9,785,300	13,047,066
Total current liabilities	23,111,112	29,036,260
Non-current liabilities
Notes payable, net of current portion	108,775,745	115,291,522
Noncurrent operating lease liabilities	2,299,634	2,182,227
Other liabilities	6,125,000	7,100,000
Total non-current liabilities
Total liabilities	140,311,491	153,610,009
Commitments and contingencies
Mezzanine capital
Redeemable Units	10,289,688	10,165,000
Total mezzanine capital	10,289,688	10,165,000
Members’ deficit
Members’ deficit	(39,267,674)	(37,467,497)
Total members’ deficit	(39,267,674)	(37,467,497)
Total liabilities, mezzanine capital and members’ deficit	$111,333,505	$126,307,512

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Service revenue, net	$98,028,122	$106,925,383
Cost of revenue	86,281,564	94,459,523
Gross Profit	11,746,558	12,465,860
Selling, general and administrative	10,142,006	10,007,055
Change in fair value of contingent consideration liabilities	(100,000)	205,651
Depreciation and amortization	1,263,819	1,258,842
Income from operations	440,733	994,312
Interest expense	3,690,089	1,513,197
Net loss before provision for income taxes	(3,249,356)	(518,885)
Income tax benefit	921,073	86,139
Net loss	$(2,328,283)	$(432,746)

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEZZANINE CAPITAL AND MEMBERS’ CAPITAL (DEFICIT)
(Unaudited)

Three Months Ended March 31, 2023	Mezzanine Capital		Members’ Capital (Defecit)
	Redeemable Interests	Total Mezzanine Capital	Non-Redeemable Interests
			Contributed Capital	Accumulated (Deficit)	Total Members’ (Deficit)
Balance – December 31, 2022	$10,165,000	$10,165,000	$9,084,599	$(46,552,096)	$(37,467,497)
Accretion to redemption value	124,688	124,688	(124,688)	—	(124,688)
Net loss	—	—	—	(2,328,283)	(2,328,283)
Capital contribution	—	—	652,794		652,794
Balance – March 31, 2023	$10,289,688	$10,289,688	$9,612,706	$(48,880,379)	$(39,267,674)
Three Months Ended March 31, 2022	Mezzanine Capital		Members’ Capital (Defecit)
	Redeemable Interests	Total Mezzanine Capital	Non-Redeemable Interests
			Contributed Capital	Accumulated (Deficit)	Total Members’ (Deficit)
Balance – December 31, 2021	$9,900,000	$9,900,000	$11,571,321	$(43,331,038)	$(31,759,717)
Transaction consideration paid on behalf of Parent	—	—	(2,221,722)	—	(2,221,722)
Net loss	—	—	—	(432,746)	(432,746)
Balance – March 31, 2022	$9,900,000	$9,900,000	$9,349,599	$(43,763,784)	$(34,414,185)

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net loss	$(2,328,283)	$(432,746)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization, deferred financing cost	101,319	101,319
Interest paid in kind	319,816	307,126
Change in estimated fair value of contingent consideration	(100,000)	205,651
Deferred income taxes	(921,073)	(751,289)
Depreciation and amortization expense	1,263,819	1,258,842
Expense paid by IDC	140,000
Changes in operating assets and liabilities:
Accounts receivable	18,532,166	15,052,525
Unbilled accounts receivable	(812,862)	(368,189)
Prepaid expenses and other current assets	(2,772,169)	98,466
Due from related parties	(571,236)	678,524
Other assets	(199,493)	(320,301)
Right of use assets	(303,894)	1,324,494
Accounts payable	409,408	(1,090,856)
Due to related parties	(4,481,577)	2,535,572
Income taxes payable	—	665,213
Accrued expenses and other current liabilities	858,540	(226,639)
Operating lease liability	305,448	(1,274,512)
Net cash provided by operating activities	9,439,929	17,763,200
Cash flows from investing activities
Purchase of property and equipment	(22,065)	(25,339)
Net cash used in investing activities	(22,065)	(25,339)
Cash flows from financing activities
Borrowings on revolving line of credit	93,006,196	121,453,498
Payments on revolving line of credit	(103,204,874)	(134,154,618)
Payments of related party notes	—	(252,000)
Payment of seller note	—	(1,323,000)
Transaction consideration paid on behalf of Parent	—	(2,221,722)
Net cash used in financing activities	(10,198,678)	(16,497,842)
Net (decrease) in cash and cash equivalents	(780,814)	1,240,019
Cash and Cash Equivalents – Beginning of period	1,716,161	353,894
Cash and Cash Equivalents – End of period	$935,347	$1,593,913
Supplemental Disclosures of Cash Flow Information
Cash paid during the quarter for:
Interest	$2,876,608	$1,137,603
Income Taxes, net of refunds received	$5,025	$10,847
Non-cash investing and financing activities:
Deemed capital contribution:	652,794
Accretion of redeemable units to redemption value	$124,688	$—

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
as of March 31, 2023

Note 1: Organization and Nature of Operations

Lyneer Investments, LLC (“Lyneer Investments”) is a limited liability company formed in the State of Delaware on January 9, 2018. Lyneer Investments is owned by its members. The members of Lyneer Investments have limited personal liability for the obligations and debts of Lyneer Investments under Delaware law. Lyneer Holdings, Inc. (“Lyneer Holdings”), a wholly owned subsidiary of Lyneer Investments, and Lyneer Staffing Solutions, LLC (“LSS”), a wholly owned subsidiary of Lyneer Holdings, were also incorporated and formed, respectively, in the State of Delaware on January 9, 2018. Lyneer Investments, Lyneer Holdings, and LSS are collectively referred to herein as the “Company.”

The Company specializes in the placement of temporary and temporary-to-permanent labor across various industries throughout the United States of America (“USA”). The Company primarily places individuals in accounting and finance, administrative and clerical, information technology, legal, light industrial, and medical roles. The Company is also a leading provider of productivity consulting and workforce management solutions. The Company is headquartered in Lawrenceville, New Jersey and has more than one hundred locations throughout the USA.

On August 31, 2021 (the “Acquisition Date” or the “Transaction Date”), IDC Technologies, Inc., a California corporation (“Parent” “IDC” or the “Acquirer”) obtained a controlling financial interest in Lyneer Investments by acquiring ninety percent of Lyneer Investments’ outstanding equity (the “Transaction”) pursuant to a membership interest purchase agreement (the “Transaction Agreement”) executed with the selling parties (“Sellers”). Following closing of the Transaction, one of the Sellers, Lyneer Management Holdings, LLC (“LMH”) an entity owned primarily by certain members of the executive management team of the Company continued to own 10% equity interest in the Company. The Transaction represented a change of control with respect to Lyneer Investments and was accounted for as a business combination in accordance with the guidance prescribed in Accounting Standard Codification (“ASC”) Topic 805 — Business Combinations (“ASC 805”). Lyneer Investments applied pushdown accounting as of the Acquisition Date.

In connection with the Transaction, IDC or the Company as co-obligors are required to make additional payments to the Sellers should the Company meet certain financial targets, as defined in the Transaction Agreement, within certain timeframes after the Transaction Date. These amounts represent contingent consideration liabilities remeasured at fair value each reporting period, with changes recorded in earnings.

In connection with the Transaction, the Sellers agreed to indemnify the Company for payment of claims or settlement amounts related to any pending or unasserted actions against the Company that arise from events that occurred on or prior to the Transaction Date, as well as legal expenses incurred by the Company related to its defense in such matters.

Total amounts due from the Sellers under the indemnification provisions of the Transaction amounted to $1,818,585 and $1,677,201 as of March 31, 2023 and December 31, 2022, respectively, and represented reimbursement for legal fees incurred to which the Company has a right to reimbursement under the Transaction Agreement.

Note 2: Summary of Significant Accounting Policies

Basis of Presentation

The condensed unaudited consolidated financial of the Company are prepared following the requirements of the United States (“U.S.”) Securities and Exchange Commission (“SEC”) for interim reporting. As permitted under those rules, certain notes or other financial information that is normally required by accounting principles generally accepted in the U.S (“U.S. GAAP”) for complete financial statements can be condensed or omitted. Certain information and footnote disclosures normally included in our annual audited financial statements for the fiscal year ended December 31, 2022 have been condensed or omitted. These interim financial statements, in the opinion of management, reflect all normal recurring adjustments necessary for a fair presentation of the financial position and results of income for the interim periods ended March 31, 2023 and 2022.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
as of March 31, 2023

Note 2: Summary of Significant Accounting Policies (cont.)

These Financial Statements should be read in conjunction with the audited financial statements of the Company for the year ended December 31, 2022. The results of operations for any interim period are not necessarily indicative of, nor comparable to, the results of operations for a full year.

The condensed unaudited consolidated financial statements reflect the operations of Lyneer Investments and our wholly owned subsidiaries. All material intercompany balances and transactions have been eliminated. We operate as one operating segment.

Liquidity

The accompanying condensed consolidated financial statements do not include any adjustments or classifications that may result from the possible inability of the Company to continue as a going concern and have been prepared on a basis which contemplates realization of assets and the satisfaction of liabilities in the normal course of business. Significant assumptions underlie this belief, including, among other things, that there will be no material adverse developments in our business, liquidity, capital requirements and that our credit facilities with lenders will remain available to us.

COVID-19 Considerations

In March 2020, the World Health Organization declared a global pandemic related to the novel coronavirus (“COVID-19”). COVID-19 has created significant volatility, uncertainty, and economic disruption in the markets, however to date COVID-19 did not have a material adverse effect on the Company’s operations.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company evaluates its estimated assumptions based on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results and outcomes may differ from management’s estimates and assumptions. Changes in estimates are reflected in reported results in the period in which they become known.

Joint and Several Liability Arrangements

In connection with the Transaction, the Company has entered into several debt facilities under which it is jointly and severally liable for repayment with its parent IDC. The Company measures obligations resulting from joint and several liability arrangements in accordance with ASC 405-40 - Obligations Resulting from Joint and Several Liability Arrangements (“ASC 405-40”). ASC 405-40 requires that when determining the amount of liability to recognize under a joint and several obligation, a reporting entity which is an obligor under a joint and several liability arrangement first look to the terms of a related agreement with its co-obligors and record an amount equal to what it is obligated to pay under that agreement, plus any amount it expects to pay on behalf of the co-obligors. If no agreement with the co-obligors exists a reporting entity should recognize the full amount that it could be required to pay under the joint and several liability obligation. Amounts recognized in the Company’s financial statements represents its portion of amounts owed under its respective joint and several liability agreements. See Note 8 for more information.

Contingent Consideration

For business combinations that require additional assets — such as cash, notes, or equity securities — to be transferred to the selling parties in the event certain future events occur or conditions are met (“contingent consideration”), the Company recognizes the acquisition-date fair value of contingent consideration as part of the

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
as of March 31, 2023

Note 2: Summary of Significant Accounting Policies (cont.)

consideration transferred in exchange for the business combination. The Company’s contingent consideration is classified as a liability and measured at fair value at each reporting date until the contingency is resolved, with any changes in fair value recognized in the Company’s consolidated statements of operations.

Recent Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13 - Financial Instruments- Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires measurement and recognition of expected credit losses for financial assets. In April 2019, the FASB issued clarification to ASU 2016-13 within ASU 2019-04, Codification Improvements to ASC Topic 326 - Financial Instruments-Credit Losses, ASC Topic 815 - Derivatives and Hedging, and ASC Topic 825 - Financial Instruments or ASU 2016-13. The guidance is effective for fiscal years beginning after December 15, 2022. The adoption of ASU 2016-13 did not have a material impact on its financial statements and financial statement disclosures.

The Company does not believe that any other recently issued but not yet effective accounting pronouncements are expected to have a material effect on its condensed consolidated financial statements.

Note 3: Revenue Recognition and Accounts Receivable

The Company’s disaggregated revenues are as follows:

	Three Months Ended March 31,
	2023	2022
Temporary placement services	$97,063,302	$105,270,145
Permanent placement and other services	964,820	1,655,237
Total revenues	$98,028,122	$106,925,383

When disaggregating revenue, the Company considered all of the economic factors that may affect its revenues. Because all of its revenues are from placement services, there are no differences in the nature, timing and uncertainty of the Company’s revenues and cash flows from its revenue generating activities. For the periods ended March 31, 2023 and March 31, 2022, revenues from the Company’s largest customer accounted for approximately 16% and 19% of consolidated revenues, respectively; no other customers accounted for more than 10% of the Company’s consolidated revenues in either period. Economic factors specific to this customer could impact the nature, timing and uncertainty of the Company’s revenues and cash flows.

Contract assets consists of unbilled accounts receivable of $7,119,868 and $6,307,006 as of March 31, 2023 and December 31, 2022, respectively.

Accounts receivable is as follows:

	March 31, 2023	December 31, 2022
Accounts receivable	$42,867,131	$61,399,297
Allowance for doubtful accounts	(394,247)	(394,247)
Accounts receivable, net	$42,472,884	$61,005,050

The Company did not recognize any bad debt expense during the periods ended March 31, 2023 and 2022.

None of the Company’s customers accounted for more than 10% of the Company’s accounts receivable as of March 31, 2023. As of December 31, 2022, two of the Company’s customers accounted for approximately 14% and 10% of the Company’s consolidated accounts receivable balance.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
as of March 31, 2023

Note 4: Property and Equipment

Property and equipment consisted of the following:

	March 31, 2023	December 31, 2022	Estimated Useful Life
Computer equipment and software	$679,297	$659,474	3 years
Office equipment	94,876	94,876	5 years
Furniture and fixtures	168,778	166,534	7 years
Leasehold improvements	18,420	18,420	Lesser of lease term or asset life
Total	$961,371	$939,304
Less: accumulated depreciation and amortization	(400,922)	(335,435)
Property and equipment, net	$560,448	$603,869

Total depreciation expense of $65,486 and $60,508 was recorded during the periods ended March 31, 2023 and 2022, respectively and is included in “depreciation and amortization” in the accompanying consolidated condensed statements of operations.

Note 5: Intangible Assets

Intangible assets consisted of the following:

	March 31, 2023			December 31, 2022
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer Relationships	35,000,000	(3,701,111)	31,298,889	35,000,000	(3,111,111)	31,888,889
Trade Name	12,400,000	(3,915,000)	8,485,000	12,400,000	(3,306,667)	9,093,333
Total intangible assets	$47,400,000	$(7,616,111)	$39,783,889	$47,400,000	$(6,417,778)	$40,982,222

Total amortization expense of $1,198,333 was recorded during each of the periods ended March 31, 2023 and 2022, respectively. The Company continuously monitors for events and circumstances that could indicate that it is more likely than not that its finite lived intangible assets and other long-lived assets are impaired or not recoverable (a triggering event), requiring an interim impairment test. During the quarter ended March 31, 2023, the Company considered a number of factors including, but not limited to, current macroeconomic conditions such as inflation, economic growth, and interest rate movements, industry and market considerations, and overall financial performance of the Company. Based on the analysis of relevant events and circumstances, the Company concluded a triggering event had not occurred as of March 31, 2023.

Note 6: Leases

We determine whether an arrangement is a lease at inception and whether such leases are operating or financing leases. For each lease agreement, the Company determines its lease term as the non-cancellable period of the lease and includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option. We use these options in determining our capitalized financing and right-of-use assets and lease liabilities. Our lease agreements do not contain any material residual value guarantees or material restrictive covenants. To determine the discount rate to use in determining the present value of the lease payments, we use the rate implicit in the lease if determinable, otherwise we use our incremental borrowing rate.

The Company maintains operating leases for corporate and field offices. The Company’s leases have initial terms ranging from one month to six years, some of which include the option to renew, and some of which include an early termination option. During the three months ended March 31, 2023, the Company extended certain of its leases for periods ranging from one to three years.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
as of March 31, 2023

Note 6: Leases (cont.)

The following table summarizes the weighted average remaining lease term and discount rate for operating leases at March 31, 2023 and December 31, 2022:

	March 31, 2023	December 31, 2022
Weighted average remaining lease term for operating leases	2.37 years	3.15 years
Weighted average discount rate for operating leases	3.63%	3.48%

The following table summarizes the future minimum payments for operating leases at March 31, 2023 due in each year ending December 31:

Year	Minimum Lease Payments
2023	$1,528,277
2024	1,691,404
2025	1,114,560
2026	25,450
2027	—
Thereafter	—
Total lease payments	4,359,691
Less: imputed interest	(174,707)
Present value of operating lease liabilities	$4,184,984

Note 7: Debt

All of the Company’s debt obligations consist of joint and several liabilities with the Company’s Parent which are accounted for under ASC 405. The table below provides a breakdown of the Company’s recognized long-term debt:

	March 31, 2023	December 31, 2022
Revolver	$66,060,944	$76,259,621
Term note	32,195,113	31,875,297
Seller notes	7,875,000	7,875,000
Earnout notes	13,494,133	13,494,133
Earnout notes – related party	4,861,204
Total long-term debt	$119,625,190	$129,504,051
Less: Current portion	(9,785,300)	(13,047,067)
Less: Unamortized debt issuance costs	(1,064,145)	(1,165,463)
Total long-term debt, net	$108,775,745	$115,291,521

The Revolver and Term Note contain certain customary financial and non-financial covenants that the Company is required to comply with; the Company was not in compliance with the covenants of the Revolver and Term Note as of December 31, 2022. On May 5, 2023, the Company and the Revolver and Term Note lenders executed waiver and amendment agreements that (i) waived all December 31, 2022 covenant violations and (ii) modified the financial and non-financial covenants for the reporting period ending March 31, 2023 such that the Company was in compliance with all covenants as of March 31, 2023.

Revolver

The Company maintains a revolving credit facility (the “Revolver”) as a co-borrower with its parent company IDC with an available borrowing capacity of up to $125,000,000. The facility was partially used to finance the acquisition of Lyneer Investments by IDC in August 2021, with additional borrowing capacity available under the

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
as of March 31, 2023

Note 7: Debt (cont.)

Revolver to finance the Company’s working capital. All of the Company’s cash collections and disbursements are currently linked with bank accounts associated with the Lender and funded using the Revolver. These borrowings are determined by the Company’s availability based on a formula of billed and unbilled accounts receivable as defined in the loan agreement. The Revolver matures on August 31, 2025 at which time all outstanding balances are due and payable. There are no scheduled principal payments on the Revolver prior to its maturity date. The Company may prepay amounts owed under the Revolver at any time prior to its maturity date without penalty.

As of March 31, 2023 and December 31, 2022, the Company has recognized liability balances on the Revolver of $66,060,944 and $76,259,621. Total available borrowing capacity on the Revolver as of March 31, 2023 was $18,316,513.

Borrowings under the Revolver are classified as either SOFR Revolving Credit Loans, SOFR FILO Loans, Base Rate Revolving Credit Loans, Base Rate FILO Loans, or Swing-Line Loans. Applicable Margins for each loan type are as follows:

Average Availability	SOFR Revolving Credit Loans	Base Rate Revolving Credit Loans	SOFR FILO Loans	Base Rate FILO Loans
Greater than $83,333,333.33	1.75%	7.50%	2.75%	1.75%
Greater than $41,666,666.66 but less than or equal to $83,333,333.33	2.00%	1.00%	3.00%	2.00%
Less than $41,666,666.66	2.25%	1.25%	3.25%	2.25%

Swing Line Loans on the Revolver bear interest at a rate equal to the Base Rate plus the Applicable Margin.

The Revolver was amended on May 5, 2023 to increase the applicable margin thresholds for various products.

Term Note

On August 31, 2021, the Company and IDC as co-borrowers entered into a Term Note in the amount of $30,300,000. The proceeds of this loan were primarily used to finance the acquisition of Lyneer by IDC in August 2021. The Term Note matures on February 28, 2026 at which time all outstanding balances are due and payable. There are no scheduled principal payments on the Term Note prior to its maturity date. The Term Note is subordinated to the Revolver and bears a stated rate of 14% per annum. As per the loan documents, the borrowers may elect to pay a portion of interest either in cash or in kind (“PIK Interest”).

As of March 31, 2023 and December 31, 2022, the Company has recognized liability balances on the Term Note of $32,195,113, and $31,875,297, respectively.

The Term Note was amended on May 11, 2023 to revise the stated interest rate which may vary between 14% and 16% per annum, with the cash portion of the stated rate varying from 10% to 11% per annum, and the PIK portion varying from 4% to 5% per annum, based on specified financial ratios and similar metrics.

Seller Notes

As part of the purchase price consideration for the Transaction, the Company and IDC as co-borrowers issued various Seller Notes to former owners totaling $15,750,000. Payments on the Seller Notes are due in quarterly installments of $1,575,000, and $3,150,000 due at their amended maturity date of April 30, 2024, and bear interest at an amended fixed rate of 11.25% per annum. The Seller Notes represent unsecured borrowings and are subordinated to the Revolver and to the Term Note.

The Company has recognized Seller Note liability balances of $7,875,000 at both of the periods ended March 31, 2023 and December 31, 2022, respectively.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
as of March 31, 2023

Note 7: Debt (cont.)

Earnout Notes

As contingent consideration milestones are met in connection with the Transaction Agreement, the Company can elect to pay the obligation in cash or issue notes payable. To date, the Company and IDC as co-borrowers have issued nine notes payable with an aggregate value of $13,494,133. Payments on each of the Earnout Notes are due in quarterly installments through their amended maturity date of January 31, 2025 and each note bears an amended stated interest rate of 11.25% per annum. The Earnout Notes are subordinated to the Revolver and Term Note and represent unsecured borrowings.

The Earnout Note liability was $13,494,133 at both of the periods ended March 31, 2023 and December 31, 2022, respectively.

2023 Amendment to Seller and Earnout Notes

The Company did not make the Seller Note and Earnout Note principal and interest payments due on January 31, 2023, March 31, 2023 and April 30, 2023, respectively. On May 14, 2023, the Company signed an amendment to defer the missed Seller Note and Earnout Note payments until their amended maturity dates of April 30, 2024 and January 31, 2025, respectively. The amendment changed the interest rate of the Seller Note and the Earnout Notes to 11.25% per annum from 6.25% for all remaining payments.

Subsequent to the executed amendments of the Company’s debt obligations described herein, the future minimum principal payments on the Company’s outstanding debt are as follows:

As of March 31, 2023
Remainder of 2023	$6,523,533
2024	11,472,066
2025	69,434,477
2026	32,195,113
2027 and Thereafter	—
Total	$119,625,190

Interest Expense

The Company recognized total interest expense of $3,690,089 and $1,513,197 during the period ended March 31, 2023 and March 31, 2022, respectively.

Note 8: Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	March 31, 2023	December 31, 2022
Accrued wages and salaries	$5,961,416	$5,196,895
Accrued commissions and bonuses	449,816	745,357
Accrued interest	749,881	357,535
Income tax payable	66,317	66,317
Contingent consideration	875,000	—
Accrued other expenses and current liabilities	1,104,220	1,107,005
Total accrued liabilities	$9,206,649	$7,473,109

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
as of March 31, 2023

Note 9: Commitments and Contingencies

Litigation

The Company is involved in litigation arising in the ordinary course of business. While management does not expect any of these litigation matters to have a material adverse effect on the Company’s results of operations, financial position or cash flows, such litigation is subject to certain inherent uncertainties.

Note 10: Fair Value Measurements

The Company’s liabilities measured at fair value on a recurring basis are as follows:

	Level	March 31, 2023	December 31, 2022
Liabilities
Contingent consideration liability – current	3	$875,000	—
Contingent consideration liability – non-current	3	6,125,000	7,100,000
Total		$7,000,000	$7,100,000

Contingent Consideration

The Company may be required to make certain earnout payments in connection with the Transaction, which would be payable upon the future achievement of revenues less certain identified expenses and other performance targets. The fair value of these contingent consideration payments is determined using a Monte Carlo simulation, with key inputs being standard deviation applied to the Company’s revenues, revenue multiple, and gross profit discount rate. The fair value measurement of the contingent consideration is considered a Level 3 measurement within the fair value hierarchy.

A summary of the activities of Level 3 fair value measurements is as follows:

	March 31, 2023	December 31, 2022
Beginning balance	$7,100,000	$19,700,000
Issuance of Earnout Notes	—	(13,494,133)
Change in fair value	(100,000)	894,133
Ending balance	$7,000,000	$7,100,000

See Note 13 for a discussion of the Company’s contingent consideration liabilities attributed to LMH.

Note 11: Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.

Cash in Excess of FDIC Insured Limits

The Company places its cash and cash equivalents with financial institutions which it believes are of high creditworthiness and where deposits are insured by the United States Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. The Company’s cash balances in excess of FDIC insured limits amounted to $935,575 and $2,222,388 as of March 31, 2023 and December 31, 2022, respectively.

The Company has not experienced any losses with regard to its bank accounts and believes it does not pose a significant credit risk to the Company.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
as of March 31, 2023

Note 11: Concentrations of Credit Risk (cont.)

Other Concentrations

As March 31, 2023 and December 31, 2022, the Company has a deposit in the amount of $8,000,000 with a professional employer organization (“PEO”). The PEO is the employer of record for substantially all of the Company’s engagement professionals, and as such certain costs of revenue are paid to the PEO and subsequently distributed to Company engagement professionals.

Note 12: Members’ Capital and Mezzanine Capital

As of March 31, 2023 and December 31, 2022, 90% of the outstanding membership units were held by IDC, and 10% were held by LMH.

Upon the occurrence of certain triggering events as defined in the Company’s operating agreement, LMH has the right to require IDC to purchase its membership units in the Company. The Company has determined the LMH Units to be redeemable upon an event that is outside the control of the Company, and accordingly has classified the LMH Units as a component of mezzanine capital and outside of permanent equity.

Accordingly, these ownership interests were recorded in mezzanine capital and subject to subsequent measurement under the guidance provided under ASC Topic 480 - Distinguishing Liabilities from Equity (“ASC 480”). Pursuant to ASC 480, contingently redeemable equity instruments that are not redeemable as of the balance sheet date but probable of becoming redeemable in the future should be accreted to their redemption value either immediately or ratably; the Company has elected to recognize changes in redemption value immediately upon the determination that an outstanding instrument is probable of becoming redeemable in the future.

Net profits and losses are allocated to Members’ capital accounts in accordance with the terms of the Operating Agreement which generally provides that these items are allocated in proportion to each Member’s percentage ownership interest in the Company. Distributions to the Members are made at the discretion of the Board of Managers and in accordance with the terms of the Operating Agreement.

Note 13: Related Party Transactions

Transactions with Lyneer Management Holdings

LMH is a non-controlling member of the Company with a 10% ownership interest. Two of the Company’s officers, specifically its CEO and CFO, each own 44.5% of LMH, respectively.

As part of the purchase consideration for the Transaction, the Company and IDC as co-borrowers entered into Seller Notes payable to LMH in the amount of $2,520,000. Interest expense incurred on the Seller Notes to LMH totaled $0 and $31,500 for the periods ended March 31, 2023 and 2022, respectively. No Seller Notes were payable to LMH as of March 31, 2023 or December 31, 2022.

On November 15, 2022, the Company and IDC as co-borrowers issued Earnout Notes to LMH with total balances of $5,127,218. The balance of Earnout Notes payable to LMH was $5,127,218 as of both March 31, 2023 and December 31, 2022. At March 31, 2023, the Earnout Note balances payable to LMH of $1,922,726 and $3,204,511 are included in “notes payable-current portion” and “notes payable, net of current portion” respectively, in the accompanying condensed consolidated balance sheet. Interest expense incurred on the Earnout Notes to LMH totaled $62,720 and $0 for the periods ended March 31, 2023 and March 31, 2022, respectively.

At December 31, 2022, Earnout Note balances payable to LMH of $2,563,609 and $2,563,609 are included in “notes payable-current portion” and “notes payable, net of current portion” respectively, in the accompanying condensed consolidated balance sheet.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
as of March 31, 2023

Note 13: Related Party Transactions (cont.)

Total amounts due from LMH under the indemnification provisions of the Transaction Agreement amounted to $561,602 and $503,160 at March 31, 2023 and December 31, 2022, respectively, and are included in “other assets” in the accompanying condensed consolidated balance sheets. Refer to Note 1 for additional information.

The balance of estimated contingent consideration liabilities payable to LMH at March 31, 2023 was $2,030,000, of which $253,750 and $1,776,250 are included in “accrued expenses and other current liabilities” and “other liabilities” respectively, on the accompanying condensed consolidated balance sheet. The balance of estimated contingent consideration liabilities payable to LMH at December 31, 2022 was $2,059,000, all of which is included in “other liabilities” on the accompanying condensed consolidated balance sheet.

Transactions with IDC

The Company and IDC are co-borrowers and jointly and severally liable for principal and interest payments under the Revolver, the Term Note, the Seller Notes and the Earnout Notes. In the case of certain of those obligations IDC generally makes certain interest and principal payments to the lenders and collects reimbursement from the Company. For interest payments of that nature, the Company recognizes interest expense when interest is incurred under the relevant loan agreement and a corresponding payable to IDC, which is subsequently removed from the Company’s consolidated balance sheet upon Company’s remittance of the reimbursement funds to IDC. Additionally, when principal payments are made by IDC the Company recognizes a reduction of the associated loan balance, with a corresponding increase in the payable to IDC which is then reduced upon the Company’s payment of funds to IDC.

The Company and IDC file consolidated income tax returns in certain state and local jurisdictions. In connection with this arrangement the Company has recorded a liability payable to IDC for taxes payable by IDC which represent taxes attributable to the Company’s operations included on consolidated state and local income tax returns filed by IDC. These amounts are determined by determining the Company’s taxable income multiplied by the applicable tax rate. Amounts payable to IDC of this nature amounted to $402,814 as of March 31, 2023 and December 31, 2022, respectively and are included in “due to related parties” on the accompanying condensed consolidated balance sheets.

Total amounts payable to IDC amounted to $1,143,899 and $6,649,760 on March 31, 2023 and December 31, 2022, respectively and are included in “due to related parties” on the accompanying condensed consolidated balance sheets. There are no formalized repayment terms.

During the three month period ended March 31, 2023, The Company included $140,000 as an expense paid for professional fees by IDC and recorded as a deemed capital contribution to the Company. Additionally, IDC agreed to reimburse certain expenses for professional fees paid by the Company totaling $512,794, also recorded as deemed capital contributions, by reducing the payable balance owed to IDC.

During the period ended March 31, 2022, the Company made a cash payment to LMH of $2,221,722 which represented a payment made on behalf of IDC for IDC’s acquired interest in the Company under the Transaction Agreement. This amount was recorded as a deemed distribution to IDC and is included in “Transaction consideration paid on behalf of Parent” on the accompanying condensed consolidated statement of changes in mezzanine capital and members’ capital (deficit).

Advance to Officer

The Company advanced $400,000 to the CEO of the Company in 2022. The advance is repayable only upon receipt by the CEO of funds that will be owed to him by LMH upon LMH’s receipt of payment under the Earnout Notes. The advance does not bear interest. This advance is recorded in “other assets” on the accompanying condensed consolidated balance sheets as of March 31, 2023 and December 31, 2022.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
as of March 31, 2023

Note 14: Income Taxes

For the three months ended March 31, 2023 and 2022, the Company recorded an income tax benefit of $921,073 and $86,139, respectively. The Company’s effective tax rate for the three months ended March 31, 2023 and 2022 was 28.3% and 16.6%, respectively. The increase in effective tax rates between the periods was primarily due to the change in fair value of the contingent consideration of ($100,000) and $205,651, respectively, which had no tax impact.

Note 15: Subsequent Events

The Company has evaluated subsequent events through May 26, 2023 as detailed below.

Revolver and Term Loan Amendment

The Revolver and Term Note contain certain customary financial and non-financial covenants that the Company is required to comply with; the Company was not in compliance with the covenants of the Revolver and Term Note as of December 31, 2022. On May 5, 2023, the Company and the Revolver and Term Note lenders executed waiver and amendment agreements that (i) waived all December 31, 2022 covenant violations and (ii) modified the financial and non-financial covenants for the reporting period ending March 31, 2023 such that the Company was in compliance with all covenants as of March 31, 2023.

Seller and Earnout Notes — Default and Amendment

The Company did not make its scheduled Seller Note and Earnout Note principal and interest payments due on January 31, 2023 and April 30, 2023, and March 31, 2023, respectively. On May 14, 2023, the Company signed an amendment to defer the missed Seller Note payments until their amended maturity dates of April 30, 2024, and January 31, 2025, respectively. The amendment changed the interest rate of the Seller Note and the Earnout Notes to 11.25% per annum for all remaining payments. The Company is assessing the accounting treatment on the May 14, 2023 amendments and will include any impact in subsequent periods.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members
of Lyneer Investments, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Lyneer Investments, LLC and subsidiaries (the “Company” or “Successor”) as of December 31, 2022 and 2021, and the related consolidated statements of operations, changes in mezzanine capital and members’ capital (deficit), and cash flows for the year ended December 31, 2022, the period from August 31, 2021 through December 31, 2021 (Successor) and the period from January 1, 2021 through August 30, 2021 (Predecessor), and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022, the period from August 31, 2021 through December 31, 2021 (Successor) and the period from January 1, 2021 through August 30, 2021 (Predecessor), in conformity with accounting principles generally accepted in the United States of America.

Emphasis of a Matter

As discussed in Note 1 to the financial statements, on August 31, 2021, a majority interest in Lyneer Investments, LLC was acquired by IDC Technologies, Inc. As a result of the application of pushdown accounting, the Company’s financial statements for the Successor periods are not comparable to the 2021 Predecessor Period which is from January 1, 2021 through August 30, 2021.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2022.

Las Vegas, NV
May 15, 2023

New York | Washington, DC | California | Nevada

China | India | Greece

Member of ANTEA International with offices worldwide

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Successor) December 31, 2022	(Successor) December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$1,716,161	$353,894
Accounts receivable, net	61,005,050	66,690,876
Unbilled accounts receivable	6,307,006	6,549,591
Prepaid income taxes	267,663	882,469
Prepaid expenses and other current assets	663,798	1,354,316
Deposits, current	8,000,000	—
Deposit with related party, current	—	10,000,000
Total Current Assets	77,959,678	85,831,146
Property and Equipment, Net	603,869	734,225
Other Long-Term Assets:
Right-of-use assets	3,840,773	5,346,656
Right-of-use asset – related party lessor	—	122,506
Intangible assets, net	40,982,222	45,795,555
Due from related parties	903,160	731,947
Deferred tax assets, net	97,764	—
Deposits, long-term	284,004	260,674
Other assets	1,636,042	—
Total Other Long-Term Assets	47,743,965	52,257,338
Total Assets	$126,307,512	$138,822,709
LIABILITIES, MEZZANINE CAPITAL AND MEMBERS’ DEFICIT
Current Liabilities:
Accounts payable	$167,711	$1,783,934
Accrued expenses and other current liabilities	7,406,792	6,436,441
Income taxes payable	66,317	54,909
Due to related parties	6,651,064	4,498,228
Current operating lease liabilities	1,697,310	1,747,058
Current operating lease liability- related party lessor	—	101,942
Notes payable, current portion	10,483,457	5,292,000
Notes payable, current portion – related parties	2,563,609	1,008,000
Total Current Liabilities	29,036,260	20,922,512
Noncurrent Liabilities:
Notes payable, net of current portion	112,727,913	113,093,856
Notes payable, net of current portion – related parties	2,563,609	1,008,000
Deferred income tax liabilities, net	—	2,347,561
Noncurrent operating lease liabilities	2,182,227	3,610,497
Contingent consideration liabilities, long-term ($2,059,000 and $7,225,000 attributed to related parties at December 31, 2022 and 2021, respectively)	7,100,000	19,700,000
Total Liabilities	153,610,009	160,682,426
Commitments and Contingencies (Note 13)
Mezzanine Capital:
Redeemable Units (aggregate redemption values of $10,165,000 and $9,666,250 at December 31, 2022 and 2021, respectively)	10,165,000	9,900,000
Total Mezzanine Capital	10,165,000	9,900,000
Members’ Deficit:
Members’ deficit	(37,467,497)	(31,759,717)
Total Members’ Deficit	(37,467,497)	(31,759,717)
Total Liabilities, Mezzanine Capital and Members’ Deficit	$126,307,512	$138,822,709

The accompanying notes are an integral part of these consolidated financial statements.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	(Successor) Year Ended December 31, 2022	(Successor) August 31, 2021 Through December 31, 2021	(Predecessor) January 1, 2021 Through August 30, 2021
Service Revenue, Net	$441,544,117	$163,115,903	$261,915,198

Cost of Revenue
Cost of revenue	387,338,567	544,944	969,841
Cost of revenue – related parties	—	142,716,298	226,391,931
Total Cost of Revenue	387,338,567	143,261,242	227,361,772
Gross Profit	54,205,550	19,854,661	34,553,426

Operating Expense:
Selling, General and Administrative:
Selling, general and administrative	42,073,972	4,950,119	7,629,394
Selling, general and administrative – related parties	192,526	10,443,106	19,157,541
Total Selling, General and Administrative	42,266,498	15,393,225	26,786,935
Goodwill impairment	—	38,799,883	—
Change in fair value of contingent consideration liabilities	894,133	5,000,000	—
Depreciation and amortization	5,065,511	1,687,331	2,471,027
Total Operating Expenses	48,226,142	60,880,439	29,257,962
Income (Loss) From Operations	5,979,408	(41,025,778)	5,295,464

Other Expenses
Interest expense	9,912,806	1,925,255	1,734,459
Interest expense – related parties	96,090	49,613	24,500
Total Other Expenses	10,008,896	1,974,868	1,758,959
Net Income (Loss) Before Taxes	(4,029,488)	(43,000,646)	3,536,505
Income Tax Expense (Benefit)	(808,430)	330,392	1,003,765
Net (Loss) Income	$(3,221,058)	$(43,331,038)	$2,532,740

The accompanying notes are an integral part of these consolidated financial statements.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN MEZZANINE CAPITAL AND
MEMBERS’ CAPITAL (DEFICIT)

SUCCESSOR
AUGUST 31, 2021 THROUGH DECEMBER 31, 2021 AND JANUARY 1, 2022
THROUGH DECEMBER 31, 2022

	MEZZANINE CAPITAL		MEMBERS’ CAPITAL (DEFICIT)
			Non-Redeemable Interests
Successor Periods	Redeemable Interests	Total Mezzanine Capital	Contributed Capital	Accumulated Income (Deficit)	Total Members’ Capital (Deficit)
Balance – August 31, 2021	$—	$—	$—	$—	$—
Contributions from the transaction	9,900,000	9,900,000	137,076,802	—	137,076,802
Recognition of Joint and Several Debt under Revolver – deemed distribution	—	—	(66,060,944)	—	(66,060,944)
Recognition of Joint and Several Debt under Term Note – deemed distribution	—	—	(30,300,000)	—	(30,300,000)
Recognition of Joint and Several Debt under Seller Notes – deemed distribution	—	—	(15,750,000)	—	(15,750,000)
Recognition of debt issuance costs on Joint and Several Debt – deemed contribution	—	—	1,705,842	—	1,705,842
Transaction consideration paid on behalf of Parent – deemed distribution	—	—	(400,379)	—	(400,379)
Recognition of contingent consideration liabilities for benefit of Parent – deemed distribution	—	—	(14,700,000)	—	(14,700,000)
Net loss	—	—	—	(43,331,038)	(43,331,038)
Balance – December 31, 2021	9,900,000	9,900,000	11,571,321	(43,331,038)	(31,759,717)
Transaction consideration paid on behalf of Parent – deemed distribution	—	—	(2,221,722)	—	(2,221,722)
Accretion to redemption value	265,000	265,000	(265,000)	—	(265,000)
Net loss	—	—		(3,221,058)	(3,221,058)
Balance – December 31, 2022	$10,165,000	$10,165,000	$9,084,599	$(46,552,096)	$(37,467,497)

The accompanying notes are an integral part of these consolidated financial statements.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN MEZZANINE CAPITAL AND
MEMBERS’ CAPITAL (DEFICIT)

PREDECESSOR
FOR THE PERIOD JANUARY 1, 2021 THROUGH AUGUST 30, 2021

	Mezzanine Capital					Members’ Capital (Deficit)
	Redeemable Class A-1 Units		Redeemable Class A-2 Units		Total Mezzanine Capital	Accumulated Income (Deficit)	Total Members’ Capital (Deficit)
2021 Predecessor Period	Units	Amount	Units	Amount
Balance – January 1, 2021	6,300,000	$32,500,000	2,700,000	$17,108,929	$49,608,929	$7,823,592	$7,823,592

Net income						2,532,740	2,532,740
Accretion of preferred return	—	—	—	951,786	951,786	(951,786)	(951,786)
Accretion to redemption value in connection with transaction	—	33,674,549	—	10,299,806	43,974,355	(43,974,355)	(43,974,355)
Balance – August 30, 2021	6,300,000	$66,174,549	2,700,000	$28,360,521	$94,535,070	$(34,569,809)	$(34,569,809)

The accompanying notes are an integral part of these consolidated financial statements.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	(Successor) Year Ended December 31, 2022	(Successor) August 31, 2021 Through December 31, 2021	(Predecessor) January 1, 2021 Through August 30, 2021
Cash Flows from Operating Activities
Net (loss) income	$(3,221,058)	$(43,331,038)	$2,532,740
Adjustments to reconcile net (loss) income to net
cash (used in) provided by operating activities:
Bad debt expense	—	1,367,072	1,100,000
Amortization, deferred financing cost	405,287	135,103	142,794
Interest paid in kind	1,264,766	310,531	—
Goodwill impairment	—	38,799,883	—
Change in estimated fair value of contingent consideration liabilities	894,133	5,000,000	—
Deferred income taxes	(2,445,325)	(177,109)	(61,766)
Depreciation and amortization expense	5,065,511	1,687,331	2,420,093
Changes in operating assets and liabilities:
Accounts receivable	5,685,826	(24,021,826)	20,989,507
Unbilled accounts receivable	242,585	3,178,865	(5,366,634)
Prepaid expenses and other current assets	690,518	(668,135)	(83,917)
Prepaid income taxes	614,806	(133,521)	(364,559)
Due from related parties	(171,213)	(731,947)	—
Deposits	1,976,668	(9,295)	(5,959)
Other assets	(1,636,042)	56,547	(427,154)
Right-of-use asset	1,505,884	465,619	—
Right-of-use asset – related party	122,506	48,569	—
Accounts payable	(1,616,223)	(561,680)	1,779,462
Due to related parties	2,152,836	4,235,049	(1,175,988)
Income taxes payable	11,408	54,909	(114,703)
Accrued expenses and other current liabilities	970,351	2,699,001	(3,952,841)
Operating lease liability	(1,478,018)	(625,795)	—
Operating lease liability-related party lessor	(101,942)	101,942	—
Net Cash Provided by (Used in) Operating Activities	10,933,264	(12,119,925)	17,411,075
Cash Flows from Investing Activities
Business acquisition, net of cash acquired	—	—	(880,000)
Purchase of property and equipment	(121,821)	(37,849)	(187,798)
Net Cash Used in Investing Activities	(121,821)	(37,849)	(1,067,798)
Cash Flows from Financing Activities
Borrowings on revolving line of credit	486,401,819	63,759,547	226,245,683
Payments on revolving line of credit	(488,904,273)	(51,058,426)	(238,274,916)
Payments of related party notes	(504,000)	(504,000)	(2,000,000)
Payment of seller notes	(4,221,000)	(2,646,000)	—
Payments of term notes	—	—	(1,125,000)
Payment of transaction price on behalf of Parent – Deemed distribution	(2,221,722)	(400,379)	—
Net Cash (Used in) Provided by Financing Activities	(9,449,176)	9,150,742	(15,154,233)
Net Increase in Cash and Cash Equivalents	1,362,267	(3,007,032)	1,189,044
Cash and Cash Equivalents – Beginning of Period	353,894	3,360,926	2,171,882
Cash and Cash Equivalents – End of Period	$1,716,161	$353,894	$3,360,926
Supplemental Disclosures of Cash Flow Information
Cash paid during the period for:
Interest	$4,859,526	$1,375,564	$1,840,523
Income Taxes, net of refunds received	$1,154,012	$55,341	$1,691,652
Non-cash investing and financing activities:
Contributions from the Transaction	$—	$146,976,802	—
Recognition of Joint and Several Debt under Revolver – deemed distribution	$—	$66,060,944	—
Recognition of Joint and Several Debt under Term Note – deemed distribution	$—	$30,300,000	—
Recognition of Joint and Several Debt under Seller Notes – deemed distribution	$—	$15,750,000	—
Recognition of debt issuance costs on Joint and Several Debt – deemed contribution	$—	$1,705,842	—
Recognition of contingent consideration liabilities for benefit of Parent – deemed distribution	$—	$14,700,000	—
Accretion of redeemable units to redemption value	$265,000	—	$44,926,141
Notes payable issued for amounts due under contingent consideration arrangements	$13,494,133	—	—

The accompanying notes are an integral part of these consolidated financial statements.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization, Nature of Operations and Basis of Presentation

Lyneer Investments, LLC (“Lyneer Investments”) is a limited liability company formed in the State of Delaware on January 9, 2018. Lyneer Investments is owned by its members. The members of Lyneer Investments have limited personal liability for the obligations and debts of Lyneer Investments under Delaware law. Lyneer Holdings, Inc. (“Lyneer Holdings”), a wholly-owned subsidiary of Lyneer Investments, and Lyneer Staffing Solutions, LLC (“LSS”), a wholly-owned subsidiary of Lyneer Holdings, were also incorporated and formed, respectively, in the State of Delaware on January 9, 2018. Lyneer Investments, Lyneer Holdings, and LSS are collectively referred to herein as the “Company.”

The Company specializes in the placement of temporary and temporary-to-permanent labor across various industries throughout the United States of America (“USA”). The Company primarily places individuals in accounting and finance, administrative and clerical, information technology, legal, light industrial, and medical roles. The Company is also a leading provider of productivity consulting and workforce management solutions. The Company is headquartered in Lawrenceville, New Jersey and has more than one hundred locations in the USA.

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) pursuant to the accounting and disclosure rules and regulations of the United States Securities and Exchange Commission (“SEC”). The accompanying consolidated financial statements include the consolidated accounts of Lyneer Investments, Lyneer Holdings and LSS. All significant intercompany transactions and balances have been eliminated in consolidation.

On August 31, 2021 (the “Acquisition Date” or the “Transaction Date”), IDC Technologies, Inc., a California corporation (“Parent”, “IDC” or the “Acquirer”) obtained a controlling financial interest in Lyneer Investments by acquiring ninety percent of Lyneer Investments’ outstanding equity (the “Transaction”) pursuant to a membership interest purchase agreement (the “Transaction Agreement”). The Transaction was entered into in order to increase market share, achieve synergies and broaden the Acquirer’s offerings as a combined company. The Transaction represented a change of control with respect to Lyneer Investments. Lyneer Investments applied pushdown accounting as of the Acquisition Date. As a result of the application of pushdown accounting, the separately issued financial statements of the Company reflect IDC’s basis in the assets and liabilities of the Company as of the Acquisition Date. The consolidated statement of operations, changes in mezzanine capital and members’ capital (deficit) and cash flows for the period from January 1, 2021 through August 30, 2021 (the “2021 Predecessor Period”) reflect the pre-Transaction activity of the Company. The consolidated statements of operations, changes in mezzanine capital and members’ capital (deficit) and cash flows for the period August 31, 2021 through December 31, 2021 (the “2021 Successor Period”) and January 1, 2022 through December 31, 2022 (the “2022 Successor Period”) reflect the post-Transaction activity of the Company. Collectively the 2022 Successor Period and the 2021 Successor Period are referred to as the “Successor Periods.” Due to the application of pushdown accounting, the Successor Periods are not comparable to the 2021 Predecessor Period.

The Transaction was accounted for as a business combination in accordance with the guidance prescribed in Accounting Standard Codification (“ASC”) Topic 805 — Business Combinations (“ASC 805”). Accordingly, the fair value of the consideration transferred by the Acquirer, along with the fair value of the non-controlling interest in Lyneer Investments retained by certain of its members was allocated to the assets acquired and liabilities assumed, based on the fair values of these items on the Transaction Date. Pursuant to ASC 805, the fair value of the purchase price and non-controlling interest retained was first allocated to the Company’s identifiable net assets and the excess of the purchase price and non-controlling interest over the net identifiable assets acquired was accounted for as goodwill. Goodwill recognized as a result of the Transaction is attributed to the assembled workforce of the Company and synergies that were expected to be achieved from integrating the operations of the Company with the operations of IDC. The Transaction did not result in any tax-deductible goodwill.

Goodwill is required to be allocated to one or more reporting units for the purpose of evaluating impairment. The Company determines its reporting units based on the level of financial information used and reviewed by its chief operating decision maker (“CODM”) to make decisions regarding the management of the Company. The Company has one operating segment and one reporting unit — the “commercial staffing” reporting unit. All goodwill resulting from the Transaction was allocated to the commercial staffing reporting unit.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization, Nature of Operations and Basis of Presentation (cont.)

Immediately prior to the Transaction, Lyneer Investments’ outstanding equity consisted of 6,300,000 Class A-1 Units (the “Class A-1 Units”), which were owned by entities affiliated with a private equity firm (the “Private Equity Firm”) and 2,700,00 Class A-2 Units (the “Class A-2 Units”), all of which were owned by Lyneer Management Holdings, LLC, a Delaware limited liability company (“LMH”). Collectively, the Private Equity Firm and LMH are referred to as the “Sellers.” On the Transaction Date IDC obtained control of the Company by purchasing all outstanding Class A-1 Units and 1,800,000 Class A-2 Units. The 900,000 Class A-2 units retained by LMH were converted into a 10% ownership interest in Lyneer Investments pursuant to the Second Amended and Restated Limited Liability Company Agreement of Lyneer Investments dated August 31, 2021 (the “August 31, 2021 Operating Agreement”). As a result of the Transaction, IDC obtained 90% of the voting interests of Lyneer Investments.

Consideration Transferred and Noncontrolling Interest Retained

In exchange for the Class A-1 Units and Class A-2 Units, IDC provided the Sellers with consideration which included cash payments at closing to the Sellers and their designees of $104,405,041, which consisted of the following:

Cash payments to the Sellers for interests	$50,658,149
Payment of Company and Seller transaction expenses	1,305,160
Repayment of outstanding long-term debt and other liabilities of the Company at closing	52,441,732
Total cash payments at closing included in consideration transferred	$104,405,041

Additionally, consideration transferred stated at fair value as of the Transaction Date included:

•        Notes payable to the Sellers under which the Company and IDC are jointly and severally liable for payment (the “Seller Notes”). The principal amount and estimated fair value as of the Seller Notes on the Transaction Date was $15,750,000.

•        Contingent consideration with an estimated fair value of $14,700,000 on the Transaction Date.

•        $2,221,761 payable to the Sellers related to contractual adjustments to the purchase price based on net working capital and similar items that were finalized subsequent to the Acquisition Date.

The following table summarizes the fair value of the consideration transferred on the Transaction Date and the fair value of LMH’s retained non-controlling interest in Lyneer Investments on the Transaction Date.

August 31, 2021
Purchase consideration at fair value	$137,076,802
Fair value of non-controlling interest retained	9,900,000
$146,976,802

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization, Nature of Operations and Basis of Presentation (cont.)

Amounts recognized by the Company for the Company’s assets acquired and liabilities assumed by IDC as a result of the Transaction are as follows:

August 31, 2021
Cash and cash equivalents	$3,360,926
Accounts receivable	44,036,122
Unbilled accounts receivable	9,728,456
Prepaid expenses and other current assets	686,181
Prepaid income taxes	748,948
Deposit with related party	10,000,000
Intangible asset – customer relationships	35,000,000
Intangible asset – trade name	12,400,000
Property and equipment	779,265
Right-of-use assets	5,812,275
Right-of-use asset – related party lessor	171,075
Other assets	308,256
Deferred income tax liabilities	2,524,670
Accounts payable	2,627,565
Accrued expenses and other liabilities	3,719,000
Operating lease liabilities	5,812,275
Operating lease liability – related party lessor	171,075
Net identifiable assets acquired	108,176,919
Goodwill	38,799,883
Net Assets Acquired	$146,976,802

The following methods were used to determine fair value:

The fair value of the Company’s customer relationships was determined using the multi-period excess earnings method which is a form of the income approach. Key assumptions used consisted of a customer survival factor which was determined using a twenty-year remaining logarithmic curve, assumed annual revenue growth rate of 3% and a new customer marketing expense adjustment of 0.4% of revenue. The weighted average useful life of the Company’s customer relationships was determined at the Acquisition Date to be fifteen years.

The fair value of the Company’s trade names was determined using the relief-from-royalty method, a form of the income approach. Key assumptions used consisted of a royalty rate of 1%, a trade name useful life of approximately five years and a discount rate of 16%. The weighted average estimated useful life of the trade names was determined at the Acquisition Date to be five years.

The Company measured its right-of-use assets acquired and lease liabilities assumed pursuant to the pertinent guidance on leases using IDC’s incremental borrowing rate on the Acquisition Date. Based on a comparison of the assumed leases to market terms it was determined that existing lease terms did not differ materially from market terms in effect on the Transaction Date.

The Company’s accounts receivable and unbilled accounts receivable were measured at their contractual amounts which approximated fair value on the Transaction Date. The Company does not believe that the cash it will ultimately collect on acquired accounts receivable and unbilled accounts receivable differs materially from the amounts recognized on the Transaction Date.

The Company determined that based on the interest and repayment terms of the Seller Notes that their face value of $15,750,000 did not differ materially from their fair value as of the Transaction Date.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization, Nature of Operations and Basis of Presentation (cont.)

The fair value of the noncontrolling interest retained was determined to be $9,900,000. This was determined to be the fair value of a non-puttable equity interest, combined with an embedded put feature. As discussed in Note 15 — Redeemable Units, the noncontrolling interests can be put to IDC at certain times or upon the occurrence of certain events. As such, in determining the fair value of the noncontrolling interest the Company considered that:

•        The noncontrolling interests have identical economic rights to the units held by IDC (other than the put right discussed below)

•        The noncontrolling interest holder has the option to cause IDC to redeem the noncontrolling interest at a price equal to the greater of the Fair Market Value of the noncontrolling interests (as contractually defined in the Transaction Agreement) or $9,500,000 plus an accreted 5.25% per annum amount calculated from the Acquisition Date to the date on which the non-controlling interest is redeemed.

The fair value of the embedded put option was determined using a Black-Scholes model that considers significant inputs such as the strike price, underlying equity value, time to maturity and volatility. Significant inputs and assumptions used were as follows:

Valuation Assumptions	August 31, 2021
Fair value of underlying equity interest on Transaction Date	$3,075,000
Risk free interest rate	0.018%
Estimated volatility	110%
Expected term (in years)	2.0
Strike price	$9,500,000

The estimated volatility used was based on the observed stock price movements of a select group of guideline companies and re-levered for the Company’s actual use of debt as of the valuation date.

The underlying equity value was estimated at $3,075,000 which represented a 10% ownership interest in the Company as of the valuation date.

The risk-free rate of 0.180% is based on the two-year US Treasury rate as of the valuation date.

The expected term is based on the contractual period of the embedded put option.

The strike price is based on the contractually determined put price.

The cash transferred as of the Acquisition Date, including the repayment of the Company’s debt and liabilities and seller expenses at closing, approximates its fair value due to the short-term nature of the asset.

The amount due to the Sellers was paid to LMH in February of 2022 and its carrying value represents its fair value as of the Acquisition Date due to its short-term nature.

The terms of the Transaction Agreement require the Company or IDC as co-borrowers to make additional payments to the Sellers should the Company meet certain financial targets, as defined in the Transaction Agreement, within certain timeframes after the Transaction Date. These amounts have been recorded at fair value and presented as contingent consideration liabilities on the accompanying consolidated balance sheets. Contingent consideration

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization, Nature of Operations and Basis of Presentation (cont.)

liabilities are remeasured at fair value at each subsequent reporting period until settlement, with changes recorded in earnings. The period of determination of the contingent consideration liabilities and their estimated fair values as of the Transaction Date are summarized below.

Contingent Consideration Liabilities
	Estimated Fair Value on Transaction Date	Year of Determination
2022 Obligations	$9,300,000	2022
2023 Obligations	5,400,000	2023
Total	$14,700,000

In aggregate, the contingent consideration agreements provide for two separate $6,125,000 “base payments” ($12,250,000 total over two years) if certain goals are achieved by the Company. The payment of the first base payment is contingent on the Company’s revenues less gross wages meeting a specified level during the first year following the Acquisition Date and the second base payment is contingent on the Company’s revenues less gross wages meeting a specified level during the second year following the Acquisition Date. Additional payments are due subject to a formula for performance beyond that level, with no maximum payment amount. Contingent consideration was valued using a Monte Carlo simulation, with key inputs being the standard deviation applied to the Company’s revenues, revenue multiple and discount rate. Pursuant to the Transaction Agreement, Lyneer Investments and IDC, as joint and several obligors, may elect to pay the contingent consideration amounts in cash or to issue promissory notes in lieu of cash payment to the Sellers. Significant unobservable inputs used in the determination of the Company’s contingent consideration liabilities as of August 31, 2021 consisted of a gross profit discount rate of 5.20% and a gross profit volatility (standard deviation) of 20%. See Note 17 — Fair Value Measurements for further details regarding measurement of contingent consideration liabilities as of December 31, 2022 and December 31, 2021. During the year ended December 31, 2022, the Company determined that earnouts of $6,780,570 and $7,713,563 had been earned and entered into notes payable agreements with the Sellers for payment of amounts due (the “Earnout Notes”). At issuance the Earnout Notes had a face value of $13,494,133 which represents the amounts earned less a $1,000,000 payment towards the contingent consideration liability paid by IDC at closing. See Note 8 — Joint and Several Liability and Indebtedness and Note 11 — Related Party Transactions for further details.

In connection with the Transaction, the Sellers agreed to indemnify the Company for payment of claims or settlement amounts related to any pending or unasserted actions against the Company that arise from events that occurred on or prior to the Transaction Date, as well as legal expenses incurred by the Company related to its defense in such matters. Indemnified matters of this nature are subject to a maximum value of $2,500,000 (consisting of 50% of the first $1,000,000 spent and 100% of the following $2,000,000 spent). At the time of the Transaction, the Company evaluated the contingent legal matters and determined that no matters met the probable and estimable criteria for recognition pursuant to ASC Topic 450 — Contingencies (“ASC 450”). Accordingly, no such matters or associated indemnification assets were recognized on the Transaction Date. As of December 31, 2022 and December 31, 2021, total amounts due from the Sellers under indemnification provisions amounted to $1,677,201 and $178,075, respectively, and represented reimbursement for legal fees incurred to which the Company has a right to reimbursement under the Transaction Agreement. At December 31, 2022 and 2021, respectively, $503,160 and $54,423 were due to the Company from LMH and represent its portion of the indemnification obligation to the Company and are included in “due from related parties” on the accompanying consolidated balance sheets.

Transaction costs incurred by IDC were expensed in IDC’s consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various other assumptions it believes to be

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization, Nature of Operations and Basis of Presentation (cont.)

reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from those estimates. Those estimates and assumptions include the Company’s allowance for doubtful accounts receivable, the allocation of the fair value of purchase consideration to assets acquired and liabilities assumed in business combinations, carrying values and estimated useful lives of property and equipment and intangible assets, recoverability of goodwill and intangible assets and other long-lived assets, accruals for contingent liabilities including contingent consideration liabilities and those arising from litigation and claims, and accounting for income taxes, including the valuation allowance on deferred tax assets.

COVID-19 Considerations

In March 2020, the World Health Organization declared a global pandemic related to the novel coronavirus (“COVID-19”). COVID-19 has created significant volatility, uncertainty, and economic disruption in the markets, however to date COVID-19 did not have a material adverse effect on the Company’s operations during the Successor Periods or the 2021 Predecessor Period.

Russia-Ukraine Conflict

During the first quarter of 2022, Russia commenced a military invasion of Ukraine, and the ensuing conflict has created disruption in the region and around the world. To date, this has not had a material effect on the Company’s operations. The Company continues to closely monitor the ongoing conflict and related sanctions, which could impact the Company’s business, financial results and results of operations in the future.

Note 2 — Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash includes funds deposited in banks. The Company considers all highly liquid investments with a maturity at the date of purchase of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment upon receipt of invoice. The Company extends credit to customers with payment terms ranging from 30 to 150 days from the invoice date. Customer account balances which have not been timely paid according to the customer-specific payment terms are considered delinquent. Accounts receivable are stated at the amount billed to the customer. Upon determination by management, accounts receivable balances are placed into legal, collect and bankruptcy classification, usually on balances over ninety days past the due date. Payments of accounts receivable are allocated to the invoices specified on the customer’s remittance advice or, if unspecified, are applied as payments on account until the specific invoices paid are determined.

Contracts with certain customers allow the Company to charge interest at a rate of 1.5% per month once invoices are considered delinquent, which varies based on the terms of the contracts.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected. Management individually reviews all past due accounts receivable balances and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. Additionally, management applies a general allowance to the remaining accounts receivable based on write-offs from prior periods.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation of property and equipment is computed principally using the straight-line method over the lesser of the estimated useful lives or, in the case of leasehold improvements over the shorter of the useful life of the asset or the remaining term of the lease.

Major improvements are capitalized, while replacements, maintenance and repairs that do not extend the lives of the assets are charged directly to expense as incurred. Upon the disposition of property and equipment, the cost of the asset and the associated accumulated depreciation are eliminated from the related accounts and any resulting gain or loss is recognized as a component of income or loss.

Goodwill

Goodwill represents the difference between the purchase price, fair value non-controlling interest retained, and fair value of any previously held equity interest in the target over fair value of the identifiable net assets acquired in a business combination. Goodwill is not amortized but is reviewed for impairment. In accordance with ASC Topic 350 — Intangibles-Goodwill and Other (“ASC 350”), goodwill is tested for impairment annually, at the reporting unit level and between annual tests if events and circumstances indicate it is more likely than not that the fair value of a reporting unit is less than its carrying value. The Company’s annual impairment test date is December 31. Events that could indicate impairment include, but are not limited to, current economic and market conditions, including a significant adverse change in legal factors, business climate, operational performance of the business or key personnel, and an adverse action or assessment by a regulator.

In performing the impairment test, the Company utilizes the single step approach prescribed under ASC 350. This requires a comparison of the carrying value of the reporting unit to its estimated fair value and to the extent the carrying value exceeds the fair value, a charge is recorded up to the amount of goodwill in the reporting unit.

Obligations under Joint and Several Liability Arrangements

The Company accounts for obligations under which it is jointly and severally liable pursuant to ASC 405-40 — Obligations Resulting from Joint and Several Liability Arrangements (“ASC 405-40”). ASC 405-40 applies where there is not uncertainty as to the amount owed, and where recognition is not prescribed by another area of US GAAP. ASC 405-40 requires that when determining the amount of liability to recognize under a joint and several obligation, a reporting entity which is an obligor under a joint and several liability arrangement first look to the terms of a related agreement with the its co-obligors and record an amount equal to what it is obligated to pay under that agreement, plus any amount it expects to pay on behalf of the co-obligors. If no agreement with the co-obligors exists a reporting entity should recognize the full amount that it could be required to pay under the joint and several liability obligation. The offsetting journal entry upon the Company’s recognition of amounts under joint and several liability arrangements will differ based on the substance of the transactions or events that gave rise to recognition. In cases where a joint and several liability arises because the Company has received cash proceeds for use in its own operations the offsetting entry is generally a debit to cash. In cases where the Company has recognized a liability and funds were borrowed for the benefit of IDC, the Company generally recognizes a deemed distribution within its statement of changes in mezzanine capital and members’ capital (deficit). The Company records associated interest expense and associated debt issuance costs for all amounts that it has recognized in its financial statements under joint and several liability obligations.

Contingent Consideration

For business combinations that require additional assets or equity securities to be transferred to the selling parties in the event certain future events occur or conditions are met (“contingent consideration”), the Company recognizes the acquisition-date fair value of contingent consideration as part of the consideration transferred in exchange for the business combination. Contingent consideration meeting the criteria to be classified as equity in the consolidated

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

balance sheets is not remeasured, and its subsequent settlement is recorded within equity. Contingent consideration classified as a liability is measured at fair value at each reporting date until the contingency is resolved, with any changes in fair value recognized in the Company’s consolidated statements of operations. All contingent consideration issued in connection with the Transaction was liability-classified.

Segments

Operating segments are defined as components of an entity for which discrete financial information is available that is regularly reviewed by the CODM in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s Chief Executive Officer (“CEO”) is the CODM. The CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance. As such, the Company has one operating segment, which is the business of providing commercial staffing solutions.

Redeemable Units

Certain outstanding ownership interests of Company were redeemable upon certain defined events that were determined to be outside of the Company’s control during the Successor Periods and the 2021 Predecessor Period. Accordingly, these ownership interests were recorded in mezzanine capital and subject to subsequent measurement under the guidance provided under ASC Topic 480 — Distinguishing Liabilities from Equity (“ASC 480”). Pursuant to ASC 480, contingently redeemable equity instruments that are not redeemable as of the balance sheet date but probable of becoming redeemable in the future, should be accreted to their redemption value either immediately or ratably. The Company performs an assessment as to whether an outstanding contingently redeemable instrument is probable of becoming redeemable in the future at each reporting date. The Company has elected to recognize changes in redemption value immediately upon the determination that an outstanding instrument is probable of becoming redeemable in the future. Increases in the redemption value of contingently redeemable units are recorded as an increase in mezzanine capital and a reduction of members’ capital.

Intangible Assets

The Company’s identifiable intangible assets as of December 31, 2022 and 2021 consist of the Company’s customer relationships and tradenames and were initially recognized as a result of the Transaction. The Company’s intangible assets are amortized using the straight-line method over their estimated useful lives.

Impairment of Long-Lived Assets

In accordance with ASC Topic 360 — Property, Plant, and Equipment, the Company’s long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that carrying amounts may not be recoverable.

For long-lived assets to be held and used, the Company recognizes an impairment loss only if the asset’s carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and fair value. For the Successor Periods and the 2021 Predecessor Period, there was no impairment of the Company’s long-lived assets.

Leases

The Company is a lessee under various noncancellable operating leases.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

The Company accounts for leases in accordance with ASC Topic 842 — Leases (“ASC 842”). The Company determines if an arrangement is or contains a lease at contract inception. If a contract is or contains a lease, the Company recognizes a right-of-use (“ROU”) asset and a lease liability at the lease commencement date.

For operating leases, the lease liability is initially and subsequently measured at the present value of the unpaid lease payments,

Key estimates and judgments include how the Company determines (1) the discount rate it uses to discount the unpaid lease payments to present value, (2) lease term, and (3) lease payments.

•        ASC 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. Generally, the Company cannot determine the interest rate implicit in the lease because it does not have access to the lessor’s estimated residual value or the amount of the lessor’s deferred initial direct costs. Therefore, the Company generally uses its incremental borrowing rate as the discount rate for the lease.

•        The lease term for all the Company’s leases includes the noncancellable period of the lease plus any additional periods covered by either a Company option to extend (or not to terminate) the lease that the Company is reasonably certain to exercise, or an option to extend (or not to terminate) the lease controlled by the lessor.

•        Lease payments included in the measurement of the lease liability are fixed payments, including in-substance fixed payments, owed over the lease term.

The ROU asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred less any lease incentives received.

For operating leases, the ROU asset is subsequently measured throughout the lease term at the carrying amount of the lease liability, plus initial direct costs, plus (minus) any prepaid (accrued) lease payments, less the unamortized balance of lease incentives received. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

The Company monitors for events or changes in circumstances that require a reassessment of one of its leases. When a reassessment results in the remeasurement of a lease liability, a corresponding adjustment is made to the carrying amount of the corresponding ROU asset unless doing so would reduce the carrying amount of the ROU asset to an amount less than zero. In that case, the ROU asset is reduced to zero and the remainder of the adjustment is recorded in profit or loss.

Deferred Financing Costs

Costs that are incremental and direct to obtaining debt financing are capitalized and amortized as a component of interest expense, over the term of the related debt. Unamortized deferred financing fees are presented as a contra-liability with respect to the associated outstanding debt on the Company’s consolidated balance sheets.

Revenue Recognition

Service Revenues

The Company derives its revenues from two service lines: temporary placement services and permanent placement and other services. Revenues are recognized when promised goods or services are delivered to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC Topic 606 — Revenue from Contracts with Customers (“ASC 606”), the Company performs the following five steps: (i) it identifies the contract with a customer; (ii) it identifies the performance obligations in the contract; (iii) it determines the transaction price; (iv) it allocates the transaction price to the performance obligations in the contract; and (v) it recognizes revenue when (or as) the Company satisfies a performance obligation.

Temporary Placement Services Revenue

Temporary placement services revenue from contracts with customers are recognized in the amount which the Company has a right to invoice when the services are rendered by the Company’s engagement professionals. The Company invoices its customers for temporary placement services concurrently with each periodic payroll which coincides with the services provided. Revenues that have been recognized but not invoiced for temporary staffing customers are included in “unbilled accounts receivable” on the Company’s consolidated balance sheets and represent a contract asset under ASC 606.

Most engagement professionals placed on assignment by the Company are employed by a third-party professional employer organization (“PEO”) while they are working on assignments. The PEO pays all related costs of employment, including workers’ compensation insurance, state and federal unemployment taxes, social security, and certain fringe benefits which is invoiced back to the Company on a weekly basis. The Company assumes the risk of acceptability of its employees to its customers.

The Company records temporary placement services revenue on a gross basis as a principal, rather than on a net basis as an agent in the presentation of revenues and expenses. The Company has concluded that gross reporting is appropriate because the Company (i) has the risk of identifying and hiring qualified employees, (ii) has the discretion to select the employees and establish their price and duties, and (iii) bears the risk for services that are not fully paid for by customers.

Permanent Placement and Other Services Revenue

Permanent placement and other services revenue from contracts with customers are primarily recognized when employment candidates accept offers of permanent employment and begin work for the Company’s clients. Certain of the Company’s permanent placement contracts contain a thirty-day guarantee period. The Company has a substantial history of estimating the financial impact of permanent placement candidates who do not remain with its clients through the thirty-day guarantee period. If a candidate voluntarily leaves or is terminated for cause prior to the completion of thirty days of employment, the Company will provide a replacement candidate at no additional cost to the customer, as long as the placement fee is paid within thirty days of the candidate’s start date. When required to provide a replacement candidate, the Company defers the recognition of revenue until a replacement candidate is found and hired, and any associated fees collected from the customer is recorded as a contract liability. Fees to clients are generally calculated as a percentage of the new employee’s annual compensation. No fees for permanent placement talent solutions services are charged to employment candidates, regardless of whether the candidate is placed.

Contract liabilities are recorded when cash payments are received or due in advance of performance and are reflected in accrued expenses on the accompanying consolidated balance sheets.

Cost of Revenue

Direct costs of temporary placement services consist of payroll, payroll taxes, and benefit costs for the Company’s engagement professionals. There are no material direct costs of permanent placement and other services.

Advertising Expense

The Company expenses advertising costs as incurred. For the 2022 Successor Period, the 2021 Successor Period and the 2021 Predecessor Period, the Company recorded advertising expense of $859,545, $292,113, and $450,213, respectively. Advertising expense is included in “selling, general and administrative” on the accompanying consolidated statements of operations.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company recognizes uncertain tax positions that it has taken or expects to take on a tax return. Management makes a determination as to whether it is more likely than not that an income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the Company were to incur an income tax liability from an uncertain tax position in the future, interest on any income tax liability would be reported as interest expense and penalties on any income tax liability would be reported as income taxes.

Management’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analyses of tax laws, regulations and interpretations thereof as well as other factors.

Fair Value Measurements

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company has applied the framework for measuring fair value which requires a fair value hierarchy to be applied to all fair value measurements. All financial instruments recognized at fair value are classified into one of three levels in the fair value hierarchy as follows:

Level 1 — Valuation based on quoted prices (unadjusted) observed in active markets for identical assets or liabilities.

Level 2 — Valuation techniques based on inputs that are quoted prices of similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not in active markets; inputs other than quoted prices used in a valuation model that are observable for that instrument; and inputs that are derived from or corroborated by observable market data by correlation or other means.

Level 3 — Valuation techniques with significant unobservable market inputs.

The Company measures certain non-financial assets and liabilities, including long-lived assets, intangible assets and goodwill, at fair value on a nonrecurring basis. The fair value of contingent consideration is classified within Level 3 of the fair value hierarchy.

Loss Contingencies

From time to time, the Company may become involved in various claims, disputes and legal or regulatory proceedings that arise in the ordinary course of business. The Company assesses its potential contingent and other liabilities by analyzing its claims, disputes and legal and regulatory matters using all available information and developing its views on estimated losses in consultation with its legal and other advisors. The Company determines whether a loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. If the contingency is not probable or cannot be reasonably estimated, disclosure of the contingency shall be made when there is at least a reasonable possibility that a loss may be incurred. Legal fees incurred by the Company related to contingent liabilities are expensed as incurred.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Recent Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13 — Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires measurement and recognition of expected credit losses for financial assets. In April 2019, the FASB issued clarification to ASU 2016-13 within ASU 2019-04, Codification Improvements to ASC Topic 326 — Financial Instruments-Credit Losses, ASC Topic 815 — Derivatives and Hedging, and ASC Topic 825 — Financial Instruments or ASU 2016-13. The guidance is effective for fiscal years beginning after December 15, 2022. The Company is currently assessing the potential impact of adopting ASU 2016-13 on its financial statements and financial statement disclosures.

The Company does not believe that any other recently issued but not yet effective accounting pronouncements are expected to have a material effect on its consolidated financial statements.

Note 3 — Liquidity

The Company incurred a net loss in the 2022 Successor Period and the 2021 Successor Period. Based on the Company’s available capital under its credit facilities and the Company’s current operating plan, the Company believes it has sufficient working capital to fund continuing operations and service its credit facilities through at least one year from the date that the accompanying consolidated financial statements were issued.

Note 4 — Revenue Recognition and Accounts Receivable

The Company’s disaggregated revenues for Successor Periods and the 2021 Predecessor Period are as follows:

	(Successor)	(Successor)	(Predecessor)
	Year Ended December 31, 2022	Period From August 31, 2021 to December 31, 2021	Period From January 1, 2021 to August 30, 2021
Temporary placement services	$434,301,937	$161,507,915	$258,385,599
Permanent placement and other services	7,242,180	1,607,988	3,529,599
Total Revenues	$441,544,117	$163,115,903	$261,915,198

Contract liabilities on December 31, 2022 and 2021, August 31, 2021, or January 1, 2021 were not material to the Company’s consolidated financial statements.

The Company had contract assets consisting of the following as of December 31:

	(Successor) 2022	(Successor) 2021
Unbilled accounts receivable	$6,307,006	$6,549,591
Total Contract Assets	$6,307,006	$6,549,591

The Company’s accounts receivable consisted of the following at December 31,:

	(Successor) 2022	(Successor) 2021
Accounts receivable	$61,399,297	$67,085,123
Allowance for doubtful accounts	(394,247)	(394,247)
Accounts Receivable, Net	$61,005,050	$66,690,876

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Revenue Recognition and Accounts Receivable (cont.)

For the 2022 Successor Period, the 2021 Successor Period and the 2021 Predecessor Period the Company recorded bad debt expense of $0, $1,367,072 and $1,100,000, respectively. Bad debt expense is included in “selling, general and administrative” in the accompanying consolidated statements of operations.

The carrying amount of the Company’s accounts receivable serving as collateral for the Company’s outstanding indebtedness amounted to $61,005,050 and $66,690,876 at December 31, 2021 and 2022, respectively.

Note 5 — Property and Equipment

At December 31, property and equipment consisted of the following:

	(Successor) 2022	(Successor) 2021	Estimated Useful Lives
Computer equipment and software	$659,474	$563,351	3 years
Office equipment	94,876	94,875	5 years
Furniture and fixtures	166,534	152,693	7 years
Leasehold improvements	18,420	6,192	Shorter of estimated life of asset or remaining lease term
	939,304	817,111
Less: accumulated depreciation and amortization	(335,435)	(82,886)
Property and Equipment, Net	$603,869	$734,225

For the 2022 Successor Period, the 2021 Successor Period and the 2021 Predecessor Period, the Company recorded depreciation expense of $252,178, $82,886, and $162,177, respectively. Depreciation expense is included in “depreciation and amortization” on the accompanying consolidated statements of operations.

The carrying value of the Company’s property and equipment serving as collateral for the Company’s outstanding indebtedness amounted to $592,679 and $729,353 at December 31, 2022 and 2021, respectively.

Note 6 — Intangible Assets

At December 31, intangible assets consisted of the following:

	(Successor) 2022
Description	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted- Average Useful Life
Acquired Intangible Assets:
Customer relationships	$35,000,000	$(3,111,111)	$31,888,889	15 years
Trade Name	12,400,000	(3,306,667)	9,093,333	5 years
Total Intangible Assets	$47,400,000	$(6,417,778)	$40,982,222
	(Successor) 2021
Description	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted- Average Useful Life
Acquired intangible assets:
Customer relationships	$35,000,000	$(777,778)	$34,222,222	15 years
Trade Name	12,400,000	(826,667)	11,573,333	5 years
Total intangible assets	$47,400,000	$(1,604,445)	$45,795,555

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Intangible Assets (cont.)

For the 2022 Successor Period, the 2021 Successor Period and the 2021 Predecessor Period the Company recorded amortization expense on its intangible assets of $4,813,333, $1,604,445 and $2,308,850, respectively. Amortization expense related to intangible assets is included in “depreciation and amortization” on the accompanying consolidated statements of operations.

As of December 31, 2022 scheduled future amortization of the Company’s intangible assets is as follows for each of the next five years and thereafter:

2023	$4,813,333
2024	4,813,333
2025	4,813,333
2026	3,986,666
2027	2,333,333
Thereafter	20,222,224
Total	$40,982,222

Note 7 — Goodwill and Goodwill Impairment

At December 31, 2021, the Company completed its goodwill impairment testing and recorded an impairment charge of $38,799,883 as the test indicated that the carrying value of the Company’s reporting unit was in excess of the fair value. The recognized impairment reduced the goodwill balance to $0 as of December 31, 2021. The impairment was primarily due to a change in the Company’s forecasted financial projections as well as market conditions.

For the purposes of measuring goodwill impairment, the Company determined the fair value of its reporting unit based on an income approach, using the present value of estimated future discounted cash flows (“DCF”), and based on a market approaches, specifically, the prior transaction method and the public company method. A 60%, 30%, and 10% weight was given to the prior transaction method, the DCF analysis and the public company method, respectively. The DCF analysis determines the fair value of the reporting unit by estimating the after-tax cash flows attributable to a reporting unit and then discounting the after-tax cash flows to present value using a risk-adjusted discount rate. Assumptions used in the DCF require significant judgment, including judgment about appropriate discount rates and terminal values, growth rates, and the amount and timing of expected future cash flows. The forecasted cash flows are based on management’s projected financial results through December 31, 2025, and results for periods beyond that date are estimated based on assumed growth rates expected as of the measurement date. Management believes its assumptions are consistent with the plans and estimates used to manage the underlying business. Significant estimates used to determine fair value include the weighted average cost of capital (“WACC”), financial forecasts, pricing multiples derived from publicly traded companies that are comparable to the reporting unit and the data observed in the Transaction.

The discount rates used are intended to reflect the risks inherent in future cash flow projections that a market participant would consider when valuing the reporting unit. As shown below, the WACC used as of December 31, 2021 was 13%. The market approach considers comparable transactions based on multiples of operating value, revenue, and gross transaction value. The Company believes its assumptions used to determine the fair value of its reporting unit are reasonable. If different assumptions were used, particularly with respect to forecasted cash flows, terminal values, WACCs, or market multiples, different estimates of fair value may result. Actual operating results and the related cash flows of the reporting unit could differ from the estimated operating results and related cash flows.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 — Goodwill and Goodwill Impairment (cont.)

(Successor)
Input Description	December 31, 2021 Value
WACC	13.0%

Changes in the carrying value of goodwill during the 2021 Successor Period were as follows, there were no changes in the carrying value of goodwill during the 2022 Successor Period:

	Gross Goodwill	Accumulated Impairment	Goodwill, Net of Accumulated Impairment
Balance at August 31, 2021	$—	$—	$—
Acquisition (pushdown accounting as a result of the Transaction)	38,799,883	—	38,799,883
Impairment charge	—	(38,799,883)	(38,799,883)
Balance at December 31, 2021	38,799,883	(38,799,883)	—
Balance at December 31, 2022	$38,799,883	$(38,799,883)	$—

Note 8 — Joint and Several Liabilities and Indebtedness

Revolver

On August 31, 2021, the Company and IDC as co-borrowers entered into a revolving credit facility (the “Revolver”) with a commercial bank as administrative agent (the “Revolver Administrative Agent”) and certain lenders (the “Revolver Lenders”). IDC, Lyneer Investments, Lyneer Holdings, and LSS are jointly and severally liable for repayment of any and all amounts due under the Revolver, accordingly the Company may be required to pay all amounts borrowed or otherwise payable. Availability on the Revolver is subject to a formula that is based on, among other things, the combined eligible accounts receivable of IDC and the Company.

The amount of funding available under the Revolver at issuance was $125,000,000. The Revolver provides the co-borrowers with a sublimit for letters of credit of $10,000,000 and a sublimit for Swing-Line Loans of $10,000,000. At the closing of the Transaction the Revolver Lenders advanced $68,560,944 on the Revolver. Of the $68,560,944 advanced, $66,060,944 (the “Transaction Advance”) was paid to the Sellers and their designees pursuant to the Transaction Agreement. There is no agreement between the co-borrowers regarding repayment of the Transaction Advance, accordingly the Company recognized the Transaction Advance amount of $66,060,944 as a liability in the accompanying consolidated financial statements upon the disbursement of the funds. The offset was recorded in the accompanying consolidated financial statements as a deemed distribution in the 2021 Successor Period within the consolidated statement of changes in mezzanine capital and members’ capital (deficit), as the use of the funds was primarily for the benefit of IDC rather than the Company. Accordingly, the Company considers the substance of its recognition of the liability to be akin to a non-reciprocal transfer with an owner.

Of the $68,560,944 advanced at closing, $2,500,000 was retained by IDC and used for operating purposes (the “IDC Working Capital Borrowing”). The Company and IDC have agreed that IDC will be responsible for the repayment of the IDC Working Capital Borrowing and the Company does not expect to pay that amount therefore the Company has not recognized that borrowing in the accompanying consolidated financial statements.

As of December 31, 2022 the outstanding loan balance on the Revolver was $102,933,863 which represents the maximum amount of principal as of that date that the Company could be required to pay under the credit agreement for the Revolver. At December 31, 2022, the Company has presented a liability for the principal payable under the Revolver in the amount of $76,259,621 on its consolidated balance sheet which excludes amounts that IDC has agreed to pay.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Joint and Several Liabilities and Indebtedness (cont.)

Unless the obligations under the Revolver are accelerated, the Revolver matures on August 31, 2025 (the “Revolver Maturity Date”). On the Revolver Maturity Date all outstanding balances on the Revolver are due and payable. There are no scheduled principal payments on the Revolver prior to the Revolver Maturity Date. The Company may prepay amounts owed under the Revolver at any time prior to the Revolver Maturity Date without penalty. The Revolver is collateralized by substantially all assets of the Company.

On November 15, 2022 certain terms of the credit agreement for the Revolver were amended (the “2022 Revolver Amendment”). Pursuant to the 2022 Revolver Amendment, borrowings under the Revolver bear interest at the Secured Overnight Financing Rate (“SOFR”) or a Base Rate plus an Applicable Margin. The Base Rate is a fluctuating daily rate per annum equal to the highest of (a) the rate of interest announced by the Bank of Montreal from time to time as its prime rate for such day (with any change in such rate announced by Bank of Montreal taking effect at the opening of business on the day specified in the public announcement of such change); (b) the Federal Funds Rate for such day, plus 0.50%; or (c) the SOFR Rate (as defined in the credit agreement for the Revolver) for a one month Interest Period (as defined in the credit agreement for the Revolver), plus 1.00%.

Borrowings under the Revolver (as amended on November 15, 2022) are classified as one of the following:

•        SOFR Revolving Credit Loans

•        SOFR FILO (“first-in-last-out”) Loans

•        Base Rate Revolving Credit Loans

•        Base Rate FILO Loans

•        Swing-Line Loans

With respect to the SOFR and Base Rates Loans the Applicable Margins are as follow:

	Application Margin by Loan Type
Average Availability	SOFR Revolving Credit Loans	Base Rate Revolving Credit Loans	SOFR FILO Loans	Base Rate FILO Loans
Greater than $83,333,333.33	1.75%	0.75%	2.75%	1.75%
Greater than $41,666,666.66 but less than or equal to $83,333,333.33	2.00%	1.00%	3.00%	2.00%
Less than $41,666,666.66	2.25%	1.25%	3.25%	2.25%

Swing-Line Loans on the Revolver bear interest at a rate equal to the Base Rate plus the Applicable Margin.

The table below summarizes the interest rates, per annum, on each loan by type at December 31, 2022 and 2021, respectively:

	As of December 31,
	2022	2021
Base Rate Revolving
Credit Loans	8.75%	4.25%
Swing-Line Loans	8.75%	n/a
Base Rate FILO Loans	7.49%	3.10%
SOFR Revolving
Credit Loans	6.49%	2.10%

The Company must pay a fee for unused borrowing capacity on the Revolver in an amount calculated at a rate of 0.25% per annum of the unused amount.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Joint and Several Liabilities and Indebtedness (cont.)

The Company has the ability to use a portion of the Revolver for up to $10,000,000 for a standby or documentary letter of credit. Amounts utilized for letters of credit reduce the co-borrowers’ borrowing availability under the Revolver. During the year ended December 31, 2022 and as of that date the Company has obtained a standby letter of credit in the amount of $8,000,000 which was required by the Non-Related Party PEO (see also Note 12 — Concentrations). The Company is required to pay a fronting fee of 0.125% per annum on the amounts of letter of credit provided, in addition to a usage fee equal determined by the credit agreement for the Revolver.

Total availability on the Revolver on December 31, 2022 to which the Company and the other co-borrowers had access was $12,002,753.

The Revolver requires that the co-borrowers comply with certain financial and non-financial covenants. The Revolver requires that the Company together with IDC meet certain financial covenants which are generally calculated with reference to the financial performance, asset balances, and borrowings of IDC together with all of its consolidated subsidiaries (including the Company). The financial covenants include:

•        A Consolidated Fixed Charge Coverage Ratio (the “FCCR”)

•        A Consolidated Senior Leverage Ratio (the “SLR”)

•        A Consolidated Total Leverage Ratio (the “TLR”)

At December 31, 2022 the FCCR, SLR and TLR were not met. On May 5, 2023, the covenant violations were waived by the Revolver Lenders effective December 31, 2022, and the Revolver was amended (the “May 5, 2023 Revolver Amendment”) to revise the definitions of the FCCR, the SLR and the TLR. Financial covenants related to average borrowing availability and minimum EBITDA were also added as part of the May 5, 2023 Revolver Amendment. The Company does not believe it is probable that there will be non-compliance with the revised covenants through December 31, 2023 and therefore has classified amounts recognized under the Revolver as non-current at December 31, 2022.

Additionally, as part of the amendment, the applicable margin thresholds for each loan type were amended, as presented in the table below:

Applicable Margin by Loan Type (Following the May 5, 2023 Revolver Amendment)

Average Availability	SOFR Revolving Credit Loans	Base Rate Revolving Credit Loans	SOFR FILO Loans	Base Rate FILO Loans
Greater than $83,333,333.33	2.25%	1.25%	3.25%	2.25%
Greater than $41,666,666.66 but less than or equal to $83,333,333.33	2.50%	1.50%	3.50%	2.50%
Less than $41,666,666.66	2.75%	1.75%	3.75%	2.75%

Under the terms of the Revolver, the Company is prohibited from making dividends or distributions to owners who are not also co-borrowers on the Revolver.

Pursuant to the credit agreement for the Revolver, co-borrowers are required to make a mandatory principal prepayment in the event cash proceeds are received from the following (unless specifically authorized by terms of the Revolver): issuance of equity securities, incurrence of additional debt, disposition of assets.

Pursuant to the credit agreement for the Revolver, upon the receipt of certain payments outside of ordinary course of business, the co-borrowers are required to remit such proceeds to the Revolver Lenders as a prepayment.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Joint and Several Liabilities and Indebtedness (cont.)

Term Note

On August 31, 2021 the Company and IDC as co-borrowers entered into a Term Note (the “Term Note”) with an investment management firm as administrative agent (the “Term Note Administrative Agent”) and certain lenders (the “Term Note Lenders”). IDC, Lyneer Investments, Lyneer Holdings, and LSS are jointly and severally liable for repayment of any and all amounts due under the Term Note, accordingly the Company may be required to pay all amounts borrowed or otherwise payable under that agreement. Upon the closing of the Transaction, the Term Loan Lenders advanced $30,300,000 which was paid to Sellers and their designees as a component of the consideration transferred by IDC for the Company. There is no agreement between the co-borrowers regarding repayment of the Term Note, accordingly the Company recognized these amounts in full in its separately issued financial statements upon the disbursement of the funds. The offsetting amount was recorded in the accompanying financial statements as a deemed distribution in the 2021 Successor Period within the consolidated statement of changes in mezzanine capital and members’ capital (deficit), as the use of the funds was primarily for the benefit of IDC rather than the Company. Accordingly, the Company considers the substance of its recognition of the liability to be akin to a non-reciprocal transfer with an owner. Total principal amounts outstanding on the Term Note at December 31, 2022 amount to $31,875,000 all of which have been presented as a liability on the Company’s consolidated balance sheet.

Unless the obligations under the Term Note are accelerated, the Term Note matures on February 28, 2026 (the “Term Note Maturity Date”). On the Term Note Maturity Date all outstanding balances on the Term Note are due and payable. There are no scheduled principal payments on the Term Note prior to the Term Note Maturity Date. The Term Note is collateralized by substantially all assets of the Company. The Term Note is subordinated to the Revolver.

The Term Note bears interest at a stated rate of 12% per annum from August 31, 2021 through October 31, 2021, and interest at a stated rate of 14% per annum thereafter. The Term Note requires monthly interest payments, however, on each payment date the co-borrowers may elect to pay the equivalent of 4% per annum either in cash or in kind (“PIK Interest”). The co-borrowers have elected to pay the full amount of available PIK interest in-kind during the Successor Periods. The interest rate on the Term Note was 14% on December 31, 2022, and 2021, respectively. The Term Note contains a feature whereby the stated interest rate will be lowered to 12% per annum upon the receipt by the lender of an executed pledge agreement by an affiliate of IDC. The Term Note was amended on November 15, 2022. The sole result of the amendment was that the amount of indebtedness that the co-borrowers could create or assume with respect to IDC Canada, an affiliate of IDC, subject to the terms and conditions the Term Note, increased from $2,000,000 to $8,000,000. A substantially identical amendment was also made to the Revolver.

The Term Note requires mandatory prepayment of principal upon the occurrence of certain events (discussed in additional detail below in this subsection) and permits optional prepayment. Both mandatory and optional prepayments require the payment of a prepayment premium calculated as follows:

Date of Optional or Mandatory Prepayment	Prepayment Premium
Prior to August 31, 2022	Prepaid principal balance of the Term Note multiplied by 3.0%
On or after August 31, 2022 and prior to August 31, 2023	Prepaid principal balance of the Term Note multiplied by 2.0%
On or after August 31, 2023 and prior to August 31, 2024	Prepaid principal balance of the Term Note multiplied by 1.0%

The Term Note agreement requires mandatory prepayment of all outstanding principal upon occurrence of a Change in Control or Initial Public Offering as defined in the Term Note agreement.

Pursuant to the Term Note, the co-borrowers are required to make a mandatory principal prepayment in the event cash proceeds are received in the following circumstances (unless specifically authorized by the terms of the Term Note): issuance of equity securities, incurrence of additional debt or disposition of assets.

Pursuant to the Term Note, upon the receipt of certain payments outside of ordinary course of business, the co-borrowers are required to remit such proceeds to the Term Note Lenders as a prepayment.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Joint and Several Liabilities and Indebtedness (cont.)

The Term Note includes certain financial and non-financial covenants. The Term Note requires that the Company, together with IDC, meet certain financial covenants which are generally calculated with reference to the financial performance, asset balances, and borrowings of IDC together with all its consolidated subsidiaries. The financial covenants include:

•        The FCCR

•        The SLR

•        The TLR

At December 31, 2022 the FCCR, SLR and TLR were not met. On May 5, 2023 the covenant violation was waived by the Term Note Lenders effective December 31, 2022 and the Term Note was amended (the “May 5, 2023 Term Note Amendment”) to revise the definitions of the FCCR, the SLR and the TLR. The Company does not believe it is probable that there will be non-compliance with the revised covenants through December 31, 2023 and therefore has classified amounts recognized under the Term Note as non-current at December 31, 2022. Financial covenants related to average borrowing availability and minimum EBITDA were also added as part of the May 5, 2023 Term Note Amendment.

The May 5, 2023 Term Note Amendment provides that the stated interest rate on the Term Note may vary between 14% and 16%, per annum with the cash portion of the stated rate varying from 10% to 11%, per annum and the PIK portion varying from 4% to 5%, per annum, based on specified financial ratios of the co-borrowers and similar metrics.

Under the terms of the credit agreement for the Term Note the Company is prohibited from making dividends or distributions to owners who are not also co-borrowers on the Term Note.

Seller Notes

To facilitate the Transaction, Lyneer Investments, and IDC as co-borrowers entered into the Seller Notes. IDC and Lyneer Investments are jointly and severally liable for all payments due on the Seller Notes and accordingly, the Company may be required to pay all amounts due under those obligations. There is no agreement in place between IDC and the Company defining how the repayment obligations will be shared. Accordingly, upon issuance of the Seller Notes the offsetting amount of $15,750,000 was recorded in the accompanying consolidated financial statements as a deemed distribution in the 2021 Successor Period within the consolidated statement of changes in mezzanine capital and members’ capital (deficit), as the incurrence of the debt was primarily for the benefit of IDC rather than the Company. Accordingly, the Company considers the substance of its recognition of the liability to be akin to a non-reciprocal transfer with an owner.

Certain of the Seller Notes were payable to LMH, a related party. See also Note 11 — Related Party Transactions for additional information regarding the Seller Notes payable to LMH. At December 31, 2022 the Company has presented a liability of $7,875,000 on its consolidated balance sheet related to principal payable under the Seller Notes which is the full amount of outstanding principal under the Seller Notes as of that date.

The Seller Notes represent unsecured borrowings and are subordinated to the Revolver and to the Term Note. Pursuant to their original terms, payments on the Seller Notes are due in quarterly installments of $1,575,000, through December 31, 2023 (“the Seller Note Maturity Date”) and bear interest at a fixed rate of 6.25% per annum. Upon occurrence of a change in control or upon acceleration of amounts due under the Revolver or the Term Note, any outstanding amounts under the Seller Notes become immediately due and payable. Lyneer Investments and IDC are required to comply with certain covenants contained in the Seller Notes. The Seller Notes can be prepaid without penalty.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Joint and Several Liabilities and Indebtedness (cont.)

Pursuant to the Seller Note agreements, unless contemplated by the Transaction Agreement or ancillary documents, the Company cannot redeem, retire, purchase or otherwise acquire, directly or indirectly, any of its equity interests, return any contribution to an equity holder or, declare or pay any dividends or other distributions to equity holders (other than salary, bonuses and other compensation for services as rendered) except to allow for certain income tax payments to be made as defined in the Seller Note agreements.

Certain terms of the Seller Notes were amended in May of 2023. See Note 19 — Subsequent Events for additional information.

Earnout Notes

On November 15, 2022, the value payable to the Sellers under certain of the contingent consideration obligations was determined to be a fixed amount of $13,494,133. On that date, nine notes payable with equivalent terms, except to the amount of principal and interest, were issued to the Sellers (the “Earnout Notes”). Lyneer Investments and IDC are also jointly and severally liable on the Earnout Notes and accordingly the Company may be required to repay all amounts due under those arrangements. There is no agreement between the co-borrowers as to the amounts which each entity will be responsible for paying. Upon the issuance of the Earnout Notes, the Company recognized the amounts borrowed in full as a liability in its separately issued financial statements with a corresponding decrease in the accrued contingent consideration liability which was previously an estimated value (See also Note 1 — Organization, Nature of Operations and Basis of Presentation and Note 17 — Fair Value Measurements). At December 31, 2022 the Company has presented a liability of $13,494,133 on its consolidated balance sheet related to principal payable under the Earnout Notes which is the full amount of outstanding principal under the Earnout Notes as of that date.

The Earnout Notes are subordinated to the Revolver and the Term Note and represent unsecured borrowings. Each of the Earnout Notes, under its original terms, requires quarterly payments commencing on March 31, 2023 and matures on December 31, 2024 (the “Earnout Note Maturity Date”) and bears interest at a fixed rate of 6.25%, per annum. Upon occurrence of a change in control or upon acceleration of amounts due under the Revolver or the Term Note, any outstanding amounts due under the Earnout Notes are immediately due and payable. Certain of the Earnout Notes are payable to LMH, a related party. See Note 11 — Related Party Transactions — for additional details. The Earnout Notes can be prepaid without penalty.

Pursuant to the Earnout Note agreements, and unless contemplated by the Transaction Agreement or ancillary documents, the Company cannot redeem, retire, purchase or otherwise acquire, directly or indirectly, any of their equity interests, return any contribution to an equity holder or, declare or pay any dividends or other distributions to equity holders (other than salary, bonuses and other compensation for services as rendered). Except that, so long as no event of default exists, and to do so would not cause a default to occur, if a borrower is a pass-through entity for US federal income tax purposes, that borrower may make certain distributions to its investors so such investors may pay any income tax obligations related to the attribution of the borrower’s taxable income to that investor.

Certain terms of the Earnout Notes were amended in May of 2023. See Note 19 — Subsequent Events for additional information.

Deferred Financing Costs, Outstanding Debt and Scheduled Future Maturities

Amortization of deferred financing fees for the 2022 Successor Period, 2021 Successor Period and the 2021 Predecessor Period amounted to $405,287, $135,103, and $142,794, respectively and these amounts are included in “interest expense” on the Company’s consolidated statements of operations.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Joint and Several Liabilities and Indebtedness (cont.)

The Company’s outstanding long-term debt at December 31 is as follows:

	December 31,
	2022	2021
Revolver	$76,259,621	$78,762,064
Term Note	31,875,297	30,610,531
Seller Notes	7,875,000	12,600,000
Earnout Notes	13,494,133	—
Total Long-Term Debt	129,504,051	121,972,595

Less: Current Portion	(13,047,067)	(6,300,000)
Less: Unamortized debt issuance costs	(1,165,463)	(1,570,739)
Total Long-Term Debt, Net	$115,291,522	$114,101,856

The following table summarizes the aggregate principal maturities of the long-term debt recognized by the Company for each of the following five years and thereafter:

(Successor) As of December 31, 2022
2023	$13,047,067
2024	8,322,066
2025	76,259,621
2026	31,875,297
2027 and Thereafter	—
Total	$129,504,051

Interest Expense

The Company recognized total interest expense of $10,008,896, $1,974,868 and $1,758,959 during the 2022 Successor Period, the 2021 Successor Period, and the 2021 Predecessor Period, respectively.

Note 9 — Operating Leases

The Company’s leasing activities primarily consist of leases of real estate for its local branches. The real estate leases have initial terms ranging from one month to six years. Some of the initial lease terms have already matured and the remaining leases have maturity dates ranging from 2023 to 2025. The Company assesses whether each lease is an operating lease or a finance lease at the lease commencement date. The Company does not have any material leases, individually or in the aggregate, classified as finances leases.

Variable Lease Costs

Certain of the Company’s leases require payments for taxes, insurance, and other costs applicable to the property, in addition to the minimum lease payments. These costs are considered variable costs which are based on actual expenses incurred by the lessor. Therefore, these amounts are not included in the calculation of the right-of-use assets and lease liabilities.

The Company has lease agreements which provide for fixed and scheduled escalations, which are included in the calculation of the right-of-use assets and lease liabilities. The Company does not generally enter into lease agreements with increases in the base rent amount based on changes to the consumer price index (“CPI”).

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Operating Leases (cont.)

Further, the Company has a number of locations in which its lease tenancy is month-to-month. For purposes of the Company’s lease liability calculations, the Company has estimated the length of time that it is reasonably certain to occupy the space. There is inherent variability risk due to these month-to-month tenancies.

Options to Extend or Terminate Leases

Many of the Company’s leases contain options to extend the lease term. The leases generally contain a single option of one-year to three-year renewal terms. The exercise of lease renewal options is at the Company’s sole discretion. If it is reasonably certain that the Company will exercise such options, the periods covered by such options are included in the lease term and are recognized as part of the Company’s right-of-use assets and lease liabilities. The Company’s leases do not generally contain options to early terminate; however, leases with month-to-month tenancy can be terminated at any time.

Other Lease Items

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

Related Party Lease

During the 2021 Predecessor Period, the 2021 Successor Period and part of the 2022 Successor Period, the Company leased office space in Ewing, New Jersey (the “Leased Property”) under an operating lease agreement (the “Related Party Lease Agreement”) from a leasing entity owned and controlled by the Company’s Chief Financial Officer (the “CFO”). The Leased Property served as the Company’s headquarters until October of 2022 when the Company terminated the Related Party Lease Agreement and relocated its headquarters to a different location under a lease agreement with an unrelated landlord.

The right-of-use asset and lease liability under the Related Party Lease Agreement are included in “right-of-use asset — related party lessor” and “current operating lease liability-related party lessor” on the accompanying consolidated balance sheet as of December 31, 2021. See Note 11 — Related Party Transactions for additional information.

The Company’s right-of use-assets and operating lease liabilities with unrelated parties are included in “right-of-use assets,” “current operating lease liabilities,” and “noncurrent operating lease liabilities” on the accompanying consolidated balance sheets.

Discount Rate and Lease Term

As of December 31, 2022, and 2021, the weighted average remaining lease term and discount rate for the Company’s operating leases were 2.55 years and 3.33 years and 2.9% and 2.8%, respectively.

Lease Costs and Activity

The Company’s lease costs and activity are as follows:

Operating Lease Cost	(Successor) Year-Ended December 31, 2022	(Successor) August 31 to December 31, 2021	(Predecessor) January 1 to August 30, 2021
Fixed lease costs to non-related parties	$2,006,840	$658,379	$1,187,833
Fixed lease costs to related parties	122,904	49,162	98,324
Variable lease costs to non-related parties	215,887	63,921	133,368
Total lease cost	$2,345,631	$771,462	$1,419,525

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Operating Leases (cont.)

Supplemental Cash Flow Disclosures	(Successor) Year-Ended December 31, 2022	(Successor) August 31 to December 31, 2021	(Predecessor) January 1 to August 30, 2021
Cash paid to non-related parties for the amounts included in the measurement of operating lease liabilities	$1,978,973	$647,481	$1,187,833
Cash paid to related parties for the amounts included in the measurement of operating lease liabilities	$102,340	$69,726	$98,324
Right-of-use assets obtained in exchange for new operating lease liabilities	$373,010	$141,383	$—

Maturity of Lease Liabilities

The maturity of the Company’s lease liabilities on an undiscounted cash flow basis and a reconciliation to the operating lease liabilities recognized on the Company’s consolidated balance sheet as of December 31, 2022, were as follows:

(Successor) As of December 31, 2022
2023	$1,782,428
2024	1,230,821
2025	1,010,435
2026 and thereafter	—
Total lease payments	4,023,684
Less: imputed interest	(144,147)
Present Value of Lease Liabilities	$3,879,537

Note 10 — Retirement Plan

The Company maintains a 401(k) plan for qualified employees. The plan covers substantially all full-time employees of the Company who meet certain age and length of service requirements. There is no requirement for the Company to match employee contributions to the plan. The Company did not contribute to the plan during the Successor Periods or the 2021 Predecessor Period.

Note 11 — Related-Party Transactions

Transactions and Balances with LMH

LMH is a non-controlling member of the Company with a 10% ownership interest as of December 31, 2022, December 31, 2021 and August 31, 2021. During the 2021 Predecessor Period, LMH owned all of the Company’s outstanding Class A-2 interests which represented a 30% ownership interest in the Company. Two officers of the Company, specifically the CFO and the CEO, each own 44.5% of LMH. As discussed in Note 8 — Joint and Several Liability and Indebtedness, the Company and IDC were jointly and severally liable for payment on certain notes payable to the Sellers, one of whom was LMH. As of December 31, 2022 and 2021, respectively, notes payable to LMH and related activity consisted of the following:

•        A Seller Note, with an initial principal balance of $2,520,000, was issued to LMH as partial consideration for their ownership interests acquired by IDC on August 31, 2021. Outstanding Seller Note principal balances of $0 and $2,016,000 at December 31, 2022 and 2021, respectively were payable to LMH. On December 31, 2021, $1,008,000 and $1,008,000 representing the current and non-current components,

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Related-Party Transactions (cont.)

respectively, of the Seller Note payable to LMH as of that date are included in “notes payable, current portion — related parties” and “notes payable, net of current portion — related parties” on the accompanying consolidated balance sheet. During the 2022 Successor Period and the 2021 Successor Period, the Company made principal payments of $504,000, and $504,000, respectively on the Seller Note held by LMH. This note bore interest at a contractual rate of 6.25% per annum. During the year ended December 31, 2022, LMH assigned its Seller Note balance of $1,512,000 to the Private Equity Firm in exchange for a cash payment. The Company paid and recognized $67,842 and $49,613 of interest expense on the Seller Notes payable to LMH during the 2022 Successor Period and 2021 Successor Period, respectively which is included in “interest expense — related parties” on the accompanying consolidated statements of operations.

•        Earnout Notes with total balances of $5,127,218 and $0 at December 31, 2022 and 2021, respectively are payable to LMH. These amounts are included in “notes payable, current portion — related parties” and “notes payable, net of current portion — related parties” on the accompanying consolidated balance sheet as of December 31, 2022 in the amount of $2,563,609 and $2,563,609 respectively. These notes bear interest at a contractual rate of 6.25% per annum. These notes require eight equal payments of principal and interest beginning on March 31, 2023 and ending on December 31, 2024. The Company recognized $28,248 of interest expense on the Earnout Notes payable to LMH during the 2022 Successor Period which is included in “interest expense — related parties” on the accompanying consolidated statement of operations. Accrued interest of $28,248 is included in “accrued expenses and other current liabilities” on the accompanying consolidated balance sheet as of December 31, 2022.

See also Note 17 — Fair Value Measurements for a discussion of the Company’s estimated contingent consideration liabilities that are attributed to LMH.

See Note 1 — Organization, Nature of Operations and Basis of Presentation for additional information regarding the Company’s right to indemnification from LMH for certain matters.

Transactions with Related Party PEO

During the 2021 Successor Period and the 2021 Predecessor Period, the Company utilized a Professional Employer Organization (the “Related Party PEO”). During the 2021 Successor Period and the 2021 Predecessor Period, the CEO and the CFO each owned 38.5% of the Related Party PEO’s outstanding equity. The Related Party PEO was the employer of record of all employees of the Company, and as such, was responsible for the payment of all wages and related payroll taxes, as well as the preparation of all associated payroll filings. The Company was billed weekly for all payroll costs, as well as processing and administrative fees charged by the Related Party PEO for the service. Expenses incurred to the Related Party PEO in the amounts of $142,716,298 and $10,375,124, were included in “cost of revenue — related parties” and “selling general and administrative — related parties,” respectively during the 2021 Successor Period. Expenses incurred to the Related Party PEO in the amounts of $226,391,931 and $18,556,058, were included in “cost of revenues — related parties” and “selling general and administrative — related parties,” respectively, on the accompanying consolidated statement of operations during the 2021 Predecessor Period. On December 31, 2021, the Company was owed a balance of $678,524 from the Related Party PEO for prepayments and other items which is included in “due from related parties” on the accompanying consolidated balance sheet. This amount was settled by a payment to the Company. On December 31, 2021 substantially all assets of Related Party PEO were sold to a third party who is not a related party with respect to the Company (the “Non-Related Party PEO”), and the Company ceased utilizing the services of the Related Party PEO. Under the terms of its agreement with the Related Party PEO, the Company had $10,000,000 on deposit as of December 31, 2021, which is included in “deposit with related party, current” on the accompanying consolidated balance sheet. This amount was transferred to the Non-Related Party PEO when it purchased the assets and business of the Related Party PEO.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Related-Party Transactions (cont.)

Transactions and Balances with IDC

As discussed in Note 8 — Joint and Several Liability and Indebtedness the Company and IDC are co-borrowers and jointly and severally liable for principal and interest payments under the Revolver, the Term Note, The Seller Notes, and the Earnout Notes. In the case of certain of those obligations IDC generally makes certain interest and principal payments to the lenders and collects reimbursement from the Company. For interest payments of that nature, the Company recognizes interest expense when interest is incurred under the relevant loan agreement and a corresponding payable to IDC, which is subsequently removed from the Company’s consolidated balance sheet upon Company’s remittance of the reimbursement funds to IDC. Additionally, when principal payments are made by IDC the Company recognizes a reduction of the associated loan balance, with a corresponding increase in the payable to IDC which is then reduced upon the Company’s payment of funds to IDC. As discussed in Note 18 — Income Taxes the Company and IDC file consolidated income tax returns in certain state and local jurisdictions. In connection with this arrangement the Company has recorded a liability payable to IDC for taxes paid payable by IDC to the relevant taxing authority that represent income taxes attributable to the Company’s operations included on consolidated state and local income tax returns filed by IDC. These amounts are determined by determining the Company’s taxable income multiplied by the applicable tax rate. These amounts totaled $402,814 and $0 at December 31, 2022 and 2021, respectively. See Note 18 — Income Taxes for additional information.

Total amounts payable to IDC amounted to $6,649,760 and $4,496,662 on December 31, 2022 and 2021, respectively and are included in “due to related parties” on the accompanying consolidated balance sheets. There are no formalized repayment terms.

During the 2022 Successor Period, the Company made a cash payment to LMH of $2,221,722 which represented a payment made on behalf of IDC for IDC’s acquired interest in the Company under the Transaction Agreement, pursuant to the ultimate determination of the final contractual purchase price amount which incorporated adjustments for final net working capital of the Company as of the Acquisition Date. This amount was recorded as a deemed distribution to IDC and is included in “Transaction consideration paid on behalf of Parent — deemed distribution” on the accompanying consolidated statement of changes in mezzanine capital and members’ capital (deficit) during the 2022 Successor Period.

During the 2021 Successor Period the Company paid $400,379 of Transaction consideration on behalf of IDC. This amount was recorded as a deemed distribution to IDC and is included in “Transaction consideration paid on behalf of Parent — deemed distribution” in the accompanying consolidated statement of changes in mezzanine capital and members’ capital (deficit) during the 2021 Successor Period.

Related Party Lease

During the 2021 Predecessor Period, the 2021 Successor Period and the 2022 Successor Period, the Company leased office space in Ewing, New Jersey from Whitehead Road Associates LLC (“Whitehead”). Whitehead is owned by the CFO. This lease was terminated in October of 2022. The Company recognized $133,536, $49,162 and $139,451 of rental expense under this agreement during the 2022 Successor Period, the 2021 Successor Period, and the 2021 Predecessor Period, respectively, which is included in “selling general and administrative — related parties” on the accompanying consolidated statements of operations. All amounts due under this lease were settled by monthly payments of cash. The associated right-of-use asset and lease liabilities are included in “right-of-use asset — related party lessor” and “current operating lease liability — related party lessor,” on the accompanying consolidated balance sheet as of December 31, 2021 and amounted to $122,506 and $101,942, respectively.

Advance to Officer

During the 2022 Successor Period, the Company advanced $400,000 to the CEO. The advance is repayable only upon receipt by the CEO of funds that will be owed to him by LMH upon LMH’s receipt of payment under the Earnout Notes. The advance does not bear interest. This advance is recorded in “due from related parties” on the accompanying consolidated balance sheet on December 31, 2022.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Related-Party Transactions (cont.)

Management Fees Incurred and Private Equity Firm Loan Payment

During the 2021 Predecessor Period, the Company incurred management fees payable to an affiliate of the Private Equity Firm. Management fees payable to the affiliate of the Private Equity Firm totaling $400,000 were recognized as an expense during the 2021 Predecessor Period and are included in “selling, general and administrative — related parties” on the accompanying consolidated statement of operations.

At the beginning of the 2021 Predecessor Period the Company had a note payable with an outstanding principal balance of $2,000,000 payable to an affiliate of the Private Equity Firm (the “Private Equity Firm Loan”). The loan bore interest at a rate of 12%, per annum. The Private Equity Firm Loan was repaid during the 2021 Predecessor Period and the repayment is presented in “payments of related party notes” on the accompanying consolidated statement of cash flows for the 2021 Predecessor Period. During the 2021 Predecessor Period the Company incurred interest expense of $24,500 on the Private Equity Firm Loan which is included in “interest expense — related parties” on the accompanying consolidated statement of operations.

Other Related Party Transactions

During the 2022 Successor Period, the 2021 Successor Period, and the 2021 Predecessor Period the Company made purchases of $52,252, $17,156 and $55,655, respectively from a staffing company of which the Company’s CFO owned approximately 24% of the entity’s outstanding equity. Expenses incurred are included in “selling general and administrative — related parties,” in the accompanying consolidated statements of operations. Amounts payable to the staffing company amounted to $0 and $953 as of December 31, 2022 and 2021, respectively and are included in “due to related parties” on the accompanying consolidated balance sheets. These amounts were settled by payment of cash.

During the 2022 Successor Period, the 2021 Successor Period, and the 2021 Predecessor Period the Company made purchases of $6,738, $1,665 and $2,565, respectively from an outsourced information technology company owned and controlled by the CFO. The services provided consisted of hosting services for the “Lyneer” domain name. Expenses incurred are included in “selling general and administrative — related parties,” on the accompanying consolidated statements of operations. Amounts payable to the outsourced information technology company amounted to $1,304 and $613 as of December 31, 2022 and 2021, respectively and are included in “due to related parties” on the accompanying consolidated balance sheets. These amounts were settled by payment of cash. In January of 2023 the CFO sold his interest in the outsourced information technology company.

During the 2022 Successor Period, the 2021 Successor Period, and the 2021 Predecessor Period the Company made purchases of $0, $0 and $3,812, respectively from a staffing company owned and controlled by the Company’s CFO. Expenses incurred are included in “selling general and administrative — related parties,” on the accompanying consolidated statements of operations. No amounts were payable to or receivable from this entity as of December 31, 2022 or December 31, 2021.

Note 12 — Concentrations

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of accounts receivable recognized in the normal course of business and deposits in financial institutions in excess of federally insured limits and deposits with certain entities with whom the Company transacts business.

Cash in Excess of FDIC Insured Limits

In the United States, the Federal Deposit Insurance Corporation (“FDIC”) insures deposits held in member banks up to $250,000 per depositor, per bank. The Company’s cash balances in excess of FDIC insured limits amounted to $2,333,388 and $33,807 as of December 31, 2022 and 2021, respectively.

Management believes that the financial institution in which in which it deposits its funds, is of high credit quality, and therefore, does not pose a significant credit risk to the Company.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — Concentrations (cont.)

Concentrations of Sales and Accounts Receivable

As of December 31, 2022, accounts receivable from two of the Company’s customers accounted for approximately 14% and 10% Company’s accounts receivable. As of December 31, 2021, accounts receivables from the same two customers accounted for approximately 13% and 14% of the Company’s accounts receivable respectively. As of December 31, 2022, and 2021 no other customers accounted for more than 10% of the Company’s accounts receivable.

During the 2022 Successor Period, the 2021 Successor Period, and the 2021 Predecessor Period the Company had one customer whose purchases constituted approximately 18%, 19%, and 18% of total net revenues, respectively. No other customers accounted for more than 10% of the Company’s revenues during the 2022 Successor Period, the 2021 Successor Period or the 2021 Predecessor Period.

Other Concentrations

As of December 31, 2022 the Company has a deposit in the amount of $8,000,000 with the Non-Related Party PEO. The Non-Related Party PEO is the employer of record for substantially all of the Company’s employees that provide services to customers. Expenses incurred to the Non-Related Party PEO during the 2022 Successor Period amounted to $425,173,602.

Note 13 — Commitments and Contingencies

Litigation

The Company is involved in a number of lawsuits arising in the ordinary course of business. While management does not expect any of these litigation matters to have a material adverse effect on the Company’s results of operations, financial position or cash flows, such litigation is subject to certain inherent uncertainties.

Note 14 — Members’ Capital and Mezzanine Capital

Successor

As of the Transaction Date, the Company was owned by IDC and LMH. The August 31, 2021 Operating Agreement establishes certain rights and privileges of the Company’s members. The August 31, 2021 Operating Agreement was in effect during the entirety of the Successor Periods. The August 31, 2021 Operating Agreement does not explicitly designate specific classes of units.

As of August 31, 2021 and through the end of 2022 Successor Period, 90% of Lyneer Investments’ outstanding membership units or ownership interests were held by IDC (the “IDC Units”) and 10% were held by LMH (the “LMH Units”).

The LMH Units are puttable to IDC at certain times and under certain conditions. See Note 15 — Redeemable Units for additional information.

Under the August 31, 2021 Operating Agreement, ownership of the Company’s units generally provides the holder with (a) an interest in the Company’s capital, (b) a share of the Company’s net profits and net losses and the right to receive distributions from the Company, and (c) the right to participate in the management of the Company and vote on matters coming before the Members as provided in the August 31, 2021 Operating Agreement.

Voting and Similar Rights

Under the August 31, 2021 Operating Agreement, the Company is managed by and under the direction of a Board of Managers. The Board of Managers is comprised of three Managers. Under the August 31, 2021 Operating Agreement, IDC has the right to appoint and remove two Managers. Under the August 31, 2021 Operating Agreement, LMH has the right to appoint and remove one Manager, provided that such Manager is reasonably acceptable to

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14 — Members’ Capital and Mezzanine Capital (cont.)

IDC. LMH’s right to appoint a Manager under the August 31, 2021 Operating Agreement will terminate if LMH’s aggregate ownership interest in Lyneer Investments falls below 5% of the outstanding ownership interests of that entity.

Allocation of Profits and Losses

Net profits and losses are allocated to Members’ capital accounts in accordance with the terms of the August 31, 2021 Operating Agreement which generally provides that these items are allocated in proportion to each Member’s percentage ownership interest in the Company.

Distributions

Distributions to the Members are made at the sole discretion of the Board of Managers, except as otherwise provided in the August 31, 2021 Operating Agreement. As discussed in Note 8 — Joint and Several Liability and Indebtedness — certain of the Company’s credit agreements prohibit or otherwise place restrictions on the payment of distributions. Distributions, if any, must be made in accordance with the August 31, 2021 Operating Agreement which, generally, provides for authorized distributions to be made in accordance with the Members’ percentage interests.

IDC Call Option

Pursuant to the August 31, 2021 Operating Agreement IDC has the right, but not the obligation to purchase 100% of LMH’s interest in the Company (the “IDC Call”) at any time during the period from September 1, 2023 to December 31, 2023 (the “Put-Call Period”) or upon the occurrence of any of the following on or prior to those dates (collectively, the “Triggering Events” and each, individually a “Triggering Event”):

•        The Bankruptcy (as defined in the August 31, 2021 Operating Agreement) of either the Company or IDC

•        Upon the acceleration of the obligations owing under the Revolver loan documents

•        Upon the acceleration of the obligations owing under the Term Note loan documents

•        A Sale of the Company (as defined in the August 31, 2021 Operating Agreement) or similar transaction with respect to IDC

Involuntary Transfer Call Option

Under certain defined conditions stemming from the potential involuntary transfer of LMH or IDC’s units due to death, disability, bankruptcy, involuntary dissolution, or divorce that would otherwise cause IDC or LMH’s interest to transfer to a third party (a “Potential Involuntary Transfer”), then the Company has the right but not the obligation to purchase the units that would otherwise transfer to an Interested Party (as defined in the August 31, 2021 Operating Agreement) at an amount equal to the fair market value of these units (the “Involuntary Transfer Call”). An Involuntary Transfer Call of IDC’s units must be approved by the non-IDC holders of the Company interests, and an Involuntary Transfer Call of LMH’s units must be approved by the holders of the Company’s units other than LMH. Because the holders of the respective units do not control the Company decision to repurchase their units in the case of an Involuntary Transfer Call, and the Company does not have an obligation to repurchase IDC’s units in the case of a Potential Involuntary Transfer, the Company has concluded that the presence of the right to exercise an Involuntary Transfer Call does not preclude the presentation of the interests held by IDC as members’ capital (or “permanent” capital) within the accompanying consolidated balance sheets and the accompanying consolidated Successor statements of changes in mezzanine capital and members’ capital (deficit) as of December 31, 2021 and 2022.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Redeemable Units

Successor

Under the August 31, 2021 Operating Agreement LMH has the right, but not the obligation to require IDC to purchase LMH’s interest in the Company (the “LMH Put”) upon the occurrence of any Triggering Event, or during the Put-Call Period.

The Company has determined that the presence of the LMH Put has caused the LMH Units to be redeemable upon an event that is not entirely within the control of the Company and accordingly the Company has classified the LMH Units as a component of mezzanine capital in the accompanying consolidated financial statements as of December 31, 2022 and 2021.

Upon the exercise of the LMH Put or the IDC Call the amount payable to LMH is equal to the greater of the Fair Market Value of the LMH Units (as defined in the August 31, 2021 Operating Agreement) or $9,500,000 plus an additional accrued amount equal to 5.25% per annum accruing ratably over a calendar year and commencing on August 31, 2021 and through the date of a timely put/call exercise notice (the “Put-Call Purchase Price”).

Fair Market Value generally with respect to the Put-Call Purchase Price is the amount determined between LMH and IDC in good faith to be the market value of the LMH Units, unless IDC and LMH are unable to agree on this value, in which case pursuant to the August 31, 2021 Operating Agreement, the amount will be determined by an independent appraiser.

Upon exercise of the IDC Call or the LMH Put, IDC is required to issue to LMH an unsecured subordinated promissory note in the amount of the Put-Call Purchase Price pursuant to the terms prescribed by August 31, 2021 Operating Agreement (the “Put-Call Note”). The Put-Call Note entitles the holder to payment of 50% of outstanding principal six months after issuance with the remaining 50% payable in six equal quarterly payments beginning on the last date of each successive calendar quarter following the initial 50% payment, with the last payment of principal due and payable on the Put-Call Note’s maturity date unless the payment of the Put-Call Note is otherwise accelerated pursuant to its terms. The Put-Call Note provides for the acceleration of payment principal under certain conditions, including upon a change of control, as defined. The August 31, 2021 Operating Agreement provides that the Put-Call Note, if issued, will bear interest at a stated annual interest rate of 5.25% which is payable quarterly in arrears.

Redemption Requirements in Each of the Next Five Years

In 2023 LMH may put the LMH Units to IDC upon the occurrence of a Triggering Event or during the Put-Call Period. If redeemed in 2023, the redemption amount is the greater of the Fair Market Value of the LMH Units or $10,165,000 plus an additional amount calculated at a rate of 5.25% per annum on $9,500,000 from January 1, 2023 through the date of the redemption request. The Put-Call Purchase Price is payable by IDC and, as discussed above, if the LMH Put is exercised, the Put-Call Purchase Price will be paid by the issuance of the Put-Call Notes. The LMH Units are not redeemable after December 31, 2023.

Predecessor

Prior to the Transaction, including during the entirety of the 2021 Predecessor Period, the Amended and Restated Limited Liability Company Agreement of Lyneer Investments, dated February 21, 2018 (the “February 21, 2018 Operating Agreement”) was effective and established the rights and privileges of Lyneer Investments’ members as well as the terms of the outstanding membership interests. The February 21, 2018 Operating Agreement authorized Class A-1 and A-2 membership units (collectively the “Class A Units”). From their initial issuance through the Transaction Date, all Class A-1 Units were held by entities affiliated with the Private Equity Firm and all Class A-2 Units were held by LMH. The February 21, 2018 Operating Agreement also allowed for and dictated certain terms of a third class of units, designated as “Class B Units” which were intended to represent profits interests and a form of share-based award. No Class B Units were issued at any time while the February 21, 2018 Operating Agreement was in effect. The February 21, 2018 Operating Agreement was amended and restated in connection with the Transaction and the provisions establishing and designating Class B Units as a class of equity were removed.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Redeemable Units (cont.)

The issued and outstanding units of Lyneer Investments consisted of the following as of January 1, 2021 and August 30, 2021:

•        Class A-1 Units – 6,300,000 unit issued and outstanding

•        Class A-2 Units – 2,700,000 units issued and outstanding

Under the February 21, 2018 Operating Agreement, Class A Units generally provided each member holding such interest with (a) an interest in the Company’s capital, (b) a share of the Company’s net profits and net losses and the right to receive distributions from the Company, and (c) right to participate in the management of the Company and vote on matters coming before the Members as provided in the February 21, 2018 Operating Agreement.

Voting and Similar Provisions

Under the February 21, 2018 Operating Agreement, the Company was managed by and under the direction of a Board of Managers. The Board of Managers was comprised of five Managers. Pursuant to the February 21, 2018 Operating Agreement, three Managers were appointed by majority vote of holders of the Class A-1 Units and two members were appointed by a majority vote of the Class A-2 Members holding a majority of the outstanding Class A-2 Units.

The prior written consent of the holders of the majority of the Class A-1 Units held by the Class A-1 Members was required prior to the Company’s redemption, purchase for cancellation or acquisition by any other means of any equity interest in the Company.

Preferred Return

Under the terms of the February 21, 2018 Operating Agreement Class A Members were entitled to a cumulative preferred return accruing at a rate of 8% per annum on the aggregate capital contributions of each Class A Member, reduced by certain distributions to such member.

Allocation of Profit and Loss

During the 2021 Predecessor Period, profits and losses were allocated to the Company’s Members based on certain priorities and formulas in accordance with applicable provisions of the February 21, 2018 Operating Agreement which were based on the relative ownership percentage of the Members.

Distributions

Pursuant to the February 21, 2018 Operating Agreement distributions were subject to the following preferences:

a)      First, to the holders of Class A Units, pro rata in accordance with their unpaid preferred return, until the unpaid preferred return is zero;

b)      Second, to the Class A Members pro rata in accordance with each Class A Members’ unrecovered capital until the unrecovered capital of such Class A Member is zero; and

c)      Third, to the Members in accordance with their percentage interests.

The February 21, 2018 Operating Agreement provides that to the extent a Class B Unit is subject to a hurdle amount, the Class B Unitholder will not participate in distributions until defined amounts have been paid to the Class A Unitholders. Pursuant to the February 21, 2018 Operating Agreement, upon the sale of the Company, the proceeds are to be distributed in accordance with the above preferences.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Redeemable Units (cont.)

Holder Put Right — Class A-2 Units

Pursuant to the February 21, 2018 Operating Agreement, LMH had the right, but the not the obligation under certain conditions, including upon a sale of the Company, termination of certain members of Company management without cause or, upon the death of certain members of Company management, to require the Company to repurchase a number of Class A-2 Units held by LMH (the “Predecessor LMH Put Right”). The Predecessor LMH Put Right was only exercisable with respect to a terminated employee or deceased employee on or after the seventh anniversary of February 21, 2018, or the one-year anniversary of the termination or death of the terminated or deceased employee, respectively.

Company Call Right — Class A-2 Units

Pursuant to the February 21, 2018 Operating Agreement, the Company had the right, but not the obligation, to purchase a number of Class A-2 Units from LMH at fair market value, upon the occurrence of certain events including the termination of certain members of management for cause (as defined).

Other Redemption and Deemed Liquidation Provisions

Under the Operating Agreement dated February 21, 2018, The Class A-1 and A-2 Units were redeemable upon certain defined events that were outside of the Company’s control. Accordingly, the Class A-1 and A-2 Units were recorded in mezzanine capital. Both the A-1 and A-2 Units were redeemable upon the sale of the Company and have been accreted to their respective redemption value as of August 30, 2021 in the accompanying consolidated Predecessor statement of changes in mezzanine capital and members’ capital (deficit).

Note 16 — Accrued Expenses and Other Current Liabilities

As of December 31, the Company’s accrued expenses and other current liabilities consist of the following:

	(Successor) 2022	(Successor) 2021
Accrued wages and salaries	$5,196,895	$5,272,941
Accrued commissions and bonuses	745,357	727,123
Accrued interest	357,535	36,307
Other accrued expenses and current liabilities	1,107,005	400,070
Total	$7,406,792	$6,436,441

Note 17 — Fair Value Measurements

Liabilities Measured at Fair Value on a Recurring Basis

Contingent consideration is classified within level 3 of the fair value hierarchy because the valuation requires assumptions that are both significant and unobservable. The contingent consideration valuation is determined using a Monte Carlo simulation, with key inputs being the standard deviation applied to the Company’s revenues, revenue multiple, and gross profit discount rate.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 17 — Fair Value Measurements (cont.)

As shown below, significant unobservable inputs used in the determination of the Company’s contingent consideration liabilities as of December 31, 2022 consisted of a gross profit discount rate of 11.20% and a gross profit volatility (standard deviation) of 30% and as of December 31, 2021 consisted of gross profit discount rates ranging from 8.8% – 11.0% and a gross profit volatility (standard deviations) ranging from 30% – 35%.

Input Description	(Successor) December 31, 2022 Range of Values	(Successor) December 31, 2021 Range of Values
Gross profit volatility	30.0%	30.0	% – 35.0%
Gros profit discount rate	11.2%	8.8	% – 11.0%

The Company believes its assumptions used to determine the fair value of its contingent consideration liabilities are reasonable. If different assumptions were used, particularly with respect to forecasted revenues, gross profit discount rates, and gross profit volatility, different estimates of fair value may result.

The following table summarizes the fair value of the Company’s liabilities which are required to be remeasured to fair value on a recurring basis, as described above:

	Fair Value Hierarchy Level	(Successor) December 31, 2022 Estimated Fair Value	(Successor) December 31, 2021 Estimated Fair Value
Liabilities:
Contingent consideration liabilities	Level 3	$7,100,000	$19,700,000
Total liabilities, measured at fair value on a recurring basis recurring basis		$7,100,000	$19,700,000

As of December 31, 2022 and December 31, 2021, the Company’s contingent consideration liabilities are included in “contingent consideration liabilities, long-term” on the accompanying consolidated balance sheets.

Changes in the fair value of the Company’s contingent consideration liabilities were as follows during the Successor Periods:

	2022 Successor Period	2021 Successor Period
Fair value, beginning of period	$19,700,000	$—
Recognition of liability in connection with the Transaction	—	14,700,000
Increase in fair value of obligation	894,133	5,000,000
Issuance of Earnout Notes (see Note 8 – Joint and Several Liability and Indebtedness)	(13,494,133)	—
Fair Value, End of Period	$7,100,000	$19,700,000

The increases in the fair value of the contingent consideration liabilities of $894,133 and $5,000,000 during the 2022 Successor Period and 2021 Successor Period, respectively are included in “change in fair value of contingent consideration liabilities” in the accompanying consolidated statements of operations. That line item includes both realized and unrealized changes. During the 2022 Successor Period the amount recognized included an increase in fair value of $1,800,000 of the Company’s contingent consideration liabilities which were attributed to the obligations

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 17 — Fair Value Measurements (cont.)

that were unsettled as of December 31, 2022 as the amount ultimately payable is calculated based on Company performance through part of 2023, and accordingly considered an unrealized loss. During the 2021 Successor Period the amount of change recognized consisted of $5,000,000 which were attributed to obligations that were unsettled as of December 31, 2021, and accordingly considered an unrealized loss.

The Company’s contingent consideration liabilities, when ultimately determined, are payable to LMH (a related party) and the Private Equity Firm. The amounts payable to these parties are allocated based on percentages contractually established in the Transaction Agreement. As of December 31, 2022 and 2021 respectively, 29% and 36.7% of the Company’s estimated contingent consideration liabilities measured at fair value would be payable to LMH if the amounts ultimately determined to be payable under the contingent consideration agreements were equal to the estimated values of the liabilities as of those dates. Accordingly, $2,059,000 and $7,225,000 of the Company’s contingent consideration liabilities are attributable to LMH as of December 31, 2022 and 2021 respectively. These amounts are included in “contingent consideration liabilities, long-term” on the accompanying consolidated balance sheets.

Assets Measured at Fair Value on a Non-Recurring Basis

The Company’s goodwill is measured at fair value on a non-recurring basis in the event that a quantitative test for impairment is required. The Company’s goodwill was remeasured at its fair value in connection with the Company’s impairment assessment as of December 31, 2021. The fair value of the Company’s goodwill was measured using significant unobservable inputs and the Company’s goodwill represents Level 3 asset within the fair value hierarchy. See Note 7 — Goodwill and Goodwill Impairment for further information.

The Company did not have any transfers between Levels 2 and 3 within the fair value hierarchy during the Successor Periods or the 2021 Predecessor Period.

Financial Instruments not Carried at Fair Value

The Carrying values of the Company’s cash and cash equivalents approximated their fair values due to their short-term maturities. The carrying values of other current assets and liabilities including accounts receivable, accounts payable, accrued expenses and other current liabilities approximated their fair value due to their short-term maturities.

At December 31, 2021 and 2022 the Company’s variable rate indebtedness consists of the Revolver which bears interest at variable rates (SOFR or a Base Rate plus a margin, and LIBOR or a Base Rate plus a margin on December 31, 2022 and 2021, respectively). The carrying value of the Company’s recognized borrowings under the Revolver of $76,259,621 of $78,762,064 at December 31, 2022 and 2021, respectively, approximates their fair value as the debt is at variable rates currently available and resets on a monthly basis.

The fair value of the Company’s fixed rate debt as of December 31, 2022 and 2021 is estimated using Level 2 inputs by discounting future cash flows using estimated rates which the Company believes approximate current market interest rate for similar obligations. As of December 31, 2022 the Company’s fixed rate debt, which consists of the Term Note, the Seller Note and the Earnout Notes, is carried at $53,244,430 and has an estimated fair value of approximately $50,900,000. At December 31, 2021 the fair value of the Company’s fixed rate debt which consisted of the Term Note and the Seller Notes was carried at $43,320,531 and had an estimated fair value of approximately $44,600,000.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 18 — Income Taxes

Lyneer Investments files as a partnership for US federal income tax purposes and is considered a “pass-through” entity. As such, the taxable activities of Lyneer Investments are allocated to its two Members, IDC and LMH, both of which report those results on separate income tax returns. Lyneer Holdings files as a corporation for federal income tax purposes. As a single member LLC (owned 100% by Lyneer Holdings, a corporation), LSS is a disregarded entity for US federal tax income tax purposes and its activities are included on the corporate returns filed by Lyneer Holdings.

Beginning in 2022, IDC will include the activities and balances of the Company on designated IDC consolidated state and local income tax returns. In these returns, the Company’s income tax will be paid on returns filed by IDC. During the 2022 Successor Period, the Company recognized income tax expense of $402,814 representing the tax arising from the inclusion of the Company’s activities on IDC’s consolidated state and local returns, and a corresponding related party payable to IDC of $402,814 as of December 31, 2022.

The provision for income taxes consists of the following expenses (benefits):

	(Successor) Year Ended December 31, 2022	(Successor) Period from August 31, 2021 to December 31, 2021	(Predecessor) Period from January 1, 2021 to August 30, 2021
Federal
Current	$1,097,788	$341,430	$720,564
Deferred	(1,711,728)	(123,976)	(43,237)

State and Local
Current	539,107	166,071	344,968
Deferred	(733,597)	(53,133)	(18,530)
Income Tax Provision (Benefit)	$(808,430)	$330,392	$1,003,765

The provision for income taxes differs from the United States Federal statutory rate as follows:

	(Successor) Year Ended December 31, 2022	(Successor) Period from August 31, 2021 to December 31, 2021	(Predecessor) Period from January 1, 2021 to August 30, 2021
Tax benefit at federal statutory rate	21.0%	21.0%	21.0%
State income taxes, net of federal benefit	6.5%	6.5%	6.5%
Permanent differences	(6.2)%	(28.0)%	0.1%
Other	(1.3)%	(0.3)%	0.8%
Effective income tax rate	20.1%	(0.8)%	28.4%

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 18 — Income Taxes (cont.)

Deferred tax assets (liabilities) consist of the following:

	(Successor) December 31, 2022	(Successor) December 31, 2021
Deferred tax assets:
Compensation	$28,975	$69,099
Allowance for doubtful accounts	108,418	108,418
Business interest limit	1,961,350	—
Other	79,569	53,865
Property and equipment	47,269	—
Total Deferred Tax Assets	2,225,581	231,382
Deferred tax liabilities:
Property and equipment	—	(17,051)
Intangible assets	(2,127,817)	(2,561,892)
Total Deferred Tax Liabilities	(2,127,817)	(2,578,943)
Net Deferred Tax Assets (Liabilities)	$97,764	$(2,347,561)

The Company has assessed the likelihood that deferred tax assets will be realized in accordance with the provisions of ASC Topic 740 Income Taxes (“ASC 740”). ASC 740 requires that a valuation allowance be established when it is “more likely than not” that all, or a portion of, deferred tax assets will not be realized. The assessment considers all available positive or negative evidence, including the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies. After the performance of such reviews as of December 31, 2022 and 2021, management believes that the future realization of its deferred tax assets is more likely than not and, therefore, has not established a valuation allowance against any deferred tax assets as of those dates.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements as of December 31, 2022 and 2021. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

No tax audits were commenced or were in process during the years ended December 31, 2022 and 2021. No tax related interest or penalties were incurred during the years ended December 31, 2022 and 2021. The Company’s federal, state and local income tax returns beginning with the year ended December 31, 2019 remain subject to examination.

Note 19 — Subsequent Events

The Company has evaluated subsequent events through May 15, 2023, the date these financial statements were available to be issued.

Loan Defaults and Amendments

The Revolver and Term Note contain certain customary financial and non-financial covenants that the Company is required to comply with. At December 31, 2022, the Company was not in compliance with various of these financial covenants. On May 5, 2023, the covenant violations were waived by the lenders, effective December 31, 2022. The Revolver and Term Note were amended on May 5, 2023 to revise the thresholds for several of the financial covenants, add new financial covenants, and increase interest rates. Refer to Note 8 — Joint and Several Liability and Indebtedness for further details. The Company is assessing the accounting treatment of the May 5, 2023 amendments and will include any impact in subsequent periods.

LYNEER INVESTMENTS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 19 — Subsequent Events (cont.)

Neither the Company nor IDC made the Seller Note and Earn Out Note principal and interest payments due on January 31, 2023 and April 30, 2023, and March 31, 2023, respectively. On May 14, 2023, the Company and IDC as co-borrowers, and LMH and affiliates of the Private Equity Firm as lenders, executed an amendment (the “May 14, 2023 Amendment”) to defer the missed Seller Note payments until April 30, 2024, and to defer the missed Earnout Note payment until January 31, 2025.

The May 14, 2023 Amendment changed the stated interest rate of the Seller Notes and the Earnout Notes to 11.25%, per annum, for all remaining amounts payable under those obligations. The Company is assessing the accounting impact of the May 14, 2023 Amendment and will include any impact in subsequent periods.

Annex A

EXECUTION COPY

AGREEMENT AND PLAN OF REORGANIZATION

by and among

SeqLL Inc.,

as the Purchaser,

SEQLL MERGER LLC,

as the Purchaser Sub,

ATLANTIC ACQUISITION CORP.,

as Atlantic,

ATLANTIC MERGER LLC,

as Atlantic Merger Sub,

LYNEER INVESTMENTS, LLC,

as the Company,

IDC TECHNOLOGIES, INC.,

and

LYNEER MANAGEMENT HOLDINGS LLC,

as the Sellers

Dated May 29, 2023

Title		Page
RECITALS		A-1

AGREEMENTS		A-2

ARTICLE I	Definitions	A-2

ARTICLE II	The Mergers and Effect on Membership Interests	A-2

ARTICLE III	Closing	A-5

ARTICLE IV	Covenants	A-14

ARTICLE V	Representations and Warranties of SeqLL and Purchaser Sub	A-22

ARTICLE VI	Representations and Warranties Regarding the Company Entities	A-27

ARTICLE VII	Representations and Warranties Regarding the Sellers	A-45

ARTICLE VIII	Representations and Warranties of Atlantic and Atlantic Merger Sub	A-46

ARTICLE IX	Indemnification	A-52

ARTICLE X	Termination	A-55

ARTICLE XI	Miscellaneous	A-56

ANNEXES AND EXHIBITS
Annexes

Annex A	Definitions	A-61

Exhibits

Exhibit A	Interests, Cash Consideration and Stock Consideration

Exhibit B	[INTENTIONALLY LEFT BLANK]

Exhibit C	Form of Escrow Agreement

Exhibit D-1	Form of Certificate of Merger for the Lyneer Merger

Exhibit D-2	Form of Certificate of Merger for the SeqLL Merger

Annex A-i

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of May 29, 2023 (the “Agreement Date”), by and among (i) Atlantic Acquisition Corp, a Delaware corporation (“Atlantic”), (ii) Atlantic Merger LLC, a Delaware limited liability company and a majority-owned subsidiary of Atlantic (“Atlantic Merger Sub”), (iii) SeqLL Inc., a Delaware corporation (“SeqLL”), (iv) SeqLL Merger LLC, a Delaware limited liability company and a wholly-owned subsidiary of SeqLL (“Purchaser Sub”), (v) Lyneer Investments, LLC, a Delaware limited liability company (the “Company”), (vi) IDC Technologies, Inc., a California corporation (“IDC”), and (vii) Lyneer Management Holdings LLC, a Delaware limited liability company (“Lyneer Management,” and together with IDC, the “Sellers”). Each of Atlantic, Atlantic Merger Sub, SeqLL, Purchaser Sub, the Company and the Sellers are hereinafter referred to as a “Party,” and collectively as the “Parties.”

RECITALS

A. The Company, through the Company Entities, is engaged in the business of providing permanent, temporary and temporary-to-permanent placement services, managed service provider services and vendor management system services (the “Business”);

B. SeqLL’s common stock is currently listed, and will be continually listed, on Nasdaq as of and from the Agreement Date through the Closing Date;

C. Sellers own one hundred percent (100%) of the issued and outstanding Equity Interests of the Company, as set forth on Exhibit A attached hereto (the “Interests”);

D. Pursuant to a letter of intent dated December 6, 2022 between Atlantic and IDC (the parent of the Company) and a letter of intent dated February 2, 2023 between Atlantic and SeqLL, the Parties agreed to enter into the Contemplated Transaction (as defined);

E. The Parties intend that upon the Closing, and subject to the terms and conditions of this Agreement and in accordance with the Delaware Limited Liability Company Act (the “Delaware Act”), first, Atlantic Merger Sub will merged with and into the Company (the “Lyneer Merger”) with the Company surviving the Lyneer Merger, and immediately following the Lyneer Merger, SeqLL will then cause Purchaser Sub to merge with and into the Company (the “SeqLL Merger” and together with the Lyneer Merger, the “Mergers”), with the Surviving Entity (as defined herein below) surviving the SeqLL Merger as a wholly-owned subsidiary of SeqLL;

F. It is contemplated that promptly following the execution of this Agreement, SeqLL will, pursuant to Section 4.7 hereof, file a registration statement (or prior to the Closing, consummate a private placement) for a capital raise of approximately $75,000,000 (“Capital Raise”), the closing of which will be a condition to the completion of the Mergers and the proceeds of which will be used to pay the Cash Consideration and for working capital of SeqLL post-closing of the Mergers;

G. Upon completion of the Mergers, Lyneer Management and IDC shall receive certain merger consideration in the form of Cash Consideration as provided in Section 2.3(a) below and Stock Consideration as provided in Section 2.3(b) below consisting of authorized and issued shares of common stock of SeqLL, par value $0.00001 per share (“SeqLL Common Stock”). Atlantic shall receive the Atlantic Consideration as provided in Section 2.3(b) below consisting of SeqLL Common Stock;

H. Upon completion of the Mergers and the Capital Raise, and subject to the issuance of the Stock Consideration to IDC and Lyneer Management and the Atlantic Consideration to Atlantic and, if required by Section 2.4(a)(i), the distribution of a stock dividend to the Legacy SeqLL Shareholders (as defined herein below), the outstanding shares of SeqLL Common Stock held by the Legacy SeqLL Shareholders will initially be valued at $12,000,000;

I. Following the execution of this Agreement, SeqLL shall (i) pursuant to Section 3.13(b), file with the SEC (as defined herein below) a Current Report on Form 8-K, including as an exhibit thereto a copy of this Agreement, and (ii) pursuant to Section 4.6(a), prepare and file with the SEC a Proxy Statement on Schedule 14A soliciting approval of the holders of SeqLL Common Stock at a special meeting of Shareholders (the “Special Meeting”) for, among other proposals, the issuance of shares of SeqLL Common Stock in connection with the transactions contemplated by this Agreement, an increase in the authorized SeqLL Common Stock, a reverse split of the outstanding shares of SeqLL Common Stock, the change of the name of SeqLL to Atlantic International Corp., and the other amendments to SeqLL’s certificate of incorporation set forth in the SeqLL Certificate of Amendment (as defined below); and

Annex A-1

J. Simultaneously with the Closing, Atlantic will enter into an Assignment and Assumption Agreement, pursuant to which Atlantic will irrevocably assign and transfer to SeqLL all of Atlantic’s rights, title and interest to various intangible assets (the “Atlantic Intangible Assets”) in exchange for a portion of the Atlantic Consideration (the “Atlantic Asset Transfer”).

K. Simultaneously with the Closing, (i) the legacy business and assets of SeqLL shall be sold, transferred and assigned to a newly-formed private entity (“Newco”) pursuant to an asset purchase agreement (the “Asset Purchase Agreement”) and (ii) pursuant to Section 3.23, a cash dividend shall be paid to the holders of the outstanding SeqLL Common Stock as of a date prior to the date of pricing of the Capital Raise (the “Legacy SeqLL Shareholders”) and payable on or after the Closing Date in an amount equal to SeqLL’s existing cash on hand as of the Closing Date (but such amount shall not include any funds received from the Capital Raise), less withholding taxes and any other obligations due under the Asset Purchase Agreement (or any amount withheld for such taxes or other obligations under the Asset Purchase Agreement).

AGREEMENTS

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
Definitions

1.1 Definitions. Unless otherwise defined herein, certain capitalized terms used herein have the meanings set forth in Annex A attached hereto.

1.2 Accounting Principles. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

ARTICLE II
The Mergers and Effect on Membership Interests

2.1 The Mergers.

(a) Lyneer Merger.

(i) At the First Effective Time (as defined below) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware Act, Atlantic Merger Sub shall be merged with and into the Company, the separate limited liability company existence of Atlantic Merger Sub shall cease and the Company shall continue as the surviving limited liability company in the Lyneer Merger.

(ii) The limited liability company existence of the Company, with all its purposes, rights, privileges, franchises, powers and objects, shall continue unaffected and unimpaired by the Lyneer Merger except as otherwise may be specifically set forth herein.

(iii) Subject to the provisions of this Agreement, the Company and Atlantic shall cause the Lyneer Merger to be consummated by filing a certificate of merger in substantially the form attached hereto as Exhibit D-1 (the “Lyneer Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the Delaware Act. The Lyneer Certificate of Merger shall be duly executed by the Company and Atlantic Merger Sub and, concurrently with or as soon as practicable following the Closing, delivered to the Secretary of State of the State of Delaware for filing. The Lyneer Merger shall become effective upon the filing of the Lyneer Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as the Company and Atlantic Merger Sub agree and specify in the Lyneer Certificate of Merger (the “First Effective Time”).

Annex A-2

(b) SeqLL Merger.

(i) At the Second Effective Time (as defined below) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware Act, Purchaser Sub shall merge with and into the Company whereupon the separate limited liability company existence of Purchaser Sub shall cease, and the Company shall be the surviving entity. The surviving entity from the SeqLL Merger is referred to hereinafter as the “Surviving Entity.”

(ii) Concurrent with or immediately following the First Effective Time, the Parties shall cause the SeqLL Merger to be consummated by filing a certificate of merger in substantially the form attached hereto as Exhibit D-2 (the “SeqLL Certificate of Merger” and together with the Lyneer Certificate of Merger, the “Certificates of Merger”), with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the Delaware Act (the time of filing of the SeqLL Certificate of Merger, or the time of effectiveness thereof that is specified therein, if different, shall be referred to herein as the “Second Effective Time”).

(c) At each of the First Effective Time and the Second Effective Time, the limited liability company operating agreement of the Company as in effect immediately prior to the First Effective Time shall remain and continue as the operating agreement of the Surviving Entity until the Third Amended and Restated LLC Agreement (as defined herein below) of the Company shall become effective immediately following the Second Effective Time. On the Closing Date, the certificate of incorporation of SeqLL shall be, and the Parties shall take or cause to be taken all action required to cause the certificate of incorporation of SeqLL to be amended by the filing of a certificate of amendment (the “SeqLL Certificate of Amendment”), which shall, among other matters, change the name of SeqLL to “Atlantic International Corp.” or such other name chosen by Atlantic.

(d) The Parties intend that for federal income tax purposes (i) the Capital Raise, the Lyneer Merger, the SeqLL Merger, and the Atlantic Asset Transfer will be treated as a series of steps constituting one integrated transaction in which the following is deemed to have occurred: (A) the transfer by Atlantic of the Atlantic Intangible Assets to SeqLL in exchange for SeqLL Common Stock, (B) the payment by SeqLL to Atlantic as compensation for services, an amount of SeqLL Common Stock equal to (u) the Atlantic Consideration, reduced by (v) the SeqLL Common Stock exchanged for the Atlantic Intangible Assets pursuant to the preceding clause (A), and (C) the transfer by IDC and Lyneer Management of 100% of the membership interests in the Company to SeqLL in exchange for SeqLL Common Stock and cash, and (ii) in the event that the value of the Atlantic Intangible Assets as of the Closing is at least 10% of (w) the value of Atlantic Consideration reduced by (x) the value of the SeqLL Common stock paid to Atlantic pursuant to clause (i)(A) of this Section 2.1(d), then (1) the Capital Raise, the Lyneer Merger, the SeqLL Merger, and the Atlantic Asset Transfer will be treated as transfers of property to SeqLL in a transaction that qualifies for nonrecognition treatment under Section 351 of the Code, and (2) the SeqLL Merger will also be governed by the provisions of Revenue Ruling 99-6, 1999-1 C.B. 432, and (iii) in the event that the value of the Atlantic Intangible Assets as of the Closing is less than 10% of (y) the value of Atlantic Consideration reduced by (z) the value of the SeqLL Common stock paid to Atlantic pursuant to clause (i)(A) of this Section 2.1(d), then (1) the Lyneer Merger and the SeqLL Merger will be treated as the taxable transfer by IDC and Lyneer Management of 100% of their interests in the Company to SeqLL in exchange for SeqLL Common Stock and cash, and (2) the Atlantic Asset Transfer will be treated as the taxable transfer by Atlantic of the Atlantic Intangible Assets to SeqLL in exchange for SeqLL Common Stock (collectively, the “Intended Tax Treatment”). Each of the Parties hereby agrees that such Party will prepare and file all Tax Returns consistently with the Intended Tax Treatment and will not take any inconsistent position on any Tax Return, during the course of any audit, litigation or other proceeding with respect to Tax or otherwise.

2.2 Effect on Membership Interests. Subject to the terms and conditions set forth in this Agreement and the Certificates of Merger, at the First Effective Time by virtue of the Lyneer Merger, or at the Second Effective Time, by virtue of the SeqLL Merger, as the case may be, and without any action on the part of the Parties or the holders of any of the following securities, the following shall occur:

(a) Treatment of Atlantic Merger Sub Membership Interests. At the First Effective Time, the membership interests of Atlantic Merger Sub that are issued and outstanding immediately prior to the First Effective Time will automatically be converted into and exchangeable for 58.45% membership interest of the Company, and the Interests of the Sellers will be diluted as set forth on Exhibit A hereto.

Annex A-3

(b) Treatment of Purchaser Sub Membership Interests. At the Second Effective Time, the membership interests of Purchaser Sub that are issued and outstanding immediately prior to the Second Effective Time will automatically be converted into and exchangeable for 100% of the membership interests in the Surviving Entity such that Surviving Entity shall be a wholly-owned subsidiary of SeqLL.

2.3 Merger Consideration. Subject to the terms of this Agreement, in consideration for the SeqLL Merger, and the acquisition of a 100% membership interest in the Company, SeqLL shall make the following payments (collectively, the “Merger Consideration”):

(a) Cash Consideration. SeqLL shall pay sixty million dollars ($60,000,000) to or on behalf of the Sellers via wire transfer of immediately available funds, as set forth on Exhibit A hereto (the “Cash Consideration”); and

(b) Stock Consideration. SeqLL shall issue an aggregate of 159,866,898 shares of SeqLL Common Stock, as may be adjusted in accordance with Section 2.4 below (the “Stock Consideration”), of which 69,444,444 shares of SeqLL Common Stock will be issuable to the Sellers in the amounts set forth on Exhibit A attached hereto and 90,422,454 shares will be issuable to Atlantic (“Atlantic Consideration”) in the amounts set forth on Exhibit A attached hereto. The Stock Consideration is based on 13,886,379 shares of SeqLL Common Stock currently outstanding and is subject to adjustment pursuant to Section 2.4 below.

2.4 Adjustment.

(a) If the price per share at which SeqLL Common Stock is sold in the Capital Raise (the “Offering Price”) is less than $.864 (subject to adjustment for stock dividends, stock consolidations and the like prior to the Closing Date), then the Parties hereby agree that:

(i) At the time SeqLL declares a cash dividend to the Legacy SeqLL Shareholders pursuant to Section 3.23, SeqLL shall simultaneously declare a stock dividend of SeqLL Common Stock in an aggregate amount of shares (subject to rounding any fractional shares up to the next whole share) so that the value of (A) the product of the number of outstanding shares of SeqLL and the Offering Price, plus (B) the product of the number of shares of SeqLL Common Stock issued in the stock dividend and the Offering Price, equals twelve million dollars ($12,000,000), and the aggregate number of shares of SeqLL Common Stock issuable as the Atlantic Consideration shall be proportionately reduced by the aggregate number of shares of SeqLL Common Stock issuable in such stock dividend; and

(ii) the number of shares of SeqLL Common Stock issuable to the Sellers pursuant to Section 2.3(b) shall be increased by a number of shares of SeqLL Common Stock so that the product of the aggregate number of shares issuable to the Sellers as Stock Consideration and the Offering Price equals sixty million dollars ($60,000,000), and the aggregate number of shares of SeqLL Common Stock issuable as the Atlantic Consideration shall be proportionately reduced by the aggregate number of additional shares of SeqLL Common Stock issuable to the Sellers pursuant to this Section 2.4(a)(ii).

(b) The Parties agree to undertake such actions as may be necessary to achieve and effectuate the adjustments contemplated under Section 2.4(a) above so as to ensure each of the relevant Parties hereto set forth in Section 2.4(a) receives the benefit of such adjustment. The Parties also agree that the Atlantic Consideration be reduced so as to ensure that the adjustment as contemplated under Section 2.4(a) will be effectuated as intended by the Parties hereto.

(c) If at any time during the period between the Agreement Date and the Second Effective Time, any change in the outstanding shares of capital stock of SeqLL shall occur as a result of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split only to the extent such split has not been previously taken into account in determining the Stock Consideration) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution is declared with a record date during such period, the Stock Consideration issuable hereunder shall be equitably adjusted to reflect such change to maintain the $60,000,000 of Stock Consideration and $12,000,000 for the stock dividend.

Annex A-4

2.5 Escrow Agreement. Following the adjustments to the Stock Consideration, if any, to be effected pursuant to Section 2.4(a), ten (10%) percent of the Stock Consideration issuable to IDC (the “Escrow Shares”), shall be delivered to the Escrow Agent to be held pursuant to an escrow agreement in form and substance set forth as Exhibit C attached hereto (the “Escrow Agreement”) to secure certain Stock Consideration Adjustment (as defined herein below) obligations of the Sellers under this Agreement as set forth in ARTICLE IX below.

2.6 Manner of Payments at Closing. At the Closing and subject to the terms of this Agreement, including, without limitation, the satisfaction of the conditions set forth in ARTICLE III herein, in particular, but not limited to, fulfillment of the Conditions Precedent set out in Sections 3.8 - 3.12 herein:

(a) SeqLL shall deliver the Cash Consideration, to be allocated between IDC and Lyneer Management as set forth on Exhibit A attached hereto, to or on behalf of IDC and Lyneer Management; and

(b) SeqLL shall instruct the transfer agent to deliver certificates or book entries for the Stock Consideration to IDC and Lyneer Management as set forth on Exhibit A attached hereto, to be allocated between IDC and Lyneer Management, and the Atlantic Consideration to be allocated to the Atlantic shareholders (the “Atlantic Shareholders”).

ARTICLE III
Closing

3.1 Time and Place of the Closing. The consummation of the Mergers (the “Closing”) shall take place remotely by the exchange of electronic documents and signatures concurrently with the closing of the Capital Raise (and the date of the Closing, being the “Closing Date”). The Closing may take place in such other manner or at such location, as may be mutually agreed upon by the Parties. The transfers and deliveries described in this ARTICLE III shall be mutually interdependent and shall be regarded as occurring simultaneously, and, notwithstanding any other provision of this Agreement, no such transfer or delivery shall become effective or shall be deemed to occur until all of the other transfers and deliveries provided for in this ARTICLE III shall have occurred or been waived on or as of the Closing Date.

3.2 SeqLL’s Deliveries. At or prior to the Closing, SeqLL shall execute and/or deliver, or cause to be delivered, to Sellers and Atlantic all of the following:

(a) a Third Amended and Restated Limited Liability Company Agreement of the Company (the “Restated LLC Agreement”), duly executed by authorized officers of SeqLL;

(b) the Escrow Agreement duly executed by authorized officers of SeqLL;

(c) [Reserved];

(d) the Lock-Up Agreements with each of the Sellers and each of the Atlantic Shareholders, for a period of 180 days from the closing of the Capital Raise (the “Lock-Up Agreement”) duly executed by an authorized officer of SeqLL in the form provided by the underwriter of the Capital Raise;

(e) the SeqLL Certificate of Merger, in the form attached hereto as Exhibit D-2, duly executed by authorized officers of each of Purchaser Sub and SeqLL;

(f) the Asset Purchase Agreement duly executed by an officer of SeqLL and by an officer of Newco;

(g) the Certificate of Amendment duly executed by an officer of SeqLL;

(h) duly executed letters of resignation and release from all of the officers and directors (other than David Pfeffer) of SeqLL;

(i) Confirmation of Approvals from third parties that are set forth in Schedule 3.2(i) of the Disclosure Schedules (as defined herein below);

(j) a certificate executed by the Secretary (or comparable officer) of SeqLL (i) certifying (A) SeqLL’s Governing Documents, (B) resolutions of SeqLL’s board of directors, authorizing the execution, delivery and performance of this Agreement and all documents delivered by SeqLL hereunder and in connection with the Mergers, and (C) incumbency and specimen signatures with respect to the authorized signatory of SeqLL executing any

Annex A-5

document delivered by SeqLL hereunder and in connection with the Mergers, on behalf of SeqLL, and (ii) containing a certificate of good standing of SeqLL and Purchaser Sub issued not earlier than five (5) Business Days prior to the Closing Date by the secretary of state (or comparable officer) of the State of Delaware;

(k) all minute books, stock books, ledgers and registers, corporate seals, if any, and other corporate records relating to the organization, ownership and maintenance of SeqLL, if not already located on the premises of SeqLL;

(l) SeqLL certificate confirming that there are no outstanding or existing obligations on the part of SeqLL to provide advancement, indemnity, limitations on liability and exculpation in favor of any directors and officers of SeqLL as of immediately prior to the Closing Date and no expenses in connection therewith are unpaid or owing; and

(m) written confirmation from Nasdaq or the Staff thereof that existing shares of SeqLL Common Stock continue to be listed on Nasdaq and SeqLL has not received any correspondence from any officials of Nasdaq or the staff thereof relating to the delisting or maintenance of listing of the SeqLL Common Stock on Nasdaq and is in compliance with Nasdaq rules and regulations or has been granted an extension of time to comply with same for the continued listing of SeqLL Common Stock on Nasdaq.

3.3 The Company’s Deliveries. At or prior to the Closing, the Company shall execute and/or deliver, or cause to be delivered to SeqLL and Atlantic all of the following:

(a) a refinancing of the BMO Credit Facility, which shall include a consent to the Contemplated Transactions, the elimination of IDC as a borrower party thereto, the reduction of the amount outstanding thereunder to the amount supportable by the Company Entities’ stand-alone borrowing base (the “Stand-Alone Amount”) and the payment of the junior Indebtedness in accordance with Section 3.24, and payoff letters specified on Schedule 3.3(a) of the Disclosure Schedules for all other outstanding Indebtedness of the Company;

(b) written waivers from PBC and SPP Credit Advisors LLC, to SeqLL’s and Atlantic’s reasonable satisfaction, of any then-existing defaults on existing Indebtedness of the Company;

(c) the Amended and Restated LLC Agreement, in the form attached hereto as Exhibit B, duly executed by an authorized officer of the Company;

(d) the Consents specified on Schedule 3.3(d) of the Disclosure Schedules (the;

(e) written resignations of the members of the board of managers or board of directors, as the case may be, of each of the Company Entities, effective as of the Closing Date, executed by each such manager or director, as the case may be;

(f) evidence of termination of all arrangements identified in Schedule 3.3(f) of the Disclosure Schedules, if any;

(g) the Lyneer Certificate of Merger, in the form attached hereto as Exhibit D-1, duly executed by an authorized officer of the Company;

(h) a certificate substantially in the form described in Treasury Regulations Section 1.1445-2(c)(3), together with evidence that the Company has provided notice to the Internal Revenue Service in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), duly executed by the Company;

(i) all minute books, stock books, ledgers and registers, corporate seals, if any, and other corporate records relating to the organization, ownership and maintenance of the Company Entities, if not already located on the premises of the Company; and

(j) certificates duly executed by the appropriate officers of the Company: (i) certifying as to (A) the Company’s Governing Documents, (B) resolutions of the Company’s board of managers (or comparable governing body) and its respective members or partners, as well as written approval of the Company’s Members, authorizing the execution, delivery and performance of this Agreement and all documents delivered by the Company hereunder and in connection with the Mergers, (C) incumbency and specimen signatures with respect to the managers of the Company executing any document delivered by the Company hereunder and in connection with the Mergers, on behalf of the

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Company, and (D) the audited financial statements for the year ended December 31, 2022 consist of the balance sheet of the Company and the related statements of income, shareholders’ equity and cash flows previously delivered to SeqLL have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, and (ii) containing a certificate of good standing of the Company issued not earlier than five (5) Business Days prior to the Closing Date by the secretary of state (or comparable officer) of the State of Delaware.

3.4 Sellers’ Deliveries. At or prior to the Closing, IDC and Lyneer Management shall execute and/or deliver, or cause to be delivered, as may be applicable to IDC or Lyneer Management, to SeqLL and Atlantic all of the following:

(a) the Escrow Agreement duly executed by IDC;

(b) a duly executed IRS Form W-9 from each Seller; and

(c) the Lock-Up Agreement duly executed by each of the Sellers.

3.5 Atlantic’s Deliveries. At or prior to the Closing, Atlantic shall execute and/or deliver, or cause to be delivered, as may be applicable to Sellers or the Company, and to SeqLL all of the following:

(a) lock up agreements duly executed by each of the Atlantic Shareholders;

(b) registration rights agreements in the form provided with the Capital Raise duly executed by the Atlantic Shareholders;

(c) certificates duly executed by the appropriate officers of Atlantic certifying as to (i) Atlantic’s Governing Documents, (ii) resolutions of Atlantic’s board of managers (or comparable governing body) and its respective members or partners, as well as written approval of Atlantic’s Shareholders, authorizing the execution, delivery and performance of this Agreement and all documents delivered by Atlantic hereunder and in connection with the Mergers, and (iii) incumbency and specimen signatures with respect to the managers of Atlantic executing any document delivered by Atlantic hereunder and in connection with the Mergers, on behalf of the Company, and containing a certificate of good standing of Atlantic and Atlantic Merger Sub issued not earlier than five (5) Business Days prior to the Closing Date by the secretary of state (or comparable officer) of the State of Delaware.

(d) certificates duly executed by the appropriate officers of Atlantic Merger Sub: certifying as to (i) Atlantic Merger Sub’s Governing Documents, (ii) resolutions of Atlantic Merger Sub’s board of managers (or comparable governing body) and its respective members or partners, authorizing the execution, delivery and performance of this Agreement and all documents delivered by Atlantic Merger Sub hereunder and in connection with the Mergers, and (iii) incumbency and specimen signatures with respect to the managers of Atlantic Merger Sub executing any document delivered by Atlantic Merger Sub hereunder and in connection with the Mergers, on behalf of the Company, and containing a certificate of good standing of the Atlantic and Atlantic Merger Sub issued not earlier than five (5) Business Days prior to the Closing Date by the secretary of state (or comparable officer) of the State of Delaware; and

(e) The SeqLL Certificate of Merger, in the form attached hereto as Exhibit D-2, duly executed by authorized officers of the Surviving Company; and

(f) The Assignment and Assumption Agreement duly endorsed by an authorized officer of Atlantic.

3.6 [Reserved]

3.7 Access to Information; Confidentiality.

(a) The Company will (and the Sellers will cause the Company to) afford SeqLL and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Closing to obtain all information concerning the business of the Company, including the status of product development efforts, properties, results of operations and personnel of the Company, as SeqLL may reasonably request. The Company shall make available to SeqLL any appropriate individuals for discussion of its business, properties and personnel as SeqLL may reasonably request. SeqLL will afford the Company and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of SeqLL during the period prior to the Closing to obtain all information concerning the business of SeqLL as SeqLL may reasonably request,

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(b) Any confidentiality agreement previously executed by the Parties shall be superseded in its entirety by the provisions of this Agreement. Each Party agrees to maintain in confidence any non-public information received from any other Party (such information, “Confidential Information”), and to use such Confidential Information only for purposes of consummating the Contemplated Transactions. Confidential Information will not include (i) information which was known to the one Party or their respective agents prior to receipt from the other Party; (ii) information which is or becomes generally known to the public; and (iii) information acquired by a Party or their respective agents from a third Party who was not known by the recipient to be bound to an obligation of confidentiality. Notwithstanding the foregoing or anything in this Agreement to the contrary, following the Closing any Party shall be permitted to disclose Company Confidential Information as required by Law. In the event this Agreement is terminated as provided in ARTICLE X hereof, each Party (x) will return or cause to be returned to the other all Confidential Information obtained from the other in connection with the Mergers contemplated hereby, and (y) will delete from its computer systems all Confidential Information obtained from the other in connection with the Mergers contemplated hereby; provided that any Party may keep Confidential Information as required by bona fide record retention policies established for the purpose of compliance with applicable Legal Requirements.

3.8 Conditions Precedent to Closing. The respective obligations of each Party to this Agreement to complete the Mergers are subject to the satisfaction (or, if permitted by applicable law, waiver by the Party for whose benefit such condition exists) of the following conditions:

(a) The Parties shall have performed and complied in all material respects with all terms, covenants and conditions of this Agreement to be complied with and performed by the Parties at or before Closing.

(b) There shall be no pending or threatened material third party Actions seeking to obtain damages in connection with, or to restrain, prohibit, invalidate, set aside, in whole or in part, the consummation of this Agreement or the transactions contemplated by this Agreement, or which if successful could have a Material Adverse Effect on any Party, or any Order providing for any of the foregoing.

(c) Completion of the Capital Raise with gross proceeds therefrom being not less than $75,000,000.

(d) SeqLL shall have obtained approval of this Agreement, the SeqLL Merger and the Contemplated Transactions hereto by the required vote of SeqLL’s shareholders in accordance with the Delaware General Corporation Law (“DGCL”), and SeqLL’s Governing Documents.

3.9 SeqLL’s Conditions. The obligations of SeqLL to perform its obligations at Closing are subject to the fulfillment of the following conditions, any of which SeqLL may waive:

(a) The Company, the Sellers and Atlantic shall have complied with Section 3.3, Section 3.4 and Section 3.5, respectively.

(b) Since the Agreement Date, there shall not have occurred, and no effect or circumstance shall exist that has had or could reasonably be expected to have, a Material Adverse Effect on the Company and Atlantic.

3.10 The Company’s Conditions. The obligations of the Company to perform its obligations at Closing are subject to the fulfillment of the following conditions, any of which the Company may waive:

(a) SeqLL and Atlantic shall have complied with Section 3.2 and Section 3.5, respectively.

(b) SeqLL shall have delivered all other documents and other instruments as the Company may reasonably request in connection with the transactions contemplated by this Agreement.

3.11 The Seller’s Conditions. The obligations of each Seller to perform its obligations at Closing are subject to the fulfillment of the following conditions, any of which the Seller for whose benefit the condition exists may waive:

(a) SeqLL, the Company and Atlantic shall have complied with Section 3.2, Section 3.3 and Section 3.5, respectively.

(b) The agent and/or the lenders under the BMO Credit Facility, as required, shall have consented to the payment of the junior Indebtedness in accordance with Section 3.24.

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3.12 Atlantic’s Conditions. The obligations of Atlantic to perform its obligations at Closing are subject to the fulfillment of the following conditions, any of which Atlantic may waive:

(a) SeqLL, the Company and the Sellers shall have complied with Section 3.2, Section 3.3 and Section 3.4, respectively; and

(b) SeqLL and the Sellers shall have delivered all other documents and other instruments as the Company may reasonably request in connection with the transactions contemplated by this Agreement; and

3.13 Public Announcements.

(a) Exclusive of the Signing Filing to be filed pursuant to Section 3.13(b), to which a copy of this Agreement shall be filed as an exhibit, the Proxy Statement to be filed pursuant to Section 4.6 below and the S-1 Registration Statement to be filed pursuant to Section 4.7 below, none of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of, prior to the Closing, the Company, Atlantic and SeqLL or, after the Closing, SeqLL; provided, however, that each Party may make any such announcement or other communication (i) if such announcement or other communication is required by applicable Law, in which case (A) prior to the Closing, the disclosing Party and its Representatives shall use reasonable best efforts to consult with the Company and Atlantic, if the disclosing party is SeqLL, or with SeqLL, if the disclosing party is the Company and/or Atlantic, to review such announcement or communication and the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith, or (B) after the Closing, the disclosing Party and its Representatives shall use reasonable best efforts to consult with SeqLL and the disclosing Party shall consider such comments in good faith, (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 3.13 and (iii) to Governmental Authorities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the transactions contemplated hereby or thereby. Notwithstanding anything to the contrary in this Section 3.13 or otherwise in this Agreement, the Parties agree that the Parties and their respective Representatives may provide general information about the subject matter of this Agreement and the Contemplated Transactions contemplated hereby to any investment banker under confidentiality agreements signed in connection with the Capital Raise.

(b) The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company, Atlantic and SeqLL prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released prior to 8:00 AM, Eastern time, on the Business Day after the execution of this Agreement. Promptly after the execution of this Agreement (but in any event within four (4) Business Days), SeqLL shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company and Atlantic shall have the opportunity to review and comment upon prior to filing and SeqLL shall consider such comments in good faith. The Company and Atlantic, on the one hand, and SeqLL, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by any of the Company, Atlantic or SeqLL, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date, the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), SeqLL shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and SeqLL shall consider such comments in good faith. In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such press release or filing.

3.14 Exclusive Dealing.

(a) From the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with its terms, the Company and Atlantic shall not, and shall cause their Representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person (other than to the Parties and their respective Representatives) in connection with, or that would reasonably be

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expected to lead to, a Company Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal; (iv) prepare or take any steps in connection with a public offering of any Equity Interests of the Company (or any Affiliate or successor of the Company); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or knowingly encourage any effort or attempt by any Person to do or seek to do any of the foregoing.

(b) The Company shall (i) notify Atlantic and SeqLL promptly upon receipt of any Company Acquisition Proposal by the Company, describing the terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal, and (ii) keep Atlantic and SeqLL fully informed on a current basis of any modifications to such offer or information.

(c) From the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with its terms, SeqLL shall not, and shall direct its Representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to an SeqLL Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that would reasonably be expected to lead to, a SeqLL Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a SeqLL Acquisition Proposal; (iv) except as contemplated by the Agreement, prepare or take any steps in connection with an offering of any securities of any SeqLL Party (or any Affiliate or successor of any SeqLL Party); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or knowingly encourage any effort or attempt by any Person to do or seek to do any of the foregoing; provided, however, that nothing in this Section 3.14(c) shall prohibit SeqLL from entering into any Contracts in the Ordinary Course of Business, provided that such Contract shall be transferred or assigned under the Asset Purchase Agreement. SeqLL agrees to (A) notify the Company and Atlantic promptly upon obtaining any SeqLL Acquisition Proposal by any SeqLL Party, and to describe the terms and conditions of any such SeqLL Acquisition Proposal in reasonable detail (including the identity of any Person making such SeqLL Acquisition Proposal) and (B) keep the Company and Atlantic reasonably informed on a reasonably current basis of any modifications to such offer or information.

3.15 Nasdaq Listing. From the date hereof through the Closing Date, the Parties shall take such actions as may be necessary to satisfy any applicable initial and continuing listing requirements of Nasdaq and cause the trading symbol under which the Common Stock is listed for trading on Nasdaq to be changed to “ATL” (or such other symbol as may be acceptable to Nasdaq, the Sellers, and Atlantic) and have the Common Stock listed for trading with such trading symbol.

3.16 SeqLL Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that (i) all rights to advancement, indemnification, limitations on liability or exculpation now existing in favor of the directors and officers of SeqLL, as provided in SeqLL’s Governing Documents in effect as of immediately prior to the Closing Date, solely with respect to any acts, errors or omissions occurring on or prior to the Closing Date, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Closing Date for a period of six (6) years and (ii) SeqLL will perform and discharge, or cause to be performed and discharged, all obligations to provide such advancement, indemnity, limitations on liability and exculpation during such six (6)-year period. During such six (6)-year period, SeqLL shall advance, or caused to be advanced, expenses in connection with such indemnification as provided in SeqLL’s Governing Documents or other applicable agreements in effect as of the date hereof. The advancement, indemnification and liability limitation or exculpation provisions of SeqLL’s Governing Documents or in other applicable agreements in effect as of immediately prior to the Closing Date shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Closing Date in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Closing Date or at any time prior to such time, were directors or officers of SeqLL (the “SeqLL D&O Persons”) to receive advancement, be so indemnified, have their liability limited or be exculpated with respect to any act, error or omission occurring on or prior to the Closing Date by reason of the fact that such SeqLL D&O Person was a director or officer of SeqLL immediately prior to the Closing Date unless such amendment, repeal or other modification is required by applicable Law.

(b) SeqLL shall not have any obligation under this Section 3.16 to any SeqLL D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such SeqLL D&O Person in the manner contemplated hereby is prohibited by applicable Law.

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(c) SeqLL shall purchase at or prior to Closing and maintain in effect for a period of six (6) years after the Second Effective Time without lapses in coverage, a “tail” policy or policies providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of SeqLL as of the date of this Agreement with respect to any acts, errors or omissions occurring on or prior to the Second Effective Time (the “SeqLL D&O Tail Policy”). Such “tail” policy or policies shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under SeqLL’s directors’ and officers’ liability insurance policies as of the date of this Agreement; provided that SeqLL shall not pay a premium for such “tail” policy or policies in excess of one hundred percent (100%) of the most recent annual premium paid by SeqLL for the existing policy prior to the date of this Agreement and, in such event, SeqLL shall purchase the same or similar coverage as the existing policy in effect prior to the date of this Agreement.

(d) If, following the Closing, SeqLL (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of SeqLL shall assume all of the obligations set forth in this Section 3.16.

(e) The SeqLL D&O Persons entitled to the advancement, indemnification, liability limitation, exculpation and insurance set forth in this Section 3.16 are intended to be third-party beneficiaries of this Section 3.16. This Section 3.16 shall survive the consummation of the Merger contemplated by this Agreement and shall be binding on all successors and assigns of SeqLL.

3.17 Post-Closing Directors and Officers.

(a) Following the date of this Agreement and prior to the mailing of the Proxy Statement to the SeqLL Stockholders, the Company and Atlantic shall, subject to applicable listing rules of Nasdaq and applicable Law, designate in writing to SeqLL six (6) Persons that will serve on the SeqLL Board as of immediately after the Closing Date, and a seventh (7th) director is expected to have relevant staffing industry experience to be mutually agreed to among the Parties and a majority thereof is qualified as independent directors under the Nasdaq Listing Requirements. SeqLL shall take all such action within its power as may be necessary or appropriate to give effect to the Company’s designations as of immediately after the Closing Date and for the officers of SeqLL (the “Officers”) as of immediately after the Closing Date to be the individuals determined in accordance with Section 3.17(c). For the avoidance of doubt, as of immediately after the Closing Date, the SeqLL Board shall consist of the Persons designated by the Company and Atlantic identified on Schedule 3.17(a).

(b) Notwithstanding the Company’s designation rights under Section 3.17(a), one Person identified on Schedule 3.17(b) of the Disclosure Schedules shall be an existing director on the SeqLL Board immediately after the Closing Date.

(c) The Persons identified on Schedule 3.17(c) of the Disclosure Schedules shall be the Officers immediately after the Closing Date, with each such individual holding the title set forth opposite his or her name. In the event that any Person identified on Schedule 3.17(c) of the Disclosure Schedules is unwilling or unable (whether due to death, disability, disqualification or otherwise) to serve as an Officer, then, prior to the mailing of the Proxy Statement to the SeqLL Stockholders, the Company may, subject to applicable listing rules of Nasdaq and applicable Law, replace such individual with another individual to serve as such Officer by amending Schedule 3.17(c) of the Disclosure Schedules to include such replacement individual as such Officer.

3.18 No Third-Party Beneficiaries. Except as expressly stated in this ARTICLE III or in ARTICLE IX, each of the Parties to this Agreement acknowledges and agrees that all provisions contained in this ARTICLE III are included for the sole benefit of SeqLL, Atlantic and the Company, and that nothing in this Agreement, whether express or implied, (i) shall be construed to establish, amend, or modify any employee benefit plan, program, agreement or arrangement, (ii) shall limit the right of SeqLL, the Company or their respective Affiliates to amend, terminate or otherwise modify any Employee Benefit Plan or other employee benefit plan, agreement or other arrangement following the Closing Date, or (iii) shall confer upon any Person who is not a party to this Agreement (including any equity holder, any current or former director, manager, officer, employee, contingent worker or service provider of the Company, or any participant in any Employee Plan or other employee benefit plan, agreement or other arrangement (or any dependent or beneficiary thereof)), any right to continued or resumed employment or recall, any right to compensation or benefits, or any third-party beneficiary or other right of any kind or nature whatsoever.

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3.19 Post-Closing Accounting. Immediately following the Closing, the accountants for the Company and the accountants for SeqLL prior to the Closing shall continue, at SeqLL’s expense post-Closing, to assist SeqLL’s new accountants post-Closing in the transition period with the completion of the Capital Raise. This shall include, but not be limited to, the preparation of the Company’s unaudited financial statements for the period from January 1, 2023 until June 30, 2023.

3.20 Tax Matters.

(a) SeqLL and Sellers shall cooperate fully, as and to the extent reasonably requested, in connection with (i) the preparation and filing of any Tax Returns of the Company Entities and (ii) any Action with respect to Taxes and Tax Returns of the Company Entities, in each case, with respect to any Pre-Closing Tax Period (including any Straddle Period). Such cooperation shall include the retention, and (upon the other Party’s request) the provision, of records and information which are reasonably relevant to any such Action and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(b) SeqLL shall prepare and file, or cause to be prepared and filed, at SeqLL’s expense, all Tax Returns that are required to be filed by, or with respect to, the Company Entities for taxable periods ending on or prior to the Closing Date and Straddle Periods (except for any income Tax Returns for the 2022 taxable period). For the avoidance of doubt, IDC will prepare and timely file (taking into account any automatic extensions available under applicable Law) all Company Entities income Tax Returns related to the 2022 taxable period and if requested by IDC, SeqLL and Company Entities will cooperate in good faith in filing such 2022 income Tax Returns. Any Tax Returns prepared by SeqLL with respect to taxable periods ending on or prior to the Closing Date and Straddle Periods shall be prepared in a manner consistent with past practices of the Company Entities, unless otherwise required by applicable Law. At least thirty (30) days prior to the date on which such Tax Return is filed (or, if required to be filed within thirty (30) days of the Closing Date or the end of the applicable tax period, as soon as reasonably practicable following the Closing Date or such tax period), SeqLL will submit such Tax Return to IDC for IDC’s review, comment and consent (not to be unreasonably withheld, conditioned or denied). IDC will notify SeqLL of any comments or objections to such Tax Returns within ten (10) Business Days of receipt. In the event that IDC fails to comment or object within ten (10) Business Days, IDC will be deemed to consent to such Tax Return. Notwithstanding the foregoing, no failure or delay of SeqLL in delivering a Tax Return to IDC pursuant to this Section 3.20(b) shall reduce any indemnification obligations on the part of a Seller Indemnifying Party under ARTICLE IX, unless such Seller Indemnifying Party is materially and adversely affected by such failure or delay. SeqLL shall claim any Transaction Tax Deductions in the taxable period of the Company Entities that includes the Closing Date to the extent such Transaction Tax Deductions are allocable to such period at a “more likely than not” comfort level (as determined by SeqLL and/or its Tax Return preparer in their reasonable discretion).

(c) Any refund of Taxes (or credit in lieu of a refund of Taxes) that is actually received (or, in the case of a credit in lieu of a refund, actually utilized to offset taxable income, as determined on a with and without basis and by treating such credit as the last item available to offset taxable income after taking into account all other available credits and deductions) by SeqLL, the Company, the Company’s Subsidiaries, or their respective Affiliates after Closing with respect to a Pre-Closing Tax Period, shall first be applied to reimburse SeqLL for any Damages economically borne by SeqLL under Section 9.4(a) as part of the Shared Damages Amount and, thereafter, any remaining amount (net of any reasonable costs or expenses incurred in connection with obtaining such Tax refund or credit in lieu of a refund of Taxes) shall be the property of Sellers. SeqLL shall pay or cause to be paid to IDC (on behalf of Sellers) in the case of any such Tax refund or credit in lieu of a refund of Taxes, the amount of such Tax refund or credit to which Sellers are entitled (as determined in accordance with the preceding sentence) as soon as reasonably practicable following the determination thereof, but in no event prior to the actual receipt of such Tax Refund or, in the case of any such credit of Taxes, prior to the date such credit actually reduces the amount of Taxes that SeqLL or its Affiliates (including the Company and the Company’s Subsidiaries) would otherwise be required to pay. With respect to any overpayment of Taxes for a Pre- Closing Tax Period, SeqLL shall seek any recoupment of such overpayment in the form of a refund of Taxes (rather than a credit against future Taxes) to the maximum extent permitted by applicable Law. SeqLL shall not, and shall cause the Company, the Company’s Subsidiaries, and their Affiliates to not, waive any Tax attribute of the Company, the Company’s Subsidiaries, and their Affiliates generated or otherwise attributable to a Pre-Closing Tax Period if such waiver would reduce the amount due to Sellers pursuant to this Section 3.20(c). Any refund of Taxes (or credit in lieu of a refund of Taxes) in respect of a Straddle Period shall be apportioned between the pre-Closing

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and post-Closing portions of the Straddle Period in accordance with the principles set forth in Section 3.22. For the avoidance of doubt, neither SeqLL, the Company Entities nor their respective Affiliates shall be under any affirmative obligation to pursue any such refund or credit of Taxes but they shall use commercially reasonable efforts to cooperate with IDC to obtain any such refund or credit at the request of IDC.

(d) SeqLL shall not, and shall not permit the Company Entities or any of their Related Parties to, take any action on the Closing Date and after the Closing that is not in the Ordinary Course of Business and that could reasonably be expected to increase Sellers’ liability for Taxes, except to the extent such action is contemplated by this Agreement. Unless contemplated by this Agreement or in connection with a Tax Claim resolved in accordance with Section 3.20(e) below (including any corresponding amendments or adjustments to Tax Returns for intervening years in connection with such Tax Claim), none of SeqLL or any of SeqLL’s Related Parties shall (or shall cause or permit the Company Entities or any of their respective Related Parties to): (i) amend, re-file or otherwise modify any previously filed Tax Return of the Company Entities with respect to a Pre-Closing Tax Period; (ii) surrender any right to claim a refund of Taxes; (iii) initiate any voluntary disclosure agreement or program, or similar process, with any Tax authority regarding any Tax (whether asserted or un-asserted) or Tax Return (whether filed or unfiled) of the Company Entities; or (iv) agree to the waiver of or an extension to the statute of limitations period applicable to the Company Entities, in each case, with respect to any Pre-Closing Tax Period (or portion thereof) without the prior written consent of IDC, which consent shall not to be unreasonably withheld, conditioned or delayed. With respect to Section 3.20(d)(iii), IDC will have ten (10) Business Days from the date of notification by SeqLL to inform SeqLL of its objection to the initiation of any voluntary disclosure agreement or program.

(e) If, at any time after the Closing, SeqLL or any of the Company Entities receives notice of any proposed assessment of Taxes or the commencement of any Tax audit or administrative or judicial Tax proceeding with respect to Taxes payable by the Company Entities for a Pre-Closing Tax Period, including a Straddle Period (a “Tax Claim”), then SeqLL shall promptly notify IDC, in writing, of such notice; provided, that no failure or delay of SeqLL or the Company Entities in providing such notice shall reduce or otherwise affect the obligations of the Sellers pursuant to this Agreement, except to the extent that the Sellers are adversely and materially prejudiced as a result of such failure or delay. IDC shall have the right, at its own expense and upon written notice to SeqLL, to control the conduct of any Tax Claim relating solely to income Taxes attributable to a tax period ending on or before the Closing Date (a “Seller Controlled Tax Claim”); provided, that (i) IDC shall keep SeqLL reasonably informed of the progress of any such Tax Claim, (ii) SeqLL shall have the right to participate in the defense of any such Tax Claim and to employ its own counsel at its expense, and (iii) IDC shall not settle or compromise such Tax Claim without SeqLL’s prior written consent, not to be unreasonably withheld, conditioned or delayed. SeqLL shall control the conduct of any Tax Claim that is not a Seller Controlled Tax Claim or that IDC does not elect to control pursuant to the preceding sentence; provided, that (i) SeqLL shall keep IDC reasonably informed of the progress of any such Tax Claim, (ii) IDC shall have the right to participate in the defense of such Tax Claim at Sellers’ expense, and (iii) SeqLL shall not settle or compromise such Tax Claim without IDC’s prior written consent, not to be unreasonably withheld, conditioned, or delayed. Notwithstanding anything to the contrary, in connection with any audit or other similar examination with respect to any Taxes or Tax Returns of any Company Entity that is or was treated as partnership for U.S. federal and applicable state and local income tax purposes for a Pre-Closing Tax Period, the Parties agree that such Company Entity shall make, or shall cause the “partnership representative” within the meaning of Section 6223 of the Code to make, an election under Section 6226 of the Code (or any similar or comparable provision of state, local or non-U.S. Law) for any “imputed underpayment” as defined in Section 6225 of the Code (or any comparable provision of state, local or non-U.S. Law) attributable to such Company Entity, unless SeqLL and IDC both consent to an alternative course of action. In the event of an overlap or conflict between the provisions of this Section 3.20(e) and Section 9.4 hereof with respect to a Tax Claim, the provisions of this Section 3.20(e) shall control.

(f) The Company shall make and maintain an election under Section 754 of the Code for the taxable year that includes the Closing Date. The Company shall implement a closing of the books using the “interim closing” method and the calendar day convention set forth in Treasury Regulations Section 1.706-4 determined as of the end of the Closing Date for purposes of determining the Company’s items of income, gain, loss and deduction that are allocable to the Sellers, Atlantic and SeqLL in respect of the Interests transferred pursuant to this Agreement.

3.21 Transfer Taxes and Fees. Following the Closing, SeqLL, on the one hand, and the Sellers, on a joint and several basis, on the other hand, shall be responsible for and pay fifty percent (50%) of all Transfer Taxes arising out of the transactions contemplated by this Agreement, and all recordation costs and filing expenses incurred in connection with obtaining or recording title with any Governmental Authority. The Party required by applicable Law shall timely

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prepare and file all Tax Returns and other documentation required to be filed in connection with such Transfer Taxes, and the non-filing Party shall cooperate with the filing Party in connection with the preparation and filing of such Tax Returns and other documentation.

3.22 Straddle Period Taxes. Wherever applicable for this Agreement, in the case of a Straddle Period, the amount of any Taxes based on or measured by income, receipts, sales, use or payroll of the Company or its Subsidiaries for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity or non-U.S. entity in which any of the Company Entities holds a beneficial interest shall be deemed to terminate at such time), and the amount of other Taxes of the Company and its Subsidiaries for a Straddle Period that relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on and including the Closing Date and the denominator of which is the number of days in such Straddle Period. For the avoidance of doubt, all Transaction Tax Deductions claimed on a Tax Return filed pursuant to Section 3.20(b) shall be allocated to the pre-Closing portion of the Straddle Period.

3.23 SeqLL Cash Dividend. Prior to the Closing Date, SeqLL shall declare a cash dividend payable on or after the Closing Date to the holders of SeqLL Common Stock as of the close of business on a date to be determined by SeqLL, but in any event prior to the date of pricing of the Capital Raise, in an amount equal to SeqLL’s cash and cash equivalents on hand as of the Closing Date (but such amount shall not include any funds received from the Capital Raise), less withholding for sales taxes, if any, payable by SeqLL and any other obligations payable by SeqLL under the Asset Purchase Agreement (or any amount withheld for such taxes or other obligations under the Asset Purchase Agreement). The declaration of the cash dividend by SeqLL may be made on a contingent basis dependent on the Closing of the transactions contemplated hereby. The aggregate amount of such cash dividend shall be subject to the consent of Atlantic, which consent shall not be unreasonably withheld or delayed.

3.24 Joint Obligations of IDC and the Company. At Closing, IDC, from its allocation of the Cash Consideration, shall pay all joint Indebtedness of the Company and IDC due under the Loan Agreement and, to the extent of its remaining Cash Consideration, all joint Indebtedness of the Company and IDC due to PBC and Lyneer Management. After the payments contemplated by the preceding sentence, IDC shall satisfy any remaining joint Indebtedness of the Company and IDC due to PBC and Lyneer Management by execution and delivery to PBC and Lyneer Management of new subordinated promissory notes, which will have a maturity date twelve months after the Closing Date, bear interest at the rate of 11.25% per year, provide for quarterly payments of interest only, be subordinated only to any first lien senior secured indebtedness of IDC, and otherwise be on terms acceptable to the parties thereto in their sole discretion. At or prior to Closing, IDC shall payoff or assume all joint Indebtedness of the Company and IDC outstanding under the BMO Credit Facility in excess of the Stand-Alone Amount.

ARTICLE IV
Covenants

4.1 Certain Covenants. In addition to other obligations contained in this Agreement, the Parties hereto shall perform their respective obligations under the following covenants between the Agreement Date and the Closing Date:

(a) Reasonable Efforts. Each of the Parties hereto will use all reasonable efforts to take, or cause to be taken, all actions as are to be taken by each of them, respectively, or cause to be done all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Parties shall use reasonable best efforts to obtain, file with or deliver to, as applicable, any Consents of any Governmental Authorities necessary, proper or advisable to consummate the transactions contemplated by this Agreement or the Ancillary Documents. Each Party shall bear its out-of-pocket costs and expenses in connection with the preparation of any such Consents, exclusive of Atlantic’s agreement to pay up to $50,000 of SeqLL’s expenses incurred for the preparation of the Proxy Statement and Atlantic’s agreement to pay all of SeqLL’s expenses incurred for the preparation and filing of the Registration Statement; provided, however, that each Party shall respond as promptly as reasonably practicable to any requests by any Governmental Authority for additional information and documentary material that may be requested. SeqLL shall promptly inform the Company and Atlantic of any communication between SeqLL, on the one hand, and any Governmental Authority, on the other hand, and the Company and Atlantic shall promptly inform SeqLL of any communication between the Company and Atlantic, on the one hand, and any Governmental Authority, on the other hand, in either case, regarding any of the transactions contemplated by this Agreement or any Ancillary Document.

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(b) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Parties shall each give counsel for the other Parties a reasonable opportunity to review in advance, and consider in good faith the views of the others in connection with, any proposed written communication to any Governmental Authority relating to the transactions contemplated by this Agreement or the Ancillary Documents. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Authority in connection with the transactions contemplated by this Agreement unless it consults with the other Parties in advance.

(c) Notwithstanding anything to the contrary in the Agreement, in the event that this Section 4.1 conflicts with any other covenant or agreement in this ARTICLE IV that is intended to specifically address certain subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict.

4.2 Certain Negative Pre-Closing Covenants of SeqLL. From and after the Agreement Date until the earlier of the Closing or the termination of this Agreement in accordance with its terms, SeqLL shall, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, or as expressly consented to in writing by the Company and Atlantic (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed), (i) operate its business in the ordinary course in all material respects and (ii) use commercially reasonable efforts to maintain and preserve intact the business organization, assets, properties and material business relations of SeqLL; provided that in no event shall SeqLL’s compliance with this Section 4.2 constitute a breach of this Agreement.

Without limiting the generality of the foregoing, from and after the Agreement Date until the earlier of the Closing and the termination of this Agreement in accordance with its terms, SeqLL shall, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, or as expressly consented to in writing by the Company and Atlantic, not do any of the following:

(a) (i) modify, amend, terminate or transfer any material Contract to which it is a party, or waive, release or assign any material rights or claims thereto or thereunder; or (ii) enter into or extend any lease with respect to real property; in each case that will not be acquired or assumed by Newco pursuant to the Asset Purchase Agreement;

(b) amend, supplement, restate or modify its Governing Documents, or otherwise alter its corporate structure through merger, liquidation, reorganization, restructuring or otherwise;

(c) sell, transfer, pledge, dispose of or encumber any assets or properties, other than (i) dispositions of inventory and supplies in the Ordinary Course of Business, or (ii) pursuant to an existing Contract;

(d) permit the attachment of any Encumbrance against any of the assets or properties owned or leased by SeqLL, except Permitted Encumbrances that will be terminated on the Closing Date;

(e) issue, sell, transfer, pledge, dispose of or encumber any shares of capital stock or other ownership interest of any class, or any options, warrants, convertible or exchangeable securities or other rights of any kind to acquire any shares of capital stock or any other ownership interest of SeqLL, or acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any Person or division thereof;

(f) incur any Indebtedness in excess of $10,000 for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any Person, or make any loans, advances or enter into any financial commitments;

(g) commit to make any capital expenditure other than currently contemplated capital expenditures that have been disclosed to Atlantic and the Company or obligations for capital expenditures that will be assumed by Newco pursuant to the Asset Purchase Agreement;

(h) declare, set aside or pay a dividend on, or make any distributions (whether in cash, stock or other securities or property, or any combination thereof) with respect to any ownership interests in SeqLL, or repurchase, redeem or acquire any ownership interests in SeqLL that will not be effected by the Closing Date, other than the stock dividend contemplated by Section 2.4(a) or the cash dividend contemplated by Section 3.23;

(i) except as is permitted by this Section 4.2, take any action which could reasonably be expected to make any of SeqLL’s representations and warranties herein untrue as of Closing;

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(j) make any Tax election or settle or compromise any federal, state, local or foreign Tax liability, or agree to an extension of a statute of limitations with respect thereto;

(k) make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person in excess of $5,000, individually or in the aggregate, other than the reimbursement of expenses of employees in the Ordinary Course of Business;

(l) except as required pursuant to applicable Law, amend, modify, adopt, enter into or terminate any material Employee Plan of SeqLL;

(m) enter into any settlement, conciliation or similar Contract the performance of which would involve the payment by SeqLL in excess of $10,000, in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on SeqLL or any of its Affiliates after the Closing;

(n) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving SeqLL;

(o) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement exclusive of the underwriting agreement and any ancillary agreements for the Capital Raise in form and substance reasonably satisfactory to Atlantic and the Company;

(p) make any Change of Control Payment that is not set forth on Schedule 6.3(b) of Disclosure Schedules; or

(q) authorize, recommend, propose, announce or enter into any agreement, contract, commitment or arrangement to do any of the foregoing.

4.3 Certain Affirmative Pre-Closing Covenants of the Sellers. From and after the Agreement Date until the earlier of the Closing or the termination of this Agreement in accordance with its terms, each Seller shall, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, or as expressly consented to in writing by Atlantic (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed), (i) operate their respective businesses in the ordinary course in all material respects and (ii) use commercially reasonable efforts to maintain and preserve intact their respective business organization, assets, properties and material business relations; provided that in no event shall actions taken by or on behalf of, a Seller in compliance with this Agreement constitute a Breach of this Agreement.

4.4 Certain Negative Pre-Closing Covenants of the Company Entities. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, or as expressly consented to in writing by Atlantic (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed), (i) operate the Business in the ordinary course in all material respects and (ii) use commercially reasonable efforts to maintain and preserve intact the business organization, assets, properties and material business relations of the Company; provided that in no event shall actions taken by or on behalf of, the Company in compliance with this sub-Section or other provisions of this Agreement constitute a Breach of this Agreement.

Without limiting the generality of the foregoing, from and after the Agreement Date until the earlier of the Closing and the termination of this Agreement in accordance with its terms, the Company shall, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, or as expressly consented to in writing by Atlantic, not do any of the following:

(a) enter into, amend, modify, waive any material benefit or right under or terminate any material Contract (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such material Contract pursuant to its terms or entering into additional work orders pursuant to, and in accordance with the terms of, any material Contract);

(b) amend, supplement, restate or modify its Governing Documents, or otherwise alter their corporate structure through merger, liquidation, reorganization, restructuring or otherwise;

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(c) sell, transfer, pledge, dispose of or encumber any assets or properties, other than (i) dispositions of inventory and supplies in the Ordinary Course of Business and not material in amount, either individually or in the aggregate, or (ii) pursuant to an existing Contract;

(d) sell, transfer, lease, license, sublicense, mortgage, pledge, dispose of, encumber, grant or otherwise dispose of any Company Intellectual Property, or amend or modify in any material respect any existing agreements with respect to any Company Intellectual Property;

(e) permit the attachment of any Encumbrance against any of the assets or properties owned or leased by the Company, except Permitted Encumbrances;

(f) issue, sell, transfer, pledge, dispose of or encumber any shares of capital stock or other ownership interest of any class, or any options, warrants, convertible or exchangeable securities or other rights of any kind to acquire any shares of capital stock or any other ownership interest of the Company, or acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any Person or division thereof;

(g) exclusive of the option to refinance the BMO Credit Facility held by the Company, incur any Indebtedness in excess of $50,000 for borrowed money, other than in the Ordinary Course of Business, or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any Person, or make any loans, advances or enter into any financial commitments;

(h) make or commit to make any capital expenditure other than currently contemplated capital expenditures set forth on Schedule 4.4(h) of the Disclosure Schedules;

(i) declare, set aside or pay a dividend on, or make any distributions (whether in cash, stock or other securities or property, or any combination thereof) with respect to any ownership interests in the Company, or repurchase, redeem or acquire any ownership interests in the Company;

(j) make or permit to be made (i) any payment of any bonus, profit sharing, pension or similar payment or arrangement or special compensation to any employee of the Company, (ii) any increase in the compensation payable or to become payable to any employee of the Company or (iii) any modification, termination or renewal of any Company benefit arrangement, or entry into any new such arrangement or plan, except as required by applicable Legal Requirements;

(k) change any accounting policies or procedures (including, without limitation, procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable), unless required by statutory accounting principles or GAAP;

(l) make any Tax election or settle or compromise any federal, state, local or foreign Tax liability, or agree to an extension of a statute of limitations with respect thereto;

(m) pay, discharge, satisfy or settle any Action or waive, assign or release any rights or claims with respect thereto, other than settlements in the Ordinary Course of Business that involve (x) the payment of non-material amounts of cash and no admission being made with respect to (i) any criminal wrongdoing, or (ii) the invalidity or unenforceability of, or any infringement with respect to, any Company Intellectual Property or (y) payment for applicable insurance policies, including worker’s compensation policies;

(n) except in the Ordinary Course of Business, make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person in excess of $50,000, individually or in the aggregate, other than the reimbursement of expenses of employees in the Ordinary Course of Business;

(o) except as required pursuant to applicable Law, (A) amend, modify, adopt, enter into or terminate any material Employee Plan of the Company, other than in the Ordinary Course of Business, (B) materially increase the compensation or benefits payable to any current or former director, manager, officer, or employee at the level of senior vice president or above, or to any contingent worker with annual fees of $100,000 or above, other than in each case annual and merit-based raises made in the Ordinary Course of Business, as applicable, (C) take any action to accelerate any material payment or benefit payable to any current or former director, manager, officer, employee, or contingent worker of the Company, (D) waive or release any non-competition, non-solicitation, no-hire, nondisclosure

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or other restrictive covenant obligation of any current or former director, manager, officer, or employee at the level of senior vice president or above of the Company, or (E) terminate (other than for cause) or furlough the employment of any director, manager, officer, or employee at the level of senior vice president or above, or group of employees of the Company if such group termination would trigger the WARN Act;

(p) enter into any settlement, conciliation or similar Contract the performance of which would involve the payment by the Company in excess of $50,000, in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on the Company (or SeqLL or any of its Affiliates after the Closing);

(q) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving the Company;

(r) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement;

(s) make any Change of Control Payment that is not set forth on Schedule 6.3(b) of the Disclosure Schedules; or

(t) authorize, recommend, propose, announce or enter into any agreement, contract, commitment or arrangement to do any of the foregoing.

4.5 Certain Negative Pre-Closing Covenants of Atlantic. From and after the Agreement Date until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Atlantic shall, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, or as expressly consented to in writing by SeqLL and the Company (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed), (i) operate its Business in the ordinary course in all material respects and (ii) use commercially reasonable efforts to maintain and preserve intact the business organization, assets, properties and material business relations of Atlantic; provided that in no event shall Atlantic’s compliance with this sub-Section constitute a Breach of this Agreement.

Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with its terms, Atlantic shall, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as required by the Contemplated Transactions or as expressly consented to in writing by the Company and SeqLL, not do any of the following:

(a) (i) modify, amend, terminate or transfer any material Contract to which it is a party or waive, release or assign any material rights or claims thereto or thereunder; or (ii) enter into or extend any lease with respect to real property;

(b) amend, supplement, restate or modify its Governing Documents, or otherwise alter its corporate structure through merger, liquidation, reorganization, restructuring or otherwise;

(c) sell, transfer, pledge, dispose of or encumber any assets or properties, other than (i) dispositions of inventory and supplies in the Ordinary Course of Business and not material in amount, either individually or in the aggregate, or (ii) pursuant to an existing Contract;

(d) sell, transfer, lease, license, sublicense, mortgage, pledge, dispose of, encumber, grant or otherwise dispose of any Intellectual Property, or amend or modify in any material respect any existing agreements with respect to any Company Intellectual Property;

(e) permit the attachment of any Encumbrance against any of the assets or properties owned or leased by the Company, except Permitted Encumbrances;

(f) issue, sell, transfer, pledge, dispose of or encumber any shares of capital stock or other ownership interest of any class, or any options, warrants, convertible or exchangeable securities or other rights of any kind to acquire any shares of capital stock or any other ownership interest of the Company, or acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any Person or division thereof;

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(g) incur any Indebtedness in excess of $5,000 for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any Person, or make any loans, advances or enter into any financial commitments;

(h) make or commit to make any capital expenditure other than currently contemplated capital expenditures that have been disclosed to SeqLL and the Company;

(i) declare, set aside or pay a dividend on, or make any distributions (whether in cash, stock or other securities or property, or any combination thereof) with respect to any ownership interests in the Company, or repurchase, redeem or acquire any ownership interests in Atlantic;

(j) make or permit to be made (i) any payment of any bonus, profit sharing, pension or similar payment or arrangement or special compensation to any employee of Atlantic, (ii) any increase in the compensation payable or to become payable to any employee of Atlantic or (iii) any modification, termination or renewal of any Company benefit arrangement, or entry into any new such arrangement or plan, except as required by applicable Legal Requirements;

(k) except as is permitted by this Section 4.5, take any action which could reasonably be expected to make any of Atlantic’s representations and warranties herein untrue as of Closing;

(l) change any accounting policies or procedures (including, without limitation, procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable), unless required by statutory accounting principles or GAAP;

(m) make any Tax election or settle or compromise any federal, state, local or foreign Tax liability, or agree to an extension of a statute of limitations with respect thereto;

(n) pay, discharge, satisfy or settle any Action or waive, assign or release any rights or claims with respect thereto, other than settlements in the Ordinary Course of Business that involve only the payment of non-material amounts of cash and no admission being made with respect to (i) any criminal wrongdoing, or (ii) the invalidity or unenforceability of, or any infringement with respect to, any Intellectual Property;

(o) enter into, amend, modify, waive any material benefit or right under or terminate any material Contract to which it is a party (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such material Contract pursuant to its terms or entering into additional work orders pursuant to, and in accordance with the terms of, any material Contract to which it is party);

(p) make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person in excess of $5,000, individually or in the aggregate, other than the reimbursement of expenses of employees in the Ordinary Course of Business;

(q) except as required pursuant to applicable Law, (A) amend, modify, adopt, enter into or terminate any material Employee Plan of Atlantic, other than in the Ordinary Course of Business consistent with past practice, (B) materially increase the compensation or benefits payable to any current or former director, manager, officer, or employee at the level of senior vice president or above, or to any contingent worker with annual fees of $100,000 or above, other than in each case annual and merit-based raises made in the Ordinary Course of Business, as applicable, (C) take any action to accelerate any material payment or benefit payable to any current or former director, manager, officer, employee, or contingent worker of the Company, (D) waive or release any non-competition, non-solicitation, no-hire, nondisclosure or other restrictive covenant obligation of any current or former director, manager, officer, or employee at the level of senior vice president or above of Atlantic, or (E) terminate (other than for cause) or furlough the employment of any director, manager, officer, or employee at the level of senior vice president or above, or group of employees of Atlantic if such group termination would trigger the WARN Act;

(r) enter into any settlement, conciliation or similar Contract the performance of which would involve the payment by Atlantic International in excess of $10,000 in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on Atlantic International (or any of its Affiliates after the Closing);

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(s) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving Atlantic;

(t) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement exclusive of any agreements with the underwriter of the Capital Raise;

(u) make any Change of Control Payment that is not set forth on Schedule 6.3(b) of the Disclosure Schedules; or

(v) authorize, recommend, propose, announce or enter into any agreement, contract, commitment or arrangement to do any of the foregoing.

4.6 The Proxy Statement.

(a) As promptly as practicable after the execution of this Agreement, SeqLL, Atlantic and the Company shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed), and SeqLL shall file with the SEC, a preliminary proxy statement on Schedule 14A (as amended or supplemented from time to time, the “Proxy Statement”) for the purpose of soliciting proxies from SeqLL stockholders for the matters to be acted upon at the Special Meeting. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from SeqLL stockholders to vote at the Special Meeting in favor of resolutions; approving the issuance of SeqLL Common Stock in the Mergers and the change of control of SeqLL; authorization of a change in the size of the Board of Directors with a minimum of one (1) director and a maximum of seven (7) directors; authorization of an amendment to the Governing Documents of SeqLL to effect a reverse stock split of the SeqLL Common Stock on a one (1) new common share for up to thirty (30) shares of old common stock basis, at the discretion of the Board of Directors in connection with the consummation of the Mergers (the “Reverse Stock Split”); the authorization of an amendment to the Governing Documents of SeqLL to change the name of SeqLL following consummation of the Mergers to “Atlantic International Corp.”; authorization of an amendment to the Governing Documents of SeqLL to increase the authorized shares of SeqLL Common Stock from 80,000,000 shares to 300,000,000 shares; approval of the Atlantic International Corp. 2023 Equity Incentive Plan authorizing the issuance of approximately fifteen (15%) percent of the issued and outstanding shares of SeqLL Common Stock following the Capital Raise, which will become effective upon consummation of the Mergers; the approval of the Asset Purchase Agreement by the disinterested stockholders; and such other related matters and business as may properly come before the Special Meeting or any adjournments or postponements thereof (collectively, the “Stockholder Approval Matters”); and the adjournment of the Special Meeting, if necessary or desirable in the reasonable determination of SeqLL. If on the date for which the Special Meeting is scheduled, SeqLL has not received proxies representing a sufficient number of shares to obtain the Required SeqLL Stockholder Approval, whether or not a quorum is present, SeqLL may make one or more successive postponements or adjournments of the Special Meeting. In connection with the Proxy Statement, SeqLL will file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation rules set forth in SeqLL’s Governing Documents, the DGCL and the rules and regulations of the SEC and Nasdaq. SeqLL shall cooperate and provide Atlantic and the Company (and their counsel) with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement thereto prior to filing the same with the SEC, and SeqLL shall consider in good faith any such comments. Atlantic and the Company shall promptly provide SeqLL with such information concerning their companies and their stockholders, officers, directors, employees, assets, liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto, which information provided by Atlantic or the Company, as the case may be, shall be true and correct in all material respects and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading.

(b) SeqLL shall take any and all reasonable and necessary actions required to satisfy the requirements of the Exchange Act and other applicable laws in connection with the Proxy Statement and the Special Meeting. Each of SeqLL, Atlantic and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to SeqLL, Atlantic and the Company and, after the Closing, in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any

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information provided by it for use in the Proxy Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable laws. SeqLL shall amend or supplement the preliminary Proxy Statement and cause the Proxy Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to SeqLL stockholders, in each case as and to the extent required by applicable laws and subject to the terms and conditions of this Agreement and SeqLL’s organizational documents.

(c) SeqLL, with the assistance of the other Parties, shall promptly respond to any SEC comments on the preliminary Proxy Statement and shall otherwise use its commercially reasonable efforts to cause the preliminary Proxy Statement to “clear” comments from the SEC. As soon as practicable following the preliminary Proxy Statement “clearing” comments from the SEC, SeqLL shall distribute the Proxy Statement to SeqLL’s stockholders and, pursuant thereto, shall call the Special Meeting in accordance with the DGCL for a date no later than thirty (30) days following the date of mailing of the Proxy Statement.

(d) SeqLL shall comply with all applicable laws, any applicable rules and regulations of Nasdaq, SeqLL’s Governing Documents and this Agreement in the preparation, filing and distribution of the Proxy Statement, any solicitation of proxies thereunder, and the calling and holding of the Special Meeting.

(e) Each of SeqLL, Atlantic and the Company shall use its commercially reasonable efforts to cause: (i) SeqLL to satisfy all applicable listing requirements of Nasdaq and (ii) the SeqLL Common Stock issuable in accordance with this Agreement, including the Mergers, to be approved for listing on Nasdaq (and each of Atlantic and the Company shall reasonably cooperate in connection therewith), subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Second Effective Time.

4.7 The Registration Statement.

(a) As promptly as practicable after the execution of this Agreement, SeqLL, Atlantic and the Company shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed), and SeqLL shall file with the SEC, an amendment to SeqLL’s existing registration statement on Form S-1 (No. 333-254886) or to file a new registration statement on Form S-1 (either such registration statement, the “Registration Statement”) in order to effect the Capital Raise and shall use their best efforts to have such registration statement declared effective expeditiously and, in any event, at such time as the Parties and the representative of the underwriters in the Capital Raise shall agree. The Registration Statement shall provide that a portion of the net proceeds from the Capital Raise will be used for payment in full of the Cash Consideration and will be paid at the Closing of the Capital Raise to the Sellers and/or their designees in connection with the Closing.

(b) In connection with the preparation of the Registration Statement, SeqLL shall cooperate and provide Atlantic and the Company (and their counsel) with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC, and SeqLL shall consider in good faith any such comments. Atlantic and the Company shall promptly provide SeqLL with such information concerning their companies and their stockholders, officers, directors, employees, assets, liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by Atlantic or the Company, as the case may be, shall be true and correct in all material respects and shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading.

(c) SeqLL shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act and other applicable Laws in connection with filing of the Registration Statement and any amendments thereto. Each of SeqLL, Atlantic and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to SeqLL, Atlantic and the Company in connection with the drafting of the Registration Statement and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable laws.

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(d) SeqLL, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Registration Statement and any preliminary prospectus contained therein and shall otherwise use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC. SeqLL shall not be required to file the Registration Statement or any amendment thereto, or the final prospectus included therein, until it has received from each of Atlantic and the Company written notice that such filing is satisfactory in form and substance to each of Atlantic and the Company, and shall not be obligated to execute or deliver any documents or agreements with the underwriters for the Capital Raise or any representative thereof unless it is directed in writing to do so by each of Atlantic and the Company, which direction shall acknowledge that the form and substance of any such document or agreement is satisfactory to such Party.

ARTICLE V
Representations and Warranties of SeqLL and Purchaser Sub

SeqLL and Purchaser Sub represent and warrant to the Sellers that the following statements are true and correct on the Agreement Date and as of the Closing:

5.1 Organization; Authority. SeqLL is a corporation duly incorporated, validly existing and in good standing, under the Laws of the State of Delaware. Purchaser Sub is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Each of SeqLL and Purchaser Sub have requisite power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery, and performance of this Agreement and all Ancillary Documents to which SeqLL or Purchaser Sub are or will be a party have been duly authorized by SeqLL and/or Purchaser Sub as applicable. SeqLL and Purchaser Sub have all requisite power and authority to own and lease the properties and assets they currently own and lease and to conduct their activities as currently conducted and as presently contemplated to be conducted. Each of SeqLL and Purchaser Sub is duly qualified to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in all jurisdictions in which the ownership or leasing of the properties and assets owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect. Schedule 5.1 is a true and complete list of (i) each jurisdiction in which SeqLL and Purchaser Sub are qualified to do business, (ii) every state or foreign jurisdiction in which SeqLL and Purchaser Sub have employees or facilities and (iii) the directors and officers of SeqLL and Purchaser Sub.

5.2 Books and Records. SeqLL has delivered to Atlantic and the Company true and complete copies of the Governing Documents and the minute books of SeqLL and Purchaser Sub. Such Governing Documents are in full force and effect.

5.3 Enforceability. This Agreement and the Ancillary Documents to which SeqLL or Purchaser Sub are a party have been duly executed and delivered by SeqLL or Purchaser Sub, as applicable enforceable against SeqLL or Purchaser Sub, as applicable, in accordance with their respective terms, except to the extent such enforceability may be limited by the General Enforceability Exceptions.

5.4 Brokers. SeqLL and Purchaser Sub have no liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated hereby for which the Company and/or the Sellers could become liable or obligated.

5.5 [Reserved]

5.6 Capitalization. (a)Except as indicated in SeqLL’s Public Documents or on Schedule 5.6(a)(i) of the Disclosure Schedules, as at Closing, there shall be no outstanding or authorized subscriptions, options, or warrants, calls, rights, commitments or any other agreements or arrangements of any character obligating SeqLL or Purchaser Sub to issue any capital stock or other Equity Interests, or evidencing the right to subscribe for any capital stock or other Equity Interests of SeqLL, except in respect of the Mergers and Capital Raise. At Closing, all issued and/or outstanding shares of capital stock or other securities of SeqLL shall be issued, sold and delivered in compliance with all applicable Federal and state securities Laws and the similar laws of other foreign jurisdictions as may be applicable and will be validly issued, fully paid, and nonassessable. Except as indicated in SeqLL’s Public Documents, no person has, and at Closing no person shall have, any right of first refusal, preemptive right, right of participation, or any similar right to acquire securities of SeqLL. The issuance of the SeqLL Common Stock as part of the Mergers will not obligate SeqLL

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to issue shares of SeqLL Common Stock or other securities to any Person and will not result in a right of any holder of SeqLL’s securities to adjust the exercise, conversion, exchange or reset price under such securities. Except as set forth on Schedule 5.6(a)(ii) of the Disclosure Schedules, there are no voting trusts, proxies or other Contracts with respect to the voting or transfer of SeqLL Common Stock; and

(b) the Equity Interests of Purchaser Sub outstanding as of the date of this Agreement (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Law, and (iii) were not issued in breach or violation of any preemptive rights or Contract to which SeqLL is a party or bound. All of the outstanding Equity Interests of Purchaser Sub are owned directly by SeqLL free and clear of all Encumbrances (other than transfer restrictions under applicable Federal Securities Law). As of the date of this Agreement, SeqLL has no Subsidiaries other than Purchaser Sub and SeqLL and does not own, directly or indirectly, any Equity Interests in any Person other than Purchaser Sub.

5.7 SEC Filings. SeqLL has timely filed or furnished all reports required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to the Securities Laws since its initial public offering (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “SEC Reports”), and will file or furnish all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to the Securities Laws (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, but excluding the Proxy Statement and the Registration Statement, the “Additional SEC Reports”). Each of the SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied and each of the Additional SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, will comply, in all material respects with the applicable requirements of the Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the SEC Reports or the Additional SEC Reports. As of their respective dates of filing, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SEC Reports.

5.8 Transactions with Affiliates. Except as set forth in the SEC Reports, Schedule 5.8 of the Disclosure Schedules sets forth all Contracts between (a) SeqLL, on the one hand, and (b) any officer, director or 10% equityholder of SeqLL or any family member of the forgoing Persons, on the other hand (each Person identified in this clause (b), a “SeqLL Related Party”), other than (i) Contracts with respect to a SeqLL Related Party’s employment with, or the provision of services to, SeqLL entered into in the Ordinary Course of Business (including benefit plans, indemnification arrangements and other ordinary course compensation) and (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Schedule 5.8 or entered into in accordance with Schedule 5.8. No SeqLL Related Party (A) owns any interest in any material asset used in the business of SeqLL, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material client, supplier, lender, partner, customer, lessor, lessee or other material business relation of SeqLL or (C) owes any material amount to, or is owed any material amount by, SeqLL.

5.9 Litigation. There is no Action pending or, to SeqLL’s or Purchaser Sub’s Knowledge, threatened against SeqLL or Purchaser Sub that, if adversely decided or resolved, would have a Material Adverse Effect on SeqLL. Neither SeqLL nor Purchaser Sub nor any of their respective properties or assets is subject to any material Order. As of the date of this Agreement, there are no material Actions by SeqLL or Purchaser Sub pending against any other Person.

5.10 Compliance with Applicable Legal Requirements.

(a) SeqLL and Purchaser Sub have complied and are in compliance in all material respects with all material Legal Requirements applicable to them and to their assets, properties, operations and business. Neither SeqLL nor Purchaser Sub has received any written notice from any Governmental Authority to the effect, or otherwise been advised, that it is not in compliance with any such Legal Requirements, and SeqLL has no Knowledge that any existing circumstances are likely to result in an Action for a violation of any such Legal Requirement. To the Knowledge of SeqLL, no investigation or review by any Governmental Authority with respect to SeqLL or Purchaser Sub, or their promoters, stockholders, affiliates, directors, officers, consultants, employees, agents or other representatives is pending or, to the Knowledge of SeqLL threatened, nor has any Governmental Authority given SeqLL or Purchaser Sub written notice of its intention to conduct the same.

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(b) Except as set forth on Schedule 5.10(b) of the Disclosure Schedules, there is no Contract or Order binding upon SeqLL or Purchaser Sub which has had or could reasonably be expected to have the effect of prohibiting or impairing any business practice of SeqLL or Purchaser Sub, any acquisition of property (tangible or intangible) by SeqLL or Purchaser Sub, or the conduct of business by SeqLL or Purchaser Sub.

(c) Without limiting any provision of this Agreement: (i) neither SeqLL nor Purchaser Sub, nor, to the Knowledge of SeqLL, any officer, manager, agent, employee or other Person associated with or acting on behalf of SeqLL or Purchaser Sub has, directly or indirectly (a) paid or delivered or agreed to pay or deliver any fee, commission or other sum of money or item of property, however characterized, to any Person, government official or other party that is illegal or improper under any applicable Legal Requirement, (b) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (c) made any unlawful payment or offered anything of value to any foreign or domestic government official or employee or to any foreign or domestic political parties or campaigns, (d) violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977 (15 United States Code Section 78dd-1, et seq.), as amended, or any applicable Legal Requirement of similar effect, (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or transfer of value to any other Person or (f) established or maintained any fund that has not been recorded in the books and records of SeqLL; and (ii) SeqLL has complied and is in compliance with applicable provisions of the United States export and sanctions laws, and regulations implemented thereunder, including the Arms Export Control Act (22 United States Code Section 2751 et seq.), as amended, the Export Administration Act (50 United States Code Section 2401 et seq.), as amended, the International Emergency Economic Powers Act (50 United States Code Section 17091 et seq.), as amended, and the various sanctions regulations administered by the Office of Foreign Assets Control of the Department of the Treasury of the United States, as amended. Without limiting the foregoing, SeqLL has not made any investments or performed any Contracts in, or involving a Person from, Cuba, Iran, Sudan, Syria or Burma (Myanmar).

(d) Neither SeqLL nor Purchaser Sub is in violation of any applicable Legal Requirements relating to terrorism or money laundering, including Executive Order No. 13224, the USA PATRIOT Act, applicable Legal Requirements comprising or implementing the Bank Secrecy Act and applicable Legal Requirements administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Legal Requirements may from time to time be amended, renewed, extended, or replaced) (collectively, “Anti-Terrorism Law”) and has not engaged in or conspired to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(e) To the Knowledge of SeqLL, neither SeqLL nor Purchaser Sub nor any agents acting or benefiting in any capacity in connection with this Agreement or the transactions contemplated hereby is any of the following (each a “Blocked Person”): (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224; (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224: (iii) a Person with which the Company is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224; (v) a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or (vi) a Person who is affiliated or associated with a Person listed above.

(f) To the Knowledge of SeqLL, neither SeqLL or Purchaser Sub nor any of their agents acting in any capacity in connection with this Agreement or the transactions contemplated hereby (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

5.11 Purchaser Sub Activities. Purchaser Sub was organized solely for the purpose of entering into this Agreement, the Ancillary Documents to which it is a party and consummating the Contemplated Transactions and has not engaged in any activities or business, other than those incident or related to or incurred in connection with its incorporation or the negotiation, preparation or execution of this Agreement and any Ancillary Documents, the performance of its covenants or agreements in this Agreement and any Ancillary Document or the consummation of the Contemplated Transactions. Purchaser Sub does not have any Indebtedness.

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5.12 Internal Controls; Listing; Financial Statements.

(a) Except as not required in reliance on exemptions from various reporting requirements by virtue of SeqLL’s status as an “emerging growth company” or “smaller reporting company” as defined in Rule 12b-2 promulgated under the Exchange Act, since its initial public offering, (i) SeqLL has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of SeqLL’s financial reporting and the preparation of SeqLL’s financial statements for external purposes in accordance with GAAP and (ii) SeqLL has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that information relating to SeqLL is made known to SeqLL’s principal executive officer and principal financial officer by others within SeqLL. Such disclosure controls and procedures are effective in timely alerting SeqLL’s principal executive officer and principal financial officer to material information required to be included in SeqLL’s periodic reports required under the Exchange Act.

(b) Each director and executive officer of SeqLL has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(c) Since its initial public offering, SeqLL has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. The classes of securities representing issued and outstanding SeqLL Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. Except as set forth in the SEC Reports, there is no Action pending or, to the Knowledge of SeqLL, threatened against SeqLL by Nasdaq or the SEC with respect to any intention by such entity to deregister the SeqLL Common Stock or prohibit or terminate the listing of SeqLL Common Stock on Nasdaq. SeqLL has not taken any action that is designed to terminate the registration of SeqLL Common Stock under the Exchange Act.

(d) (i) The SEC Reports contain true and complete copies of the audited consolidated balance sheet of SeqLL as of December 31, 2020, 2021 and 2022 and the related audited consolidated statements of operations and comprehensive loss, shareholders equity (deficit) and cash flows of SeqLL for the years then ended, together with the auditor’s reports thereon (collectively, the “SeqLL Financial Statements”). The SeqLL Financial Statements (A) fairly present in all material respects the financial position of SeqLL as at the respective dates thereof, and the results of its operations, stockholders’ equity and cash flows for the respective periods then ended, (B) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto), (C) in the case of the audited SeqLL Financial Statements, were audited in accordance with the standards of the Public Company Accounting Oversight Board and (D) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(e) SeqLL has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for SeqLL’s and its Subsidiaries’ assets. SeqLL maintains and, for all periods covered by the SeqLL Financial Statements, has maintained, in all material respects in accordance with GAAP and applicable Law, books and records of SeqLL in the Ordinary Course of Business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of SeqLL.

(f) There are no outstanding loans or other extensions of credit made by SeqLL to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SeqLL. SeqLL has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(g) Except as set forth in the SEC Reports, for the past three (3) years, neither SeqLL (including any employee thereof) nor, to the Knowledge of SeqLL, SeqLL’s independent auditors, has received any written complaint, allegation, assertion or claim that there is, or there has been, (i) a “significant deficiency” in the internal controls over financial reporting of SeqLL, (ii) a “material weakness” in the internal controls over financial reporting of SeqLL or (iii) fraud, whether or not material, that involves management or other employees of SeqLL who have a role in the internal controls over financial reporting of SeqLL.

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5.13 No Undisclosed Liabilities. SeqLL has no material liabilities except for the liabilities (a) set forth in Schedule 5.13 of the Disclosure Schedules, (b) incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, (c) set forth or disclosed in the SeqLL Financial Statements, (d) that have arisen since the date of the most recent balance sheet included in the SEC Reports in the Ordinary Course of Business, or (e) either permitted to be incurred pursuant to Section 5.10 or incurred in accordance with Section 5.10.

5.14 Tax Matters.

(a) SeqLL has prepared and filed all material Tax Returns required to have been filed by SeqLL, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws, and SeqLL has paid all material Taxes required to have been paid or deposited by them regardless of whether shown on a Tax Return.

(b) SeqLL has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, other service providers, equity interest holder or other third-party.

(c) SeqLL is not currently the subject of a Tax audit or examination, and have not been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed, in each case with respect to material Taxes.

(d) SeqLL has not consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the Ordinary Course of Business.

(e) SeqLL has not taken or agreed to take any action not contemplated by this Agreement or any Ancillary Documents that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

(f) Purchaser Sub is disregarded as an entity separate from its owner under Treasury Regulations Section 301.7701-3(b)(1)(ii).

5.15 Investigation; No Other Representations. In entering into this Agreement and the Ancillary Documents to which it is or will be a party, SeqLL has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in ARTICLE VI and ARTICLE VII and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of the Company or any other Person, either express or implied, and SeqLL, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in ARTICLE VI and in the Ancillary Documents to which it is or will be a party, neither the Company nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the Contemplated Transactions.

5.16 Absence of Certain Changes or Events. Except as described in the SEC Reports, since December 31, 2022, SeqLL has conducted its business only in the ordinary and usual course and in a manner consistent with past practice and there has not been any change, event, loss, development, damage or circumstance affecting SeqLL which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on SeqLL.

5.17 No Conflicts; Required Consents; No Violations. Except as described on Schedule 5.17 of the Disclosure Schedules, the execution and delivery by SeqLL and Purchaser Sub of this Agreement and any Ancillary Agreements do not, and the consummation of the Contemplated Transactions will not: (a) conflict with or violate any provision of the Governing Documents of SeqLL or Purchaser Sub; (b) violate any provision of any Legal Requirements; (c) conflict with, violate, result in a breach of, constitute a default under (determined without regard to requirements of notice or lapse of time, or both) or accelerate or permit the acceleration of the performance required by, any SeqLL material Contract or agreement to which SeqLL or Purchaser Sub is a party or by which SeqLL or Purchaser Sub or the assets or properties owned or leased by either of them are bound or affected; (d) violate, or constitute a breach under, any Order or applicable Law to which SeqLL or Purchaser Sub or any of their properties or assets are bound or (e) result in the creation of any Encumbrance upon any of the assets or properties (other than any Permitted

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Encumbrances) or SeqLL Common Stock, except in the case of any of clauses (a) through (e) above, as would not have a Material Adverse Effect on SeqLL or Purchaser Sub. Except as described on Schedule 5.17 of the Disclosure Schedules, the execution and delivery by SeqLL and Purchaser Sub of this Agreement and any Ancillary Agreements do not, and the consummation of the Contemplated Transactions will not require any Consent of, or designation declaration or filing of any certificate, notice, application, report or other document with, any Governmental Authority or other Person, except for, (i) the filing with the SEC of (A) the Proxy Statement, and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, and (C) the Registration Statement and the declaration of the effectiveness thereof by the SEC, (ii) such filings with and approvals of Nasdaq to permit SeqLL Common Stock to be issued in accordance with this Agreement to continue to be listed on Nasdaq, (iii) filing of the Certificates of Merger, (iv) the approvals and consents to be obtained by Purchaser Sub to effect the Merger, (v) the approval of the shareholders of SeqLL necessary to consummate the Contemplated Transactions and (vi) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have any Material Adverse Effect on SeqLL or Purchaser Sub.

5.18 SeqLL Benefit Arrangements.

(a) Schedule 5.18 of the Disclosure Schedules includes a true and complete description of all arrangements under or with respect to which SeqLL or any of its ERISA Affiliates provides employee or executive compensation (other than salary or wage), bonus or benefits to any current, former or retired employee, any employee on an approved leave of absence, or any dependent of SeqLL, whether or not SeqLL Benefit Arrangement is covered by ERISA (each, a “SeqLL Benefit Arrangement”). SeqLL has provided to the Company and Atlantic true and complete copies of each SeqLL Benefit Arrangement or, in the case of each SeqLL Benefit Arrangement not existing in written form, a complete and accurate description of its material terms.

(b) SeqLL does not contribute or have any obligation to contribute, nor has it contributed or had any obligation to contribute, to any multi-employer plan, multiple-employer plan, multiple employer welfare arrangement, a self-funded employee welfare plan, or defined benefit plan subject to Title IV of ERISA (as each term is defined in ERISA) in which any former, retired or current employees have or have had any right to participate. SeqLL has no obligation to provide any former or retired employees with health insurance, life insurance or other welfare benefits, other than as required by the health care continuation and notice provisions of ERISA Section 601, et seq. and Code Section 4980B and applicable state law.

(c) Except as disclosed on Schedule 5.18 of the Disclosure Schedules, or with respect to benefits already accrued, the SeqLL has the unilateral right to amend or terminate all SeqLL Benefit Arrangements.

(d) Except as set forth in Schedule 5.18 of the Disclosure Schedules, no individual will, as a direct or indirect result of the transactions contemplated hereby: (i) incur any liability to pay the excise tax due under Code Section 409A; or (ii) receive any gross up payment in connection with the imposition of an excise tax under Code Section 409A.

(e) With respect to each SeqLL Benefit Arrangement, to the Knowledge of SeqLL, SeqLL is in material compliance with: (i) the health care continuation and notice provisions of ERISA Section 601, et seq. and Code Section 4980B and applicable state law; and (ii) the applicable requirements of HIPAA (as defined herein below).

ARTICLE VI
Representations and Warranties Regarding the Company Entities

Except as expressly set forth in the Disclosure Schedules delivered to SeqLL and Atlantic by the Sellers together with, and as part of, this Agreement, the Company and the Sellers, jointly and severally, represent and warrant to SeqLL and Atlantic that the following statements are true and correct in all material respects on the Agreement Date and as of the Closing Date:

6.1 Organization; Authority. Each of the Company and Lyneer Staffing is a limited liability company duly formed, validly existing and in good standing under the laws of State of Delaware. Lyneer Holdings is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each Company Entity has the necessary power and authority to carry on its business as it is currently being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such assets and properties are currently owned, operated or held. Each Company Entity has qualified as a foreign limited liability company or a corporation

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and is in good standing under the laws of all jurisdictions where the nature of its business or the nature or location of its assets requires such qualification. The Company has the requisite right, power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is (or will be) a Party, to perform its obligations under this Agreement and such Ancillary Documents, and to consummate the Contemplated Transactions, and such actions have been duly authorized by all necessary limited liability company action of the Company and its members, as may be appropriate. This Agreement and the Ancillary Documents to which the Company is (or will be) a Party have been duly executed and delivered by the Company with the Required Company Member Approval and the approval of the Company’s board of managers. This Agreement and such Ancillary Documents will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with the terms thereof, except to the extent such enforceability may be limited by the General Enforceability Exceptions.

6.2 Consents; Conflicts.

(a) Except as set forth on Schedule 6.2(a) of the Disclosure Schedules, neither the execution and delivery of this Agreement or any Ancillary Document, nor the consummation of the Contemplated Transactions will (with or without notice or lapse of time):

(i) breach (A) any provision of any of the Governing Documents of any Company Entity, or (B) any resolution adopted by the managers, members, shareholders, directors, or officers of any Company Entity;

(ii) give any Governmental Authority or other Person the right to challenge any of the Contemplated Transactions, or to exercise any remedy or obtain any relief under any Law, Legal Requirement or any Order to which any Company Entity may be subject or by which any of their respective assets may be bound;

(iii) contravene, conflict with or result in a violation or breach in any material respect, of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Permit that is held by any Company Entity, or that otherwise relates to the assets of any Company Entity or to the Business;

(iv) violate, conflict with or result in a material breach of, constitute a material default under, give rise to any right of termination, modification, foreclosure, cancellation or acceleration under, or cause any loss of benefit under, any of the terms, conditions or provisions of any material Contract to which any Company Entity is a party or by which any Company Entity or the assets or properties owned or leased by any of them are bound or affected or give to others any rights (including rights of termination, modification, foreclosure, cancellation or acceleration) in or with regard to any Company Entities or any of their respective assets, or result in, or require or permit the creation or imposition of any Encumbrance of any nature upon or with regard to any Company Entities, their respective assets or the Business; or

(v) cause to be enforced any existing right of first refusal, right of first offer, right of exclusivity or other like or similar right granted by any Company Entities to the Business or any assets of any Company Entities.

(b) Except as set forth in Schedule 6.2(b) of the Disclosure Schedules,

(i) neither the execution and delivery of this Agreement or any Ancillary Document, or the consummation of the Contemplated Transactions, will (with or without notice or lapse of time) require any Consent under any of the terms, conditions or provisions of any material Contract to which any Company Entity is a party or by which its assets are bound; and

(ii) no Consent of, permit or exemption from, or declaration, filing or registration with, or notice to, any Governmental Authority or any other Person is required to be made or obtained by any Company Entity in connection with the execution, delivery and performance by the Company of this Agreement or any Ancillary Document to which the Company is a party or the consummation of the Contemplated Transactions, which, if not made or obtained, (A) would result in a material violation of any Law or Permit, (B) would result in any Material liability to SeqLL, or (C) would prohibit the consummation of the Contemplated Transactions.

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6.3 Equity Interests.

(a) Exhibit A and Schedule 6.3(a) of the Disclosure Schedules sets forth the authorized and issued outstanding Equity Interests of the Company (the “Company Equity Interests”) and of the other Company Entities. Prior to the Lyneer Merger, the Sellers collectively, are the record and beneficial owners of 100% of the Interests free and clear of any and all Encumbrances and no Company Equity Interests are reserved for issuance or will be reserved for issuance as of the Closing Date. The Company is the record and beneficial owner of 100% of the authorized and issued outstanding Equity Interests of Lyneer Holdings free and clear of any and all Encumbrances. Lyneer Holdings is the record and beneficial owner of 100% of the authorized and issued outstanding Equity Interests of Lyneer Staffing free and clear of any and all Encumbrances. Except as set forth in Schedule 6.3(a) of the Disclosure Schedules: (i) there are no Equity Interests of any Company Entity of any other class authorized, issued or outstanding; (ii) there are no outstanding subscriptions, options, warrants, phantom equity, incentive equity plans, rights (including preemptive rights), calls, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any Company Entity or otherwise obligating any Company Entity to issue any securities of any kind; (iii) there are no outstanding Equity Interests or other interests of any Company Entity that are intended to be “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43; and (iv) there are no voting agreements, proxies, pledges, transfer restrictions or other arrangements of any kind with respect to any of the foregoing in clauses (i) and (ii) above. Except as set forth on Schedule 6.3(a) of the Disclosure Schedules, none of the Company Entities holds or beneficially owns any direct or indirect interest (whether it be capital stock, membership interests, partnership interests, joint venture interests or otherwise), or any subscriptions, options, warrants, rights, calls, convertible securities or other agreements or commitments with respect to any interest in any Person. There are no voting trusts, proxies or other Contracts with respect to the voting or transfer of the Company Equity Interests.

(b) Schedule 6.3(b) of the Disclosure Schedules sets forth a list of all bonuses and other payments to any Persons that become due and payable as a result of the Contemplated Transactions (each, a “Change of Control Payment”), identifying for each such Change of Control Payment (i) the Person eligible to receive such Change of Control Payment, (ii) the total potential amount of such Change of Control Payment, and (iii) the Contract or other arrangement pursuant to which such Change of Control Payment is payable or required to be made.

(c) Each Company Equity Interest was issued or granted in compliance in all material respects with all applicable Laws and all of the terms and conditions of the applicable Company Benefit Plan, and each Company Option, if any, has an exercise price per share that is equal to or greater than the fair market value of a share of Company Common Stock on the date of such grant determined in a manner consistent with Section 409A of the Code.

(d) The Company has Made Available to SeqLL true, complete and correct copies of the Governing Documents of each Company Entity, including all amendments, restatements, supplements, or other modifications thereto. Such documents are in full force and effect and none of the Company Entities are in material violation of any provision of their respective Governing Documents.

6.4 Financial Statements.

(a) Attached to Schedule 6.4 of the Disclosure Schedules are true, correct and complete copies of: (a) the consolidated balance sheets of the Company Entities as at December 31, 2020, and December 31, 2021, and the related consolidated statements of income, statements of equity and statements of cash flows for each of the fiscal years then ended, including in each case the notes thereto, in each case as audited by Marcum LLP (collectively, the “Audited Financials”); and (b) an unaudited consolidated balance sheet of the Company Entities as at December 31, 2022, and the related consolidated statements of income for the year then ended (the “Unaudited Financial Statements” and, together with the Audited Financials, the “Financial Statements”). Except as set forth on Schedule 6.4(a) of the Disclosure Schedules, the Financial Statements fairly present in all material respects the financial condition of the Business, the results of operations of the Business and changes in equity of the Company Entities as at the respective dates of and for the periods referred to in the Financial Statements, in accordance with GAAP consistently applied through the periods covered thereby, except for, in the case of the Unaudited Financial Statements, (x) the omission of footnote disclosures required by GAAP and (y) normal and recurring year-end adjustments, consistent with those year-end adjustments made in connection with the preparation of the Audited Financials. The Company Entities maintain systems of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s authorization, and (B) transactions are recorded as necessary to permit

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the preparation of financial statements and to maintain accountability for assets. Since January 1, 2020, no Company Entity has received any written complaint, allegation, assertion or claim that there is fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the internal controls over financial reporting of the Company Entities.

(b) Except as set forth on Schedule 6.4 of the Disclosure Schedules, the financial books and records, and the accounts, of the Company Entities used to prepare the Financial Statements: (i) have been maintained in accordance with sound business practices on a basis consistent with prior years, (ii) are stated in reasonable detail and reflect actual bona fide transactions of the Company Entities, (iii) constitute the basis for the Financial Statements, and (iv) are accurate and complete in material respects.

(c) Except (i) as set forth in the Financial Statements, (ii) for liabilities incurred in the Ordinary Course of Business as of December 31, 2022 (none of which is a liability for breach of contract, breach of warranty, tort, infringement or violation of Law), (iii) for liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of their respective covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Contemplated Transactions, and (iv) for liabilities that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Company, the Company has no liabilities required by GAAP to be reflected or reserved against in the consolidated balance sheet as of December 31, 2022 included in the Financial Statements.

6.5 Absence of Undisclosed Liabilities. Except as set forth on Schedule 6.5 of the Disclosure Schedules, the Company Entities do not have any Indebtedness (other than the BMO Credit Facility), obligations or other liabilities of any nature or kind whatsoever, whether accrued, absolute, contingent or otherwise (including liabilities as guarantor or otherwise with respect to obligations of others), and, to the Company Entities’ Knowledge, there is no reasonable foreseeable basis for any present or future Action against any Company Entity giving rise to any liability, except the liabilities (a) that are accrued for or reserved against in the Financial Statements, (b) that have arisen since the Unaudited Financial Statement Date in the Ordinary Course of Business, (c) that are otherwise disclosed in Schedule 6.5 of the Disclosure Schedules, or (d) to the extent not otherwise included in subparagraphs (a) through (c) above. None of the liabilities described in clauses (a) through (d) above has, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on the Company Entities or the Business.

6.6 Title to Assets. The Company Entities have good and marketable title to, or a valid leasehold interest in or a valid right to use, the assets used in the Business (tangible and intangible), free and clear of any and all Encumbrances, other than Permitted Encumbrances. On the Closing Date, except with respect to the BMO Credit Facility, no unreleased mortgage, trust deed, chattel mortgage, security agreement, financing statement or other instrument encumbering any assets has been recorded, filed, executed or delivered. All tangible personal property located on the Leased Real Property (as defined herein below) is owned by the Company Entities. Schedule 6.6 of the Disclosure Schedules set forth for a list of all holders of the BMO Credit Facility and Indebtedness that have an Encumbrance (other than a Permitted Encumbrance) in any of the assets of the Company Entities used in the Business (tangible and intangible).

6.7 Intentionally Omitted.

6.8 Insurance. Schedule 6.8 of the Disclosure Schedules contains a true and correct list and description of all insurance policies which are held by the Company Entities or which names any Company Entity as an insured (or loss payee). All such insurance policies are for such amounts as are sufficient for requirements of Law and all Contracts to which any Company Entity is a party or by which it is bound. During the preceding three (3) years, no Company Entity has received any notice from or on behalf of any insurance carrier issuing such insurance policies to the effect that insurance rates will thereafter be substantially increased, that there will thereafter be no renewal of an existing policy. Except as set forth on Schedule 6.8 of the Disclosure Schedules, there are no pending claims that have been denied insurance coverage. No Company Entity has failed to give any notice or present any claim under any insurance policy in due and timely fashion or as required by any insurance policy. The Company has Made Available to SeqLL copies of all loss runs with respect to claims asserted against the Company Entities for all periods commencing on or after January 1, 2020.

6.9 Taxes.

(a) The Company Entities have properly filed on a timely basis (taking into account extensions of time to file) all Tax Returns that they were required to file, and all such Tax Returns are true, correct and complete in all material respects and were prepared in compliance with all applicable Laws. The Company Entities have timely paid or remitted all Taxes (whether or not shown on any Tax Return).

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(b) All Taxes that the Company Entities are or were required by Law to withhold or collect from amounts paid to any employee, independent contractor, creditor, stockholder, equityholder or other Person have been duly withheld or collected and, to the extent required, have been properly and timely remitted or paid to the appropriate Taxing Authority. No Company Entity has ever been a member of a group with which it has filed (or been required to file) consolidated, combined, unitary or similar Tax Returns. The Company Entities have no liability under Treasury Regulation Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign Law), as a transferee or successor, or pursuant to any contractual obligation, for any Taxes of any other Person (other than with respect to an agreement entered into in the Ordinary Course of Business and not primarily related to Taxes). No Company Entity is a party to or bound by any Tax Sharing Agreement.

(c) No Company Entity has received written notice of any examination or audit, tax nexus inquiry or other action of or relating to Taxes or Tax Returns of such Company Entity by any Governmental Authority that is currently in progress and no such examination, audit, inquiry or action has been threatened in writing. Since January 1, 2020, no Company Entity has received from any Taxing Authority (including jurisdictions where the Company has not filed Tax Returns) any: (i) notice indicating an intent to open an audit or other review; (ii) request for information related to Tax matters; or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Taxing Authority against the Company. The Company Entities have delivered or Made Available to SeqLL correct and complete copies of all U.S. federal and state, local and non-U.S. income and other material Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company in connection with any taxable periods since January 1, 2020. There are no Encumbrances with respect to Taxes upon any of the assets or properties of the Company Entities, other than Permitted Encumbrances.

(d) In the past three (3) years, no claim has been made by a Governmental Authority in a jurisdiction where a Company Entity does not file a particular type of Tax Return or pay a particular type of Tax that such Company Entity is or may be required to file such Tax Return or subject to such Tax by that jurisdiction.

(e) No Company Entity has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(f) For U.S. federal and applicable state and local income Tax purposes: (i) the Company is and has always been treated as a partnership; (ii) Lyneer Holdings is and has always been treated as an association taxable as a corporation; and (iii) each Subsidiary of the Company, including Lyneer Staffing (but other than Lyneer Holdings) is and has always been treated as a disregarded entity and not as an association taxable as a corporation.

(g) No Company Entity has distributed equity interests of another Person, and has not had its equity interests distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code within the preceding two (2) years.

(h) Lyneer Holdings is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(i) No Company Entity is or has been a party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b). Each Company Entity has disclosed on its Tax Returns all positions taken therein that would give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code (or any similar provision of state, local or non-U.S. Law).

(j) The Company Entities are not subject to Tax in any jurisdiction other than the United States and political subdivisions thereof.

(k) The Company Entities will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting made on or prior to the Closing Date; (ii) use of an improper method of accounting for a Pre-Closing Tax Period; (iii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of U.S. state, local or non-U.S. Law) executed on or prior to the Closing Date; (iv) installment sale or open transaction disposition made on or prior to the Closing Date; (v) prepaid amount or any other income eligible for deferral under the Code or Treasury Regulations promulgated thereunder (including, without limitation, pursuant to Sections 455 or 456 of the Code, Treasury Regulations Section 1.451-5 and Revenue Procedure 2004-34, 2004-22 I.R.B. 991) received on or prior to the Closing Date; (vi) the application of Sections 951, 951A or 965 of the Code; or (vii) an ownership interest in any “passive foreign investment company” within the meaning of the Code.

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(l) No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any taxing authority with respect to any Company Entity, and no power of attorney with respect to Taxes with respect to any Company Entity is in effect.

(m) No Company Entity is a party to any joint venture, partnership or other arrangement or contract treated as a partnership for income Tax purposes (other than with respect to the entities identified in Schedule 6.9(m) of the Disclosure Schedule).

(n) The taxable year of each Company Entity is and has always been the calendar year ending on December 31 for U.S. federal and applicable state and local income tax purposes. Each Company Entity is, and always has been, an accrual taxpayer for U.S. federal (and applicable state and local) income tax purposes.

(o) No Company Entity has made an election to defer any Tax payments under Section 2302 of the CARES Act or IRS Notice 2020-65 (or any similar election under federal, state or local Law). Each Company Entity has properly complied with all applicable Laws and duly accounted for any available Tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act for 2020 (or any similar election under federal, state or local Law) and Section 2301 of the CARES Act (or any similar election under federal, state or local Law).

(p) No Company Entity has made an election pursuant to Section 1101(g)(4) of P.L. 144 74 (2015) (or any corresponding or similar state or local Law or any Treasury Regulations promulgated with respect thereto).

(q) The Company Entities do not possess or hold any property or obligation, including uncashed checks to customers, patients, or employees, non-refunded overpayments, credits or unclaimed amounts or intangibles, that is, or may become, escheatable or reportable as unclaimed property to any Governmental Authority under any applicable escheatment, unclaimed property or similar Laws.

(r) The Company (i) is treated as a partnership within the meaning of Section 7701(a)(2) of the Code and the Treasury Regulations promulgated thereunder, and (ii) has an election under Section 754 of the Code in effect for the taxable year of the Company that includes the Lyneer Merger.

Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties set forth in Section 6.3(a)(iii), this Section 6.9, Section 6.10(m), Section 6.15 (solely to the extent related to Taxes) and Section 5.16(f) constitute the sole representations and warranties made with respect to Tax matters relating to the Company Entities.

6.10 Conduct of Business. Since December 31, 2022, each Company Entity has not:

(a) sold, assigned, leased, exchanged, transferred or otherwise disposed of any of its material assets or property except in the Ordinary Course of Business;

(b) suffered any material casualty, damage, destruction or loss, or interruption in use, of any asset or property (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or act of God;

(c) written off any material asset as unusable or obsolete or for any other reason;

(d) made or suffered any Material Adverse Change in the conduct or nature of any aspect of the Business;

(e) made capital expenditures in an amount which exceeds $50,000 for any item or $100,000 in the aggregate;

(f) (i) delayed the payment of any payments or liabilities; (ii) delayed billing or paying of suppliers for items received and not accrued; (iii) accelerated the collection of any receivable or offered any discount, concession or incentive for early payment of accounts receivable other than in the Ordinary Course of Business; or (iv) otherwise paid (or delayed payment of) payables or collected (or delayed collection of) receivables other than in the Ordinary Course of Business;

(g) made any change in accounting methods or principles or such Company Entity’s terms of sale;

(h) borrowed any money or issued any bonds, debentures, notes or other corporate securities, including those evidencing borrowed money, or waived any right or canceled or compromised any debt or claim;

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(i) other than in the Ordinary Course of Business and as between the Company Entities, paid (or been paid by) any Related Party, or charged (or been charged by) any Related Party, for (i) goods sold or services rendered by or to such Company Entity, or (ii) corporate overhead expenses, management fees, legal or accounting fees, capital charges, or similar charges or expenses;

(j) except as set forth in Schedule 6.10(j) of the Disclosure Schedules, (i) increased the compensation payable or benefits provided to any employee, (ii) made any payments or distributions to its employees, officers or directors except such amounts as constitute currently effective compensation for services rendered, or reimbursement for reasonable ordinary and necessary out-of-pocket business expenses, (iii) paid or incurred any management or consulting fees, or engaged any consultants other than in the Ordinary Course of Business or in connection with the transactions contemplated by this Agreement, (iv) hired any employee who has an annual salary in excess of $150,000, (v) terminated any employee having an annual salary or wages in excess of $150,000, or (vi) made any commitment to pay without having paid, or failed to make payment with respect to any prior commitment to pay during such period, any bonus or other cash or non-cash incentive payment to any employee of any Company Entity;

(k) established, adopted, entered into, amended or terminated any Employee Plan or any collective bargaining, thrift, compensation or other plan, agreement, trust, fund, policy or arrangement for the benefit of any employee;

(l) planned, announced, implemented or effected any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Business (other than routine employee terminations for cause);

(m) (i) made, changed or revoked any Tax election or settled and/or compromised any Tax claim, assessment or deficiency, (ii) prepared any Tax Returns in a manner which is inconsistent with the past practices of such Company Entity with respect to the treatment of any material item on such Tax Returns, (iii) incurred any material liability for Taxes other than in the Ordinary Course of Business, (iv) filed an amended Tax Return or a claim for refund of material Taxes, or (v) consented to any extension or waiver of the limitations period applicable to any Tax claim or assessment;

(n) (i) taken (or failed to take) any actions that could reasonably be expected to materially and adversely affect such Company Entity’s customer Contracts or any customer relationship or (ii) been subject to an audit by any current or former customer;

(o) (i) accelerated any payments from customers on account of work to be performed, billed customers in advance or otherwise billed customers for work not completed, (ii) accelerated the performance of any work or offered any discount, concession or incentive which has resulted in the acceleration of work by the Business, or (iii) otherwise experienced a material change in the aggregate amount of customer prepayments;

(p) entered into, terminated or received notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit or similar Contract to which such Company Entity is a party, or (ii) any Contract or transaction involving a total remaining commitment by such Company Entity of at least $150,000;

(q) cancelled or waived any claims or rights with a value to such Company Entity in excess of $50,000;

(r) received any indication by any customer or supplier of an intention to discontinue or change the terms of its relationship with such Company Entity;

(s) without limitation by the enumeration of any of the foregoing, entered into any transaction other than in the Ordinary Course of Business or as contemplated by this Agreement;

(t) paid any dividend or distribution with respect to its Equity Interests;

(u) amended, affirmatively waived any material right under, or terminated any Material Company Contract, except in the Ordinary Course of Business; or

(v) made any commitment or agreement (legally binding or otherwise) to do any of the acts described above in this Section 6.10.

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6.11 Contracts.

(a) Schedule 6.11(a) of the Disclosure Schedules contains a list of the following Contracts to which any of the Company Entities is a party or by which any of the Company Entities is bound:

(i) each Contract with a Significant Customer (as defined herein below), Significant Supplier (as defined herein below) and each other Contract that involves performance of services or delivery of goods or materials by or to any of the Company Entities of an amount or value in excess of $750,000;

(ii) each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of any of the Company Entities in excess of $100,000;

(iii) each Contract affecting the ownership of, leasing of, title to, use of or any leasehold or other interest in any real or personal property (excepting personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $100,000 and with a term of less than one (1) year);

(iv) each Contract with any labor union or other employee representative of a group of employees relating to wages, hours and other conditions of employment;

(v) each partnership, joint venture or other Contract involving a sharing of profits, losses, costs or liabilities by any of the Company Entities with any other Person;

(vi) each Contract containing covenants that in any way purport to restrict any of the Company Entity’s (A) business activity, (B) freedom to engage in any line of business or to compete with any Person, including any Contracts requiring such Company Entity to maintain an exclusive relationship or requiring such Company Entity to not to compete or to not to solicit in any manner, (C) ability to increase prices to a customer of the Business, or (D) operation of the Business;

(vii) each Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods in the Ordinary Course of Business;

(viii) each power of attorney (or similar grant of authority) of any of the Company Entities that is currently effective and outstanding;

(ix) each Contract that contains or provides for an express undertaking by any of the Company Entities be responsible for consequential damages or indemnification obligations;

(x) each Contract for capital expenditures in excess of $100,000 for any item or $250,000 in the aggregate;

(xi) each executive employment Contract that provides for employment of senior executives or management personnel by any of the Company Entities on a full-time, part-time or other basis;

(xii) each Contract for any independent contractor or consultant providing services to any of the Company Entities;

(xiii) each written warranty, guaranty or other similar undertaking with respect to contractual performance executed by any of the Company Entities other than in the Ordinary Course of Business;

(xiv) any Contract relating to the acquisition or disposition, directly or indirectly, of any business, Real Property or other assets, or the Equity Interests of any other Person;

(xv) any Contract relating to Indebtedness, the borrowing of money, or the guaranty of another Person’s borrowing of money or other obligation, including, without limitation, all notes, mortgages, indentures and other obligations, guarantees of performance, letters of credit, advances, and agreements and instruments for or relating to any lending or borrowing;

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(xvi) any Contract under which the execution and delivery of this Agreement or any Ancillary Document may cause a default, give rise to any right of termination, cancellation or acceleration, or require any Consent;

(xvii) any Contract involving the settlement, release, compromise or waiver of any material rights, claims, obligations, duties or liabilities;

(xviii) any management service, consulting, financial advisory or any other similar type Contract and all Contracts with investment or commercial banks;

(xix) any Contract with any Related Parties;

(xx) any Contract involving any ownership, right to use, use, infringement or any claim, liability or obligation with respect to any Intellectual Property;

(xxi) any other material Contract of any of the Company Entities, whether or not entered into in the Ordinary Course of Business, which shall include, without limitation, any Contract that requires payment by any Company Entity(ies) in excess of $500,000 in any twelve (12) month period that cannot be terminated on less than ninety (90) days’ notice without the payment of any termination fee, premium or penalty; and

(xxii) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

(b) Except as set forth in Schedule 6.11(b) of the Disclosure Schedules: (i) each Contract identified or required to be identified in Schedule 6.11(a) of the Disclosure Schedules (the “Company Material Contracts”) is in full force and effect and is valid and enforceable in accordance with its terms; (ii) each Company Entity is in compliance with all applicable terms and requirements of each Material Contract; (iii) to the Knowledge of the Company Entities, no other party to any Company Material Contract is in default thereunder; (iv) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a Breach of, or give any Company Entity or any other party thereto the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Company Material Contract; and (v) no Company Entity has waived any material right under any of the Company Material Contracts or modified any material terms thereof. There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to any of the Company Entities under current or completed Company Material Contracts with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made written demand for such renegotiation. No party to any Company Material Contract has exercised any acceleration, cancellation, termination or modification rights with respect thereto, and no party to any Company Material Contract or other Person has notified any of the Company Entities of its intention to do so.

6.12 [Reserved]

6.13 Customers and Suppliers. Schedule 6.13 of the Disclosure Schedules sets forth a list of the top twenty (20) customers by revenue for the period January 1, 2021, through December 31, 2022 (the “Significant Customers”) and the top twenty (20) suppliers by payables for the period January 1, 2022 through December 31, 2022 (the “Significant Suppliers”) of the Company Entities. The relationships of the Company Entities with the Significant Customers and Significant Suppliers are good commercial working relationships and no Significant Customer or Significant Supplier has given any Company Entity any oral or written notice, or otherwise indicated any intention, and to the Knowledge of the Company Entities there is no intention by any Significant Customer or Significant Supplier, to terminate its business relationship or to limit or alter its business relationship (including stopping, decreasing the rate of, or changing the terms (whether related to payment, price or otherwise) with respect to, buying products and/or services from any Company Entity or supplying materials, products or services to any Company Entity (whether as a result of the consummation of the Contemplated Transactions or otherwise).

6.14 Related Party Transactions. Schedule 6.14 of the Disclosure Schedules sets forth all Contracts between any of the Company Entities (on the one hand) and any Related Party of any Company Entity or any Seller, or any of the aforementioned Persons’ respective Related Parties (on the other hand). Except as set forth on Schedule 6.14 of the Disclosure Schedules, no property (including Intellectual Property) or interest in any property which relates to and is or will be necessary or useful in the present or currently contemplated future operation of the Business is presently

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owned by or leased or licensed by or to any Related Party. Except as set forth on Schedule 6.14 of the Disclosure Schedules, no Related Party has an interest, directly or indirectly, in (a) any vendor, supplier, distributor, customer or other business relationship of the Company, or any other relationship, Contract or understanding with the Company, or (b) any business, corporate or otherwise, which is in competition with the Business.

6.15 Employee Benefit Plans.

(a) A list of each material Employee Plan that covers any current or former director, officer, employee or individual service provider of any Company Entity or the dependents of any thereof is set forth in Schedule 6.15(a) of the Disclosure Schedules.

(b) With respect to each Employee Plan:

(i) each such Employee Plan, and related trust, insurance contract or fund, complies in form and has been operated in all material respects within the requirements of applicable Law, including without limitation, ERISA, the Code, HIPAA, and the Public Health Services Act;

(ii) the Company has delivered to SeqLL true, current, correct and complete copies of each Employee Plan (or if not written, a written summary of its material terms), including without limitation, to the extent applicable: (A) all plan documents and amendments thereto, (B) current IRS determination, opinion, notification and advisory letters, (C) trust agreements, insurance Contracts, and other funding arrangements, (D) most recent summary plan descriptions, together with the summaries of material modifications thereto, (E) the three (3) most recent annual reports (Form Series 5500), (F) non-discrimination testing results for the last three (3) plan years, and (G) any material correspondence to and from governmental agencies, during the most recent three years;

(iii) each Company Entity, and each ERISA Affiliate to the extent the Company Entities could reasonably be expected to incur any material liability therefor, has offered affordable, minimum value, employer group medical coverage to all of its full-time, common law employees, within the meaning of the employer shared responsibility regulations promulgated under Code §4980H; no penalties under Code § 4980H and the regulations thereunder have been assessed on any Company Entity or, to the Knowledge of the Company Entities, any ERISA Affiliate with respect to any employee of the Company Entities and each Company Entity has timely filed its Form 1094-C and Forms 1095-C with respect to its employer group medical coverage for the past three (3) years, if required by law;

(iv) no Company Entity has incurred any liability to the Pension Benefit Guaranty Corporation with respect to any Employee Plan;

(v) each Employee Plan that is intended to be qualified under Section 401(a) of the Code is subject to a favorable determination letter or opinion letter upon which the Company Entities are entitled to rely under Internal Revenue Service pronouncements, that such plan is qualified under Section 401(a) of the Code and no action or omission occurred with respect to any such plan since the date of its most recent determination letter or opinion letter which would adversely affect its qualification, or materially increase its costs;

(vi) each Employee Plan which provides for cafeteria benefits meets the requirements of Section 125 of the Code in all material respects, and such program of benefits for which employee contributions are provided pursuant to elections under any such Employee Plan meets the requirements of the Code applicable thereto;

(vii) none of the Employee Plans is or was, within the past six (6) years, and no Company Entity nor any of its respective ERISA Affiliates have or are reasonably expected to have any liability under (A) a “multiemployer plan” within the meaning of ERISA, (B) a plan subject to Section 412 of the Code and/or Title IV of ERISA, or (C) a multiple employer plan subject to Section 413(c) of the Code;

(viii) none of the Employee Plans provide for medical benefits to any employee of any of the Company Entities following such employee’s retirement or other termination of employment, except as required by applicable Law (including Section 4980B of the Code) and except for continuation coverage under COBRA;

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(ix) none of the Employee Plans provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit, or the acceleration of the payment or vesting of a benefit by reason of the negotiation or execution of this Agreement or any Ancillary Document or the consummation of the Contemplated Transactions;

(x) each Employee Plan, or other plan or arrangement maintained by any Company Entity, that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) has been operated, in all material respects, in accordance with, and is in documentary compliance, in all material respects, with, the final regulations under Section 409A of the Code, and none of the Company Entities has any obligation to indemnify, hold harmless or gross-up any individual with respect to any penalty tax or interest under Section 409A of Code;

(xi) all material contributions, premiums and other payments required to be made with respect to any Employee Plan have been timely made;

(xii) no Action with respect to the administration or the investment of assets of any Employee Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Company Entities, threatened;

(xiii) no Company Entity, nor any ERISA Affiliate to the extent the Company Entities could reasonably be expected to incur any material liability therefor, has any commitment or formal plan, whether in writing or otherwise, whether legally binding or not, to create or adopt any new plan, policy, program or arrangement that would constitute an Employee Plan or increase or improve the compensation, benefits or terms and conditions of employment or service of any director, officer, employee or consultant other than as required under an applicable Employee Plan, and each Employee Plan may be amended and terminated without material liability to the Company;

(xiv) the Company Entities do not maintain, have any obligation to contribute to or have any liability, contingent or otherwise, with respect to, any benefit plan or arrangement outside the United States and has never had any obligation or liability with respect to any such benefit plan or arrangement; and

(xv) the Company Entities have previously paid any amounts payable to, or on behalf of, current and/or former managers, employees, officers and agents of the Company Entities pursuant to any Employee Plan or other arrangement (including any sale bonus, incentive, retention, employment, retirement, compensation, separation, severance or similar plan or agreement) in connection with or as a result of any sale or acquisition transaction (not including the Contemplated Transactions) completed prior to the Closing Date.

(c) Neither the execution and delivery of this Agreement and the Ancillary Documents nor the consummation of the Contemplated Transactions will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director, officer or any employee of any of the Company Entities from the Company Entities under any Employee Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Employee Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent, or (iv) result in any payment which will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

6.16 Employees.

(a) Schedule 6.16(a) of the Disclosure Schedules contains a list of all employees of the Company Entities, and all employees who, pursuant to a Contract with a Related Party or Employer’s HR LLC, a Florida limited liability company (“Employer’s HR”), provide services directly and only to the Company Entities (collectively, the “Internal Employees”), as well as any Temporary Employees (as defined herein below) that that also provide services directly and only to the Company Entities, together with (i) their respective job titles, (ii) hire date, (iii) office location, (iv) current base salaries or hourly wage rates, (v) commission, bonus or other incentive-based compensation, (vi) any other form of compensation paid or payable to such individuals for the most recent fiscal year, (vii) a summary description of the fringe benefits currently provided to such individual, (viii) vacation entitlement and accrual, and (ix) such individual’s classification as exempt or non-exempt for wage and hour purposes, as applicable. The Company Entities have no employees or other service providers outside of the United States. For avoidance of doubt, persons

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who are hired and compensated by the Company Entities but placed with or work for a customer of the Company Entities or such other third parties are not considered Internal Employees or Temporary Entities for purposes of Schedule 6.16(a).

(b) None of the Company Entities is a party to any collective bargaining agreement or other Contract with a labor union or labor organization, and no Internal Employee or any temporary employee, whether of the Company or a Related Party of any Company Entity employed pursuant to a Contract with a Related Party, providing services to a customer of any Company Entity pursuant to a Contract between such Company Entity (or a Related Party thereof) and such customer (each, a “Temporary Employee”) is represented by any labor organization with respect to such employee’s employment with the Company or the applicable Related Party employer. Since January 1, 2020, there have not been, nor are there presently pending or, to the Knowledge of the Company Entities, has there been any threat of, any (i) work stoppages, strikes, work slowdowns, lockouts, labor disputes or other material controversies between any of the Company Entities and any of its Internal Employees or Temporary Employees; (ii) labor union grievances or organizational efforts; or (iii) unfair labor practice or labor arbitration proceedings.

(c) Except as set forth on Schedule 6.16(c) of the Disclosure Schedules, since January 1, 2020, there have not been any Actions pending or, to the Knowledge of the Company Entities, threatened to be brought or filed, by or with any Government Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant or independent contractor of any of the Company Entities (including any Internal Employee or Temporary Employee), including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wages and hours or any other employment-related matter arising under applicable laws or regulations. There are no currently-pending internal complaints or investigations regarding any of the foregoing.

(d) No Management Employee or any of their respective direct reports has provided verbal or written notice and no other Internal Employee has provided written notice to any of the Company Entities of his or her intent to terminate his or her employment with any Company Entity. To the Knowledge of the Company Entities, no officer or other key Internal Employee intends to terminate their employment with the Business prior to or following the Closing. None of the Company Entities or any of their Related Parties has taken any action which was calculated to dissuade any present Internal Employees, Temporary Employees, representatives or agents of any of the Company Entities from continuing their employment with the Business following the Closing.

(e) None of the Company Entities is a party to any Contract, and no Company Entity has established any policy or practice, requiring it to make a payment or provide any other form of compensation or benefit to any Person performing services for the Company upon termination of such services.

(f) Each of the Company Entities (i) is and has been in compliance in all respects with applicable Legal Requirements with respect to employment, employment practices, terms and conditions of employment, worker classification, prohibited discrimination (including without limitation employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, hiring, promotion and termination of employees), equal employment, fair employment practices, meal and rest periods, immigration status, employee safety and health, working conditions, workers’ compensation, leaves of absence, paid family leave, mandatory short-term disability insurant, unemployment insurance, privacy, wages (including overtime wages), compensation and hours of work, hiring, promotion and termination of employees; (ii) has withheld and reported all amounts required by Legal Requirements or by Contract to be withheld and reported with respect to wages, salaries and other payments to the Internal Employees and Temporary Employees, including any severance payments to former employees; (iii) is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with the Legal Requirements applicable to the foregoing; (iv) is not liable for any payment to any trust or other fund governed or maintained by or on behalf of any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for the Internal Employees and Temporary Employees (other than routine payments to be made in the normal course of business and consistent with past practices); (v) except as set forth on Schedule 6.16(f) of the Disclosure Schedules, has no leased employees; and (vi) has no independent contractors who have provided services to such Company Entity for a period of six (6) consecutive months or longer. To the Knowledge of the Company Entities, Employer’s HR is in compliance in all respects with all applicable Legal Requirements with respect to Tax withholding for all Internal Employees and Temporary Employees.

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(g) Each of the Company Entities has properly classified all individuals who perform services for such Company Entity as an employee or independent contractor and as exempt or non-exempt, and there is no Action pending or, to the Knowledge of the Company Entities, threatened that challenges such classifications.

(h) Each of the Company Entities is employing individuals who are lawfully permitted to work in the United States. Each of the Company Entities is in compliance in all material respects with all applicable Legal Requirements of the United States regarding immigration and/or employment of non- citizen workers. Since January 1, 2020, none of the Company Entities has been notified of any pending or threatened investigation by any branch or department of U.S. Immigration and Customs Enforcement (“ICE”) or other federal agency charged with administration and enforcement of federal immigration laws concerning it, and none of the Company Entities has received any “no match” notices from ICE, the Social Security Administration or the IRS within the preceding twelve (12) months. Schedule 6.16(a) of the Disclosure Schedules lists all foreign national individuals who are presently working or were hired at any time during the preceding twelve (12) months subject to a work permit or visa, including the type of visa or work permit and the expiration date thereof.

(i) None of the Company Entities has laid off any employees within twelve (12) months of the Closing Date, nor have any or all of the Company Entities been affected by any transaction or engaged in any employment terminations sufficient in number to trigger application of the WARN Act, or any similar state or local law in connection with any of the transactions contemplated hereby.

(j) To the Knowledge of the Company Entities, no current Internal Employee or Temporary Employee is bound by any Contract that purports to limit the ability of such employee (i) to engage in or continue or perform any conduct, activity, duties or practice relating to the Business or (ii) to assign to any Company Entity or to any other Person any rights to any invention, improvement, or discovery. To the Knowledge of the Company Entities, no former or current Internal Employee or Temporary Employee is a party to, or is otherwise bound by, any Contract that in any way adversely affected, affects, or will affect the ability of SeqLL to conduct the business as heretofore carried on by any of the Company Entities.

(k) The employment of the Company’s Internal Employees and the Temporary Employees is terminable at will without cost to the Company Entities except for payments required under the Employee Plans and the payment of accrued salaries or wages and vacation pay, to the extent required by Company policy or law, with respect to the Internal Employees.

(l) Each of the Company Entities has paid or properly accrued in the Ordinary Course of Business all wages, overtime pay, bonuses, and other compensation due to the Internal Employees and the Temporary Employees, including without limitation, and except as set forth in Schedule 6.16(l) of the Disclosure Schedules, all vacations or vacation pay, holidays or holiday pay and sick days or sick pay.

6.17 Litigation and Claims. Schedule 6.17 of the Disclosure Schedules sets forth all Actions (including any Action before any Governmental Authority) pending or, to the Knowledge of the Company Entities, threatened (a) against any of the Company Entities or that otherwise relates to or could materially affect the Business, or its operations or the Internal Employees or Temporary Employees or (b) with respect to or that could have the effect of preventing, delaying, imposing limitations or conditions on or otherwise interfering with the consummation of the Contemplated Transactions. None of the Company Entities is a party to, or bound by, any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any Governmental Authority) that has a Material Adverse Effect on the Business or any Company Entity’s operations, assets or Internal Employees or Temporary Employees. Except as set forth in Schedule 6.17 of the Disclosure Schedules, all Actions listed (or which are required to be listed) in Schedule 6.17 of the Disclosure Schedules are fully covered by insurance policies, subject to such deductibles as are set forth in Schedule 6.17 of the Disclosure Schedules and in all instances subject to the Indemnification provisions of Article IX. There is no pending Action by any Company Entity, any Seller or any of their respective Related Parties that, if found against such Company Entity, Seller or their respective Related Parties, would be reasonably expected to have a Material Adverse Effect on the Business or any of the Company Entities’ operations, assets or employees, and during the past three (3) years, to the Knowledge of the Company Entities, none of the Company Entities, the Sellers or their respective Related Parties has threatened any such Action against any Third Party.

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6.18 Compliance with Laws.

(a) Except as set forth on Schedule 6.18(a) of the Disclosure Schedules, each of the Company Entities is and has been during the preceding three (3) years in material compliance with each Legal Requirement that is applicable to it or to the conduct or operation of its business or the ownership or use of any of its respective assets.

(b) Except as set forth on Schedule 6.18(b) of the Disclosure Schedules, no event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a material violation by any Company Entity of, or a material failure on the part of such Company Entity to comply with, any Legal Requirement or (ii) may give rise to any obligation on the part of any Company Entity to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(c) Except as set forth on Schedule 6.18(c) of the Disclosure Schedules, no Company Entity has received or failed to address any written notice or Order from any Governmental Authority regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or (ii) any actual, alleged, possible or potential obligation on the part of such Company Entity to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

6.19 Permits.

(a) Schedule 6.19(a) of the Disclosure Schedules contains a true and correct list of, and each Company Entity possesses, all material Permits which are required in order for the Company Entities to conduct the Business as presently conducted, including all Permits required pursuant to the Contracts to which such Company Entity is a party.

(b) Except as set forth in Schedule 6.19(b) of the Disclosure Schedules:

(i) each Permit is valid and in full force and effect;

(ii) each Company Entity is, and at all times has been, in compliance in all material respects with all of the terms and requirements of each Permit;

(iii) no Action to modify, suspend, revoke, withdraw, terminate or otherwise limit any such Permit is pending, or, to the Knowledge of the Company Entities, threatened, including in connection with the consummation of the Contemplated Transactions. No administrative or governmental Action has been taken, or, to the Knowledge of the Company Entities, threatened, in connection with the expiration, continuance or renewal of any Permit set forth (or required to be set forth) on Section 6.19(a) of the Disclosure Schedules and, to the Knowledge of the Company Entities, there is no valid basis for any such Action other than the transactions contemplated herein;

(iv) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Permit or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Permit;

(v) no Company Entity has received any notice, Order or other communication (whether oral or written) from any Governmental Authority regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Permit or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Permit;

(vi) all applications required to have been filed for the renewal of the Permits have been duly filed on a timely basis with the appropriate Governmental Authority, and all other filings required to have been made with respect to such Permits have been duly made on a timely basis with the appropriate Governmental Authority;

(vii) the Permits collectively constitute all of the Permits necessary to permit the Company Entities to lawfully conduct and operate the Business in the manner in which the Company Entities currently conduct and operate the Business and to permit the Company Entities to own and use their respective assets in the manner in which they currently own and use such assets;

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(viii) each such Permit can be renewed in the Ordinary Course of Business; and

(ix) there are no circumstances that could reasonably be expected to result in a failure of, or material delay in, the issuance of any Permit for which an application of any Company Entity is pending.

6.20 Environmental Matters. Each Company Entity is, and has been, in compliance with all applicable Environmental Laws. The Company Entities possess, and are in compliance with, all Environmental Permits which are required under applicable Environmental Laws for the operation of the Business. There are no, and there have not been, any Environmental Claims pending or, to the Knowledge of the Company Entities, threatened against any Company Entity, nor is there any basis for any such Environmental Claims. No Internal Employee or Temporary Employee or other Person has been exposed to Hazardous Materials which exposure could be the basis of any Environmental Claim or other claim against or liability of any Company Entity. No Company Entity has received any communication alleging that it is not (or was not) in compliance with, or has liability or potential liability under, any applicable Environmental Laws or Environmental Permits. There are no and have not been any Hazardous Materials used, generated, treated, stored, transported, disposed of, handled or otherwise existing on, under or about the Leased Real Property or any other real property or personal property owned, leased, operated or used by any Company Entity or at which any Company Entity has performed services, nor has there been any Release of any Hazardous Materials therefrom, in violation of, or which could be the basis of liability or obligation under, Environmental Laws. No Company Entity has received any notice or request for information from any Person (a) of potential or actual liability for cleanup or environmental remediation thereof or (b) under or relating to CERCLA or any comparable state or local law. No capital improvements are necessary for the Company Entities to continue to operate the Business in compliance with Environmental Law, and the Company Entities do not maintain reserves under GAAP for environmental matters, liabilities or potential liabilities.

6.21 Real Estate.

(a) None of the Company Entities owns any Real Property.

(b) Schedule 6.21(b) of the Disclosure Schedules sets forth a complete and correct list of all Real Property in which any of the Company Entities has a leasehold or subleasehold interest, or other right to use or occupy (such Real Property is herein referred to as the “Leased Real Property”), including the address of all the Leased Real Property and the owner(s) of the Leased Real Property. The Company has Made Available to SeqLL a complete and correct copy of each Lease or other Contract (or, in the case of any oral Lease or Contract, a written description thereof) pertaining to any of the Leased Real Property, together with all amendments, extensions, renewals, modifications, alterations, guaranties and other changes thereto (collectively, the “Company Entity Leases”) all of which are identified on Schedule 6.21(b) of the Disclosures Schedule. Each of the Company Entity Leases is legal, valid, binding, enforceable and in full force and effect in accordance with the terms thereof, except to the extent that such enforceability may be limited by the General Enforceability Exceptions. All conditions precedent to the enforceability of each Company Entity Lease has been satisfied and there is no Breach or default, nor state of facts which, with the passage of time, notice or otherwise, would result in a Breach or default (i) on the part of or by any Company Entity, or permit the termination, modification or acceleration of rent by the lessor thereunder, or (ii) on the part of the lessor thereunder.

(c) Assuming good title in the landlord, each Company Entity holds a valid, binding and enforceable leasehold interest in its applicable Leased Real Property, in each case free and clear of all Encumbrances. Except as set forth on Schedule 6.21(c) of the Disclosure Schedules, the Leased Real Property constitutes all of the Real Property currently used or occupied by the Company Entities in connection with or related to the Business, and the buildings and improvements thereon are in good condition and repair, normal wear and tear excepted. Such Leased Real Property, and the premises located thereon occupied by the Company Entities, is sufficient for the business and operational use requirements of the Business, and the Company Entities enjoy peaceful and undisturbed possession of the Leased Real Property sufficient for the current business and operational use requirements of the Business.

(d) Except as set forth on Schedule 6.21(d) of the Disclosure Schedules, no Company Entity is a lessor under, or otherwise a party to, any lease, sublease, license, assignment, encumbrance, hypothecation or concession pursuant to which such Company Entity has granted to any Person the right to use or occupy all or any portion of the Leased Real Property.

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(e) No Company Entity has received any notice from any insurance company or board of fire underwriters of any defects or inadequacies in or on any Leased Real Property or any part or component thereof that could adversely affect the insurability of any Leased Real Property or cause any increase in the premiums for insurance for any Leased Real Property and that have not been cured or repaired. Each Company Entity currently maintains insurance for the Leased Real Property in compliance with all Company Entity Leases.

(f) None of the Company Entities has received any notice of violation of any Real Property Law and, to the Knowledge of the Company Entities, there is no basis for the issuance of any such notice or the taking of any action for such violation with respect to any Leased Real Property.

6.22 Intellectual Property; IT Assets; Data Privacy.

(a) Schedule 6.22(a)(i) of the Disclosure Schedules contains a complete list of (i) all Registered Intellectual Property and (ii) other material Company Intellectual Property. The Company Intellectual Property listed on Schedule 6.22(a)(i) of the Disclosure Schedules constitutes all of the Intellectual Property necessary for the operation of the Business as it is currently conducted. Each Person listed in Schedule 6.22(a)(i) of the Disclosure Schedules is the owner or licensee of all right, title and interest in and to each of the Company Intellectual Property items listed for it therein, free and clear of all Encumbrances, and has the right to use all of the Company Intellectual Property without payment to a Third Party, other than with respect to licenses listed on Schedule 6.22(a)(ii) of the Disclosure Schedules. The use of the Company Intellectual Property does not interfere with, infringe upon, misappropriate or otherwise come into conflict with the Intellectual Property rights of any Third Party. The Company Entities have taken all actions reasonably necessary to maintain and protect all of the Registered Intellectual Property held by them, including payment of applicable maintenance fees and filing of applicable required filings as and when required with the appropriate Governmental Authority. No action must be taken within sixty (60) days after the Closing Date with respect to any of the Company Intellectual Property to protect or maintain SeqLL’s ownership and/or rights with respect thereto. None of the Company Intellectual Property is or has been adjudged by a Governmental Authority to be invalid or unenforceable in whole or part. The consummation of the transactions contemplated by this Agreement will not (i) alter, restrict, encumber, impair or extinguish any rights in any material Company Intellectual Property, or (ii) result in the creation of any Encumbrance with respect to any of the Company Intellectual Property.

(b) Except as set forth in Schedule 6.22(b) of the Disclosure Schedules, no Person, other than the Company Entities, possesses any ownership or other interest with respect to any Company Intellectual Property or any current or contingent rights to sublicense, sell or otherwise distribute products or services utilizing any Company Intellectual Property.

(c) To the Company’s Knowledge, none of the Company Entities, nor their conduct of the Business, has materially interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any Third Party, and no Company Entity has received any written charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation. To the Knowledge of the Company Entities, no Third Party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Company Intellectual Property. No Action is pending or, to the Knowledge of the Company Entities, threatened (i) alleging infringement, misappropriation or any other violation of any Intellectual Property rights of any Person by the Company or by any product or service made, used, sold or otherwise provided by any of them, or (ii) challenging the scope, ownership, validity, or enforceability of any Intellectual Property owned or used by the Company.

(d) The Company Entities have taken all reasonable precautions to protect the secrecy, confidentiality and value of all trade secrets forming part of the Company Intellectual Property. None of the Company Entities has made any of its respective trade secrets or other confidential or proprietary information available to any other Person except pursuant to written agreements requiring such Person to maintain the confidentiality of such information or materials. The Company Entities have good title to and an absolute right to use the trade secrets forming part of the Company Intellectual Property, as well as all other material Company Intellectual Property purported to be owned by them. The trade secrets forming part of the Company Intellectual Property are not part of the public knowledge or literature and, to the Knowledge of the Company Entities, have not been used, divulged or appropriated either for the benefit of any Person (other than the Company Entities) or to the detriment of the Company Entities. No Company Intellectual Property is subject to any adverse claim or has been challenged or threatened in any way or infringes any intellectual property right of any other Person.

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(e) Except as set forth in Schedule 6.22(e) of the Disclosure Schedules, the Company Entities have obtained from all Persons (including employees and current or former consultants and subcontractors) who have created or developed any portion of, or otherwise who would have any rights in or to, any Company Intellectual Property purported to be owned by them, valid and enforceable written assignments of any such work, invention, improvement or other rights to the Company, or other agreements or written documentation which assign to and vest in the Company the exclusive ownership of such work, invention, improvement or other rights. The Company has delivered or Made Available to SeqLL copies of the standard forms of such assignments, agreements or other written documentation used by the Company Entities. None of such agreements (including any agreement for the performance of professional services by or on the behalf of the Company Entities) confers upon any Person other than the Company Entities any ownership interest, exclusive license or other right with respect to any Company Intellectual Property in connection with such agreement.

(f) The IT assets of the Company Entities operate and perform in all material respects in a manner that permits the Company Entities to conduct the Business as currently conducted and no Person has gained unauthorized access to or otherwise interfered with the operation of any IT asset. In all matters related to the Business, the Company Entities have implemented and followed reasonable security measures including, data backup and disaster recovery processes that are appropriate for businesses that collect, maintain and transfer sensitive health and other personal information.

(g) Each of the Company Entities is in compliance in all material respects with (i) all applicable Laws and Legal Requirements pertaining to (A) data security, cybersecurity, privacy, and (B) the collection, storage, use, access, disclosure, processing, security, and transfer of Personal Data (referred to collectively in this Agreement as “Data Activities”) ((A) and (B) together “Privacy Laws”) (e.g., the FTC Act, the CCPA, and the NY SHIELD Act); (ii) the Payment Card Industry Security Standards set by the PCI Security Standards Council, to the extent that it is subject to same, pursuant to contract or otherwise, and it has validated its compliance with such standards to the extent required by the applicable rules and guidelines issued by card associations; and (iii) all obligations imposed upon any Company Entity in Contracts (or portions thereof) to which it is a Party that are applicable to Data Activities (such obligations collectively, “Privacy Agreements”). Except as set forth in Schedule 6.22(g) of the Disclosure Schedules, the Company Entities do not have any premises, employees or tangible assets, and does not conduct any business activities, in any country other than the United States. The Company Entities have implemented and distributed written privacy and data security policies, including a publicly posted website privacy policy (“Privacy and Data Security Policies”), which are all of the privacy and data security policies that the Company Entities are required to maintain. The Company has Made Available to SeqLL a true, correct, and complete copy of each of said Privacy and Data Security Policies. At all times, the Company Entities have been and they are in compliance in all material respects with all such Privacy and Data Security Policies. None of the execution, delivery, or performance of this Agreement, nor the consummation of any of the Contemplated Transactions, will violate any of the Privacy Agreements, Privacy and Data Security Policies or any applicable Privacy Laws.

(h)    (i) There is no pending, nor has there been since January 1, 2020 any material Actions against the Company initiated by: (x) any Person; (y) the United States Federal Trade Commission, any state attorney general or similar state official; (z) any other Governmental Authority, foreign or domestic; or (iv) any regulatory or self-regulatory entity alleging any violation by or on behalf of the Company of Privacy and Data Security Policies.

(ii) Since January 1, 2020, there has been no material breach of security resulting in unauthorized access, use or disclosure of Personal Data in the possession or control of the Company or, to the Company’s Knowledge, any of its contractors with regard to any Personal Data obtained from or on behalf of the Company, or any material unauthorized intrusions or breaches of security into the Company systems.

(iii) The Company owns or has license to use the Company IT Systems as necessary to operate the business of the Company as currently conducted. To the Company’s Knowledge, none of the Company IT Systems contain any worm, bomb, backdoor, clock, timer or other disabling device, code, design or routine that causes the software of any portion thereof to be erased, inoperable or otherwise incapable of being used, either automatically, with the passage of time or upon command by any unauthorized person.

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(iv) The Company has taken organizational, physical, administrative and technical measures required by Privacy Requirements consistent with standards prudent in the industry in which the Company operates to protect (i) the integrity, security and operations of the Company’s information technology systems, and (ii) the confidential data owned by the Company or provided by the Company’s customers, and Personal Data against data security incidents or other misuse. The Company has implemented reasonable procedures, satisfying the requirements of applicable Privacy Laws in all material respects, to detect data security incidents and to protect Personal Data against loss and against unauthorized access, use, modification, disclosure or other misuse.

(v) In connection with each third-party service provider whose services are material to the Company and involve the processing of Personal Data on behalf of the Company, the Company has in accordance with Privacy Laws, since January 1, 2020, entered into valid data processing agreements with any such third party in accordance with applicable Privacy Laws.

(vi) The consummation of any of the transactions contemplated hereby, will not violate any applicable Privacy Agreements.

(vii) There have not been any Actions related to any data security incidents or any violations of any Privacy Requirements that have been asserted in writing against the Company, and, to the Company’s Knowledge, the Company has not received any written correspondence relating to, or written notice of any Actions with respect to, alleged violations by the Company of, Privacy Agreements.

(viii) The Company has not transferred any Personal Data from the European Union or United Kingdom to a jurisdiction outside the European Economic Area or United Kingdom, other than in accordance with Articles 45 and 46(2) of the GDPR.

6.23 Improper Payments. None of the Company Entities or their respective former or current Related Parties or Representatives has: (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder the Business (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office which might subject any Company Entity to any damage or penalty in any civil, criminal or governmental Action; (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose, (c) taken any action, directly or indirectly, that would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-corruption law, or (d) has been or is designated on any list of any United States Governmental Authority, including the Office of Foreign Assets Control’s Specially Designated Nationals and Blocked Persons List, the United States Department of Commerce’s (“Commerce”) Denied Persons List, the Commerce Entity List, and the United States Department of State’s Debarred List.

6.24 Brokers. Except as set forth in Schedule 6.24 of the Disclosure Schedules, none of the Company Entities nor any of their respective Related Parties have dealt with any Person who is entitled to a broker’s commission, finder’s fee, investment banker’s fee or similar payment from a Company Entity, the Sellers or SeqLL for arranging the transactions contemplated hereby or introducing the Parties to each other.

6.25 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company expressly for inclusion or incorporation by reference prior to the Closing in the Proxy Statement will, when the Proxy Statement is declared effective or when the Proxy Statement is mailed to the SeqLL Shareholders or at the time of the Special Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

6.26 No Other Representations. In entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in ARTICLES V and VIII and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of SeqLL or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledge, represent, warrant and agree that, except for the

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representations and warranties expressly set forth in ARTICLES VI and VII and in the Ancillary Documents to which it is or will be a party, neither the Company, the Sellers, nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the Contemplated Transactions.

ARTICLE VII
Representations and Warranties Regarding the Sellers

Except as expressly set forth in the Disclosure Schedules delivered to SeqLL and Atlantic by the Sellers together with, and as part of, this Agreement, each Seller, severally and not jointly, represents and warrants to SeqLL and Atlantic, that the following statements are true and correct with respect to itself on the Agreement Date and as of the Closing:

7.1 Organization; Authority. Such Seller is a limited liability company or corporation, as the case may be, duly formed, validly existing and in good standing under the laws of the state of its formation. Such Seller has the necessary power and authority to carry on its business as it is currently being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such assets and properties are currently owned, operated or held. Such Seller has the requisite right, power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is (or will be) a party, to perform its obligations under this Agreement and such Ancillary Documents, and to consummate the Contemplated Transactions, and such actions have been duly authorized by all necessary limited liability company action or corporate action of such Seller, as the case may be. This Agreement and the Ancillary Documents to which such Seller is (or will be) a party have been, or will be at the Closing, duly executed and delivered by such Seller, and this Agreement and such Ancillary Documents will constitute the valid and legally binding obligation of such Seller, enforceable against such Seller in accordance with the terms thereof, except to the extent such enforceability may be limited by the General Enforceability Exceptions.

7.2 Title to Interests; Encumbrances. Such Seller has record and beneficial ownership of the portion of the Interests set forth opposite such Seller’s name in Exhibit A hereto, free and clear of any and all Encumbrances except as set forth in Schedule 7.2 of the Disclosure Schedules; and the Equity Interests held by such Seller constitute all of the Equity Interests in the Company owned beneficially or held of record by such Seller. Except as provided in this Agreement, any Ancillary Document or the Governing Documents of the Company, no Seller is a party to, or bound by, any agreement or instrument affecting or relating to the right to transfer or vote the Equity Interests of the Company.

7.3 Consents; Conflicts.

(a) Except as set forth on Schedule 7.3(a) of the Disclosure Schedules, neither the execution and delivery of this Agreement or any Ancillary Document, nor the consummation of Contemplated Transactions will (with or without notice or lapse of time):

(i) breach (A) any provision of any of the Governing Documents of such Seller, or (B) any resolution adopted by the managers and members of such Seller;

(ii) violate, conflict with or result in a breach of, or give any Governmental Authority or other Person the right to challenge any of the Contemplated Transactions, or to exercise any remedy or obtain any relief under any Law, Legal Requirement or any Order to which such Seller may be subject or by which any of their respective assets may be bound;

(iii) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Permit that is held by such Seller;

(iv) violate, conflict with or result in a breach of, constitute a default under, give rise to any right of termination, modification, foreclosure, cancellation or acceleration under, or cause any loss of benefit under, any of the terms, conditions or provisions of any material Contract or give to others any rights (including rights of termination, modification, foreclosure, cancellation or acceleration) in or with regard to such Seller or any of its assets, or result in, or require or permit the creation or imposition of any Encumbrance of any nature upon or with regard to such Seller or any of its assets; or

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(v) cause to be enforced any existing right of first refusal, right of first offer, right of exclusivity or other like or similar right granted by such Seller or any assets of such Seller.

(b) Except as set forth in Schedule 7.3(b) of the Disclosure Schedules:

(i) neither the execution and delivery of this Agreement or any Ancillary Document, or the consummation of the Contemplated Transactions, will (with or without notice or lapse of time) require any consent under any of the terms, conditions or provisions of any material Contract to which such Seller is a party or by which its assets are bound; and

(ii) no consent of, permit or exemption from, or declaration, filing or registration with, or notice to, any Governmental Authority is required to be made or obtained by such Seller in connection with the execution, delivery and performance by such Seller of this Agreement or any Ancillary Document to which such Seller is a party or the consummation of the Contemplated Transactions, which, if not made or obtained, (A) would result in a violation of any Law or Permit, (B) would result in any liability to SeqLL, or (C) would prohibit the consummation of the Contemplated Transactions.

7.4 Litigation and Claims. No Action is pending or, to the Knowledge of such Seller, has been threatened in writing (or, to the Knowledge of such Seller, threatened verbally or orally) against such Seller with respect to such Seller’s execution, performance and delivery of this Agreement or any Ancillary Document to which such Seller is to be a party or the consummation by such Seller of the Contemplated Transactions. No Action is pending or, to the Knowledge of such Seller, has been threatened in writing (or, to the Knowledge of such Seller, threatened verbally or orally) against such Seller before any arbitrator or court or other Governmental Authority which (a) if adversely determined, would be reasonably likely to result in payments, penalties or fines payable by any Company Entity, or (b) challenges the validity of this Agreement or any Ancillary Agreement or any action taken or to be taken in connection herewith or therewith.

7.5 Brokers. Except as set forth in Schedule 7.5 of the Disclosure Schedules, such Seller has not, and none of its respective Related Parties have not, dealt with any Person who is entitled to a broker’s commission, finder’s fee, investment banker’s fee or similar payment from the Company, the Sellers or SeqLL for arranging the transactions contemplated hereby or introducing the Parties to each other.

ARTICLE VIII
Representations and Warranties Regarding Atlantic and Atlantic Merger Sub

Except as expressly set forth in the Disclosure Schedules delivered to SeqLL by Atlantic together with, and as part of, this Agreement, Atlantic and Atlantic Merger Sub represent and warrant to SeqLL and the Sellers that the following statements are true and correct with respect to Atlantic and Atlantic Merger Sub on the Agreement Date and as of the Closing:

8.1 Organization; Authority. Atlantic is a corporation duly incorporated, validly existing and in good standing, under the Laws of the State of Delaware. Atlantic Merger Sub is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Each of Atlantic and Atlantic Merger Sub have requisite power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party and to perform their respective obligations hereunder and thereunder. The execution, delivery, and performance of this Agreement and all Ancillary Documents to which Atlantic and Atlantic Merger Sub are or will be a Party have been duly authorized by Atlantic and/or Atlantic Merger Sub as applicable. Required Atlantic Stockholder Approval and approval of the Board of Directors have been obtained. Atlantic and Atlantic Merger Sub have all requisite power and authority to own and lease the properties and assets they currently own and lease and to conduct their activities as currently conducted and as presently contemplated to be conducted. Each of Atlantic and Atlantic Merger Sub is duly qualified to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in all jurisdictions in which the ownership or leasing of the properties and assets owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Atlantic or Atlantic Merger Sub. Schedule 8.1 is a true and complete list of (i) each jurisdiction in which Atlantic and Atlantic Merger Sub are qualified to do business, (ii) every state or foreign jurisdiction in which Atlantic and Atlantic Merger Sub has employees or facilities and (iii) the directors and officers of Atlantic and Atlantic Merger Sub.

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8.2 Books and Records. Atlantic has delivered to the Sellers true and complete copies of the Governing Documents of Atlantic and Atlantic Merger Sub. Such Governing Documents are in full force and effect. The minute books of Atlantic and Atlantic Merger Sub contain accurate and complete records of all meetings held by, and actions taken by, the directors and stockholders of Atlantic, and no meeting of any directors or stockholders has been held where material matters were approved, voted upon or acted upon for which minutes have not been prepared and are not contained in such minute books.

8.3 Enforceability. This Agreement and the Ancillary Documents have been duly executed and delivered by Atlantic and Atlantic Merger Sub, as applicable, enforceable against Atlantic and Atlantic Merger, as applicable, in accordance with its terms, except to the extent such enforceability may be limited by the General Enforceability Exceptions.

8.4 Brokers. Atlantic and Atlantic Merger Sub have no liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated hereby for which the Company and/or the Sellers could become liable or obligated.

8.5 Capitalization. (a) Except as indicated on Schedule 8.5 of the Disclosure Schedules, as at Closing, there shall be no outstanding or authorized subscriptions, options, or warrants, calls, rights, commitments or any other agreements or arrangements of any character obligating Atlantic or Atlantic Merger Sub to issue any capital stock or other Equity Interests, or evidencing the right to subscribe for any capital stock or other Equity Interests of Atlantic Merger Sub except in respect of the Mergers and the Capital Raise. At Closing, all issued and/or outstanding shares of capital stock or other securities of Atlantic and Atlantic Merger Sub shall be issued, sold and delivered in compliance with all applicable Federal and state securities laws and the similar laws of other foreign jurisdictions as may be applicable. No person has, and at Closing no person shall have, any right of first refusal, preemptive right, right of participation, or any similar right to acquire securities of Atlantic or Atlantic Merger Sub. The issuance of the Atlantic Merger Sub Shares as part of the Mergers will not obligate Atlantic and Atlantic Merger Sub to issue shares of Atlantic Merger Sub or other securities to any person and will not result in a right of any holder of Atlantic and Atlantic Merger Sub’s securities to adjust the exercise, conversion, exchange or reset price under such securities. There are no voting trusts, proxies or other Contracts with respect to the voting or transfer of Atlantic Merger Sub Shares; and (b) the Equity Interests of Atlantic Merger Sub outstanding as of the date of this Agreement (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Law, and (iii) were not issued in breach or violation of any preemptive rights or Contract to which Atlantic or Atlantic Merger Sub is a party or bound. All of the outstanding Equity Interests of Atlantic Merger Sub are owned directly by Atlantic free and clear and clear of all Encumbrances (other than transfer restrictions under applicable Federal Securities Laws). As of the date of this Agreement, Atlantic has no Subsidiaries other than Atlantic Merger Sub and does not own, directly or indirectly, any Equity Interests in any Person other than Atlantic Merger Sub.

8.6 Transactions with Affiliates. Schedule 8.6 of the Disclosure Schedules sets forth all Contracts between (a) Atlantic, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equity holder or Affiliate of Atlantic or any family member of the forgoing Persons, on the other hand (each Person identified in this clause (b), an “Atlantic Related Party”), other than (i) Contracts with respect to an Atlantic Related Party’s employment with, or the provision of services to, Atlantic entered into in the Ordinary Course of Business (including benefit plans, indemnification arrangements and other ordinary course compensation) and (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Schedule 8.6 or entered into in accordance with Schedule 8.6. No Atlantic Related Party (A) owns any interest in any material asset used in the business of Atlantic, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material client, supplier, lender, partner, customer, lessor, lessee or other material business relation of Atlantic or (C) owes any material amount to, or is owed any material amount by, Atlantic.

8.7 Litigation. There is (and since its incorporation) there has been no Action pending or, to Atlantic’s and Atlantic Merger Sub’s Knowledge, threatened against Atlantic and Atlantic Merger Sub that, if adversely decided or resolved, would have a Material Adverse Effect on Atlantic and Atlantic Merger Sub, taken as a whole. Neither Atlantic or Atlantic Merger Sub nor any of their respective properties or assets is subject to any material Order. As of the date of this Agreement, there are no material Actions by Atlantic or Atlantic Merger Sub pending against any other Person.

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8.8 Compliance with Applicable Legal Requirements.

(a) Atlantic and Atlantic Merger Sub have complied and are in compliance with all material Legal Requirements applicable to them and to their assets, properties, operations and business. Atlantic or Atlantic Merger Sub has not received any written notice from any Governmental Authority to the effect, or otherwise been advised, that it is not in compliance with any such Legal Requirements, and Atlantic has no Knowledge that any existing circumstances are likely to result in an Action for a violation of any such Legal Requirement. To the Knowledge of Atlantic, no investigation or review by any Governmental Authority with respect to Atlantic or Atlantic Merger Sub, or their promoters, stockholders, affiliates, directors, officers, consultants, employees, agents or other representatives is pending or, to the Knowledge of Atlantic threatened, nor has any Governmental Authority given Atlantic written notice of its intention to conduct the same.

(b) Except as set forth on Schedule 8.8(b) of the Disclosure Schedules, there is no Contract or Judgment binding upon Atlantic or Atlantic Merger Sub which has had or could reasonably be expected to have the effect of prohibiting or impairing any business practice of Atlantic or Atlantic Merger Sub, any acquisition of property (tangible or intangible) by Atlantic or Atlantic Merger Sub, the conduct of business by Atlantic or Atlantic Merger Sub, or otherwise limiting the freedom of Atlantic or Atlantic Merger Sub to engage in any line of business or to compete with any Person. Without limiting the generality of the foregoing, Atlantic or Atlantic Merger Sub has not entered into any Contract under which it is restricted from selling, licensing, manufacturing or otherwise distributing any products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market.

(c) Without limiting any provision of this Agreement: (i) neither Atlantic nor Atlantic Merger Sub, nor, to the Knowledge of Atlantic, any officer, manager, agent, employee or other Person associated with or acting on behalf of Atlantic or Atlantic Merger Sub has, directly or indirectly (a) paid or delivered or agreed to pay or deliver any fee, commission or other sum of money or item of property, however characterized, to any Person, government official or other party that is illegal or improper under any applicable Legal Requirement, (b) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (c) made any unlawful payment or offered anything of value to any foreign or domestic government official or employee or to any foreign or domestic political parties or campaigns, (d) violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977 (15 United States Code Section 78dd-1, et seq.), as amended, or any applicable Legal Requirement of similar effect, (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or transfer of value to any other Person or (f) established or maintained any fund that has not been recorded in the books and records of Atlantic and Atlantic Merger Sub, or (ii) Atlantic and Atlantic Merger Sub have complied and are in compliance with applicable provisions of the United States export and sanctions laws, and regulations implemented thereunder, including the Arms Export Control Act (22 United States Code Section 2751 et seq.), as amended, the Export Administration Act (50 United States Code Section 2401 et seq.), as amended, the International Emergency Economic Powers Act (50 United States Code Section 17091 et seq.), as amended, and the various sanctions regulations administered by the Office of Foreign Assets Control of the Department of the Treasury of the United States, as amended. Without limiting the foregoing, Atlantic and Atlantic Merger Sub have not made any investments or performed any Contracts in, or involving a Person from, Cuba, Iran, Sudan, Syria or Burma (Myanmar).

(d) Atlantic and Atlantic Merger Sub are not in violation of any applicable Legal Requirements relating to terrorism or money laundering, including Executive Order No. 13224, the USA PATRIOT Act, applicable Legal Requirements comprising or implementing the Bank Secrecy Act and applicable Legal Requirements administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Legal Requirements may from time to time be amended, renewed, extended, or replaced) (collectively, “Anti-Terrorism Law”) and has not engaged in or conspired to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(e) To the Knowledge of Atlantic, neither Atlantic nor Atlantic Merger Sub nor any of their agents acting or benefiting in any capacity in connection with this Agreement or the transactions contemplated hereby is any of the following (each a “Blocked Person”): (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224; (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224: (iii) a Person with which the Company is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the

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Executive Order No. 13224; (v) a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or (vi) a Person who is affiliated or associated with a Person listed above.

(f) To the Knowledge of Atlantic, neither Atlantic nor Atlantic Merger Sub nor any of their agents acting in any capacity in connection with this Agreement or the transactions contemplated hereby (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

8.9 Atlantic Merger Sub Activities. Atlantic Merger Sub was organized solely for the purpose of entering into this Agreement, the Ancillary Documents and consummating the Contemplated Transactions and has not engaged in any activities or business, other than those incident or related to or incurred in connection with its incorporation or the negotiation, preparation or execution of this Agreement and any Ancillary Documents, the performance of its covenants or agreements in this Agreement and any Ancillary Document or the consummation of the Contemplated Transactions. Purchaser Sub does not have any Indebtedness.

8.10 Financial Statements. Atlantic has not commenced commercial operations, exclusive of conducting a private placement and the Contemplated Transactions and there are no financial statements for Atlantic or Atlantic Merger Sub.

8.11 No Undisclosed Liabilities. Atlantic has no material liabilities except for the liabilities set forth in Schedule 8.11 of the Disclosure Schedules.

8.12 Investigation; No Other Representations.

(a) Atlantic, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning the business, assets, condition, operations and prospects of the Company and (ii) it has been furnished with or given access to such documents and information about the Company and the Business as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, Atlantic has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in ARTICLE VI and ARTICLE VII and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of the Company or any other Person, either express or implied, and Atlantic, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in ARTICLES VI and VII and in the Ancillary Documents to which it is or will be a party, neither the Company nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the Contemplated Transactions.

8.13 Absence of Certain Changes or Events. Atlantic has conducted its business only in the ordinary and usual course and in a manner consistent with past practice and there has not been any change, event, loss, development, damage or circumstance affecting Atlantic which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on Atlantic.

8.14 Material Contracts. Schedule 8.14 of the Disclosure Schedules lists all of the Contracts of the following nature to which Atlantic is a party or any of its properties or assets is bound (the “Atlantic Material Contracts”):

(a)    (i) each Contract with a Significant Customer, Significant Supplier and each other Contract that involves performance of services or delivery of goods or materials by Atlantic;

(ii) each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Atlantic in excess of $100,000;

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(iii) each Contract affecting the ownership of, leasing of, title to, use of or any leasehold or other interest in any real or personal property (excepting personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $100,000 and with a term of less than one (1) year);

(iv) each Contract with any labor union or other employee representative of a group of employees relating to wages, hours and other conditions of employment;

(v) each partnership, joint venture or other Contract involving a sharing of profits, losses, costs or liabilities by Atlantic with any other Person;

(vi) each Contract containing covenants that in any way purport to restrict Atlantic’s (A) business activity, (B) freedom to engage in any line of business or to compete with any Person, including any Contracts requiring Atlantic to maintain an exclusive relationship or requiring Atlantic to not to compete or to not to solicit in any manner, (C) ability to increase prices to a customer of the Business, or (D) operation of the Business;

(vii) each Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods in the Ordinary Course of Business;

(viii) each power of attorney (or similar grant of authority) of Atlantic that is currently effective and outstanding;

(ix) each Contract that contains or provides for an express undertaking by Atlantic to be responsible for consequential damages or indemnification obligations;

(x) each Contract for capital expenditures in excess of $100,000 for any item or $250,000 in the aggregate;

(xi) each executive employment Contract that provides for employment of senior executives or management personnel by Atlantic on a full-time, part-time or other basis;

(xii) each Contract for any independent contractor or consultant providing services to Atlantic;

(xiii) each written warranty, guaranty or other similar undertaking with respect to contractual performance executed by Atlantic other than in the Ordinary Course of Business;

(xiv) any Contract relating to the acquisition or disposition, directly or indirectly, of any business, Real Property or other assets, or the Equity Interests of any other Person;

(xv) any Contract relating to Indebtedness, the borrowing of money, or the guaranty of another Person’s borrowing of money or other obligation, including, without limitation, all notes, mortgages, indentures and other obligations, guarantees of performance, letters of credit, advances, and agreements and instruments for or relating to any lending or borrowing;

(xvi) any Contract under which the execution and delivery of this Agreement or any Ancillary Document may cause a default, give rise to any right of termination, cancellation or acceleration, or require any Consent;

(xvii) any Contract involving the settlement, release, compromise or waiver of any material rights, claims, obligations, duties or liabilities;

(xviii) any management service, consulting, financial advisory or any other similar type Contract and all Contracts with investment or commercial banks;

(xix) any Contract with any Related Parties;

(xx) any Contract involving any ownership, right to use, use, infringement or any claim, liability or obligation with respect to any Intellectual Property;

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(xxi) any other material Contract of Atlantic, whether or not entered into in the Ordinary Course of Business, which shall include, without limitation, any Contract that requires payment by Atlantic in excess of $100,000 in any twelve (12) month period that cannot be terminated on less than ninety (90) days’ notice without the payment of any termination fee, premium or penalty; and

(xxii) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

(b) Atlantic is not in material breach or default under the terms of any Atlantic Material Contract and, to the Knowledge of Atlantic, there exists no event, condition or occurrence which (with or without due notice or lapse of time, or both) would constitute such a material breach or default by Atlantic, nor has Atlantic received any written notice of any breach or default or alleged breach of default under any Atlantic Material Contract. To the Knowledge of Atlantic, no other party to any Atlantic Material Contract is in breach or default under the terms thereof, and, to the Knowledge of Atlantic, there exists no event, condition or occurrence which (with or without due notice or lapse of time, or both) would constitute such a breach or default by any such party, nor has Atlantic received any written notice of any breach or default by any such party. The Atlantic Material Contracts are in full force and effect and are valid and binding obligations of Atlantic and, to the knowledge of Atlantic, the other parties thereto. Atlantic has not received any written notice from any other party to an Atlantic Material Contract of the termination or threatened termination thereof, or of any claim, dispute or controversy with respect thereto, nor, to the Knowledge of Atlantic, is there any basis therefor. Except as provided on Schedule 8.20 of the Disclosure Schedules, no consent of, or notice to, any third party is required under any Atlantic Material Contract as a result of or in connection with, and neither the enforceability nor any of the terms or provisions of any Atlantic Material Contract will be affected in any manner by the execution, delivery and performance of this Agreement, or the transactions contemplated hereby.

8.15 Atlantic Subsidiaries. Except as to Atlantic Merger Sub and Atlantic Holdings Grp LLC, at Closing, Atlantic shall not own, directly or indirectly, any of the stock or equity interests in any corporation, partnership, joint venture, limited liability company, trust or other legal entity. Except as to Atlantic Merger Sub and, as set forth on Schedule 8.15 of the Disclosure Schedules, at Closing, Atlantic shall not own (and have never in the past owned) any equity, partnership, membership, or similar interest in, or any interest convertible into or exchangeable or exercisable for, directly or indirectly, any equity, partnership, membership or similar interest in, any Person, and is not under any obligation to form or participate in, provide funds to, or make any loan, capital contribution or other investment in, any Person.

8.16 No Conflicts; Required Consents; No Violations. Except as described on Schedule 8.16 of the Disclosure Schedules, the execution and delivery by Atlantic and Atlantic Merger Sub of this Agreement and any Ancillary Agreements do not, and the consummation of the Contemplated Transactions will not: (i) conflict with or violate any provision of the Governing Documents of Atlantic or Atlantic Merger Sub; (ii) violate any provision of any Legal Requirements; or (iii) conflict with, violate, result in a breach of, constitute a default under (determined without regard to requirements of notice or lapse of time, or both) or accelerate or permit the acceleration of the performance required by, any material Contract to which Atlantic or Atlantic Merger Sub is a party or by which Atlantic or Atlantic Merger Sub or the assets or properties owned or leased by either of them Atlantic are bound or affected; or (iv) violate, or constitute a breach under, any Order or applicable Law to which Atlantic or Atlantic Merger Sub or any of their properties or assets are bound or (v) result in the creation of any Encumbrance upon any of the assets or properties (other than any Permitted Encumbrances) or Atlantic shares, except in the case of any of clauses (i) through (v) above, as would not have a Material Adverse Effect on Atlantic or Atlantic Merger Sub. Except as described on Schedule 8.16 of the Disclosure Schedules, the execution and delivery by Atlantic and Atlantic Merger Sub of this Agreement and any Ancillary Agreements do not, and the consummation of the Contemplated Transactions will not require any Consent of, or designation declaration or filing of any certificate, notice, application, report or other document with, any Governmental Authority or other Person, except for, (i) filing of the Certificates of Merger, (ii) the approvals and consents to be obtained by Atlantic Merger Sub to effect the Mergers, (iii) the approval of the shareholders of Atlantic Shareholders necessary to consummate the Contemplated Transactions or (iv) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have any Material Adverse Effect on Atlantic or Atlantic Merger Sub.

8.17 Intellectual Property. The representations and warranties set forth on Schedule 8.17 of the Disclosure Schedules are the sole and exclusive representations and warranties of Atlantic with respect to Intellectual Property Rights and any actual or alleged infringement by Atlantic or the conduct of the Business of the Intellectual Property Rights of any Person as set forth on Schedule 8.17 of the Disclosure Schedules.

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8.18 Information Supplied. None of the Information supplied or to be supplied by or on behalf of either Atlantic or Atlantic Merger Sub expressly for inclusion or incorporation by reference prior to the Closing in the Proxy Statement will, when the Registration Statement is declared effective, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

8.19 Tax Status of Atlantic Merger Sub. Atlantic Merger Sub is disregarded as an entity separate from its owner under Treasury Regulations Section 301.7701-3(b)(1)(ii).

ARTICLE IX
Indemnification

9.1 Survival of Representations, Warranties and Covenants. The representations, warranties, covenants and agreements set forth in this Agreement and the Ancillary Documents as to Sellers and Atlantic, but not SeqLL, shall survive for twelve (12) months from the Closing Date (the “Survival Period”) except for such covenants and agreements expressly agreed hereto to be performed or completed after the Closing Date, including, but not limited to, those to be performed by SeqLL. Notwithstanding the foregoing, no Party shall be entitled to recover for any Damages pursuant to Section 9.2 or Section 9.4 unless a Claim Notice (as defined herein below) with respect to any claim is delivered to the Indemnifying Party thereunder pursuant to this ARTICLE IX in advance of the expiration of the Survival Period. The liability for such claim will continue until such claim is fully resolved. Notwithstanding anything to the contrary herein, this Section 9.1 shall not limit any claim or recovery available to any Party under any insurance policy applicable to any such Party or the transactions contemplated by this Agreement.

9.2 Claw back of Escrow Shares.

(a) Subject to the provisions of this ARTICLE IX, the Escrow Shares will be held in an Escrow Account pursuant to the Escrow Agreement, the form of which is attached hereto as Exhibit C. The Parties acknowledge and agree that SeqLL’s and Atlantic’s (including Atlantic Shareholders) sole and exclusive remedies and recourse in connection with Damages related to Sections 9.2(a)(i)-(ii) shall be through the redemption, adjustment and cancellation of the Escrow Shares in whole or in part (such redemption, adjustment or cancellation, the “Stock Consideration Adjustment”) to offset any Damages based upon, resulting from or related to:

(i) any Breach of any representation or warranty made by the Company or by any of the Sellers regarding the Company in this Agreement or in any Ancillary Document; and

(ii) any Breach of any covenant or obligation of the Company in this Agreement or in any Ancillary Document.

(b) The aggregate number of Escrow Shares to be clawed back or redeemed by SeqLL pursuant to Section 9.2(a), and thereby released from the Escrow Account, shall equal and not exceed the quotient obtained by dividing Damages (as determined on the basis of, and as may be limited by, this Article IX) by the Public Offering Price.

(c) For avoidance of doubt, the Sellers’ liabilities under this ARTICLE IX shall (i) be limited to the Stock Consideration Adjustment with respect to Escrow Shares under the Escrow Agreement, and (ii) not exceed the aggregate amount of the Escrow Shares and there shall be no recourse of any kind against any other consideration or compensation paid or payable to the Sellers. Notwithstanding anything to the contrary, no Stock Consideration Adjustment may be taken with respect to Damages actually recovered from insurance or compensation from other sources (including, without limitation, worker’s compensation coverages) so as to avoid duplication or “double counting” of the same Damages.

9.3 [Reserved]

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9.4 Indemnification by Atlantic. Subject to the provisions of this ARTICLE IX, from and after the Closing, Atlantic will, severally and not jointly, indemnify and hold Sellers, SeqLL, and their Related Parties and permitted assigns (collectively, the “Seller/SeqLL Indemnified Parties”) harmless from and against, and pay to the applicable Seller/SeqLL Indemnified Parties the amount of, any Damages based upon, resulting from or related to:

(a) any Breach of any representation or warranty made by Atlantic in this Agreement or in any Ancillary Document;

(b) the Breach of any covenant or obligation of Atlantic in this Agreement or in any Ancillary Document; and

(c) any claim or assertion for broker’s or finder’s fees or expenses arising out of the Contemplated Transactions or this Agreement by any Person claiming to have been engaged by Atlantic or its Related Parties.

Any claim or recovery available from SeqLL shall be limited to coverage under its existing Directors and Officers liability insurance policy in effect at the time of the Closing or under any subsequent insurance policy.

9.5 Indemnification Procedures.

(a) Subject to Section 9.1, any claim or demand by a Party under this Article IX (an “Indemnified Party”) in respect of payment that may be brought under Section 9.2 or Section 9.4, as the case may be (such claim or demand, a “Direct Claim”) shall be asserted by the Indemnified Party giving the Party against whom such claim or demand is made (the “Indemnifying Party”) reasonably prompt written notice thereof (each, a “Claim Notice”), setting forth in reasonable detail the nature of the claim. Without limiting Section 9.1 of this Agreement, the failure of an Indemnified Party to reasonably promptly provide a Claim Notice of any Direct Claim shall not release, waive or otherwise affect the Indemnifying Party’s obligations with respect thereto, except to the extent that the Indemnifying Party is actually and materially prejudiced as a result of such failure. The Indemnifying Party shall have thirty (30) days after its receipt of such Claim Notice to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have agreed to such claim and the Indemnifying Party’s obligation, subject to any limitation contained in this Agreement, to indemnify the Indemnified Party for the full amount of all Damages related to or resulting therefrom.

(b) In the event that any Action shall be instituted or that any claim or demand shall be asserted by any third Party in respect of which payment may be sought under Section 9.2 or Section 9.4, (a “Third-Party Claim”), subject to Section 9.1, such Indemnified Party shall give notice to the Indemnifying Party of the assertion of such Third Party Claim no later than thirty (30) days after receipt of such notice; provided, that the failure to notify the Indemnifying Party within such time period will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Party demonstrates that the defense of such Third Party Claim is materially prejudiced by the Indemnified Person’s failure to give such notice in a timely manner (and then only to the extent of such prejudice). If an Indemnified Party gives notice to the Indemnifying Party pursuant to this Section 9.5(b) of the assertion of a Third Party Claim, the Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Party is also a Person against whom the Third Party Claim is made and the Indemnified Party determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such Third Party Claim and provide indemnification with respect to such Third Party Claim), to assume the defense of such Third Party Claim with counsel satisfactory to the Indemnified Person. If the Indemnifying Party assumes the defense of a Third Party Claim, no compromise or settlement of such Third Party Claim may be effected by the Indemnifying Party without the Indemnified Person’s Consent unless: (A) there is no finding or admission of any violation of Legal Requirement or any violation of the rights of any Person; (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; (C) the Indemnified Party shall have no liability with respect to any compromise or settlement of such Third Party Claims effected without its Consent; and (D) the compromise or settlement includes a complete release of the Indemnified Party with respect to such Third Party Claim. Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a Third Party Claim may adversely affect it or its Related Parties other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third Party Claim, but the Indemnifying Party will not be bound by any determination of any Third Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its Consent (which may not be

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unreasonably withheld). With respect to any Third Party Claim subject to indemnification under this Section 9.5(b): (x) both the Indemnified Party and the Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third Party Claim and any related Actions at all stages thereof where such Person is not represented by its own counsel; (y) the Parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third Party Claim; and (z) the Indemnified Party shall be entitled to recover Damages from the Indemnifying Party not received from another Person as set forth in this ARTICLE IX. With respect to any Third Party Claim subject to indemnification under this Section 9.5(b), the Parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges. In connection therewith, each Party agrees that: (i) it will use its commercially reasonable efforts, in respect of any Third Party Claim in which it has assumed or participated in the defense, to avoid production of Confidential Information (consistent with applicable law and rules of procedure), and (ii) all communications between any Party hereto and counsel responsible for or participating in the defense of any Third Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

9.6 Certain Indemnification Limitations and Terms.

(a) The aggregate amount of all Damages arising under the indemnification obligations set forth in this ARTICLE IX that has been adjudicated pursuant to a final unappealable order of a court of competent jurisdiction and for which the Sellers shall be liable shall not exceed the Escrow Shares (the “Sellers Liability Cap”), held by the Escrow Agent under the Escrow Agreement and shall be fully and exclusively satisfied by the Stock Consideration Adjustment without any further or additional recourse of any kind.

(b) The liability of any Seller or its Related Party for indemnification hereunder shall in no circumstance exceed an amount equal to such Seller’s or its Related Party’s allocated share of the Sellers Liability Cap based on their respective Escrow Shares.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Parties acknowledge and agree that in no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, exemplary, incidental, consequential, special or indirect Damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any Damages based on any type of multiple.

(d) Notwithstanding anything to the contrary contained in this Agreement, in no event shall SeqLL or its Related Parties be entitled to indemnification pursuant to Section 9.2(a) with respect to any Taxes: (i) resulting from any transaction taken outside of the Ordinary Course of Business at the direction of SeqLL or its Affiliates after the Closing, or (ii) with respect to any taxable period (or portion thereof) beginning after the Closing Date arising in connection with a breach of the representations in Section 6.9 (other than with respect to a breach of the representations in Sections 6.9(b), (g), (k), (m) and (o)).

(e) Each limitation set forth herein may be read and construed together, and is not exclusive of any other limitation set forth herein.

9.7 Calculation of Damages.

(a) No Party shall have any liability to any Indemnified Party under ARTICLE IX until the Indemnified Party shall have incurred, on a cumulative basis, damages exceeding two hundred thousand ($200,000) dollars (the “Deductible”), at which point the Indemnifying Party shall be liable for all damages in excess of the Deductible incurred by the Indemnified Party(ies).

(b) The amount of any Damages for which indemnification is provided under this ARTICLE IX shall be net of any amounts actually recovered by the Indemnified Party under insurance policies (including any representations and warranties insurance policy to which a Company Entity is a beneficiary), or other sources of indemnification. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies (including any representations and warranties insurance policy to which a Company Entity is a beneficiary) or indemnity, contribution or other similar agreements for any Damages prior to seeking indemnification under this Agreement.

(c) All indemnification payments made under this Agreement shall be treated as an adjustment to the Stock Consideration for Tax purposes, except as otherwise required by applicable Law.

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ARTICLE X
Termination

10.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a) by mutual written consent of SeqLL, Atlantic and the Sellers;

(b) by SeqLL, if there has been a material breach of any of the representations or warranties set forth in ARTICLES VI, VII or VIII or any material breach by the Company, Atlantic or the Sellers of any covenant or agreement on the part of the Company, Atlantic or the Sellers set forth in this Agreement and such failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to the Company or Atlantic, as the case may be, by SeqLL, and (ii) the Termination Date; provided, however, that SeqLL is not then in breach of this Agreement so as to prevent any of the conditions to Closing set forth in Sections 3.8, 3.10, 3.11 and 3.12 from being satisfied;

(c) by either Seller, if there has been a material breach of any representation or warranty set forth in ARTICLES V or VIII or any material breach by SeqLL or Atlantic of any covenant or agreement set forth in this Agreement and the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to SeqLL or Atlantic by such Seller and (ii) the Termination Date; provided, however, that neither the Sellers nor the Company is then in breach of this Agreement so as to prevent any of the conditions to Closing set forth in Sections 3.8, 3.9 and 3.12 from being satisfied;

(d) by Atlantic, if there has been a material breach of any representation or warranty set forth in ARTICLES V, VI or VII or any material breach by SeqLL or the Company of any covenant or agreement set forth in this Agreement and the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to SeqLL or the Company by Atlantic and (ii) the Termination Date; provided, however, that Atlantic is not then in breach of this Agreement so as to prevent any of the conditions to Closing set forth in Sections 3.8, 3.9, 3.10 and 3.11 from being satisfied;

(e) by SeqLL, Atlantic or either Seller, if the transactions contemplated by this Agreement shall not have been consummated on or prior to July 31, 2023 (the “Termination Date”); provided that (i) the right to terminate this Agreement pursuant to this Section 10.1(e) shall not be available to SeqLL if SeqLL’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, (ii) the right to terminate this Agreement pursuant to this Section 10.1(e) shall not be available to a Seller if such Seller’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date; and (iii) the right to terminate this Agreement pursuant to this Section 10.1(e) shall not be available to any party if such party’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date;

(f) by SeqLL, Atlantic or either Seller, if any Governmental Authority shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action shall have become final and non-appealable;

(g) by SeqLL, Atlantic or either Seller, if the Special Meeting of Stockholders, pursuant to the Proxy Statement described in Section 4.6(a) above, has been held (including any adjournment or postponement thereof) and has concluded, and SeqLL’s stockholders have duly voted and the Required SeqLL Stockholder Approval was not obtained; or

(h) by Atlantic or either Seller, if SeqLL is in breach of Nasdaq rules and regulations or has received a notice from any officials of Nasdaq or the staff thereof relating to the delisting or maintenance of listing of SeqLL Common Stock on Nasdaq and SeqLL fails to cure and maintain its listing on Nasdaq prior to Closing.

10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1, this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Representatives) with the exception of this Section 10.2 and ARTICLE XI , each of which shall

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survive such termination and remain valid and binding obligations of the Parties and (b) the Confidentiality Agreement dated December 1, 2022 by and between Atlantic and IDC, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with their respective terms. Notwithstanding the foregoing, the termination of this Agreement pursuant to Section 10.1 shall not affect any Liability on the part of any Party for the willful breach of this Agreement by, or any fraud of, such Party.

ARTICLE XI
Miscellaneous

11.1 Expenses. Except as provided herein, each Party shall pay its fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of their respective Representatives. Any governmental filing fees required to be paid prior to Closing shall be paid by Atlantic at the time any such payments are required to be remitted. Atlantic shall pay up to $50,000 of SeqLL’s expenses incurred for the preparation of the Proxy Statement and, at Closing, all of SeqLL’s expenses incurred for the preparation and filing of the Registration Statement and any Transfer Taxes.

11.2 Construction and Usage.

(a) The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Sections” refer to the corresponding Sections of this Agreement.

(b) In this Agreement, unless a clear contrary intention appears: (i) the singular number includes the plural number and vice versa; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (iii) reference to any gender includes each other gender; (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (v) reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (vi) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof; (vii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (viii) “or” is used in the inclusive sense of “and/or”; (ix) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (xi) references to “Dollar” or $ means the lawful currency of the United States.

(c) This Agreement was negotiated by the Parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall not apply to any construction or interpretation hereof.

11.3 Notices. All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a Party when: (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, e-mail address or person as a Party may designate by notice to the other Parties):

(a) if to SeqLL and Purchaser Sub:

SeqLL Inc.
3 Federal Street
Billerica, MA 01821
Attention: Daniel Jones, Chief Executive Officer
Email: dan@seqll.com

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with a copy (which shall not constitute notice) to:

Pryor Cashman LLP
7 Times Square
New York, NY 10036
Attention: Eric M. Hellige
Email: ehellige@pryorcash.com

(b) if to Atlantic and Atlantic Merger Sub or the Company after the Closing:

Atlantic Merger Sub
c/o Atlantic Acquisition Corp.
270 Sylvan Avenue, Suite 2230
Englewood Cliffs, NJ 07632
Attention: Christopher Broderick, Chief Operating Officer
Email: cbroderick@atlantic-international.com

with a copy (which shall not constitute notice) to:

Davidoff Hutcher & Citron LLP
605 Third Avenue, 34th Floor
New York, New York 10158
Attention: Elliot H. Lutzker, Esq.
Email: ehl@dhclegal.com

(c) if to Sellers, or to the Company (prior to Closing):

IDC

IDC Technologies, Inc.
920 Hillview Court, Suite 250
Milpitas, CA 95035
Attention: Yogen Malvia, Chief Financial Officer
Email: yogen.malvia@idctechnologies.com

with a copy (which shall not constitute notice) to:

Lucosky Brookman LLP
111 Broadway, Suite 807
New York, New York 10006
Attention: Joseph M. Lucosky, Esq.
Email: jlucosky@lucbro.com

the Company (prior to Closing)

Lyneer Investments, LLC
133 Franklin Corner Road
Lawrenceville, New Jersey 08618

Lyneer Management

Lyneer Management Holdings, LLC
133 Franklin Corner Road
Lawrenceville, New Jersey 08618
Attn: James S. Radvany and Todd McNulty
Email: jradvany@lyneer.com; tmcnulty@lyneer.com

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with a copy (which shall not constitute notice) to:

Troutman Pepper Hamilton Sanders LLP
301 Carnegie Center, Suite 400
Princeton, NJ 08543-5276
Attention: Donald R. Readlinger, Esq.
Email: donald.readlinger@troutman.com

11.4 Jurisdiction; Service of Process. Any Action arising out of or relating to this Agreement or any Contemplated Transaction may be brought in a state or federal court of competent jurisdiction in the State of New York, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court and agrees not to bring any Action arising out of or relating to this Agreement or any Contemplated Transaction in any other court. The Parties agree that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the Parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Action referred to in the first sentence of this Section 11.4 may be served on any Party anywhere in the world.

11.5 Enforcement of Agreement. Each Party acknowledges and agrees that the other Parties would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which a Party may be entitled, at law or in equity, it may be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

11.6 Waiver, Remedies Cumulative. The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law: (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11.7 Entire Agreement and Modification. This Agreement supersedes all prior agreements, whether written or oral, between the Parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between the Parties and any of their Related Parties) and constitutes (along with the schedules, exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the Parties hereto.

11.8 Disclosure Schedule. The representations and warranties contained in ARTICLES V -VIII are qualified by reference to the Disclosure Schedules of the respective Parties attached to this Agreement (collectively, the “Disclosure Schedule”). The Parties agree that the Disclosure Schedules constitute (a) exceptions to particular representations, warranties, covenants and obligations of such Seller and the Company, as set forth in this Agreement, or (b) descriptions or lists of other items referred to in this Agreement. Inclusion of information in the Disclosure Schedules shall not be construed as an admission that such information is material to any Party or, or the Business. The Parties acknowledge that headings have been inserted on the individual schedules included in the Disclosure Schedules for the convenience of reference only and shall not affect the construction or interpretation of any of the provisions of the Agreement or the Disclosure Schedule.

11.9 Assignments, Successors and No Third Party Rights. No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Parties; provided, that SeqLL may assign its rights hereunder to Purchaser Sub and/or collaterally assign its rights hereunder to any financial

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institution providing financing in connection with the Contemplated Transactions. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the Parties. Any attempted assignment in violation of this Section 11.9 shall be void ab initio. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 11.9.

11.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.11 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the Contemplated Transactions, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of New York.

11.12 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as otherwise provided in this Agreement, express or implied, nothing is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

11.13 Extension; Waiver. The Company (prior to the Closing) may (a) extend the time for the performance of any of the obligations or other acts of SeqLL or Atlantic set forth herein, (b) waive any inaccuracies in the representations and warranties of SeqLL or Atlantic set forth herein or (c) waive compliance by SeqLL or Atlantic with any of the agreements or conditions set forth herein. SeqLL or Atlantic may (i) extend the time for the performance of any of the obligations or other acts of the Company set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company set forth herein or (iii) waive compliance by the Company with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

11.14 Waiver of Jury Trial. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

11.15 Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by electronic mail in PDF format shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by electronic mail in PDF or Docusign formats shall be deemed to be their original signatures for all purposes.

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IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Reorganization on the date first above written.

PURCHASER:
SeqLL INC., a Delaware corporation
By:	/s/ Daniel Jones
Daniel Jones, Chief Executive Officer
PURCHASER SUB:
SEQLL MERGER LLC, a Delaware limited liability company
By:	/s/ Daniel Jones
Daniel Jones, Managing Member
ATLANTIC ACQUISITION CORP., a Delaware corporation
By:	/s/ Jeffrey Jagid
Jeffrey Jagid, Chief Executive Officer
ATLANTIC MERGER, LLC,
a Delaware limited liability company
By:	/s/ Jeffrey Jagid
Jeffrey Jagid, Managing Member
COMPANY:
LYNEER INVESTMENTS, LLC, a Delaware limited
liability company
By:	/s/ Prateek Gattani
Prateek Gattani, Manager
SELLERS:
IDC TECHNOLOGIES, INC., a California corporation
By:	/s/ Prateek Gattani
Prateek Gattani, Chief Executive Officer
LYNEER MANAGEMENT HOLDINGS, LLC,
a Delaware limited liability company
By:	/s/ James S. Radvany
James S. Radvany, Manager

SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION

Annex A-60

ANNEX A

DEFINITIONS

For purposes of this Agreement, the following terms have the meanings set forth below.

“Action” means any litigation, suit, action, proceeding, claim, indemnification claim (under contract or otherwise), demand, complaint, grievance, investigation (including a Tax audit), hearing, audit, order, decree, injunction, judgment, ruling, directive, charge, award, arbitration, mediation or otherwise, including those commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority.

“Affiliate” and “Affiliates,” with respect to any Person, means any Person or Persons which, directly or indirectly, control(s) or is or are controlled by that Person, or is or are under common control with that Person. For the purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Ancillary Document” or “Ancillary Documents” means any one or more of the agreements, documents, certificates and instruments being delivered pursuant to this Agreement, including, without limitation, the documents and agreements to be delivered by the Parties pursuant to ARTICLE III hereof.

“Approval” means any license, permit, consent, approval, authorization, order, registration, filing, waiver, qualification or certification.

“BMO Credit Facility” means the ABL Credit Agreement, dated as of August 31, 2021 (and as may be amended from time to time), among IDC, the Company, Lyneer Holdings and Lyneer Staffing, as Borrowers, the Lenders (as defined therein), BMO Harris Bank N.A., as Administrative Agent and Swing Line Lender, and BMO Capital Markets, as Arranger and Book Runner.

“Breach” means any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any Ancillary Document or any other Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

“Business Day” means any day other than (a) Saturday or Sunday or (b) any other day on which banks in New York, New York are permitted or required to be closed.

“Capital Raise Cash” means the amount of cash transferred by the Capital Raise Transferors to SeqLL in exchange for SeqLL Common Stock in the Capital Raise.

“Capital Raise Transferors” means any new or existing shareholder transferring cash to SeqLL in exchange for SeqLL Common Stock in the Capital Raise.

“Company Intellectual Property” means any and all Intellectual Property that is owned or licensed by the Company and/or has been or is used or is held for use in the Business, including any and all derivative works developed from such Intellectual Property, and includes the Registered Intellectual Property.

“CCPA” means the California Consumer Protection Act, as amended.

“CERCLA” means Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the United States Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

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“Company Acquisition Proposal” means (a) any transaction or series of related transactions under which any Person(s), directly or indirectly, (i) acquires or otherwise purchases the Company or (ii) all or a material portion of assets or businesses of the Company (in the case of each of clause (i) and (ii), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise), or (b) any material equity or similar investment in the Company. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute a Company Acquisition Proposal.

“Company Entities” means collectively, the Company, Lyneer Holdings, Inc., a Delaware corporation, (“Lyneer Holdings”) that is a direct subsidiary of the Company and Lyneer Staffing Solutions, LLC, a Delaware limited liability company (“Lyneer Staffing”) that is an indirect subsidiary of the Company.

“Consent” means any approval, consent, ratification, waiver or other authorization.

“Contemplated Transactions” means all of the transactions contemplated by this Agreement and each of the Ancillary Documents.

“Contract” means any written or oral agreement, note, guarantee, mortgage, indenture, lease, deed of trust, license, plan, instrument or other contract or legally binding arrangement or commitment.

“Damages” means all Actions, charges, complaints, claims, Third Party Claims, demands, injunctions, judgments, orders, decrees, rulings, dues, liabilities, obligations, Taxes, liens, assessments, levies, losses, fines, penalties, damages, liabilities, costs, fees and expenses, including reasonable attorneys’, accountants’, consultants’, investigators’ and experts’ fees and expenses incurred in investigating, defending or settling any of the foregoing and/or in the enforcement of this Agreement. For the avoidance of doubt, “Damages” shall include any punitive damages owing to a third Party.

“Employee Plan” means any “employee benefit plan” as defined by Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive- compensation, deferred-compensation, profit-sharing, stock-option, stock-appreciation-right, stock-bonus, stock-purchase, employee-stock-ownership, savings, severance, change-in-control, supplemental- unemployment, layoff, salary-continuation, retirement, pension, health, life-insurance, disability, accident, group-insurance, vacation, holiday, sick-leave, fringe-benefit or welfare plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract or understanding (whether qualified or nonqualified, currently effective or terminated, written or unwritten) and any trust, escrow or other agreement related thereto that (a) is sponsored, maintained or contributed to by a Company Entity, or with respect to which any Company Entity has or may have any liability (including, without limitation, through its relationship with an ERISA Affiliate), and (b) provides compensation and/or benefits, or describes policies or procedures applicable to any current or former director, officer, employee or individual service provider of any Company Entity, or the dependents of any thereof.

“Encumbrance” means any charge, claim, community or other marital property interest, condition, equitable interest, lien, warrant, purchase right, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Claim(s)” means any and all administrative, regulatory or judicial actions, suits, demands, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any Person alleging potential liability (including potential liability for enforcement, investigation costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from: (a) the presence or Release into the environment of any Hazardous Material; (b) circumstances forming the basis of any violation or alleged violation of any Environmental Law; or (c) any and all claims by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Material.

“Environmental Law(s)” means any and all foreign, federal, state or local statutes, laws, rules, regulations, ordinances, codes, policies or rules of common law in effect and any judicial or administrative interpretation thereof as of the Agreement Date and the Closing, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation the CERCLA; the

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Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3808 et seq.

“Environmental Permits” means all environmental, health and safety licenses, permits, registrations, approvals, authorizations and agreements from or with Governmental Authorities.

“Equity Interests” means (a) any partnership interests, (b) any membership interests or units, (c) any shares of capital stock, (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing entity, (e) any subscriptions, calls, warrants, options, or commitments of any kind or character relating to, or entitling any Person or entity to purchase or otherwise acquire partnership interests, membership interests or units, capital stock, or any other equity securities, (f) any securities convertible into or exercisable or exchangeable for partnership interests, membership interests or units, capital stock, or any other equity securities, or (g) any other interest classified as an equity security of a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” means Continental Stock Transfer & Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FTCA” means the Federal Trade Commission Act, as amended, including, without limitation, part Section 5(a) of the FTC Act (15 USC §45), which prohibits “unfair or deceptive acts or practices” in or affecting commerce.

“GAAP” means United States generally accepted accounting principles consistently applied, as in effect from time to time.

“General Enforceability Exceptions” means those exceptions to enforceability due to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

“Governing Documents” means with respect to any particular entity: (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization and operating agreement; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (f) all equityholders’ agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equityholders of any Person; and (g) any amendment or supplement to any of the foregoing.

“Governmental Authority” means any (a) nation, state, county, city, town, borough, village, district or other jurisdiction; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers); (d) multinational organization or body; (e) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or (f) official of any of the foregoing.

“Hazardous Materials” means: (a) any petroleum or petroleum products, radioactive materials, asbestos in any form, mold, mildew, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls (PCBs), silica, respiratory irritants, lead and lead based paint and radon gas; (b) any chemicals, materials or substances which are now or ever have been defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” or other words of similar import, under any Environmental Law; and (c) any other pollutant, contaminant, chemical, material, substance, waste or constituent (including crude oil or any other petroleum product and asbestos) addressed by, subject to regulation under, or which can give rise to liability or an obligation under, any Environmental Law.

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“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 Public Law 104- 191, as amended and the HHS implementing regulations at 45 C.F.R. Parts 160, 162, 164.

“Indebtedness” means, with respect to any Person, all liabilities in respect of: (a) borrowed money; (b) indebtedness evidenced by bonds, notes, debentures or similar instruments; (c) capitalized lease obligations; (d) the deferred purchase price of assets, services or securities, including earn-out payments or similar obligations, (other than ordinary trade accounts payable) net of any acquisition-related receivables arising under or related to the purchase of such assets, services or securities (other than ordinary trade accounts receivable); (e) conditional sale or other title retention agreements; (f) the factoring or discounting of accounts receivable; (g) swap or hedging agreements or arrangements; (h) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers’ acceptances, bank overdrafts, surety bonds, other financial guarantees and interest rate protection agreements (without duplication of other indebtedness supported or guaranteed thereby); (i) Management Payments; (j) interest, premium, penalties and other amounts owing in respect of the items described in the foregoing clauses (a) through (i) after giving effect to the Closing; (k) all Indebtedness of the types referred to in clauses (a) through (i) guaranteed in any manner by such Person, whether or not any of the foregoing would appear on a consolidated balance sheet prepared in accordance with GAAP; and (l) any unfunded pension liabilities. For the avoidance of doubt, the definition of Indebtedness shall exclude the Stand-Alone Amount under the BMO Credit Facility.

“Intellectual Property” means all (a) foreign and domestic patents, patent applications, patent disclosures and inventions, (b) internet domain names, trademarks, service marks, trade dress, trade names (including variants thereof currently used in the Business), logos and corporate or company names (both foreign and domestic) and registrations and applications for registration thereof together with all of the goodwill associated therewith, (c) copyrights (registered or unregistered) and copyrightable works (both foreign and domestic) and registrations and applications for registration thereof, (d) mask works and registrations and applications for registration thereof, (e) computer software (including source code and executable code), data, data bases and documentation thereof, including rights to Third Party Software used in the Business, (f) trade secrets and other Confidential Information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know how, manufacturing, assembly, construction, production and service processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information), (g) social media accounts, (h) other intellectual property rights, (i) copies and tangible embodiments thereof (in whatever form or medium) and (j) all goodwill associated with the foregoing (including the right to sue and recover damages for past, present and future infringements thereof).

“IRS” means the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

“Knowledge”: (a) with respect to the Company Entities means the actual knowledge of Todd McNulty and James Radvany; (b) with respect to Lyneer Management means the actual knowledge of Todd McNulty and James Radvany; (c) with respect to IDC means the actual knowledge of the directors and officers of IDC, as well as any employees or consultants acting in relation to the Contemplated Transactions, with respect to a particular fact or other matter; (d) with respect to Atlantic and Atlantic Merger Sub means the actual knowledge of the directors and officers of Atlantic; and (e) with respect to SeqLL and Purchaser Sub, means the actual knowledge of the officers and directors of SeqLL.

“Law” means each provision of any currently implemented Federal, state, local or foreign law, statute, ordinance, order, code, rule or regulation, promulgated or issued by any Governmental Authority.

“Lease” means any lease of Real Property or any lease or rental agreement, license, right to use or installment and conditional sale agreement to which any Company Entity is a Party and any other Contract pertaining to the leasing or use of any equipment.

“Legal Requirement” means any federal, state, local, municipal, foreign, international, and multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.

“Loan Agreement” means that certain Loan Agreement dated as of August 31, 2021 (as amended, restated, supplemented, or otherwise modified) among IDC, the Company, Lyneer Holdings, Lyneer Staffing, SPP Credit Advisors LLC, as Agent, and the Lenders identified therein.

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“Made Available” or words of similar import (regardless of whether capitalized or not) means, when used with reference to documents or other materials required to be provided or made available to any other Party, any documents or other materials posted to the respective electronic data rooms maintained by each Party as of 5:00 p.m., Eastern Time, at least one (1) day prior to the date of this Agreement.

“Management Payments” means all obligations and liabilities of the Company Entities (or assumed from other Persons) with respect to all amounts payable to, or on behalf of, current and/or former managers, employees, officers and agents of the Company Entities pursuant to any Employee Plan or any other arrangement (including any sale bonus, incentive, retention, employment, retirement, compensation, separation, severance or similar plan or agreement) in connection with or as a result of the Contemplated Transactions, whether or not accrued on the Financial Statements, and together with the employer’s portion of all payroll and similar Taxes payable in connection therewith.

“Material Adverse Change” or “Material Adverse Effect” means, with respect to any Person, any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, is materially adverse to such Person or to the condition (financial or otherwise), results of operations or prospects of such Person or its business taken as a whole; provided, however, that none of the following shall be taken into account (either alone or in combination) in determining whether there has been a Material Adverse Change or Material Adverse Effect: (a) the effect of any change that is generally applicable to the industry and markets in which such Person operates; (b) without limiting subparagraph (a) immediately above, the effect of any change that is generally applicable to the United States economy or its securities or financing markets, or the world economy or international securities or financing markets; (c) any event, effect, change or circumstance resulting from or related to an act of God, war, natural disaster, act of terrorism or similar event affecting the United States; (d) the effect of any change in GAAP or applicable Laws; (e) the failure of such Person to meet or achieve the results set forth in any projection, forecast, or budget; (f) the effect of any events or occurrences related to the announcement or consummation of the Contemplated Transactions pursuant to this Agreement; or (g) the effect of any action taken by such Person that is required by the terms of this Agreement or was otherwise taken (or not taken) with the prior written consent of or at the direct request of an authorized officer of the other parties to this Agreement; provided, however, that any change or effect referred to in subparagraphs (a), (b), (c), or (d) of the foregoing definition may be included in the determination of whether a Material Adverse Change or Material Adverse Effect has occurred if such change or effect has a disproportionate adverse impact on such Person, relative to the other companies of similar size operating in the same industry in which such Person operates.

“Nasdaq” means the Nasdaq Stock Market LLC.

“NY SHIELD Act” means the New York Stop Hacks and Improve Electronic Data Security Act, as amended.

“Order” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Authority or arbitrator.

“Ordinary Course of Business” means an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action: (a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; (b) does not require extraordinary or special authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and (c) is similar in nature, scope and magnitude to actions customarily taken or events that occur, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same or similar line of business as such Person.

“PBC” means PBC Lyneer Holdings, LLC, a Delaware limited liability company, and/or PBC Lyneer Co-Investors, L.P., a Delaware limited partnership, as applicable.

“Permitted Encumbrances” means (a) Encumbrances for current Taxes not yet due and payable or for Taxes the amount or validity of which is being contested in good faith by appropriate proceedings; (b) mechanics’, carriers’, workers’, repairers’ and similar liens arising or incurred in the Ordinary Course of Business, in each case, for amounts which are not delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the face of the balance sheet included in the Interim Financial Statements; (c) applicable zoning, entitlement, building and other land use Encumbrances promulgated by any Governmental Authority applicable to the Leased Real Property which do not, individually or in the aggregate, interfere in more than a de minimis way with the current use, occupancy or operation of any Leased Real Property; (d) as to the Leased

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Real Property, (i) easements, encumbrances, restrictions and other matters of record, (ii) easements, encumbrances, restrictions and other matters that would be shown by an accurate ALTA title insurance policy or an accurate ALTA/ACSM survey, and (iii) rights of any landlords.

“Permits” means all Consents, licenses, permits, registrations, approvals, authorizations and agreements from, with, issued, granted, given or otherwise Made Available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement, including, without limitation, Environmental Permits.

“Person” means any individual, sole proprietorship, corporation, partnership, limited liability company, joint venture, association, bank, trust company, trust or other entity, whether or not legal entities, or any Governmental Authority.

“Personal Data” means all data relating to one or more individual(s) that is personally identifying (i.e., data that identifies an individual or, in combination with any other information or data available to any Person, is capable of identifying an individual), including, without limitation, data collected automatically, including data collected through a mobile or other electronic device.

“Pre-Closing Tax Period” means any taxable period ending on or prior to the Closing Date and the portion of any Straddle Period ending on and including the Closing Date.

“Public Documents” means any report, document or filing made with the U.S. Securities and Exchange Commission.

“Real Property” means all parcels and tracts of land, together with all buildings, structures, fixtures and improvements located thereon (including those under construction), and all privileges, rights, easements, hereditaments and appurtenances belonging to or for the benefit of such land, including all easements appurtenant to and for the benefit of such land, and all rights existing in and to any streets, alleys, passages and other rights-of-way included thereon or adjacent thereto (before or after vacation thereof) and vaults beneath any such streets.

“Registered Intellectual Property” means all of the Registered IP owned by, under obligation of assignment to, or filed in the name of, the Company.

“Registered IP” means all United States, international and foreign: (a) patents and patent applications (including provisional applications and design patents and applications) and all reissues, divisions, divisionals, renewals, extensions, counterparts, continuations and continuations-in-part thereof, and all patents, applications and filings claiming priority thereto or serving as a basis for priority thereof; (b) registered trademarks, registered service marks, applications to register trademarks, applications to register service marks, intent-to-use applications, or other registrations or applications related to trademarks; (c) registered copyrights and applications for copyright registration; (d) domain name registrations and Internet number assignments; and (e) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Authority.

“Related Party” means:

(a) with respect to a particular individual: (i) each other member of such individual’s Family; (ii) any Person that is directly or indirectly controlled by any one or more members of such individual’s Family; (iii) any Person in which members of such individual’s Family hold (individually or in the aggregate) an interest; (iv) any Person with respect to which one or more members of such individual’s Family serves as a director, officer, partner, executor or trustee (or in a similar capacity); and (v) any Person that directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with any of the foregoing individuals; and

(b) with respect to a specified Person other than an individual: (i) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person; (ii) any Subsidiary of such Person; (iii) any Person that holds an equity or other beneficial interest, directly or indirectly, in such specified Person; (iv) each Person that serves as a director, officer, partner, manager, employee, consultant, agent, executor, trustee, advisor or other Representative of such specified Person (or in a similar capacity);(v) any Person in which such specified Person holds an equity or other beneficial interest, directly or indirectly; and (vi) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

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For purposes of this definition, (x) “control” (including “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act; (y) the “Family” of an individual includes (i) the individual, (ii) the individual’s spouse, (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree, and (iv) any other natural person who resides with such individual.

“Release” means any release, spill, emission, emptying, leaking, injection, deposit, disposal, discharge, dispersal, leaching, pumping, pouring, or migration into the atmosphere, soil, surface water, groundwater or property.

“Representative” means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

“Required Atlantic Stockholder Approval” means the requisite vote, consent or approval of the Atlantic stockholders (including any separate class or series vote, consent or approval that is required, whether pursuant to Atlantic’s organizational documents, any stockholder agreement or otherwise) shall have authorized, approved and consented to, the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which Atlantic is or is required to be a party or bound, and the consummation of the transactions contemplated hereby and thereby, including the SeqLL Merger.

“Required Company Member Approval” means the requisite vote, consent or approval of the Company’s members (including any separate class or series vote, consent or approval that is required, whether pursuant to the Company’s organizational documents, any member agreement or otherwise) shall have authorized, approved and consented to, the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which the Company is or is required to be a party or bound, and the consummation of the transactions contemplated hereby and thereby, including the Lyneer Merger.

“Required SeqLL Stockholder Approval” means the requisite vote, consent or approval of the SeqLL stockholders (including any separate class or series vote, consent or approval that is required, whether pursuant to SeqLL’s organizational documents, any stockholder agreement or otherwise) shall have authorized, approved and consented to, the execution, delivery and performance of the Stockholder Approval Matters.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means the U.S. Federal securities laws.

“SeqLL Acquisition Proposal” means any transaction or series of related transactions under which any person(s), directly or indirectly, acquires or otherwise purchases SeqLL or all or a material portion of SeqLL’s capital stock, or any material equity or similar investment in SeqLL, in each case excluding this Agreement and the transactions contemplated thereby, including the Asset Purchase Agreement.

“Software” means all computer software and subsequent versions thereof, including source code, object, executable or binary code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons and all files, data, materials, manuals, design notes and other items and documentation related thereto or associated therewith.

“Straddle Period” means any taxable period beginning before and ending after the Closing Date.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation); and the term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

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“Tax” means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee or similar assessment, levy, tariff, charge or duty in the nature of a tax, and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Taxing Authority, and any amounts described herein for which a taxpayer is liable pursuant to a tax indemnification agreement, tax sharing agreement, tax allocation agreement or other similar agreement.

“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Tax Sharing Agreement” means any written agreement or arrangement entered into prior to the Closing binding any Company Entity, the principal purpose of which is the allocation, apportionment, sharing or assignment of, or indemnity for, any Tax liability or benefit.

“Taxing Authority” means any Governmental Authority, domestic or foreign, having jurisdiction over the assessment, determination, collection, or other imposition of any Taxes.

“Third Party” means a Person that is not a Party to this Agreement and not an Affiliate or Related Party of any such Party.

“Third Party Claim” means any Action against any Indemnified Party by a Third Party.

“Trading Day” means any day on which Nasdaq is open for trading.

“Transaction Tax Deductions” means, without duplication, any deductions allowable under applicable Tax Law generated by the payment by the Company Entities on or prior to the Closing Date of (a) any and all stay bonuses, sale bonuses, change in control payments, retention payments, synthetic equity payments, or similar payments made or to be made by the Company Entities in connection with or resulting from the Closing, (b) all fees, expenses and interest (including amounts treated as interest for U.S. federal income Tax purposes), original issue discount, unamortized debt financing costs, breakage fees, tender premiums, consent fees, redemption, retirement or make-whole payments, defeasance in excess of par or similar payments incurred in respect of the Indebtedness and/or the BMO Credit Facility in connection with or resulting from the Closing, (c) all fees, costs and expenses incurred by the Company Entities in connection with or incident to this Agreement and the transactions contemplated hereby, including, any such legal, accounting and investment banking fees, costs and expenses, (d) any Seller transaction expenses, and (e) any employment Taxes with respect to the amounts set forth in the foregoing clauses. The parties shall apply the safe harbor election set forth in Internal Revenue Service Revenue Procedure 2011-29, to the extent applicable, to determine the amount of any success based fees for purposes of subparagraph (c) above.

“Transfer Tax” means all sales, use, transfer, recording, privilege, documentary, gross receipts, conveyance, excise, license, stamp, duties or similar Taxes and fees, regardless of the Person on whom such Taxes are imposed by applicable Law, including any penalties and interest.

“Treasury Regulations” means the regulations of the United States Department of the Treasury promulgated under the Code, as such Treasury Regulations may be amended from time to time. Any reference herein to a particular Treasury Regulation means, where appropriate, the corresponding successor provision regardless of how numbered or classified.

“VWAP” means the volume weighted average price of SeqLL Common Stock on Nasdaq for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

“WARN Act” means the Worker Adjustment and Retraining Notification Act or any similar state or local laws.

* * * * *

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Annex B

ATLANTIC INTERNATIONAL CORP.

2023 EQUITY INCENTIVE PLAN

Article I
PURPOSE

The purpose of the 2023 Equity Incentive Plan of Atlantic International Corp. (the “Company”) is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. Capitalized terms used in the Plan are defined in Article XI.

Article II
ELIGIBILITY

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

Article III
ADMINISTRATION AND DELEGATION

3.1        Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator may delegate its authority to one or more officers of the Company with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act. The acts of such delegates shall be treated as acts of the Administrator, and such delegates shall report regularly to the Administrator regarding the delegated duties and responsibilities and any Awards granted. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

3.2        Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.

Article IV
STOCK AVAILABLE FOR AWARDS

4.1        Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, no more than fifteen (15%) percent of the issued outstanding shares of Common Stock following the next capital raise of the Company shall be available for the grant of Awards under the Plan (the “Overall Share Limit”). Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

4.2        Share Recycling. If all or any part of an Award expires, lapses or is terminated, surrendered, repurchased, canceled without having been fully exercised or forfeited, or exchanged for or settled in cash, in any case, in a manner that results in the Company not issuing any Shares covered by the Award or acquiring Shares at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares, the unused or reacquired Shares covered by the Award will, as applicable, become or again be available for Award grants under the Plan. Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award and/or to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit.

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4.3        Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 2,000,000 Shares may be issued pursuant to the exercise of Incentive Stock Options.

4.4        Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options, stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate in accordance with Applicable Laws. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant under such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for new Awards under the Plan and shall not reduce or affect the Overall Share Limit; provided that such new Awards shall not be made after the date grants could have been made under the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Service Providers prior to such acquisition or combination.

4.5        Non-Employee Director Compensation. The Board may make Awards to non-employee Directors from time to time, subject to the limitations in the Plan. The Board will determine the terms, conditions and amounts of all such non-employee Director Awards in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time. Notwithstanding the foregoing, the sum of any cash compensation, other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director may not exceed $250,000 in any calendar year. The Board may, in its discretion, make exceptions to this limit in extraordinary circumstances; provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee Directors.

Article V
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

5.1        General.

(a)        The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. All Options shall be separately designated as Incentive Stock Options or Non-Qualified Stock Options at the time of grant. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right.

(b)        A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose. A Stock Appreciation Right may be payable in cash, Shares valued at Fair Market Value or a combination of the two, as the Administrator may determine or provide in the Award Agreement.

5.2        Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. Unless otherwise determined by the Administrator, the exercise price will not be less than 100% of the Fair Market Value of one Share on the grant date of the Option or Stock Appreciation Right.

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5.3        Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that, unless otherwise determined by the Administrator in accordance with Applicable Laws, the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation and cease to be exercisable, unless the Administrator otherwise determines.

5.4        Vesting of Options and Stock Appreciation Rights. Each Option or Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option or Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on a performance goal, which may be based on the Performance Criteria, or other criteria) as the Administrator may deem appropriate. The vesting provisions of individual Options and Stock Appreciation Rights may vary.

5.5        Exercise.

(a)        Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.6 of the exercise price for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.8 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

(b)        If an Option is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable for any Shares until at least six (6) months following the date of grant of the Option (although the Option may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Change in Control in which such Option is not assumed, continued, or substituted, or (iii) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company or a Subsidiary, or, if no such definition, in accordance with the then current employment policies and guidelines of the Company or employing Subsidiary), the vested portion of any Option may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from the Participant’s regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting, or issuance of any Shares under any other Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5.5(b) will apply to all Awards and are hereby incorporated by reference into such Award Agreements.

5.6        Payment Upon Exercise. Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

(a)        cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;

(b)        if there is a public market for Shares at the time of exercise, unless the Administrator otherwise determines, (i) delivery (including electronically or telephonically to the extent permitted by the Administrator) of an irrevocable and unconditional undertaking by a broker acceptable to the Administrator to deliver promptly to the Company sufficient funds to pay the exercise price, or (ii) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Administrator to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

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(c)        to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value which meet the conditions established by the Administrator to avoid adverse accounting consequences to the Company (as determined by the Administrator);

(d)        to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date; or

(e)        to the extent permitted by the Administrator, any combination of the above payment forms.

5.7        Termination of Service.

(a)        General. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Administrator, or as otherwise determined by the Administrator, following a Participant’s Termination of Service (other than upon the Participant’s death or Disability), a Participant may exercise an Option or Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Option or Stock Appreciation Right as of the date of such Termination of Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the Participant’s Termination of Service or (ii) the expiration of the term of the Option or Stock Appreciation Right as set forth in the Award Agreement. If, after Termination of Service, the Participant does not exercise the Option or Stock Appreciation Right within the time specified in the Award Agreement, the Option or Stock Appreciation Right shall terminate and cease to be exercisable. Notwithstanding the foregoing, if the Termination of Service is by the Company or any Subsidiary for Cause, all outstanding Options and Stock Appreciation Rights (whether or not vested) shall immediately terminate and cease to be exercisable.

(b)        Extension of Termination Date. The Administrator may provide in a Participant’s Award Agreement that if the exercise of the Option or Stock Appreciation Right following the Participant’s Termination of Service would be prohibited because the issuance of Shares would violate the registration requirements under the Securities Act or any other federal or state securities law or the rules of any securities exchange or interdealer quotation system, then the Option or Stock Appreciation Right shall terminate on the earlier of (i) the expiration of the term of the Option or Stock Appreciation Right or (ii) the date three (3) months following the end of the period during which the exercise of the Option or Stock Appreciation Right would be in violation of such registration or other securities law requirements.

(c)        Disability of Participant. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Administrator, or as otherwise determined by the Administrator, following a Participant’s Termination of Service as a result of the Participant’s Disability, a Participant may exercise an Option or Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Option or Stock Appreciation Right as of the date of such Termination of Service) but only within such period of time ending on the earlier of (i) the date twelve (12) months following the Participant’s Termination of Service or (ii) the expiration of the term of the Option or Stock Appreciation Right as set forth in the Award Agreement. If, after Termination of Service, the Participant does not exercise the Option or Stock Appreciation Right within the time specified in the Award Agreement, the Option or Stock Appreciation Right shall terminate and cease to be exercisable.

(d)        Death of Participant. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Administrator, or as otherwise determined by the Administrator, following a Participant’s Termination of Service as a result of the Participant’s death, the Option or Stock Appreciation Right may be exercised (to the extent the Participant was entitled to exercise such Option or Stock Appreciation Right as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or Stock Appreciation Right by bequest or inheritance or by a person designated to exercise the Option or Stock Appreciation Right upon the Participant’s death, but only within such period of time ending on the earlier of (i) the date twelve (12) months following the date of death or (ii) the expiration of the term of the Option or Stock Appreciation Right as set forth in the Award Agreement. If, after the Participant’s death, the Option or Stock Appreciation Right is not exercised within the time specified in the Award Agreement, the Option or Stock Appreciation Right shall terminate and cease to be exercisable.

5.8        Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder,

Annex B-4

the exercise price will not be less than 110% of the Fair Market Value of one Share on the Option’s grant date, and the term of the Option will not exceed five (5) years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers of Shares acquired under the Option made within (a) two (2) years from the grant date of the Option or (ii) one (1) year after the transfer of such Shares to the Participant, with such notice specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company, nor any Subsidiary, nor the Administrator, nor any of their Affiliates will be liable to a Participant, or any other party, if an Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason will be a Non-Qualified Stock Option.

Article VI
RESTRICTED STOCK; RESTRICTED STOCK UNITS

6.1        General.

(a)        The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase from the Participant all or part of such Shares at their issue price or other stated or formula price (or to require forfeiture of such Shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period(s) that the Administrator establishes for such Award.

(b)        The Administrator may grant Restricted Stock Units to any Service Provider, which Awards may be subject to vesting and forfeiture conditions, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.

6.2        Restricted Stock.

(a)        Stockholder Rights. Subject to any restrictions set forth in the Award Agreement, Participants holding Restricted Stock generally shall have the rights and privileges of a stockholder with respect to such Shares, including the right to vote such Shares, and the right to dividends as provided in Section 6.2(b).

(b)        Dividends. Participants holding Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid.

(c)        Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of Restricted Stock, together with a stock power endorsed in blank.

(d)        Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the grant date, rather than as of the date(s) upon which such Participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service (along with proof of the timely filing thereof).

6.3        Restricted Stock Units.

(a)        Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

(b)        Stockholder Rights. A Participant will not have any rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.
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(c)        Dividend Equivalents. Prior to settlement or forfeiture, Restricted Stock Units awarded under the Plan may, at the Administrator’s discretion, provide for a right to Dividend Equivalents. Such right entitles the holder to be credited with an amount equal to all dividends paid on one Share while the Restricted Stock Unit is outstanding. Dividend Equivalents may be converted into additional Restricted Stock Units. Settlement of Dividend Equivalents may be made in the form of cash, Shares, other securities, other property, or in a combination of the foregoing. Prior to distribution, any Dividend Equivalents shall be subject to the same conditions and restrictions as the Restricted Stock Units to which they attach.

Article VII
OTHER STOCK OR CASH BASED AWARDS

7.1        The Administrator may grant Other Stock or Cash Based Awards to any Service Provider, including Awards to receive Shares in the future or Awards to receive annual or other periodic or long-term cash bonus awards. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions.

7.2        Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines.

Article VIII
ADJUSTMENTS FOR CHANGES IN COMMON STOCK
AND CERTAIN OTHER EVENTS

8.1        Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award, the Award’s exercise price (if applicable), granting additional Awards to Participants, and making cash payments to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary, final, and binding on all persons, including the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

8.2        Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property); reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, or dissolution; sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company or sale or exchange of Shares or other securities of the Company; Change in Control; issuance of warrants or other rights to purchase Shares or other securities of the Company; other similar corporate transaction or event; other unusual or nonrecurring transaction or event affecting the Company or its financial statements; or any change in any Applicable Laws or accounting principles, the Administrator, is authorized to take action as it deems appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Administrator to be made available under the Plan or with respect to any Award, (y) facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles. The Administrator may take such action either in the Award Agreement or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Laws or accounting principles may be made within a reasonable period of time after such change). The Administrator’s action(s) may include, but shall not be limited to, any one or more of the following actions:

(a)        To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(b)        To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

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(c)        To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and types of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(d)        To make adjustments in the number and type of shares (or other securities or property) subject to such Award and/or with respect to which new Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and type of shares which may be issued) and/or in the terms and conditions of (including the exercise or purchase price or applicable performance goals), and the criteria included in, outstanding Awards;

(e)        To replace such Award with other rights or property selected by the Administrator; and/or

(f)        To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

8.3        Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty (60) days before or after such transaction.

8.4        General.

(a)        Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares; dividend payment; increase or decrease in the number of shares of any class; or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 above or the Administrator’s action under the Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s exercise or purchase price.

(b)        The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation, dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares.

(c)        The Administrator may treat Participants and Awards (or portions thereof) differently from other Participants or other Awards under this Article VIII, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

Article IX
GENERAL PROVISIONS APPLICABLE TO AWARDS

9.1        Transferability. Except as the Administrator may determine or provide in an Award Agreement, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent for Awards other than Incentive Stock Options, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

9.2        Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

9.3        Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

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9.4        Default Vesting. Unless otherwise set forth in an individual Award Agreement, each Award shall vest over a four (4) year period, with one-quarter (1/4) of the Award vesting on the first annual anniversary of the date of grant, with the remainder of the Award vesting monthly thereafter.

9.5        Leaves of Absence.

(a)        Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any Employee’s unpaid leave of absence and will resume on the date the Employee returns to work on a regular schedule as determined by the Administrator; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or the employing Subsidiary, although any leave of absence not provided for in the applicable employee manual of the Company or employing Subsidiary needs to be approved by the Administrator, or (ii) transfers between locations of the Company or between the Company, its parent, or any Subsidiary.

(b)        For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or employing Subsidiary is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for federal tax purposes as a Non-qualified Stock Option.

9.6        Other Change in Status. Subject to compliance with Applicable Laws, including Section 409A of the Code, in the event a Service Provider’s regular level of time commitment in the performance of services for the Company, its parent, or any Subsidiary is reduced (for example, and without limitation, if the Service Provider is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Service Provider, the Administrator has the right in its sole discretion to (a) make a corresponding reduction in the number of Shares subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (b) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Service Provider will have no right with respect to any portion of the Award that is so reduced or extended.

9.7        Effect of Termination of Service; Change in Status. The Administrator will determine, in its sole discretion, the effect of all matters and questions relating to any Termination of Service, including, without limitation, (a) whether a Termination of Service has occurred, (b) whether a Termination of Service resulted from a discharge for Cause, (c) whether a particular leave of absence constitutes a Termination of Service, (d) whether a change in a Participant’s Service Provider status affects an Award, and (e) the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under an Award, if applicable.

9.8        Withholding.

(a)        Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by Applicable Laws to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant.

(b)        Subject to Section 10.8 and any Company insider trading policy (including blackout periods), a Participant may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value (provided such delivery does not create adverse accounting consequences to the Company, as determined by the Administrator), (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Administrator otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Administrator) of an irrevocable and unconditional undertaking by a broker acceptable to

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the Administrator to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Administrator of a copy of irrevocable and unconditional instructions to a broker acceptable to the Administrator to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Administrator, any combination of the foregoing payment forms. If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Administrator’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Administrator may elect to instruct any broker determined acceptable to the Administrator for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee. Each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Administrator and instruction and authorization to such broker to complete the transactions described in the preceding sentence.

9.9        Amendment of Award; Repricing.

(a)        The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6.

(b)        The Administrator may, subject to approval by the stockholders of the Company if required by Applicable Laws, (i) reduce the exercise price of outstanding Options or Stock Appreciation Rights, (ii) cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, or (iii) take such other action that is considered a “repricing” for purposes of Applicable Laws.

9.10      Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (a) all Award conditions have been met or removed to the Administrator’s satisfaction, (b) as determined by the Administrator, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (c) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares.

9.11      Acceleration. The Administrator may at any time provide that an Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

Article X
MISCELLANEOUS

10.1      No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.

10.2      No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

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10.3      Effective Date and Term of Plan. The Plan will become effective on the Effective Date and, unless earlier terminated by the Board, will remain in effect until the earlier of (a) the earliest date as of which all Awards granted under the Plan have been satisfied in full or terminated and no Shares approved for issuance under the Plan remain available to be granted under new Awards or (b) the tenth (10th) anniversary of the earlier of the date the Plan is approved by the Board or the date the Plan is approved by the Company’s stockholders. If the Plan is not approved by the Company’s stockholders, the Plan will not become effective and no Awards will be granted under the Plan.

10.4      Amendment of Plan. The Board and the Administrator may each amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after Plan termination or expiration of the Plan’s term. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

10.5      Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employment, employee benefits or other matters.

10.6      Section 409A.

(a)        General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (i) exempt this Plan or any Award from Section 409A, or (ii) comply with Section 409A. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(b)        Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the Termination of Service of a Participant. For purposes of this Plan or any Award Agreement relating to an Award that constitutes “nonqualified deferred compensation” under Section 409A, references to a “termination,” “termination of employment,” Termination of Service or like terms means a “separation from service” (within the meaning of Section 409A).

(c)        Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment of “nonqualified deferred compensation” to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to such Participant’s “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such delay period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made. Furthermore, notwithstanding any contrary provision of the Plan or any Award Agreement, any payment of “nonqualified deferred compensation” under the Plan that may be made in installments shall be treated as a right to receive a series of separate and distinct payments.

10.7      Limitations on Liability. Notwithstanding any other provision of the Plan or any Award Agreement, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense

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incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan or any Award because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan or any Award unless arising from such person’s own fraud or bad faith.

10.8      Lock-Up Period. The Company may, at the request of any underwriter representative, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

10.9      Data Privacy.

(a)        As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and Affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and Affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any shares or securities held by the Participant in the Company or its Subsidiaries and Affiliates; and any Award details, to implement, manage and administer the Plan and Awards (the “Data”).

(b)        The Company and its Subsidiaries and Affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and Affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the jurisdiction where the Participant is located or elsewhere, and the jurisdiction where the Participant is located may have different data privacy laws and protections than the jurisdiction where the recipient is located. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares.

(c)        The Company may cancel a Participant’s ability to participate in the Plan and, in the Administrator’s discretion, forfeit any outstanding Awards if the Participant withdraws the consents in this Section 10.9. For more information on the consequences of withdrawing consent, Participants may contact their local human resources representative.

10.10    Severability. If any portion of the Plan, or any action taken under it, is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

10.11    Governing Documents. If any conflict occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

10.12    Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

10.13    Forfeiture Events; Claw-back Provisions.

(a)        The Administrator may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include,

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without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a Participant’s Termination of Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries and Affiliates.

(b)        All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives related to an Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back, recovery, or recoupment policy as in effect from time to time, including any policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act of 2002, and any rules or regulations promulgated thereunder). In addition, the Administrator may include such other claw-back, recovery, or recoupment provisions in an Award Agreement as it determines is necessary or appropriate.

10.14    Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

10.15    Conformity to Securities Laws. As a condition for receiving any Award, each Participant acknowledges that the Plan and each Award is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

10.16    Relationship to Other Benefits. The benefits and rights provided under the Plan are wholly discretionary and, although provided by the Company, do not constitute regular or periodic payments. No payment under the Plan will be considered part of a Participant’s salary or compensation or taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, severance, resignation, redundancy or other end of service payments, or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

10.17    Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or any Award, including amounts to be paid under Section 9.8(b)(iii): (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any sale; (d) to the extent the Company or its designee receives sale proceeds that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for a sale at any particular price; and (f) in the event the proceeds of a sale are insufficient to satisfy the Participant’s obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

10.18    Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Administrator shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

10.19    Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional Shares or whether any fractional Shares should be rounded, forfeited or otherwise eliminated.

10.20    Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 so that Participants will be entitled to the benefit of Rule 16b-3 (or any other rule promulgated under Section 16 of the Exchange Act) and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 10.20, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

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Article XI
DEFINITIONS

As used in the Plan, the following words and phrases will have the following meanings:

11.1      “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

11.2      “Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

11.3      “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws and rules of any country or other jurisdiction where Awards are granted.

11.4      “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalents or Other Stock or Cash Based Awards.

11.5      “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the Plan.

11.6      “Board” means the Board of Directors of the Company.

11.7      “Cause” means (a) if a Participant is a party to a written offer letter, employment, severance, consulting, or similar agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “cause” is defined (a “Relevant Agreement”), “cause” as defined in the Relevant Agreement, and (b) if no Relevant Agreement exists, (i) the Participant’s dishonest statements or acts with respect to the Company or any of its Subsidiaries or Affiliates, or any of their current or prospective customers, suppliers, vendors or other third parties with which such entity does business; (ii) the Participant’s commission of, or plea of guilty or nolo contendere to (A) a felony (or crime of similar magnitude under Applicable Laws outside the United States) or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the Participant’s failure to perform his or her assigned duties and responsibilities to the reasonable satisfaction of the Company, which failure continues, in the reasonable judgment of the Company, after written notice given to the Participant by the Company; (iv) the Participant’s gross negligence, willful misconduct or insubordination with respect to the Company or any of its Subsidiaries or Affiliates; (v) the Participant’s violation of any provision of any agreement(s) between the Participant and the Company or any of its Subsidiaries or Affiliates relating to non-competition, non-solicitation, nondisclosure, confidentiality, assignment of inventions or other similar restrictive covenant; (vi) the Participant’s material violation of any written policies or codes of conduct of the Company or any of its Subsidiaries or Affiliates, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct; or (vii) the Participant’s conduct that brings or is reasonably likely to bring the Company or any of its Subsidiaries or Affiliates negative publicity or into public disgrace, embarrassment, or disrepute.

11.8      “Change in Control” means and includes each of the following:

(a)        A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries, or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)        During any twelve (12) month period, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election to the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of

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the Directors then still in office who either were Directors at the beginning of the twelve (12) month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)        The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (i) a merger, consolidation, reorganization, or business combination; (ii) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (iii) the acquisition of assets or stock of another entity, in each case other than a transaction:

(A)       which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent, directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, where “Successor Entity” means the Company or the person that owns or controls all or substantially all of the Company’s assets as a result of the transaction or otherwise succeeds to the business of the Company, and

(B)       after which no person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning fifty percent (50%) or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that constitutes “nonqualified deferred compensation” under Section 409A, to the extent necessary to avoid taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5), shall be consistent with such regulation.

11.9      “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

11.10    “Committee” means one or more committees or subcommittees of the Board or otherwise consisting of one or more Directors (or executive officers, to the extent Applicable Laws permit). To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award that is otherwise validly granted under the Plan.

11.11    “Common Stock” means the common stock, $0.0001 par value per share, of the Company, or such other securities of the Company as may be designated by the Administrator from time to time in substitution thereof.

11.12    “Company” means Atlantic International Corp., a Delaware corporation, or any successor.

11.13    “Consultant” means any person, including any adviser, engaged by the Company or its parent or Subsidiary to render services to such entity if the consultant or adviser: (a) renders bona fide services to the Company (or its parent or Subsidiary); (b) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (c) is a natural person.

11.14    “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

11.15    “Director” means a Board member.

Annex B-14

11.16    “Disability” means, unless the applicable Award Agreement says otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 5.7(c) hereof, the term “Disability” shall have the meaning ascribed to it within the meaning of Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Administrator. Except in situations where the Administrator is determining Disability for purposes of the term of an Incentive Stock Option, the Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any of its Subsidiaries or Affiliates in which the Participant participates.

11.17    “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of cash dividends paid on Shares.

11.18    “Effective Date” means the date as of which this Plan is adopted by the Board, subject to the approval of the Plan by the Company’s stockholders in accordance with Section 422 of the Code and the regulations promulgated thereunder. If such approval is not obtained, this Plan and any Awards granted under the Plan shall be null and void and of no force and effect.

11.19    “Employee” means any employee of the Company or any of its Subsidiaries.

11.20    “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares or the share price of Common Stock and causes a change in the per share value of the Common Stock underlying outstanding Awards.

11.21    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

11.22    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (a) if the Common Stock is readily tradable on an established securities market, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not readily tradable on an established securities market but is quoted on a national market or other quotation system, its Fair Market Value will be the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) if the Common Stock is not readily tradable on an established securities market, its Fair Market Value will be determined in good faith by the Administrator; provided, in any case the Administrator may determine the Fair Market Value in its discretion to the extent such determination does not constitute a “material revision” to the Plan under applicable stock exchange or stock market rules and regulations (or otherwise require stockholder approval).

Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time. In addition, the determination of Fair Market Value in all cases shall be in accordance with the requirements set forth under Section 409A to the extent necessary for an Award to comply with, or be exempt from, Section 409A. The Administrator’s determination of Fair Market Value shall be conclusive and binding on all persons.

11.23    “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

11.24    “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

11.25    “Non-Qualified Stock Option” means an Option not intended or not qualifying as an Incentive Stock Option.

11.26    “Option” means an option to purchase Shares.

Annex B-15

11.27    “Other Stock or Cash Based Awards” means Awards of cash, Shares, or other property that are valued wholly or partially by referring to, or are otherwise based on, Shares.

11.28    “Overall Share Limit” has the meaning set forth in Section 4.1.

11.29    “Participant” means a Service Provider who has been granted an Award.

11.30    “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales; revenue; sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit); profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow, free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; marketing initiatives; and other measures of performance selected by the Board or Administrator whether or not listed herein, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. The Administrator may provide for exclusion of the impact of an event or occurrence which the Administrator determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to Common Stock, (m) any business interruption event, (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.

11.31    “Plan” means this Atlantic International Corp. 2023 Equity Incentive Plan, as may be amended from time to time.

11.32    “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.33    “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one or more Shares or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

11.34    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

11.35    “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

11.36    “Securities Act” means the Securities Act of 1933, as amended.

Annex B-16

11.37    “Service Provider” means an Employee, Consultant, Independent Contractor or Director.

11.38    “Shares” means shares of Common Stock.

11.39    “Stock Appreciation Right” means a stock appreciation right granted under Article V.

11.40    “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

11.41    “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

11.42    “Termination of Service” means the date the Participant ceases to be a Service Provider.

***

Annex B-17

Annex C

McKim & Company LLC
37 West 19th Street – 6th Floor
New York, N.Y. 10011

CONFIDENTIAL

May 22, 2023

Board of Directors
SEQLL Inc.
3 Federal Street
Billerica, MA. 01821

INTRODUCTION - BACKGROUND

Pursuant to your request, we are pleased to submit this opinion presenting our determination of the fair value of the consideration afforded the common stockholders of SeqLL Inc. (“SeqLL”) in the purchase and merger with Lyneer Staffing Solutions, LLC (“Lyneer”) – the (“Merger”). Atlantic Acquisition Corp. (“Atlantic”) was formed in October 2022 as a special purpose vehicle to acquire control of a public company. In December 2022, Atlantic signed a letter of intent with IDC Technologies, Inc. (“IDC”) to acquire 100% of the equity interests of IDC’s operating subsidiary, Lyneer. Atlantic has advised SeqLL that it is acquiring Lyneer with the intention of merging it into a publicly listed company, and has identified SeqLL as a merger candidate for Lyneer because it is a fully reporting company trading under the symbol “SQL” on the Nasdaq Capital Market. In February 2023, Atlantic entered into a letter of intent with SeqLL to complete this objective. As contemplated, a wholly-owned subsidiary of Atlantic and Lyneer will merge with SeqLL and, following such merger, SeqLL will sell and transfer its pre-merger assets and certain of its pre-merger liabilities out of the public company. The merger subsidiaries of Atlantic and SeqLL were formed solely for the purpose of completing this transaction.

Prior to the completion of the Merger, SeqLL intends to consummate a public offering of its common stock (the “Offering”) through an S-1 registration statement filed with the Securities and Exchange Commission and underwritten through an exclusive engagement agreement with E.F. Hutton (“Hutton”) dated March 28, 2023. Hutton intends to raise $75 million in the Offering with $60 million to be used as the cash consideration in the Merger. The Offering is among the conditions precedent that must be satisfied prior to the completion of the Merger. In the event that the Merger is not completed, SeqLL will remain a public company and its common stock will continue to be listed and traded on the Nasdaq. It is also expected that the business will be operated in the same manner as it is currently.

Upon completion of the Merger, Lyneer will continue as the surviving entity and as a wholly-owned subsidiary of SeqLL. In consideration for 100% of the membership interests of Lyneer, SeqLL will pay the Lyneer members at the time of the Merger $60 million in cash and will issue to such members shares of SeqLL common stock. In addition, at the time of the Merger, the value of the shares of SeqLL common stock held by the current shareholders of SeqLL will be $12 million based upon the price per share at which the SeqLL common stock is sold in the Offering. In connection with the closing of the Merger, SeqLL will declare a cash dividend payable to the pre-merger stockholders of SeqLL in an amount equal to the cash on hand at the time of the closing of the Merger after all taxes and the payment of remaining liabilities, other than a promissory note of SeqLL payable to St. Laurent Investments in the principal amount of $1.375 million plus accrued interest of approximately $325,000 (the “St. Laurent Note”). The cash dividend to the pre-merger SeqLL stockholders is estimated to be approximately $4.5 million.

Following the closing of the Merger, the legacy business and assets of SeqLL will be sold and transferred to a newly-formed private entity (“Newco”) owned primarily by a group of SeqLL employees. Newco will assume SeqLL’s long term lease on the commercial space of approximately $22,000 per month and increasing 3% annually. In addition,

Annex C-1

SEQLL Inc.
May 22, 2023

Newco will assume equipment leases totaling over $72,000 annually. SeqLL is not expected to retain any pre-merger assets or long-term liabilities other than the St. Laurent Note.

OUR MANDATE

On April 17, 2023, the Board of Directors (“BoD”) of SeqLL commissioned McKim & Company LLC (“McKim”) to prepare an independent Fairness Opinion assessing the financial adequacy of the consideration received by the SeqLL stockholders in the proposed Merger with Atlantic. This report was prepared exclusively for the purpose of assisting the BoD of SeqLL in evaluating the transaction. The Fairness Opinion is intended to be used by the BoD to assist in the evaluation and does not constitute a recommendation to the public shareholders to accept or reject the proposed Merger. McKim issues this Fairness Opinion as an independent advisor to the BoD and will receive a customary market fee for its services. McKim does not receive any compensation that depends on the statements in this valuation report nor is McKim entitled to receive a success fee if the proposed transaction is successfully completed.

When preparing the Fairness Opinion, McKim relied on the accuracy and completeness of the information received by the management of SeqLL as well as the people acting in concert with SeqLL in proposing the Merger. We further assume all the material and documents were prepared professionally and represent a full and accurate assessment of the transaction. In providing this opinion, McKim has not conducted an audit nor had an independent legal analysis done. No consideration has been given to the tax or legal implications at the individual investor level in the assessment of the financial adequacy of the Merger on the current shareholders of SeqLL.

SOURCES OF INFORMATION

•        Agreement and Plan of Reorganization by and among SeqLL Inc., Lyneer Merger LLC, Atlantic Acquisition Corp., Atlantic Merger LLC, Lyneer Investments LLC, IDC Technologies, Inc. and Lyneer Management Holdings LLC.

•        Preliminary Proxy Statement of SeqLL Inc.

•        The Registration Statement on Form S-1 of SeqLL filed with the SEC in November 2022.

•        EF Hutton financial advisory and capital raising engagement letter dated March 28, 2023 for Atlantic Acquisition Corp.

•        Draft financial statements of Lyneer Investments LLC and subsidiaries for Years 2022 and 2021

•        Audited financial statements of Lyneer Holdings, Inc. for 2018, 2019 and 2020

•        Lyneer Holdings, Inc. monthly financials for 2021 and 2022

•        Monthly operating cash flow (EBITDA) of Lyneer Staffing Solutions LLC from January 2022 through November 2022

•        Summary of pending litigation of Lyneer Staffing Solutions

•        CBIZ Valuation Group, LLC – valuation of Lyneer Investments, LLC for IDC Technologies, Inc. as of August 31, 2021

•        Closing documents of IDC Technologies, Inc.’s acquisition of Lyneer Investments, LLC

•        Lyneer Holdings, Inc. material contracts

•        Lyneer Holdings, Inc. tax returns

•        SeqLL commercial real estate lease at 3 Federal Street, Billerica, MA.

•        SeqLL three-year equipment leases with Bold View Capital

Annex C-2

SEQLL Inc.
May 22, 2023

•        St. Laurent Investments, LLC confirmation letter for outstanding promissory notes

•        Publicly available information on SeqLL Inc.

•        Meetings with SeqLL’s management team

OVERVIEW OF LYNEER STAFFING SOLUTIONS

Lyneer is a staffing solutions, talent acquisition and consulting firm that will become a wholly owned subsidiary of SeqLL upon completion of the Merger. SeqLL’s life science instrumentation and research services will be spun out of the company to Newco, which will assume the equipment and commercial real estate lease obligations, other than certain payments on the real estate lease to be retained by SeqLL. As a result, SeqLL will be transformed into an employment services company with operations throughout the United States. Since Lyneer was founded in the early 1990’s, it has become one of the leading outsourced services and workforce solutions nationally. Today, Lyneer has over 100 total locations and 400 internal employees with more than 1,200 clients.

Temporary employees have become a large part of the workforce with staffing company employees working at the customer’s site. The trend of outsourcing entire departments and dependence on temporary and leased workers will increase opportunities for outsourced service companies. Lyneer’s extensive network of offices and onsite operations provide local client support while its national presence enables it to serve blue-chip clients.

COMPETITION

The employment services industry is large and fragmented, comprised of thousands of firms with no single company dominating the employment services market. Lyneer competes mostly with regional or specialized companies such as Kelly Services, Robert Half, Kforce, Korn/Ferry International and Heidrick & Struggles International. Lyneer’s competitive advantages include management’s expertise across all of its industry verticals with data driven technology to integrate its services throughout Lyneer and into each company it acquires.

According to the Employment and Recruiting Agencies report for 2021, the industry grew at an annualized rate of 1.6% to $22.1 billion over the five years to 2021, despite a collapse of the labor market in 2020 due to the coronavirus pandemic. In 2021, the industry increased 7.1%. From 2021 through 2026, the report projects the industry to benefit from further consolidation as technology investments improve the efficiency of data-driven processes. IBIS World expects the staffing services industry revenue to increase at an annualized rate of 2.1% to $24.5 billion in 2026.

HISTORICAL FINANCIALS OF LYNEER

As of December 31, 2022, Lyneer Investments, LLC, the parent company of Lyneer Staffing Solutions, Inc., had total current assets of $79.3 million and total current liabilities of $18.2 million for a working capital ratio of 4.36 times, down slightly from 5.1 times in 2021. Total liabilities for 2022 were $156 million, exceeding total assets of $128 million and producing a negative member’s equity capital of $28 million. Members equity capital was negative by an additional $6 million from 2021 primarily due to an increase in a seller’s note liability.

On August 31, 2021, IDC Technologies, Inc. acquired a controlling financial interest in Lyneer Investments, LLC. IDC paid $138 million for ninety percent of Lyneer with ten percent of the stock retained by management and employees. The non-controlling ten percent interest was valued at $9.5 million. Consequently, the fair value of IDC’s acquisition of Lyneer as of August 31, 2021 totaled $147.5 million. CBIZ Valuation Group LLC (“CBIZ”) conducted a valuation of Lyneer for IDC, including its intangible value and the non-controlling interest, and determined a fair value of $135 million. The fair value of the purchase price and non-controlling interest retained was in excess of Lyneer’s identifiable net assets and resulted in a goodwill expense of nearly $37 million in 2021.

Annex C-3

SEQLL Inc.
May 22, 2023

Net service revenue in 2021 at the time of the IDC acquisition totaled $262 million prior to August 31, 2021. Operating cash flow or EBITDA (“EBITDA”) for the same period was $7.8 million. Following the acquisition by IDC, Lyneer had net service revenue of $163 million for the four months remaining in 2021. EBITDA for the same four-month period was essentially breakeven after the goodwill expense. In 2022, Lyneer’s net service revenue increased to $442 million and EBITDA increased to $11 million.

Lyneer’s financial statements for the first quarter of 2023 will be incorporated into the final proxy statement to be distributed to the SeqLL shareholders when voting on the proposed Merger.

MARKET ANALYSIS

The staffing solutions industry has a number of companies that are publicly traded. Their public valuations can vary depending on their growth model and financial profile. The Merger consideration consists of $60 million in cash plus the issuance of stock worth approximately $138 million for Atlantic and Lyneer. Upon the closing of the Merger, the shareholders of Atlantic and Lyneer will receive cash and stock totaling $198 million. In addition, the pre-merger shareholders of SeqLL will receive $12 million in stock in the Merger. Combined, the enterprise value of Lyneer at the closing of the Merger is approximately $210 million.

In analyzing an enterprise valuation of approximately $210 million, we reviewed the market capitalizations of eight public companies that were similar to Lyneer’s main staffing solutions business. We compared their market capitalization with their annualized revenue. The ratio of the market capitalization to the annualized revenue of these public companies would provide guidance on whether the $210 million estimated valuation with Lyneer’s 2022 revenue was comparable.

Company/ticker symbol	Exchange	Market Capitalization to Annualized 2022-2023 Revenue	Ratio
Heidrick & Struggles
International, Inc. – HSII	Nasdaq	$498MM/$956MM	.52
TrueBlue, Inc. – TBI	NYSE	$478MM/$1.86 billion	.26
Kforce Inc. – KFRC	Nasdaq	$1.2 billion/$1.7 billion	.7
Robert Half
International, Inc. – RHI	NYSE	$7.7 billion/$7.2 billion	1.0
GEE Group, Inc. – JOB	NYSE	$51 MM/$164 MM	.31
Korn Ferry - KFY	NYSE	$2.5 billion/$2.7 billion	.9
Kelly Services, Inc. – KELYA	Nasdaq	$593MM/$4.8 billion	.12
BGSF, Inc. – BGSF	NYSE	$108 MM/$298 MM	.36
Average Market Capitalization to Annualized Revenue Ratio			.52
Lyneer’s Ratio of the $210 million valuation to its 2022 revenue of $442 million -			.48

An enterprise value of $210 million for Lyneer is comparable to the average of eight public staffing companies when comparing the ratio of their market capitalization with their annualized revenue.

VALUATION ANALYSIS

SeqLL common stockholders will receive a cash dividend at the closing of the Merger of approximately $4.5 million after all remaining liabilities and obligations are paid, other than the St. Laurent Note. SeqLL’s five-day average common stock price of 39 cents as of May 19, 2023, reflects a market capitalization of $5.4 million. The dividend represents approximately 83% the current market capitalization of the SeqLL.

Annex C-4

SEQLL Inc.
May 22, 2023

Upon the closing of the Merger, the value of the outstanding SeqLL common stock held by the pre-merger SeqLL common stockholders will be $12 million based upon the price per share at which the SeqLL common stock is sold in the Offering. This represents approximately 5.7% of the total enterprise valuation of $210 million after EF Hutton has raised the $60 million for the cash consideration in the Merger.

Prior to IDC’s acquisition of Lyneer in August 2021, Lyneer’s average monthly revenue was approximately $32.75 million and EBITDA was $7.8 million. In 2022, Lyneer’s average monthly revenue increased by $4 million per month to approximately $37 million and EBITDA increased to $11 million. IDC’s acquisition of Lyneer for $147.5 million in 2021 represented 38% of its annualized 2021 revenue of $393 million. Lyneer’s 2022 revenue of $442 million would increase the valuation of the purchase of Lyneer to $168 million based on the same multiple.

The 2022 valuation of Lyneer based on the IDC acquisition, adjusted for Lyneer’s 2022 growth, is approximately $168 million. This adjusted 2022 valuation for Lyneer is $30 million higher than the $138 million in stock consideration in the Merger. Separately, SeqLL’s current shareholders are receiving $12 million in stock in the Merger. On a combined basis, the total stock consideration in the Merger is $150 million. When combined with the $60 million in the cash consideration, the total enterprise valuation in the Merger is $210 million.

An enterprise valuation of $210 million does not include Lyneer’s performance for the first quarter of 2023 and does not give any guidance on future acquisitions. A valuation of $210 million for the Merger is reasonable when comparing the combined value of Lyneer with the SeqLL public company.

CONCLUSION & FINAL ASSESSMENT

The Merger provides the SeqLL shareholders with an opportunity to monetize their ownership in SeqLL from its existing research business to a larger staffing services model that will command a larger market capitalization. As of May 19, 2023, the five-day average common stock price of 39 cents reflects a market capitalization of $5.4 million. SeqLL had a net loss of approximately $1.7 million for the three months ending March 31, 2023. The Merger provides SeqLL shareholders with $12 million in stock in a staffing services business with a valuation of approximately $138 million which does not include the $60 million cash consideration. In addition, the SeqLL shareholders will receive a cash dividend of approximately $4.5 million or about 83% of SeqLL’s current market capitalization. The cash dividend is paid after all debt and liabilities owed by SeqLL have been satisfied, other than the St. Laurent Note. SeqLL’s long term lease obligations will be transferred to Newco so no contingent liabilities should arise from its legacy business. SeqLL delivers a free and clear Nasdaq company to an established and profitable staffing services business poised for growth.

OPINION

The Merger of the public company with Lyneer for the consideration provided to the SeqLL common shareholders is fair from a financial point of view.

Sincerely yours,
McKim & Company LLC
By:	/s/ James J. Cahill
James J. Cahill
Managing Member

Annex C-5

Annex D

VOTING PROXY AGREEMENT

THIS VOTING PROXY AGREEMENT (this “Agreement”), dated as of May 29, 2023, by and among each of the undersigned individuals (each a “SeqLL Shareholder” and together, the “SeqLL Shareholders”), and Daniel Jones (the “Proxyholder”).

RECITALS:

WHEREAS, concurrently with the execution and delivery of this Agreement, IDC Technologies, Inc., a California corporation (“IDC”) and Lyneer Management Holdings LLC, a Delaware limited liability company (“Lyneer Management Holdings,” and together with IDC, the “Sellers”) entered into an Agreement and Plan of Reorganization as of May 29, 2023 (the “Merger Agreement”), with Atlantic Merger LLC (“Atlantic Merger Sub”), a Delaware limited liability company and wholly-owned subsidiary of Atlantic Acquisition Corp. (“Atlantic”), the Atlantic Shareholders, SeqLL, Inc., a Delaware corporation (“SeqLL”), Lyneer Merger LLC, a Delaware limited liability company and a wholly-owned subsidiary of SeqLL (“Purchaser Sub”) and Lyneer Investments, LLC, a Delaware limited liability company (the “Company”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Purchaser Sub with and into the Company, with the Company being the surviving entity in such merger;

WHEREAS, as of the date hereof, each SeqLL Shareholder is the record and/or “beneficial owner” (within the meaning of Rule 13d- 3 under the 1934 Act) of the number of shares of common stock, par value $0.0001 per share, of SeqLL (the “SeqLL Stock”) set forth next to such SeqLL Shareholder’s name on Schedule A hereto, being all of the shares of SeqLL Stock owned of record or beneficially by such SeqLL Shareholder as of the date hereof (with respect to such SeqLL Shareholder, the “Owned Shares,” and the Owned Shares together with any additional shares of SeqLL Stock and any additional Equity Interests in SeqLL that such SeqLL Shareholder holds or may acquire record and/or beneficial ownership of after the date hereof, such SeqLL Shareholder’s “Covered Shares”);

WHEREAS, the board of directors of SeqLL (the “SeqLL Board”) has (a) determined that the Merger Agreement and the Ancillary Documents to which SeqLL is or will be a party and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the SeqLL and its stockholders, (b) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, in accordance with the requirements of the DGCL and (c) resolved to recommend approval and adoption of the Merger Agreement by the stockholders of SeqLL; and

WHEREAS, except as stated herein, all defined terms in this Agreement are as defined in the Merger Agreement;

WHEREAS, each of the undersigned SeqLL Shareholders, pursuant to the terms of this Agreement, immediately following the execution of the Merger Agreement and until the termination of the Merger Agreement, in accordance with its terms (the “Term”), the Proxyholder shall exercise voting control over the Covered Shares with respect to the Voting Control Rights (as defined below); and

WHEREAS, each SeqLL Shareholder hereunder appoints the Proxyholder as its authorized proxyholder to exercise any and all of its rights with respect to vote the Covered Shares (a) in favor (i) the Merger and the approval and adoption of the Merger Agreement, including any amended and restated Merger Agreement or amendment to the Merger Agreement that increases the Merger Consideration or otherwise is or results in the Merger Agreement being more favorable to any party than the Merger Agreement in effect as of the date of this Agreement, (ii) except as provided below, each of the other matters to be submitted for approval by the stockholders of SeqLL pursuant to Section 4.6(a) of the Merger Agreement and/or (iii) the approval of any proposal to adjourn or postpone any meeting of the stockholders of SeqLL to a later date if there are not sufficient votes for adoption of the Merger Agreement and all of such other proposals on the date on which such meeting is held; provided, however, that such right shall not include the right to vote in favor of the Asset Purchase Agreement or the transactions contemplated thereby (the “Voting Control Rights”), and the Proxyholder agrees to such joint appointment on the terms hereunder.

Annex D-1

NOW, THEREFORE, in consideration of the mutual promises set forth below (the mutuality, adequacy and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

ARTICLE 1

PROXY

SECTION 1.01. Voting Control Rights; Irrevocable Proxy.

(a)         During the Term, each SeqLL Shareholder hereby irrevocably constitutes and appoints the Proxyholder, as its true and lawful attorney, agent and proxy for and in its name, place and stead, with the exclusive right to vote such SeqLL Shareholder’s Covered Shares, in such Proxyholder’s sole and absolute discretion, at the Special Meeting, at any and all adjournments thereof, and on any other occasion in respect of which the consent of each SeqLL Shareholder hereunder relating to the Voting Control Rights may be given or may be requested or solicited by the board of directors of SeqLL as otherwise as contemplated by the Merger Agreement (other than the Asset Purchase Agreement) and the Governing Documents of SeqLL, and each SeqLL Shareholder hereunder hereby ratifies and confirms all that the Proxyholder may do by virtue hereof. Each SeqLL Shareholder hereunder agrees with the Proxyholder that, without the prior written consent of the Proxyholder, it will not, so long as this Agreement shall be in effect, take any action with respect to the Voting Control Rights, appoint any person other than the Proxyholder as its attorney, agent or proxy with respect to such Voting Control Rights, or take any action inconsistent with the appointment of the Proxyholder as its lawful attorney, agent and proxy, or the exercise by the Proxyholder of the powers granted to it, hereunder. The vote of the Proxyholder shall control in any conflict between a vote with respect to the Covered Shares by the Proxyholder and a vote or action by a SeqLL Shareholder with respect to Covered Shares owned by such SeqLL Shareholder.

(b)         The powers granted pursuant to this Section 1.01, and the proxy granted pursuant hereto, are coupled with an interest and shall be irrevocable during the term of this Agreement.

(c)         Notwithstanding the foregoing, the Proxyholder shall not be entitled to exercise any right and powers of the SeqLL Shareholders except as permitted under and in accordance with the terms of this Agreement. Except as expressly set forth in this Agreement, nothing contained in this Agreement shall be deemed to vest in the Proxyholder any direct or indirect ownership or incidence of ownership of or with respect to any SeqLL Shares owned by SeqLL Shareholders.

SECTION 1.02. Acceptance of Appointment. The Proxyholder accepts its appointment as the Proxyholder for the term of this Agreement and agrees to serve in such capacity pursuant to the terms hereof.

SECTION 1.03. Death or Disability. In the event that the Proxyholder should die or be otherwise be unable to perform his obligations hereunder due to lasting illness or disability, the SeqLL Shareholders shall jointly appoint a new Proxyholder as his successor.

SECTION 1.04. Compensation. Except for reimbursement of expenses as set forth above, the Proxyholder shall not be entitled to any compensation for his services as Proxyholder hereunder.

SECTION 1.05. Limitations on Voting. The Proxyholder may not exercise the Voting Control Rights for any action or any conduct that is illegal under applicable laws or otherwise may be in breach of the Merger Agreement.

SECTION 1.06. Notice of Action. The Proxyholder will give notice to each of the Sellers’ Shareholders hereunder of any action taken pursuant to and in accordance with the Voting Control Agreement.

ARTICLE 2

MISCELLANEOUS

SECTION 2.01. Remedies. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Annex D-2

SECTION 2.02. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile) and shall be deemed to have been duly given or made if sent by facsimile, delivered personally, sent by electronic mail (provided confirmation of transmission is electronically generated and kept on file by the sending party) or sent by registered or certified mail (postage prepaid, return receipt requested) to such party at its address or facsimile number set forth on the signature pages hereof, or such other address or facsimile number as such party may hereinafter specify for the purpose to the party giving such notice. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

SECTION 2.03. Waivers; Amendments. No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed, by the party or parties against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by each of the parties hereto.

SECTION 2.04. Termination. This Agreement shall terminate and be of no further force and effect on the earliest to occur of (i) expiration of the Term or (iii) upon written notice from the Proxyholder of his termination of this Agreement.

SECTION 2.05 Successors and Assigns; Third Party Rights. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any entity other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 2.06. Applicable Law; Submission to Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts-of-laws principles that would require the application of any other law. WITH RESPECT TO A PROCEEDING IN ANY SUCH COURT, EACH OF THE PARTIES IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING.

SECTION 2.07. Recitals. Each of the Recitals hereunder are incorporated as parts of this Agreement.

SECTION 2.08. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

SECTION 2.09. Entire Agreement. This Agreement, in conjunction with those additional references made herein, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all negotiations, prior discussions, or prior agreements and understandings.

SECTION 2.10. Attorneys’ Fees. If any party hereto shall bring an action against any other by reason of the breach of any covenant, provision or condition hereof, or otherwise arising out of this Agreement, the unsuccessful party shall pay to the prevailing party all attorneys’ fees and costs actually incurred by the prevailing party, in addition to any other relief to which it may be entitled.

SECTION 2.11. Death or Disability. In the event that the Proxyholder should die or be otherwise be unable to perform his obligations hereunder due to lasting illness or disability, the Atlantic Shareholders shall jointly appoint as a new Proxyholder such individual as appointed by the Selling Shareholders pursuant to the Voting Proxy Agreement.

SECTION 2.12. Costs and Expenses. The Proxyholder is expressly authorized to incur and pay such reasonable costs, expenses, and other charges of every kind and nature whatsoever incurred in connection with this Agreement, and in administering the Voting Control Rights created hereby and in enforcing or defending the validity of this Agreement or any part hereof, as the Proxyholder deems necessary and proper.

Annex D-3

SECTION 2.13. Indemnity of the Proxyholder. Notwithstanding anything to the contrary set forth herein, the Proxyholder shall not be required to perform any act, matter or thing or incur any liability or expense under this Agreement without such further indemnity as the Proxyholder from time to time may request from the SeqLL Shareholders.

SECTION 2.14. Evidence of Ownership of Certificates. The Proxyholder, at any time and for all purposes whatsoever, may deem and treat the then registered or record owner of any SeqLL Shares as the absolute owner thereof and of the entire right, title and interest represented thereby, and the Proxyholder shall not be affected by any notice to the contrary.

SECTION 2.15. Filing of Copy of Agreement with SeqLL. An executed copy of this Agreement shall be filed in the office of SeqLL and be subject to inspection by SeqLL Shareholders.

SECTION 2.16 Waivers; Amendments. No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed, by the party or parties against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by each of the parties hereto.

SECTION 2.17 No Agreement as Director or Officer. SeqLL Shareholder has entered into this Agreement solely in his or its capacity as the record and beneficial owner of the Owned Shares (and not in any other capacity, including any capacity as a director or officer of SeqLL or its subsidiaries). Nothing in this Agreement: (a) will limit or affect any actions or omissions taken by any SeqLL Shareholder in his capacity as a director or officer of SeqLL or its subsidiaries, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit, or restrict any SeqLL Shareholder from exercising his fiduciary duties as a director or officer to SeqLL, its subsidiaries or their respective stockholders.

SECTION 2.18. Counterparts. This Agreement may be executed in any number of identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties; provided that a facsimile or electronic signature (including documents in Adobe PDF format) shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or electronic signature.

SECTION 2.19. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

[Signature Page Follows]

Annex D-4

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PROXYHOLDER:
/s/ Daniel Jones
Daniel Jones

[Signatory Pages for each SeqLL Shareholder to follow]

Annex D-5

THE SEQLL SHAREHOLDERS:
/s/ Daniel Jones
Daniel Jones
James P. Miscoll Bypass Trust
By:	/s/ Douglas Miscoll
Douglas Miscoll
/s/ Douglas Miscoll
Douglas Miscoll
/s/ Eleanor C. St. Laurent
Eleanor C. St. Laruent
/s/ Georges C. St. Laurent
Georges C. St. Laurent
The Georges C. St. Laurent Jr. Trust
By:	/s/ Georges C. St. Laurent
Georges C. St. Laurent Jr., Trustee
St. Laurent Investments, LLC
By:	/s/ Alex St. Laurent
Alex St. Laurent, President
/s/ Alexander M. St. Laurent
Alexander M. St. Laurent
/s/ Wendy St. Laurent
Wendy St. Laurent
William C. S t. Laurent Descendants’ Trust
By:	/s/ William St. Laurent
William St. Laurent, Trustee
/s/ Nicolas St. Laurent
Nicolas St. Laurent

Annex D-6

Schedule A

SeqLL Shareholder	Shares of Common Stock
Daniel Jones	2,392,365
James P. Miscoll Bypass Trust	42,229
Douglas Miscoll	54,729
Eleanor C. St. Laurent	168,918
Georges C. St. Laurent	422,297
The Georges C. St. Laurent Jr. Trust	26,666
St. Laurent Investments, LLC	1,008,687
Alexander M. St. Laurent	222,000
Wendy St. Laurent	744,243
William C. St. Laurent Descendants’ Trust	1,116,344
Nicolas C. St. Laurent	222,000

Annex D-7

SEQLL SEQUENCE THE LOWER LIMIT SEQLL INC. 3 FEDERAL STREET THIRD FLOOR BILLERICA, MA 01821 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V19423-S68094 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. SEQLL INC. The Board of Directors recommends you vote FOR the following proposals: 1. Approve the Merger Proposal. 2. Approve the Board of Directors Proposal. 3. Approve the Reverse Stock Split Proposal. 4. Approve the Name Change Proposal. 5. Approve the Authorized Share Proposal. 6. Approve the Equity Plan Proposal. 7. Approve the Asset Sale Proposal. For Against Abstain NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V19424-S68094 SEQLL INC. Special Meeting of Stockholders [TBD], 2023 [TBD] This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Daniel Jones and Jacqueline Bernadeau, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SEQLL INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [TBD], EDT, on [TBD], 2023, at the offices of SEQLL INC., 3 Federal Street, Third Floor, Bellerica, MA 01821, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side